As filed with the Securities and Exchange Commission on July 6, 2007.

Registration No. 333-

Post-Effective Amendment to Registration Nos. 333-139538 and 333-143282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	6200	36-4459170
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen M. Cronin, Esq.

Managing Director, General Counsel and Corporate Secretary

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rodd M. Schreiber, Esq. Susan S. Hassan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, Illinois 60606 (312) 407-0700	Bernard W. Dan President and Chief Executive Officer CBOT Holdings, Inc. 141 West Jackson Boulevard Chicago, Illinois 60604 (312) 435-3500	Scott J. Davis, Esq. Bruce F. Perce, Esq. Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement, satisfaction or waiver of the other conditions to closing of the merger described herein, and consummation of the merger.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.01 per share	1,349,476	N/A	$504,434,176	$15,487

(1)	The maximum number of shares of CME Holdings Class A common stock estimated to be issuable upon the completion of the merger described herein, calculated as the product of: (A) 53,979,045 and (B) an exchange ratio of 0.3750, reduced by the 18,892,666 shares of Class A common stock that CME Holdings previously registered on its registration statement on Form S-4, as amended (File No. 333-139538), initially filed with the Securities and Exchange Commission on December 21, 2006, and on its registration statement on Form S-4 (File No. 333-143282), initially filed with the Securities and Exchange Commission on May 25, 2007 (the “Prior S-4 Registration Statements”). This number is based on the number of shares of CBOT Holdings Class A common stock outstanding, or reserved for issuance under various plans, as of June 30, 2007, and the exchange of each share of CBOT Holdings Class A common stock and share of CBOT Holdings Class A common stock reserved for issuance under various plans, for shares of CME Holdings Class A common stock pursuant to the formula set forth in the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and Board of Trade of the City of Chicago, Inc., as amended as of December 20, 2006, May 11, 2007, June 14, 2007 and July 6, 2007. Includes rights to acquire Series A Junior Participating Preferred Stock pursuant to CME Holdings’ rights plan.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value of shares of CBOT Holdings Class A common stock (the securities to be exchanged in the merger) in accordance with Rule 457(c) under the Securities Act as follows: (A) the product of $203.30, the average of the high and low prices per share of CBOT Holdings Class A common stock on July 3, 2007 as quoted on the New York Stock Exchange, multiplied by (B) 53,979,045, the maximum number of shares of CBOT Holdings Class A common stock which may be exchanged in the merger, less the $10,469,505,673 that was used to calculate the registration fees on the Prior S-4 Registration Statements.

(3)	Calculated by multiplying the estimated aggregate offering price of securities by 0.00003070.

Pursuant to Rule 429 under the Securities Act of 1933, this registration statement also relates to the 18,892,666 shares of common stock that CME Holdings previously registered on the Prior S-4 Registration Statements. This registration statement also constitutes a post-effective amendment to the Prior S-4 Registration Statements. Upon effectiveness, this registration statement, together with the Prior S-4 Registration Statements, will relate to an aggregate of 20,242,142 shares of CME Holdings Class A common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement includes the second supplement (the “second supplement”) to the definitive joint proxy statement/prospectus, dated June 5, 2007, of Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc. that was first mailed to stockholders on or about June 8, 2007 (the “joint proxy statement/prospectus”). This second supplement amends and supplements the joint proxy statement/prospectus and the first supplement to the joint proxy statement/prospectus, dated June 17, 2007, that was first mailed to stockholders on or about June 18, 2007 (the “first supplement”). The joint proxy statement/prospectus and the first supplement are included in this registration statement immediately following the second supplement.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the second supplement together with the joint proxy statement/prospectus and the first supplement included in this registration statement constitutes a combined joint proxy statement/prospectus relating to (i) this registration statement on Form S-4, (ii) registration statement on Form S-4, as amended (File No. 333-139538), initially filed with the Securities and Exchange Commission on December 21, 2006 and (iii) registration statement on Form S-4 (File No. 333-143282), initially filed with the Securities and Exchange Commission on May 25, 2007. This registration statement also constitutes a post-effective amendment to the Prior S-4 Registration Statements. Upon effectiveness, this registration statement, together with the Prior S-4 Registration Statements, will relate to an aggregate of 20,242,142 shares of CME Holdings Class A common stock.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JULY 6, 2007

The information in this document is not complete and may be changed. We may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SECOND SUPPLEMENT, DATED JULY 6, 2007

(To Joint Proxy Statement/Prospectus, Dated June 5, 2007)

Dear Stockholders and Members:

On or about June 8, 2007, we mailed a definitive joint proxy statement/prospectus to stockholders of Chicago Mercantile Exchange Holdings Inc., or “CME Holdings,” stockholders of CBOT Holdings, Inc., or “CBOT Holdings,” and members of Board of Trade of the City of Chicago, Inc., or “CBOT,” relating to the special meetings of stockholders of CME Holdings and CBOT Holdings scheduled for July 9, 2007 to consider and vote on the merger of the two companies and the special meeting of members of CBOT scheduled for July 9, 2007 to obtain approval for certain matters related to the merger. Upon consummation of the merger, the combined company will be renamed CME Group Inc., or “CME Group.” CBOT will become a subsidiary of CME Group following the merger.

On or about June 18, 2007, we mailed to stockholders of CME Holdings and CBOT Holdings and members of CBOT a supplement to the joint proxy statement/prospectus with respect to the third amendment, dated June 14, 2007, to the merger agreement that the parties entered into on October 17, 2006, as amended, which, among other things, allowed for the one-time, conditional special cash dividend in the amount of $9.14 per share of CBOT Holdings Class A common stock that was declared by CBOT Holdings on June 25, 2007 and is payable to the holders of record of CBOT Holdings Class A common stock as of the close of business on July 5, 2007, subject to the satisfaction of certain conditions, contained provisions regarding the “exercise rights” held by certain members of CBOT to become a member of Chicago Board of Options Exchange, Inc., or “CBOE,” and extended the period of time during which former CBOT Holdings directors will be designated to serve on the board of directors of CME Group.

On July 6, 2007, the parties further amended the terms of the merger agreement to increase the exchange ratio in connection with the merger from 0.3500 to 0.3750 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock held at the time the merger is completed. A copy of the amendment to the merger agreement is attached as Annex A to this second supplement. Other than the increase in the exchange ratio, there have been no other changes to the terms of the merger. Based on the number of shares of common stock of CME Holdings and CBOT Holdings outstanding on July 5, 2007, the last trading day prior to the public announcement of the further revised terms of the merger, immediately after the completion of the merger, CME Holdings stockholders will own approximately 64% of the common stock of CME Group and the CBOT Holdings Class A stockholders immediately prior to the merger will own approximately 36% of the common stock of CME Group.

We urge you to read this document and, if you have not done so already, to read the joint proxy statement/prospectus, dated June 5, 2007, and the first supplement thereto, dated June 17, 2007, both of which, except as revised or supplemented by this document, remain in full force and effect. Copies of the joint proxy statement/prospectus and the first supplement immediately follow this second supplement beginning on page S-40 and S-41, respectively.

THE PLACES, DATES AND TIMES OF THE SPECIAL STOCKHOLDER AND MEMBER MEETINGS HAVE NOT CHANGED AND ARE AS FOLLOWS:

For CME Holdings stockholders:	For CBOT Holdings Class A stockholders:	For CBOT members:
UBS Tower - The Conference Center One North Wacker Drive Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 2:30 p.m., Chicago time

Every vote is important. Whether or not you plan to attend your company’s special meeting, please take the time to vote by following the instructions on the WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members) that was enclosed with the first supplement sent to you on or about June 18, 2007. If you previously submitted a proxy for the meetings on July 9, 2007, and you wish to change your vote, you may do so by following the instructions described in this second supplement and the joint proxy statement/prospectus.

We enthusiastically support this combination of our companies and join with our boards in recommending that our stockholders vote “FOR” the adoption of the merger agreement, and that CBOT members vote “FOR” the matters related to the merger as described in the joint proxy statement/prospectus, the first supplement thereto and this second supplement.

Sincerely,	Sincerely,

Terrence A. Duffy	Charles P. Carey
Executive Chairman Chicago Mercantile Exchange Holdings Inc.	Chairman CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.

For a discussion of risk factors that you should consider in evaluating the merger and the other matters on which you are being asked to vote, see “RISK FACTORS” beginning on page 26 of the joint proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger and other transactions described in this document nor have they approved or disapproved the issuance of the CME Holdings Class A common stock to be issued in connection with the merger, or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

UPDATE TO CERTAIN FREQUENTLY USED TERMS

Unless otherwise specified or if the context so requires:

•

“amended merger agreement” refers to the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006, May 11, 2007, June 14, 2007 and July 6, 2007, and as it may be further amended from time to time.

•

“joint proxy statement/prospectus” refers to the joint proxy statement/prospectus included in the Registration Statement on Form S-4, File No. 333-143282, filed by CME Holdings with the Securities and Exchange Commission, or the “SEC,” and declared effective by the SEC on June 5, 2007, and mailed to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007.

•

“first supplement” refers to the supplement to the joint proxy statement/prospectus, dated June 17, 2007 and mailed to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 18, 2007.

•	“joint proxy statement/prospectus, as supplemented” refers to the joint proxy statement/prospectus, as supplemented by the first supplement.

IMPORTANT INFORMATION

The joint proxy statement/prospectus, first supplement, this second supplement and other documents filed by CME Holdings and CBOT Holdings with the SEC are available for you to review at the public reference room of the SEC located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain documents filed by CME Holdings and CBOT Holdings, excluding exhibits to those documents, without charge by requesting them from the appropriate company in writing or by telephone at the following addresses and telephone numbers:

Chicago Mercantile Exchange Holdings Inc. 20 South Wacker Drive Chicago, Illinois 60606 (312) 930-1000 Attention: Investor Relations www.cme.com/about/invest	CBOT Holdings, Inc. 141 West Jackson Boulevard Chicago, Illinois 60604 (312) 435-3500 Attention: Investor Relations www.cbot.com

No person is authorized to give any information or to make any representation with respect to the matters that this document describes other than those contained in this document, and, if given or made, the information or representation must not be relied upon as having been authorized by CME Holdings or CBOT Holdings. This document does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this document nor any distribution of securities made under this document shall, under any circumstances, create an implication that there has been no change in the affairs of CME Holdings or CBOT Holdings since the date of this document or that the information contained herein is correct as of any time subsequent to the date of this document.

See “Where You Can Find More Information” beginning on page S-38.

SUMMARY	S-1
Update to Questions and Answers About the Merger	S-1
FORWARD-LOOKING STATEMENTS	S-4
UPDATE TO THE MERGER	S-5
Update to Background of the Merger	S-5
Update to CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors	S-9
Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors	S-10
Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee	S-12
Opinion of Lehman Brothers, Financial Advisor to CME Holdings	S-13
Opinion of William Blair, Financial Advisor to CME Holdings	S-20
UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR CME GROUP	S-27
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR CME GROUP	S-31
WHERE YOU CAN FIND MORE INFORMATION	S-38
JOINT PROXY STATEMENT PROSPECTUS, DATED AS OF JUNE 5, 2007	S-40
FIRST SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS, DATED AS OF JUNE 17, 2007	S-41

ANNEXES
ANNEX A—Amendment No. 4 to Agreement and Plan of Merger, dated as of October 17, 2006, as amended as of December 20, 2006, May 11, 2007 and June 14, 2007	A-1
ANNEX B—Opinion of Lehman Brothers, dated as of July 6, 2007	B-1
ANNEX C—Opinion of William Blair, dated as of July 6, 2007	C-1

SUMMARY

This second supplement amends and supplements the joint proxy statement/prospectus and the first supplement mailed to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007 and June 17, 2007, respectively. Copies of the joint proxy statement/prospectus and the first supplement are included immediately following this second supplement beginning on page S-40 and S-41, respectively. To the extent information in this second supplement differs from, updates or conflicts with information contained in the joint proxy statement/prospectus, as supplemented, the information in this second supplement governs. You should carefully read this entire second supplement and the joint proxy statement/ prospectus, as supplemented, to fully understand the merger and the related transactions.

Update to Questions and Answers About the Merger

Q:	What terms of the merger changed in the amended merger agreement?

A:	The merger consideration for each share of CBOT Holdings Class A common stock increased from 0.3500 shares of CME Holdings Class A common stock to 0.3750 shares of CME Holdings Class A common stock. Based on the number of shares of common stock of CME Holdings and CBOT Holdings outstanding on July 5, 2007, the last trading day prior to the public announcement of the further revised terms of the merger, immediately after the completion of the merger, CME Holdings stockholders will own approximately 64% of the common stock of CME Group and the CBOT Holdings Class A stockholders immediately prior to the merger will own approximately 36% of the common stock of CME Group. Other than the increase in the exchange ratio, there have been no other changes to the terms of the merger.

Q:	Has there been any change to the date or locations of the special meetings?

A:	No, each of the CME Holdings, CBOT Holdings and CBOT special meetings will still be held on July 9, 2007 as detailed below.

The CME Holdings special meeting will be held at UBS Tower—The Conference Center, One North Wacker Drive, Chicago, Illinois, on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CME Holdings Class A and Class B common stock at the close of business on May 29, 2007, the record date for the CME Holdings special meeting, are invited to attend the special meeting.

The CBOT Holdings special meeting will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CBOT Holdings Class A common stock at the close of business on May 29, 2007, the record date for the CBOT Holdings special meeting, are invited to attend the special meeting.

The CBOT special meeting of members will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 2:30 p.m., Chicago time. Although only holders of Series B-1 and Series B-2 memberships in CBOT at the close of business on May 29, 2007, the record date for the special meeting, are entitled to vote at the special meeting, all holders of memberships in CBOT as of the record date are invited to attend the special meeting.

Q:	If I have not already voted, what do I need to do now in order to vote?

A:	Please respond as soon as possible so that your shares or membership interests, as the case may be, will be represented and voted at your special meeting.

S-1

CME Holdings stockholders of record can vote:

•

Online—by going to www.proxyvote.com and following the steps described on that website to vote your shares of CME Holdings common stock. Have the WHITE PROXY CARD previously sent to you in hand when you access the web site because you will have to enter the control number printed on your WHITE PROXY CARD. Online voting is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting). If you vote online, do not return your proxy card(s).

•

Telephone—by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on the WHITE PROXY CARD previously sent to you and to follow the subsequent instructions. Telephone voting is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting). If you vote by telephone, do not return your proxy card(s).

•

Hand Delivery—by completing, signing and dating the WHITE PROXY CARD previously sent to you. Given the time required to receive cards sent by mail, you should vote online or by phone, or hand deliver your completed WHITE PROXY CARD to CME Holdings at the CME Holdings special meeting in order to ensure that your vote is counted.

If you hold your CME Holdings shares through a bank, broker, custodian or other recordholder, please refer to your proxy card or the information forwarded by your bank, broker, custodian or other recordholder to see which options are available to you.

CBOT Holdings stockholders of record can vote:

•

Online—by going to http://proxy.georgeson.com and following the steps described on that website to vote your shares of CBOT Holdings common stock. Have the WHITE PROXY CARD previously sent to you in hand when you access the web site because you will have to enter the control number printed on your WHITE PROXY CARD. Online voting is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting). If you vote online, do not return your proxy card(s).

•

Telephone—by calling the toll-free number 1-800-732-4052 in the United States and Canada on a touch-tone phone. You will then be prompted to enter the control number printed on the WHITE PROXY CARD previously sent to you and to follow the subsequent instructions. Telephone voting is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting). If you vote by telephone, do not return your proxy card(s).

•

Hand Delivery—by completing, signing and dating the WHITE PROXY CARD previously sent to you. Given the time required to receive cards sent by mail, you should vote online or by phone, or hand deliver your completed WHITE PROXY CARD to CBOT Holdings at the CBOT Holdings special meeting in order to ensure that your vote is counted.

If you hold your CBOT Holdings shares through a bank, broker, custodian or other recordholder, please refer to your proxy card or the information forwarded by your bank, broker, custodian or other recordholder to see which options are available to you.

CBOT Series B-1 and B-2 members of record can vote:

•

Online—by going to http://proxy.georgeson.com and following the steps described on that website to vote your CBOT memberships. Have the BLUE PROXY CARD previously sent to you in hand when you access the web site because you will have to enter the control number printed on your BLUE PROXY CARD. Online voting is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting). If you vote online, do not return your proxy card(s).

S-2

•

Telephone—by calling the toll-free number 1-800-786-8302 in the United States and Canada on a touch-tone phone. You will then be prompted to enter the control number printed on the BLUE PROXY CARD previously sent to you and to follow the subsequent instructions. Telephone voting is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting). If you vote by telephone, do not return your proxy card(s).

•

Hand Delivery—by completing, signing and dating the BLUE PROXY CARD previously sent to you. Given the time required to receive cards sent by mail, you should vote online or by phone, or hand deliver your completed BLUE PROXY CARD to representatives of Georgeson, Inc., CBOT’s proxy solicitor, who will be on site at CBOT on Friday, July 6, 2007 and Monday July 9, 2007 until prior to the time of the CBOT special meeting, or to CBOT at the CBOT special meeting in order to ensure that your vote is counted.

Q:	What if I already voted? Do I need to vote again? What if I want to change my vote?

A:	If you previously submitted a proxy for the meetings on July 9, 2007, you do not need to submit another proxy or take any other action unless you desire to change your previous vote.

You may change your vote at any time before your proxy is voted at your special meeting. If you are the record holder of your shares or membership interests, as the case may be, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new valid proxy bearing a later date by Internet or telephone or by mail. Third, you can attend the applicable special meeting and vote in person. Given the time required to receive notices or cards sent by mail, you should vote by Internet or by phone, or hand deliver your completed proxy card to your company at its respective special meeting in order to ensure that your vote is counted. Attendance at any of the meetings will not in and of itself constitute revocation of a proxy. If you hold shares of CME Holdings Class A common stock or CBOT Holdings Class A common stock in “street name,” you should contact your broker or bank to give it instructions to change your vote.

If you are a CME Holdings stockholder and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or new WHITE PROXY CARD to CME Holdings c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, and it must be received prior to the special meeting. Given the time required to receive notices or cards sent by mail, you should vote online or by phone, or hand deliver your completed WHITE PROXY CARD to CME Holdings at the CME Holdings special meeting in order to ensure that your vote is counted.

If you are a CBOT Holdings Class A stockholder and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or new WHITE PROXY CARD to CBOT Holdings c/o Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646, and it must be received prior to the special meeting. Given the time required to receive notices or cards sent by mail, you should vote online or by phone, or hand deliver your completed WHITE PROXY CARD to CBOT Holdings at the CBOT Holdings special meeting in order to ensure that your vote is counted.

If you are a CBOT member and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or new BLUE PROXY CARD to CBOT c/o Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646, and it must be received prior to the special meeting. Given the time required to receive notices or cards sent by mail, you should vote online or by phone, or hand deliver your completed BLUE PROXY CARD to representatives of Georgeson, Inc., CBOT’s proxy solicitor, who will be on site at CBOT on Friday, July 6, 2007 and Monday July 9, 2007 until prior to the time of the CBOT special meeting, or to CBOT at the CBOT special meeting in order to ensure that your vote is counted.

S-3

FORWARD-LOOKING STATEMENTS

This document contains a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook, and business prospects of CME Holdings, CBOT Holdings and CME Group and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of either CME Holdings or CBOT Holdings to predict results or actual effects of its plans and strategies, or those of CME Group, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” in the joint proxy statement/prospectus and those discussed under “Forward-Looking Statements” in the joint proxy statement/prospectus.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to CME Holdings or CBOT Holdings or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, CME Holdings and CBOT Holdings undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

S-4

UPDATE TO THE MERGER

Update to Background of the Merger

Throughout the period from June 14, 2007 to the announcement of the amended merger agreement, members of management and the board of directors of CME Holdings and CBOT Holdings and their respective proxy solicitors had numerous discussions with various stockholders of CME Holdings and CBOT Holdings and members of CBOT regarding the terms of the merger.

On June 21, 2007, CBOE issued an information circular to its members announcing that it and IntercontinentalExchange, Inc., or “ICE,” had entered into an amendment to the ICE/CBOE settlement agreement regarding the exercise rights of CBOT members to become members in CBOE. According to the information circular, CBOE and ICE agreed to amend the ICE/CBOE agreement such that the meeting of CBOE’s membership to approve the transactions contemplated by the ICE/CBOE agreement scheduled for July 3, 2007 would not be held until later in July.

On June 25, 2007, ICE announced that it had filed a definitive proxy statement with the SEC to solicit proxies from CBOT Holdings stockholders to vote against the merger and had commenced the mailing of its definitive proxy materials to CBOT Holdings stockholders and CBOT members.

On June 25, 2007, the CME Holdings transaction committee held a meeting, together with members of management and representatives of Skadden, Arps, Slate, Meagher & Flom LLP, or “Skadden, Arps,” its legal advisor, and representatives of Lehman Brothers Inc., or “Lehman Brothers,” and William Blair & Company, L.L.C., or “William Blair,” its financial advisors, during which the transaction committee discussed CME Holdings’ and the proxy solicitors’ communications with stockholders of CME Holdings and CBOT Holdings and members of CBOT and the results of the parties’ proxy solicitation efforts. At the meeting, the transaction committee also discussed potential enhancements to the terms of the amended merger agreement, including an increase in the exchange ratio.

On June 27, 2007, CME Holdings and CBOT Holdings announced that proxy advisory firm Institutional Shareholder Services recommended that CME Holdings stockholders and CBOT Holdings stockholders vote “FOR” the merger agreement at the special meetings scheduled for July 9, 2007.

On June 28, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to further discuss the parties’ communications with stockholders and members and proxy solicitation efforts and potential enhancements to the terms of the amended merger agreement, including an increase in the exchange ratio. Later in the day on June 28, 2007, management of CME Holdings held an informational meeting with members of CBOT to discuss the terms of the merger and related matters.

On June 29, 2007, CBOT Holdings announced that proxy advisory firm Glass Lewis & Co. recommended that CBOT Holdings stockholders vote “FOR” the merger at the CBOT Holdings special meeting scheduled for July 9, 2007.

On July 2, 2007, CME Holdings announced that proxy advisory firms Glass Lewis & Co. and Egan-Jones Ratings Co. recommended that CME Holdings stockholders vote “FOR” the merger at the CME Holdings special meeting scheduled for July 9, 2007.

On July 2, 2007, CBOE filed a proposed rule change with the SEC relating to the exercise rights. According to CBOE, upon completion of the merger, CBOE will grant “temporary membership status” to each CBOT member who has become a CBOE member pursuant to the exercise rights, who we refer to as an “exerciser member,” on July 1, 2007 so long as certain conditions are satisfied, including that the member remain an exerciser member until the completion of the merger. CBOE asserts that the proposed rule is effective

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immediately. Among other conditions, CBOE proposes that persons with “temporary membership status” pay a monthly access fee based on the current lease rates for CBOT Series B-1 memberships. CBOE also proposes that exerciser members do not need to retain the three components necessary to be considered an “eligible full member” to qualify for “temporary membership status.” It also proposes that holders of exercise rights who have not yet used their exercise rights, even if they have the three components, would no longer be able to use those exercise rights.

Also on July 2, 2007, CBOT Holdings announced that proxy advisory firms Proxy Governance Inc. and Egan-Jones Proxy Services recommended that CBOT Holdings stockholders vote “FOR” the merger at the CBOT Holdings special meeting scheduled for July 9, 2007.

In the morning on July 3, 2007, ICE submitted to CBOT Holdings a proposal, including a form of merger agreement executed by ICE, which we refer to as the ICE merger agreement, and related exhibits, providing for a combination of ICE and CBOT Holdings. The ICE merger agreement was substantially the same as the draft merger agreement and related exhibits provided to CBOT Holdings on June 12, 2007 and described on pages S-10 and S-11 of the first supplement. The ICE merger agreement did not change any of the material terms, including the amount or type of consideration, contained in ICE’s draft merger agreement and related exhibits provided to CBOT Holdings on June 12, 2007. In the accompanying letter dated July 3, 2007, ICE stated that it was prepared to consider and discuss additional matters to address CBOT member concerns, including a potential tender offer for Series B-1 and Series B-2 memberships, using Atos Euronext Market Solutions’ clearing system and software to eliminate perceived gaps in ICE’s proposed integration plan and enhancing the terms of its proposal regarding CBOE exercise rights. According to ICE’s letter, if the amended merger agreement with CME Holdings is terminated before 5:00 p.m. Chicago time on July 12, 2007, and if all of the following conditions are satisfied, the ICE merger agreement would be binding on all parties:

•

ICE shall have received, prior to 5:00 p.m. (Chicago time) on July 12, 2007, counterparts of the merger agreement fully executed by CBOT Holdings, CBOT and a newly formed subsidiary of CBOT Holdings, together with a disclosure schedule from CBOT Holdings and CBOT dated as of the date CBOT Holdings and CBOT have returned to ICE their executed counterparts of the merger agreement;

•

There shall have occurred no “Material Adverse Effect” (as defined in the ICE merger agreement) on CBOT Holdings or any events or circumstances that would be reasonably likely to result in a Material Adverse Effect on CBOT Holdings, in each case since October 14, 2006;

•

From and including July 3, 2007, CBOT Holdings shall not have amended or agreed to amend the amended merger agreement with CME Holdings and none of CBOT Holdings, CBOT or CME Holdings shall have waived or agreed to waive any rights under the amended merger agreement with CME Holdings in any material respect, or consented to or agreed to consent to any waiver of the amended merger agreement with CME Holdings in any material respect; and

•

There shall be no matter disclosed in CBOT Holdings’ or CBOT’s disclosure schedules for the ICE merger agreement that was not disclosed in the CBOT Holdings and CBOT disclosure letter corresponding to the amended merger agreement with CME Holdings, which matter has resulted in, or would reasonably be likely to result in, a Material Adverse Effect on CBOT Holdings.

ICE’s letter stated that unless the amended merger agreement with CME Holdings is terminated and CBOT Holdings, CBOT and the new CBOT subsidiary execute and deliver to ICE their counterpart to the ICE merger agreement before 5:00 p.m. (Chicago time) on July 12, 2007, the ICE merger agreement would be null and void regardless of any action or communication of CBOT Holdings and/or CBOT and ICE would have no further obligation under the letter or the ICE merger agreement.

Also on July 3, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their respective legal advisors and CSC Consulting, Inc., the special transaction committee’s independent technology consultant, to review and discuss ICE’s letter. Representatives of CSC provided an analysis of the additional information provided by ICE in its July 3, 2007

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letter with respect to integration planning and the relevance of that information to the concerns previously identified by the special committees as to the proposed integration of CBOT Holdings’ and ICE’s technology and trading and clearing platforms. The special committees, after discussion and consideration of the advice of CSC and their respective legal counsel, concluded that the additional information provided by ICE in connection with its most recently resubmitted proposal, would not cause the special committees to change their prior determination that the ICE proposal could not reasonably be expected to lead to a “Superior Proposal.”

Later in the day on July 3, 2007, the boards of directors of CBOT Holdings and CBOT held special meetings at which management and the legal advisors to CBOT Holdings and CBOT reviewed the terms of the revised ICE proposal. The boards and their legal advisors discussed the fact that the terms of the ICE merger agreement had not changed in any material respect from the draft provided on June 12, 2007. The boards also discussed with their legal advisors and management the additional proposals referred to in ICE’s July 3, 2007 letter and noted that ICE had not resolved the significant risks identified during CBOT Holdings’ comprehensive due diligence conducted of ICE and its trading and clearing platforms. As a result of the foregoing discussions, the CBOT Holdings board unanimously determined that the revised ICE proposal was not a “Superior Proposal” (within the meaning of the amended merger agreement) and could not reasonably be expected to lead to a “Superior Proposal.” The legal advisors also described for the boards the CBOE’s July 2, 2007 proposed rule filing with the SEC related to the CBOE exercise rights.

Also during the day on July 3, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to further discuss the parties communications with stockholders and members and proxy solicitation efforts and a potential increase in the exchange ratio.

During the day on July 5, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to further discuss the parties’ communications with stockholders and members and proxy solicitation efforts and a potential increase in the exchange ratio.

In the evening on July 5, 2007, the CME Holdings board of directors held a special meeting during which the board was updated on the parties’ communications with stockholders and members and proxy solicitation efforts and the board discussed a proposed increase in the exchange ratio. Representatives of Skadden, Arps reviewed for the board the specific terms of the proposed amendment to the amended merger agreement and discussed the board’s fiduciary duties generally in the context of the merger and specifically in light of the proposed increase in the exchange ratio. Representatives from Lehman Brothers and William Blair each provided their respective analyses of the revised proposal and verbally stated their opinions (subsequently confirmed in writing) that based upon and subject to the assumptions, conditions, limitations and other matters discussed and ultimately set forth in the written opinion, the consideration to be paid by CME Holdings in the merger, giving effect to the increase in the exchange ratio and giving effect to the conditional special dividend to be paid by CBOT Holdings and the terms of CME Holdings’ proposal with respect to the “exercise rights” of CBOT members to become a member of CBOE, was fair from a financial point of view to CME Holdings. The board considered and discussed the various presentations made at the meeting and at prior meetings. Following deliberations and reviewing all aspects of the amended merger agreement, the CME Holdings board of directors determined by a vote of 19 for and one against that the merger agreement as amended and the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of CME Holdings and its stockholders and then approved and adopted the amended merger agreement, authorized management to enter into the fourth amendment to the amended merger agreement and resolved to submit the amended merger agreement to CME Holdings stockholders for approval and recommended that CME Holdings stockholders adopt the merger agreement as amended and the transactions contemplated thereby. CME Holdings’ board also authorized the appropriate officers to finalize the fourth amendment to the amended merger agreement and related documentation.

In the evening of July 5, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their financial and respective legal advisors, to review and discuss

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the process for consideration of any enhancements to the amended merger agreement that might be proposed by CME Holdings.

Following the CME Holdings board meeting on July 5, 2007, Mr. Duffy contacted Mr. Charles P. Carey, chairman of CBOT Holdings, by telephone to express CME Holdings’ proposal to increase the exchange ratio from 0.3500 to 0.3750. In the early morning of July 6, 2007, Skadden, Arps provided Mayer, Brown, Rowe & Maw LLP, or “Mayer Brown,” counsel to CBOT Holdings, with a draft of the fourth amendment to the amended merger agreement reflecting CME Holdings’ proposal.

Also in the early morning on July 6, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their legal and financial advisors, to consider the proposed enhancements to the amended merger agreement. The legal advisors reviewed and discussed the form of the fourth amendment. The special committees discussed the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” of the joint proxy statement/prospectus, “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-17 of the first supplement and “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-12 of this second supplement. The special committees adjourned the meeting so that each special committee could meet separately to consider the proposed enhancements to the amended merger agreement.

The CBOT Holdings special transaction committee convened a separate meeting, together with its legal and financial advisors. The special transaction committee discussed the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” of the joint proxy statement/prospectus, “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-17 of the first supplement and “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-12 of this second supplement, and following those discussions, after considering the advice of its legal and financial advisors, unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right. Such stockholders are believed to be a minority of all CBOT Holdings Class A stockholders.

The non-ER members committee convened a separate meeting, together with its legal advisor. The non-ER members committee considered the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” of the joint proxy statement/prospectus, “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-17 of the first supplement and “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-12 of this second supplement, and, after considering the advice of its legal advisors and Lazard, (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

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Later in the morning on July 6, 2007, the boards of directors of CBOT Holdings and CBOT held a meeting, together with the legal and financial advisors to CBOT Holdings and CBOT, to review and discuss the proposed enhancements to the amended merger agreement. Management provided an update on recent developments regarding CME Holdings and CBOT Holdings. Representatives of Mayer Brown discussed the proposed enhancements to the amended merger agreement and the boards’ fiduciary duties generally in the context of the merger and specifically in light of the proposed increase in the exchange ratio.

At the July 6, 2007 meeting, CBOT Holdings’ board, after considering the advice of its legal and financial advisors, unanimously (i) approved the amended merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the amended merger agreement and the transactions contemplated thereby were advisable and fair to and in the best interest of CBOT Holdings and its stockholders, (iii) resolved to submit the amended merger agreement to CBOT Holdings Class A stockholders for their approval and (iv) recommended that CBOT Holdings Class A stockholders adopt the amended merger agreement and the transactions contemplated thereby. CBOT Holdings’ board also authorized the appropriate officers to finalize the fourth amendment to the amended merger agreement.

Also at the July 6, 2007, meeting, following discussion with CBOT Holdings’ management and the boards’ legal and financial advisors, CBOT’s board unanimously (i) approved the amended merger agreement and the transactions contemplated thereby, including the merger and (ii) recommended that the Series B-1 and Series B-2 members approve the repurchase of the share of Class B common stock of CBOT Holdings and the amended and restated certificate of incorporation of CBOT.

Representatives of CME Holdings, CBOT Holdings and CBOT executed the fourth amendment to the amended merger agreement and announced the increase in the exchange ratio through the issuance of a joint press release prior to the open of the U.S. financial markets on July 6, 2007.

Update to CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors

On July 5, 2007, CME Holdings’ board of directors approved the amended merger agreement and determined that the amended merger agreement and the merger were advisable, fair to and in the best interests of CME Holdings and its stockholders. CME Holdings’ board of directors recommends that CME Holdings stockholders vote “FOR” the adoption of the amended merger agreement at the CME Holdings special meeting of stockholders.

In reaching its decision to approve the amended merger agreement and recommend that its stockholders adopt the amended merger agreement, CME Holdings’ board of directors considered a number of factors, including the factors discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CME Holdings’ board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, CME Holdings’ board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by or at the direction of, CME Holdings’ board. In addition, individual directors may have given different weight to different factors. This explanation of CME Holdings’ reasons for the proposed merger with CBOT Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CME Holdings’ board of directors consulted with CME Holdings’ management and its financial and legal advisors and considered a number of factors, including the material factors discussed beginning on page 79 of the joint proxy statement/prospectus, beginning on page S-14 of the

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first supplement and the following material factors, which CME Holdings’ board viewed as generally supporting its determination:

•

the financial analyses presented by Lehman Brothers and William Blair, CME Holdings’ financial advisors, to the CME Holdings board of directors, and their respective opinions, each delivered orally to the CME Holdings board of directors and subsequently confirmed in writing on July 6, 2007, to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in their respective opinions, the consideration to be paid by CME Holdings in the merger, giving effect to increased exchange ratio, was fair, from a financial point of view, to CME Holdings (see the sections entitled “—Opinion of Lehman Brothers, Financial Advisor to CME Holdings” and “—Opinion of William Blair, Financial Advisor to CME Holdings”);

•

the belief that, if CME Holdings increased the exchange ratio from 0.3500 to 0.3750 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock, there would be increased support from stockholders of CBOT Holdings for approving the merger and from members of CBOT for approving the related matters and that such increase would not materially impact the long-term financial benefits of the merger to stockholders of CME Holdings; and

•	the belief that the terms of the amended merger agreement are reasonable.

In addition to the factors described above, the CME Holdings board of directors identified and considered a variety of risks and potentially negative factors in its deliberations concerning the merger, including the factors discussed beginning on page 80 of the joint proxy statement/prospectus, on page S-15 of the first supplement and the costs and potential risks related to the increase in the merger consideration.

The foregoing discussion of the material factors considered by the CME Holdings board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the CME Holdings board of directors.

Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors

On July 6, 2007, CBOT Holdings’ board of directors, by unanimous vote, approved the amended merger agreement and determined that the amended merger agreement and the merger are advisable and fair to and in the best interests of CBOT Holdings and its stockholders. CBOT Holdings’ board of directors unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the adoption of the amended merger agreement at CBOT Holdings’ special meeting of stockholders.

In reaching its decision to approve the amended merger agreement and recommend that its stockholders adopt the amended merger agreement, CBOT Holdings’ board of directors considered a number of factors, including the factors discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CBOT Holdings’ board of directors did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the CBOT Holdings board of directors made its recommendation based on the totality of information presented to, and the investigations conducted by or at the direction of, CBOT Holdings’ board of directors. In addition, individual directors may have given different weight to different factors. This explanation of CBOT Holdings’ reasons for the proposed merger with CME Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CBOT Holdings’ board of directors consulted with CBOT Holdings’ management and its financial and legal advisors and considered a number of factors, including the material factors discussed beginning on page 81 of the joint proxy statement/prospectus, beginning on page S-15 of the

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first supplement and the following material factors, which CBOT Holdings’ board viewed as generally supporting its determination:

•

the increase in the merger consideration from 0.3500 to 0.3750 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock provided significant value to all holders of CBOT Holdings Class A common stock;

•	the fourth amendment did not include an increase in the termination fee or a change in other deal protection measures;

•

the increase in the exchange ratio from 0.3500 to 0.3750 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock was an increase in the merger consideration that JPMorgan had previously determined, based upon and subject to the factors, limitations and assumptions set forth in its written opinion, was fair, from a financial point of view, to CBOT Holdings Class A stockholders. See “Update to the Merger—Opinion of JPMorgan, Financial Advisor to CBOT Holdings” beginning on page S-33 of the first supplement and the opinion of JPMorgan, dated as of June 14, 2007, attached as Annex D to the first supplement.

•

that the special transaction committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOT exercise right or own a membership on CBOE pursuant to such exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

•

that the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

•

the absence of any additional information from, or action by, ICE that in the board’s judgment would mitigate the integration and execution risks previously identified in the section entitled “The Merger—Conclusions Regarding the ICE Proposal” beginning on page 89 in the joint proxy statement/prospectus; and

•	the belief that the terms of the amended merger agreement are reasonable.

Also, CBOT’s board of directors, by unanimous vote, approved on July 6, 2007 the amended merger agreement, and had previously approved the repurchase by CBOT Holdings of the outstanding share of Class B common stock of CBOT Holdings held by the CBOT Subsidiary Voting Trust, the amended and restated certificate of incorporation of CBOT to become effective concurrently with the completion of the merger, and the amended and restated bylaws of CBOT to become effective concurrently with the completion of the merger. CBOT’s board of directors unanimously recommends that CBOT’s Series B-1 members and Series B-2 members vote “FOR” the repurchase of the Class B common stock by CBOT Holdings and “FOR” the amended and restated certificate of incorporation of CBOT.

CBOT’s board of directors, in approving the amended merger agreement, considered, among other factors, many of the factors described above as well as the factors discussed beginning on page 83 of the joint proxy statement/prospectus and beginning on page S-17 of the first supplement.

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The foregoing discussion of the material factors considered by CBOT Holdings’ board of directors and CBOT’s board of directors is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ board and CBOT’s board.

Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee

On July 6, 2007, the special transaction committee unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right. On July 6, 2007, the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Each of the special committees considered a number of factors in reaching its recommendation, including the factors set forth in “—Recommendation of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” in the joint proxy statement/prospectus, those set forth in “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” discussed in the first supplement, and those discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with their evaluation of the transaction, the special committees did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations. The special committees viewed their recommendations as being based on all of the information available and the factors presented to and considered by them. In addition, individual directors serving on the special committees may have given different weight to different factors. This explanation of the reasons for the recommendations of the special committees and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

The special committees considered that the fourth amendment provides for an increase in the exchange ratio from 0.3500 per share to 0.3750 per share. The special committees believe that the increased exchange ratio provides significant additional value to CBOT Holdings Class A stockholders. The increased exchange ratio reflects an approximately 7.1% increase in the implied value of the CME Holdings proposal, based upon the closing stock prices of CBOT Holdings Class A common stock and CME Holdings Class A common stock on July 5, 2007. In addition, based upon the increased exchange ratio, CBOT Holdings Class A stockholders immediately prior to the merger will own approximately 36% of CME Group immediately following the merger and will therefore participate at an increased level in the significant opportunities for long-term growth of CME Group. The special committees also noted that the increased exchange ratio is payable equally to all stockholders.

The special committees also considered the prospects of increasing the exchange ratio beyond that offered by the fourth amendment, and concluded that no material opportunity for increasing the exchange ratio beyond that offered was likely available in the circumstances.

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In reaching their recommendations, the special committees considered the advice of their financial advisor and their respective legal advisors. The special committees independently considered, in consultation with their legal and financial advisors, the factors described in “Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Board of Directors” in this second supplement. Please see “Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page S-10 of this second supplement for a description of these factors.

The foregoing discussion of the material factors considered by the CBOT Holdings’ special transaction committee and non-ER members committee is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ special transaction committee and non-ER members committee.

Opinion of Lehman Brothers, Financial Advisor to CME Holdings

In August 2006, the CME Holdings board of directors engaged Lehman Brothers to act as its financial advisor with respect to pursuing a strategic combination with CBOT Holdings. On each of October 16, 2006, May 10, 2007, and June 14, 2007, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid by CME Holdings to the stockholders of CBOT Holdings in the merger was fair to CME Holdings. Thereafter, at the request of the CME Holdings board of directors, in connection with the board of directors’ review of the amended terms of the transaction, on July 5, 2007, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid in the merger, after giving effect to the special dividend to be paid to CBOT Holdings stockholders and the payment to be made with respect to the “exercise rights” of CBOT members to become a member of CBOE, was fair to CME Holdings.

The full text of Lehman Brothers’ written opinion, dated July 6, 2007, is attached as Annex B to this document. Stockholders are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matters described in this document. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the CME Holdings board of directors in connection with its consideration of the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, CME Holdings’ underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things:

•	the amended merger agreement and the specific terms of the merger, including the special dividend, the exercise rights payment and the post-closing tender offer;

•

publicly available information concerning CME Holdings and CBOT Holdings that Lehman Brothers believed to be relevant to its analysis, including certain periodic reports filed by CME Holdings and CBOT Holdings, including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

•	financial and operating information with respect to the business, operations and prospects of CBOT Holdings furnished to Lehman Brothers by CBOT Holdings and CME Holdings, including (i) financial

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projections of CBOT Holdings prepared by the management of CBOT Holdings and (ii) financial projections of CBOT Holdings prepared by the management of the CME Holdings;

•

financial and operating information with respect to the businesses, operations and prospects of CME Holdings furnished to Lehman Brothers by CME Holdings, including (i) financial projections of CME Holdings prepared by the management of CME Holdings and (ii) the amounts and timing of certain cost savings and revenue synergies expected by the management of CME Holdings to result from the proposed transaction;

•

trading histories of CME Holdings common stock and of CBOT Holdings common stock from October 18, 2005 to July 5, 2007 and a comparison of each of their trading histories with those of other companies that Lehman Brothers deemed relevant;

•	the relative contributions of CME Holdings, on the one hand, and CBOT Holdings, on the other hand, to the current and future financial performance of CME Group on a pro forma basis;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•

the potential pro forma financial impact of the proposed transaction on the future financial performance of CME Holdings, including the expected synergies, the special dividend, the exercise rights payment and the post-closing tender offer;

•

a comparison of the historical financial results and present financial condition of CME Holdings and CBOT Holdings with each other and with those of other companies that Lehman Brothers deemed relevant; and

•	published estimates by independent equity research analysts with respect to the future financial performance of CME Holdings and CBOT Holdings.

In addition, Lehman Brothers had discussions with the managements of CME Holdings and CBOT Holdings concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of CME Holdings that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of CME Holdings and CBOT Holdings prepared by the management of CME Holdings, which were included in the first supplement, upon advice of CME Holdings, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CME Holdings as to their respective future financial performance and that they would perform substantially in accordance with such projections. With respect to the operating synergies and strategic benefits expected by the management of CME Holdings to result from a combination of the businesses of CME Holdings and CBOT Holdings, upon advice of CME Holdings, Lehman Brothers assumed that such estimated operating synergies and strategic benefits will be achieved substantially in accordance with such expectations. In arriving at its opinion, Lehman Brothers did not conduct or obtain any evaluations or appraisals of the assets or liabilities of CME Holdings or CBOT Holdings, nor did it conduct a physical inspection of the properties and facilities of CME Holdings and CBOT Holdings. Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, July 5, 2007.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The CME Holdings board

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of directors selected Lehman Brothers because of its expertise, reputation and familiarity with CME Holdings and the exchange industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the CME Holdings board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ opinion.

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers, based on its experience with companies in the exchange industry, reviewed and compared specific financial and operating data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including:

•	Australian Stock Exchange;

•	Bolsas y Mercados Españoles;

•	Bursa Malaysia;

•	CME Holdings;

•	Deutsche Börse Group;

•	Hong Kong Exchanges & Clearing;

•	IntercontinentalExchange;

•	London Stock Exchange;

•	The Nasdaq Stock Market, Inc.;

•	NYMEX Holdings, Inc.;

•	NYSE Euronext, Inc.;

•	Singapore Exchange Limited; and

•	TSX Group.

As part of its comparable company analysis, Lehman Brothers calculated and analyzed CBOT Holdings’ and each comparable company’s ratio of current stock price to its projected earnings per share, commonly referred to as a “price earnings ratio.” Lehman Brothers also calculated and analyzed various financial multiples, including CBOT Holdings’ and each comparable company’s enterprise value to certain historical financial criteria such as revenue and earnings before interest, taxes, depreciation and amortization, or “EBITDA.” The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, and subtracting its cash and cash equivalents. For the comparable companies, these calculations were performed, and based on publicly available financial data (including Wall Street consensus estimates per the Institutional Broker Estimate System, or “IBES,” database) and closing prices, as of July 5, 2007, the last trading date prior to the delivery of Lehman Brothers’ opinion. For the CBOT Holdings implied share price, the calculations were based on financial projections prepared by CME Holdings’ management.

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The following table sets forth the results of this analysis.

Comparable Companies at July 5, 2007 Closing Prices
	Range	Median
Ratio of Price to:
Calendar Year 2007 Estimated Earnings	19.7x – 47.6x	27.8x
Calendar Year 2008 Estimated Earnings	17.4x – 35.5x	23.5x

Ratio of Firm Value to:
Calendar Year 2007 Estimated Revenue	6.7x – 24.2x	13.3x
Calendar Year 2008 Estimated Revenue	6.1x – 22.9x	12.0x

Ratio of Firm Value to:
Calendar Year 2007 Estimated EBITDA	11.3x – 32.5x	18.4x
Calendar Year 2008 Estimated EBITDA	10.1x – 29.2x	16.2x

Lehman Brothers selected the comparable companies above because their businesses and operating profiles are reasonably similar to those of CBOT Holdings. However, because of the inherent differences between the business, operations and prospects of CBOT Holdings and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as CBOT Holdings. Therefore, Lehman Brothers believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the comparable company analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of CBOT Holdings and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between CME Holdings and CBOT Holdings and the companies included in the comparable company analysis. Lehman Brothers’ qualitative judgments resulted in the selection of a set of firms that most closely matched the financial and operating characteristics of CBOT Holdings used in determining the appropriate reference range for the implied share price of CBOT Holdings; namely, CME Holdings, Deutsche Börse, IntercontinentalExchange, NYSE Euronext, and NYMEX Holdings. The reference range for the implied share price of CBOT Holdings was calculated by Lehman Brothers solely by reference to these three companies.

Based on this analysis, Lehman Brothers derived a reference range for the implied share price of CBOT Holdings of approximately $169.75 to $196.00 per share.

Comparable Transaction Analysis

Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and financial multiples paid in nineteen acquisitions or strategic mergers of companies that Lehman Brothers, based on its experience with merger and acquisition transactions, deemed relevant to arriving at its opinion. Lehman Brothers chose the transactions used in the comparable transaction analysis based on the similarity of the target companies in the transactions to CBOT Holdings in the size, mix, margins and other characteristics of their businesses. Lehman Brothers referenced the following transactions:

•	London Stock Exchange Group plc / Borsa Italiana S.p.A.;

•	Nasdaq Stock Market Inc. / OMX AB;

•	Eurex / International Securities Exchange;

•	State Street Corporation / Currenex;

•	IntercontinentalExchange / New York Board of Trade;

•	NYSE Group, Inc. / Euronext N.V.;

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•	ICAP PLC / EBS;

•	Australian Stock Exchange / SFE;

•	The Nasdaq Stock Market, Inc. / INET ECN;

•	New York Stock Exchange, Inc. / Archipelago;

•	OMHEX AB / Copenhagen Stock Exchange;

•	Thomas H. Lee / Refco;

•	The Nasdaq Stock Market, Inc. / Brut, LLC;

•	Clearnet / The London Clearing House;

•	Bank of New York / Pershing;

•	ICAP PLC / BrokerTec;

•	Instinet Corp / Island ECN;

•	Deutsche Börse / Clearstream;

•	Euronext / Liffe; and

•	IntercontinentalExchange / International Petroleum Exchange.

Lehman Brothers selected an equity value per share multiple range of 37.5x to 48.0x the estimated earnings per share, or “EPS,” for the last 12 months ended June 30, 2007, referred to as “LTM,” which is based on average price earnings ratio multiples, consideration type and judgmental impact of cycle timing. However, no company or transaction utilized in the precedent transaction analyses is identical to CBOT Holdings or the combination. In determining the appropriate reference range for equity value per share, Lehman Brothers applied qualitative judgments to select a set of transactions that most closely matched the characteristics of the acquisition of CBOT Holdings; namely, Eurex / International Securities Exchange, State Street Corporation / Currenex, IntercontinentalExchange / New York Board of Trade, NYSE Group, Inc. / Euronext N.V., ICAP PLC / EBS, Australian Stock Exchange / SFE, New York Stock Exchange, Inc. / Archipelago, and Euronext / Liffe. Following the selection of the above transactions, Lehman Brothers calculated the mean and median LTM Net Income and applied a rounding adjustment to arrive at the appropriate reference range. Based on the range of equity value per share multiples and using the financial projections of CBOT Holdings prepared by CME Holdings’ management, the implied share prices of CBOT Holdings on July 5, 2007 were $153.50 to $196.50 per share.

CBOT Discounted Cash Flow Analysis

As part of its analysis, and in order to estimate the present value of CBOT Holdings common stock on a standalone basis, Lehman Brothers also prepared a ten-year discounted cash flow analysis, or “DCF,” for CBOT Holdings, calculated as of July 1, 2007, of after-tax unlevered free cash flows for fiscal years 2007 through 2016 based upon estimated financial data for CBOT Holdings prepared by CME Holdings’ management.

Based upon projected financial results for CBOT Holdings prepared by CME Holdings’ management, Lehman Brothers estimated a range of terminal values by applying perpetuity growth rates of 3.5% to 4.5% to 2017 estimated unlevered free cash flow. The perpetuity growth rate change was selected by Lehman Brothers based on historical and expected growth rates for the U.S. economy. Lehman Brothers discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%. The discount rates utilized in this analysis were chosen by Lehman Brothers based on an analysis of the weighted average cost of capital of CBOT Holdings. In recognition of the fact that CBOT Holdings had been trading as a public company for less than two years at the time the analysis was performed, and therefore had a relatively limited set of market data available for determining its market volatility, Lehman Brothers also considered the market volatility of an appropriate set of comparable public companies to provide a broader measure of expected future market volatility used in determining the weighted average cost of capital of CBOT Holdings. In selecting a set of comparable public companies for this purpose, Lehman Brothers, based on

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its experience with companies in the exchange industry, reviewed and compared specific financial, operating and market data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including.

•	CME Holdings;

•	NYSE Euronext, Inc.;

•	Deutsche Börse Group;

•	IntercontinentalExchange;

•	London Stock Exchange; and

•	The Nasdaq Stock Market, Inc.

Lehman Brothers calculated per share equity values by first determining a range of enterprise values of CBOT Holdings by adding the present values of the after-tax unlevered free cash flows and perpetuity growth rates and discount rate scenario, and then subtracting from the enterprise values the net debt (which is total debt minus cash) and non-operating assets of CBOT Holdings, and dividing those amounts by the number of fully diluted shares of CBOT Holdings.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings yielded an implied valuation range of CBOT Holdings common stock on a standalone basis of $130.00 to $150.00 per share.

In addition, Lehman Brothers performed a discounted cash flow analysis to calculate an implied valuation range of the unlevered, after-tax free cash flows that CBOT Holdings, including the potential expense and revenue synergies, resulting from the transaction. After taking into account the synergies estimated by CME Holdings’ management, Lehman applied a range of perpetuity growth rates of 3.5% to 4.5% and discounted the unlevered free cash flow and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings, including 50% – 100% of synergies, yielded an implied valuation range of CBOT Holdings common stock of $167.75 to $225.50 per share.

Contribution Analysis

Lehman Brothers analyzed the respective contributions of CME Holdings and CBOT Holdings based on historical financial information for the twelve months ended December 31, 2006 and CME Holdings management estimates for 2007 and 2008 revenues, EBITDA, operating income and net income of CME Holdings and CBOT Holdings.

Based on this analysis, Lehman Brothers derived a range for CBOT Holdings’ contribution of approximately 31% to 38%. By comparison CBOT Holdings Class A stockholders will receive 36% pro forma ownership of the combined entity on a fully diluted basis.

Pro Forma Analysis

In order to evaluate the estimated ongoing impact of the merger, Lehman Brothers analyzed the pro forma earnings effect of the merger from the perspective of CME Holdings stockholders. The pro forma earnings effect analysis was performed in order to assess the impact of the merger on earnings per share from the perspective of CME Holdings stockholders. For the purposes of this analysis, Lehman Brothers assumed (i) a $206.15 per share price for CBOT Holdings common stock acquired pursuant to the merger (the closing market price per share on July 5, 2007), (ii) a $555.69 per share price for CME Holdings common stock (the closing market price per share on July 5, 2007), (iii) a transaction structure with equity consideration in the amount of 0.3750 CME Holdings

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shares for each CBOT Holdings share held, a $9.14 per share conditional special cash dividend to all CBOT Holdings common stockholders, the exercise rights payment, and a $3.5 billion post-closing tender offer at $560 per share, (iv) financial forecasts for each company prepared by the management of CME Holdings, (v) cost savings, revenue enhancements and continuation of CME Holdings’ clearing arrangement with CBOT Holdings, as expected by CME Holdings’ management and (vi) a closing date for the merger of June 30, 2007. Lehman Brothers estimated that, based on the assumptions described above, the pro forma impact of the transaction would be accretive to earnings per share of CME Holdings on a GAAP basis in calendar year 2008. The financial forecasts that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

Returns Analysis

In order to evaluate the estimated return on an investment in CBOT Holdings from the perspective of CME Holdings stockholders, Lehman Brothers calculated the internal rate of return on an investment in CBOT Holdings. For the purposes of this analysis, Lehman Brothers assumed a transaction value of $11.9 billion based on a $223.80 total maximum per share cost for CBOT Holdings common stock acquired pursuant to the merger, including giving effect to the conditional special dividend and the exercise rights payment, plus net debt of CBOT Holdings to arrive at the initial investment value. Lehman Brothers calculated the internal rate of return on an investment in CBOT Holdings, including expense synergies, based on (i) applying a range of terminal EBITDA multiples of 16.0x – 20.0x to the estimated 2017 EBITDA and (ii) applying a range of perpetuity growth rates of 2% – 6% to the estimated 2017 unlevered free cash flow.

The following table sets forth the results of this analysis.

	Range		Return on Investment
Terminal EBITDA Multiple	16.0x – 20.0	x	15.3% – 17.7%
Perpetuity Growth Rate	2.0% – 6.0%		8.7% – 11.3%

General

In connection with the review of the merger by CME Holdings’ board of directors, Lehman Brothers performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Lehman Brothers may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lehman Brothers’ view of the actual value of CME Holdings or CBOT Holdings.

In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry risks associated with reserves, industry performance, general business and economic conditions and other matters, many of which are beyond the control of CME Holdings or CBOT Holdings. Any estimates contained in Lehman Brothers’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Lehman Brothers’ analysis of the fairness from a financial point of view to CME Holdings stockholders of the merger and were prepared in connection with the opinion by Lehman Brothers delivered orally on July 5, 2007 (subsequently confirmed in writing), to CME Holdings’ board of directors. The analyses do not purport to be appraisals or to reflect the prices at which CME Holdings common stock or CBOT Holdings common stock might trade following announcement of the merger or the prices at which CME Group common stock might trade following consummation of the merger.

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The terms of the merger were determined through arm’s length negotiations between CME Holdings and CBOT Holdings and were approved by CME Holdings’ and CBOT Holdings’ boards of directors. Lehman Brothers did not recommend any specific exchange ratio or form of consideration to CME Holdings or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger.

Lehman Brothers’ opinion was one of the many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger agreement. Lehman Brothers’ analyses summarized above should not be viewed as determinative of the opinion of CME Holdings’ board of directors with respect to the value of CME Holdings or CBOT Holdings or of whether CME Holdings’ board of directors would have been willing to agree to a different exchange ratio or form of consideration.

As compensation for its services in connection with the merger, CME Holdings paid Lehman Brothers $3 million upon the delivery of Lehman Brothers’ initial opinion. Compensation of an additional $13 million will be payable on completion of the merger. In addition, CME Holdings has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by CME Holdings and the rendering of the Lehman Brothers’ opinion. CME Holdings has requested and we are providing a commitment for the funds necessary to finance the proposed transaction, and Lehman Brothers will receive customary fees in connection therewith.

Lehman Brothers and certain of its affiliates hold memberships at both CME and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of CME Holdings and CBOT Holdings. Lehman Brothers and its affiliates hold (i) 16 memberships in CBOT, consisting of Class B trading rights and privileges (and in some cases CBOE exercise right privileges) and CBOT Holdings Class A common stock, representing less than 0.5% of the outstanding shares of the CBOT Holdings Class A common stock and (ii) 17 memberships in CME and the associated shares of CME Holdings Class B common stock and CME Holdings Class A common stock, representing less than 0.5% of the outstanding shares of CME Holdings Class A common stock. In addition, in the ordinary course of its business, Lehman Brothers actively trades in the securities of CME Holdings and CBOT Holdings for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

As described above, Lehman Brothers’ opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Lehman Brothers in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Lehman Brothers attached as Annex B to this document.

Opinion of William Blair, Financial Advisor to CME Holdings

William Blair acted as financial advisor to CME Holdings in connection with the merger. As part of its engagement, CME Holdings requested that William Blair render an opinion as to whether the merger consideration to be paid by CME Holdings was fair, from a financial point of view, to CME Holdings. On each of October 16, 2006, May 10, 2007, and June 14, 2007, William Blair delivered its oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of such date and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings. On July 5, 2007, William Blair delivered its oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of such date and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings, after giving effect to the special dividend to be paid to CBOT Holdings stockholders and the payment to be made with respect to the “exercise rights” of CBOT members to become a member of CBOE, which, based on the advice of CME Holdings’ management, William Blair assumed has a cost of $333 million.

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The full text of William Blair’s written opinion, dated July 6, 2007, is attached as Annex C to this document and incorporated into this document by reference. We urge holders of CME Holdings shares to read the entire opinion carefully to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair’s opinion relates only to the fairness, from a financial point of view, to CME Holdings of the consideration to be paid by CME Holdings in the merger, does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the amended merger agreement or the merger. William Blair did not address the merits of the underlying decision by CME Holdings to engage in the merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion.

William Blair provided the opinion described above for the information and assistance of the board of directors of CME Holdings in connection with its consideration of the merger. The terms of the amended merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between CME Holdings and CBOT Holdings, and were unanimously approved by the board of directors of CME Holdings. William Blair provided financial advice to CME Holdings during such negotiations. However,

William Blair did not recommend any specific exchange ratio or other form of consideration to CME Holdings or that any specific exchange ratio or other form of consideration constituted the only appropriate consideration for the proposed merger.

In connection with its opinion, William Blair, among other things:

•	reviewed the merger agreement dated October 17, 2006 as amended as of December 20, 2006, May 11, 2007, June 14, 2007, and July 6, 2007;

•	reviewed certain audited historical financial statements of CME Holdings and CBOT Holdings for the three fiscal years ended December 31, 2006, as filed with the SEC;

•	reviewed certain unaudited financial statements of CME Holdings and CBOT Holdings for the three months ended March 31, 2007 as filed with the SEC;

•

reviewed certain internal business, operating and financial information and forecasts of CME Holdings for fiscal years 2007 through 2010 and CBOT Holdings for fiscal years 2007 through 2016 prepared by the senior management of CME Holdings, or the “Forecasts”;

•

reviewed information regarding the strategic, financial and operational benefits anticipated from the merger and the prospects of CME Holdings (with and without the merger) prepared by the senior management of CME Holdings;

•

reviewed information regarding the amount and timing of cost savings and related expenses and synergies which the senior management of CME Holdings expects will result from the merger, or the “Expected Synergies”;

•

reviewed the pro forma impact of the merger on the earnings per share of CME Holdings (before and after taking into consideration each of the following: the Expected Synergies, adjustments for third-party clearing activities, and a proposed post-closing stock repurchase of $3.5 billion of CME Holdings Class A common stock at a fixed price of $560.00 per share) based on certain pro forma financial information prepared by the senior management of CME Holdings;

•

reviewed the financial impact of a special dividend to be paid to CBOT shareholders and the exercise rights payment, which, based on the advice of CME Holdings’ management, William Blair assumed has a cost of $333 million;

•	reviewed information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

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•	reviewed the financial position and operating results of CBOT Holdings compared with those of certain other publicly traded companies William Blair deemed relevant;

•	reviewed current and historical market prices and trading volumes of the common stock of CME Holdings and CBOT Holdings; and

•	performed such other financial analyses and considered such other information as William Blair deemed appropriate for the purposes of its opinion.

William Blair also held discussions with members of the senior management of CME Holdings and CBOT Holdings to discuss the foregoing, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including without limitation the Forecasts provided by the senior management of CME Holdings. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of CME Holdings or CBOT Holdings. William Blair was advised by the senior management of CME Holdings that the Forecasts and Expected Synergies examined by William Blair were reasonably prepared on bases reflecting the best estimates then available and judgments of the senior management of CME Holdings. In that regard, William Blair assumed, with the consent of CME Holdings’ board of directors, that (i) the Forecasts would be achieved in the amounts and at the times contemplated thereby, (ii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CME Holdings, and (iii) all material assets and liabilities (contingent or otherwise) of CME Holdings and CBOT Holdings were as set forth in each company’s respective financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the Forecasts, Expected Synergies, pro forma adjustments, or the estimates and judgments on which they were based. William Blair was not provided with, nor did it otherwise review, any forecasts of CME Holdings for periods after 2010 or CBOT Holdings for periods after fiscal year 2016.

William Blair’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for CME Holdings or the effect of other transactions in which CME Holdings might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, July 5, 2007. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal, accounting and tax matters on advice of advisors to CME Holdings, and assumed that the executed merger agreement would substantially conform to, and the merger would be consummated on, the terms described in the merger agreement reviewed by it, without any amendment or waiver of any material terms or conditions.

William Blair did not express any opinion as to the price at which the common stock of CME Holdings will trade at any future time or as to the effect of the announcement of the merger on the trading price of the common stock of CME Holdings. William Blair noted that the trading price may be affected by a number of factors, including but not limited to:

•	dispositions of the common stock of CME Group by stockholders within a short period of time after the effective date of the merger;

•	changes in prevailing interest rates and other factors which generally influence the price of securities;

•	adverse changes in the capital markets from the date on which the opinion was delivered;

•	the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of CME Holdings or CBOT Holdings or in their respective target markets;

•	any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

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•	timely completion of the merger on the terms and conditions that are acceptable to all parties at interest.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with CME Holdings’ board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

Contribution Analysis. William Blair performed an analysis comparing the relative contributions of CME Holdings and CBOT Holdings to the combined pro forma company’s LTM and projected 2007 and 2008 revenue, EBITDA, earnings before interest and taxes, or “EBIT,” and net income. The LTM data for both CME Holdings and CBOT Holdings were based on publicly available information as of March 31, 2007. Fiscal year 2007 and 2008 projections for CME Holdings and CBOT Holdings were based on the Forecasts provided by CME Holdings. These relative contribution percentages for CBOT Holdings ranged from 30% to 38% and were compared to the relative split of the post-transaction common stock shares of CBOT Holdings of 36%, or 38% after giving effect to the special dividend to be paid to CBOT Holdings stockholders and the exercise rights payment, as if paid in CME Holdings stock. Such analysis was prepared without regard to synergies and purchase accounting adjustments.

Discounted Cash Flow Analysis. William Blair utilized the Forecasts and Expected Synergies to perform a discounted cash flow analysis of CBOT Holdings’ projected future cash flows for the period commencing on July 1, 2007 and ending December 31, 2016. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for CBOT Holdings. In this analysis, William Blair assumed that CBOT Holdings’ free cash flows would grow in perpetuity beyond 2016 at an annual growth rate ranging from 3.0% to 5.0% reflecting historical and forecasted growth rates for US economic activity. William Blair further assumed an annual discount rate ranging from 10.50% to 12.50%. William Blair determined the appropriate discount range based upon an analysis of the weighted average cost of capital of CBOT Holdings. William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. An equity value was determined by adding back the estimated amount of net cash at July 1, 2007 based on the Forecasts and the estimated value of CBOT Holdings’ building as provided to William Blair by CME Holdings’ management. The implied range of equity values for CBOT Holdings implied by the discounted cash flow analysis ranged from approximately $7.9 billion to $13.4 billion, as compared to the implied equity value for CBOT Holdings of approximately $11.1 billion based on the exchange ratio, the special dividend to be paid to CBOT Holdings stockholders and the exercise rights payment.

Earnings Accretion/Dilution Analysis. William Blair analyzed certain pro forma effects resulting from the merger, including the potential impact of the merger on projected 2008 and 2009 GAAP and cash earnings per share of CME Group following the merger. All analyses assumed a June 30, 2007 closing. William Blair utilized CBOT Holdings’ and CME Holdings’ earnings for 2008 and 2009 according to the Forecasts provided by CME Holdings. William Blair’s analysis included assumptions regarding, among other matters, various structural considerations, the special dividend to be paid to CBOT Holdings stockholders and the exercise rights payment, the estimated allocation of purchase price to amortizable intangible assets, pro forma adjustments for third-party clearing activities, the possible $3.5 billion stock repurchase at a fixed price of $560.00 per share after the closing of the merger, and Expected Synergies based on discussions with CME Holdings’ management. The analysis indicated that the impact on GAAP earnings per share for both 2008 and 2009 would be dilutive without consideration of the pro forma adjustments for third-party clearing activities, and generally accretive with consideration of such pro forma adjustments. Furthermore, the analysis indicated that the impact on cash earnings per share would generally be accretive in 2008 and 2009, both with and without consideration of the pro forma adjustments for third-party clearing activities.

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Selected Public Company Analysis. William Blair reviewed and compared certain financial information relating to CBOT Holdings to corresponding financial information, ratios and public market multiples for publicly traded companies with market capitalizations in excess of $1 billion, with operations in the exchange industry and with similar business characteristics. The companies selected by William Blair were:

•	CME Holdings;

•	Deutsche Börse A.G.;

•	Hong Kong Exchanges & Clearing;

•	IntercontinentalExchange;

•	International Securities Exchange;

•	London Stock Exchange;

•	The Nasdaq Stock Market, Inc.;

•	NYSE Euronext, Inc.; and

•	TSX Group.

Among the information William Blair considered were EBITDA, EBIT, and EPS. William Blair considered the enterprise value as a multiple of EBITDA and EBIT for each company for the last twelve months for which results were publicly available and for the respective calendar year EBITDA and EBIT estimates for 2007 and 2008, and the share price as a multiple of EPS for each company for the LTM and for the respective calendar year EPS estimates for 2007 and 2008. The operating results and the corresponding derived multiples for CBOT Holdings and each of the selected companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of July 5, 2007 and consensus Wall Street analysts’ EPS estimates for calendar years 2007 and 2008 where appropriate. William Blair noted that it did not have access to internal forecasts for any of the selected public companies, except CME Holdings. The implied enterprise value of the transaction is based on the equity value implied by the purchase price plus the total debt, less any excess cash and cash equivalents assumed to be included in the merger.

William Blair then compared the implied transaction multiples for CBOT Holdings to the range of trading multiples for the selected companies. Information regarding the range of multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table:

	Selected Public Company Valuation Multiples						Range for CBOT Holdings at 0.3750 Exchange Ratio
	Min		Median		Max
Enterprise Value/LTM EBITDA	12.8	x	19.9	x	39.3	x	26.7x-31.1	x
Enterprise Value/2007E EBITDA	10.5	x	17.9	x	30.5	x	21.5x-24.6	x
Enterprise Value/2008E EBITDA	9.2	x	12.0	x	26.2	x	18.5x-21.2	x

Enterprise Value/LTM EBIT	13.7	x	23.3	x	41.9	x	30.5x-36.3	x
Enterprise Value/2007E EBIT	12.4	x	17.2	x	34.8	x	23.8x-27.7	x
Enterprise Value/2008E EBIT	10.1	x	13.3	x	30.1	x	20.3x-23.5	x

Equity Value/LTM Net Income	24.0	x	34.8	x	61.5	x	48.4x-57.4	x
Equity Value/2007E Net Income	18.6	x	29.4	x	44.9	x	36.6x-42.3	x
Equity Value/2008E Net Income	17.0	x	21.6	x	33.9	x	31.0x-35.5	x

William Blair noted that the implied transaction multiples based on the terms of the merger were generally within the range of multiples of the selected public companies.

Although William Blair compared the trading multiples of the selected companies to CBOT Holdings at the date of its opinion, none of the selected companies is identical to CBOT Holdings. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

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Selected M&A Transactions Analysis. William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 2001 and focused primarily on the exchange industry and having similar business characteristics. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The 13 transactions examined were (target/acquiror):

•	International Securities Exchange/Deutsche Börse AG;

•	New York Board of Trade/IntercontinentalExchange;

•	Euronext N.V./NYSE Group, Inc.;

•	EBS Group Limited/ICAP plc;

•	London Stock Exchange/The Nasdaq Stock Market, Inc.;

•	SFE Corp. Ltd./Australian Stock Exchange;

•	INET/The Nasdaq Stock Market, Inc.;

•	Archipelago Holdings, Inc./New York Stock Exchange;

•	PCX Holdings Inc./Archipelago Holdings, Inc.;

•	London Clearing House/Clearnet SA;

•	Island ECN/Instinet Group Incorporated;

•	Clearstream International/Deutsche Börse AG; and

•	LIFFE/Euronext N.V.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of EBITDA and EBIT of the target and the equity value as a multiple of net income of the target for the latest twelve months prior to the announcement of these transactions. William Blair compared the resulting range of transaction multiples of EBITDA, EBIT and net income for the selected transactions to the implied transaction multiples for CBOT Holdings. Information regarding the range of multiples from William Blair’s analysis of selected transactions is set forth in the following table:

	Selected Transaction Valuation Multiples						Range for CBOT Holdings at 0.3750 Exchange Ratio
	Min		Median		Max
Enterprise Value/LTM EBITDA	3.5	x	15.0	x	28.4	x	26.7x-31.1	x
Enterprise Value/LTM EBIT	8.6	x	21.7	x	66.9	x	30.5x-36.3	x
Equity Value/LTM Net Income	11.7	x	37.2	x	109.6	x	48.4x-57.4	x

William Blair noted that the implied transaction multiples based on the terms of the merger were generally within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of CBOT Holdings, none of these transactions or associated companies is identical to the merger or CBOT Holdings. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of CBOT Holdings versus the values of the companies in the selected transactions.

General. This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis

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and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be paid by CME Holdings. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole and in consideration of the process undertaken by CME Holdings. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to CBOT Holdings or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair is familiar with CME Holdings, having provided certain investment banking services to CME Holdings and its board of directors from time to time, including having acted as co-manager for CME Holdings’ $191 million initial public offering of common stock in December 2002, as co-manager on an $85 million follow-on common stock offering in June 2003, as co-manager on a $138 million follow-on common stock offering in November 2003 (for which William Blair received remuneration of approximately $0.4 million, $0.2 million and $0.5 million, respectively) and as a financial advisor to CME Holdings in connection with, and having participated in certain of the negotiations leading to, the amended merger agreement. Furthermore, in the ordinary course of its business, William Blair and its affiliates may beneficially own or actively trade common shares and other securities of CME Holdings or CBOT Holdings for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities. In addition, William Blair provides research coverage for both CME Holdings and CBOT Holdings.

CME Holdings hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated September 11, 2006, William Blair was paid $750,000 upon the delivery of its opinion, dated October 17, 2006, as to the fairness, from a financial point of view, of the merger consideration to be paid by CME Holdings. William Blair did not receive an additional fee in connection with its opinions dated May 11, 2007, June 14, 2007, and July 6, 2007. Furthermore, under the terms of the September 11, 2006, letter agreement, William Blair will be entitled to receive an additional fee of $1,250,000 upon consummation of the merger. In addition, CME Holdings has agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement.

As described above, William Blair’s opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by William Blair in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of William Blair attached as Annex C to this document.

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UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR CME GROUP

The unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by the Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined income statements for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In the combination, CME Holdings and CBOT Holdings will combine their businesses under the name CME Group. Upon the completion of the merger, for each share of CBOT Holdings Class A common stock owned, CBOT Holdings Class A stockholders will receive 0.3750 shares of CME Holdings Class A common stock. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the tender offer after completion of the merger, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt related to the tender offer, the ERP payment or the guarantee.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change on the closing date of the merger. The final determination of the allocation of the purchase price will be based on the actual tangible assets and liabilities, intangible assets and in-process research and development of CBOT Holdings as of the closing date of the merger, as well as merger-related transaction costs.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented.

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CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2007

(amounts in thousands)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,139,793	$187,869		$(234,208)	(A	)(B)	$1,093,454
Collateral from securities lending	2,112,451	—					2,112,451
Marketable securities	219,282	362,366		(362,366)	(B	)	219,282
Accounts receivable, net of allowance	162,081	79,280		(18,796)	(C	)	222,565
Other current assets	41,884	18,470					60,354
Cash performance bonds and security deposits	926,575	—					926,575

Total current assets	4,602,066	647,985		(615,370)			4,634,681
Property, net of accumulated depreciation	165,506	215,794		24,698	(D	)	405,998
Intangible assets, net of amortization	10,133	—		8,666,750	(E	)	8,676,883
Goodwill	11,565	—		5,340,966	(F	)	5,352,531
Other	97,249	21,618		(35,311)	(G	)	83,556

Total Assets	$4,886,519	$885,397		$13,381,733			$19,153,649

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$30,955	$20,256	$				$51,211
Payable under securities lending agreements	2,112,451	—					2,112,451
Other current liabilities	151,706	84,719		(18,796)	(C	)	229,329
				11,700	(H	)
Cash performance bonds and security deposits	926,575	—					926,575

Total current liabilities	3,221,687	104,975		(7,096)			3,319,566
Deferred income taxes	—	97		3,414,889	(G	)	3,414,986
Other liabilities	39,040	17,110					56,150

Total Liabilities	3,260,727	122,182		3,407,793			6,790,702

Shareholders’ equity	1,625,792	763,215		9,973,940	(I	)	12,362,947

Total liabilities and shareholders’ equity	$4,886,519	$885,397		$13,381,733			$19,153,649

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

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CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2006

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$866,089	$481,247	$				$1,347,336
Processing services	90,148	—		(75,409)	(J	)	14,739
Quotation data fees	80,836	98,608					179,444
Access fees	20,154	—					20,154
Communication fees	8,588	6,904					15,492
Building	—	23,139					23,139
Other	24,132	11,193					35,325

Total Revenues	1,089,947	621,091		(75,409)			1,635,629

Expenses
Compensation and benefits	202,966	77,119					280,085
Clearing services	—	75,409		(75,409)	(J	)	—
Communications	31,580	24,648					56,228
Technology support services	31,226	24,700					55,926
Professional fees and outside services	34,290	26,559					60,849
Depreciation and amortization	72,783	54,798		(36)	(D	)	194,775
				67,230	(E	)
Occupancy	29,614	—					29,614
Building	—	24,461					24,461
Licensing and other fee agreements	25,733	7,281					33,014
Marketing, advertising and public relations	16,740	11,735					28,475
Other	24,160	18,344					42,504

Total Expenses	469,092	345,054		(8,215)			805,931

Operating Income	620,855	276,037		(67,194)			829,698

Non-Operating Income and Expense
Investment income	55,792	19,107					74,899
Securities lending interest income	94,028	—					94,028
Securities lending interest expense	(92,103)	—					(92,103)
Interest expense	—	(1,513)					(1,513)
Equity in losses of unconsolidated subsidiaries	(6,915)	(1,710)					(8,625)

Total Non-Operating	50,802	15,884					66,686
Income before Income Taxes	671,657	291,921		(67,194)			896,384
Income tax provision	(264,309)	(119,679)		26,710	(K	)	(357,278)

Net income before nonrecurring charges directly attributable to the transaction	$407,348	$172,242		$(40,484)			$539,106

Earnings Per Common Share:
Basic	$11.74	$3.26					$9.89
Diluted	11.60	3.26					9.81

Weighted Average Number of Common Shares:
Basic	34,696	52,792		(32,995)	(L	)	54,493
Diluted	35,124	52,861		(33,038)	(L	)	54,947

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

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CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2007

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$258,241	$151,653	$				$409,894
Processing services	34,759	—		(21,796)	(J	)	12,963
Quotation data fees	25,016	25,082					50,098
Access fees	5,461	—					5,461
Communication fees	2,016	1,637					3,653
Building	—	5,915					5,915
Other	6,838	3,450					10,288

Total Revenues	332,331	187,737		(21,796)			498,272

Expenses
Compensation and benefits	56,400	20,469					76,869
Clearing services	—	21,796		(21,796)	(J	)	—
Communications	9,079	5,679					14,758
Technology support services	8,892	6,093					14,985
Professional fees and outside services	9,172	16,654					25,826
Depreciation and amortization	19,989	11,520		(9)	(D	)	47,783
				16,283	(E	)
Occupancy	8,827	—					8,827
Building	—	6,420					6,420
Licensing and other fee agreements	7,035	2,119					9,154
Marketing, advertising and public relations	5,983	2,991					8,974
Other	6,347	4,477					10,824

Total Expenses	131,724	98,218		(5,522)			224,420

Operating Income	200,607	89,519		(16,274)			273,852

Non-Operating Income and Expense
Investment income	17,305	6,376					23,681
Securities lending interest income	32,890	—					32,890
Securities lending interest expense	(32,425)	—					(32,425)
Interest expense	—	(216)					(216)
Equity in losses of unconsolidated subsidiaries	(3,020)	(697)					(3,717)

Total Non-Operating	14,750	5,463					20,213

Income before Income Taxes	215,357	94,982		(16,274)			294,065
Income tax provision	(85,329)	(39,591)		6,469	(K	)	(118,451)

Net income before nonrecurring charges directly attributable to the transaction	$130,028	$55,391		$(9,805)			$175,614

Earnings Per Common Share:
Basic	$3.73	$1.05					$3.21
Diluted	3.69	1.05					3.19

Weighted Average Number of Common Shares:
Basic	34,851	52,798		(32,999)	(L	)	54,650
Diluted	35,229	52,900		(33,063)	(L	)	55,066

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION FOR CME GROUP

1. Basis of Pro Forma Presentation

The preceding unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In accordance with SFAS No. 141, Business Combinations, the purchase price has been allocated to tangible and identifiable intangible assets acquired and liabilities assumed as well as in-process research and development based on a preliminary estimate of CBOT Holdings’ fair values as of the assumed closing date of March 31, 2007. The excess of the purchase price over the net assets acquired has been recorded as goodwill. Significant assumptions and estimates have been used in determining the preliminary purchase price and preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial information. The final determination of such assumptions and estimates cannot be made until the merger is completed.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified in the statements of income to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications in both the balance sheet and statement of income following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented.

2. Purchase Price

On October 17, 2006, CME Holdings and CBOT Holdings entered into a definitive merger agreement, as amended on December 20, 2006, May 11, 2007, June 14, 2007 and July 6, 2007. The merger is expected to close in mid-2007, subject to the approval of CME Holdings stockholders and CBOT Holdings stockholders at the stockholder meetings and the CBOT membership approval at the member meeting, as well as satisfaction of customary closing conditions.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the merger has not been completed. The actual purchase price will be based on the value of CME Holdings Class A common stock issued to CBOT Holdings’ Class A stockholders, the fair value of CBOT Holdings’ stock options and restricted stock awards that will be exchanged for CME Holdings’ stock options and

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restricted stock awards, and the actual transaction-related costs of CME Group. The final allocation of the purchase price will be based on the fair value of the assets and liabilities of CBOT Holdings on the date the merger is complete, including the reduction in cash and marketable securities as a result of the special dividend. Any increases or decreases in the fair value of assets and liabilities will result in an adjustment to goodwill.

For purposes of the unaudited pro forma condensed combined financial information, CME Holdings has used CBOT Holdings’ assets and liabilities as of March 31, 2007 as the basis for developing fair value estimates. The final valuation of identifiable intangible assets may change significantly from the preliminary estimates, which could result in a material change in the amortization of intangible assets. The fair value of stock-based payments exchanged and the portion of value associated with unearned stock-based compensation could change based on stock-based payment activity through the merger date, which could materially change the valuation of stock-based payments and the unearned stock-based compensation charges recorded as of the merger date, as well as the associated future stock-based compensation expense. Additionally, changes in the balances of CBOT Holdings’ cash, marketable securities and other tangible assets and liabilities could be substantial from March 31, 2007 to the date of the merger.

The unaudited pro forma condensed combined financial information does not include all of the potential effects of restructuring certain activities of pre-merger CME Holdings’ or CBOT Holdings’ operations, nor does it include any borrowings that may be required to finance any related restructuring activities. These restructuring liabilities, once determined, may be material and may include additional costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. At the closing of the merger, liabilities related to restructuring CBOT Holdings’ operations would be recorded as an adjustment to the purchase price and an increase in goodwill. Liabilities related to restructuring CME Holdings’ operations would be recorded as expenses in CME Holdings’ statements of income in the period that the costs are incurred.

For purposes of the unaudited pro forma condensed combined financial information, the total preliminary purchase price is estimated at $11.3 billion and is comprised of (amounts in thousands, except per share data):

Acquisition of the outstanding common stock of CBOT Holdings(i):
In exchange for CME Holdings common stock (52,798 CBOT Holdings shares x 0.3750 x $540.48 per share)	$10,701,019
Estimated fair value of CBOT Holdings stock options and restricted stock awards exchanged(ii)	47,073
Merger-related transaction costs(iii)	114,000
CBOT Holdings special dividend (52,798 CBOT Holdings shares x $9.14 per share)	482,574

Total preliminary purchase price	$11,344,666

(i)	Pursuant to the amended merger agreement, each share of CBOT Holdings Class A common stock will be converted into the right to receive 0.3750 shares of CME Holdings Class A common stock. For purposes of preparing the unaudited pro forma condensed combined financial information, the share price of $540.48 used to calculate the value of CME Holdings Class A common stock issued in exchange for CBOT Holdings Class A common stock is based on the average closing price of CME Holdings Class A common stock for the five trading days preceding July 6, 2007 (the most recent amendment date).

(ii)

Under CBOT Holdings’ current equity incentive plan, 301,800 stock options and 41,667 restricted stock awards are outstanding at March 31, 2007. For purposes of preparing pro forma information, the fair value of estimated stock options and restricted stock awards exchanged was determined using a share price of $532.46, the closing price of CME Holdings Class A common stock on March 31, 2007. The final fair value will be calculated using the closing share price on the trading day prior to the merger’s closing date. The fair value of stock options was calculated using a Black-Scholes valuation model with the following assumptions: expected life of 4.3 to 4.9 years; risk-free interest rate of 4.5%; expected volatility of 30.0%; and a dividend yield of 0.7%. The fair value of restricted stock awards was estimated as $532.46 per share,

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the closing share price on March 31, 2007. The portion of the estimated fair value of unvested CBOT Holdings stock options related to future service is allocated to unearned stock-based compensation and will be expensed within the first 12 months following the closing date of the merger, the remaining expected vesting period. This stock-based compensation expense, estimated at $7.4 million, is considered a non-recurring charge directly related to the merger, and as such, is not included in the unaudited pro forma condensed combined statements of income.

CME Group intends to retain all of the rights, terms and conditions of the plan under which stock options and restricted stock awards were originally granted by CBOT Holdings, including a provision to provide for accelerated vesting of all unvested restricted stock awards upon a change in control and unvested stock options at the earlier of involuntary termination or one year after the change in control. Until the impact of the restructuring on combined operations has been assessed, management cannot finalize its estimate of stock-based compensation expense that will be recorded during any vesting period occurring after the merger.

(iii)	Merger-related transaction costs include CME Holdings’ estimate of investment banking, legal and accounting fees and other external costs directly related to the merger, including fees paid for fairness opinions. Investment banking fees payable by CBOT Holdings to JPMorgan are variable in nature and are calculated as 0.3% of the total consideration.

The purchase price will be allocated to CBOT Holdings’ tangible and intangible assets acquired, liabilities assumed and in-process research and development based on their estimated fair values as of the merger date. The following is a summary of the preliminary purchase price allocation as reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 (amounts in thousands):

Net tangible assets:
Cash and cash equivalents	$187,869
Property, net	240,492
Other assets and liabilities, net	359,552

787,913
Identifiable intangible assets	8,666,750
Net deferred tax liability	(3,450,200)
Other accrued liabilities	(11,700)
In-process research and development	3,500
Unearned stock-based compensation	7,437
Goodwill	5,340,966

Total preliminary purchase price	$11,344,666

3. Pro Forma Adjustments

(A) To record the estimated effect of transaction costs. For purposes of preparing the pro forma condensed combined balance sheet as of March 31, 2007, all transactions costs have been treated as unpaid. As of March 31, 2007, merger-related transactions costs of $14.1 million and $16.5 million have been paid by CME Holdings and CBOT Holdings, respectively.

(B) To record the special dividend paid to CBOT Holdings stockholders prior to, but contingent upon, the satisfaction or waiver of all conditions set forth in the amended merger agreement and immediately prior to the effective time of the merger. Cash and marketable securities of CBOT Holdings in the amount of $120,208 and $362,366, respectively, were assumed to be liquidated in payment of the special dividend.

(C) To eliminate the effects of open invoices for clearing services provided by CME Holdings to CBOT Holdings.

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(D) To adjust the book value of CBOT Holdings property to its preliminary estimated fair value.

(dollars in thousands)	Historical Amount, net	Preliminary Fair Value	Increase (Decrease)	Estimated Useful Life	Annual Depreciation	Three Months Depreciation
Land	$34,234	$60,000	$25,766	n/a	$—	$—
Buildings	101,068	100,000	(1,068)	30 years	(36)	(9)
Other property	80,492	80,492	—	3 to 20 years	—	—

Total pro forma adjustments			$24,698		$(36)	$(9)

Depreciation expense has been calculated using a straight-line method over the estimated useful life.

(E) To record identifiable intangible assets at their preliminary estimated fair values. Fair values for trade name and open interest intangible assets have been estimated using an income approach. Fair values for all other intangible assets were estimated using a multi-period excess earnings method. Amortization expense has been calculated using a straight-line method over the estimated useful life.

(dollars in thousands)	Preliminary Fair Value	Estimated Useful Life (in years)	Annual Amortization	Three Months Amortization
Trade name	$281,000	Indefinite	$—	$—
Market data customer relationships(i)	291,000	30	9,700	2,425
Clearing firm relationships(i)	918,000	30	30,600	7,650
Trading products, excluding metals(ii)	7,050,500	Indefinite	—	—
Metals trading products(iii)	34,000	5	6,800	1,700
Dow Jones products	40,500	5	8,100	2,025
Open interest(iv)	2,100	0.5	2,100	—
Other	49,650	5	9,930	2,483

Total pro forma adjustments	$8,666,750		$67,230	$16,283

(i)	Based on information currently available, the fair values of market data customer relationships and clearing firm relationships, both of which are non-contractual, have been amortized using the straight-line method.

(ii)	An indefinite life was assumed for agricultural, financial, and other trading product families, excluding metals. These products have traded at CBOT for decades (and in some cases, for over 120 years) and authorizations by the CFTC to trade these products are perpetual. Moreover, a historical analysis of the trading volume data demonstrates that these volumes have increased annually for the past few decades and management does not anticipate a decline in volume or a discontinuation of these products.

(iii)	Due to the bifurcated liquidity of the metals products, there is considerable uncertainty regarding the estimated useful life of metals trading products at this time. As a result, the fair value of metals trading products has been amortized over an estimated useful life of 5 years. Further analysis and information available at the merger’s closing may result in a different estimated useful life.

(iv)	The fair value of open interest has been fully amortized in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 due to its estimated useful life of 0.5 years. No amortization expense is recognized in the subsequent three months ended March 31, 2007.

(F) To record the preliminary fair value of goodwill. Goodwill resulting from the merger is not amortized. It will be assessed for impairment at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

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(G) To record net deferred tax liabilities related to tangible assets and liabilities and identifiable intangible assets and to reclassify historical net deferred tax assets (dollars in thousands):

Increase in value of property	$24,698
Fair value of identifiable intangible assets	8,666,750
Other accrued liabilities	(11,700)

$8,679,748
Statutory tax rate	39.75%

Net deferred tax liabilities resulting from allocation of purchase price	3,450,200
Reclass of CME Holdings historical non-current net deferred tax assets	(35,311)

Total pro forma adjustments	$3,414,889

(H) To record liabilities for severance-related costs, including the estimated reimbursement of excise taxes owed by terminated employees, due to change in control provisions of certain CBOT Holdings employment contracts.

(I) To record the following adjustments to shareholders’ equity (amounts in thousands):

New CME Holdings common stock issued in exchange for 52,798 shares of CBOT Holdings common stock	$10,701,019
Preliminary value of CBOT Holdings stock options and restricted stock awards exchanged in the merger	47,073
Preliminary fair value of in-process research and development	(3,500)
Unearned stock-based compensation related to unvested CBOT Holdings stock options	(7,437)
Elimination of CBOT Holdings historical shareholders’ equity	(763,215)

Total pro forma adjustments	$9,973,940

The estimated fair value of in-process research and development, which was calculated using a replacement cost approach, relates to incomplete research and development of trading products that has not reached feasibility and has no alternative future use. Expense related to in-process research and development has been charged directly to retained earnings. This expense is considered a one-time non-recurring charge and is not reflected in the unaudited pro forma condensed combined statements of income, although such costs will be expensed in CME Group’s consolidated financial statements as a non-tax deductible charge in the period in which the merger is completed.

(J) To eliminate the effect of clearing services provided by CME Holdings to CBOT Holdings.

(K) To record the federal and state income tax effects on the pro forma adjustments. Income tax effects have been calculated using CME Group’s anticipated statutory rate of 39.75%. The pro forma combined income tax expense does not reflect the amounts that would have resulted had CME Holdings and CBOT Holdings filed consolidated income tax returns during the periods presented.

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(L) To adjust the weighted average number of shares outstanding used to determine basic and diluted pro forma earnings per share based upon the exchange of CBOT Holdings Class A common stock for 0.3750 of a share of CME Holdings Class A common stock, as follows (shares in thousands):

		Year Ended December 31, 2006	Three Months Ended March 31, 2007
Basic Computation:
CBOT Holdings historical weighted average shares	[a]	52,792	52,798
Exchange ratio		0.3750	0.3750

CME Holdings new shares issued	[b]	19,797	19,799

Pro forma adjustment	[b] – [a]	(32,995)	(32,999)

Diluted Computation:
CBOT Holdings historical weighted average shares	[a]	52,861	52,900
Exchange ratio		0.3750	0.3750

CME Holdings new shares issued	[b]	19,823	19,838

Pro forma adjustment	[b] – [a]	(33,038)	(33,063)

4. Share Repurchase

Assuming that the parties complete the merger, CME Group intends to repurchase shares of its Class A common stock in a cash tender offer for up to $3.5 billion at a fixed price of $560.00 per share. CME Group intends to use available funds and to incur short-term debt to repurchase the shares. CME Holdings has obtained a commitment from its lenders for up to $3.0 billion of funding. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the anticipated repurchase of shares, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt. There is no certainty as to the number of shares that will be tendered by shareholders under this repurchase program or the amount of debt that will be used to fund the repurchase. However, assuming that these anticipated transactions had taken place on January 1, 2006 and that the maximum number shares had been tendered, we believe that adjusting the unaudited pro forma condensed combined financial information would result in the following (amounts in thousands except per share data):

For the Periods Presented
Number of shares tendered	6,250
Cash paid for shares tendered	$3,500,000
Estimated incurrence of short-term debt	2,500,000
Liquidation of cash equivalents and marketable securities	1,000,000

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	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Interest expense, pre-tax(1):
Short-term debt at 5.31%	$132,665	$33,166
Debt financing costs	3,709	927
Interest income lost, pre-tax(2)	50,789	12,997
Net income before nonrecurring charges directly attributable to the transaction	427,306	148,802
Earnings per common share:
Basic	$8.86	$3.07
Diluted	8.77	3.05
Weighted average number of common shares:
Basic	48,243	48,400
Diluted	48,697	48,816

(1)	Interest expense on short-term debt was calculated based on the 3-month London Interbank Offered Rate at June 11, 2007. This interest rate is reflective of the interest rate determined under the funding commitment obtained by CME Holdings from its lenders for purposes of completing the share repurchase.

(2)	Interest income lost does not reflect the impact of the special dividend to be paid by CBOT Holdings immediately prior to the effective time of the merger.

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WHERE YOU CAN FIND MORE INFORMATION

CME Holdings and CBOT Holdings file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. The CME Holdings and CBOT Holdings filings are also available at the Internet website maintained by the SEC at www.sec.gov. You may also obtain certain of these documents at CME Holdings’ website, “www.cme.com,” by selecting “Investor Relations” and then selecting “SEC Filings” and at CBOT Holdings’ website, “www.cbot.com,” by selecting “About CBOT” and then selecting “SEC Filings.” Information contained on the CME Holdings and CBOT Holdings websites is expressly not incorporated by reference into this document.

CME Holdings has filed a registration statement on Form S-4 to register with the SEC the CME Holdings Class A common stock that CBOT Holdings Class A stockholders will receive in connection with the merger. This document is a part of the registration statement of CME Holdings on Form S-4 and is a prospectus of CME Holdings and a proxy statement of CME Holdings and CBOT Holdings for the CME Holdings special meeting and CBOT Holdings special meeting, respectively.

The SEC permits CME Holdings and CBOT Holdings to “incorporate by reference” information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document or by information contained in documents filed with or furnished to the SEC after the date of this document that is incorporated by reference in this document.

This document incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about CME Holdings and CBOT Holdings and their financial conditions.

CME Holdings SEC Filings (File No. 0-33379)	Period or Filing Date
Annual Report on Form 10-K	Year Ended December 31, 2006
Quarterly Report on Form 10-Q Current Reports on Form 8-K

Quarter ended March 31, 2007

Filed on January 24, 2007, April 30, 2007, May 11, 2007, June 14, 2007, June 18, 2007, June 20, 2007, June 29, 2007 and July 6, 2007 (other than the portions of those documents not deemed to be filed)

The description of CME Holdings capital stock set forth in the registration statement on Form 8-A (Commission File No. 1-31553) filed by CME Holdings with the Securities and Exchange Commission on November 29, 2002, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description.

CBOT Holdings SEC Filings (File No. 1-32650)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31,2006
Quarterly Report on Form 10-Q	Quarter ended March 31, 2007
Current Reports on Form 8-K	Filed on January 8, 2007, January 22, 2007, January 31, 2007, February 8, 2007, March 16, 2007, March 21, 2007, April 19, 2007, May 11, 2007, June 28, 2007, July 5, 2007 and July 6, 2007 (other than the portions of those documents not deemed to be filed).

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CME Holdings and CBOT Holdings also incorporate by reference into this document additional documents that either company may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of the CME Holdings special meeting and the CBOT Holdings special meeting. These documents include Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as proxy statements.

You should rely only on the information contained or incorporated by reference into this document to vote on the amended merger agreement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated July 6, 2007. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date. Neither our mailing of this document to CME Holdings stockholders or CBOT Holdings Class A stockholders nor the issuance by CME Holdings of common stock in connection with the merger will create any implication to the contrary.

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JOINT PROXY STATEMENT PROSPECTUS, DATED AS OF JUNE 5, 2007

S-40

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders and Members:

The boards of directors of Chicago Mercantile Exchange Holdings Inc., or “CME Holdings,” and CBOT Holdings, Inc., or “CBOT Holdings,” have approved revised terms of a merger between our two companies. Upon consummation of the merger, the combined company will be renamed CME Group Inc., or “CME Group.” We also propose to make changes to the constituent documents of Board of Trade of the City of Chicago, Inc., or “CBOT,” in connection with the merger. CBOT will become a subsidiary of CME Group following the merger.

This joint proxy statement/prospectus updates and replaces the joint proxy statement/prospectus dated February 27, 2007 that described the original terms of the merger agreement. The terms of the amended merger agreement are summarized in this joint proxy statement/prospectus, and a copy of the amended merger agreement is attached as Annex A.

If the merger is completed, CBOT Holdings Class A stockholders will be entitled to receive 0.3500 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock held at the time the merger is completed.

Based on the number of shares of common stock of CME Holdings and CBOT Holdings outstanding on May 10, 2007, the last trading day prior to the public announcement of the revised terms of the merger, immediately after the completion of the merger, CME Holdings stockholders will own approximately 65% of the common stock of CME Group and the CBOT Holdings Class A stockholders immediately prior to the merger will own approximately 35% of the common stock of CME Group.

CME Holdings and CBOT Holdings will each hold a special meeting of its stockholders to consider and vote on the merger, and CBOT will hold a special meeting of its members to obtain approval for certain matters related to the merger.

Every vote is important. Whether or not you plan to attend your company’s special meeting, please take the time to vote by following the instructions on your proxy card. If you previously submitted a proxy for the meetings that were scheduled for April 4, 2007, we do not intend to vote those proxies at the rescheduled meetings on July 9, 2007 and you must vote again by following the instructions on the enclosed proxy card.

The places, dates and times of the stockholder and member meetings are as follows:

For CME Holdings stockholders:	For CBOT Holdings Class A stockholders:	For CBOT members:
UBS Tower - The Conference Center One North Wacker Drive Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 2:30 p.m., Chicago time

We enthusiastically support this combination of our companies and join with our boards in recommending that our stockholders vote “FOR” the adoption of the agreement and plan of merger, and that CBOT members vote “FOR” the matters related to the merger as described in this document.

Sincerely,	Sincerely,

Terrence A. Duffy	Charles P. Carey
Executive Chairman Chicago Mercantile Exchange Holdings Inc.	Chairman CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.

For a discussion of risk factors that you should consider in evaluating the merger and the other matters on which you are being asked to vote, see “ RISK FACTORS” beginning on page 26.

CME Holdings Class A common stock trades on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “CME” and CBOT Holdings Class A common stock trades on the New York Stock Exchange under the symbol “BOT.”

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger and other transactions described in this document nor have they approved or disapproved the issuance of the CME Holdings Class A common stock to be issued in connection with the merger, or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

This document is dated June 5, 2007, and is being first mailed to CME Holdings stockholders, CBOT Holdings Class A stockholders and CBOT members on or about June 8, 2007.

CERTAIN FREQUENTLY USED TERMS

This document constitutes a prospectus of Chicago Mercantile Exchange Holdings Inc. for the shares of Class A common stock that it will issue to CBOT Holdings, Inc. stockholders in the merger, and a proxy statement for stockholders of Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc. and members of Board of Trade of the City of Chicago, Inc. Unless otherwise specified or if the context so requires:

•	“CME Holdings” refers to Chicago Mercantile Exchange Holdings Inc. and its wholly owned subsidiaries and “CME” refers to Chicago Mercantile Exchange Inc.

•	“CBOT Holdings” refers to CBOT Holdings, Inc. and its wholly owned subsidiaries and “CBOT” refers to Board of Trade of the City of Chicago, Inc.

•	“CME Group” refers to the combined company and its subsidiaries after completion of the merger.

•	“We,” “us” or “our” refers to (i) prior to completion of the merger, CME Holdings and CBOT Holdings and (ii) after completion of the merger, CME Group.

•

“Lehman Brothers” refers to Lehman Brothers Inc., “William Blair” refers to William Blair & Company, L.L.C., “JPMorgan” refers to J.P. Morgan Securities Inc. and “Lazard” refers to Lazard Frères & Co. LLC.

•

“amended merger agreement” refers to the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006 and May 11, 2007 and as it may be further amended from time to time.

Chicago Mercantile Exchange, CME, the globe logo and Globex are registered trademarks of CME. CBOT, the CBOT Holdings logo and the CBOT logo are registered trademarks of CBOT. S&P, S&P 500, NASDAQ-100, Dow Jones Industrial Average and other trade names, service marks and trademarks that are not proprietary to CME or CBOT are the property of their respective owner.

REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about CME Holdings and CBOT Holdings from other documents that are not included in or delivered with this document. This information is available for you to review at the public reference room of the Securities and Exchange Commission, or the “SEC,” located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain those documents incorporated by reference in this document, excluding exhibits to those documents, without charge by requesting them from the appropriate company in writing or by telephone at the following addresses and telephone numbers:

Chicago Mercantile Exchange Holdings Inc. 20 South Wacker Drive Chicago, Illinois 60606 (312) 930-1000 Attention: Investor Relations www.cme.com/about/invest	CBOT Holdings, Inc. 141 West Jackson Boulevard Chicago, Illinois 60604 (312) 435-3500 Attention: Investor Relations www.cbot.com

If you would like to request documents, please do so by June 29, 2007 in order to receive them before your company’s special meeting.

Information contained in or otherwise accessible through the Internet sites listed above is not a part of this document. All references in this document to these Internet sites are inactive textual references to these URLs and are for your information only.

No person is authorized to give any information or to make any representation with respect to the matters that this document describes other than those contained in this document, and, if given or made, the information or representation must not be relied upon as having been authorized by CME Holdings or CBOT Holdings. This document does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this document nor any distribution of securities made under this document shall, under any circumstances, create an implication that there has been no change in the affairs of CME Holdings or CBOT Holdings since the date of this document or that the information contained herein is correct as of any time subsequent to the date of this document.

See “Where You Can Find More Information” beginning on page 195.

VOTING BY INTERNET, TELEPHONE OR MAIL

CME Holdings stockholders of record may submit their proxies by:

Internet. You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Have your proxy card in hand when you access the website because you will have to enter the control number printed on your proxy card. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s).

Telephone. You can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s).

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document. If you elect to vote by mail, you should vote early to ensure that your proxy card is received before the special meeting.

If you hold your shares through a bank, broker, custodian or other recordholder, please refer to your proxy card or the information forwarded by your bank, broker, custodian or other recordholder to see which options are available to you.

CBOT Holdings Class A stockholders of record may submit their proxies by:

Internet. You can vote over the Internet by accessing the website at http://proxy.georgeson.com and following the instructions on the website. Have your proxy card in hand when you access the website because you will have to enter the control number printed on your proxy card. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s).

Telephone. You can vote by telephone by calling the toll-free number 1-800-732-4052 in the United States and Canada on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s).

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document. If you elect to vote by mail, you should vote early to ensure that your proxy card is received before the special meeting.

If you hold your shares through a bank, broker, custodian or other recordholder, please refer to your proxy card or the information forwarded by your bank, broker, custodian or other recordholder to see which options are available to you.

CBOT members of record may submit their proxies by:

Internet. You can vote over the Internet by accessing the website at http://proxy.georgeson.com and following the instructions on the website. Have your proxy card in hand when you access the website because you will have to enter the control number printed on your proxy card. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s).

Telephone. You can vote by telephone by calling the toll-free number 1-800-786-8302 in the United States and Canada on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s).

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document. If you elect to vote by mail, you should vote early to ensure that your proxy card is received before the special meeting.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2007

To the Stockholders of CME Holdings:

The board of directors of CME Holdings has called for a special meeting of CME Holdings stockholders to be held on July 9, 2007, at 3:00 p.m., Chicago time, at UBS Tower - The Conference Center, One North Wacker Drive, Chicago, Illinois, for the following purposes:

1.	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006 and May 11, 2007, and as it may be further amended from time to time, pursuant to which CBOT Holdings will merge with and into CME Holdings;

2.	to vote upon an adjournment or postponement of the CME Holdings special meeting, if necessary, to solicit additional proxies; and

3.	to transact such other business as may properly be brought before the CME Holdings special meeting or any adjournments or postponements of the CME Holdings special meeting.

Only holders of record of CME Holdings Class A and Class B common stock at the close of business on May 29, 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the CME Holdings special meeting or any adjournments or postponements of the special meeting.

We cannot complete the merger unless holders of a majority of the outstanding shares of CME Holdings Class A and Class B common stock entitled to vote, voting together as a single class, vote in favor of the proposal to adopt the amended merger agreement and thus approve the merger.

For more information about the merger proposal described above and the other transactions contemplated by the amended merger agreement, please review the accompanying joint proxy statement/prospectus and the amended merger agreement attached to it as Annex A.

The board of directors of CME Holdings unanimously recommends that CME Holdings stockholders vote “FOR” the proposal to adopt the amended merger agreement.

Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. You may also cast your vote by telephone or by using the Internet as described in the instructions included with your proxy card. Your failure to vote will have the same effect as voting against the merger.

If you previously submitted a proxy for the meeting that was scheduled for April 4, 2007, we do not intend to vote those proxies at the rescheduled meeting on July 9, 2007 and you must vote again by following the instructions on the enclosed proxy card.

By Order of the Board of Directors,

Kathleen M. Cronin

Corporate Secretary

Chicago, Illinois

June 5, 2007

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE MERGER PROPOSAL OR ABOUT VOTING YOUR SHARES, PLEASE CALL D.F. KING & CO., INC. AT 1-800-769-7666.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2007

To the Stockholders of CBOT Holdings:

The board of directors of CBOT Holdings has called for a special meeting of CBOT Holdings Class A stockholders to be held on July 9, 2007, at 3:00 p.m., Chicago time, at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, for the following purposes:

1.	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006 and May 11, 2007, and as it may be further amended from time to time, pursuant to which CBOT Holdings will merge with and into CME Holdings;

2.	to vote upon an adjournment or postponement of the CBOT Holdings special meeting, if necessary, to solicit additional proxies; and

3.	to transact such other business as may properly be brought before the CBOT Holdings special meeting or any adjournments or postponements of the CBOT Holdings special meeting.

Only holders of record of CBOT Holdings Class A common stock at the close of business on May 29, 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the CBOT Holdings special meeting or any adjournments or postponements of the special meeting.

We cannot complete the merger unless holders of a majority of the outstanding shares of CBOT Holdings Class A common stock entitled to vote in favor of the proposal to adopt the amended merger agreement and thus approve the merger.

For more information about the merger proposal described above and the other transactions contemplated by the amended merger agreement, please review the accompanying joint proxy statement/prospectus and the amended merger agreement attached to it as Annex A.

The board of directors of CBOT Holdings unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the proposal to adopt the amended merger agreement and “FOR” the adjournment or postponement of the CBOT Holdings special meeting, if necessary, to solicit additional proxies.

Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. You may also cast your vote by telephone or by using the Internet as described in the instructions included with your proxy card. Your failure to vote will have the same effect as voting against the merger.

If you previously submitted a proxy for the meeting that was scheduled for April 4, 2007, we do not intend to vote those proxies at the rescheduled meeting on July 9, 2007 and you must vote again by following the instructions on the enclosed proxy card.

By Order of the Board of Directors,

Paul J. Draths

Vice President and Secretary

Chicago, Illinois

June 5, 2007

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE MERGER PROPOSAL OR ABOUT VOTING YOUR SHARES, PLEASE CALL GEORGESON, INC. AT 1-866-834-7793.

NOTICE OF SPECIAL MEETING OF MEMBERS

TO BE HELD ON JULY 9, 2007

To the Series B-1 and Series B-2 Members of CBOT:

The board of directors of CBOT has called for a special meeting of members, to be held on July 9, 2007, at 2:30 p.m., Chicago time, at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, for the following purposes:

1.	to consider and vote upon a proposal that CBOT Holdings repurchase the outstanding share of Class B common stock of CBOT Holdings held by the CBOT Subsidiary Voting Trust immediately prior to the completion of the merger of CBOT Holdings with and into CME Holdings pursuant to the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006 and May 11, 2007, and as it may be further amended from time to time;

2.	to consider and vote upon the approval of an amended and restated certificate of incorporation of CBOT to become effective concurrently with the completion of the merger of CBOT Holdings with and into CME Holdings;

3.	to vote upon an adjournment or postponement of the CBOT special meeting, if necessary, to solicit additional proxies; and

4.	to transact such other business as may properly be brought before the CBOT special meeting or any adjournments or postponements of the CBOT special meeting.

Only holders of record of CBOT Series B-1 and Series B-2 memberships at the close of business on May 29, 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the CBOT special meeting or any adjournments or postponements of the special meeting.

It is a condition to the completion of the merger of CBOT Holdings and CME Holdings that the proposals described above are approved by the CBOT members at the special meeting.

For more information about the proposals described above, the merger and the other transactions contemplated by the amended merger agreement, please review the accompanying joint proxy statement/prospectus and the form of amended and restated certificate of incorporation of CBOT and the amended merger agreement attached to the joint proxy statement/prospectus as Annexes H and A, respectively.

The board of directors of CBOT unanimously recommends that CBOT members vote “FOR” each of proposals 1, 2 and 3 described above.

Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. You may also cast your vote by telephone or by using the Internet as described in the instructions included with your proxy card.

If you previously submitted a proxy for the meeting that was scheduled for April 4, 2007, we do not intend to vote those proxies at the rescheduled meeting on July 9, 2007 and you must vote again by following the instructions on the enclosed proxy card.

By Order of the Board of Directors,

Paul J. Draths

Vice President and Secretary

Chicago, Illinois

June 5, 2007

PLEASE VOTE PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR MEMBERSHIPS, PLEASE CALL GEORGESON, INC. AT 1-866-834-7793.

ii

iii

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. You should carefully read this entire document, including the Annexes, and the other documents to which this document refers to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page 195. Most items in this summary include a page reference directing you to a more complete description of those items.

Questions and Answers About the Merger

Q:	Why am I receiving this document?

A:	We are delivering this document to you because on May 11, 2007, CME Holdings, CBOT Holdings and CBOT entered into an amendment to the merger agreement that the parties entered into on October 17, 2006, which is referred to in this document as the “original merger agreement.” This document is a joint proxy statement/prospectus that updates and replaces the joint proxy statement/prospectus dated February 27, 2007 that described the terms of the original merger agreement. The terms of the amended merger agreement are summarized in this document and a copy of the amended merger agreement is attached as Annex A.

This joint proxy statement is being used by both the CME Holdings and CBOT Holdings boards of directors to solicit proxies of CME Holdings and CBOT Holdings stockholders in connection with the amended merger agreement and the merger. This document is also a prospectus being delivered to CBOT Holdings Class A stockholders because CME Holdings is offering shares of its Class A common stock to be issued in exchange for shares of CBOT Holdings Class A common stock if the merger is completed. In addition, this document is a proxy statement used by the CBOT board of directors to solicit proxies of CBOT Series B-1 and Series B-2 members in connection with certain of the matters or transactions contemplated by the amended merger agreement.

Q:	What will happen in the proposed transaction?

A:	Under the terms of the amended merger agreement, CBOT Holdings will be merged with and into CME Holdings, with CME Holdings continuing as the surviving entity. Upon the completion of the merger, which we also refer to as the “effective time,” the name of the combined company will be changed to CME Group Inc. Following the merger, CME and CBOT will be subsidiaries of CME Group. These matters are referred to in this document as the “merger.” Members of CBOT immediately prior to the merger will continue to be members of CBOT immediately following the merger. Also, stockholders of CME Holdings will continue to be stockholders of CME Group following the merger.

For additional information, see “The Amended Merger Agreement—The Merger” beginning on page 145.

Q:	What will CBOT Holdings Class A stockholders receive in the merger?

A:	Upon the completion of the merger, for each share of CBOT Holdings Class A common stock owned, CBOT Holdings Class A stockholders will be entitled to receive 0.3500 shares of CME Holdings Class A common stock, or the “exchange ratio.”

Based on the number of shares of CBOT Holdings Class A common stock outstanding on May 29, 2007 and assuming a closing sales price of CME Holdings Class A common stock of $535.25, which was the closing price of CME Holdings Class A common stock on June 4, 2007, the last date prior to filing this document for which it was practicable to obtain this information, the aggregate market value of the consideration to be received in the merger, without regard to the value of outstanding options, was approximately $9.9 billion.

The value of the merger consideration will fluctuate with the market price of CME Holdings Class A common stock.

See “The Amended Merger Agreement—Consideration To Be Received in the Merger” beginning on page 146.

Q:	What terms of the merger changed in the amended merger agreement?

A:	The merger consideration for each share of CBOT Holdings Class A common stock increased from 0.3006 shares of CME Holdings Class A common stock (or an amount of cash equal to 0.3006 multiplied by the average closing sales price of CME Holdings Class A common stock for the period of the ten consecutive trading days ending on the second full trading day prior to completion of the merger, subject to proration) to 0.3500 shares of CME Holdings Class A common stock (with no cash election). See “The Amended Merger Agreement—Consideration to be Received in the Merger” beginning on page 146.

The termination fee payable by CBOT Holdings or CME Holdings, as the case may be, in certain circumstances if the merger is not completed increased from $240.0 million to $288.0 million. See “The Amended Merger Agreement—Termination of the Amended Merger Agreement” beginning on page 154.

The number of members of the board of directors of CME Group after the merger increased from 29 to 30, with the number of CBOT Directors increasing from nine to ten. See “The Merger—Board of Directors and Executive Officers of CME Group After Completion of the Merger” beginning on page 141.

Subject to certain limitations, CBOT Holdings may pay a quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings common stock in each of the three month periods ending September 30, 2007 and December 31, 2007. CBOT Holdings may not, however, pay a dividend in any such three month period in which the completion of the merger occurs or is expected to occur. If the merger is not completed prior to March 31, 2008, CBOT Holdings may pay a quarterly cash dividend to holders of record on March 31, 2008 of CBOT Holdings common stock, calculated based upon an agreed-upon formula. See “The Amended Merger Agreement—Conduct of Business Pending the Merger” beginning on page 149.

After completion of the merger, CME Group will commence and consummate a tender offer for up to $3.5 billion, or 6,250,000 shares, of CME Holdings Class A common stock at a fixed cash price of $560.00 per share, which is referred to in this document as the “tender offer.” The tender offer will be open to CBOT Holdings stockholders that receive CME Holdings stock in connection with the merger, as well as existing CME Holdings stockholders. See “The Merger—Board of Directors and Executive Officers of CME Group After Completion of the Merger—Tender Offer Committee” beginning on page 142 and “The Amended Merger Agreement— Tender Offer After Completion of the Merger” beginning on page 157.

Aside from these and conforming changes, the amended merger agreement is substantively unchanged from the original merger agreement.

Q:	Do I have the right to elect to receive cash in the merger?

A:	No. The original merger agreement included a cash election provision, subject to proration, but the amended merger agreement does not.

Q:	Will there be restrictions on the transfer of the shares of CME Holdings Class A common stock I receive in the merger?

A:	No. The shares of CME Holdings Class A common stock to be issued in connection with the merger will be freely tradeable following receipt unless you are an affiliate of CBOT Holdings within the meaning of the federal securities laws, which will generally be the case only if you are a director, executive officer or greater than 10% stockholder of CBOT Holdings.

Q:	Why didn’t the CBOT Holdings board of directors accept the ICE proposal?

A:	The reasons for the determination of the board of directors of CBOT Holdings that the proposal from IntercontinentalExchange, Inc., or “ICE,” to merge with CBOT Holdings was not a “Superior Proposal” within the meaning of the original merger agreement, included the following material factors:

•	the belief that a combination with ICE would take longer to integrate and would involve significantly greater execution risks than a combination with CME Holdings;

•	the belief that a combined CBOT Holdings/CME Holdings would be better able to compete in a rapidly changing industry than a combined CBOT Holdings/ICE;

•	CME Holdings’ longer operating history and history as a public company;

•

the relative experience in the futures industry of the board members and management at CBOT Holdings and ICE, and that under the ICE proposal the combined business would be overseen and managed by a board comprised of a majority of ICE directors and ICE management;

•

under the ICE proposal, CBOT Holdings’ stockholders would own a majority of the stock of the combined company but CBOT Holdings’ directors would constitute a minority of the combined company’s board of directors;

•

a combination with CME Holdings would create the world’s most diverse global exchange, offering a broad range of derivatives products based on interest rates, equity indexes, foreign exchange, agricultural and industrial commodities, energy and alternative investment products;

•

the fact that the market prices of CME Holdings Class A common stock and ICE’s common stock fluctuate for a number of reasons, including reasons unrelated to operating performance, making a comparison of short-term value less certain; and

•

the belief that a combination with CME Holdings in accordance with the terms of its revised proposal offered greater overall benefits to CBOT Holdings stockholders than a combination with ICE in accordance with the terms of its proposal.

See “The Merger—Conclusions Regarding the ICE Proposal” beginning on page 89.

Q:	If I am a CBOT member, will I continue to be a CBOT member following the merger?

A:	Yes. CBOT members immediately prior to the merger will continue to be CBOT members immediately following the merger. As a result of the merger, CBOT will become a subsidiary of CME Group. In addition, CBOT’s constituent documents will be amended, which will affect some of your rights.

For additional information, see “The Special Meeting of CBOT Members” beginning on page 45 and “Comparative Rights of CBOT Members Prior to and After the Merger” beginning on page 190.

Q:	Will CBOT members need to own CME Group Class A common stock following the merger to qualify for fee preferences or to meet member firm or clearing member requirements?

A:	Yes. We currently expect CBOT’s stock ownership requirements for fee preferences or to meet member firm or clearing member requirements to continue following the merger, although the share requirements will be adjusted to reflect the merger and the exchange ratio.

For example, effective July 1, 2007, a non-Futures Commission Merchant, or “FCM,” CBOT member firm must have 18,112 shares of CBOT Holdings Class A common stock registered on its behalf to qualify as a clearing member for purposes of clearing its own trades. Immediately following the merger (and assuming the merger is completed in July 2007), a non-FCM CBOT member firm will need to have 6,339.2 shares of CME Group Class A common stock (calculated by multiplying 18,112 by the exchange ratio of 0.3500) registered on its behalf to continue to qualify as a clearing member for purposes of clearing its own trades. As announced on May 21, 2007, CBOT’s stock ownership requirements for clearing and equity members have been reduced in recognition of the increase in value of CBOT Holdings Class A common stock used to satisfy such requirements.

Q:	What are CBOE exercise rights and will they be affected by the merger?

A:	The certificate of incorporation of Chicago Board Options Exchange, Inc., or “CBOE,” provides that members of CBOT who apply for membership at CBOE and who otherwise qualify shall, so long as they remain members of CBOT, be entitled to become members of CBOE without the necessity of acquiring such membership for consideration or value. This right is referred to as the “exercise right,” and members of CBOT who have become members of CBOE pursuant to this right are referred to as “exerciser members.”

CBOE has filed with the SEC a proposed interpretation of CBOE’s rules under which the exercise rights would terminate upon completion of the merger, subject to the right of exerciser members as of December 11, 2006 to continue to be exerciser members for an unspecified interim period following the merger. The proposed rule interpretation was initially filed with the SEC on December 12, 2006, and an amendment to the proposed rule interpretation was filed with the SEC on January 16, 2007. On February 6, 2007, the SEC published a notice to solicit comments on the proposed rule interpretation, with comments due on or before February 27, 2007.

CBOT Holdings and CBOT intend to oppose CBOE’s proposed rule interpretation and vigorously defend the rights of CBOT members to become or remain exerciser members of CBOE pursuant to the exercise rights. In August 2006, CBOT Holdings, CBOT and certain CBOT members, acting for themselves and as representatives of a class of similarly situated members, filed a lawsuit in Delaware state court to determine the rights of exerciser members and exercise right holders in connection with CBOE’s proposed demutualization. In January 2007, the plaintiffs filed an amendment to the complaint in this lawsuit which added claims seeking to bar CBOE from terminating the exercise rights upon completion of the merger. We cannot assure you as to the outcome of the CBOE’s proposed rule interpretation or the Delaware litigation.

For additional information, see “Risk Factors—Additional Risks Relating to CBOT Members” beginning on page 32.

Q:	Why have CME Holdings and CBOT Holdings decided to merge?

A:	CME Holdings and CBOT Holdings believe that substantial benefits to their stockholders and customers can be obtained as a result of the merger, including:

•	CME Group becoming the world’s most diverse global exchange, with greater financial, operational and other resources;

•	the addition of significant volume to CME Holdings’ highly leveragable operating model;

•	the diversity of products that CME Group will offer;

•	customers’ access to distinct products and services on a unified trading platform;

•	the possibility of significant cost savings to both customers and CME Group;

•	the ability to secure the benefits from the parties’ common clearing arrangement, which is scheduled to expire in 2009; and

•	the proposed board and management arrangements, which would position CME Group with strong leadership and experienced operating management.

For additional information, see “The Merger—CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors” beginning on page 78 and “The Merger—CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Board of Directors” beginning on page 81.

Q:	When and where are the rescheduled special meetings?

A:	In connection with the original merger agreement, each of CME Holdings, CBOT Holdings and CBOT scheduled a special meeting of its stockholders or members, as applicable, on April 4, 2007. Each of the CME Holdings, CBOT Holdings and CBOT special meetings was rescheduled to July 9, 2007 as detailed below.

The CME Holdings special meeting will be held at UBS Tower - The Conference Center, One North Wacker Drive, Chicago, Illinois, on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CME Holdings Class A and Class B common stock at the close of business on May 29, 2007, the record date for the CME Holdings special meeting, are invited to attend the special meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a stockholder of record, evidence from your broker that you are a CME Holdings stockholder and are eligible to attend the meeting, such as a letter or account statement from your broker or bank. Stockholders will not be allowed to use cameras, recording devices and other electronic devices at the meeting. For additional information, see “The Special Meeting of CME Holdings Stockholders” beginning on page 38.

The CBOT Holdings special meeting will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CBOT Holdings Class A common stock at the close of business on May 29, 2007, the record date for the CBOT Holdings special meeting, are invited to attend the special meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a stockholder of record, evidence from your broker that you are a CBOT Holdings Class A stockholder and are eligible to attend the meeting, such as a letter or account statement from your broker or bank. Stockholders will not be allowed to use cameras, recording devices and other electronic devices at the meeting. For additional information, see “The Special Meeting of CBOT Holdings Class A Stockholders” beginning on page 41.

The CBOT special meeting of members will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 2:30 p.m., Chicago time. Although only holders of Series B-1 and Series B-2 memberships in CBOT at the close of business on May 29, 2007, the record date for the special meeting, are entitled to vote at the special meeting, all holders of memberships in CBOT as of the record date are invited to attend the special meeting. If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport. Members will not be allowed to use cameras, recording devices and other electronic devices at the meeting. For additional information, see “The Special Meeting of CBOT Members” beginning on page 45.

Q:	What vote is required to approve the merger?

A:	We cannot complete the merger unless the stockholders of CME Holdings and CBOT Holdings vote to adopt the amended merger agreement and thereby approve the merger. In addition, it is a condition to completion of the merger that certain proposals be approved by CBOT members, as discussed in the answer to the next question.

For CME Holdings, the amended merger agreement must be adopted by the holders of a majority of the outstanding shares of CME Holdings Class A and Class B common stock voting together as a single class. Each holder of a share of CME Holdings Class A or Class B common stock as of the close of business on May 29, 2007, the record date for the CME Holdings special meeting, will be entitled to one vote for each share of CME Holdings Class A or Class B common stock held of record at the close of business on the record date.

For CBOT Holdings, the amended merger agreement must be adopted by the holders of a majority of the outstanding shares of CBOT Holdings Class A common stock entitled to vote. Each holder of a share of CBOT Holdings Class A common stock as of the close of business on May 29, 2007, the record date for the CBOT Holdings special meeting, will be entitled to one vote for each share of CBOT Holdings Class A common stock held of record at the close of business on the record date.

At the close of business on May 29, 2007, the record date for the CME Holdings special meeting, directors and executive officers of CME Holdings had or shared the power to vote in the aggregate approximately 205,158 shares of CME Holdings Class A and Class B common stock, representing less than 1% of the voting power of the then outstanding shares of CME Holdings Class A and Class B common stock as a single class. Each CME Holdings director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of CME Holdings common stock owned by him or her for the approval of the amended merger agreement and the merger.

At the close of business on May 29, 2007, the record date for the CBOT Holdings special meeting, directors and executive officers of CBOT Holdings had or shared the power to vote in the aggregate approximately 507,000 shares of CBOT Holdings Class A common stock, or approximately 1% of the then outstanding shares of CBOT Holdings Class A common stock. Each CBOT Holdings director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of CBOT Holdings common stock owned by him or her for the approval of the amended merger agreement and the merger.

Q:	What are CBOT members being asked to vote on and what vote is required?

A:	The CBOT members are not being asked to vote on the amended merger agreement or the merger. At the CBOT special meeting of members, CBOT Series B-1 and Series B-2 members will be asked to vote (i) to approve the repurchase by CBOT Holdings of the outstanding share of CBOT Holdings Class B common stock held by the CBOT Subsidiary Voting Trust immediately prior to the completion of the merger, referred to in this document as the “repurchase” and (ii) to approve the adoption of the amended and restated certificate of incorporation of CBOT to become effective concurrently with completion of the merger. It is a condition to completion of the merger that these proposals be approved by the CBOT members.

The holders of a majority of the outstanding voting power of the CBOT Series B-1 and CBOT Series B-2 membership interests, voting together as a single class, must approve the repurchase, and the affirmative vote of a majority of the votes cast by the holders of the CBOT Series B-1 and Series B-2 membership interests, voting together as a single class, must approve the adoption of the amended and restated certificate of incorporation of CBOT. Each holder of a Series B-1 membership of CBOT as of the close of business on May 29, 2007, the record date for the special meeting of CBOT members, will be entitled to one vote for each Series B-1 membership held of record at the close of business on the record date, and each holder of a Series B-2 membership of CBOT as of the close of business on the record date will be entitled to one-sixth of one vote for each Series B-2 membership held of record at the close of business on the record date. Holders of CBOT Series B-3, Series B-4 and Series B-5 membership interests do not have voting rights in connection with the transactions contemplated by the amended merger agreement.

Q:	If I am a CBOT member that also owns CBOT Holdings Class A common stock, what do I vote on?

A:	CBOT Series B-1 and Series B-2 members that are also CBOT Holdings Class A stockholders must vote separately as both a CBOT member and a CBOT Holdings Class A common stockholder. The vote of CBOT members to approve the repurchase and the amended and restated certificate of incorporation of CBOT is separate and distinct from the vote of CBOT Holdings Class A common stockholders to adopt the amended merger agreement and thus approve the merger. Each of the proposals must be approved for the merger to be completed. You will receive, along with this document, separate proxy cards for each vote, so CBOT Series B-1 and Series B-2 members that are also CBOT Holdings Class A stockholders should be sure to vote both proxy cards so that their vote is counted at each meeting. For additional information, see “The Special Meeting of CBOT Members” beginning on page 45.

Q:	Are there risks associated with the merger and the related transactions that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the merger of CME Holdings and CBOT Holdings and the related transactions that are discussed in this document and in other documents incorporated by reference in this document. Please read with particular care the detailed description of the risks associated with the merger on pages 26 through 35 and in the CME Holdings and CBOT Holdings SEC filings referred to in “Where You Can Find More Information” beginning on page 195.

Q:	When do the parties currently expect to complete the merger?

A:	We currently expect the transaction to close mid-year 2007. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of CME Holdings stockholders and CBOT Holdings Class A stockholders at the stockholder meetings, the CBOT membership approvals at the member meeting and the necessary regulatory approvals or expiration of applicable waiting periods, among other closing conditions.

Q:	What do I need to do now in order to vote?

A:	After you have carefully read this document, please respond as soon as possible so that your shares or membership interests, as the case may be, will be represented and voted at your special meeting:

•	by completing, signing and dating your proxy card and returning it in the postage-paid envelope; or

•	by submitting your proxy by the other methods described in this document.

Q:	What if I already voted? Do I need to vote again?

A:	If you previously submitted a proxy for a meeting scheduled for April 4, 2007, we do not intend to vote those proxies at the rescheduled meetings on July 9, 2007 and you must vote again by following the instructions on the enclosed proxy card.

Q:	If I am a CBOT Holdings Class A stockholder, should I send in my CBOT Holdings Class A common stock certificates with my proxy card?

A:	No. Please DO NOT send your CBOT Holdings Class A common stock certificates with your proxy card. You should carefully review and follow the instructions regarding the surrender of your stock certificates set forth in the letter of transmittal that will be mailed to you promptly after completion of the merger.

Q:	How do I vote my shares if my shares are held in “street name”?

A:	You should contact your broker or bank. Your broker or bank can give you directions on how to instruct the broker or bank to vote your shares. Your broker or bank will not vote your shares unless the broker or bank receives appropriate instructions from you. You should therefore provide your broker or bank with instructions as to how to vote your shares.

Additional information on voting procedures is located beginning on page 38 for CME Holdings stockholders, on page 41 for CBOT Holdings Class A stockholders and on page 45 for CBOT.

Q:	How will my proxy be voted?

A:	If you vote by completing, signing, dating and returning your signed proxy card, your proxy will be voted in accordance with your instructions. You may also vote by telephone or Internet. If your proxy card is properly executed and received in time to be voted, the shares or membership interests, as applicable, represented by your proxy card will be voted in accordance with the instructions that you mark on your proxy card. If you sign, date, and send your proxy and do not indicate how you want to vote, your shares or membership interests, as applicable, will be voted “FOR” approval of the applicable proposals.

Additional information on voting procedures is located beginning on page 38 for CME Holdings stockholders, on page 41 for CBOT Holdings Class A stockholders and on page 45 for CBOT members.

Q:	What if I want to change my vote after I have delivered my proxy card?

A:	You may change your vote at any time before your proxy is voted at your special meeting. If you are the record holder of your shares or membership interests, as the case may be, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new valid proxy bearing a later date by mail or by telephone or Internet. Third, you can attend the applicable special meeting and vote in person. Attendance at any of the meetings will not in and of itself constitute revocation of a proxy. If you hold shares of CME Holdings Class A common stock or CBOT Holdings Class A common stock in “street name,” you should contact your broker or bank to give it instructions to change your vote.

If you are a CME Holdings stockholder and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or new proxy to CME Holdings c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, and it must be received prior to the special meeting.

If you are a CBOT Holdings Class A stockholder and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or new proxy to CBOT Holdings c/o Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646, and it must be received prior to the special meeting.

If you are a CBOT member and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or new proxy to CBOT c/o Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646, and it must be received prior to the special meeting.

Q:	Can I dissent and require appraisal of my shares?

A:	No. Neither CME Holdings stockholders, CBOT Holdings Class A stockholders nor CBOT Members have dissenters’ rights in connection with the merger.

Q:	How important is my vote?

A:	Every vote is important. You should be aware that:

•	Because the required vote of CME Holdings stockholders to adopt the amended merger agreement is based upon the number of outstanding shares of CME Holdings Class A common stock and CME

Holdings Class B common stock, rather than upon the number of shares actually voted, the failure by a CME Holdings stockholder to submit a proxy or to vote in person at the CME Holdings special meeting, abstentions and “broker non-votes” will have the same effect as a vote against adoption of the amended merger agreement.

•

Because the required vote of CBOT Holdings Class A stockholders to adopt the amended merger agreement is based upon the number of outstanding shares of CBOT Holdings Class A common stock, rather than upon the number of shares actually voted, the failure by a CBOT Holdings Class A stockholder to submit a proxy or to vote in person at the CBOT Holdings special meeting, abstentions and “broker non-votes” will have the same effect as a vote against adoption of the amended merger agreement.

•

Because the required vote of the holders of the CBOT Series B-1 and Series B-2 memberships to approve the repurchase is based upon the outstanding voting power of CBOT Series B-1 and Series B-2 memberships, rather than upon the voting power of memberships actually voted, the failure by a CBOT Series B-1 or Series B-2 member to submit a proxy or to vote in person at the CBOT special meeting of members and abstentions will have the same effect as a vote against approval of the repurchase.

•

Because the required vote of the holders of the CBOT Series B-1 and Series B-2 memberships to approve the adoption of the amended and restated certificate of incorporation of CBOT is based upon the voting power of memberships actually voted, rather than the voting power of outstanding CBOT Series B-1 and Series B-2 memberships, the failure by a CBOT Series B-1 or Series B-2 member to submit a proxy or vote in person at the CBOT special meeting of members will have no effect on the vote. However, an abstention will have the same effect as a vote against approval of this proposal.

Q:	Who can I call with questions about the stockholder or membership meetings or the merger?

A:	If you are a CME Holdings stockholder and you have questions about the merger or the CME Holdings special meeting of stockholders or you need additional copies of this document, or if you have questions about the process for voting or if you need a replacement proxy card, you should contact:

D.F. King & Co., Inc.

48 Wall Street

22nd Floor

New York, NY 10005

(800) 769-7666

If you are a CBOT Holdings Class A stockholder or a CBOT member and you have questions about the merger or the CBOT Holdings special meeting of stockholders or the CBOT special meeting of members or you need additional copies of this document, or if you have questions about the process for voting or if you need a replacement proxy card, you should contact:

Georgeson, Inc.

17 State Street, 10th Floor

New York, NY 10004

(866) 834-7793

Other Information Regarding the Merger

CME Holdings’ Board of Directors Recommends that CME Holdings Stockholders Vote “FOR” Adoption of the Amended Merger Agreement

CME Holdings’ board of directors has unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to, and in the best interests of, CME Holdings and its stockholders, and unanimously recommends that CME Holdings stockholders vote “FOR” the proposal to adopt the amended merger agreement.

In determining whether to approve the amended merger agreement, CME Holdings’ board of directors consulted with certain members of its senior management and with its legal and financial advisors. In arriving at its determination, the CME Holdings board of directors also considered the factors described under “The Merger—CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors” beginning on page 78.

CBOT Holdings’ Board of Directors Recommends that CBOT Holdings Class A Stockholders Vote “FOR” Adoption of the Amended Merger Agreement

CBOT Holdings’ board of directors has unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to and in the best interests of, CBOT Holdings and its stockholders, and unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the proposal to adopt the amended merger agreement.

In determining whether to approve the amended merger agreement, CBOT Holdings’ board of directors consulted with certain members of its senior management and with its legal and financial advisors. In arriving at its determination, the CBOT Holdings board of directors also considered the factors described under “The Merger—CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page 81.

CBOT’s Board of Directors Recommends that CBOT Members Vote “FOR” Approval of the Repurchase and the Adoption of the Amended and Restated Certificate of Incorporation

CBOT’s board of directors has unanimously determined that the repurchase and the proposed amendments to its certificate of incorporation are advisable and unanimously recommends that CBOT members vote “FOR” approval of the repurchase and adoption of the amended and restated certificate of incorporation.

See “The Special Meeting of CBOT Members” beginning on page 45.

CME Holdings’ Financial Advisors Have Provided Opinions as to the Fairness, from a Financial Point of View, to CME Holdings of the Consideration to be Paid in the Merger

Lehman Brothers and William Blair have provided opinions to the CME Holdings board of directors, dated as of May 11, 2007, that, as of that date, and based on and subject to the qualifications and assumptions set forth in their respective opinions, the consideration to be paid by CME Holdings in the merger with CBOT Holdings was fair, from a financial point of view, to CME Holdings. We have attached the full text of each of Lehman Brothers’ and William Blair’s opinion to this document as Annex B and Annex C, respectively, which set forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by each of Lehman Brothers and William Blair in connection with their respective opinions. We urge you to read the opinions carefully in their entirety. The opinions of Lehman Brothers and William Blair are addressed to the board of directors of CME Holdings and are one of many factors considered by the board in deciding to approve the amended merger agreement and the transactions contemplated by the amended merger agreement, are directed only to the consideration to be paid in the merger and do not address the underlying decision by CME Holdings to engage in the merger or constitute a recommendation to any stockholder of CME Holdings as to how that stockholder should vote at the CME Holdings special meeting or act on any matter relating to the merger.

Pursuant to engagement letters between each of Lehman Brothers and William Blair, CME Holdings paid Lehman Brothers a $3 million fee upon delivery of Lehman Brothers’ opinion in October 2006 and an additional fee of $13 million will be payable only upon completion of the merger and CME Holdings paid William Blair a $0.75 million fee upon delivery of William Blair’s opinion in October 2006 and an additional fee of $1.25 million will be payable only upon completion of the merger. Neither Lehman Brothers nor William Blair received an additional fee in connection with the delivery of their respective opinions dated May 11, 2007.

See “The Merger—Opinion of Lehman Brothers, Financial Advisor to CME Holdings” beginning on page 97 and “The Merger—Opinion of William Blair, Financial Advisor to CME Holdings” beginning on page 105.

CBOT Holdings’ Financial Advisor Has Provided its Opinion as to the Fairness of the Merger Consideration, from a Financial Point of View, to CBOT Holdings’ Stockholders

JPMorgan has provided its opinion to the CBOT Holdings board of directors, dated as of May 11, 2007, that, as of that date, and subject to and based upon the qualifications and assumptions set forth in its opinion, the consideration to be received by the holders of CBOT Holdings Class A common stock in the merger was fair, from a financial point of view, to such stockholders. We have attached to this document the full text of JPMorgan’s opinion as Annex D, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan in connection with its opinion. We urge you to read the opinion carefully in its entirety. The opinion of JPMorgan is addressed to the board of directors of CBOT Holdings and is among many factors considered by the board in deciding to approve the amended merger agreement and the transactions contemplated by the amended merger agreement, is directed only to the consideration to be paid in the merger and does not constitute a recommendation to any stockholder as to how that stockholder should vote on the amended merger agreement.

Pursuant to an engagement letter between CBOT Holdings and JPMorgan, CBOT Holdings has agreed to pay JPMorgan a fee for its services as financial advisor, a substantial portion of which is contingent upon the consummation of the merger. The total fee will be calculated as 0.3% of the total consideration paid in connection with the merger. Upon delivery of the October 2006 opinion by JPMorgan, JPMorgan became entitled to a portion of the fee in the amount of $2 million. If the proposed merger is consummated, JPMorgan will receive the balance of the fee which, based on the value of the consideration to be paid in connection with the merger as of May 10, 2007, would be approximately $26 million. JPMorgan did not earn an additional fee upon delivering its May 11, 2007 opinion.

See “The Merger—Opinion of JPMorgan, Financial Advisor to CBOT Holdings” beginning on page 111.

Interests of CME Holdings and CBOT Holdings Executive Officers and Directors in the Merger

Stockholders should note that some CME Holdings executive officers and directors and some CBOT Holdings executive officers and directors have interests in the merger that are different from, or in addition to, the interests of other CME Holdings stockholders and CBOT Holdings Class A stockholders, respectively.

Each of CME Holdings’ board of directors and CBOT Holdings’ board of directors was aware of these interests when they voted to approve and adopt the original merger agreement and the amended merger agreement and recommend that their respective stockholders vote to adopt the amended merger agreement.

Information relating to the interests of CME Holdings’ executive officers and directors in the merger is located beginning on page 133 and information relating to the interests of CBOT Holdings’ executive officers and directors in the merger is located beginning on page 134.

Interests of CBOT Holdings Directors Relating to Exercise Rights and/or Other CBOT Member Rights

As described above, CBOE’s certificate of incorporation provides that members of CBOT who apply for membership at CBOE and who otherwise qualify shall, so long as they remain members of CBOT, be entitled to become members of CBOE without the necessity of acquiring such membership for consideration or value. This right, as subsequently amplified in a series of agreements between CBOE, CBOT and, in some cases, CBOT Holdings, is referred to as the “exercise right,” and members of CBOT who have become members of CBOE pursuant to this right are referred to as “exerciser members.” CBOT Holdings directors who hold an exercise right or are exerciser members could have had an incentive to negotiate the consideration, transaction structure or other terms and conditions of the merger to increase or protect the value of the exercise rights, referred to as the “potential exercise rights conflict.” For information regarding the CBOE exercise rights, see “Risk Factors—Additional Risks Relating to CBOT Members.”

In addition, a majority of the directors of CBOT Holdings are members of CBOT. In connection with the merger, CBOT, CBOT Holdings and CME Holdings negotiated the terms of certain amendments to CME Holdings’ amended and restated certificate of incorporation and bylaws and CBOT’s amended and restated certificate of incorporation and bylaws, and the approval of the amendment of CBOT’s amended and restated certificate of incorporation by CBOT members is a condition to the merger. As a result of these amendments, certain rights currently held by Class B members of CBOT will be expanded, preserved, amended, modified or eliminated. Directors of CBOT Holdings who are members of CBOT could have had an incentive to negotiate the terms and conditions of the merger to increase or protect their rights as CBOT members after the merger, which was referred to as the “potential trading rights conflict.”

Information relating to interests of CBOT Holdings directors related to exercise rights and/or other CBOT member rights is located beginning on page 138.

Role and Recommendations of the CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee

CBOT Holdings’ board of directors formed a special transaction committee, or the “special transaction committee,” and an additional separate special committee, which is referred to as the “non-ER members committee,” each comprised of independent and disinterested directors, to address certain potential conflicts of interest of a majority of CBOT Holdings’ directors. The CBOT Holdings special transaction committee acted, with respect to both the potential exercise rights conflict and the potential trading rights conflict, in the interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and who do not otherwise have an exercise right or hold a membership on CBOE pursuant to an exercise right. The CBOT Holdings non-ER members committee acted, with respect to the potential exercise rights conflict, in the interests of CBOT Holdings Class A stockholders (solely in their capacity as CBOT Holdings Class A stockholders) who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right. CBOT Holdings’ board of directors resolved that it would not recommend a transaction with CME Holdings for approval by CBOT Holdings Class A stockholders without the prior favorable recommendation by each special committee.

The special transaction committee unanimously determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to an exercise right, and recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger. The special transaction committee unanimously recommends that CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right vote “FOR” the adoption of the amended merger agreement.

The non-ER members committee determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, and recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger. The non-ER members committee recommends that CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, vote “FOR” the adoption of the amended merger agreement.

In reaching their recommendations, the special committees consulted with their respective legal advisors and, in the case of the special transaction committee, its financial advisor and independent technology consultant, as well as CBOT Holdings’ board of directors and certain of its senior management, and CBOT Holdings’ legal and financial advisors. The non-ER members committee also consulted with the special transaction committee and its legal, financial and other advisors. In reaching their recommendations, the special committees also considered the factors described under “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” beginning on page 85.

The CBOT Holdings Special Transaction Committee’s Financial Advisor Has Provided its Opinion as to the Fairness of the Exchange Ratio, from a Financial Point of View, to CBOT Holdings’ Class A Stockholders Other Than Stockholders Who Have Exercise Right Privileges at CBOE or Have Exercised such Exercise Right Privileges at CBOE

Lazard has provided its opinion to the CBOT Holdings special transaction committee, dated as of May 11, 2007, that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings other than the stockholders of CBOT Holdings who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE. The CBOT Holdings non-ER members committee requested, and Lazard consented to, the non-ER members committee’s reliance on Lazard’s opinion. We have attached to this document the full text of Lazard’s opinion as Annex E, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lazard in connection with its opinion. We urge you to read the opinion carefully in its entirety. The opinion of Lazard is among many factors considered by the special committees in reaching their recommendations, is directed only to the exchange ratio in the merger and does not constitute a recommendation to any stockholder as to how that stockholder should vote on the amended merger agreement. For its services, Lazard received a fee of $3.75 million upon rendering its opinion as of October 17, 2006 and a fee of $3.75 million upon rendering its opinion as of May 11, 2007, and an additional fee of $2.25 million will be payable to Lazard upon consummation of the merger, plus up to an additional $0.5 million at the discretion of the special transaction committee based on the magnitude and complexity of the work performed relative to the parties’ expectations when Lazard was engaged.

See “The Merger—Opinion of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee” beginning on page 118.

Amended and Restated Certificate of Incorporation and Bylaws

Upon the completion of the merger, CME Group’s certificate of incorporation and bylaws will be as set forth in the forms attached as Annexes F and G to this document. The certificate of incorporation and bylaws differ from CME Holdings’ current certificate of incorporation and bylaws in several material respects, including an increase in the authorized number of shares of Class A common stock from 138,000,000 to 1,000,000,000, an increase in the number of directors from 20 to 30 and provisions to reflect the arrangements regarding the board of directors and officers of CME Group after completion of the merger as described below.

See “The Merger—Amended and Restated Certificate of Incorporation and Bylaws” beginning on page 140.

Board of Directors and Executive Officers of CME Group After Completion of the Merger

Upon the completion of the merger, the certificate of incorporation and bylaws of CME Group will provide for a board of directors composed of 30 members. Currently, the holders of CME Holdings’ Class B-1, Class B-2 and Class B-3 common stock have the right to elect six directors to CME Holdings’ board of directors. Following the merger, the holders of the Class B-1, Class B-2 and Class B-3 common stock of CME Group will continue to have the right to elect six directors, who are referred to in this document collectively as the “Class B Directors.” The remaining 24 directors, who are referred to in this document collectively as the “equity directors,” will be elected by the holders of CME Group’s Class A and Class B common stock voting together as a single class.

Upon the completion of the merger, the 30 members of the board of directors of CME Group will consist of the six Class B Directors of CME Holdings as of immediately prior to the merger, the 14 remaining directors of CME Holdings as of immediately prior to the merger, who are referred to in this document collectively as the “CME Directors,” and ten directors of CBOT Holdings as of immediately prior to the merger, who are referred to in this document collectively as the “CBOT Directors.” CME Group’s bylaws contain nominating provisions intended to ensure that, until the annual meeting of stockholders to be held in 2010, at least 20 directors are CME Directors, including the six CME Class B Directors (or their replacements), and at least ten equity directors are CBOT Directors (or their replacements). At least two of the CBOT Directors must at all times be non-industry directors.

Immediately following the completion of the merger, the executive chairman of the board of directors of CME Holdings will serve as the executive chairman of the board of directors of CME Group and the chairman of the board of directors of CBOT Holdings will serve as vice chairman of the board of directors of CME Group, in each case until the 2010 annual meeting of stockholders. Terrence A. Duffy currently serves as executive chairman of the board of directors of CME Holdings and Charles P. Carey currently serves as chairman of the board of directors of CBOT Holdings. Until the 2010 annual meeting of stockholders, any vacancy in the position of chairman of the board of directors will be filled by a majority vote of CME Directors then in office and any vacancy in the position of vice chairman of the board of directors will be filled by a majority vote of CBOT Directors then in office.

During the period, which is referred to in this document as the “transition period,” starting on the date of the completion of the merger and ending on the first business day following the annual meeting of stockholders to be held in 2010, the nominating committee of the board of directors of CME Group will be composed of six directors, consisting of (i) four CME Directors, who are referred to in this document as the “CME nominating representatives,” selected from time to time by the chairman of CME Group and (ii) two CBOT Directors, who are referred to in this document as the “CBOT nominating representatives,” selected from time to time by the vice chairman of CME Group. During the period starting on the date of the completion of the merger and ending on the first business day prior to the annual meeting of stockholders to be held in 2010, the CME nominating representatives have the right to designate any director to be nominated or elected by the board of directors to replace any CME Director whose term expires or who otherwise fails to continue to serve during such period and the CBOT nominating representatives have the same rights with respect to the CBOT Directors.

Upon the completion of the merger, the executive officers of CME Holdings in office immediately prior to the effective time of the merger will continue in the same positions with CME Group, except that Mr. Phupinder

Gill, who currently serves as president and chief operating officer of CME Holdings, will serve as president in the office of the chief executive officer of CME Group. In addition, Bryan Durkin, who currently serves as executive vice president and chief operating officer of CBOT Holdings, will serve as managing director and chief operating officer of CME Group reporting to Mr. Gill. Each of the CME Group executives will serve until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of CME Group.

See “The Merger—Board of Directors and Executive Officers of CME Group After Completion of the Merger” beginning on page 141.

The Amended Merger Agreement

The terms and conditions of the merger are contained in the amended merger agreement, which is attached as Annex A to this document. Please carefully read the amended merger agreement as it is the legal document that governs the merger.

Conditions to Completion of the Merger

Each of CME Holdings’ and CBOT Holdings’ obligation to complete the merger is subject to the satisfaction or waiver of a number of mutual conditions, including:

•

the adoption of the amended merger agreement by the CME Holdings and CBOT Holdings Class A stockholders and the approval by the CBOT members of the repurchase and the proposed CBOT amended and restated certificate of incorporation;

•

the approval of the listing of CME Holdings Class A common stock to be issued in the merger and such other shares to be reserved for issuance in connection with the merger, subject to official notice of issuance, on the NYSE and the Nasdaq Global Select Market;

•

the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar foreign competition laws shall have terminated or expired and the absence of any pending action by the government to enjoin the merger or impose a burdensome condition within the meaning of the amended merger agreement, and all other required filings with or approvals from any governmental entity or self-regulatory organization shall have been made or obtained without any term or condition that would reasonably be expected to result in a burdensome condition;

•

the absence of any rule, regulation, statute, ordinance, order, injunction, judgment or similar action of a court or other governmental entity or self-regulatory organization having the effect of making the merger illegal or otherwise prohibiting the merger; and

•	the effectiveness of the registration statement of which this document forms a part under the Securities Act.

Each of CME Holdings’ and CBOT Holdings’ obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of other conditions, including:

•

the other party’s representations and warranties in the amended merger agreement being true and correct, without regard to qualifications or limitations as to materiality or material adverse effect, except with respect to most representations and warranties where the failure of such representations and warranties to be true and correct does not have and is not reasonably expected to have a material adverse effect;

•	the performance by the other party in all material respects of its obligations under the amended merger agreement; and

•	the receipt by such party of a legal opinion from its counsel with respect to certain federal income tax consequences of the merger.

In addition, the obligation of CME Holdings to complete the merger is subject to the consummation of the repurchase by CBOT Holdings of its outstanding share of Class B common stock from the CBOT Subsidiary Voting Trust, and the obligation of CBOT Holdings to complete the merger is subject to the appointment of the CBOT Directors to CME Group’s board of directors, executive committee and nominating committee in accordance with the amended merger agreement.

See “The Amended Merger Agreement—Conditions to Complete the Merger” beginning on page 153.

Non-Solicitation

Each of CBOT Holdings and CME Holdings has agreed that it will not initiate, solicit, facilitate or encourage any inquiries or proposals regarding, or take certain other actions in connection with, any acquisition proposals by third parties. If, however, a party receives an unsolicited takeover proposal from a third party that the party’s board of directors or, in the case of CBOT Holdings, the CBOT Holdings special transaction committee, determines in good faith, after consultation with its legal and financial advisors, constitutes a superior proposal or could reasonably be expected to lead to a superior proposal, then that party may furnish information to the third party and engage in negotiations regarding a takeover proposal with the third party, subject to specified conditions.

Each party has agreed that its board of directors will not change its recommendation to its stockholders or members or approve any alternative agreement. However, at any time prior to the applicable stockholder or member approval, the applicable board of directors and, in the case of CBOT Holdings, the CBOT Holdings special transaction committee, may make a change in recommendation in response to a superior proposal or if required to comply with its fiduciary duties, subject to certain conditions.

The amended merger agreement requires each party to call, give notice of and hold a meeting of its stockholders or members, as applicable, for the purposes of obtaining the applicable stockholder or member approval. This stockholder meeting requirement does not apply to a party if the other party terminates the amended merger agreement. In addition, this stockholder meeting requirement does not apply to a party if that party makes a change in recommendation in response to a superior proposal, unless the other party exercises its option, within five business days after the change in recommendation, to cause the applicable board of directors to submit the amended merger agreement to its stockholders for approval, which we refer to as the “stockholder vote option.” If a party exercises its stockholder vote option, it will not be entitled to certain termination rights under the amended merger agreement.

See “The Amended Merger Agreement—No Solicitation of Alternative Transactions” beginning on page 151.

Termination of the Amended Merger Agreement

CME Holdings and CBOT Holdings may mutually agree at any time to terminate the amended merger agreement without completing the merger. Also, either of CME Holdings or CBOT Holdings can terminate the amended merger agreement in various circumstances, including the following:

•

the merger is not completed by October 17, 2007 (other than because of a breach of the amended merger agreement caused by the party seeking termination), provided, that if all conditions to closing, other than the termination or expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the absence of any pending action by the government to enjoin the merger or impose a burdensome condition or the receipt of required regulatory approvals, have been satisfied or waived on that date, such date may be extended by either party up to an aggregate of 120 days;

•

a governmental entity or self-regulatory organization has issued a rule, regulation, statute, ordinance, order, injunction, judgment or similar action of a court or other governmental entity or self-regulatory organization having the effect of making the merger illegal or otherwise prohibiting the merger and such action has become final and non-appealable; or

•

the other party has not obtained its required stockholder approval of the merger and related transactions, and in the case of CBOT Holdings, the required CBOT member approval, at its stockholder or member meeting, as applicable.

A party may also terminate the amended merger agreement if:

•	the other party is in material breach of the amended merger agreement after prior written notice of the breach and such material breach remains uncured or is incapable of being cured;

•	the other party is in breach in any material respect of its obligations regarding solicitation of alternative transaction proposals;

•	subject to a party not exercising its stockholder vote option, the other party’s board of directors:

•	fails to authorize, approve or recommend the amended merger agreement to its stockholders;

•	changes its recommendation to its stockholders; or

•

fails to remain silent with respect to a third party tender offer or exchange offer or fails to recommend that its stockholders reject a tender offer or exchange offer within specified time periods; or

•	such party makes a change in recommendation in response to a superior proposal and the other party does not exercise its stockholder vote option.

See “The Amended Merger Agreement—Termination of the Amended Merger Agreement” beginning on page 154.

Termination Fees and Expenses

CBOT Holdings or CME Holdings, as the case may be, must pay a termination fee of $288.0 million to the other party if the amended merger agreement is terminated due to:

•	such party’s breach in any material respect of its obligations regarding solicitation of alternative transaction proposals;

•

subject to the other party not exercising its stockholder vote option, such party’s board of directors (i) failing to authorize, approve or recommend the amended merger agreement to its stockholders, (ii) changing its recommendation to its stockholders or (iii) failing to remain silent with respect to a third party tender offer or exchange offer or failing to recommend that its stockholders reject a tender offer or exchange offer; or

•

such party making a change in recommendation (provided that in connection with a change in recommendation in response to a superior proposal the other party does not exercise its stockholder vote option).

If the amended merger agreement is terminated due to:

•	a party being in uncured willful material breach of the amended merger agreement;

•

a party not obtaining its stockholder approval of the merger and related transactions and, in the case of CBOT Holdings, the required CBOT member approval, at such party’s stockholder or member meeting; or

•

the merger not being completed by October 17, 2007 (as such date may be extended pursuant to the terms of the amended merger agreement) and a party has not obtained its required stockholder approval of the merger and related transactions and, in the case of CBOT Holdings, the required CBOT member approval;

and, in each case, a takeover proposal for such party has been made or announced; then, if such party enters into or consummates the transactions contemplated by the takeover proposal within 12 months of termination of the amended merger agreement, such party must pay a termination fee of $288.0 million to the other party.

If a party is required to pay a termination fee to the other party, such party must also reimburse the other party for its expenses, up to a maximum amount of $6.0 million.

See “The Amended Merger Agreement—Fees and Expenses” beginning on page 156.

Regulatory Approvals Required for the Merger

Completion of the transactions contemplated by the amended merger agreement is subject to the receipt of approvals or consents from, or the making of filings with, various regulatory authorities, including United States antitrust authorities.

CME Holdings and CBOT Holdings have completed, or will complete, filing all of the required applications and notices with applicable regulatory authorities.

See “Regulatory Approvals” beginning on page 158.

U.S. Federal Income Tax Consequences of the Merger

CME Holdings and CBOT Holdings intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the “Code.” Subject to the limitations and qualifications described under “Material U.S. Federal Income Tax Consequences of the Merger,” in connection with the filing of the registration statement of which this document forms a part Skadden, Arps, Slate, Meagher & Flom LLP, or “Skadden, Arps,” counsel to CME Holdings, has delivered an opinion to CME Holdings, and Mayer, Brown, Rowe & Maw LLP, or “Mayer Brown,” counsel to CBOT Holdings, has delivered an opinion to CBOT Holdings, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, whether or not any cash received by CBOT Holdings stockholders in the tender offer is treated as merger consideration.

Holders of CBOT Holdings Class A common stock should consult with their own tax advisors as to the tax consequences of the merger and the tender offer in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

See “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 160.

Legal Proceedings Regarding the Merger

On March 16, 2007, Louisiana Municipal Police Employees’ Retirement System, or “LAMPERS,” filed a putative class action complaint in the Delaware Court of Chancery against CBOT Holdings, its directors and CME Holdings. The complaint alleges, among other things, that CBOT Holdings and its directors breached their fiduciary duties related to the CBOT Holdings/CME Holdings merger by failing to fully consider possible alternative transactions, including the March 15, 2007 proposal by ICE; approving allegedly improper deal protection devices including a $240 million termination fee and a no-shop/no-talk provision; and failing to fully disclose material information regarding the process leading to the announcement of the original merger agreement. The complaint further alleges that CME Holdings aided and abetted the alleged breaches of fiduciary duty. The plaintiff seeks to enjoin the CBOT Holdings/CME Holdings merger. On March 19, 2007, the plaintiff filed a motion seeking expedited proceedings. On March 20, 2007, the boards of directors of CBOT Holdings and CBOT determined to postpone the upcoming April 4, 2007 special meetings in order to ensure sufficient time to fully analyze the proposal from ICE. During a March 21, 2007 telephone conference regarding the motion, the plaintiff modified the motion in light of the postponement of the special meetings, and the court ordered that only limited document discovery could proceed on an expedited basis. On April 9, 2007, CBOT Holdings, the director defendants and CME Holdings filed motions to dismiss the complaint. These motions are currently pending before the court. On May 17, 2007, CME Holdings also filed an answer to the complaint and alleged affirmative defenses. On June 4, 2007, the plaintiff filed an amended complaint which included additional allegations regarding alleged breaches by CBOT directors of their fiduciary duties in connection with the original merger agreement, the amended merger agreement and in rejecting the ICE proposal, including favoring the interests of floor traders and themselves over the interests of the putative class, and in connection with the proxy materials for the July 9, 2007 special meeting. We intend to defend vigorously against these allegations and to contest vigorously any attempt to enjoin voting at the special meetings. See “The Merger—Legal Proceedings Regarding the Merger” beginning on page 144.

The Companies

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

CME Holdings is the parent company of CME. Founded in 1898, CME is the largest futures exchange in the United States for the trading of futures contracts and options on futures contracts, as measured by 2006 annual trading volume. In 2006, CME customers, who include its members, traded more than 1.3 billion futures contracts and options on futures contracts. CME owns its clearinghouse, which is the largest derivatives clearing operation in the world for futures and options on futures.

See “The Companies—CME Holdings and CME” beginning on page 165.

CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

(312) 435-3500

CBOT Holdings is the parent company of CBOT. Founded in 1848, CBOT is the world’s leading marketplace for agriculture, grains and U.S. Treasury futures as well as options on futures. In 2006, 13% of the global listed futures and options on futures contracts traded on CBOT. In 2006, CBOT’s flagship U.S. Treasury futures and options products traded approximately 608 million contracts and CBOT traded 128 million agricultural futures and options on futures contracts.

See “The Companies—CBOT Holdings and CBOT” beginning on page 165.

Comparative Stock Price and Dividends

Shares of CME Holdings Class A common stock are listed on the NYSE and the Nasdaq Global Select Market and shares of CBOT Holdings Class A common stock are listed on the NYSE. The following table presents the last reported closing sale price per share of CME Holdings Class A common stock and CBOT Holdings Class A common stock, as reported on the New York Stock Exchange Composite Transaction reporting system on June 4, 2007, the last trading day for which this information could be calculated prior to the mailing of this document.

	CME Holdings Class A Common Stock	CBOT Holdings Class A Common Stock	CBOT Holdings Class A Common Stock Equivalent Per Share
June 4, 2007	$535.25	$199.60	$187.34	(1)

(1)	The equivalent per share data for CBOT Holdings Class A common stock was determined by multiplying the closing price of a share of CME Holdings Class A common stock by the exchange ratio in the amended merger agreement of 0.3500.

CME Holdings’ annual dividend target is approximately 30% of the prior year’s cash earnings. The decision to pay a dividend, however, remains with the CME Holdings board of directors and may be affected by various factors, including earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions and other considerations the board of directors deems relevant. Also, the amended merger agreement provides that CME Holdings may not declare or pay dividends except quarterly dividends consistent with past practice. CBOT Holdings has not paid any cash dividends on its common stock, and the amended merger agreement provides that CBOT Holdings may not declare or pay dividends; except that, subject to certain limitations, CBOT Holdings may pay a quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings common stock in each of the three month periods ending September 30, 2007 and December 31, 2007. CBOT Holdings may not, however, pay a dividend in any such three month period in which the completion of the merger occurs or is expected to occur. If the merger is not completed prior to March 31, 2008, CBOT Holdings may pay a quarterly cash dividend to holders of record on March 31, 2008 of CBOT Holdings common stock, calculated based upon an agreed-upon formula. See “The Amended Merger Agreement—Conduct of Business Pending the Merger” beginning on page 149.

See “Market Price and Dividend Data” beginning on page 167.

Summary Historical Financial Data

CME Holdings and CBOT Holdings are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary, and you should read it in conjunction with the historical consolidated financial statements of each of CME Holdings and CBOT Holdings and the related notes contained in the annual reports and other information that each of CME Holdings and CBOT Holdings has previously filed with the SEC and which is incorporated herein by reference. See “Where You Can Find More Information” beginning on page 195.

Summary Historical Consolidated Financial Data of CME Holdings

The following summary historical consolidated financial data as of and for the five years ended December 31, 2006 has been derived from CME Holdings’ audited consolidated financial statements. Historical financial data as of and for the three months ended March 31, 2007 and 2006 has been derived from CME Holdings’ unaudited consolidated financial statements that include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of CME Holdings for the periods and at the dates presented. Operating results for the three months ended March 31, 2007 do not necessarily indicate the results that can be expected for the year ending December 31, 2007.

	As of and for the Year Ended December 31,					As of and for the Three Months Ended March 31,
	2006	2005	2004	2003	2002	2007	2006
	(in millions, except per share data)
Income Statement Data:
Total revenues	$1,089.9	$889.8	$721.6	$531.0	$446.1	$332.3	$251.7
Operating income	620.9	477.6	355.4	201.1	147.2	200.6	138.8
Non-operating income and expense	50.8	30.8	12.2	5.0	7.1	14.8	11.7
Income before income taxes	671.7	508.4	367.7	206.1	154.3	215.4	150.5
Net income	407.3	306.9	219.6	122.1	94.1	130.0	91.4
Earnings per share:
Basic	$11.74	$8.94	$6.55	$3.74	$3.24	$3.73	$2.64
Diluted	11.60	8.81	6.38	3.60	3.13	3.69	2.61
Cash dividends per share	2.52	1.84	1.04	0.63	0.60	0.86	0.63

Balance Sheet Data (end of period):
Cash and cash equivalents	$969.5	$610.9	$357.6	$185.1	$339.3	$1,139.8	$715.7
Marketable securities(1)	269.5	307.0	314.1	267.6	7.5	219.3	290.8
Total assets	4,306.5	3,969.4	2,857.5	4,872.6	3,355.0	4,886.5	4,391.0
Short-term debt	—	—	—	1.5	4.7	—	—
Long-term debt	—	—	—	—	2.3	—	—
Shareholders’ equity	1,519.1	1,118.7	812.6	563.0	446.1	1,625.8	1,205.2

(1)	Marketable securities include pledged securities of $100.7 million and $70.2 million at December 31, 2006 and 2005, respectively. Marketable securities include pledged securities of $65.6 million and $70.1 million at March 31, 2007 and 2006, respectively. In March 2007, deferred compensation plan assets were reclassified from other assets to marketable securities. Prior period balances have been adjusted to conform to the current period presentation.

Summary Historical Consolidated Financial Data of CBOT Holdings

The following summary historical consolidated financial data as of and for the five years ended December 31, 2006 has been derived from CBOT Holdings’ audited consolidated financial statements. Historical financial data as of and for the three months ended March 31, 2007 and 2006 has been derived from CBOT Holdings’ unaudited consolidated financial statements that include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of CBOT Holdings for the periods and at the dates presented. Operating results for the three months ended March 31, 2007 do not necessarily indicate the results that can be expected for the year ending December 31, 2007.

	As of and for the Year Ended December 31,					As of and for the Three Months Ended March 31,
	2006(2)	2005	2004	2003	2002	2007	2006
	(in millions, except per share data)
Income Statement Data:
Total revenues	$621.1	$461.5	$378.3	$379.8	$306.6	$187.7	$140.1
Income from operations	276.0	130.5	77.1	119.3	62.1	89.5	55.6
Non-operating income (expense)	17.6	2.1	(2.9)	(2.5)	(3.1)	6.2	2.9
Income before income taxes	293.6	132.6	74.2	116.8	59.0	95.7	58.5
Total income taxes	120.4	55.6	32.8	22.5	24.3	39.9	23.2
Income before equity in unconsolidated subsidiary and minority interest in consolidated subsidiary	173.3	77.0	41.4	94.3	34.7	55.8	35.3
Net income	172.2	76.5	42.0	30.7	34.3	55.4	35.1
Earnings per share:(1)
Basic	$3.26	$1.09	n/a	n/a	n/a	$1.05	$0.66
Diluted	3.26	1.09	n/a	n/a	n/a	1.05	0.66

Balance Sheet Data (end of period):
Cash and short-term investments	$491.6	$341.2	$105.4	$142.7	$85.8	$550.2	$358.8
Total assets	811.3	685.9	460.4	484.0	354.2	885.4	730.3
Short-term borrowings	10.7	19.4	20.4	19.7	10.7	—	19.5
Long-term borrowings	—	10.7	31.1	50.0	42.9	—	—
Minority interest	—	—	—	62.9	—	—	—
Total equity	708.4	541.8	293.6	251.3	219.0	763.2	577.4

(1)	Income used in the calculation of earnings per share for 2005 only includes earnings allocated to the period after April 22, 2005, the date CBOT Holdings completed its restructuring transactions. The weighted average number of shares used in the calculation is based on the average number of shares outstanding after April 22, 2005. See Note 7 to CBOT Holdings financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference herein for more information.
(2)	On December 31, 2006, CBOT Holdings adopted Statement of Financial Accounting Standard (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R), which requires the overfunded or underfunded status of a defined benefit postretirement plan to be recognized in the statement of financial position and changes in that funded status to be recognized in the year of change in comprehensive income. Upon adopting SFAS No. 158, CBOT Holdings recorded a $14.2 million liability related to the actuarially computed underfunded status of postretirement plans, of which $8.5 million was recorded in other comprehensive income as a reduction to stockholders’ equity and $5.7 million was recorded as a deferred income tax asset.

Summary Unaudited Pro Forma Condensed Combined Financial Data

The following summary unaudited pro forma condensed combined financial data gives effect to the merger based on the assumption that the merger occurred as of or at the beginning of the earliest period presented. The summary unaudited pro forma condensed combined financial data is presented for illustrative purposes only and should not be read for any other purpose. In compliance with SEC requirements, the summary unaudited pro forma condensed combined financial data does not give effect to the anticipated tender offer after completion of the merger, the use of available funds, or the incurrence of debt related to the tender offer. CME Holdings and CBOT Holdings may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that CME Group will experience after the merger. The summary unaudited pro forma condensed combined financial data (i) has been derived from and should be read in conjunction with the CME Group Unaudited Pro Forma Condensed Combined Financial Information and the related notes beginning on page 169 of this document and (ii) should be read in conjunction with the historical consolidated financial statements of CME Holdings and CBOT Holdings incorporated by reference in this document.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	(in thousands, except per share data)
Income Statement Data:
Total revenues	$1,635,629	$498,272
Operating income	829,698	273,852
Non-operating income and expense	66,686	20,213
Income before income taxes	896,384	294,065
Net income before non-recurring charges directly attributable to the transaction	539,106	175,614
Earnings per share:(1)
Basic	$10.14	$3.29
Diluted	10.05	3.27
Cash dividends per share(2)	2.52	0.86

		As of March 31, 2007
Balance Sheet Data:
Cash and cash equivalents		$1,216,662
Marketable securities		581,648
Total assets		18,037,381
Shareholders’ equity		11,246,679

(1)	The table above combines CME Holdings’ results of operations for the year ended December 31, 2006 and the results of operations for the three months ended March 31, 2007 with CBOT Holdings’ results of operations for the same periods. The pro forma combined diluted earnings per share is based on the combined weighted average number of shares of common stock and common stock equivalents. Common stock equivalents consist of common stock issuable upon the exercise of outstanding stock options and vesting of restricted stock awards.
(2)	CME Group pro forma combined cash dividends per share are the same as the historical amount of cash dividends per share for the year ended December 31, 2006 and the three months ended March 31, 2007 under CME Holdings’ current dividend policy since no change in dividend policy is expected as a result of the merger. Under CME Holdings’ current dividend policy, current year dividends are a function of the prior year’s cash earnings, calculated as net income plus depreciation and amortization expense, plus stock-based compensation, net of its tax effect, and less capital expenditures. The decision to pay a dividend, however, remains at the discretion of the board of directors.

Comparative Per Share Data

The following table sets forth historical per share information of CME Holdings and CBOT Holdings and unaudited pro forma condensed combined per share information after giving effect to the merger under the purchase method of accounting. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that CME Group will experience after the merger. The unaudited pro forma condensed combined per share data have been derived from and should be read in conjunction with the CME Group Unaudited Pro Forma Condensed Combined Financial Information and the related notes included in this document beginning on page 169. The historical per share data have been derived from the historical consolidated financial statements as of and for the periods indicated of CME Holdings and CBOT Holdings incorporated by reference in this document.

	Historical CME Holdings	Historical CBOT Holdings	CME Group Pro Forma Combined		Pro Forma Equivalent of One CBOT Holdings Share(1)
Basic earnings per share(2)
Year ended December 31, 2006	$11.74	$3.26		$10.14		$3.55
Three months ended March 31, 2007	3.73	1.05		3.29		1.15
Diluted earnings per share(2)
Year ended December 31, 2006	$11.60	$3.26		$10.05		$3.52
Three months ended March 31, 2007	3.69	1.05		3.27		1.14
Book value per share(3)(5)
December 31, 2006	$43.61	$13.42	$	n/a	$	n/a
March 31, 2007	46.64	14.46		210.84		73.80
Cash dividends per share(4)
Year ended December 31, 2006	$2.52	—		$2.52		$0.88
Three months ended March 31, 2007	0.86	—		0.86		0.30
Outstanding shares (in thousands)
December 31, 2006	34,836	52,798		53,315		n/a
March 31, 2007	34,862	52,798		53,341		n/a

(1)	The pro forma CBOT Holdings equivalent per share amounts were calculated by applying the exchange ratio of 0.3500 to the pro forma combined basic and diluted earnings per share, book value per share, and cash dividends per share.
(2)	The table above combines CME Holdings’ results of operations for the year ended December 31, 2006 and the results of operations for the three months ended March 31, 2007 with CBOT Holdings’ results of operations for the same periods. The pro forma combined diluted earnings per share is based on the combined weighted average number of shares of common stock and common stock equivalents. Common stock equivalents consist of common stock issuable upon the exercise of outstanding stock options and vesting of restricted stock awards.
(3)	We computed historical book value per share by dividing CME Holdings’ total shareholders’ equity as of March 31, 2007 and December 31, 2006 by the number of common shares outstanding as of those dates and CBOT Holdings’ total stockholders’ equity as of March 31, 2007 and December 31, 2006 by the number of common shares outstanding as of those dates. We computed the CME Group pro forma combined book value per share amounts by dividing pro forma shareholders’ equity by the pro forma number of shares of CME Group common stock outstanding as of March 31, 2007 (without including outstanding options). See “Unaudited Pro Forma Condensed Combined Balance Sheet” on page 170. The pro forma number of shares of CME Group common stock was calculated as the sum of total shares of CME Holdings common stock outstanding plus the shares expected to be issued in the merger.
(4)	The historical amount represents cash dividends per share for the year ended December 31, 2006 and the three months ended March 31, 2007 under CME Holdings’ current dividend policy. CME Group pro forma combined cash dividends per share are the same as historical since no change in dividend policy is expected as a result of the merger. Under CME Holdings’ current dividend policy, current year dividends are a function of the prior year’s cash earnings, calculated as net income plus depreciation and amortization expense, plus stock-based compensation, net of its tax effect, and less capital expenditures. The decision to pay a dividend, however, remains at the discretion of the board of directors.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, including each of CME Holdings’ and CBOT Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and their Quarterly Reports on Form 10-Q and the matters addressed under the heading “Forward-Looking Statements” beginning on page 36 of this document, you should carefully consider the following risk factors in deciding whether to vote in favor of the proposals described in this document.

Risks Relating to the Merger

Because the market price of CME Holdings Class A common stock will fluctuate, CBOT Holdings Class A stockholders cannot be sure of the market value of the merger consideration they will receive.

Upon the completion of the merger, for each share of CBOT Holdings Class A common stock that they own, CBOT Holdings Class A stockholders will be entitled to receive 0.3500 shares of CME Holdings Class A common stock. Because the exchange ratio will not be adjusted to reflect any changes in the market price of CME Holdings Class A common stock prior to the closing date, the market value of the CME Holdings Class A common stock issued in the merger and the CBOT Holdings Class A common stock surrendered in the merger may be higher or lower than the market values of these shares on earlier dates.

Any change in the market price of CME Holdings Class A common stock prior to completion of the merger will affect the market value of the merger consideration that CBOT Holdings Class A stockholders will receive upon the completion of the merger. Accordingly, at the time of the CBOT Holdings special meeting and prior to the effective time, CBOT Holdings Class A stockholders will not necessarily know or be able to calculate the market value of the merger consideration they would receive upon the completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, governmental actions, legal proceedings and developments, market assessments of the benefits of the merger, the likelihood that the merger will be completed and the timing of completion, the prospects of post-merger operations, regulatory considerations and other factors. Many of these factors are beyond our control. Neither CME Holdings nor CBOT Holdings is permitted to terminate the amended merger agreement solely because of changes in the market price of the other party’s common stock.

In addition, the merger may not be completed until a significant period of time has passed after the special meetings. As a result, the market values of CME Holdings Class A common stock and CBOT Holdings Class A common stock may vary significantly from the date of the special meetings to the date of the completion of the merger. You are urged to obtain up-to-date prices for CME Holdings Class A common stock and CBOT Holdings Class A common stock. See “Market Price and Dividend Data” beginning on page 167 for ranges of historic prices of CME Holdings Class A common stock and CBOT Holdings Class A common stock.

We may fail to realize all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on our ability to achieve the anticipated cost synergies and other strategic benefits from combining the businesses of CME Holdings and CBOT Holdings. We expect CME Group to benefit from operational synergies resulting from the consolidation of capabilities and elimination of redundancies as well as greater efficiencies from increased scale, market integration and more automation. However, to realize these anticipated benefits, we must successfully combine the businesses of CME Holdings and CBOT Holdings. If we are not able to achieve these objectives, the anticipated cost synergies and other strategic benefits of the merger may not be realized fully or at all or may take longer to realize than expected. We may fail to realize some or all of the anticipated benefits of the transaction in the amounts and times projected for a number of reasons, including that the integration may take longer than anticipated, be more costly than anticipated or have unanticipated adverse results relating to CME Holdings’ or CBOT Holdings’ existing businesses.

The integration of the businesses and operations of CME Holdings and CBOT Holdings involves risks, and the failure to integrate successfully the businesses and operations in the expected time frame may adversely affect CME Group’s future results.

Historically, CME Holdings and CBOT Holdings have operated as independent companies, and they will continue to do so until the completion of the merger. The management of CME Group may face significant challenges in consolidating the functions of CME Holdings and CBOT Holdings and their subsidiaries, integrating their technologies, organizations, procedures, policies and operations, as well as addressing differences in the business cultures of the two companies and retaining key personnel. In connection with the merger, CME Group expects to integrate certain operations of CME and CBOT, including consolidating the two trading floors, transitioning CBOT’s electronic trading to the CME Globex platform and consolidating regulatory functions. The integration will be complex and time consuming, and require substantial resources and effort. The integration process and other disruptions resulting from the merger may disrupt each company’s ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect our relationships with members of CME and CBOT and other market participants, employees, regulators and others with whom we have business or other dealings. Also, CME Holdings’ hosting agreement with the New York Mercantile Exchange, or NYMEX, generally limits CME Holdings’ ability to list products on the CME Globex platform (or allow others to list products on CME Globex) that compete with NYMEX products that are listed on CME Globex, which are primarily energy and metals products. In addition, difficulties in integrating the businesses or regulatory functions of CME Holdings and CBOT Holdings could harm the reputation of CME Group.

CME Holdings and CBOT Holdings will incur transaction, integration and restructuring costs in connection with the merger.

CME Holdings and CBOT Holdings expect to incur significant costs associated with transaction fees, professional services and other costs related to the merger. Specifically, CME Holdings and CBOT Holdings expect to incur approximately $111 million for transaction costs related to the merger. CME Group also will incur integration and restructuring costs following the completion of the merger as CME Group integrates the business of CBOT Holdings with that of CME Holdings. Although CME Holdings and CBOT Holdings expect that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, merger-related and restructuring costs over time, this net benefit may not be achieved in the near term, or at all.

Failure to complete the merger could materially and adversely affect CME Holdings’ and CBOT Holdings’ results of operations and stock price.

Consummation of the merger is subject to a number of closing conditions, including approval by CME Holdings stockholders, CBOT Holdings stockholders and CBOT members. If these conditions are not satisfied and the merger is not completed, the price of CME Holdings and CBOT Holdings stock may decline. In addition, if the merger is not completed, the results of operations of CME Holdings and CBOT Holdings could suffer adverse consequences, without the benefits of having completed the merger, including:

•	CME Holdings and CBOT Holdings will remain liable for significant fees for professional services and other transaction costs.

•

Under certain circumstances described under “The Amended Merger Agreement - Termination of the Amended Merger Agreement - Termination Fees and Expenses” beginning on page 155, CME Holdings or CBOT Holdings, respectively, would be required to pay a termination fee to the other party in the amount of $288 million, plus up to $6 million in expenses. For instance, CBOT Holdings would be required to pay the termination fee, plus expenses, to CME Holdings if approval of the CBOT Holdings stockholders is not obtained, the merger agreement is terminated and CBOT Holdings enters into an agreement with respect to the ICE proposal in the 12 months after termination of the merger agreement (although CBOT Holdings likely would seek to be reimbursed for the termination fee).

•

Matters relating to the merger, including integration planning, have required substantial commitments of time and resources by CME Holdings and CBOT Holdings, which could otherwise have been devoted to other opportunities that may have been beneficial to CME Holdings or CBOT Holdings, as the case may be.

•

Capital investments previously budgeted by CME Holdings and CBOT Holdings, respectively, may have been delayed due to the pending transaction, and would need to be made if the merger were not completed, potentially on an accelerated timeframe, which could prove costly and more difficult to implement.

The fairness opinions obtained by CME Holdings and CBOT Holdings from their respective financial advisors will not reflect changes in circumstances between signing the amended merger agreement and the merger.

CME Holdings and CBOT Holdings have not obtained updated opinions as of the date of this document from Lehman Brothers and William Blair, CME Holdings’ financial advisors, JPMorgan, CBOT Holdings’ financial advisor, or Lazard, CBOT Holdings special transaction committee’s financial advisor. Changes in the operations and prospects of CME Holdings or CBOT Holdings, general market and economic conditions and other factors which may be beyond the control of CME Holdings or CBOT Holdings, and on which the fairness opinions were based, may alter the value of CME Holdings or CBOT Holdings or the prices of shares of CME Holdings Class A common stock or CBOT Holdings Class A common stock by the time the merger is completed. The opinions are based on the information in existence on the date delivered and will not be updated as of the time the merger will be completed. Because CME Holdings and CBOT Holdings currently do not anticipate asking their respective financial advisors to update their opinions, the opinions given at the time the amended merger agreement was signed do not address the fairness of the merger consideration, from a financial point of view, at the time of the special meetings or at the time the merger is completed. For a description of the opinions that CME Holdings and CBOT Holdings received from their respective financial advisors, please refer to “The Merger—Opinion of Lehman Brothers, Financial Advisor to CME Holdings,” “The Merger—Opinion of William Blair, Financial Advisor to CME Holdings,” “The Merger—Opinion of JPMorgan, Financial Advisor to CBOT Holdings,” and “The Merger—Opinion of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee.” For a description of the other factors considered by the boards of directors of CME Holdings and CBOT Holdings in determining to approve the merger, please refer to “The Merger—CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors,” “The Merger—CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Board of Directors,” and “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee.”

The amended merger agreement limits CME Holdings’ and CBOT Holdings’ ability to pursue alternatives to the merger.

Each of CBOT Holdings and CME Holdings has agreed that it will not initiate, solicit, facilitate or encourage any inquiries or proposals regarding, or take certain other actions in connection with, any acquisition proposals by third parties, subject to limited exceptions, including in the event a party receives an unsolicited takeover proposal from a third party that the party’s board of directors or, in the case of CBOT Holdings, the CBOT Holdings special transaction committee, determines in good faith, after consultation with its legal and financial advisors, constitutes a superior proposal or could reasonably be expected to lead to a superior proposal. Each party has also agreed that its board of directors will not change its recommendation to its stockholders or members or approve any alternative agreement, subject to limited exceptions, including that, at any time prior to the applicable stockholder or member approval, the applicable board of directors and, in the case of CBOT Holdings, the CBOT Holdings special transaction committee, may make a change in recommendation in response to a superior proposal or if required to comply with its fiduciary duties, subject to certain conditions. The amended merger agreement also requires each party to call, give notice of and hold a meeting of its stockholders or members, as applicable, for the purposes of obtaining the applicable stockholder or member approval. This stockholder meeting requirement does not apply to a party only in the event that (i) the other party terminates the amended merger agreement or (ii) the party makes a change in recommendation in response to a superior proposal and the other party fails to exercise its option, within five business days after the change in recommendation, to cause the applicable board of directors to submit the amended merger agreement to its stockholders for approval. See “The Amended Merger Agreement—No Solicitation of Alternative Transactions.” In addition, under specified circumstances, CME Holdings or CBOT Holdings may be required to pay a termination fee of $288.0 million if the merger is not consummated and reimburse the other party for its expenses, up to a maximum amount of $6.0 million, in connection with the termination of the merger.

These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of CME Holdings or CBOT Holdings from considering or proposing an acquisition, or may discourage ICE from submitting a revised proposal, even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire CME Holdings or CBOT Holdings than it might otherwise have proposed to pay.

CME Holdings and CBOT Holdings executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of CME Holdings and CBOT Holdings Class A stockholders.

Executive officers and directors of CME Holdings and CBOT Holdings negotiated the terms of the amended merger agreement, and CME Holdings’ and CBOT Holdings’ boards of directors unanimously approved and recommended that their respective stockholders vote to adopt the amended merger agreement. These executive officers and directors may have interests in the merger that are different from, or in addition to, those of CME Holdings and CBOT Holdings Class A stockholders generally. These interests include the continued employment of certain executive officers of CME Holdings and CBOT Holdings with CME Group, the continued service of directors of CME Holdings and certain directors of CBOT Holdings as directors of CME Group, the accelerated vesting of equity awards granted to executive officers of CBOT Holdings, and the indemnification of former CBOT Holdings directors and executive officers by CME Holdings. In addition, pursuant to existing employment agreements, certain executive officers of CBOT Holdings could receive substantial payments in connection with the merger, and CBOT Holdings could also be obligated to make gross-up payments to certain of those executives for the amount of certain taxes resulting from some of these payments. In considering these facts and the other information contained in this document, you should be aware of these interests. Please see “The Merger—Interests of CME Holdings Executive Officers and Directors in the Merger” and “The Merger—Interests of CBOT Holdings Executive Officers and Directors in the Merger” for further information about these interests.

A majority of CBOT Holdings directors have interests in the merger that are different from, or in addition to, the interests of other CBOT Holdings Class A stockholders with respect to CBOE exercise rights and/or other rights of CBOT members.

A majority of the directors of CBOT Holdings have interests in the merger that are different from, or in addition to, those of other CBOT Holdings Class A stockholders with respect to CBOE exercise rights and/or other rights of CBOT members. A majority of the directors of CBOT Holdings hold exercise rights to become members of CBOE or hold a membership on CBOE pursuant to the exercise of an exercise right. CBOE has filed with the SEC a proposed interpretation of CBOE’s rules under which the exercise right would terminate upon completion of the merger, subject to the right of exerciser members as of December 11, 2006 to continue to be exerciser members for an unspecified interim period following the merger. See “—Additional Risks Relating to CBOT Members—The merger may adversely affect the exercise right granted to CBOT members under the CBOE’s certificate of incorporation” for additional information on the potential impact of the merger on the exercise rights. As a result of these interests, directors of CBOT Holdings who hold an exercise right or a membership on CBOE pursuant to an exercise right could have had an incentive to negotiate the structure, form of consideration or other terms and conditions of the merger to increase or protect the value of the exercise rights. In addition, a majority of the directors of CBOT Holdings are members of CBOT. In connection with the merger, CME Holdings’ amended and restated certificate of incorporation and bylaws and CBOT’s amended and restated certificate of incorporation and bylaws will be further amended and restated, as a result of which certain rights currently held by CBOT members will be expanded, preserved, amended, modified or eliminated. See “—Additional Risks Relating to CBOT Members—The merger will result in the loss of certain rights under CBOT’s amended and restated certificate of incorporation and bylaws” and “Special Meeting of CBOT

Members—Proposal 2” for additional information on the impact of the merger and related transactions on the rights of CBOT members. As a result of these interests, directors of CBOT Holdings who are members of CBOT could have had an incentive to negotiate the terms and conditions of the merger and related transactions to increase or protect their rights as CBOT members. In considering these facts and the other information contained in this document, you should be aware of these interests. Please see “The Merger—Interests of CBOT Holdings Related to Exercise Rights and/or Other CBOT Member Rights” for further information about these interests. Similar potential conflicts of interest existed in connection with the proposal from ICE.

CME Group may incur costs in seeking to preserve the exercise right granted to members of CBOT and we may be exposed to liability in the event that the merger adversely affects the exercise right.

CBOE has filed with the SEC a proposed interpretation of CBOE’s rules under which all exercise rights would terminate upon completion of the merger, subject to the right of exerciser members as of December 11, 2006 to continue to be exerciser members for an unspecified interim period following the merger. CBOE and/or its regular members also may challenge the existence or terms of the exercise rights in other forums or on other grounds in the future. Also, the effect of the merger on the exercise rights is now an issue in the lawsuit initiated by CBOT Holdings, CBOT and certain CBOT members in August 2006 in Delaware state court. See “—Additional Risks Relating to CBOT Members—The merger may adversely affect the exercise right granted to CBOT members under the CBOE’s certificate of incorporation” for additional information on the potential impact of the merger on the exercise rights.

Pursuant to CBOT’s amended and restated certificate of incorporation, the adoption of which is a condition to and which will become effective at the time of the merger, CBOT is obligated to use commercially reasonable efforts to preserve the exercise right for the benefit of the members of CBOT. CBOT is not required under such amended and restated certificate of incorporation to spend in the aggregate in excess of $15.0 million for out-of-pocket costs, including attorneys’ fees, after the date of filing the amended and restated certificate of incorporation in connection with the foregoing obligations.

If CBOT members lose their exercise right as a result of the merger, we cannot be certain such members will not bring a claim against CME Group, CBOT and the current and former directors and executive officers of CME Group, CBOT Holdings and CBOT. Litigation of this nature is inherently uncertain and we cannot predict the outcome of any such claim. Regardless of the outcome, this litigation could divert the time and attention of our directors and executive officers, and we could incur substantial defense costs.

The unaudited pro forma financial information included in this document may not be indicative of what CME Group’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this document is presented for illustrative purposes only and is not necessarily indicative of what CME Group’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to CBOT Holdings’ net assets. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of CBOT Holdings as of the date of the completion of the merger. In addition, subsequent to the merger completion date, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this document. See “Unaudited Pro Forma Condensed Combined Financial Information for CME Group” on page 169 for more information.

Completion of the merger is subject to the receipt of consents and approvals from, or the making of filings with, government entities that could delay completion of the merger or impose conditions that could have a material adverse effect on CME Group or that could cause abandonment of the merger.

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by either the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission.

Under this statute, CME Holdings and CBOT Holdings are required to make pre-merger notification filings and to await the expiration of the statutory waiting period prior to completing the merger. On December 1, 2006, CME Holdings and CBOT Holdings each received a request for additional information, or a “Second Request,” regarding the merger from the Department of Justice. The Second Request extends the initial waiting period under the statute during which the Department of Justice is permitted to review a proposed transaction until 30 days after the parties have substantially complied with the Second Request, unless that period is terminated earlier by the Department of Justice, the parties agree to a voluntary extension of that period, or, if the Department of Justice objects to the merger, it obtains an injunction from a court. The parties are in substantial compliance with the Second Request and are continuing to cooperate fully with the Department of Justice.

We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that any such challenge will not be successful. Any such challenge may seek to impose a preliminary or permanent injunction, conditions on the completion of the merger or require changes to the terms of the merger. While we do not currently expect that any such preliminary or permanent injunction, conditions or changes would be imposed, we cannot assure you that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on us or limiting the revenues of CME Group following the merger, any of which might have a material adverse effect on CME Group following the merger. Neither CME Holdings nor CBOT Holdings is obligated to complete the merger if any such conditions, individually or in the aggregate, would reasonably be expected to result in (i) a material adverse effect on the expected benefits of the merger or (ii) a material adverse effect on CME Holdings, CBOT Holdings or CME Group following the merger.

CME Holdings may incur significant indebtedness in order to finance the tender offer after completion of the merger, which may limit CME Group’s operating flexibility.

In order to finance the tender offer after completion of the merger for up to $3.5 billion, or 6,250,000 shares, of CME Holdings Class A common stock at a fixed price of $560.00 per share, CME Holdings expects to incur incremental borrowings of up to $2.5 billion. CME Holdings has received a commitment from Lehman Brothers to provide the funds necessary to finance the tender offer up to $2.5 billion. This level of indebtedness may:

•

require CME Group to dedicate a significant portion of its cash flow from operations to payments on its debt, thereby reducing the availability of cash flow to fund capital expenditures, to pursue other acquisitions or investments in new technologies, to pay dividends and for general corporate purposes;

•	increase CME Group’s vulnerability to general adverse economic conditions, including increases in interest rates if the borrowings bear interest at variable rates; and

•	limit CME Group’s flexibility in planning for, or reacting to, changes in or challenges relating to its business and industry.

In addition, to the extent that the credit ratings of CME Group are below pre-merger levels, borrowing costs may increase, and to the extent that the credit ratings are below investment grade, the terms of the financing obligations could include restrictions, such as affirmative and negative covenants, conditions to borrowing, subsidiary guarantees and stock pledges. A failure to comply with these restrictions could result in a default under the financing obligations or could require CME Group to obtain waivers from its lenders for failure to comply with these restrictions. The occurrence of a default that remains uncured or the inability to secure a necessary consent or waiver could have a material adverse effect on CME Group’s business, financial condition or results of operations.

CME Holdings stockholders’ ownership percentage will be diluted and the merger will result in dilution to earnings per share.

In connection with the merger, CME Holdings will issue to CBOT Holdings Class A stockholders shares of CME Holdings Class A common stock. As a result of the issuance of these shares of CME Holdings Class A common stock, CME Holdings stockholders will own a smaller percentage of CME Group after the merger than they held in CME Holdings prior to the merger. Based on the number of shares of common stock of CME Holdings and CBOT Holdings outstanding on May 10, 2007, the last trading day prior to the public announcement of the revised terms of the merger, immediately after the completion of the merger, CME Holdings stockholders will own approximately 65% of the common stock of CME Group and CBOT Holdings Class A stockholders immediately prior to the merger will own approximately 35% of the common stock of CME Group. The merger will also result in significant dilution to the earnings per share of CME Holdings prior to the merger. For more information on the dilution to CME Holdings’ earnings per share, see “Unaudited Pro Forma Condensed Consolidated Financial Information for CME Group.”

A stockholder lawsuit has been filed against CBOT Holdings, its directors and CME Holdings challenging the merger, and an unfavorable judgment or ruling in this lawsuit could prevent or delay the consummation of the merger and result in substantial costs.

On March 16, 2007, LAMPERS filed a class action complaint in the Delaware Court of Chancery against CBOT Holdings, its directors and CME Holdings. The complaint alleges, among other things, that CBOT Holdings and its directors breached their fiduciary duties related to the CBOT Holdings/CME Holdings merger and further alleges that CME Holdings aided and abetted the alleged breaches of fiduciary duty. The plaintiff seeks to enjoin the CBOT Holdings/CME Holdings merger. On June 4, 2007, the plaintiff filed an amended complaint which included additional allegations regarding alleged breaches by CBOT directors of their fiduciary duties.

The defense of this litigation could result in litigation fees and costs, as well as the diversion of resources. An unfavorable outcome could prevent or delay the consummation of the merger and result in substantial costs. The indemnification provisions contained in CBOT Holdings’ certificate of incorporation and bylaws require CBOT Holdings to indemnify its current and former officers and directors who are named as defendants against the allegations contained in this litigation, and this right to indemnification will continue following the effective time of the merger.

The ultimate impact of this lawsuit on the business, financial condition, liquidity, operating results, customer relations and management of CBOT Holdings, CME Holdings and the combined company is unknown at this time but could prevent or delay the consummation of the merger and result in substantial costs to CBOT Holdings, CME Holdings and the combined company.

Additional Risks Relating to CBOT Members

The merger may adversely affect the exercise right granted to CBOT members under the CBOE’s certificate of incorporation.

Article Fifth(b) of the certificate of incorporation of CBOE provides that members of CBOT who apply for membership at CBOE and who otherwise qualify shall, so long as they remain members of CBOT, be entitled to become exerciser members through the exercise rights. In 1992, CBOT and CBOE entered into an agreement to resolve a dispute regarding the meaning of certain terms in Article Fifth(b) and the nature and scope of the exercise right. The 1992 agreement provides that the individuals entitled to become members of CBOE pursuant to Article Fifth(b) of CBOE’s certificate of incorporation are (i) full members of CBOT who are in possession of all the parts of a CBOT full membership and all trading rights and privileges appurtenant thereto, whom we refer to as “eligible CBOT full members” and (ii) lessees of full members who are in possession of all the parts of a CBOT full membership and all trading rights and privileges appurtenant thereto, whom we refer to as “eligible CBOT full member lessees.”

The 1992 agreement also provides that if CBOT merges with or is acquired by another entity, the exercise right shall continue to apply if (i) the survivor of the acquisition is an exchange that provides a market in commodity futures contracts or options, securities or other financial instruments, (ii) the full members of CBOT are granted membership in the survivor and (iii) such membership entitles the holder to full trading rights and privileges in all products then or thereafter traded on the survivor (excluding products that, at the time of the merger or acquisition, are traded on the other entity but not CBOT). Immediately following the merger, CBOT will continue to be a futures exchange and the Series B-1 members will continue to be members of CBOT with full trading rights and privileges in all products then or thereafter traded on CBOT.

CBOT, CBOE and, in some instances, CBOT Holdings, entered into several additional agreements regarding the exercise right in connection with CBOT’s 2005 demutualization. Consistent with Article Fifth(b) and the 1992 Agreement, and in the context of the proposed demutualization, these agreements provide that, in the absence of any other material changes to the structure or ownership of CBOT or to the trading rights and privileges appurtenant to a CBOT full membership not contemplated in CBOT’s 2005 demutualization, upon consummation of CBOT’s demutualization, an individual is an eligible CBOT full member or eligible CBOT full member delegate within the meaning of the 1992 agreement if the individual owns or, in the case of a delegate, is in possession of, the following parts or interests: (i) one Series B-1 membership of CBOT, (ii) 27,338 shares of Class A common stock of CBOT Holdings and (iii) one exercise right privilege. These parts or interests represent all of the parts or interests issued in respect of a CBOT full membership in CBOT’s demutualization.

In connection with the merger, all shares of CBOT Holdings Class A common stock will be converted into shares of CME Holdings Class A common stock. CBOT Holdings and CBOT have taken the position that, following the merger, the parts of a CBOT full membership and the privileges appurtenant thereto within the meaning of the 1992 agreement include the number of shares of CME Holdings Class A common stock to be issued in exchange for the 27,338 shares of CBOT Holdings Class A common stock in connection with the merger. Thus, CBOT Holdings and CBOT have taken the position that, following the merger, an individual entitled to become a member of CBOE pursuant to Article Fifth(b) is one who owns, or in the case of a delegate, possesses (i) one Series B-1 membership of CBOT, (ii) 9,568.3 shares of CME Group Class A common stock and (iii) one exercise right privilege. Nonetheless, we cannot assure you as to whether this position will be successful.

CBOE has filed with the SEC a proposed interpretation of CBOE’s rules under which all exercise rights would terminate upon completion of the merger, subject to the right of exerciser members as of December 11, 2006 to continue to be exerciser members for an unspecified interim period following the merger. The proposed rule interpretation was initially filed with the SEC on December 12, 2006, and an amendment to the proposed rule interpretation was filed with the SEC on January 16, 2007. On February 6, 2007, the SEC published a notice to solicit comments on the proposed rule interpretation, with comments due on or before February 27, 2007. In these filings, CBOE asserted that the three conditions in the 1992 agreement regarding the effect of a merger or acquisition of CBOT on the exercise rights would not be satisfied following the merger of CME Holdings and CBOT Holdings because, among other things, the “survivor” of the merger would be CME Holdings (not CBOT), and CME Holdings is not an exchange, does not have members and does not grant trading rights. CBOE asserted that even if CBOT was considered the “survivor” of the merger for purposes of the second condition, following the merger there would no longer be members of CBOT within the meaning of Article Fifth(b) and the 1992 agreement because of the loss of certain rights as a result of the amendments to CBOT’s amended and restated certificate of incorporation and bylaws in connection with the merger. In addition, CBOE asserted that even if one looked through CME Holdings to CBOT for purposes of the third condition, the full members of CBOT would not be granted “full” trading rights because they would not have the exclusive right to trade new products introduced after the merger.

CBOE also asserted in these SEC filings that, following the merger, the agreements subsequent to the 1992 agreement may no longer be relied upon as the basis for determining who is entitled to become an exerciser member because the merger would be a material change to the structure or ownership of CBOT not contemplated by CBOT’s 2005 demutualization. One consequence of this, according to CBOE, is that following the merger, there would not be any CBOT full memberships outstanding within the meaning of the 1992 agreement because of the separation of the ownership interests and trading and other rights in connection with CBOT’s 2005 demutualization. CBOT Holdings and CBOT have submitted a comment letter to the SEC expressing their opposition to the proposed rule interpretation.

CBOE and/or its regular members also may challenge the existence or terms of the exercise rights in other forums or on other grounds in the future. CBOE and/or its regular members also may seek to prevent current exerciser members from continuing to utilize their CBOE membership during any such challenges, and the value of the exercise right may decline. If CBOE and/or its regular members were successful in upholding CBOE’s position before the SEC or any other challenge to the exercise rights, CBOT members would no longer have the right to be or become members of CBOE pursuant to Article Fifth(b) and the related agreements and would not be entitled to any distributions made to or rights conferred upon CBOE members in connection with CBOE’s proposed demutualization if it occurs after the merger. In addition, the exercise right likely would no longer have any value.

CBOT Holdings, CBOT and certain members of CBOT have filed a lawsuit in Delaware state court against CBOE and certain of its officers and directors in which the plaintiffs are seeking a declaration by the court of the right of exerciser members and exercise right holders to participate on an equal basis with CBOE’s regular members in connection with its proposed demutualization. This lawsuit was filed in August 2006, prior to the execution of the original merger agreement in October 2006 and CBOE’s December 2006 filing with the SEC seeking to terminate the exercise rights. In January 2007, the plaintiffs filed an amendment to the complaint in this lawsuit, which added claims seeking to bar CBOE from terminating the exercise rights upon completion of the merger. The defendants have filed a motion to dismiss this lawsuit and the plaintiffs have filed a motion for partial summary judgment on certain of their claims. Both motions are presently pending and scheduled to be argued on May 30, 2007. CBOE and/or its members also may challenge the exercise rights in connection with that proceeding or through other legal or regulatory actions.

CBOT Holdings and CBOT intend to vigorously defend the rights of CBOT members to become or remain exerciser members of CBOE pursuant to the exercise rights, including by opposing CBOE’s proposed rule interpretation or other positions taken by CBOE and/or its regular members seeking to terminate the exercise rights. CBOT Holdings and CBOT believe these matters involve fundamental state corporate and contract law issues and therefore should be decided in the Delaware state court action. However, we cannot assure you that we will be successful in opposing CBOE’s proposed rule interpretation, in the Delaware lawsuit or in otherwise defending challenges by CBOE and/or its regular members regarding the existence or terms of the exercise rights following the merger.

Pursuant to the terms of CBOT’s amended and restated certificate of incorporation to become effective at the time of the merger, CBOT will use commercially reasonable efforts to preserve the exercise right for the benefit of the Series B-1 members of CBOT, including, among other things, (i) defending any actions, suits or proceedings brought to challenge all or any portion of the exercise right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal and (ii) taking reasonable steps, including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 members and their lessees who have exercised the exercise right the right to receive any dividends or other distributions to be made by CBOE to its members. We cannot assure you that CBOT will prevail in opposing CBOE’s proposed rule interpretation, in the Delaware lawsuit or in any such other actions, suits, proceedings or appeals. Also, CBOT is not required under such amended and restated certificate of incorporation to spend in the aggregate in excess of $15.0 million for out-of-pocket costs, including attorneys’ fees, after the date of filing the amended and restated certificate of incorporation in connection with the foregoing obligations.

If you possess an exercise right and tender shares in the tender offer to be effected by CME Group following the merger, you may not be eligible to use your exercise right.

The 1992 agreement between CBOT and CBOE provides that the individuals who are entitled to become members of CBOE pursuant to Article Fifth(b) of CBOE’s certificate of incorporation are (i) full members of CBOT who are in possession of all the parts of a CBOT full membership and all trading rights and privileges appurtenant thereto and (ii) lessees of full members who are in possession of all the parts of a CBOT full membership and all trading rights and privileges appurtenant thereto. Subsequent agreements between CBOT, CBOE and, in several instances, CBOT Holdings, provide that, in the absence of any other material changes to the structure or ownership of CBOT or to the trading rights and privileges appurtenant to a CBOT full membership not contemplated in CBOT’s 2005 demutualization, upon consummation of CBOT’s demutualization, an individual is an eligible CBOT full member or eligible CBOT full member delegate within the meaning of the 1992 agreement if the individual owns or, in the case of a delegate, is in possession of, the following parts or interests: (i) one Series B-1 membership of CBOT, (ii) 27,338 shares of Class A common stock of CBOT Holdings and (iii) one exercise right privilege. These parts or interests represent all of the parts or interests issued in respect of a CBOT full membership in CBOT’s demutualization.

CBOE has filed with the SEC a proposed interpretation of CBOE’s rules under which all exercise rights would terminate upon completion of the merger, subject to the right of exerciser members as of December 11, 2006 to continue to be exerciser members for an unspecified interim period following the merger. CBOT Holdings and CBOT have submitted a comment letter to the SEC expressing their opposition to the proposed rule interpretation and intend to continue to oppose CBOE’s proposed rule interpretation and vigorously defend the rights of CBOT members to become or remain exerciser members of CBOE pursuant to the exercise rights. Also, the effect of the merger on the exercise rights is now an issue in the lawsuit initiated by CBOT Holdings, CBOT and certain CBOT members in August 2006 in Delaware state court. We cannot assure you that we will be successful in opposing CBOE’s proposed rule interpretation, in the Delaware litigation or in otherwise defending challenges by CBOE and/or its regular members regarding the existence of the exercise rights following the merger. However, CBOT Holdings and CBOT intend to take the position, among other things, that following the merger, the parts of a CBOT full membership and privileges appurtenant thereto within the meaning of the 1992 agreement include the number of shares of CME Holdings Class A common stock to be issued in exchange for 27,338 shares of CBOT Holdings Class A common stock in connection with the merger. There can be no assurance that this position will prevail, but to the extent it does, a CBOT full member or full member lessee would need to own or, in the case of a lessee, be in possession of, 9,568.3 shares of CME Group Class A common stock to be an exerciser member at CBOE. As a result, if you own 27,338 shares of CBOT Holdings common stock and, following the merger, you sell some of the 9,568.3 shares of CME Group common stock you receive in the merger, including by tendering shares in the tender offer, you would no longer be eligible to be an exerciser member at CBOE unless you repurchased shares of CME Group common stock.

The merger will result in the loss of certain rights under CBOT’s amended and restated certificate of incorporation and bylaws.

In connection with the merger, CBOT’s amended and restated certificate of incorporation and bylaws will be further amended and restated as a result of which certain rights currently held by Series B-1 members and Series B-2 members will be eliminated. For example, following the merger, holders of Series B-1 memberships and Series B-2 memberships will no longer have the right to:

•	elect directors or nominating committee members;

•	nominate persons for election as directors;

•	call special meetings of members;

•	initiate proposals at or for any meeting of members;

•	vote on certain extraordinary transactions involving CBOT by virtue of their control of how the Class A membership in CBOT would be voted in connection with such transactions; or

•	adopt, amend or repeal the bylaws of CBOT.

The loss of these rights will reduce the ability of Series B-1 members and Series B-2 members to influence the management of CBOT following the merger. In addition, following the merger, CBOT members will no longer constitute a majority of the board of directors of CBOT or its holding company. Among other matters, the CBOT board of directors determines in its sole discretion whether any proposed change to CBOT’s bylaws or rules adversely affects CBOT members’ core rights, which would require the approval of the Series B-1 and Series B-2 members. However, for a period of two years following the merger, changes to CBOT’s rules and regulations that would materially impair the business opportunities of holders of Class B memberships of CBOT must be approved by a committee of the board of directors of CBOT that has a majority of directors designated by the chairman of CBOT prior to the merger. For additional information regarding the changes to the amended and restated certificate of incorporation and bylaws of CBOT in connection with the merger, see the section entitled “The Special Meeting of CBOT Members—Proposal 2.”

FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook, and business prospects of CME Holdings, CBOT Holdings and CME Group and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of either CME Holdings or CBOT Holdings to predict results or actual effects of its plans and strategies, or those of CME Group, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” and those discussed in the filings of each of CME Holdings and CBOT Holdings that are incorporated herein by reference, as well as the following:

•	changes in both companies’ businesses during the period between now and the completion of the merger may have adverse impacts on CME Group;

•	our ability to obtain regulatory approvals of the merger on the proposed terms and schedule;

•	the risk that the businesses of CME Holdings and CBOT Holdings will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•	the risk of an unfavorable judgment or ruling in the LAMPERS litigation;

•	revenues following the merger may be lower than expected;

•	increasing competition by foreign and domestic competitors, including new entrants into our markets;

•	our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers;

•

our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services;

•	our ability to adjust our fixed costs and expenses if our revenues decline;

•	our ability to maintain existing customers and strategic relationships and attract new ones;

•	our ability to expand and offer our products in foreign jurisdictions;

•	changes in domestic and foreign regulations;

•	changes in government policy, including policies relating to common or directed clearing;

•	the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others;

•	our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading and redundancies in the market data offerings of CME and CBOT;

•

changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure;

•	the ability of CME’s financial safeguards package to adequately protect it from the credit risks of its clearing firms and CBOT’s clearing firms;

•	changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets;

•	economic, political and market conditions;

•	our ability to accommodate increases in trading volume without failure or degradation of performance of our systems;

•	our ability to execute our growth strategy and maintain our growth effectively;

•	our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy;

•	industry and customer consolidation;

•	decreases in trading and clearing activity;

•	the imposition of a transaction tax on futures and options on futures transactions;

•	seasonality of the futures business; and

•	other risks detailed in both companies’ filings with the SEC.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to CME Holdings or CBOT Holdings or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, CME Holdings and CBOT Holdings undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING OF CME HOLDINGS STOCKHOLDERS

General

In connection with the original merger agreement, CME Holdings scheduled a special meeting of stockholders on April 4, 2007. CME Holdings rescheduled its special meeting to July 9, 2007 as described below. This document is being furnished to CME Holdings stockholders in connection with the solicitation of proxies by the CME Holdings board of directors to be used at the rescheduled special meeting of CME Holdings stockholders to be held on July 9, 2007 at 3:00 p.m., Chicago time, at UBS Tower - The Conference Center, One North Wacker Drive, Chicago, Illinois, and at any adjournment or postponement of that meeting. This document and the enclosed proxy card are being sent to CME Holdings stockholders on or about June 8, 2007.

Purpose of the CME Holdings Special Meeting

At the CME Holdings special meeting, holders of CME Holdings Class A and Class B common stock will be asked to vote:

•	to adopt the amended merger agreement and thereby approve the merger;

•	to approve an adjournment or postponement of the CME Holdings special meeting, if necessary, to solicit additional proxies; and

•	to transact any other business as may properly be brought before the CME Holdings special meeting or any adjournment or postponement of the CME Holdings special meeting.

Record Date and Voting

The CME Holdings board of directors has fixed the close of business on May 29, 2007 as the record date for determining the holders of shares of CME Holdings Class A common stock and CME Holdings Class B common stock entitled to receive notice of and to vote at the CME Holdings special meeting. Only holders of record of shares of CME Holdings common stock at the close of business on that date will be entitled to vote at the CME Holdings special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 34,896,675 shares of CME Holdings Class A common stock outstanding, held by approximately 500 holders of record, and 3,138 shares of CME Holdings Class B common stock outstanding, held by approximately 1,950 holders of record.

Each holder of shares of CME Holdings Class A common stock and CME Holdings Class B common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the CME Holdings special meeting and at any adjournment or postponement of that meeting. In order for CME Holdings to satisfy its quorum requirements, the holders of at least one-third of the total number of outstanding shares of CME Holdings common stock entitled to vote at the CME Holdings special meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy card (including through the Internet or telephone) that is received at or prior to the CME Holdings special meeting (and not revoked as described below).

If you previously submitted a proxy for the special meeting of CME Holdings stockholders that was scheduled for April 4, 2007, CME Holdings does not intend to vote those proxies at the rescheduled meeting on July 9, 2007. You must vote again by following the instructions on the enclosed proxy card.

If your proxy card is properly executed and received by CME Holdings in time to be voted at the CME Holdings special meeting, the shares represented by your proxy card (including those given through the Internet or by telephone) will be voted in accordance with the instructions that you mark on your proxy card. If you execute your proxy but do not provide CME Holdings with any instructions, your shares will be voted “FOR” the adoption of the amended merger agreement and “FOR” any adjournment or postponement of the CME Holdings special meeting that a holder of the proxies deems to be prudent.

If your shares are held in “street name” by your broker or bank and you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will not be permitted to vote your shares, which will have the same effect as a vote against the adoption of the amended merger agreement.

Vote Required

Adoption of the amended merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of CME Holdings Class A common stock and CME Holdings Class B common stock voting together as a single class. Shares of CME Holdings common stock as to which the “abstain” box is selected on a proxy card will be counted as present for purposes of determining whether a quorum is present. The required vote of CME Holdings stockholders on the amended merger agreement is based upon the number of outstanding shares of CME Holdings common stock, and not the number of shares that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the CME Holdings special meeting or the abstention from voting by CME Holdings stockholders, or the failure of any CME Holdings stockholder who holds shares in “street name” through a bank or broker to give voting instructions to such bank or broker, will have the same effect as a vote “AGAINST” the adoption of the amended merger agreement.

As of the record date, CME Holdings directors and executive officers and their affiliates had or shared the power to vote in the aggregate approximately 205,158 shares of CME Holdings Class A and Class B common stock, representing less than 1% of the aggregate outstanding shares of CME Holdings Class A and Class B common stock.

We currently expect that CME Holdings’ directors and executive officers will vote their shares of CME Holdings common stock “FOR” adoption of the amended merger agreement, although none of them has entered into any agreement requiring them to do so.

Approval of any proposal to adjourn or postpone the meeting, if necessary, for the purpose of soliciting additional proxies may be obtained by the affirmative vote of the holders of a majority of the shares of CME Holdings Class A common stock and CME Holdings Class B common stock, voting together as a single class, present or represented by proxy at the CME Holdings special meeting, whether or not a quorum is present.

Recommendation of the Board of Directors

As discussed elsewhere in this document, the CME Holdings board of directors unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to and in the best interests of CME Holdings and its stockholders, and unanimously approved and adopted the amended merger agreement. The CME Holdings board of directors unanimously recommends that the CME Holdings stockholders vote “FOR” the adoption of the amended merger agreement.

CME Holdings stockholders should carefully read this document in its entirety for more detailed information concerning the amended merger agreement and the merger. In particular, CME Holdings stockholders are directed to the amended merger agreement, which is attached as Annex A to this document.

Revocability of Proxies

The presence of a CME Holdings stockholder at the CME Holdings special meeting will not automatically revoke that CME Holdings stockholder’s proxy. However, a CME Holdings stockholder may revoke a proxy at any time prior to its exercise by:

•	submitting a written revocation to CME Holdings, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, that is received prior to the meeting;

•	submitting another proxy by telephone, via the Internet or by mail that is dated later than the original proxy and that is received prior to the meeting; or

•	attending the CME Holdings special meeting and voting in person if your shares of CME Holdings common stock are registered in your name rather than in the name of a broker, bank or other nominee.

If your shares of CME Holdings common stock are held by a broker or bank, you must follow the instructions on the form you receive from your broker or bank with respect to changing or revoking your proxy.

Attending the Special Meeting

All holders of CME Holdings Class A and Class B common stock at the close of business on May 29, 2007, the record date for the special meeting, are invited to attend the special meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a stockholder of record, evidence from your broker that you are a stockholder and are eligible to attend the meeting, such as a letter or account statement from your broker or bank. Stockholders will not be allowed to use cameras, recording devices and other electronic devices at the meeting.

Voting Electronically or by Telephone

In addition to voting by submitting your proxy card by mail, CME Holdings stockholders of record and many stockholders who hold their shares of CME Holdings common stock through a broker or bank will have the option to submit their proxy electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in CME Holdings’ stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your proxy card and voting instructions forwarded by your broker, bank or other holder of record to see which options are available.

CME Holdings stockholders of record may submit their proxies:

•	through the Internet by visiting a website established for that purpose at www.proxyvote.com and following the instructions; or

•	by telephone by calling the toll-free number 1-800-690-6903 on a touch-tone phone and following the recorded instructions.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of CME Holdings may solicit proxies for the CME Holdings special meeting from CME Holdings stockholders personally or by telephone and other electronic means. However, they will not be paid for soliciting such proxies. CME Holdings also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions. CME Holdings has also made arrangements with D.F. King & Co., Inc. to assist in soliciting proxies and has agreed to pay them $15,000, plus reasonable expenses, for these services.

CME Holdings and CBOT Holdings will share equally the expenses incurred in connection with the printing and mailing of this document.

THE SPECIAL MEETING OF CBOT HOLDINGS CLASS A STOCKHOLDERS

General

In connection with the original merger agreement, CBOT Holdings scheduled a special meeting of CBOT Holdings Class A stockholders on April 4, 2007. CBOT rescheduled its special meeting to July 9, 2007 as described below. This document is being furnished to CBOT Holdings Class A stockholders in connection with the solicitation of proxies by the CBOT Holdings board of directors to be used at the rescheduled special meeting of CBOT Holdings Class A stockholders to be held on July 9, 2007 at 3:00 p.m., Chicago time, at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, and at any adjournment or postponement of that meeting. This document and the enclosed proxy card are being sent to CBOT Holdings Class A stockholders on or about June 8, 2007.

Purpose of the CBOT Holdings Special Meeting

At the CBOT Holdings special meeting, holders of CBOT Holdings Class A common stock will be asked to vote:

•	to adopt the amended merger agreement and thereby approve the merger;

•	to approve an adjournment or postponement of the CBOT Holdings special meeting, if necessary, to solicit additional proxies; and

•	to transact any other business as may properly be brought before the CBOT Holdings special meeting or any adjournment or postponement of the CBOT Holdings special meeting.

Record Date and Voting

The CBOT Holdings board of directors has fixed the close of business on May 29, 2007 as the record date for determining the holders of shares of CBOT Holdings Class A common stock entitled to receive notice of and to vote at the CBOT Holdings special meeting. Only holders of record of shares of CBOT Holdings Class A common stock at the close of business on that date will be entitled to vote at the CBOT Holdings special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 52,843,183 shares of CBOT Holdings Class A common stock outstanding, held by approximately 1,619 holders of record. In addition, there is one share of CBOT Holdings Class B common stock outstanding, which is held of record by the CBOT Subsidiary Voting Trust. The Class B common stock is only entitled to vote in the election of directors and therefore is not entitled to vote on the amended merger agreement.

Each holder of shares of CBOT Holdings Class A common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the CBOT Holdings special meeting and at any adjournment or postponement of that meeting. In order for CBOT Holdings to satisfy its quorum requirements, the holders of at least one-third of the total number of outstanding shares of CBOT Holdings Class A common stock entitled to vote at the CBOT Holdings special meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy card (including through the Internet or by telephone) that is received at or prior to the CBOT Holdings special meeting (and not revoked as described below). IF YOU ARE A CBOT MEMBER AS WELL AS A CBOT HOLDINGS CLASS A COMMON STOCKHOLDER, YOU MUST VOTE SEPARATELY AT THE CBOT MEMBERS MEETING IN YOUR CAPACITY AS A CBOT MEMBER AND AT THE CBOT HOLDINGS CLASS A STOCKHOLDER MEETING IN YOUR CAPACITY AS A CBOT HOLDINGS CLASS A COMMON STOCKHOLDER.

If you previously submitted a proxy for the special meeting of CBOT Holdings Class A stockholders that was scheduled for April 4, 2007, CBOT Holdings does not intend to vote those proxies at the rescheduled meeting on July 9, 2007. You must vote again by following the instructions on the enclosed proxy card.

If your proxy card is properly executed and received by CBOT Holdings in time to be voted at the CBOT Holdings special meeting, the shares represented by your proxy card (including those given through the Internet or by telephone) will be voted in accordance with the instructions that you mark on your proxy card. If you execute your proxy but do not provide CBOT Holdings with any instructions, your shares will be voted “FOR” the adoption of the amended merger agreement and “FOR” any adjournment or postponement of the CBOT Holdings special meeting that a holder of the proxies deems to be prudent.

If your shares are held in “street name” by your broker or bank and you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will not be permitted to vote your shares, which will have the same effect as a vote against the adoption of the amended merger agreement.

Vote Required

Adoption of the amended merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of CBOT Holdings Class A common stock. Shares of CBOT Holdings Class A common stock as to which the “abstain” box is selected on a proxy card will be counted as present for purposes of determining whether a quorum is present. The required vote of CBOT Holdings Class A stockholders on the amended merger agreement is based upon the number of outstanding shares of CBOT Holdings Class A common stock, and not the number of shares that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the CBOT Holdings special meeting or the abstention from voting by CBOT Holdings Class A stockholders, or the failure of any CBOT Holdings Class A stockholder who holds shares in “street name” through a bank or broker to give voting instructions to such bank or broker, will have the same effect as a vote “AGAINST” the adoption of the amended merger agreement.

As of the record date, CBOT Holdings directors and executive officers and their affiliates had or shared the power to vote in the aggregate approximately 507,000 shares of CBOT Holdings Class A common stock, representing approximately 1% of the outstanding shares of CBOT Holdings Class A common stock.

We currently expect that CBOT Holdings’ directors and executive officers will vote their shares of CBOT Holdings common stock “FOR” adoption of the amended merger agreement, although none of them has entered into any agreement requiring them to do so.

Approval of any proposal to adjourn or postpone the meeting, if necessary, for the purpose of soliciting additional proxies may be obtained by the affirmative vote of the holders of a majority of the votes cast at the CBOT Holdings special meeting.

Recommendations of the Board of Directors, the Special Transaction Committee and the Non-ER Members Committee

As discussed elsewhere in this document, the CBOT Holdings board of directors unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to, and in the best interests of CBOT Holdings and its stockholders, and unanimously approved the amended merger agreement. The CBOT Holdings board of directors unanimously recommends that the CBOT Holdings Class A stockholders vote “FOR” the adoption of the amended merger agreement.

As discussed elsewhere in this document, the CBOT Holdings special transaction committee unanimously determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right and unanimously recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger. The CBOT Holdings special transaction committee unanimously recommends that CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right vote “FOR” the adoption of the amended merger agreement.

Similarly, and as discussed elsewhere in this document, the CBOT Holdings non-ER members committee determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, and unanimously recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger. The CBOT Holdings non-ER members committee recommends that CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, vote “FOR” the adoption of the amended merger agreement.
CBOT Holdings Class A stockholders should carefully read this document in its entirety for more detailed information concerning the amended merger agreement and the merger. In particular, CBOT Holdings Class A stockholders are directed to the amended merger agreement, which is attached as Annex A to this document.

Revocability of Proxies

The presence of a CBOT Holdings Class A stockholder at the CBOT Holdings special meeting will not automatically revoke that CBOT Holdings Class A stockholder’s proxy. However, a CBOT Holdings Class A stockholder may revoke a proxy at any time prior to its exercise by:

•	submitting a written revocation to CBOT Holdings c/o Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646, that is received prior to the meeting;

•	submitting another proxy by telephone, via the Internet or by mail that is dated later than the original proxy and that is received prior to the meeting; or

•

attending the CBOT Holdings special meeting and voting in person if your shares of CBOT Holdings Class A common stock are registered in your name rather than in the name of a broker, bank or other nominee.

If your shares of CBOT Holdings Class A common stock are held by a broker or bank, you must follow the instructions on the form you receive from your broker or bank with respect to changing or revoking your proxy.

Attending the Special Meeting

All holders of CBOT Holdings Class A common stock at the close of business on May 29, 2007, the record date for the special meeting, are invited to attend the special meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a stockholder of record, evidence from your broker that you are a stockholder and are eligible to attend the meeting, such as a letter or account statement from your broker or bank. Stockholders will not be allowed to use cameras, recording devices and other electronic devices at the meeting.

Voting Electronically or by Telephone

In addition to voting by submitting your proxy card by mail, CBOT Holdings Class A stockholders of record and many stockholders who hold their shares of CBOT Holdings Class A common stock through a broker or bank will have the option to submit their proxy electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in CBOT Holdings’ stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your proxy and voting instructions forwarded by your broker, bank or other holder of record to see which options are available.

CBOT Holdings Class A stockholders of record may submit their proxies:

•	through the Internet by visiting a website established for that purpose at http://proxy.georgeson.com and following the instructions; or

•	by telephone by calling the toll-free number 1-800-732-4052 on a touch-tone phone and following the recorded instructions.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of CBOT Holdings may solicit proxies for the CBOT Holdings special meeting from CBOT Holdings Class A stockholders personally or by telephone and other electronic means. However, they will not be paid for soliciting such proxies. CBOT Holdings also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions. CBOT Holdings and CBOT have also made arrangements with Georgeson, Inc. and MacKenzie Partners, Inc. to assist in soliciting proxies and have agreed to pay them approximately $50,000 and $30,000, respectively, plus in each case reasonable expenses, for these services. In the event that a third party solicits proxies from CBOT Holdings Class A stockholders in opposition to the merger, CBOT Holdings has agreed to pay Georgeson, Inc. an additional fee of $150,000 for its services.

CBOT Holdings and CME Holdings will share equally the expenses incurred in connection with the printing and mailing of this document.

THE SPECIAL MEETING OF CBOT MEMBERS

General

In connection with the original merger agreement, CBOT scheduled a special meeting of Series B-1 and Series B-2 members on April 4, 2007. CBOT rescheduled its special meeting to July 9, 2007 as described below. This document is being furnished to Series B-1 and Series B-2 members of CBOT in connection with the solicitation of proxies by the CBOT board of directors to be used at the rescheduled special meeting of CBOT members to be held on July 9, 2007 at 2:30 p.m., Chicago time, at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, and at any adjournment or postponement of that meeting. This document and the enclosed proxy card are being sent to Series B-1 and Series B-2 members of CBOT on or about June 8, 2007.

Purpose of the Special Meeting of CBOT Members

At the CBOT special meeting of members, CBOT Series B-1 and Series B-2 members will be asked to vote:

•	on a proposal to approve the repurchase by CBOT Holdings from the CBOT Subsidiary Voting Trust of the outstanding share of CBOT Holdings Class B common stock;

•	on a proposal to approve the adoption of the amended and restated certificate of incorporation of CBOT included as Annex H to this document;

•	to approve an adjournment or postponement of the CBOT special meeting, if necessary, to solicit additional proxies; and

•	to transact any other business as may properly be brought before the CBOT special meeting or any adjournment or postponement of the CBOT special meeting.

Approval by the CBOT members of each of these proposals is a condition to the obligations of each of CME Holdings and CBOT Holdings to complete the merger.

Record Date and Voting

The CBOT board of directors has fixed the close of business on May 29, 2007 as the record date for determining the holders of Series B-1 and Series B-2 memberships of CBOT entitled to receive notice of and to vote at the CBOT special meeting. Only holders of record of Series B-1 or Series B-2 memberships of CBOT at the close of business on that date will be entitled to vote at the CBOT special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 1,402 Series B-1 memberships and 812 Series B-2 memberships outstanding.

Each holder of a Series B-1 membership of CBOT as of the close of business on the record date will be entitled to one vote for each Series B-1 membership held of record at the close of business on the record date, and each holder of a Series B-2 membership of CBOT as of the close of business on the record date will be entitled to one-sixth of one vote for each Series B-2 membership held of record at the close of business on the record date, upon each matter properly submitted at the CBOT special meeting and at any adjournment or postponement of that meeting. The holders of the Series B-1 and Series B-2 memberships will vote together as a single class on each matter properly submitted at the CBOT special meeting and at any adjournment or postponement of that meeting.

In order for CBOT to satisfy its quorum requirements, the holders of Class B memberships representing at least one-third of the votes entitled to be cast on the matters to be acted upon at the CBOT special meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy card that is received at or prior to the CBOT special meeting (and not revoked as described below). IF YOU ARE A CBOT MEMBER AS WELL AS A CBOT HOLDINGS CLASS A COMMON STOCKHOLDER, YOU MUST VOTE SEPARATELY AT THE CBOT MEMBERS MEETING IN YOUR CAPACITY AS A CBOT MEMBER AND AT THE CBOT HOLDINGS CLASS A STOCKHOLDER MEETING IN YOUR CAPACITY AS A CBOT HOLDINGS CLASS A COMMON STOCKHOLDER.

If you previously submitted a proxy for the special meeting of CBOT members that was scheduled for April 4, 2007, CBOT does not intend to vote those proxies at the rescheduled meeting on July 9, 2007. You must vote again by following the instructions on the enclosed proxy card.

If your proxy card is properly executed and received by CBOT in time to be voted at the CBOT special meeting, the Class B memberships represented by your proxy card will be voted in accordance with the instructions that you mark on your proxy card. If you execute your proxy but do not provide CBOT with any instructions, your Class B memberships will be voted “FOR” the repurchase of the Class B common stock by CBOT Holdings, “FOR” the approval of the amended and restated certificate of incorporation of CBOT and “FOR” any adjournment or postponement of the CBOT special meeting that a holder of the proxies deems to be prudent.

Proposal 1—Repurchase of Class B Common Stock by CBOT Holdings

At the CBOT special meeting, Series B-1 and B-2 members will be asked to consider a vote on a proposal that CBOT Holdings repurchase the outstanding share of Class B common stock of CBOT Holdings held by the CBOT Subsidiary Voting Trust immediately prior to the completion of the merger of CBOT Holdings with and into CME Holdings. The repurchase of the Class B common stock is a condition to the completion of the merger.

The CBOT Holdings board of directors and the board of directors of CBOT currently are identical, both consisting of the same 17 directors. Eleven of the directors are elected by the holders of CBOT Holdings Class A common stock, and the remaining six directors are elected by the CBOT Subsidiary Voting Trust as the sole holder of the Class B common stock of CBOT Holdings. Pursuant to the Subsidiary Voting Trust Agreement dated October 12, 2005, the CBOT Subsidiary Voting Trust is required to elect as directors to the CBOT Holdings board of directors the six directors elected by the Series B-1 and Series B-2 members to the CBOT board of directors. Following the merger, Class B members of CBOT will no longer vote in the election of directors to the CBOT board of directors, so the CBOT Subsidiary Voting Trust will no longer serve any purpose.

The amended merger agreement provides that the repurchase of the Class B common stock is a condition to CME Holdings’ obligations to complete the merger.

The CBOT board of directors recommends that you vote “FOR” proposal 1.

Proposal 2—Approval of the Amended and Restated Certificate of Incorporation of CBOT

The amended merger agreement provides that, concurrently with the effective time of the merger, the certificate of incorporation of CBOT be amended and restated in the form attached to the amended merger agreement. The amended and restated certificate of incorporation of CBOT amends the existing amended and restated certificate of incorporation of CBOT in a number of important respects. However, the amended and restated certificate of incorporation does not amend the “core rights” of the Class B members described in the proxy statement and prospectus, dated February 14, 2005, related to CBOT’s demutualization, except to add an additional core right regarding dual-trading, as summarized below.

A copy of the amended and restated certificate of incorporation of CBOT to be voted upon at the special meeting is attached to this document as Annex H. You are urged to read the following summary and the document included as Annex H carefully before voting on this proposal.

The amended and restated certificate of incorporation to be in effect following the merger:

•	eliminates the requirement to obtain the approval of the holder of the Class A membership (which is currently held by CBOT Holdings and, following the merger, will be held by CME Group) prior to approving, in one transaction or in a series of related transactions: (i) any merger or consolidation of CBOT with or into another entity, (ii) any purchase by, investment in, or other acquisition or formation by CBOT of any business or assets which are, or are intended to be, competitive, as determined by the board of directors of CBOT in its sole and absolute discretion, with the business conducted or proposed to be conducted at such time by CBOT, (iii) any sale (or other transfer) to a third party of assets of CBOT that constitute a significant amount of the total assets of CBOT, or (iv) any dissolution or liquidation of CBOT;

•

provides that each holder of a Series B-1 membership of CBOT shall be entitled to all trading rights and privileges for all new products first made available after the filing of the amended and restated certificate of incorporation traded on the open outcry exchange system of CBOT or CME or any electronic trading system maintained by CBOT or CME or any of their respective successors or successors-in-interest;

•

limits the right of Class B members to vote on amendments to the certificate of incorporation to amendments to Section B(2) (the number of authorized memberships of CBOT), Section C (the relative voting rights of the Series B-1 and B-2 members), Section D (the trading rights, voting rights and core rights of Class B members and certain other covenants) or Section E (the commitment to maintain open outcry markets) of Article IV, the second sentence of Article IX (regarding amendments to the amended and restated certificate of incorporation), or, during the transition period, Article VI (the board of directors of CBOT);

•	prohibits CBOT from adopting bylaws or rules that adversely affect the ability of Class B members to engage in dual-trading unless required by applicable law or governmental rule or regulation;

•

eliminates the right of Class B members to adopt, repeal or amend the bylaws of CBOT or make non-binding recommendations to CBOT’s board of directors; and provides that the Class A member is the only member with the right to adopt, amend or repeal the bylaws;

•

provides that, unless otherwise agreed to by the Series B-1 and Series B-2 members voting together as a single class, CBOT shall use commercially reasonable efforts to preserve the exercise right for the benefit of the Series B-1 members and their lessees, including (i) defending any actions, suits or proceedings brought to challenge all or any portion of the exercise right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal, (ii) taking reasonable steps, including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 members and their lessees that have exercised the exercise right the right to receive any dividends or other distributions to be made by CBOE to its members and (iii) complying with CBOT’s obligations under agreements with CBOE regarding the exercise right, including making available to CBOE the information specified in any such agreements or any surveillance plans with CBOE; provided, that CBOT shall not be required to spend in the aggregate in excess of $15.0 million for out-of-pocket costs, including attorneys’ fees, after the date of filing the amended and restated certificate of incorporation in connection with its obligations under clauses (i) and (ii);

•	provides that Class B members shall not have the right to initiate proposals at or for any meeting of members;

•

provides that, during the two-year period following the date of filing of the amended and restated certificate of incorporation, CBOT will provide the CBOT directors with five business days advance notice of any change to CBOT’s rules and regulations. If a majority of the CBOT directors determine in their sole discretion that the proposed change will materially impair the business of CBOT or materially impair the business opportunities of the holders of the Class B memberships of CBOT, such change will be submitted to a committee of the board of directors of CBOT comprised of three CBOT directors designated by the vice chairman of CBOT and two CME directors designated by the chairman of CBOT for approval. Approval shall require the affirmative vote of a majority of the full committee;

•	eliminates the right of Series B-1 and B-2 members to call a special meeting;

•	eliminates the right of Class B members to elect six directors and provides that the directors of CBOT shall at all times be the same as the directors of CME Group;

•	eliminates the CBOT nominating committee that is currently elected by the Series B-1 and B-2 members;

•	provides that, except as provided in CBOT’s rules and regulations, members shall not have any power to adopt, amend or repeal the rules or regulations of CBOT; and

•	eliminates provisions related to CBOT’s demutualization that are no longer applicable.

The amendments to the amended and restated certificate of incorporation were the result of negotiations between CBOT, CBOT Holdings and CME Holdings in connection with negotiations regarding the original merger agreement, and approval of the amended and restated certificate of incorporation, in the form attached as Annex H to this document, is a condition to the merger.

The CBOT board of directors recommends that you vote “FOR” proposal 2.

Concurrently with the effective time of the merger, the bylaws of CBOT will also be amended and restated to make changes consistent with the amendments to CBOT’s amended and restated certificate of incorporation. The amended and restated bylaws of CBOT amend the existing bylaws of CBOT in a number of important respects. A copy of the amended and restated bylaws of CBOT to become effective at the effective time of the merger is attached to this document as Annex I.

The amended and restated bylaws to be in effect following the merger:

•	eliminate the right of Series B-1 and B-2 members to nominate persons for election to CBOT’s board of directors and to include nominees in CBOT’s proxy materials under certain circumstances;

•

provide that for business to be brought before the annual meeting of the members of CBOT, it must be (i) authorized by the board of directors and specified in the notice of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by the Class A member (which will be CME Group);

•	provide that special meetings of the members of CBOT may be called only by the chairman of the board of directors of CBOT or a majority of the total number of authorized directors;

•	provide that the board of directors of CBOT shall at all times be comprised of the same directors as those of CME Group;

•	provide for longer advanced notice to directors for special meetings of the board of directors; and

•	eliminate the right of Class B members to adopt, amend or repeal the bylaws of CBOT.

The amendments to the bylaws were the result of negotiations between CBOT, CBOT Holdings and CME Holdings in connection with negotiations regarding the original merger agreement. Approval of the amended and restated bylaws does not require the approval of CBOT members.

Vote Required

Approval of proposal 1 requires the affirmative vote of the holders of a majority of the outstanding voting power of CBOT. Approval and adoption of proposal 2 requires the affirmative vote of a majority of the votes cast by the holders of the Series B-1 memberships and the Series B-2 memberships, voting together as a single class based on their respective voting rights. Class B memberships as to which the “abstain” box is selected on a proxy card will be counted as present for purposes of determining whether a quorum is present. The required vote of

CBOT members on proposal 1 is based upon the outstanding voting power of CBOT members and not the voting power of memberships that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the CBOT special meeting or the abstention from voting by CBOT members will have the same effect as a vote “AGAINST” proposal 1.

As of the record date, CBOT directors and their affiliates were entitled to vote 15 Series B-1 memberships and 3 Series B-2 memberships of CBOT, representing approximately 1% of the outstanding voting power of CBOT members. We currently expect that the CBOT directors and their affiliates owning Series B-1 and Series B-2 memberships of CBOT will vote their memberships “FOR” proposals 1, 2 and 3.

Approval of any proposal to adjourn or postpone the meeting, if necessary, for the purpose of soliciting additional proxies may be obtained by the affirmative vote of the holders of a majority of the votes cast at the CBOT special meeting.

Revocability of Proxies

The presence of a CBOT member at the CBOT special meeting will not automatically revoke that CBOT member’s proxy. However, a CBOT member may revoke a proxy at any time prior to its exercise by:

•	submitting a written revocation to CBOT c/o Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646, that is received prior to the meeting;

•	submitting another proxy by telephone, via Internet or by mail that is dated later than the original proxy and that is received prior to the meeting; or

•	attending the CBOT special meeting and voting in person.

Attending the Special Meeting

Although only holders of Series B-1 and Series B-2 memberships in CBOT at the close of business on May 29, 2007, the record date for the special meeting, are entitled to vote at the special meeting, all holders of memberships in CBOT as of the record date are invited to attend the special meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport. Members will not be allowed to use cameras, recording devices and other electronic devices at the meeting.

Voting By Mail, Electronically or by Telephone

Series B-1 and B-2 members may vote by completing, signing, dating and mailing the proxy card(s) for the special meeting of CBOT members in the postage-paid envelope included with this document.

Series B-1 and B-2 members also may submit their proxies:

•	through the Internet by visiting a website established for that purpose at http://proxy.georgeson.com and following the instructions; or

•	by telephone by calling the toll-free number 1-800-786-8302 on a touch-tone phone and following the recorded instructions.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of CBOT may solicit proxies for the CBOT special meeting from CBOT members personally or by telephone and other electronic means. However, they will not be paid for soliciting such proxies. CBOT Holdings and CBOT have also made arrangements with Georgeson, Inc. and MacKenzie Partners, Inc. to assist in soliciting proxies and have agreed to pay them approximately $50,000 and $30,000, respectively, plus in each case reasonable expenses, for their services. In the event that a third party solicits proxies from CBOT Holdings Class A stockholders in opposition to the merger, CBOT Holdings has agreed to pay Georgeson, Inc. an additional fee of $150,000 for its services.

THE MERGER

The terms and conditions of the merger are contained in the amended merger agreement, which is attached as Annex A to this document. Please carefully read the amended merger agreement as it is the legal document that governs the merger.

Background of the Merger

For the past several years, the exchange industry has experienced an increase in consolidation. The management and boards of directors of each of CME Holdings, CBOT Holdings and CBOT, as part of the ongoing evaluation of their respective businesses and in light of the ongoing consolidation in the exchange industry, have regularly reviewed and considered a variety of strategic options for their respective businesses, including periodic informal contacts with various financial exchanges regarding possible strategic business combination transactions.

During this time, CME Holdings’ management and board of directors, with the assistance of its financial advisors, evaluated acquisitions to expand its business and build upon the core strengths of the company.

In June 2005, CME Holdings evaluated the merits of acquiring CBOT Holdings, with the assistance of Lehman Brothers, and submitted a non-binding expression of interest. In response to this unsolicited, non-binding expression of interest from CME Holdings and similar unsolicited, non-binding expressions of interest from other companies regarding a potential business combination received by CBOT Holdings in June and July 2005, CBOT Holdings’ board of directors engaged financial and legal advisors to assist the board in reviewing strategic alternatives, including possible acquisitions, sales or other transactions, or proceeding with its planned initial public offering.

On August 1, 2005, the boards of directors of CBOT Holdings and CBOT held a special meeting at which CBOT Holdings’ financial advisors reported on their review of CBOT Holdings’ strategic alternatives. In addition, representatives of Mayer Brown reviewed for the directors their fiduciary duties in connection with their review of the strategic alternatives, as well as other legal and regulatory considerations in connection with potential business combination transactions.

On August 16, 2005, at a regularly scheduled meeting of the boards of directors of CBOT Holdings and CBOT, members of senior management, with the assistance of CBOT Holdings’ financial and legal advisors, provided an update on the review of strategic alternatives begun in July 2005. Based on that review, CBOT Holdings’ board of directors concluded that it was not advisable at that time for CBOT Holdings to pursue a sale or other change of control transaction, and instructed management to proceed with CBOT Holdings’ pending initial public offering, which was completed in October 2005.

From time to time following CBOT Holdings’ initial public offering, CME Holdings informally evaluated a business combination with CBOT Holdings as part of its overall business strategy. During this period, CME Holdings also evaluated the merits of other combinations and had substantive discussions with other financial exchanges.

On December 13, 2005, at a regularly scheduled meeting of the boards of directors of CBOT Holdings and CBOT, representatives of CBOT Holdings’ financial advisors made a presentation on the current strategic landscape in the exchange industry and CBOT Holdings’ strategic alternatives, including possible strategic mergers or acquisitions. The boards discussed these strategic alternatives. Following the meeting and continuing forward, Mr. Charles P. Carey, chairman of the board of directors of CBOT Holdings, Mr. Bernard W. Dan, chief executive officer of CBOT Holdings, and other representatives of CBOT Holdings had discussions with a number of different companies about the possibility of a strategic transaction. Among other matters, representatives of CBOT Holdings and CBOT and their legal and financial advisors held substantive discussions with CBOE regarding a strategic merger in which CBOT Holdings would be the dominant party, although the parties were unable to reach agreement on fundamental business terms and the discussions terminated.

At a meeting in the late fall of 2005, Mr. Terrence A. Duffy, chairman of the board of directors of CME Holdings, and Mr. Craig S. Donohue, chief executive officer of CME Holdings, inquired of Messrs. Carey and Dan about the possibility of extending the common clearing link that was established between CME and CBOT in November 2003, using CBOT’s facilities to conduct CME open outcry trading and combining the two companies. These same subjects were again discussed by Messrs. Duffy and Carey in late December 2005, and by Messrs. Duffy, Donohue, Carey and Dan in early January 2006.

On January 24, 2006, at a regularly scheduled meeting of the boards of directors of CBOT Holdings and CBOT, Mr. Dan reported on various strategic alternatives under review. Mr. Dan also reported on the recent conversations with Messrs. Duffy and Donohue.

In March 2006, representatives of each of CME Holdings, CBOT Holdings and CBOT engaged in additional discussions regarding an extension to the common clearing link. In connection with such discussions, the parties entered into a confidentiality agreement, dated as of March 7, 2006, that addressed the disclosure of confidential information relating to the clearing link, as well as a potential business combination transaction or real estate transaction involving the parties.

On April 25, 2006, at a regularly scheduled meeting of the boards of directors of CBOT Holdings and CBOT, Mr. Dan provided an update on strategic alternatives.

In May 2006, Messrs. Duffy and Carey again met and discussed the possibility of renewing the common clearing link and combining the two companies. Mr. Carey stated that CBOT Holdings was exploring a number of possibilities and would not engage in more than cursory discussions about combining the two companies unless CME Holdings made a proposal for such a combination.

On June 6, 2006, the board of directors of CME Holdings held a regular meeting during which it received a presentation on the consolidation trend in the industry, as well as potential strategic combinations. At this meeting and at other regular meetings of the board, members of management provided the board with updates on the status of discussions with other financial exchanges included within its strategic initiatives.

On June 28, 2006, the boards of directors of CBOT Holdings and CBOT held a special meeting at which their financial advisors presented an update on the current strategic landscape in the exchange industry and CBOT Holdings’ strategic alternatives.

On July 18, 2006, at a regularly scheduled meeting of the boards of directors of CBOT Holdings and CBOT, Mr. Carey and Mr. Dan provided an update on strategic alternatives, including the possibility of further discussions with representatives of CME Holdings. The boards discussed the possibility of such discussions and directed Mr. Carey to continue them.

On August 22, 2006, Messrs. Duffy and Carey, along with legal advisors to CME Holdings, CBOT Holdings and CBOT, met to informally discuss the possibility of a transaction involving CME Holdings and CBOT Holdings. Mr. Carey stated that to be successful, any proposal made by CME Holdings would have to be at a significant premium to the market price for CBOT Holdings Class A common stock, and that he would await a formal proposal before taking any further actions. Following this discussion, CME Holdings’ management began formally evaluating the acquisition of CBOT Holdings. On August 24, 2006, CME Holdings contacted Lehman Brothers, its financial advisor, to assist in evaluating a potential transaction with CBOT Holdings.

On September 6, 2006, members of CME Holdings senior management and their legal and financial advisors met to discuss the preliminary financial analysis of the transaction.

On September 8, 2006, Mr. Duffy called a meeting of the executive committee of the CME Holdings’ board of directors to inform the committee of the discussions with CBOT Holdings regarding a potential business combination. The committee discussed the strategic considerations relating to the transaction and the analysis underlying a proposed offer to CBOT Holdings. The committee determined that CME Holdings should submit a non-binding offer for CBOT Holdings to Messrs. Carey and Dan. Following the meeting, Messrs. Duffy and Donohue called Messrs. Carey and Dan to advise them a proposal would be forthcoming. Also on that day, CME Holdings contacted William Blair, its financial advisor, to assist in evaluating a potential transaction with CBOT Holdings.

On September 11, 2006, Messrs. Duffy and Donohue sent a non-binding offer letter to Messrs. Carey and Dan expressing an interest in a merger in which the holders of all of the outstanding capital stock of CBOT Holdings would receive a price per share of $130 to $135. Messrs. Carey and Dan responded to Messrs. Duffy and Donohue that CBOT Holdings would internally evaluate the offer. In subsequent conversations, CME Holdings clarified that the $130 per share price contained in CME Holdings’ expression of interest related to an all-stock transaction and the $135 per share price related to a transaction where the consideration consisted of 70% CME Holdings stock and 30% cash. The consideration was based upon the closing prices of CBOT Holdings Class A common stock of $117.25 and CME Holdings Class A common stock of $443.70 on September 9, 2006.

On September 13, 2006, at a regularly scheduled meeting of the CME Holdings’ board of directors, Mr. Duffy reviewed with the board of directors the discussions that he and Mr. Donohue had with Messrs. Carey and Dan regarding a potential business combination with CBOT Holdings. Members of CME Holdings’ management reviewed the terms of CME Holdings’ initial non-binding expression of interest to CBOT Holdings authorized by the executive committee of the board and the reasons for pursuing the transaction. After discussion, the board of directors approved moving forward with discussions with CBOT Holdings.

On September 13, 2006, the boards of directors of CBOT Holdings and CBOT held a special meeting to evaluate the non-binding expression of interest received from CME Holdings on September 11, 2006. Representatives of JPMorgan attended the meeting and noted as a preliminary matter that they believed the offer was based on financial results and forecasts by analysts available to the public and not on internal financial forecasts of management, and therefore CME Holdings could be open to a higher offer once such information was made available to it. The representatives of JPMorgan then presented their financial analysis of the offer and reviewed the strategic rationale for a combination with CME Holdings compared to other possible business combination partners. In addition, the boards’ legal advisors reviewed various legal matters, including the directors’ duties under Delaware law, the potential impact of the proposed transaction and structure on the CBOE exercise rights and the possible conflict of interest that might arise because a majority of directors held such exercise rights and might have an incentive to structure a transaction to protect those exercise rights.

At the meeting on September 13, 2006, the CBOT Holdings and CBOT boards approved the engagement of JPMorgan as financial advisor to CBOT Holdings and CBOT, and the boards authorized a transaction committee, consisting of directors Charles P. Carey, Bernard W. Dan, Joseph Niciforo, C.C. Odom, II and Christopher Stewart, to continue discussions with CME Holdings, including receiving a presentation from CME Holdings’ financial advisors as to the basis for CME Holdings’ expression of interest. The transaction committee was established to facilitate oversight of the potential transaction by the boards, not to address any potential conflicts of interest. To address the potential conflict of interest relating to the exercise rights, the CBOT Holdings board established a special transaction committee with a mandate to act in the interests of CBOT Holdings Class A stockholders who do not have a CBOE exercise right or hold a membership on CBOE pursuant to a CBOE exercise right. The board initially designated Larry G. Gerdes, Jackie Clegg and James P. McMillin as the members of the special transaction committee. The board authorized the special transaction committee to engage legal and financial advisors to assist the special transaction committee in its review of the proposed transaction.

On September 14, 2006, the CBOT Holdings special transaction committee held a telephonic meeting to discuss the committee process and the possible retention of Latham & Watkins LLP, or “Latham,” as independent legal advisor. At this meeting, the members of the special transaction committee designated Mr. Gerdes to serve as chairman of the committee.

On September 15, 2006, the CBOT Holdings special transaction committee held a telephonic meeting to review the preliminary discussions with CME Holdings and discuss the committee process, including engaging independent legal and financial advisors. Representatives of Latham participated in the meeting. The special transaction committee approved the engagement of Latham as independent legal advisor to the special transaction committee. The special transaction committee discussed with its legal advisor the potential conflicts of interest that could arise in connection with the proposed transaction. The special transaction committee also instructed its legal advisor to contact representatives of Lazard to evaluate the possibility of Lazard serving as independent financial advisor to the committee and instructed its legal advisor to coordinate with CBOT Holdings’ legal advisor to prepare supplemental resolutions of CBOT Holdings’ board to clarify the mandate, power and authority of the special transaction committee.

On September 18, 2006, the CBOT Holdings special transaction committee held a telephonic meeting to discuss further the non-binding expression of interest received from CME Holdings. Representatives of Latham reviewed the potential conflicts that could arise related to the interests of CBOT Holdings Class A stockholders who do not have a CBOE exercise right or hold a membership on CBOE pursuant to a CBOE exercise right and the interests of members of and lessees of a membership at CBOT with respect to their other rights. The special transaction committee discussed the independence and disinterest of the members of the special transaction committee with respect to these possible conflicts, including Mr. McMillin’s status as a Series B-2 member of CBOT. The special transaction committee also instructed its legal advisor to continue discussions with Lazard regarding the terms on which it would serve as financial advisor and to confirm Lazard’s eligibility to so serve.

On September 19, 2006, Messrs. Duffy and Donohue and other representatives of CME Holdings and its financial and legal advisors met with Messrs. Carey and Dan and other representatives of CBOT Holdings and CBOT and their financial and legal advisors to discuss CME Holdings’ proposed offer.

On September 19, 2006, at a regularly scheduled meeting of the boards of directors of CBOT Holdings and CBOT, Mr. Dan reported on the meeting earlier in the day with CME Holdings and its advisors. Mr. Dan informed the boards that the $130 per share offer contained in CME Holdings’ expression of interest related to an all-stock transaction, whereas the $135 per share offer related to a transaction where the consideration consisted of 70% CME Holdings stock and 30% cash. Mr. Dan also reported that, to continue further discussions, CME Holdings required that CBOT Holdings agree not to engage in discussions relating to business combination transactions with other parties for a period of time. Representatives of JPMorgan noted that CME Holdings had confirmed that its expression of interest was based on publicly available information and did not reflect the current business plan or estimate of synergies of CBOT Holdings’ management. The boards decided to continue discussions with CME Holdings, provided it confirmed its willingness to consider improving its offer upon receipt of limited, non-public information. The boards also determined that if CME Holdings were willing to reconsider its offer range, then the boards were willing to provide CME Holdings an exclusivity agreement for 21 days, subject to the receipt from CME Holdings of an appropriate standstill agreement. At the conclusion of the meeting, legal advisors to the boards reviewed for the directors their respective fiduciary duties under Delaware law to CBOT Holdings Class A stockholders and CBOT members.

Subsequent to the CBOT Holdings board meeting on September 19, 2006, the special transaction committee held a telephonic meeting to discuss the meeting earlier in the day between representatives of CME Holdings and CBOT Holdings. The special transaction committee also discussed the terms on which Lazard would serve as financial advisor.

At a meeting of the CME Holdings executive committee on September 21, 2006, management reviewed for the committee the outcome of the discussions with CBOT Holdings. Following these discussions, the committee approved the formation of a transaction committee comprised of Messrs. Duffy, Donohue, Phupinder S. Gill, president and chief operating officer of CME Holdings, Leo Melamed and John F. Sandner, both directors of CME Holdings, to review, evaluate and negotiate the terms and conditions of any business combination with CBOT Holdings, subject to board oversight and approval.

On September 22, 2006, at a telephonic meeting of the CBOT Holdings special transaction committee, the special transaction committee approved the engagement of Lazard as financial advisor to the special transaction committee. Representatives of Latham discussed the independence and disinterest of the members of the special transaction committee, including Mr. McMillin’s status as a Series B-2 member of CBOT. The special transaction committee determined that Mr. Gerdes and Ms. Clegg were disinterested and independent for the purpose of serving on the special transaction committee, and instructed its legal advisor to investigate further the potential conflicts that could arise related to Mr. McMillin’s status as a Series B-2 member of CBOT.

On September 25, 2006, representatives of CME Holdings and CBOT Holdings, their respective financial advisors and representatives of Skadden, Arps and Freeman, Freeman & Salzman, P.C., legal advisors to CME Holdings, and representatives of Mayer Brown and Peter B. Carey of the Law Offices of Peter B. Carey, legal advisors to CBOT Holdings and CBOT, met to discuss the potential strategic fit and benefits of the business combination to each company and its respective stockholders, including potential cost synergies. Peter B. Carey is a first cousin of Charles P. Carey. CME Holdings also provided CBOT Holdings and CBOT with consensus estimates for 2007 and 2008 that included a sensitivity analysis over a range of trading volumes and rates per contract as well as the potential impact of a select group of new initiatives. The information shared by CBOT Holdings included limited financial projections for 2006 through 2008. The chairman of CBOT Holdings’ special transaction committee, and representatives of its legal and financial advisors, also participated in this meeting. At this meeting, CME Holdings and CBOT Holdings executed a letter agreement providing for a 21-day exclusivity period and a one-year standstill agreement.

On September 25, 2006, CME Holdings, CBOT Holdings and CBOT management requested due diligence materials from the other, including financial information, material contracts and headcount information. The parties exchanged partial responses on September 27, 2006.

On September 26, 2006, the CBOT Holdings special transaction committee, transaction committee and management, together with their respective legal and financial advisors, held a telephonic meeting to review the status of discussions with CME Holdings and discuss the role of the special transaction committee. The participants discussed possible structures for the proposed transaction, both generally and as related to the CBOE exercise rights, and the process for addressing these issues with CME Holdings.

Following the exchange of materials beginning September 27, 2006, management of CME Holdings, CBOT Holdings and CBOT conducted business, financial and legal due diligence with their respective financial and legal advisors. CBOT Holdings and CBOT also retained Deloitte & Touche LLP to assist in their due diligence review of CME Holdings.

The CBOT Holdings special transaction committee held a telephonic meeting on September 27, 2006 with its legal and financial advisors. The special transaction committee discussed with its financial advisor the form of consideration proposed by CME Holdings, including the different value of consideration for cash versus stock offered by CME Holdings in a transaction structure in which CBOT Holdings Class A stockholders received cash and CME Holdings stock, as compared to an all stock transaction, and the possible mechanics for a cash election structure. The special transaction committee discussed with its legal advisor the mandate of the special transaction committee and the independence and disinterest of its members in light of the potential conflicts that could arise related to the interests of CBOT Holdings Class A stockholders who do not have a CBOE exercise right or hold a membership on CBOE pursuant to a CBOE exercise right and the interests of members of CBOT and lessees of CBOT memberships with respect to the other rights of CBOT members, which was referred to as the potential trading rights conflict. Representatives of Latham advised that the initial mandate of the special transaction committee did not address the potential trading rights conflict and that, as a result of Mr. McMillin’s status as a Series B-2 member of CBOT, Mr. McMillin could be perceived as interested with respect to the potential trading rights conflict. In light of the potential trading rights conflict, the special transaction committee determined to recommend that the special transaction committee act solely in the interests of CBOT Holdings Class A stockholders who are not members of CBOT and do not lease a membership on CBOT and who do not otherwise have an exercise right or hold a membership on CBOE pursuant to an exercise right. As a result, it was determined that Mr. McMillin would be unable to serve on the special transaction committee. It was also determined that, consistent with the revised mandate of the special transaction committee, the special transaction committee could not adequately represent the interests of CBOT Holdings Class A stockholders that are CBOT members or lessees, but do not have an exercise right or hold a membership on CBOE pursuant to a CBOE exercise right. To address this, the special transaction committee determined to recommend that CBOT Holdings’ board establish a separate special committee, the non-ER members committee, to act in the interests of CBOT Holdings Class A stockholders (solely in their capacity as CBOT Holdings Class A stockholders) who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right. The special transaction committee determined that Mr. McMillin would be disinterested and independent for purposes of serving on the non-ER members committee.

On October 3, 2006, the CBOT Holdings special transaction committee, consisting of Mr. Gerdes and Ms. Clegg, and the non-ER members committee, consisting of Mr. McMillin, held a joint telephonic meeting, together with their legal and financial advisors. The special committees noted that CBOT Holdings’ board would consider supplemental resolutions with respect to the mandate, power and authority of the special committees at its special meeting scheduled for October 4, 2006. The non-ER members committee indicated that, subject to clearing conflicts, it expected to engage McDermott Will & Emery LLP, or “McDermott,” as independent legal advisor to the non-ER members committee in connection with the potential transaction. The special committees also discussed further the possible structures for the potential transaction, both generally and as related to the CBOE exercise rights.

On October 4, 2006, the boards of directors of CBOT Holdings and CBOT held a special meeting at which representatives of JPMorgan provided an updated financial analysis of CME Holdings’ September 11, 2006 expression of interest, which was based in part on additional, non-public information provided by CME Holdings, including expected cost synergies. Following the presentation by JPMorgan, legal advisors to the boards reviewed the potential impact of a business combination with CME Holdings on the CBOE exercise rights and discussed potential conflicts that may arise in the course of considering such a business combination. They noted that, in addition to a possible conflict relating to the CBOE exercise rights, the directors who were members of CBOT might have a conflict because they would have an interest in protecting the other rights of CBOT members following a merger with CME Holdings that CBOT Holdings Class A stockholders who were not CBOT members would not share. The CBOT Holdings board revised the mandate of the special transaction committee to address the potential trading rights conflict. In addition, CBOT Holdings’ board established the non-ER members committee as a separate committee to act in the interests of CBOT Holdings Class A stockholders (solely in their capacity as CBOT Holdings Class A stockholders) who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right with respect to the potential exercise rights conflict. The non-ER members committee was authorized to retain independent legal and financial advisors and rely on analysis conducted by, and the findings of, the special transaction committee and on its recommendation to CBOT Holdings’ board as to any potential transaction. In addition, Mr. McMillin was removed from the special transaction committee. CBOT Holdings’ board also resolved that it would not recommend a transaction with CME Holdings for approval by CBOT Holdings Class A stockholders without the prior favorable recommendation by each of these committees.

On October 5, 2006, representatives of CME Holdings met with representatives of CBOT Holdings to communicate a revised offer and to discuss other terms of the potential transaction. The chairman of CBOT Holdings’ special transaction committee, and representatives of its legal and financial advisors, participated in this meeting. CME Holdings’ revised offer provided that CBOT Holdings Class A stockholders would receive up to 31% of the ownership in CME Group, with up to $2 billion in cash to be available to CBOT Holdings Class A stockholders in a manner not yet agreed upon. At this meeting, the chairmen of CME Holdings and CBOT Holdings agreed to support an exchange ratio resulting in CBOT Holdings Class A stockholders owning 31% of the combined company, subject to their respective board approvals, and the chairman of CBOT Holdings’ special transaction committee agreed to recommend to the special transaction committee that negotiations continue on the basis of such ownership interest. Also on that day, CME Holdings engaged PricewaterhouseCoopers, or “PwC,” to perform financial due diligence on CBOT Holdings and other advisory services.

On October 5, 2006, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their respective legal and financial advisors. The non-ER members committee noted that McDermott had been engaged as independent legal advisor to the non-ER members committee. The special committees reviewed the discussions with representatives of CME Holdings and their advisors earlier on October 5, 2006, including CME Holdings’ revised offer. The special committees noted that CME Holdings did not offer a different value of consideration for a transaction in which CBOT Holdings Class A stockholders received cash and CME Holdings stock, as compared to an all stock transaction. The special transaction committee instructed Lazard to analyze CME Holdings’ revised offer and report back to the special committees, both generally and as related to the absence of a different value of consideration for cash versus stock in CME Holdings’ revised offer.

The CME Holdings board of directors held a special meeting on October 6, 2006, during which the board received an update on the status of the negotiations with CBOT Holdings and reviewed a number of considerations with respect to the transaction, including the proposed financial terms, regulatory and antitrust considerations, timing, process and integration. The CME Holdings board of directors recommended that the transaction committee proceed with the negotiations and continue to provide periodic updates to the board.

In the morning of October 6, 2006 prior to CBOT Holdings’ board meeting, the special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their respective legal and financial advisors, to discuss what guidance, if any, the special committees could provide to CBOT Holdings’ board with respect to CME Holdings’ revised offer. Lazard noted that it would be prepared to present its preliminary analysis of CME Holdings’ revised offer at a joint meeting of the special committees scheduled for October 9, 2006. The special committees determined to support CBOT Holdings’ continued negotiations with CME Holdings through the weekend, including initial negotiations related to the structure of the proposed transaction.

On October 6, 2006, the boards of directors of CBOT Holdings and CBOT held a special meeting at which Mr. Carey reported on the discussions with CME Holdings and its advisors the previous day, including CME Holdings’ revised offer. Representatives of JPMorgan provided their views on the revised offer and the status of the negotiations. The chairman of the special transaction committee discussed the status of the special committees’ review of CME Holdings’ revised offer and advised that the special committees supported continued negotiations with CME Holdings through the weekend, but that the special committees were not then in a position to recommend CME Holdings’ revised offer. The boards authorized the transaction committee to pursue further negotiations with CME Holdings to determine the terms of a potential transaction based on a 31% ownership by CBOT Holdings Class A stockholders (to be reduced by cash elected by those stockholders) of the combined entity.

Also on October 6, 2006, legal advisors to CBOT Holdings and CBOT, the special transaction committee and CME Holdings met to discuss the legal implications of the proposed structure of the merger.

On October 8, 2006, Messrs. Duffy, Donohue and Carey, along with legal advisors to CME Holdings, CBOT Holdings and CBOT, met to informally discuss issues relating to the proposed transaction, including governance, management structure, trading rights of CBOT and CME members, trading floor and building utilization options and the scheduling of future meetings of representatives of the parties to further discuss issues relating to the proposed transaction.

From October 9, 2006 through October 15, 2006, the CME Holdings transaction committee met on a daily basis to discuss issues relating to the proposed transaction, including the management structure and governance of the combined entity, issues relating to the rights of members of each exchange, the proposed terms of the transaction, cost and revenue synergies, the impact of a transaction on the CME Holdings’ transaction services arrangement with NYMEX and the antitrust review process. During this period of time, CME Holdings and CBOT Holdings each made available to the other party legal and business due diligence materials. The parties, with assistance from their legal and financial advisors, reviewed the due diligence materials, along with publicly available information, and engaged in diligence discussions regarding their respective businesses. The CME Holdings diligence team provided its management and transaction committee with periodic updates as to the status of their diligence review and any issues raised during the review.

Also during this period of time, the CME Holdings transaction committee met periodically with the CBOT Holdings transaction committee, together with representatives of their respective management and legal and financial advisors, to discuss and negotiate the governance of the combined entity, issues relating to the members of each exchange, the location of the trading floor and certain of the proposed terms of the transaction.

On October 9, 2006, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their respective legal and financial advisors, to discuss CME Holdings’ revised offer. Representatives of Lazard discussed their preliminary analysis of CME Holdings’ revised offer, including the absence of a different value of consideration for cash versus stock in CME Holdings’ revised offer and potential structures by which cash could be made available to CBOT Holdings Class A stockholders in the transaction. The special committees requested that Lazard complete additional analysis and report back to the special committees at a joint meeting scheduled for October 11, 2006.

On October 11, 2006, Skadden, Arps delivered to CBOT Holdings and Mayer Brown a proposed merger agreement between CME Holdings and CBOT Holdings. From this time until early in the morning on October 17, 2006, representatives of the parties and their respective legal advisors engaged in extensive negotiations regarding the terms of the merger agreement. The chairman of CBOT Holdings’ special transaction committee, and representatives of its legal and financial advisors, participated in these negotiations.

On October 11, 2006, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their respective legal and financial advisors, to discuss further CME Holdings’ revised offer. Representatives of Lazard discussed further their preliminary analysis of CME Holdings’ proposal and, in particular, alternative election structures by which cash could be offered to CBOT Holdings Class A stockholders. The special committees determined to request that CME Holdings further revise its proposal to provide a greater nominal value for cash consideration as opposed to stock consideration and to utilize an election structure by which a fixed value of cash per share established upon transaction announcement would be made available to CBOT Holdings Class A stockholders at their election. On October 12, 2006, representatives of Lazard contacted a representative of Lehman Brothers and made such requests.

In the morning of October 13, 2006, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their respective legal and financial advisors. The special committees discussed the draft merger agreement with their respective legal advisors. The special committees also discussed, in consultation with Lazard, alternatives to the potential transaction and the non-solicitation provisions and the termination fee requested by CME Holdings relative to other transaction precedents. The special committees determined to reiterate their earlier request related to the different value of consideration for cash versus stock and the structure of the cash election and to seek more favorable non-solicitation and termination provisions, including a reduced termination fee.

On October 13, 2006, representatives of CME Holdings provided a select group of CBOT Holdings representatives, including their financial advisors, limited financial projections for CME Holdings for 2007 and 2008. On October 13, 2006, CME Holdings also revised its offer to increase the aggregate cash consideration available to CBOT Holdings Class A stockholders in the merger from $2 billion to $3 billion. Also on October 13, 2006, Skadden, Arps delivered to CBOT Holdings and Mayer Brown proposed amended and restated certificates of incorporation and bylaws for CBOT and CME Holdings to become effective at the time of the merger. From this time until early in the morning on October 17, 2006, representatives of the parties and their respective legal advisors engaged in extensive negotiations regarding the terms of these governance documents.

On October 14, 2006, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their respective legal and financial advisors, to review the status of negotiations with CME Holdings. The chairman of the special transaction committee described the recent negotiations. The special committees discussed CME Holdings’ offer to increase the aggregate cash consideration available to CBOT Holdings Class A stockholders in the merger from $2 billion to $3 billion, and noted that CME Holdings rejected the special committees’ requests that CME Holdings provide a different value of consideration for cash versus stock and utilize a structure by which a fixed value of cash per share, determined at the time of the announcement of the transaction, would be made available to CBOT Holdings Class A stockholders at their election. The special committees discussed the value of the cash election provision, as proposed by CME Holdings, to CBOT Holdings Class A stockholders due to the opportunity for CBOT Holdings Class A stockholders to obtain immediate liquidity, without regard to market constraints, with respect to their CBOT Holdings shares, and determined that further negotiation of a different value of consideration for cash versus stock and the structure of the cash election was less important than continuing their efforts to seek more favorable non-solicitation and termination provisions, including a reduced termination fee.

The governance committee of the CME Holdings board of directors held a special meeting on October 15, 2006 to discuss the proposed governance structure of the board of the combined entity, including the representation on such board from each of CME Holdings and CBOT Holdings.

On October 15, 2006, the CME Holdings board of directors held a special meeting to consider the proposed transaction with CBOT Holdings. At this meeting, the transaction committee and management updated the board on the negotiations with CBOT Holdings and reviewed the strategic rationale for pursuing the transaction, including the potential cost synergies. The board received reports on the outcome of the due diligence review, including presentations from PwC on its financial due diligence of CBOT Holdings and from management on the legal due diligence review conducted by management and by its legal advisors. During the meeting, representatives of CME Holdings’ management and Skadden, Arps made presentations to the board regarding the terms of the draft merger agreement, including the proposed governance structure and other terms of the proposed transactions, including timing and process for stockholder approval, as well as the governmental approval process. In addition, representatives from Lehman Brothers and William Blair reviewed their financial analyses of the proposed transaction and the consideration that CME Holdings proposed to pay to CBOT Holdings Class A stockholders. Representatives from Skadden, Arps also reviewed with the board of directors the legal standards applicable to decisions regarding business combinations, which had been described at a number of earlier meetings. CME Holdings’ legal advisors also updated the board on regulatory and antitrust considerations. The board of directors considered and discussed the various presentations made at the meeting and at prior meetings.

On October 15, 2006, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their respective legal and financial advisors, to review the status of negotiations with CME Holdings. Representatives of Latham described the negotiation of the non-solicitation and termination provisions in the draft merger agreement, including the role of the special committees should alternative transactions arise. The special committees, in consultation with Lazard, also discussed the termination fee requested by CME Holdings relative to termination fees in precedent transactions. The special committees adjourned their joint meeting to participate in the CBOT Holdings board meeting.

The boards of directors of CBOT Holdings and CBOT held a special meeting on October 15, 2006 at which Mr. Carey described for directors the negotiations that had occurred over the last several days and the terms of the revised offer from CME Holdings. Representatives of JPMorgan provided an updated review and financial analysis of the revised offer. In addition, the boards’ legal advisors reviewed for the directors the terms of the proposed merger, the effect of the transaction on the rights of CBOT’s members and the potential impact of the transaction on the CBOE exercise rights, and reviewed how the open points in negotiations might affect these matters. The legal advisors also reviewed for directors their duties under Delaware law and updated the boards on regulatory and antitrust matters related to the proposed transaction, including the likely timing for stockholder action and regulatory and antitrust reviews. Members of senior management, with the assistance of the boards’ legal and financial advisors and representatives of Deloitte & Touche LLP, also reported on the results of their due diligence investigation of CME Holdings.

After the CBOT Holdings board meeting, the special committees reconvened their joint meeting, together with their respective legal and financial advisors, to review and discuss the due diligence performed by CBOT Holdings and its legal advisors in connection with the potential transaction. Representatives of CBOT Holdings and Mayer Brown participated in this meeting at the request of the special committees.

On October 16, 2006, the CME Holdings board of directors held another special meeting at which Mr. Duffy, Mr. Donohue and representatives of Skadden, Arps updated the board on the negotiations that had taken place with CBOT Holdings since the last board meeting. Representatives of Skadden, Arps reviewed for the board the principal terms of the transaction, including the structure, the merger consideration and the covenants related to operations of the business prior to closing the transaction as well as the non-solicitation and termination provisions and the combined company’s obligations with respect to CBOT members following the closing. Representatives from Lehman Brothers and William Blair each provided updates on their respective analyses and verbally stated their opinions (subsequently confirmed in writing) that based upon and subject to the assumptions, conditions, limitations and other matters discussed and ultimately set forth in the written opinion, the consideration to be paid by CME Holdings in the proposed transaction was fair to the company. Following deliberations and reviewing all aspects of the proposed transaction as presented to the board of directors at this and prior meetings, the CME Holdings board of directors determined by unanimous vote of the directors present that the merger agreement and the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of CME Holdings and its stockholders and then approved and adopted the merger agreement, authorized management to enter into the merger agreement, resolved to submit the merger agreement to CME Holdings stockholders for approval and recommended that CME Holdings stockholders adopt the merger agreement and the transactions contemplated thereby. Dr. Scholes was the only director of CME Holdings not present at the time of the vote. On November 1, 2006, Dr. Scholes joined the board in unanimously ratifying all of the actions taken at the October 16, 2006 meeting.

On October 16, 2006, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their respective legal and financial advisors, to review the most recent draft of the merger agreement and the potential transaction. The legal advisors reviewed for the directors their duties under Delaware law and discussed the process undertaken by the special committees to discharge their duties. Representatives of Lazard provided a review and financial analysis of the revised CME Holdings offer. The legal advisors discussed the non-solicitation and termination provisions in the draft merger agreement, including the role for the special committees. The special committees determined, after consultation with their legal and financial advisors, that the termination fee and the other non-solicitation and termination provisions in the draft merger agreement would not preclude an alternative proposal, including one that could affect exercise rights and other rights of CBOT members differently than the merger agreement. The boards of directors of CBOT Holdings and CBOT also held a special meeting on October 16, 2006 at which they received an update on the status of the negotiations with CME Holdings from their financial advisors and management.

On October 17, 2006, the boards of directors of CBOT Holdings and CBOT held a special meeting at which Messrs. Carey and Dan, with the assistance of the boards’ legal and financial advisors, updated the directors on the results of merger agreement negotiations that had occurred since the October 15, 2006 special meetings of the boards. Representatives of Mayer Brown reviewed for the boards the material terms of the merger agreement that had been negotiated. Representatives of JPMorgan rendered their oral opinion (subsequently confirmed in writing) that as of October 17, 2006 and based on and subject to the matters described in its opinion, the consideration to be received by the holders of CBOT Holdings Class A common stock in the merger of CBOT

Holdings with and into CME Holdings was fair, from a financial point of view, to such holders. At that point the meeting was adjourned so that the special transaction committee and the non-ER members committee of CBOT Holdings’ board could hold meetings.

The CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their respective legal and financial advisors, to consider the potential transaction on the final terms and conditions of the merger agreement that had been negotiated. Representatives of Lazard rendered that firm’s oral opinion to the special transaction committee (subsequently confirmed in writing) that as of October 17, 2006, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings other than the stockholders of CBOT Holdings who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE. Representatives of Lazard confirmed that the non-ER members committee was entitled to rely on Lazard’s opinion. The special transaction committee then unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the merger agreement and the merger and (iii) recommended adoption of the merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right. The special transaction committee did not make any recommendation as to whether or to what extent any CBOT Holdings Class A stockholder should elect cash or stock consideration in the merger.

The CBOT Holdings non-ER members committee then convened a separate meeting, together with its legal advisor, to consider the potential transaction on the terms and conditions of the merger agreement that had been negotiated. The non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the merger agreement and the merger and (iii) recommended adoption of the merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right. The non-ER members committee did not make any recommendation as to whether or to what extent any CBOT Holdings Class A stockholder should elect cash or stock consideration in the merger.

The special meeting of the CBOT Holdings and CBOT boards was reconvened later on October 17, 2006. The chairman of the special transaction committee reported that the special transaction committee had, with the assistance of its financial and legal advisors, completed its review of the proposed transaction, and recommended that CBOT Holdings’ board authorize and approve the merger agreement and the merger. Following the report by the special transaction committee, the sole member of the non-ER members committee reported that the non-ER member committee had, with the assistance of its legal advisor and relying on the analysis conducted by, and the findings of, the special transaction committee and on the special transaction committee’s recommendation to CBOT Holdings’ board, completed its review of the proposed transaction, and recommended that CBOT Holdings’ board authorize and approve the merger agreement and the merger.

Following additional discussion with CBOT Holdings’ senior management and the boards’ legal and financial advisors, CBOT’s board unanimously (i) approved the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the repurchase of the sole outstanding share of Class B common stock of CBOT Holdings in connection with the merger was advisable and in the best interest of the CBOT and its members, (iii) approved the amended and restated certificate of incorporation and bylaws, the forms of which are included as exhibits to the merger agreement, (iv) resolved to submit the repurchase of the share of Class B common stock and the amended and restated certificate of incorporation to the Series B-1 and Series B-2 members for their approval and (v) recommended that the Series B-1 and Series B-2 members approve the repurchase of the share of Class B common stock and the amended and restated certificate of incorporation.

In addition, CBOT Holdings’ board unanimously (i) approved the merger agreement and the transactions contemplated thereby, including the merger and any transfer of shares of Class A-3 common stock pursuant to the merger, (ii) determined that the merger agreement and the transactions contemplated thereby were advisable and fair to and in the best interest of CBOT Holdings and its stockholders, (iii) resolved to submit the merger agreement to CBOT Holdings Class A stockholders for their approval and (iv) recommended that CBOT Holdings Class A stockholders adopt the merger agreement and the transactions contemplated thereby. CBOT Holdings’ board also authorized the appropriate officers to finalize the merger agreement and related documentation.

In the early morning of October 17, 2006, representatives of CME Holdings and CBOT Holdings executed the merger agreement and announced the transaction through the issuance of a joint press release prior to the open of the U.S. financial markets on October 17, 2006.

From October 17, 2006 through March 15, 2007, officers, employees and representatives of CBOT Holdings and CME Holdings met on a regular basis both in person and by telephone in order to plan for the integration of CBOT Holdings and CME Holdings and to prepare and file proxy materials and filings with the Department of Justice under the HSR Act.

In February 2007, the parties set April 4, 2007 as the date for the special meetings of the stockholders of CBOT Holdings and CME Holdings and the members of CBOT to vote on the proposed merger and related matters, and a joint proxy statement/prospectus was mailed to the stockholders of CBOT Holdings and CME Holdings and the members of CBOT in early March 2007.

In the early morning of March 15, 2007, CBOT Holdings received an unsolicited, non-binding proposal letter from ICE regarding a merger with CBOT Holdings. ICE’s Chairman and Chief Executive Officer, Jeffrey C. Sprecher, also telephoned Mr. Carey to notify him of the proposal. According to its most recent Annual Report on Form 10-K filed with the SEC, ICE operates an electronic futures and over-the-counter marketplace for trading energy products and is the parent company of the New York Board of Trade, or “NYBOT,” which offers open outcry trading of futures and options on futures on soft commodities, foreign exchange and equity and commodity indices. NYBOT also owns the New York Clearing Corp., a clearing house.

In its March 15, 2007 letter, ICE proposed to merge with CBOT Holdings in a transaction in which holders of CBOT Holdings Class A common stock would receive 1.42 shares of ICE Class A common stock for each share of CBOT Holdings Class A common stock. The letter stated that the proposed exchange ratio would result in CBOT Holdings stockholders owning approximately 51.5% of the combined company. ICE also stated that it would explore a cash election feature if such a feature was important to CBOT Holdings’ stockholders, and that it had access to significant financing sources should it be required. ICE said that, based on its review of publicly-available information, it estimated over $240 million per annum in combination benefits, on a pre-tax basis. ICE proposed to retain the Chicago Board of Trade name and locate the corporate headquarters of the combined company in Chicago.

Later in the morning of March 15, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which Mr. Carey described the contents of the letter from ICE, a copy of which had previously been sent to the directors, and the telephone call from Mr. Sprecher. Representatives of Mayer Brown reviewed for directors the provisions in the merger agreement pertaining to takeover proposals, and representatives of JPMorgan described for the boards the work and analysis they were undertaking in connection with the ICE proposal. The boards’ legal advisors also discussed various matters regarding the upcoming April 4, 2007 special meetings, including the possibility of delaying the meetings.

Beginning March 15, 2007 through May 10, 2007, the CME Holdings transaction committee met periodically, including with its financial and legal advisors and management, to discuss strategy and issues relating to the ICE proposal, the Department of Justice review and other matters.

On March 15, 2007, CME Holdings management and certain members of the CME Holdings board held an informational teleconference with representatives of Skadden, Arps, Lehman Brothers and William Blair to discuss a preliminary analysis of the ICE proposal.

On March 16, 2007, at the request of CME Holdings, representatives of CBOT Holdings and CBOT, members of the special transaction committee and the non-ER members committee, and their respective legal and financial advisors met with representatives of CME Holdings and its legal and financial advisors. At this meeting, Mr. Donohue presented CME Holdings’ assessment of the proposal from ICE as compared to the merger with CME Holdings, including CME Holdings’ estimate of potential synergies and its assessment of the risks involved in combining ICE and CBOT Holdings.

Later that day, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their financial and respective legal advisors, to review and discuss the ICE proposal. Representatives of Lazard provided background information on ICE and reviewed the terms of the ICE proposal. The legal advisors reviewed for the directors the rights and obligations of the special committees under the non-solicitation provisions of the original merger agreement applicable to the special committees’ consideration of the ICE proposal. The special committees discussed the role of the special committees in, and the process for, reviewing and evaluating the ICE proposal. It was noted that either the CBOT Holdings board or the special transaction committee could make the determination under the original merger agreement to permit CBOT Holdings to furnish information to, and participate in discussions or negotiations with, ICE with respect to the ICE proposal.

In the afternoon of March 16, 2007, the CME Holdings board of directors held an informational teleconference, together with CME Holdings management and their legal and financial advisors, to discuss the ICE proposal. Representatives of Skadden, Arps reviewed the terms of the ICE proposal, the terms of the original merger agreement with respect to takeover proposals and the status of the Department of Justice review of the merger with CBOT Holdings. CME Holdings’ management and representatives of Lehman Brothers and William Blair reviewed the financial terms of the ICE proposal.

In the evening of March 16, 2007, LAMPERS filed a putative class action complaint in Delaware state court against CBOT Holdings, its directors and CME Holdings. The complaint alleges, among other things, that CBOT Holdings and its directors breached their fiduciary duties related to the CBOT Holdings/CME Holdings merger by failing to fully consider possible alternative transactions, including the March 15, 2007 proposal by ICE; approving allegedly improper deal protection devices including a $240 million termination fee and a no-shop/no-talk provision; and failing to fully disclose material information regarding the process leading to the announcement of the original merger agreement. The complaint further alleges that CME Holdings aided and abetted the alleged breaches of fiduciary duty. The plaintiff seeks to enjoin the CBOT Holdings/CME Holdings merger. The complaint also seeks unspecified compensatory damages, interest and attorneys fees.

On March 18, 2007, ICE, through its legal advisor, Sullivan & Cromwell, provided to CBOT Holdings, the special transaction committee, the non-ER members committee and their respective legal advisors a draft merger agreement and related exhibits reflecting ICE’s March 15, 2007 proposal. In the accompanying cover letter, Mr. Sprecher stated that ICE was willing to accept substantially all of the terms of the existing agreement with CME Holdings, and that it was willing to enter into a definitive agreement in the form of the draft attached to the letter expeditiously. Mr. Sprecher also stated that ICE would like to discuss an alternative structure in which CBOT Holdings would be the surviving entity.

In the morning of March 19, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting to continue their review of the ICE proposal. Representatives of Mayer Brown reviewed for the directors their fiduciary duties under Delaware law and the provisions of the merger agreement pertaining to takeover proposals. They also discussed various matters relating to the April 4, 2007 special meetings, including disclosure requirements under state and federal law and provisions of the original merger agreement pertaining to the special meetings. Representatives of Mayer Brown also described the LAMPERS litigation and provided an update on the Department of Justice review of the pending merger with CME Holdings, as well as a preliminary analysis of the likely antitrust review of a combination with ICE. Peter B. Carey reviewed the potential impact of the proposed ICE transaction on the CBOE exercise right, and updated the boards on the CBOE litigation. Representatives of JPMorgan reviewed various financial aspects of the ICE proposal based on publicly available information regarding ICE. At the conclusion of the meeting, the board of directors of CBOT Holdings determined, after consultation with its advisors, that ICE’s proposal was a bona fide written “Takeover Proposal,” within the meaning of Section 6.5 of the original merger agreement, and that (i) the failure to furnish information or participate in discussions or negotiations could reasonably be expected to result in a breach of the board’s fiduciary duties and (ii) ICE’s proposal could reasonably be expected to result in a “Superior Proposal,” within the meaning of the original merger agreement. The CBOT Holdings board authorized and directed the transaction committee and the special transaction committee to engage in discussions with and provide information to ICE in connection with its proposal, and CBOT Holdings promptly advised ICE of its decision and issued a press release to that effect. Mayer Brown also provided to Sullivan & Cromwell a draft confidentiality agreement, the terms of which were negotiated by the parties over the next several days. In addition, CBOT Holdings and the special transaction committee, together with their respective legal and financial advisors, began to prepare financial, operational and legal due diligence requests to be submitted to ICE.

Subsequent to the CBOT Holdings and CBOT board meetings on March 19, 2007, the special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, the process for reviewing and evaluating the ICE proposal and the timing of the CBOT Holdings special meeting of stockholders, which was then scheduled for April 4, 2007.

On March 20, 2007, the boards of directors of CBOT Holdings and CBOT held a regularly scheduled meeting at which the boards’ legal and financial advisors again discussed various matters regarding the upcoming April 4, 2007 special meetings, including the possibility of delaying the meetings. The boards determined to postpone the meetings to ensure sufficient time to fully analyze the proposal from ICE and prepare and distribute revised proxy materials describing these developments. The directors also discussed the timing of the due diligence review of ICE. The boards also received an update from representatives of Mayer Brown on the status of the Department of Justice’s review of the merger with CME Holdings. CBOT Holdings and CBOT prepared and issued a press release announcing the postponement of the special meetings.

Later in the day on March 20, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, the process for reviewing and evaluating the ICE proposal, possible strategies for negotiating with CME Holdings and ICE, the postponement of the CBOT Holdings special meeting of stockholders, and the status and timing of the Department of Justice’s review of the merger with CME Holdings. The special transaction committee requested that its legal advisor undertake an independent review of the status of the Department of Justice review.

On March 21, 2007, the board of directors of CME Holdings held a special meeting, together with its legal and financial advisors, during which the board received management’s preliminary analysis of the ICE proposal. A representative of Skadden, Arps again reviewed the provisions relating to takeover proposals in the original merger agreement and discussed the status of the LAMPERS litigation. The board authorized the transaction committee to formulate a strategy for responding to the ICE proposal and to conduct discussions with CBOT Holdings in connection therewith. The board also received an update on the status of the Department of Justice review of the merger with CBOT Holdings.

On March 22, 2007, CME Holdings held a meeting for CBOT Holdings stockholders and CBOT members at which Messrs. Duffy, Donohue and other members of CME Holdings’ board and management presented their views regarding the benefits of the proposed merger with CME Holdings as compared to the ICE proposal.

Also on March 22, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors. The special committees discussed the retention of an independent technology consultant to evaluate the capability and scalability of ICE’s technology and trading and clearing platforms, and instructed the financial and legal advisors to contact potential consultants to obtain proposals related to the scope, timing and cost of the evaluation. The special committees determined that the special transaction committee would retain the independent technology consultant, and the non-ER members committee would be permitted to review and rely upon any report of the independent technology consultant. The special committees also discussed alternate strategies by which to obtain improvements to the financial and legal terms of the original merger agreement and the ICE proposal.

On March 23, 2007, members of CBOT Holdings’ management, the boards’ legal and financial advisors and the legal and financial advisors to the special transaction committee and the non-ER members committee, as well as certain other advisors, met to establish a process and timeline for the review of ICE and its proposal and possible strategies for negotiation with CME Holdings and ICE. Later in the day, the boards of directors of CBOT Holdings and CBOT held a special meeting at which management and the legal advisors described for the boards the process and timeline for the review of ICE and its proposal. Representatives of Mayer Brown again reviewed the duties of directors under Delaware law, as well as the provisions in the original merger agreement pertaining to the boards’ review of the ICE proposal and CME Holdings’ rights in the event the boards or the special transaction committee were to change their recommendation of the merger with CME Holdings. They also reviewed potential alternatives available to ICE in the event the boards determined not to change their recommendation. The boards also authorized the transaction committee and the special transaction committee to oversee the interactions with ICE and its advisors on a day to day basis.

Later in the day on March 23, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, possible strategies for negotiating with CME Holdings and ICE and the financial information provided by ICE and CME Holdings with respect to the ICE proposal and the merger, respectively. The special committees also discussed the process for reviewing and evaluating the ICE proposal. The special committees instructed their respective advisors to participate actively in the due diligence process with ICE and its advisors. In addition, the special committees determined to request that CBOT Holdings not negotiate exercise right-related and trading-related issues raised by the ICE proposal until receipt of prior approval of the special committees, after financial and legal issues identified by the special committees were negotiated or substantially advanced.

Also on March 23, 2007, CBOT Holdings and ICE entered into a confidentiality agreement. CBOT Holdings’ legal advisors then furnished to Sullivan & Cromwell financial, operational and due diligence request lists.

In addition, CME Holdings sent a letter to Messrs. Carey and Dan on March 23, 2007 with additional analysis by CME Holdings of the CME Holdings merger and the ICE proposal, including additional details regarding CME Holdings’ estimate of achievable synergies under the ICE proposal.

On March 24, 2007, CBOT Holdings and its advisors, as well as the special transaction committee and its advisors, participated in a conference call with ICE and its advisors to discuss the coordination of due diligence efforts.

Beginning March 25, 2007, CBOT Holdings, ICE and their respective legal and financial advisors were granted access to each other’s data rooms.

On March 26, 2007, representatives of Mayer Brown contacted representatives of Sullivan & Cromwell to request that ICE clarify certain aspects of its proposal.

On March 26, 27 and 28, 2007, members of management and other employees of CBOT Holdings and ICE met and made presentations regarding various aspects of their respective businesses and the proposed combination, including finance and accounting, projections for 2007 and 2008, potential synergies, clearing, technology and operations, marketing and human resources. Also in attendance at these meetings were the parties’ respective legal and financial advisors and the legal and financial advisors to CBOT Holdings’ special transaction committee and non-ER members committee. The parties continued their due diligence reviews following those meetings, with the assistance of their respective legal and financial advisors and the legal and financial advisors to CBOT Holdings’ special transaction committee and non-ER members committee. In addition, representatives of Latham advised a representative of Sullivan & Cromwell that the special committees and their respective advisors were available to meet and hold discussions with ICE and its advisors independent of the CBOT Holdings board and its advisors or CBOT Holdings’ management.

On March 27, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, the status of the due diligence process with ICE and certain financial and legal terms in the ICE proposal. Mr. Dan participated in this meeting, at the request of the special committees, to provide an overview of the due diligence process with ICE.

On March 28, 2007, at the request of CME Holdings, Messrs. Carey and Dan, together with the legal advisors to CBOT Holdings and CBOT and the special transaction committee, met with Messrs. Duffy and Donohue and CME Holdings’ legal advisors to discuss rescheduling the parties’ special meetings.

In the morning of March 29, 2007, members of the CBOT Holdings special transaction committee and the non-ER members committee, together with their legal and financial advisors, interviewed representatives of CSC Consulting, Inc., or “CSC,” and another potential technology consultant with respect to their possible retention as independent technology consultant to the special transaction committee. Members of the CBOT Holdings transaction committee and CBOT Holdings’ management participated in these interviews at the request of the special committees.

Also on March 29, 2007, members of management of CBOT Holdings met with CBOT Holdings’ legal and financial advisors, as well as the legal and financial advisors to the special transaction committee, in order to discuss the status of the due diligence process and their initial reactions to the information provided by ICE during the previous three days of due diligence sessions.

In the afternoon of March 29, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, the status of the due diligence process with ICE, the process of retaining an independent technology consultant, and the request by CME Holdings for CBOT Holdings to set a new date for the CBOT Holdings special meeting of stockholders.

On April 2, 2007, the CBOT Holdings transaction committee met and discussed the timing for rescheduling the special meetings to vote on the CME Holdings merger and concluded that, given the relatively early stage of the due diligence process in connection with the ICE proposal, it could not yet determine a date for rescheduling the special meetings.

Also on April 2, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, the status of the due diligence process with ICE and the retention of the independent technology consultant. The special transaction committee approved an amendment to the Lazard engagement letter to formalize the terms on which Lazard would serve as financial advisor to the special transaction committee in connection with the review and evaluation of the ICE proposal, any revised proposal from CME Holdings and any alternate proposal.

Also on April 2, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which management updated the boards on the ongoing due diligence process with respect to ICE and its proposal, noting in particular that additional information was required concerning operations, clearing and technology. In addition, Mr. Carey reported on recent discussions with CME Holdings regarding rescheduling the special meetings. Following the meeting, Mr. Carey called Mr. Duffy and informed him that he did not know how long the ICE due diligence would take and therefore CBOT Holdings was not in a position to set a date for the special meetings. Mr. Carey told Mr. Duffy that he would address this topic again with him following a board meeting scheduled for April 11, 2007.

On April 3, 2007, management of CBOT Holdings provided CME Holdings with updated projections for CBOT Holdings for 2007 and 2008 which had previously been given to ICE, including a new base case and a new base plus case that included alternative and more favorable assumptions than those in the projections provided to CME Holdings before the execution of the original merger agreement regarding volume growth, rate per contract and the impact of new initiatives.

Also on April 3, 2007, CME Holdings announced that it was postponing its special meeting of stockholders, originally scheduled to be held on April 4, 2007.

Also on April 3, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors. At the request of the special committees, Mr. Durkin participated in the meeting and provided his views as to the capabilities, expertise and professional experience of potential technology consultants. After Mr. Durkin left the meeting, the special committees discussed, among other things, the scope, timing and costs for the evaluation by the potential technology consultants, and determined to engage CSC as independent technology consultant to the special transaction committee. The special transaction committee determined that the non-ER members committee, as well as the CBOT Holdings transaction committee and the CBOT Holdings board of directors, would be permitted to review and rely upon any report of the independent technology consultant. CSC was advised of this retention and, on April 6, 2007, commenced its work at the direction of the special committee and its counsel.

On April 4, 2007, the CBOT Holdings special transaction committee and non-ER members committee held a joint telephonic meeting to discuss possible strategies for negotiating with CME Holdings and ICE, including alternative strategies by which to obtain improvements to the financial and legal terms of the original merger agreement and the ICE proposal. Both legal and financial advisors were present, and the financial advisor led these discussions.

During April and May 2007, Messrs. Duffy, Donohue, Dan and Carey held several conference calls and also had in person meetings with legal representatives to discuss among other things, the anticipated time frame for the conclusion of the review of the ICE proposal and the Department of Justice review process of the merger of CME Holdings and CBOT Holdings.

On April 5, 2007, the CBOT Holdings transaction committee and the CBOT Holdings special transaction committee held a joint meeting, together with their respective legal and financial advisors, at which management further updated the committees on the ongoing due diligence process with respect to ICE and its proposal. In addition, representatives of JPMorgan discussed various matters relating to the ICE proposal and the original merger agreement, including the relative market values of the ICE proposal and the CME Holdings transaction and potential timelines for completing the process with ICE and CME Holdings.

Later that afternoon, Messrs. Gerdes and Sprecher, together with representatives of their respective legal advisors, met in Chicago, Illinois. Messrs. Gerdes and Sprecher discussed, among other things, ICE’s history and strategic plans, the ICE proposal, including the proposed governance of a combined entity, the status of the due diligence process with ICE, and the timing by which ICE proposed to submit a complete revised proposal.

On April 6, 2007, the CBOT Holdings special transaction committee and non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, Mr. Gerdes’ meeting with Mr. Sprecher on April 5, 2007.

On April 9, 2007, representatives of Mayer Brown communicated to Sullivan & Cromwell CBOT Holdings’ proposed timeline for completing due diligence, which provided that ICE would complete its due diligence of CBOT Holdings by April 20, 2007 and that CBOT Holdings would complete its due diligence of ICE by April 27, 2007. Mayer Brown also informed Sullivan & Cromwell of CBOT Holdings’ desire to modify the due diligence process regarding ICE’s technology, clearing and operations to ensure ICE had a complete understanding of CBOT Holdings’ requirements and requested that, by April 20, 2007, ICE clarify certain aspects of its proposal that were unclear from the draft merger agreement and exhibits provided on March 18, 2007. On April 10, 2007, representatives of Sullivan & Cromwell indicated that ICE would comply with the proposed timeline and the modified approach to due diligence in the areas of technology, clearing and operations.

From April 9, 2007 through April 27, 2007, management of CBOT Holdings and ICE, their respective legal and financial advisors, and the legal and financial advisors of the CBOT Holdings special transaction committee and non-ER members committee participated in a number of teleconferences relating to various aspects of their ongoing due diligence review. In addition, the legal advisor to the special transaction committee received periodic reports from the legal advisor to CBOT Holdings as to the status of the Department of Justice review of the merger with CME Holdings, had meetings with economists jointly retained by CME Holdings and CBOT Holdings in connection with the Department of Justice review, and independently reviewed relevant written documentation and deposition transcripts.

On April 10, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors. The participants discussed, among other things, the status of the due diligence process with ICE, including the need to conduct further due diligence on the capability and scalability of ICE’s technology and trading and clearing platforms, as well as the feasibility, risks, timing and cost of certain integration-related projects to be identified by ICE and CBOT Holdings. It was noted that the independent technology consultant was actively participating in the technology due diligence process. The participants also discussed the timing for rescheduling the CBOT Holdings special meeting of stockholders.

On April 11, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which management and Mayer Brown updated the boards on the ongoing due diligence process with ICE and the timeline that had been presented to ICE for completing that process. It was noted that ICE had indicated it would comply with the timeline. Management also reviewed CBOT Holdings projections for 2007 and 2008. Representatives of JPMorgan also updated the boards on the relative market values of the ICE proposal and the CME Holdings transaction, market expectations regarding the two transactions and provided an ability to pay analysis for both ICE and CME Holdings. CBOT Holdings’ legal advisors also updated the boards on issues relating to rescheduling the special meetings to be held in connection with the CME Holdings merger. Messrs. Carey and Dan were authorized at this meeting to discuss with CME Holdings a new date for the special meeting of CBOT Holdings stockholders and CBOT members and to set such a date at any time between July 9 and July 18, 2007.

After the meeting on April 11, 2007, Mr. Carey called Mr. Duffy and informed him of the April 20 and April 27 dates for completing due diligence with ICE. Mr. Carey also proposed that the special meetings be rescheduled for July 18, 2007. Mr. Carey and Mr. Duffy then discussed various dates for the special meetings, and ultimately agreed on July 9, 2007. Legal advisors to CBOT Holdings and CME Holdings also participated in these discussions.

Later on April 11, 2007, representatives of CBOT Holdings and its legal advisors participated in a telephone call with representatives of CME Holdings and its legal advisors and confirmed with CME Holdings that the new date for the special meeting of CBOT Holdings stockholders and CBOT members to vote on the proposed merger with CME Holdings would be set for July 9, 2007. Each of CME Holdings and CBOT Holdings announced the new date through the issuance of a press release on April 11, 2007.

During the week of April 16, 2007, members of management of CBOT Holdings and CBOT, as well as CBOT Holdings’ legal and financial advisors, the legal and financial advisors of the CBOT Holdings special transaction committee and the independent technology consultant, participated in due diligence meetings at ICE’s facilities in New York, NY and Atlanta, GA.

On April 17, 2007, the boards of directors of CBOT Holdings and CBOT held a regularly scheduled meeting at which the boards received an update from their legal advisors on the Department of Justice’s review of the CME Holdings merger and the CBOE litigation, as well as a possible timeline for conducting negotiations with ICE.

On April 18, 2007, management of CME Holdings met with management of CBOT Holdings and provided a presentation of CME Holdings updated base case projections for 2007 and 2008. CBOT Holdings representatives also provided a presentation on the base case and base plus case projections previously provided to CME Holdings and ICE.

On April 20, 2007, ICE provided CBOT Holdings with a letter clarifying certain aspects of its March 15, 2007 proposal and included a revised draft merger agreement and exhibits. ICE proposed that, until 2010, the board of directors would consist of 16 members, with 11 directors from the current ICE board and five directors selected by ICE from current or former CBOT members, officers or directors. Two of the five directors would be the two current non-industry directors of CBOT Holdings. ICE also proposed that Mr. Sprecher retain the role of Chief Executive Officer. Members of the CBOT would be granted trading rights in all new U.S. grain products, U.S. interest rate products and U.S. equity indices (other than those published by Frank Russell or the New York Stock Exchange). ICE also proposed that CBOT Holdings be the surviving entity in the merger, which it believed would better protect the CBOE exercise right. In addition, ICE confirmed its initial estimate of at least $240 million in pre-tax synergies, and that it had completed its due diligence review.

Also on April 20, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting with their advisors, including the independent technology consultant, to discuss, among other things, the status of the Department of Justice review of the merger with CME Holdings, the financial forecasts provided by CME Holdings at the April 18, 2007 meeting and the status of the technology due diligence process. It was noted that the Department of Justice was expected to conclude its review of the merger prior to the time of the special meeting of CBOT Holdings stockholders on July 9, 2007. In addition, the financial advisors stated that CBOT Holdings’ management had requested that CME Holdings provide additional and more detailed financial forecasts.

On April 25, 2007, members of management of CBOT Holdings and CBOT met with CBOT Holdings’ legal and financial advisors and the legal and financial advisors of the CBOT Holdings special transaction committee in order to present a preliminary report on their due diligence investigation of ICE to date, primarily focused on technology issues. Representatives of CSC were also present at this meeting.

Also on April 25, 2007, the CME Holdings board of directors held a meeting, together with its legal and financial advisors, during which it discussed strategic and financial considerations relating to the revised ICE proposal to merge with CBOT Holdings. The board received detailed financial presentations from management and its financial advisors on the revised ICE proposal. The board reviewed and discussed the recent performance of CME Holdings Class A common stock and the reasons therefor and the revised projections and detailed financial analysis for CBOT Holdings prepared by CME Holdings management. Representatives of Skadden, Arps reviewed with the board a comparison of the terms of the revised proposal from ICE with the original ICE proposal as well as the terms of the original merger agreement. In addition, the board received updates from its legal advisors on the CBOE litigation, the LAMPERS litigation and the Department of Justice review of the merger with CBOT Holdings. The board also discussed potential strategies for addressing the ICE proposal and potential alternatives for improving its proposal to CBOT Holdings and the implications of such alternatives. The board further discussed the parameters of any enhancement to the terms of the original merger agreement.

Also on April 25, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors. The participants discussed the preliminary report prepared by CBOT Holdings’ management on the capability and scalability of ICE’s technology and its trading and clearing platforms, as well as the feasibility, risks, timing and cost of certain integration-related projects jointly identified by ICE and CBOT Holdings, and the “social” integration issues attendant to combining the significantly different CBOT and ICE organizations. The participants also discussed the timing and strategy of negotiations with ICE to obtain improvements to the financial and legal terms of the ICE proposal, which were planned to begin the following week, and alternative strategies by which to utilize the ICE proposal to obtain improvements to the financial and legal terms of the original merger agreement.

On April 26, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which management and Mayer Brown updated the boards on the ongoing due diligence process with ICE, and Mr. Dan made a report on the due diligence being conducted with respect to ICE’s technology, clearing and operations. Mr. Dan reported that the modified approach to due diligence in these areas, including on-site due diligence in New York and Atlanta, had improved the flow of information and that there was considerable agreement between CBOT Holdings and ICE regarding the gaps that would need to be filled to integrate CBOT and ICE. Mr. Dan also discussed management’s process for reviewing the potential synergies identified by ICE. Representatives of Mayer Brown also reviewed the terms of the revised proposal from ICE, and compared the terms of the revised ICE proposal and the original merger agreement, and the boards discussed the process and timeline for completing its review of the ICE proposal.

In the morning of April 27, 2007, Mr. Dan met with financial advisors to CBOT Holdings and its special transaction committee and representatives of ICE to review integration issues.

Later on April 27, 2007, CBOT Holdings received a letter from Mr. Sprecher stating that ICE was confident the integration of the clearing and trading activities could be accomplished within 18 months based on ICE’s integration experience with NYBOT, CBOT’s previous experience moving its clearing activities to CME Holdings and e-cbot, the fact that the integration would be performed by the combined company’s personnel, and the ability of CBOT to extend the term of its clearing agreement with CME Holdings under certain circumstances.

Also on April 27, 2007, management of CME Holdings provided to management of CBOT Holdings updated base plus case projections for 2007 and 2008 that included alternative and more favorable assumptions regarding volume growth, rate per contract, clearing fees and the impact of new initiatives.

In the afternoon of April 27, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting with their advisors, including the independent technology consultant, to discuss, among other things, the due diligence meeting with ICE and the status and timing for completion of the independent technology consultant’s evaluation.

Also in the afternoon of April 27, 2007, Messrs. Duffy and Donohue contacted Mr. Carey to request a meeting between representatives of CBOT Holdings and CME Holdings on the morning of May 3, 2007. Mr. Carey agreed to the requested meeting.

Throughout April 2007, CBOT Holdings’ legal and financial advisors met several times with the legal and financial advisors to the CBOT Holdings special transaction committee to discuss and formulate a strategy for negotiations with ICE, including the formulation of a list containing requests for improvements to the financial and legal terms of the ICE proposal.

Early in the day on April 30, 2007, the legal and financial advisors to CBOT Holdings and CBOT and the special committees met with Mr. Dan to discuss potential integration issues in connection with a combination with ICE.

Later in the day on April 30, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss potential requests to improve the financial and legal terms of the ICE proposal. The special committees instructed their respective advisors to request that, among other things, ICE increase the exchange ratio and, on a transitional basis, provide for CBOT Holdings to select a number of directors to the board of the combined company equal to CBOT Holdings’ proportionate ownership of the combined company, permit CBOT Holdings to designate the chairman of the board of the combined company (who was expected to be Mr. Carey), and ensure a meaningful role for key members of CBOT Holdings management in the integration of the two organizations. The special committees emphasized the importance of the governance-related requests on a transitional basis in light of the significant business uncertainties surrounding the timely completion of the identified integration-related technology projects and other business integration issues.

Also on April 30, 2007, the CBOT Holdings transaction committee held a meeting at which representatives of Mayer Brown reviewed improvements to the ICE proposal that they proposed to present to ICE during negotiations scheduled for later in the week, including that ICE provide for CBOT Holdings to select a number of directors to the board of the combined company equal to CBOT Holdings’ proportionate ownership of the combined company, permit CBOT Holdings to designate the chairman of the board of the combined company (who was expected to be Mr. Carey), and ensure a meaningful role for key members of CBOT Holdings’ management in the integration of the two organizations.

On May 2, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their advisors, including the independent technology consultant, to discuss, among other things, the status of the Department of Justice review of the merger with CME Holdings, the preliminary report of the independent technology consultant and preliminary financial analysis prepared by the financial advisor at the request of the special transaction committee. The independent technology consultant presented its independent assessment of the capability and scalability of ICE’s technology and trading and clearing platforms, as well as the feasibility, risks, timing and cost of certain integration-related projects jointly identified by ICE and CBOT Holdings. The independent technology consultant concluded that, among other things, the integration-related projects were feasible and the cost estimates prepared by ICE were realistic, but that the 18-month timeframe proposed by ICE was not realistic. The independent technology consultant also concluded that even the 24-month timeframe assumed by CBOT Holdings’ management, while possible, was aggressive and carried risks. The special transaction committee requested that the independent technology consultant also deliver its report to the transaction committee and the CBOT Holdings board. The special committees discussed at length the significant business uncertainties surrounding the timely completion of the identified integration-related technology projects, as well as the “social” integration issues attendant to combining the significantly different CBOT and ICE organizations and that such issues were likely to be exacerbated if CBOT Holdings directors and management did not play a significant role in managing the integration. Representatives of Lazard discussed various preliminary financial and valuation analyses with respect to each of CBOT Holdings, ICE and CME Holdings and the pro forma entities consisting of the combined businesses of CBOT Holdings and ICE, on the one hand, and CBOT Holdings and CME Holdings, on the other hand, and outlined certain key areas of consideration in evaluating the strategic advantages and challenges of a combination with CME Holdings or ICE, respectively. The special committees and their respective legal and financial advisors also discussed the timing and strategy for negotiations with ICE, and alternative strategies to seek to obtain improvements to the financial and legal terms of the ICE proposal and the original merger agreement.

Also on May 2, 2007, CBOT Holdings’ transaction committee held a meeting at which CSC presented its findings described above, and the transaction committee discussed potential integration issues relating to a combination with ICE.

Also on May 2, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting. At this meeting, Mayer Brown presented its legal due diligence findings to the boards, provided the boards with an update on the antitrust review process for the CME Holdings transaction and reviewed with the boards the improvements to ICE’s proposal that were to be proposed to ICE at meetings scheduled for later in the week. Representatives of JPMorgan presented an analysis of the ICE proposal and the CME Holdings transaction, which presentation included, among other things, a market comparison of the two transactions, various valuation comparisons of the two transactions, a review of the potential synergies offered by the two transactions and the strategic rationale for each transaction. JPMorgan’s presentation also included a review of various projections that had been prepared by management of both CME Holdings and ICE as well as CBOT Holdings management projections. This meeting also included a presentation to the boards from CSC with respect to the results of its independent due diligence review of ICE’s technology and related matters.

On the morning of May 3, 2007, representatives of CBOT Holdings cancelled the previously scheduled meeting between CME Holdings and CBOT Holdings in order to continue discussions with ICE.

On May 3 and 4, 2007, a series of meetings between ICE and CBOT Holdings were held to discuss the ICE proposal. Attending these meetings were representatives of the board of directors and management of CBOT Holdings and ICE, each party’s financial and legal advisors, representatives of CBOT Holdings’ special transaction committee, and the legal and financial advisors for CBOT Holdings’ special transaction committee. At the first of these meetings, CBOT Holdings and its special transaction committee communicated to ICE and its advisors a number of proposed improvements to the ICE proposal. These proposed improvements included, among other things, requested improvements to the governance provisions of the ICE proposal, including those related to the composition of the board of directors of the combined company. CBOT Holdings and its special transaction committee told ICE these requested improvements to the governance provisions were very important to CBOT Holdings and its special transaction committee in light of the differing business models of CBOT Holdings and ICE and the substantial uncertainties that had been identified in connection with the migration of CBOT’s businesses onto the ICE technology and trading and clearing platforms. The proposed improvements also included an increase in the exchange ratio, and CBOT Holdings noted that ICE should not assume that its existing proposal was a “Superior Proposal.” The parties met again after ICE had an opportunity to review and consider the improvements requested by CBOT Holdings and its special transaction committee. At this meeting ICE delivered its response to the requested improvements, which response did not include material improvements to the exchange ratio or governance provisions of the ICE proposal. After a series of follow-up meetings where the parties discussed various aspects of ICE’s proposals, certain clarifications on a variety of issues and integration issues with respect to the proposed transaction, the meetings ended with ICE committing to provide CBOT Holdings with a written confirmation of the matters discussed at the meetings.

Also on May 4, 2007, CBOT Holdings’ transaction committee met with Mr. Gerdes and their respective legal and financial advisors to discuss the meetings with ICE earlier in the day and potential responses to ICE. In addition, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, the status of the negotiations with ICE, including ICE’s position that directors selected by CBOT Holdings should constitute five of 16 directors on the board of directors of the combined company (two of which CBOT Holdings directors would be non-industry directors that ICE expected to be filled by Mr. Gerdes and Ms. Clegg) and that ICE would designate the chairman of the board of the combined company. The special committees discussed further the importance of CBOT Holdings’ governance-related requests in light of the significant business uncertainties surrounding the identified integration-related technology projects and importance of an effective integration of the business organizations on other fronts. The special transaction committee also instructed its legal advisor to invite Mr. Sprecher to make a presentation to the special committees on Mr. Sprecher’s long-term strategic plan for the combined company under the ICE proposal.

On May 6, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors. Mr. Sprecher participated in the meeting at the request of the special transaction committee to address his long-term strategic plan for the combined company under the ICE proposal. In addition, Mr. Sprecher discussed, among other things, the background and history of ICE, his view of the strategic benefits of a combination of CBOT Holdings and ICE, the due diligence process, integration plans and timing, the contrasts between the merger with CME Holdings and the ICE proposal and governance of a combined CBOT Holdings and ICE. Mr. Sprecher made a similar presentation to CBOT Holdings’ transaction committee the following day.

On May 7, 2007, Mr. Carey contacted Mr. Duffy in order to arrange a meeting between representatives of CME Holdings and representatives of CBOT Holdings. Mr. Duffy agreed to schedule a meeting on the morning of May 8, 2007.

Also on May 7, 2007, ICE provided CBOT Holdings with a letter responding to CBOT Holdings’ proposed improvements to the ICE proposal that were discussed on May 3 and 4, 2007.

Also on May 7, 2007, CBOT Holdings’ transaction committee met telephonically with Mr. Sprecher. During this meeting, Mr. Sprecher outlined his strategic vision for a combined company and discussed similar topics to those addressed to the CBOT Holdings special transaction committee at the May 6 meeting described above.

Later in the day on May 7, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which representatives of Mayer Brown reviewed ICE’s response earlier in the day to CBOT Holdings’ proposed improvements to the ICE proposal. Representatives of Mayer Brown also provided an update on the Department of Justice’s review of the CME Holdings merger, and again reviewed the directors’ duties under Delaware law and the provisions in the original merger agreement pertaining to the boards’ review of the ICE proposal. Mr. Dan summarized the results of an integration analysis conducted by management, including an assessment of the capabilities and scalability of ICE’s technology and electronic trading and clearing platforms and the potential risks associated with the migration of CBOT’s clearing and electronic trading to ICE. Representatives of JPMorgan updated the board on the market’s valuation of the ICE proposal and the CME Holdings transaction.

On the morning of May 8, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss strategy for the meeting with CME Holdings. It was determined that the special committees and their advisors would reconvene following the initial meeting with CME Holdings to discuss timing and strategy for negotiations with CME Holdings. In addition, the special committees determined that, in light of the apparent definiteness of the ICE position on all other material issues, CBOT Holdings should now be authorized to negotiate exercise right-related and trading-related issues raised by the ICE proposal.

Also on May 8, 2007, representatives of the board of directors and management of CBOT Holdings and CME Holdings and CBOT Holdings’ special transaction committee and their respective legal and financial advisors met at which time CME Holdings proposed amendments to the existing merger agreement, including an increase in the exchange ratio to 0.3450 and a proportional increase in the breakup fee to $288 million.

After the meeting with CME Holdings, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss strategy for negotiation with CME Holdings of its revised proposal. The special committees determined to request that CME Holdings improve its proposal. After the meeting with CME Holdings, CBOT Holdings’ transaction committee met and determined to request that CME Holdings improve its offer. The CBOT Holdings transaction committee and the special committees then held a joint meeting and determined that JPMorgan should contact Lehman Brothers to request that CME Holdings improve its offer.

Also on May 8, 2007, representatives of JPMorgan contacted Lehman Brothers to request that CME Holdings increase the proposed exchange ratio, increase the number of CBOT Holdings directors so that it would be proportional to the revised ownership percentage of CBOT Holdings stockholders in the combined company, permit CBOT Holdings to pay a quarterly dividend starting in the third quarter of 2007 in the event the merger had not closed and keep the breakup fee at $240 million. Lehman Brothers indicated that CME Holdings may be willing to increase the exchange ratio to 0.3490, to provide CBOT Holdings with one additional board seat in the combined company, to permit CBOT Holdings to pay cash dividends beginning in the third quarter of 2007 if the merger had not closed and to conduct a $3.0 billion cash tender offer following completion of the merger. Lehman Brothers indicated that CME Holdings was not willing to agree to keep the breakup fee at $240 million and wanted the termination fee to be increased proportionally with the exchange ratio.

Later in the afternoon of May 8, 2007, a special meeting of the CME Holdings board, together with its legal and financial advisors, was held to discuss the status of the negotiations with CBOT Holdings, including the discussions of an increased exchange ratio, payment of a quarterly dividend starting in the third quarter of 2007 in the event the merger had not closed, additional CBOT Holdings representation on the board of directors of CME Group and a proposed tender offer at a fixed price following the completion of the transaction. Representatives of Skadden, Arps reviewed the terms of the ICE proposal. CME Holdings management and representatives of Lehman Brothers and William Blair presented financial analyses of potential changes to the original merger agreement, including the proposed fixed price tender offer, and representatives of Skadden, Arps reviewed for the board the process of undertaking a fixed price tender offer. The board discussed strategy and tactics for continuing the negotiations with CBOT Holdings and the parameters of any improvements in the terms of the transaction.

Also on May 8, 2007, representatives of Mayer Brown, Latham and McDermott had two conversations with representatives of Sullivan & Cromwell by teleconference regarding proposed improvements to ICE’s proposal relating to CBOT member rights, including providing Series B-1 members with the ability to trade all new products, establishing a committee with a majority of members to approve material rule changes and improving the commitment to protect the CBOE exercise right. Representatives of Mayer Brown expressed CBOT’s concern that ICE’s proposal regarding new products increased the risk to the CBOE exercise right because it was limited to U.S. grain products, U.S. interest rate products and certain U.S. indices, and discussed the provision in the 1992 agreement with CBOE that provides that if CBOT merges with or is acquired by another entity, the exercise right will continue to apply if, among other things, CBOT’s full members are entitled to full trading rights and privileges in all products then or thereafter traded on the survivor (excluding products that, at the time of the merger or acquisition, are traded on the other entity but not CBOT). See “Risk Factors—Additional Risks Relating to CBOT Members—The merger may adversely affect the exercise right granted to CBOT members under the CBOE’s certificate of incorporation” beginning on page 32.

In the morning of May 9, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss CME Holdings’ revised proposal and strategies for further negotiations with CME Holdings, including whether to request an increase in the exchange ratio or the aggregate amount of the fixed price cash tender offer. The special committees requested that Lazard analyze the financial benefits of the fixed price cash tender offer to the CBOT Holdings stockholders and provide a report of such analysis to the special committees in the afternoon. The special committees also continued to coordinate negotiation strategies with the transaction committee and the CBOT Holdings board. Also in the morning of May 9, 2007, the CBOT Holdings transaction committee met with its legal and financial advisors to review the revised proposal from CME Holdings.

Later in the morning of May 9, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which the response of CME Holdings to the requests of CBOT Holdings the previous day were discussed, including the amendments to the original merger agreement proposed by CME Holdings. Representatives of JPMorgan provided the boards with an analysis of the CME Holdings transaction as proposed to be amended, and a comparison of the CME Holdings proposal and the ICE proposal. Mr. Gerdes also provided the special transaction committee’s preliminary views regarding the CME Holdings proposal. The boards of directors of CBOT Holdings and CBOT requested that the CBOT Holdings special transaction committee determine its proposed response to the revised CME Holdings proposal.

After the CBOT Holdings and CBOT boards met, the CBOT Holdings transaction committee then met to discuss how to proceed with CME Holdings and expressed concern that CME Holdings might withdraw its revised proposal.

In the afternoon of May 9, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss, among other things, the status of the Department of Justice review of the merger with CME Holdings, the strategy for negotiations with CME Holdings and the request of the CBOT Holdings board that the special committees consider a proposal to CME Holdings in response to the revised CME Holdings proposal. Representatives of Lazard discussed certain illustrative values of the revised CME Holdings proposal, including a range of illustrative values of the proposed fixed-price cash tender offer to CBOT Holdings stockholders, together with the sensitivities of these illustrative values to increases in the exchange ratio proposed by CME Holdings. The special committees determined to request that CME Holdings increase the exchange ratio to 0.3650 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock and increase the aggregate amount of the fixed price cash tender offer to $4.0 billion. The special committees determined to request that the termination fee remain at $240 million as in the original merger agreement. The special committees also discussed the status of and alternative governance structures related to the ICE proposal. The special committees adjourned their joint meeting to participate in the CBOT Holdings board meeting.

Later in the day on May 9, 2007, the boards of directors of CBOT Holdings and CBOT met again at which time the special transaction committee, with the assistance of its legal and financial advisors, presented its views on the CME Holdings proposal. Directors discussed the concern that CME Holdings might withdraw its revised proposal. The CBOT Holdings transaction committee expressed its view that CBOT Holdings should request that CME Holdings increase the exchange ratio to 0.3600 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock. During the meeting, the CBOT Holdings special transaction committee and the non-ER members committee excused themselves and reconvened their joint telephonic meeting, together with their legal and financial advisors, to discuss further CBOT Holdings’ potential responses to the revised CME Holdings proposal. The special committees and their advisors then rejoined the meeting and described the proposed response. The special committees authorized CBOT Holdings to request that CME Holdings increase the exchange ratio to 0.3650 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock, increase the aggregate amount of the fixed price cash tender offer to $4.0 billion and maintain the termination fee at $240 million as in the original merger agreement. The boards of directors of CBOT Holdings and CBOT agreed to respond to CME Holdings’ proposal on the terms requested by the special committees. Representatives of JPMorgan and Lazard then left the meeting and contacted Lehman Brothers to respond to CME Holdings’ proposal. Representatives of JPMorgan and Lazard returned to the meeting and representatives of JPMorgan reported that the representatives from Lehman Brothers, on behalf of CME Holdings, had rejected CBOT Holdings’ counter proposals and had indicated CME Holdings’ unwillingness to materially alter its proposal of May 8, 2007.

In the evening of May 9, 2007, representatives of Mayer Brown and Latham had several discussions with representatives of Sullivan & Cromwell regarding various aspects of the ICE proposal, including discussions with respect to certain contractual provisions proposed by Sullivan & Cromwell in response to previous discussions among the parties. During these discussions, Mayer Brown reiterated that the process was dynamic and that it would be in ICE’s best interest to provide any improvements or enhancements to its offer by mid-day the next day. Sullivan & Cromwell advised that ICE would respond further to requests made by CBOT Holdings for improvements to the ICE proposal, including CBOT Holdings’ request for an improved proposal on governance, after an ICE board meeting scheduled for May 10, 2007.

Also in the evening of May 9, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to discuss the negotiations with ICE. The special committees also discussed the status of negotiations with CME Holdings, including CME Holdings’ rejection of the proposal submitted by CBOT Holdings and the possibility that CME Holdings might withdraw its revised proposal. The special committees determined that, in an effort to obtain further improvement in the financial terms of CME Holdings’ revised proposal and assess the definiteness of CME Holdings’ position, Mr. Gerdes should meet directly with Mr. Duffy.

On May 10, 2007, the independent technology consultant issued its final written report, which report was consistent with the presentation to the special transaction committee on May 2, 2007.

In the morning of May 10, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which the special transaction committees’ legal and financial advisors reported on the meeting of the special committees that occurred the previous night, including the special committees’ determination to request a meeting with Mr. Duffy to discuss CME Holdings’ revised proposal. The boards of directors discussed the status of negotiations with CME Holdings, including the possibility that CME Holdings might withdraw its revised proposal, and determined to request a meeting with CME Holdings in an effort to obtain further improvement in its revised proposal. Subsequent to this meeting, the CBOT Holdings transaction committee established a range of authority within which Mr. Carey was authorized to negotiate on behalf of the transaction committee.

In the afternoon of May 10, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors, to consider strategy related to the scheduled meeting between Mr. Gerdes, Mr. Carey and representatives of CME Holdings to discuss financial and legal improvements to CME Holdings’ revised proposal. The special committees discussed further the status of negotiations with CME Holdings, including the possibility that CME Holdings might withdraw its revised proposal. The special committees established a range of authority within which Mr. Gerdes was authorized to negotiate on behalf of the special committees.

Also in the afternoon of May 10, 2007, representatives of Mayer Brown and Latham had a discussion with representatives of Sullivan & Cromwell regarding various aspects of ICE’s proposal. During this discussion, Sullivan & Cromwell informed the representatives of Mayer Brown and Latham that the ICE board had met earlier in the day and that ICE would not materially improve or otherwise modify any of the primary terms of its proposal, including any of the primary terms related to governance.

Later in the afternoon on May 10, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which Mr. Dan reviewed industry trends and strategic factors considered by CBOT Holdings in the last several years in analyzing potential strategic partnerships, noting that CBOT Holdings had previously analyzed potential strategic partnerships with CME Holdings, ICE and NYBOT. Mr. Dan also discussed in detail management’s integration analysis regarding ICE, including its assessment of the capabilities and scalability of ICE’s technology and electronic trading and clearing platforms and the potential risks associated with the migration of CBOT’s clearing and electronic trading to ICE. The boards then discussed those risks. In addition, representatives of Mayer Brown updated the boards on recent discussions with Sullivan & Cromwell regarding the ICE proposal. CBOT Holdings’ board also considered and adopted, subject to CME Holdings’ consent, a revised retention policy in connection with the CME Holdings merger, and a separate retention policy to apply in the event of a transaction with ICE.

In the early evening on May 10, 2007, Messrs. Carey, Dan and Gerdes met with Messrs. Duffy and Donohue, along with the parties’ legal advisors, to discuss the CME Holdings proposal. Representatives of CBOT Holdings requested that CME Holdings increase the exchange ratio to 0.3525 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock, increase the aggregate amount of the fixed price cash tender offer to $3.5 billion and maintain the termination fee at $240 million as in the original merger agreement. After further negotiation, CME Holdings revised its proposal to increase the exchange ratio to 0.3500 shares of CME Holdings Class A common stock for each share of CBOT Holdings Class A common stock and to increase the aggregate amount of the post-closing fixed price cash tender offer to $3.5 billion. Following the meeting, Skadden, Arps provided Mayer Brown with a draft amendment to the original merger agreement, certain terms of which the legal advisors negotiated during the evening of May 10 and the early morning of May 11, 2007.

In the evening of May 10, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint telephonic meeting, together with their legal and financial advisors to discuss the further revised CME Holdings proposal. Mr. Dan participated in a portion of the meeting at the request of the special committees to discuss the business and operational implications to CBOT Holdings if the Department of Justice’s approval of the merger with CME Holdings was delayed. The legal advisor to the special transaction committee provided a further update on the Department of Justice’s review. The special committees also discussed the status of the ICE proposal, including ICE’s refusal to propose improvements to its proposal with respect to governance or to suggest alternative governance structures. Finally, the special committees received a presentation regarding their fiduciary duties in light of their consideration of the competing proposals, the potential conflicts of interest at the CBOT Holdings board and the independent and comprehensive process undertaken by the special committees.

In the evening of May 10, 2007, the CME Holdings board of directors held a special meeting at which Mr. Duffy, Mr. Donohue and representatives of Skadden, Arps updated the board on the negotiations that had taken place with CBOT Holdings regarding the revised proposal. Representatives of Skadden, Arps reviewed for the board the specific terms of the proposed amendment to the original merger agreement and highlighted the significant changes from the original merger agreement, including the revised exchange ratio, additional CBOT Holdings representation on the board of directors of CME Group and the terms of the post-closing fixed price tender offer, and reviewed with the directors the legal standards applicable to authorizing a tender offer and approving the revised terms of the merger agreement. The board’s legal advisors also provided an update on the Department of Justice review of the merger with CBOT Holdings. Management and representatives of Lehman Brothers and William Blair reviewed financial analyses of the post-closing tender offer. Representatives from Lehman Brothers reviewed the terms of the financing of the tender offer. Representatives from Lehman Brothers and William Blair each provided their respective analyses of the revised proposal and verbally stated their opinions (subsequently confirmed in writing) that based upon and subject to the assumptions, conditions, limitations and other matters discussed and ultimately set forth in the written opinion, the consideration to be paid by CME Holdings in the revised proposal was fair to CME Holdings. The board considered and discussed the various presentations made at the meeting and at prior meetings. Following deliberations and reviewing all aspects of the revised proposal and amendment to the merger agreement, the CME Holdings board of directors determined by unanimous vote of the directors present that the merger agreement as amended and the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of CME Holdings and its stockholders and then approved and adopted the amendment to the merger agreement, authorized management to enter into the amendment to the merger agreement, resolved to submit the merger agreement as amended to CME Holdings stockholders for approval and recommended that CME Holdings stockholders adopt the merger agreement as amended and the transactions contemplated thereby.

Early in the morning of May 11, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their legal and financial advisors, to consider the terms and conditions of the revised CME Holdings’ proposal set forth in the amendment to the original merger agreement. The legal advisors reviewed and discussed the form of the amendment to the original merger agreement. The special committees discussed the factors set forth in “Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”. Representatives of Lazard provided a review and financial analysis of the revised CME Holdings’ proposal and rendered the firm’s oral opinion to the special transaction committee (subsequently confirmed in writing) that as of May 11, 2007, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings other than the stockholders of CBOT Holdings who have exercise right privileges at CBOE or have exercised such right privileges at CBOE. Representatives of Lazard confirmed that the non-ER members committee was entitled to rely on Lazard’s opinion. The special transaction committee then convened a separate meeting, with its financial advisor, and separately considered the factors set forth in “Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee,” and following those discussions, unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT

Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right.

The CBOT Holdings non-ER members committee then convened a separate meeting, together with its legal advisor, to consider the merger on the terms and conditions of the amended merger agreement that had been negotiated. The non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Later in the morning on May 11, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting to consider the revised offer from CME Holdings. Representatives of Mayer Brown again reviewed for directors their fiduciary duties under Delaware law, and described the terms of the proposed amendment to the merger agreement. Representatives of JPMorgan discussed with the boards the revised CME Holdings proposal. Representatives of JPMorgan also rendered their oral opinion (subsequently confirmed in writing) that as of May 11, 2007, and based on and subject to the matters described in its opinion, the consideration to be received by the holders of CBOT Holdings Class A common stock in the merger of CBOT Holdings with and into CME Holdings was fair, from a financial point of view, to such holders. For a description of the terms and limitations of such opinion, see “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings” beginning on page 111.

Following additional discussion with CBOT Holdings’ senior management and the boards’ legal and financial advisors, CBOT’s board unanimously approved the amended merger agreement and the transactions contemplated thereby, including the merger.

At the May 11, 2007 meeting, the CBOT Holdings board unanimously determined that the proposal from ICE was not a “Superior Proposal” (within the meaning of the original merger agreement). For a discussion of factors considered by the board in reaching this determination, see “—Conclusions Regarding the ICE Proposal” beginning on page 89.

At the May 11, 2007 meeting, CBOT Holdings’ board also unanimously (i) approved the amended merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the amended merger agreement and the transactions contemplated thereby were advisable and fair to and in the best interest of CBOT Holdings and its stockholders, (iii) resolved to submit the amended merger agreement to CBOT Holdings Class A stockholders for their approval, and (iv) recommended that CBOT Holdings Class A stockholders adopt the amended merger agreement and the transactions contemplated thereby. CBOT Holdings’ board also authorized the appropriate officers to finalize the amendment to the merger agreement and related documentation.

Representatives of CME Holdings and CBOT Holdings executed the amendment to the merger agreement and announced the revised terms of the transaction through the issuance of a joint press release prior to the open of the U.S. financial markets on May 11, 2007.

On May 30, 2007, ICE issued a press release in which it announced that it had entered into an agreement with CBOE regarding the exercise rights. CBOE also issued an information circular to its members on the same day regarding the agreement. According to the press release and information circular, the ICE/CBOE agreement makes clear that following a merger of CBOT Holdings and ICE, CBOT members would no longer be eligible to use the exercise right and each CBOT Series B-1 member possessing the required interests as of a designated record date prior to the merger would be compensated for the loss thereof. ICE would provide each CBOT Series B-1 member possessing the required interests the choice of (1) a cash payment of $250,000 or (2) in lieu of cash, a convertible debenture for common stock of the newly combined ICE/CBOT Holdings entity, which would be valued at $250,000. In addition, CBOE would provide each CBOT Series B-1 member possessing the required interests the choice of (1) a cash payment of $250,000 or (2) in lieu of cash, a convertible debenture with a face value of $250,000, which would become convertible following any event in which the memberships of CBOE are converted into stock. The CBOE debentures would be convertible into 10% of the number of shares of stock that a regular membership of CBOE not obtained through the exercise right would be converted into in any such transaction. According to the press release and information circular, the transactions contemplated by the ICE/CBOE agreement would require the approval of a majority of CBOE members and a majority of the voting power of the CBOT Series B-1 and Series B-2 members and are conditioned upon completion of a ICE/CBOT Holdings merger.

On May 30, 2007 and May 31, 2007, the CBOT Holdings special transaction committee and the CBOT Holdings non-ER members committee met, together with their respective financial and legal advisors, to discuss the ICE/CBOE agreement. The special committees’ financial advisor observed that, based upon the information publicly available to date concerning the ICE/CBOE agreement, it appeared that the consummation of that agreement would result in a payment being borne by the combined company, whose stockholders would include stockholders who hold an exercise right and stockholders who do not hold an exercise right. As a result, the payment appears to impact the consideration that would be received by stockholders pursuant to the ICE proposal because stockholders in the combined company would bear the cost of the payment on a pro rata basis. However, only those stockholders who hold an exercise right and are eligible to exercise as of the record date would receive the cash payment from the combined company. The special committees discussed this information and agreed to further consider the implications of the ICE/CBOE agreement following review of definitive documentation concerning that arrangement.

On May 31, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting to discuss the ICE/CBOE agreement. Legal advisors to CBOT Holdings and CBOT reviewed the ICE/CBOE agreement as described in ICE’s press release, and discussed the hearing held the prior day in the Delaware lawsuit against CBOE regarding the exercise rights. The legal advisors noted that the Delaware litigation was brought as a class action, and that the ICE/CBOE agreement appeared to be an attempt to settle the Delaware litigation. The advisors also noted that the settlement of a class action lawsuit generally required the agreement of the named plaintiffs, notice to the class members who would be bound by the settlement and court approval. One of the named plaintiffs in the Delaware litigation has publicly stated that he views the proposal by ICE and CBOE regarding the exercise right as inadequate. Accordingly, there can be no assurance that the proposal by ICE and CBOE would be approved.

CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors

On October 16, 2006, CME Holdings’ board of directors approved the original merger agreement and determined that the original merger agreement and the merger were advisable, fair to and in the best interests of CME Holdings and its stockholders. On May 11, 2007, CME Holdings’ board of directors approved the amendment to the merger agreement and determined that the amended merger agreement and the merger are advisable, fair to and in the best interests of CME Holdings and its stockholders. CME Holdings’ board of directors unanimously recommends that CME Holdings stockholders vote “FOR” the adoption of the amended merger agreement at the CME Holdings special meeting of stockholders.

In reaching its decision to approve the original merger agreement in October 2006 and the amendment to the merger agreement on May 11, 2007 and recommend that its stockholders adopt the amended merger agreement, CME Holdings’ board of directors considered a number of factors, including the ones discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CME Holdings’ board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, CME Holdings’ board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by or at the direction of, CME Holdings’ board. In addition, individual directors may have given different weight to different factors. This explanation of CME Holdings’ reasons for the proposed merger with CBOT Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CME Holdings’ board of directors consulted with CME Holdings’ management and its financial and legal advisors and considered a number of factors, including the following material factors, which CME Holdings’ board viewed as generally supporting its determination:

•

the current environment in the exchange industry, including the increased trend of consolidation and competition, and the likely effect of these factors on CME Holdings in light of, and in the absence of, the proposed transaction;

•

the fact that CME Group would be the world’s most diverse global exchange, with greater financial, operational and other resources to compete against other U.S. and foreign exchanges and the over-the-counter market in a rapidly changing industry;

•	the fact that the transaction would add significant volume to CME Holdings’ highly leveragable operating model;

•

the fact that the merger would significantly diversify CME Holdings’ products, providing CME Group’s customers with a broad range of derivatives products based on interest rates, equity indexes, foreign exchange, agricultural and industrial commodities, energy and alternative investment products;

•	the benefits to customers of CME Holdings and CBOT Holdings from access to distinct products and services on a unified trading platform;

•	the fact that stockholders of CME Holdings immediately prior to the merger will own at least 65% of CME Group immediately following the merger;

•

the fact that the complementary nature of the business models, processes and structures of CME Holdings and CBOT Holdings could result in significant cost savings to both customers and CME Group, including an expected annual expense savings to CME Group of at least $150 million beginning in the second year following the merger, primarily due to reduced technology and administrative costs and a more efficient trading floor operation along with potential revenue and growth synergies of at least $75 million on a net basis as a result of the combination;

•

the fact that CME Group would have greater financial, operational and technical resources to develop innovative new products, technologies and functionality to meet the risk-management needs of CME Group’s customers, grow trading volume and increase global expansion;

•	the ability to secure the benefits from the parties’ common clearing arrangement, which is scheduled to expire in 2009;

•

the financial analyses presented by Lehman Brothers and William Blair, CME Holdings’ financial advisors, to the CME Holdings board of directors, and their respective opinions, each delivered orally to the CME Holdings board of directors on May 10, 2007 and subsequently confirmed in writing on May 11, 2007, to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in their respective opinions, the consideration to be paid by CME Holdings in the merger was fair, from a financial point of view, to CME Holdings (see the sections entitled “—Opinion of Lehman Brothers, Financial Advisor to CME Holdings” and “—Opinion of William Blair, Financial Advisor to CME Holdings”);

•	information concerning CME Holdings’ and CBOT Holdings’ respective businesses, prospects, financial condition and results of operations, management and competitive position, including information contained in public reports concerning results of operations for the most recent fiscal year and fiscal quarters, as well as projections prepared by CME Holdings’ management of each party’s future financial performance;

•	current financial market conditions and historical market prices, volatility and trading information with respect to CME Holdings Class A common stock and CBOT Holdings Class A common stock;

•	the proposed board and management arrangements, which would position CME Group with strong leadership and experienced operating management;

•

the results of business, legal and financial due diligence investigations of CBOT Holdings conducted by CME Holdings’ management and legal and financial advisors, and the resulting conclusions by the parties conducting the due diligence investigations;

•	CME Holdings’ ability to finance the tender offer based on financing commitments from Lehman Brothers for up to $2.5 billion along with available cash balances;

•	the integration planning work accomplished by CME Holdings and CBOT Holdings since the announcement of the original merger agreement in October 2006;

•	CME Holdings’ and CBOT Holdings’ substantial compliance with information requests from the Department of Justice; and

•	the belief that the terms of the amended merger agreement, including the parties’ respective representations, warranties and covenants, are reasonable.

In addition to the factors described above, the CME Holdings board of directors identified and considered a variety of risks and potentially negative factors in its deliberations concerning the merger, including:

•

the possibility that the merger might not be completed as a result of the failure of one or more conditions to the merger, or that completion of the merger might be unduly delayed or subject to adverse conditions that may be imposed by governmental authorities;

•	the effect of public announcement of the merger on CME Holdings’ revenues, operating results, stock price, customers, suppliers, employees and other constituencies;

•	the possibility of management and employee disruption associated with the transaction and the integration of the two companies’ operations;

•	the risk that the potential benefits sought in the merger might not be fully realized;

•

the risk that the operations of the two companies might not be successfully integrated or integrated in a timely manner, and the possibility of not achieving the anticipated synergies and other benefits sought to be obtained in the merger;

•	the substantial costs to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

•	the fact that upon termination of the amended merger agreement under specified circumstances, CME Holdings may be required to pay CBOT Holdings a termination fee of $288 million plus expenses;

•	the terms of the amended merger agreement restricting the conduct of CME Holdings’ business during the period between execution of the amended merger agreement and the completion of the merger;

•	the need to obtain approvals from CME Holdings’ stockholders, CBOT Holdings’ stockholders and CBOT’s Series B-1 and Series B-2 members in order to complete the transaction;

•

the interests that certain executive officers and directors of CME Holdings may have with respect to the merger in addition to their interests as stockholders of CME Holdings generally, as described in the section entitled “—Interests of CME Holdings Executive Officers and Directors in the Merger”;

•

the fact that certain senior executives of CBOT Holdings would receive substantial payments in connection with the merger, and that CBOT Holdings would also be obligated to make gross-up payments to those executives for the amount of certain taxes resulting from some of these payments (see “—Interests of CBOT Holdings Executive Officers and Directors in the Merger”); and

•	various other risks associated with the merger and CBOT Holdings’ business and CME Group set forth under the section entitled “Risk Factors.”

The foregoing discussion of the material factors considered by the CME Holdings board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the CME Holdings board of directors.

CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors

On May 11, 2007, CBOT Holdings’ board of directors, by unanimous vote, approved the amended merger agreement and determined that the amended merger agreement and the merger are advisable and fair to and in the best interests of CBOT Holdings and its stockholders. CBOT Holdings’ board of directors unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the adoption of the amended merger agreement at CBOT Holdings’ special meeting of stockholders.

In reaching its decision to approve the amended merger agreement and recommend that its stockholders adopt the amended merger agreement, CBOT Holdings’ board of directors considered a number of factors, including the ones discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CBOT Holdings’ board of directors did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the CBOT Holdings board of directors made its recommendation based on the totality of information presented to, and the investigations conducted by or at the direction of, CBOT Holdings’ board of directors. In addition, individual directors may have given different weight to different factors. This explanation of CBOT Holdings’ reasons for the proposed merger with CME Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CBOT Holdings’ board of directors consulted with CBOT Holdings’ management and its financial and legal advisors and considered a number of factors, including the following material factors, which CBOT Holdings’ board of directors viewed as generally supporting its determination:

•

the fact that CME Group would be the world’s most diverse global exchange, with greater financial, operational and other resources to compete against other U.S. and foreign exchanges and the over-the-counter market in a rapidly changing industry;

•

the merger would provide CME Group’s customers with a broad range of derivatives products based on interest rates, equity indexes, foreign exchange, agricultural and industrial commodities, energy and alternative investment products;

•

the fact that stockholders of CBOT Holdings immediately prior to the merger will own approximately 35% of CME Group immediately following the merger and will therefore participate meaningfully in the significant opportunities for long-term growth of CME Group;

•

the opportunity of stockholders of CBOT Holdings to participate on a pro rata basis with existing stockholders of CME Holdings in the $3.5 billion cash tender offer to be conducted by CME Group after completion of the merger at a fixed price of $560.00 per share;

•	the merger would provide significant opportunities for cost savings by eliminating duplicate activities and realizing synergies between the business of CBOT Holdings and CME Holdings, including expected annual expense savings of approximately $150 million beginning in the second year following the merger, primarily from reduced technology and administrative costs and more efficient trading floor operations;

•

the relatively low integration risk compared to a combination with ICE as a result of the combined clearing operations and the expected migration of CBOT’s electronic trading to the CME Globex electronic trading platform in the first quarter of 2008;

•

the trends and competitive developments in the exchange industry and the range of strategic alternatives available to CBOT Holdings, including a business combination with ICE or another exchange or continuing to operate as an independent company;

•

CME Group would have greater financial, operational and technical resources to develop innovative new products, technologies and functionality to meet the risk-management needs of CME Group’s customers and grow trading volume;

•	the merger would eliminate CBOT Holdings’ reliance on third parties for electronic trading platform technology and clearing and settlement services;

•

the opinion of JPMorgan to the effect that, as of May 11, 2007 and based upon and subject to the factors, limitations and assumptions set forth therein, the consideration to be received by CBOT Holdings Class A stockholders in the merger was fair, from a financial point of view, to CBOT Holdings Class A stockholders. See “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings”;

•

information concerning CBOT Holdings’ and CME Holdings’ respective businesses, prospects, financial condition and results of operations, management and competitive position, including information contained in public reports concerning results of operations for the most recent fiscal year and fiscal quarters, as well as each party’s projected financial performance;

•

the opportunity for CBOT Holdings Class A stockholders to benefit from any increase in the trading price of CME Holdings common stock between the announcement of the amended merger agreement and the completion of the merger because the exchange ratio is a fixed number of shares of CME Holdings common stock;

•

CME Group’s board of directors initially would include ten members who were directors of CBOT Holdings immediately prior to the merger, including at least two non-industry directors, and that the chairman of CBOT Holdings’ board would become the vice chairman of CME Group’s board of directors;

•

the results of business, legal and financial due diligence investigations of CME Holdings conducted by CBOT Holdings’ management and legal and financial advisors, and the resulting conclusions by the parties conducting the due diligence investigations;

•

that the special transaction committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOT exercise right or own a membership on CBOE pursuant to such exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

•

that the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

•

the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code resulting in the stock consideration to be received by CBOT Holdings Class A stockholders in the merger not being subject to federal income tax, as described under the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”; and

•

the belief that the terms of the amended merger agreement, including the parties’ respective representations, warranties and covenants, are reasonable and would not prevent third parties from making competing bids.

Also, CBOT’s board of directors, by unanimous vote, approved on May 11, 2007 the amended merger agreement, and had previously approved the repurchase by CBOT Holdings of the outstanding share of Class B common stock of CBOT Holdings held by the CBOT Subsidiary Voting Trust, the amended and restated certificate of incorporation of CBOT to become effective concurrently with the completion of the merger and the amended and restated bylaws of CBOT to become effective concurrently with the completion of the merger. CBOT’s board of directors unanimously recommends that CBOT’s Series B-1 members and Series B-2 members vote “FOR” the repurchase of the Class B common stock by CBOT Holdings and “FOR” the amended and restated certificate of incorporation of CBOT.

CBOT’s board of directors, in approving the amended merger agreement, the repurchase of the Class B common stock, the amended and restated certificate of incorporation and the amended and restated bylaws, considered, among other factors, many of the factors described above as well as the following additional factors:

•	CBOT would continue to operate as a separate exchange following the merger;

•

the provisions of CBOT’s amended and restated certificate of incorporation regarding the core rights of the members of CBOT would not be altered as a result of the merger, except to add an additional core right regarding dual-trading on CBOT;

•

Series B-1 members of CBOT would be entitled to trade all new products first made available after the merger and traded on the open outcry exchange system of CBOT or CME or any electronic trading system maintained by CBOT or CME;

•	CBOT’s obligation following the merger to use commercially reasonable efforts to preserve the exercise right for the benefit of the Series B-1 members and their lessees; and

•

the limits on the ability of CBOT to make changes to its rules during the two-year period following the merger that would materially impair the business of CBOT or the business opportunities of its members.

For additional information regarding the foregoing provisions of CBOT’s amended and restated certificate of incorporation to be in effect upon completion of the merger, see the section entitled “The Special Meeting of CBOT Members—Proposal 2.”

In addition to the factors described above, CBOT Holdings’ board of directors identified and considered a variety of risks and potentially negative factors in its deliberations concerning the merger, including:

•	the higher implied short-term value of the ICE proposal based on recent market prices of ICE’s common stock and CME Holdings Class A common stock;

•

the possibility that the merger might not be completed as a result of the failure of one or more conditions to the merger, or that completion of the merger might be unduly delayed or subject to adverse conditions that may be imposed by governmental authorities;

•	the effect of public announcement of the merger on CBOT Holdings’ revenues, operating results, stock price, customers, suppliers, employees and other constituencies;

•	the possibility of management and employee disruption associated with the transaction and the integration of the two companies’ operations;

•	the risk that the potential benefits sought in the merger might not be fully realized;

•

the risk that the operations of the two companies might not be successfully integrated or integrated in a timely manner, and the possibility of not achieving the anticipated synergies and other benefits sought to be obtained in the merger;

•	the substantial costs to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

•	the risk that despite the efforts of CME Group, key employees might not remain employed by CME Group;

•

because the exchange ratio is a fixed number of shares of CME Holdings Class A common stock, the possibility that CBOT Holdings Class A stockholders could be adversely affected by a decrease in the trading price of CME Holdings Class A common stock between the date of announcement of execution of the amended merger agreement and the closing of the merger, and the fact that the amended merger agreement does not provide CBOT Holdings Class A stockholders with a minimum price or CBOT Holdings with a price-based termination right or other similar protection;

•	the limitations imposed in the amended merger agreement on the solicitation or consideration by CBOT Holdings of alternative business combinations prior to the completion of the merger;

•

the fact that upon termination of the amended merger agreement under specified circumstances, CBOT Holdings may be required to pay CME Holdings a termination fee of $288 million plus expenses and this termination fee may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, CBOT Holdings, or may discourage ICE from submitting a revised proposal;

•

the terms of the amended merger agreement requiring CBOT Holdings to conduct its business in accordance with the terms of the amended merger agreement during the period between execution of the amended merger agreement and the completion of the merger; and

•	various other risks associated with the merger and CME Holdings’ business and CME Group set forth under the section entitled “Risk Factors.”

In addition to the foregoing risks and potentially negative factors, the directors, acting in their capacity as directors of CBOT, also considered, among other risks and negative factors, the following:

•

the merger may adversely affect the CBOE exercise right as described under “Risk Factors—Additional Risks Relating to CBOT Members—The merger may adversely affect the exercise right granted to CBOT members under CBOE’s certificate of incorporation;”

•	the limits on CBOT’s ability to make changes to its rules that could adversely affect its members terminates two years after the merger;

•	holders of Series B-1 memberships and Series B-2 memberships will no longer have the right to:

•	elect directors or nominating committee members;

•	nominate persons for election as directors;

•	call special meetings of members;

•	initiate proposals at or for any meeting of members; or

•	adopt, amend or repeal the bylaws of CBOT;

•	the fact that CBOT members would no longer constitute a majority of the board of directors of CBOT or its holding company; and

•	the other changes to the rights of CBOT members as described under “The Special Meeting of CBOT Members—Proposal 2.”

The foregoing discussion of the material factors considered by CBOT Holdings’ board of directors and CBOT’s board of directors is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ board and CBOT’s board.

Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee

On May 11, 2007, the special transaction committee unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right. On May 11, 2007, the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Each of the special transaction committee and non-ER members committee, which we refer to from time to time as the “special committees,” considered a number of factors in reaching its recommendation, including those discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with their evaluation of the transaction, the special committees did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations. The special committees viewed their recommendations as being based on all of the information available and the factors presented to and considered by them. In addition, individual directors serving on the special committees may have given different weight to different factors. This explanation of the reasons for the recommendations of the special committees and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In reaching their recommendations, the special committees consulted with CBOT Holdings’ board of directors, including the transaction committee and individual members of CBOT Holdings’ board of directors, and CBOT Holdings’ management, as well as Mayer Brown, CBOT Holdings’ legal counsel, and JPMorgan, CBOT Holdings’ financial advisor, with respect to strategic, operational, legal, regulatory and other matters. The special transaction committee was advised by Latham, legal counsel to the special transaction committee, Lazard, financial advisor to the special transaction committee and CSC Consulting, Inc., independent technology consultant to the special transaction committee. The non-ER members committee was advised by McDermott, legal counsel to the non-ER members committee, and also consulted with the special transaction committee and its legal, financial and other advisors. The special committees were aware of the interests of certain officers and directors of, and advisors to, CBOT Holdings and its board in the merger, as described under “The Mergers—Interests of CBOT Holdings Executive Officers and Directors in the Merger,” “The Merger—Interests of CBOT Holdings Directors Related to Exercise Rights and/or Other CBOT Member Rights” and “The Mergers—Certain Relationships and Related-Party Transactions.”

Separation and Mandate of the Special Committees. In light of the possible conflict related to the CBOE exercise right, CBOT Holdings’ board of directors initially established a special transaction committee with a mandate to act in the interests of CBOT Holdings Class A stockholders who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right. It subsequently became apparent that there was an additional possible conflict related to other rights of CBOT members, which was referred to as the potential trading rights conflict. In light of the potential trading rights conflict, the special transaction committee recommended that CBOT Holdings’ board form the non-ER members committee. After separation of the non-ER members committee, the special transaction committee’s mandate was to act, with respect to both the potential exercise rights conflict and the potential trading rights conflict, in the interests of CBOT Holdings Class A stockholders who are not members of CBOT and do not lease a membership on CBOT and who do not otherwise have an exercise right or hold a membership on CBOE pursuant to an exercise right. The non-ER members committee’s mandate was to act, with respect to the potential exercise rights conflict, in the interests of CBOT Holdings Class A stockholders (solely in their capacity as CBOT Holdings Class A stockholders) who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Authority of the Special Committees. The special committees determined, in consultation with their legal advisors, that the authority delegated to the special committees by CBOT Holdings’ board of directors was sufficient for the special committees to discharge their respective mandates under Delaware law. The special committees noted, in particular, that:

•

each special committee had broad authority to consider, discuss and actively participate in negotiating the terms of the merger, including reviewing, commenting and participating in the negotiation of the original merger agreement and the amended merger agreement, and to consider any other matters that it deemed advisable;

•	each special committee had the authority to report to CBOT Holdings’ board of directors its recommendation and conclusions with respect to the merger as a whole or any aspect of the merger;

•	each special committee had authority to consider, discuss and actively participate in negotiating the terms of the ICE proposal;

•	each special committee had the authority to retain and compensate independent legal, financial and other advisors as it deemed appropriate;

•	CBOT Holdings’ board of directors agreed that it would not recommend or otherwise approve the merger or the ICE proposal without the prior favorable recommendation of each special committee;

•

CBOT Holdings’ management and advisors were directed to provide the special committees and their advisors information and materials related to CBOT Holdings or the merger requested by the special committees;

•

in the case of the non-ER members committee, the non-ER members committee was entitled to rely on the analysis conducted by, and the findings of, the special transaction committee as to its recommendation to CBOT Holdings’ board of directors; and

•

each special committee continued to be constituted following execution of the original merger agreement and continues to be constituted following execution of the amended merger agreement, with authority to act with respect to matters arising out of or related to the merger, the ICE proposal, any revised ICE or CME proposal or any other takeover proposal that may be received by CBOT Holdings.

Independence of Directors Serving on Special Committees. The special committees determined, in consultation with their legal advisors, that the members of the special committees were independent and disinterested with respect to CME Holdings, ICE and the possible conflict related to the CBOE exercise right. In addition, the special transaction committee determined, in consultation with its legal advisor, that the members of the special transaction committee were independent and disinterested with respect to the potential trading rights conflict.

Participation in Negotiations; Original and Amended Merger Agreement Product of Arm’s Length Bargaining. The special committees noted that the special transaction committee and its advisors actively participated in negotiating the terms of the merger, including financial aspects of the merger and in drafting the original merger agreement and the amended merger agreement. The special committees noted that the ownership of CBOT Holdings Class A stockholders under the original merger agreement of up to 31% of the combined entity was determined prior to the negotiation of transaction structure or trading-related protections, and that the amended merger agreement increased the ownership of CBOT Holdings Class A stockholders to 35% of the combined entity and did not affect transaction structure or trading-related protections. In addition, the special committees and their advisors utilized the pendency of the ICE proposal as a negotiating point in discussions with CME Holdings. Based upon the foregoing, the special committees believe that the amended merger agreement was the product of arm’s length bargaining between the parties.

Fixed Price Cash Tender Offer. The amended merger agreement provides that, following the closing of the merger, CME Holdings will commence a tender offer for up to $3.5 billion, or 6,250,000 shares, of CME Holdings Class A common stock at a fixed cash price of $560.00 per share. The special committees believe that this tender offer provides value to CBOT Holdings Class A stockholders because it provides the right to sell a portion of the CME Holdings Class A common stock to be issued in the merger without regard to market or liquidity constraints. In addition, at the request of the special transaction committee, Lazard calculated the intrinsic value of the tender offer. Lazard calculated that at the then current market price of $498 for each share of CME Holdings Class A common stock on May 10, 2007 and an exchange ratio of 0.3500, the value of CME Holdings’ proposed tender offer per share of CBOT Holdings Class A common stock (assuming CBOT Holdings Class A common stockholders tender proportionately into the tender offer) was $2.51 per share of CBOT Holdings Class A common stock. Lazard calculated the impact of $2.51 per share on the percentage spread between CME Holdings’ bid at the exchange ratio of 0.3500 and the ICE proposal at various dates and on various average prices. In connection with this analysis, Lazard noted that the holders of CBOT Holdings Class A common stock would be stockholders of the pro forma combined company that would be funding the buyback. Accordingly, Lazard presented the percentage spread between CME Holdings’ bid at the exchange ratio of 0.3500 and the ICE proposal at various dates and on various average prices both including and excluding the intrinsic value of the proposed tender offer buyback and suggested the special transaction committee consider the analyses both with and without inclusion of such value. The special committees further compared the relative merits of the cash election feature under the original merger agreement to the proposed fixed price tender offer and noted that the cash election feature was primarily designed to provide a liquidity mechanism to holders of CBOT Holdings Class A common stock who would have the right to elect to receive the merger consideration in cash in lieu of shares of CME Holdings Class A common stock based on the average value of CME Holdings Class A common stock during the 10 trading days ending on the second trading day prior to completion of the merger.

Non-Solicitation and Termination Provisions. The special committees noted that the non-solicitation and termination provisions in the amended merger agreement provide for a continuing role for the special transaction committee, including, among other things, that:

•

the special transaction committee, independent of CBOT Holdings’ board of directors, may make any disclosure to the CBOT Holdings Class A stockholders that it determines in good faith, after consultation with its legal advisor, is required to comply with its obligations under applicable law;

•

CBOT Holdings may furnish information to, and participate in discussions or negotiations with, any third party with respect to a takeover proposal if the special transaction committee, independent of CBOT Holdings’ board of directors, determines, in good faith after consultation with its legal and financial advisors, that the takeover proposal is or could reasonably be expected to lead to a superior proposal and the failure to furnish information or participate in discussions or negotiations could reasonably be expected to result in a breach of its fiduciary duties under applicable law;

•	the special transaction committee, independent of CBOT Holdings’ board of directors, may, in response to a superior proposal, change its recommendation and recommend the superior proposal; and

•

the special transaction committee, independent of CBOT Holdings’ board of directors, may change its recommendation at any time if it determines in good faith, after consultation with its legal advisor, that a change in recommendation is required to comply with its fiduciary duties under applicable law.

The special committees believe that the special transaction committee’s ability to act independent of CBOT Holdings’ board of directors under the non-solicitation and termination provisions in the amended merger agreement, and the consequences of the special transaction committee’s actions, assure an active role for the special transaction committee with respect to the merger and any alternative takeover proposals that may be received by CBOT Holdings. The special committees also believe that the termination fee provisions would not preclude an alternative proposal, including one that could affect exercise rights and other CBOT member rights differently than does the amended merger agreement. The special committees also noted that the termination fee in the original merger agreement did not preclude ICE from making a proposal, and that as a percentage of equity value of the CME proposal the termination fee remained unchanged.

Opinion of Lazard. The special committees considered the opinion of the financial advisor to the special transaction committee, Lazard, to the effect that, as of May 11, 2007, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings other than the stockholders of CBOT Holdings who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE. The non-ER members committee requested, and Lazard consented, to the non-ER members committee’s reliance on Lazard’s opinion.

Independent Evaluation of ICE Proposal. The special committees and their advisors completed a comprehensive and independent evaluation of the ICE proposal. In connection with their evaluation, the special committees noted, in particular, that:

•

the special committees and their respective advisors participated in CBOT Holdings’ due diligence review of ICE, including attending due diligence meetings with ICE and monitoring management’s participation in the due diligence process;

•

the special transaction committee retained, and permitted the non-ER members committee to rely upon, an independent technology consultant to evaluate the capability and scalability of ICE’s technology and trading and clearing platforms, as well as the feasibility, risks, timing and cost of certain integration-related projects jointly identified by ICE and CBOT Holdings;

•

ICE and its advisors had access to substantially the same due diligence information related to CBOT Holdings and its subsidiaries that was made available to CME Holdings in its due diligence review of CBOT Holdings;

•

the special committees and their advisors established separate lines of communication with ICE and its advisors, which afforded ICE and its advisors the opportunity to have discussions with the special committees and their advisors independent of the CBOT Holdings board and its advisors or CBOT Holdings’ management;

•

at the request of the special committees, Mr. Sprecher, the chief executive officer of ICE, made a presentation to the special committees and their advisors with respect to, among other things, Mr. Sprecher’s views as to the strategic benefits of the ICE proposal;

•

the special committees and their advisors actively participated in negotiations related to the ICE proposal, including multiple requests for ICE to improve its proposal from both financial and legal perspectives;

•

at the request of the special committees, Lazard presented and discussed with the special committees certain financial and valuation analyses with respect to ICE and the ICE proposal described in “Analyses of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee, with Respect to the ICE Proposal;”

•

the special committees considered the current and historical trading values of CBOT Holdings’ Class A common stock and the implied value of the ICE proposal based on the proposed exchange ratio and the current and historical trading prices of ICE’s securities;

•

the special committees considered the strategic opportunities and risks of a merger with ICE on the terms and conditions set forth in the ICE proposal, taking into account, among other things, the strategic, business and operational rationale for a merger with ICE, potential synergies, integration and operational risks in connection with the ICE proposal, including with respect to the timing and risks of transitioning CBOT Holdings and its subsidiaries to ICE’s trading and clearing platforms, and the governance of the combined entity proposed by ICE;

•

the special committees considered and evaluated the technology integration risks referenced in “—Conclusions Regarding the ICE Proposal” and the report of CSC, which highlighted the uncertainties surrounding the further development and execution of an integration plan for the CBOT trading and clearing platforms;

•

the special committees considered the relative business strengths, experiences and perspectives of the board members and management at each of ICE and CBOT Holdings and how such factors would affect the successful integration of the two companies on both operational and strategic bases;

•

the special committees considered the impact of these factors on the ability of the combined company to realize the long-term strategic objectives of CBOT Holdings and the implied values of the ICE proposal;

•

the special committees considered the impact of these factors on the structure of the governance and management leadership of the combined company proposed by ICE, and the unwillingness of ICE to materially modify that structure following the special committees’ requests for modification in light of the integration risks noted above; and

•	the special committees independently considered, in consultation with their legal, financial and other advisors, the factors described in “—Conclusions Regarding the ICE Proposal.”

Factors Also Considered by CBOT Holdings’ Board of Directors. The special committees independently considered, in consultation with their legal and financial advisors, the factors described in “CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Board of Directors.” Please see “CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” for a description of these factors.

The foregoing discussion of the material factors considered by the CBOT Holdings’ special transaction committee and non-ER members committee is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ special transaction committee and non-ER members committee.

Conclusions Regarding the ICE Proposal

Determination of CBOT Holdings Board of Directors

On May 11, 2007, the CBOT Holdings board unanimously determined that the ICE proposal was not a “Superior Proposal” (within the meaning of the original merger agreement). In light of the number and variety of factors considered in connection with its evaluation of the ICE proposal, the CBOT Holdings board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the CBOT Holdings board made its determination based on the totality of information presented to, and the investigations conducted by or at the direction of, the CBOT Holdings board. In addition, individual directors may have given different weight to different factors. In arriving at its determination, the CBOT Holdings board consulted with CBOT Holdings’ management and its financial and legal advisors and outside consultants and considered a number of factors, including the following material factors, which the CBOT Holdings board viewed as generally supporting its determination:

•	the belief that a combination with ICE would take longer to integrate and would involve significantly greater execution risks than a combination with CME Holdings, including the following:

•	the functionality and scale of ICE’s clearing and electronic trading platforms would have to be significantly increased to support CBOT’s customers and trading volume, whereas CME’s clearing platform already supports CBOT’s clearing needs, and the parties currently expect to migrate CBOT’s electronic trading to CME’s Globex platform in the first quarter of 2008;

•

migration of CBOT’s electronic trading and clearing operations to ICE’s platforms likely would take a considerable period of time. Although ICE had some experience integrating acquired exchanges (such as International Petroleum Exchange and NYBOT) and believed the migration could be completed in 18 months, CBOT Holdings’ management estimated that the migration would take 24 months, and CSC, the independent technology consultant retained by the special transaction committee to assist in the due diligence review of ICE’s technology, believed that 24 months was aggressive and carried risk;

•

the longer integration period and more complex platform migration with ICE likely would adversely affect CBOT product innovation and customer service, posing significant risk to the competitive position of the combined companies in a rapidly changing industry;

•

transitioning CBOT customers to ICE’s clearing and electronic trading platforms likely would result in greater customer inconvenience than a migration to CME’s Globex platform, increasing the risk to CBOT and the combined companies of customer attrition;

•

the longer integration period and the dispersed physical locations of the clearing (New York), technology (Atlanta) and business operations (Chicago) functions increased the risk of loss of critical personnel, resulting in greater execution risk for a combination with ICE than a combination with CME Holdings;

•

integration of CBOT’s business while it completes the integration of NYBOT, which might strain ICE’s personnel and resources or result in a delay in completing the integration of CBOT’s business, resulting in greater execution risk than a combination with CME Holdings;

•

CBOT likely would have to extend the term of its clearing agreement with CME and its agreements with Atos Euronext Market Solutions Limited for its electronic trading platform, potentially resulting in increased costs and greater execution risk than a combination with CME Holdings, and it is uncertain whether CBOT could achieve extensions that would expire at the same time that migration to the ICE trading and clearing platforms became possible;

•

the fact that the migration of CBOT’s clearing and electronic trading functions to ICE’s platforms would require substantial CBOT business expertise to be successful, but under the ICE proposal would be overseen and managed by a board comprised of a majority of ICE directors and ICE management; and

•

the forgoing risks to the long-term value of CBOT Holdings outweigh the higher implied short-term value of the ICE proposal based on recent market prices of ICE’s common stock and CME Holdings’ Class A common stock (which implied short-term values as of May 10, 2007, the last full trading day before the public announcement of the revised terms of the merger agreement, were calculated to be $10.1 billion in the aggregate, or $191.49 per share of CBOT Holdings Class A common stock, for the ICE proposal and $9.2 billion in the aggregate, or $174.28 per share of CBOT Holdings Class A common stock, for the revised terms of the CME transaction);

•	the belief that a combined CBOT Holdings/CME Holdings would be better able to compete in a rapidly changing industry than a combined CBOT Holdings/ICE;

•	CME Holdings’ longer operating history and history as a public company;

•

the relative experience in the futures industry of the board members and management at CBOT Holdings and ICE, and that under the ICE proposal the combined business would be overseen and managed by a board comprised of a majority of ICE directors and ICE management;

•

under the ICE proposal, CBOT Holdings’ stockholders would own a majority of the stock of the combined company but CBOT Holdings’ directors would constitute a minority of the combined company’s board of directors;

•

a combination with CME Holdings would create the world’s most diverse global exchange, offering a broad range of derivatives products based on interest rates, equity indexes, foreign exchange, agricultural and industrial commodities, energy and alternative investment products;

•

the fact that the market prices of CME Holdings Class A common stock and ICE’s common stock fluctuate for a number of reasons, including reasons unrelated to operating performance, making a comparison of short-term value less certain; and

•

the belief that a combination with CME Holdings in accordance with the terms of its revised proposal offered greater overall benefits to CBOT Holdings stockholders than a combination with ICE in accordance with the terms of its proposal.

Technology Assessment and Integration Analysis

CBOT Holdings believes that one of the key drivers of its success has been the integration of its trading, clearing and order delivery processes, each of which is heavily technology driven. CBOT Holdings further believes that its customers choose CBOT in part because of its ability to execute and process their orders quickly and reliably, its continued innovation with respect to both trading and clearing capabilities, and its ability to often deliver new, unique and increasingly complex products ahead of its competitors. CBOT Holdings recognized that an efficient migration of its business to the systems operated by potential merger partners would be a key factor in achieving anticipated cost synergies and other strategic benefits, and in limiting disruptions to its customers and its business. CBOT Holdings also believes that any significant disruption or diminution in its ability to provide service and products to its customers in connection with or as a result of the migration would materially and adversely affect its business.

In analyzing the technology and integration issues in connection with a potential CME combination, CBOT Holdings concluded that the integration tasks associated with a combination with CME would be of limited scope and would present minimal execution risk. This conclusion was based primarily on two factors. First, CBOT currently uses the CME clearing platform and planned to continue to do so after the merger. Thus, a combination with CME Holdings posed little, if any, execution risk in terms of clearing. Second, given that substantial progress had been made in planning CBOT’s migration to Globex, the CME trading platform, CBOT concluded that this too posed relatively low execution risk.

In connection with its due diligence review of the technological capabilities of ICE, CBOT Holdings was advised that ICE intended to migrate CBOT’s existing electronic trading platform to the ICE platform and CBOT’s clearing platform to the platform operated by ICE’s subsidiary NYBOT. As a result, CBOT Holdings analyzed the capabilities and scalability of ICE’s technology and electronic trading and clearing platforms and the potential risks associated with the migration of CBOT’s electronic clearing and trading platforms to ICE. In performing its analysis, CBOT Holdings relied on the assessments of its internal technology, clearing and operations personnel as well as the analyses provided by the independent technology consultant retained by the CBOT Holdings special transaction committee.

Based on this due diligence and the reviews by its personnel and the independent technology consultant, CBOT Holdings made the following conclusions with respect to ICE’s technological capabilities and the potential risks of transitioning CBOT’s trading and clearing functions onto ICE’s platforms:

•	significant gaps exist between the current capabilities of CBOT’s trading and clearing functions, and the existing capabilities and functionality offered by ICE and NYBOT;

•	the migration of CBOT’s platforms to ICE and NYBOT would pose significant risks of disruption to CBOT’s ability to offer superior services and products to its customers; and

•	the time needed to effect such a migration exposes CBOT Holdings to additional and substantial competitive risks.

Based on these and other considerations, CBOT Holdings determined that the development of and migration to ICE technology platforms, particularly the clearing platform, created substantial risks for its business and for the combined CBOT/ICE. This was one of the many factors that the CBOT Holdings board of directors considered when comparing the ICE proposal to the CME transaction.

ICE Technology Gaps. CBOT Holdings, with the assistance and concurrence of ICE, identified a number of functional gaps with the proposed ICE technology that would impact several critical aspects of CBOT Holdings’ business. For example, ICE’s technology with respect to the number and complexity of transactions that can be processed and the speed and reliability at which such processing can occur would need to be enhanced for it to be on par with the technology CBOT Holdings currently has in place. CBOT Holdings did conclude that, barring unforeseen circumstances, it was possible to fill the identified functional gaps and complete the migration to ICE’s platforms. However, CBOT Holdings estimated it would take 24 months to complete the migration. This estimate assumed, among other things, that sufficient resources would be allocated to the project and there would be effective cooperation between the operations and technology personnel at CBOT Holdings, ICE and NYBOT. CBOT Holdings concluded that difficulties in merging these groups in light of their different cultures, and attrition among CBOT Holdings employees given the uncertainties regarding their long-term prospects at the combined company, among other factors, could lead to difficulties in achieving a successful integration within the 24-month time frame.

Business Risks Associated with Migration. CBOT Holdings believes its customer-focused business model is a key factor in its success and ability to maintain and expand its existing customer base. CBOT Holdings has worked closely with customers, CME Holdings and AEMS to provide state-of-the art capabilities that allow customers to execute and clear complex trades in milliseconds and to obtain settlement, confirmation and other back office documentation efficiently, enabling them to streamline their back office requirements and provide optimal service to their own customers. CBOT Holdings has invested heavily in its technological capabilities to serve its customers, and continues to enhance its systems and products in response to customers’ demands for speed, reliability, ease of use and innovation. CBOT Holdings believes that if its ability to continue to provide cutting-edge capabilities and customer focused services or to innovate new products is disrupted or impaired, its business will be materially and adversely affected.

CBOT Holdings customers expect a high level of service, speed and range of new and innovative products. The inability to timely and successfully migrate to ICE’s clearing and trading platforms would likely jeopardize CBOT Holdings’ position as an industry leader and result in customers being lost to competitors better able to deliver those services. In the short term, the functional gaps in the ICE/NYBOT platforms may be mitigated by CBOT’s ability to utilize the electronic trading and clearing platforms currently in place pursuant to existing arrangements with CME Holdings and AEMS. However, any failure to complete a seamless migration to ICE/NYBOT’s alternative platforms within the time frame available under the existing agreements and possible extensions would materially and adversely affect CBOT Holdings’ business following a business combination with ICE.

In addition, in its overall analysis of the ICE proposal and in its comparison of the terms of the ICE proposal to the CME Holdings transaction, CBOT Holdings considered the possibility of the migration period lasting longer than 24 months or not being completed as planned. CBOT Holdings also considered the fact that its current contractual arrangements with CME Holdings with respect to clearing and with AEMS with respect to the electronic trading platform each expired around January 1, 2009, or somewhat earlier than the projected 24-month migration period. Although CBOT Holdings believed it could extend these contractual relationships, the terms of the extension periods might need to be negotiated with CME Holdings and AEMS, respectively, to permit a simultaneous and coordinated migration, and an extension could result in increased costs or diminished customer service.

Business Risks Ancillary to Migration. CBOT Holdings further identified risks with the ICE proposal that are separate and distinct from the timing or success of the migration itself. For example, during the period the parties were working to develop the technology necessary to enable the ICE/NYBOT technology platforms to accommodate CBOT Holdings’ business, and the subsequent testing of and migration to those platforms, customer service and product innovation might be disrupted or materially and adversely affected, making the combined company vulnerable to customer defections to competitors, including CME Holdings. This risk could be exacerbated by the fact that there are significant differences in the approach to customer-driven and customized interfaces, products and service between CBOT Holdings and the ICE business model. ICE’s proposal could require customers to abandon their customer- and CBOT Holdings-specific systems and invest in new technology and internal systems migration in order to utilize the ICE/NYBOT platform.

In addition, during the migration period, technology and management resources would be focused to a significant extent on completing the migration. As a result, during this time period resources likely would be diverted from ongoing efforts to develop new products and improve functionality and customer service. This would create substantial risk to the combined company’s competitive position, as other exchanges and competitors could be better able to respond more quickly to changing customer needs and to provide innovative new products and services. These risks would be magnified to the extent the migration period extends beyond the 24 months estimated by CBOT Holdings management.

Certain Projections

Neither CME Holdings nor CBOT Holdings, as a matter of course, publicly discloses forecasts or internal projections as to future trading volume, rate per contract, revenues or earnings. However, in the course of their discussions with each other, each prepared and provided the other party with certain non-public business and financial information, including projections. This information did not take into account the proposed merger between CME Holdings and CBOT Holdings or the financing of the proposed fixed price tender offer after completion of the merger. See cautionary statements regarding forward-looking information under “Forward-Looking Statements” on page 36.

CME Holdings

In connection with the negotiation of the original merger agreement, CME Holdings management provided to CBOT Holdings the following projections for CME Holdings’ operating results for 2007 and 2008, referred to as the “base case”:

	Year Ending December 31,
	2007	2008
	(in millions, except per share amounts)
Revenue	$1,423	$1,666
Expenses	533	611
Operating income	889	1,055
Net income	525	634
Earnings per share—diluted	$14.97	$18.07

In connection with the negotiation of the amended merger agreement, CME Holdings management provided to CBOT Holdings the following revised projections for CME Holdings’ operating results for 2007 and 2008, referred to as the “base case”:

	Year Ending December 31,
	2007	2008
	(in millions, except per share amounts)
Revenue	$1,384	$1,668
Expenses	534	594
Operating income	849	1,074
Net income	548	704
Earnings per share—diluted	$15.58	$20.01

Beginning with its financial results for the quarter ended September 30, 2006, CME Holdings reclassified the following income statement categories from revenue to non-operating income and expense: investment income, securities lending interest income and expense, and equity in losses of unconsolidated subsidiaries. These reclassifications were reflected in the projections provided during the course of the negotiations of the amended merger agreement but not the original merger agreement.

CBOT Holdings management prepared its own projections for CME Holdings’ operating results for the years 2007 through 2015 based on the revised base case projections, other financial information obtained during the course of negotiations of the amended merger agreement and diligence process and conversations with CME Holdings management. These projections, reflected below, were provided to JPMorgan and Lazard in connection with the preparation of the fairness opinions issued by those firms on May 11, 2007 and to CBOT Holdings board of directors. CME Holdings did not review, comment on or approve the projections prepared by CBOT Holdings management.

	Year Ending December 31,
	2007	2008	2009	2010(3)	2011(3)	2012	2013	2014	2015
	(in millions, except per share amounts)
Revenue	$1,384	$1,668	$1,929	$2,223	$2,547	$2,898	$3,300	$3,758	$4,282
Operating expenses, excluding depreciation and amortization	459	512	579	645	713	783	891	1,015	1,156
EBITDA(1)	925	1,156	1,350	1,578	1,834	2,116	2,409	2,743	3,126
EBIT(2)	850	1,074	1,260	1,481	1,729	2,003	2,289	2,616	2,991
Earnings per share—diluted	$15.58	$20.01	$23.21	$27.05	$31.35	$36.10	$41.05	$46.70	$53.17
Capital expenditures	$100	$110	$120	$130	$140	$150	$160	$170	$180

(1)	EBITDA is net income before interest, tax, depreciation and amortization
(2)	EBIT is net income before interest and tax
(3)	The figures in the table reflect projections provided by CBOT Holdings management on May 2, 2007. In preparing its fairness opinion, for 2010 and 2011 Lazard used expense figures of $656 and $764, respectively, EBITDA figures of $1,567 and $1,783, respectively, EBIT figures of $1,470 and $1,678, respectively, and earnings per share figures of $26.85 and $30.47, respectively, as reflected in projections provided by CBOT Holdings management to Lazard on April 30, 2007.

In connection with the negotiation of the amended merger agreement, CME Holdings’ management provided to CBOT Holdings a higher “base plus case” for 2007 and 2008 for CME Holdings that included alternative and more favorable assumptions regarding volume growth, clearing fees and impact of new initiatives. These alternative and more favorable assumptions resulted in the following projections for CME Holdings’ operating results for 2007 and 2008:

	Year Ending December 31,
	2007	2008
	(in millions, except per share amounts)
Revenue	$1,458	$1,884
Expenses	551	639
Operating income	907	1,245
Net income	583	815
Earnings per share—diluted	$16.56	$23.17

CBOT Holdings prepared its own projections for CME Holdings’ operating results for the years 2007 through 2015 based on the foregoing base plus case projections, other financial information obtained during the course of negotiations of the amended merger agreement and diligence process and conversations with CME Holdings management. These projections, reflected below, were provided to JPMorgan and Lazard in connection with the preparation of the fairness opinions issued by those firms on May 11, 2007 and to CBOT Holdings board of directors. CME Holdings did not review, comment on or approve the projections prepared by CBOT Holdings management:

	Year Ending December 31,
	2007	2008	2009	2010	2011	2012	2013	2014	2015
	(in millions, except per share amounts)
Revenue	$1,458	$1,884	$2,181	$2,517	$2,886	$3,287	$3,745	$4,268	$4,866
Operating expenses, excluding depreciation and amortization	469	555	627	699	774	849	967	1,101	1,255
EBITDA(1)	989	1,329	1,553	1,817	2,112	2,437	2,778	3,167	3,611
EBIT(2)	907	1,245	1,463	1,720	2,007	2,325	2,658	3,039	3,476
Earnings per share—diluted	$16.56	$23.17	$26.92	$31.38	$36.35	$41.86	$47.62	$54.21	$61.67
Capital expenditures	$100	$110	$120	$130	$140	$150	$160	$170	$180

(1)	EBITDA is net income before interest, tax, depreciation and amortization
(2)	EBIT is net income before interest and tax

CBOT Holdings

In connection with the negotiation of the original merger agreement, CBOT Holdings management provided to the CBOT Holdings board of directors the following projections for CBOT Holdings’ operating results for 2007 and 2008, referred to as the “base case,” which were also provided to JPMorgan and Lazard in connection with the preparation of the fairness opinions issued by those firms in October 2006:

	Year Ending December 31,
	2007	2008
	(in millions, except per share amounts)
Revenue	$699	$793
Expenses	356	380
EBIT(1)	343	413
Earnings per share—diluted	$4.06	$4.87

(1)	EBIT is net income before interest and taxes.

In connection with the negotiation of the amended merger agreement, CBOT Holdings management provided to CME Holdings’ management the following revised projections for CBOT Holdings’ operating results for 2007 and 2008, referred to as the “base case,” which were also provided to JPMorgan and Lazard in connection with the preparation of the fairness opinions issued by those firms on May 11, 2007 and the CBOT Holdings board of directors:

	Year Ending December 31,
	2007	2008
	(in millions, except per share amounts)
Revenue	$780	$891
Expenses	357	386
Operating income	424	505
Net income	262	309
Earnings per share—diluted	$4.95	$5.83

The foregoing projections were consistent with projections prepared and used by CBOT Holdings’ management in connection with CBOT Holdings’ business and operations.

CBOT Holdings also prepared projections for CBOT Holdings’ operating results for the years 2007 through 2015 based on the revised “base case.” These projections, reflected below, were provided to JPMorgan and Lazard in connection with the preparation of the fairness opinions issued by those firms on May 11, 2007 and to CBOT Holdings board of directors:

	Year Ending December 31,
	2007	2008	2009	2010	2011	2012	2013	2014	2015
	(in millions, except per share amounts)
Revenue	$780	$891	$1,004	$1,124	$1,254	$1,395	$1,545	$1,707	$1,877
Operating expenses, excluding depreciation and amortization	308	336	363	391	420	451	484	518	555
EBITDA(1)	472	555	641	733	834	943	1,061	1,188	1,323
EBIT(2)	424	505	588	677	775	882	998	1,124	1,257
Earnings per share—diluted	$4.95	$5.83	$6.77	$7.77	$8.86	$10.05	$11.35	$12.75	$14.24
Capital expenditures	$35	$37	$42	$46	$50	$54	$58	$62	$65

(1)	EBITDA is net income before interest, tax, depreciation and amortization
(2)	EBIT is net income before interest and tax

CBOT Holdings’ management provided to CME Holdings a higher “base plus case” for 2007 and 2008 for CBOT Holdings that included alternative and more favorable assumptions regarding volume growth, rate per contract and the impact of new initiatives. These projections, reflected below, were also provided to JPMorgan and Lazard in connection with the preparation of the fairness opinions issued by those firms on May 11, 2007 and to the CBOT Holdings board of directors:

	Year Ending December 31,
	2007	2008
	(in millions, except per share amounts)
Revenue	$826	$1,030
Expenses	370	403
Operating income	456	627
Net income	282	383
Earnings per share—diluted	$5.33	$7.24

CBOT Holdings also prepared projections for CBOT Holdings’ operating results for the years 2007 through 2015 based on the foregoing “base plus case.” These projections, reflected below, were provided to JPMorgan and Lazard in connection with the preparation of the fairness opinions issued by those firms on May 11, 2007 and to the CBOT Holdings board of directors:

	Year Ending December 31,
	2007	2008	2009	2010	2011	2012	2013	2014	2015
	(in millions, except per share amounts)
Revenue	$826	$1,030	$1,161	$1,300	$1,451	$1,614	$1,789	$1,976	$2,174
Operating expenses, excluding depreciation and amortization	315	346	374	403	434	466	501	537	575
EBITDA(1)	511	684	787	897	1,017	1,148	1,288	1,439	1,599
EBIT(2)	456	627	726	832	949	1,077	1,215	1,365	1,524
Earnings per share—diluted	$5.33	$7.24	$8.37	$9.57	$10.89	$12.32	$13.88	$15.55	$17.34
Capital expenditures	$40	$43	$48	$53	$58	$63	$67	$72	$76

(1)	EBITDA is net income before interest, tax, depreciation and amortization
(2)	EBIT is net income before interest and tax

For further information on the financial advisors’ opinions, see “The Merger—Opinion of JPMorgan, Financial Advisor to CBOT Holdings” and “The Merger—Opinion of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee.”

While these projections were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the projections and financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of CME Holdings and CBOT Holdings and will be beyond the control of CME Group. In addition, the projections were prepared with a view of CME Holdings and CBOT Holdings on a stand-alone basis, and without reference to costs incurred in connection with the merger. In addition, the forgoing information does not reflect costs that, in the event the merger is not completed, CBOT Holdings likely would incur as a result of the impact of the proposed merger on CBOT Holdings’ business and operations. Accordingly, actual results likely will differ, and may differ materially, from those presented in the projections, even if the merger is not completed. Such projections cannot, therefore, be considered a reliable predictor of future operating results, and this information should not be relied on as such.

The projections in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial data, published guidelines of the SEC regarding forward-looking statements, or U.S. generally accepted accounting principles. In the view of CME Holdings management and CBOT Holdings management, the projections prepared by each was prepared on a reasonable basis. However, the projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on this information.

The projections included in this document have been prepared by, and are the responsibility of, CME Holdings management and CBOT Holdings management, as applicable. Neither Ernst & Young LLP nor Deloitte & Touche LLP has examined or compiled the accompanying projections and financial information and, accordingly, neither Ernst & Young nor Deloitte & Touche expresses an opinion or any other form of assurance with respect thereto. The Ernst & Young reports and the Deloitte & Touche report incorporated by reference in this document relate to CME Holdings’ historical financial information and CBOT Holdings’ historical financial information, respectively. They do not extend to the projections and should not be read to do so.

The revised projections were prepared in March and April 2007 and have not been updated to reflect any changes since that date. Neither CME Holdings, CBOT Holdings nor, following the merger, CME Group intends to update or otherwise revise the projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, neither CME Holdings, CBOT Holdings nor, following the merger, CME Group intends to update or revise the projections to reflect changes in general economic or industry conditions.

These projections are not included in this document in order to induce any stockholder to vote in favor of the approval and adoption of the amended merger agreement or to acquire securities of CME Group, or to induce any CBOT member to vote in favor of the proposals to be voted on at the CBOT special meeting, as described in this document.

Opinion of Lehman Brothers, Financial Advisor to CME Holdings

In August 2006, the CME Holdings board of directors engaged Lehman Brothers to act as its financial advisor with respect to pursuing a strategic combination with CBOT Holdings. On October 16, 2006, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid by CME Holdings to the stockholders of CBOT Holdings in the merger was fair to CME Holdings. Thereafter, at the request of the CME Holdings board of directors, in connection with the board of directors’ review of the amended terms of the transaction, on May 10, 2007, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the exchange ratio to be paid in the merger was fair to CME Holdings.

The full text of Lehman Brothers’ written opinion, dated May 11, 2007, is attached as Annex B to this document. Stockholders are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matters described in this document. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the CME Holdings board of directors in connection with its consideration of the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, CME Holdings’ underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things:

•	the amended merger agreement and the specific terms of the merger;

•

publicly available information concerning CME Holdings and CBOT Holdings that Lehman Brothers believed to be relevant to its analysis, including certain periodic reports filed by CME Holdings and CBOT Holdings, including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

•

financial and operating information with respect to the business, operations and prospects of CBOT Holdings furnished to Lehman Brothers by CBOT Holdings and CME Holdings, including (i) financial projections of CBOT Holdings prepared by the management of CBOT Holdings and (ii) financial projections of CBOT Holdings prepared by the management of the CME Holdings;

•

financial and operating information with respect to the businesses, operations and prospects of CME Holdings furnished to Lehman Brothers by CME Holdings, including (i) financial projections of CME Holdings prepared by the management of CME Holdings and (ii) the amounts and timing of certain cost savings and revenue synergies expected by the management of CME Holdings to result from the proposed transaction;

•

trading histories of CME Holdings common stock and of CBOT Holdings common stock from October 18, 2005 to May 10, 2007 and a comparison of each of their trading histories with those of other companies that Lehman Brothers deemed relevant;

•	the relative contributions of CME Holdings, on the one hand, and CBOT Holdings, on the other hand, to the current and future financial performance of CME Group on a pro forma basis;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•	the potential pro forma financial impact of the proposed transaction on the future financial performance of CME Holdings, including the expected synergies;

•

a comparison of the historical financial results and present financial condition of CME Holdings and CBOT Holdings with each other and with those of other companies that Lehman Brothers deemed relevant; and

•	published estimates by independent equity research analysts with respect to the future financial performance of CME Holdings and CBOT Holdings.

In addition, Lehman Brothers had discussions with the managements of CME Holdings and CBOT Holdings concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of CME Holdings that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of CME Holdings and CBOT Holdings prepared by the management of CME Holdings, upon advice of CME Holdings, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CME Holdings as to their respective future financial performance and that they would perform substantially in accordance with such projections. With respect to the operating synergies and strategic benefits expected by the management of CME Holdings to result from a combination of the businesses of CME Holdings and CBOT Holdings, upon advice of CME Holdings, Lehman Brothers assumed that such estimated operating synergies and strategic benefits will be achieved substantially in accordance with such expectations. In arriving at its opinion, Lehman Brothers did not conduct or obtain any evaluations or appraisals of the assets or liabilities of CME Holdings or CBOT Holdings, nor did it conduct a physical inspection of the properties and facilities of CME Holdings and CBOT Holdings. Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, May 10, 2007.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The CME Holdings board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with CME Holdings and the exchange industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the CME Holdings board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ opinion.

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers, based on its experience with companies in the exchange industry, reviewed and compared specific financial and operating data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including:

•	Australian Stock Exchange;

•	Bolsas y Mercados Españoles;

•	Bursa Malaysia;

•	CME Holdings;

•	Deutsche Börse Group;

•	Hong Kong Exchanges & Clearing;

•	IntercontinentalExchange;

•	London Stock Exchange;

•	The Nasdaq Stock Market, Inc.;

•	NYMEX Holdings, Inc.;

•	NYSE Euronext, Inc.;

•	OMX AB;

•	Singapore Exchange Limited; and

•	TSX Group.

As part of its comparable company analysis, Lehman Brothers calculated and analyzed CBOT Holdings’ and each comparable company’s ratio of current stock price to its projected earnings per share, commonly referred to as a “price earnings ratio.” Lehman Brothers also calculated and analyzed various financial multiples, including CBOT Holdings’ and each comparable company’s enterprise value to certain historical financial criteria such as revenue and earnings before interest, taxes, depreciation and amortization, or “EBITDA.” The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, and subtracting its cash and cash equivalents. For the comparable companies, these calculations were performed, and based on publicly available financial data (including Wall Street consensus estimates per the Institutional Broker Estimate System, or “IBES,” database) and closing prices, as of May 10, 2007, the last trading date prior to the delivery of Lehman Brothers’ opinion. For the CBOT Holdings implied share price, the calculations were based on financial projections prepared by CME Holdings’ management.

The following table sets forth the results of this analysis.

Comparable Companies at May 10, 2007 Closing Prices
	Range	Median
Ratio of Price to:
Calendar Year 2007 Estimated Earnings	19.2x – 43.9x	25.4x
Calendar Year 2008 Estimated Earnings	16.8x – 31.5x	23.7x

Ratio of Firm Value to:
Calendar Year 2007 Estimated Revenue	5.0x – 18.0x	10.3x
Calendar Year 2008 Estimated Revenue	4.7x – 16.2x	9.3x

Ratio of Firm Value to:
Calendar Year 2007 Estimated EBITDA	10.7x – 25.1x	17.5x
Calendar Year 2008 Estimated EBITDA	9.2x – 22.6x	14.1x

Lehman Brothers selected the comparable companies above because their businesses and operating profiles are reasonably similar to those of CBOT Holdings. However, because of the inherent differences between the business, operations and prospects of CBOT Holdings and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as CBOT Holdings. Therefore, Lehman Brothers believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the comparable company analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of CBOT Holdings and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between CME Holdings and CBOT Holdings and the companies included in the comparable company analysis. Lehman Brothers’ qualitative judgments resulted in the selection of a set of firms that most closely matched the financial and operating characteristics of CBOT Holdings used in determining the appropriate reference range for the implied share price of CBOT Holdings; namely, CME Holdings, Deutsche Börse, IntercontinentalExchange, NYMEX Holdings and NYSE Euronext. The reference range for the implied share price of CBOT Holdings was calculated by Lehman Brothers solely by reference to these five companies.

Based on this analysis, Lehman Brothers derived a reference range for the implied share price of CBOT Holdings of approximately $154.00 to $180.25 per share.

Comparable Transaction Analysis

Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and financial multiples paid in sixteen acquisitions or strategic mergers of companies that Lehman Brothers, based on its experience with merger and acquisition transactions, deemed relevant to arriving at its opinion. Lehman Brothers chose the transactions used in the comparable transaction analysis based on the similarity of the target companies in the transactions to CBOT Holdings in the size, mix, margins and other characteristics of their businesses. Lehman Brothers referenced the following transactions:

•	Eurex / International Securities Exchange;

•	State Street Corporation / Currenex;

•	IntercontinentalExchange / New York Board of Trade;

•	NYSE Group, Inc. / Euronext N.V.;

•	ICAP PLC / EBS;

•	Australian Stock Exchange / SFE;

•	The Nasdaq Stock Market, Inc. / INET ECN;

•	New York Stock Exchange, Inc. / Archipelago;

•	OMHEX AB / Copenhagen Stock Exchange;

•	Thomas H. Lee / Refco;

•	The Nasdaq Stock Market, Inc. / Brut, LLC;

•	Clearnet / The London Clearing House;

•	Bank of New York / Pershing;

•	ICAP PLC / BrokerTec;

•	Instinet Corp / Island ECN;

•	Deutsche Börse / Clearstream;

•	Euronext / Liffe; and

•	IntercontinentalExchange / International Petroleum Exchange.

Lehman Brothers selected an equity value per share multiple range of 37.5x to 48.0x the estimated earnings per share, or “EPS,” for the last 12 months ended June 30, 2007, referred to as “LTM,” which is based on average price earnings ratio multiples, consideration type and judgmental impact of cycle timing. However, no company or transaction utilized in the precedent transaction analyses is identical to CBOT Holdings or the combination. In determining the appropriate reference range for equity value per share, Lehman Brothers applied qualitative judgments to select a set of transactions that most closely matched the characteristics of the acquisition of CBOT Holdings; namely, Eurex / International Securities Exchange, State Street Corporation / Currenex, IntercontinentalExchange / New York Board of Trade, NYSE Group, Inc. / Euronext N.V., ICAP PLC / EBS, Australian Stock Exchange / SFE, New York Stock Exchange, Inc. / Archipelago, and Euronext / Liffe. Following the selection of the above transactions, Lehman Brothers calculated the mean and median LTM Net Income and applied a rounding adjustment to arrive at the appropriate reference range. Based on the range of equity value per share multiples and using the financial projections of CBOT Holdings prepared by CME Holdings’ management, the implied share prices of CBOT Holdings on May 10, 2007 were $153.50 to $196.50 per share.

CBOT Discounted Cash Flow Analysis

As part of its analysis, and in order to estimate the present value of CBOT Holdings common stock on a standalone basis, Lehman Brothers also prepared a ten-year discounted cash flow analysis, or “DCF,” for CBOT Holdings, calculated as of July 1, 2007, of after-tax unlevered free cash flows for fiscal years 2007 through 2016 based upon estimated financial data for CBOT Holdings prepared by CME Holdings’ management.

Based upon projected financial results for CBOT Holdings prepared by CME Holdings’ management, Lehman Brothers estimated a range of terminal values by applying perpetuity growth rates of 3.5% to 4.5% to 2017 estimated unlevered free cash flow. The perpetuity growth rate change was selected by Lehman Brothers based on historical and expected growth rates for the U.S. economy. Lehman Brothers discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%. The discount rates utilized in this analysis were chosen by Lehman Brothers based on an analysis of the weighted average cost of capital of CBOT Holdings. In recognition of the fact that CBOT Holdings had been trading as a public company for less than two years at the time the analysis was performed, and therefore had a relatively limited set of market data available for determining its market volatility, Lehman Brothers also considered the market volatility of an appropriate set of comparable public companies to provide a broader measure of expected future market volatility used in determining the weighted average cost of capital of CBOT Holdings. In selecting a set of comparable public companies for this purpose, Lehman Brothers, based on its experience with companies in the exchange industry, reviewed and compared specific financial, operating and market data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including.

•	CME Holdings;

•	NYSE Euronext, Inc.;

•	Deutsche Börse Group;

•	IntercontinentalExchange;

•	International Securities Exchange;

•	London Stock Exchange; and

•	The Nasdaq Stock Market, Inc.

Lehman Brothers calculated per share equity values by first determining a range of enterprise values of CBOT Holdings by adding the present values of the after-tax unlevered free cash flows and perpetuity growth rates and discount rate scenario, and then subtracting from the enterprise values the net debt (which is total debt minus cash) and non-operating assets of CBOT Holdings, and dividing those amounts by the number of fully diluted shares of CBOT Holdings.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings yielded an implied valuation range of CBOT Holdings common stock on a standalone basis of $130.00 to $150.00 per share.

In addition, Lehman Brothers performed a discounted cash flow analysis to calculate an implied valuation range of the unlevered, after-tax free cash flows that CBOT Holdings, including the potential expense and revenue synergies, resulting from the transaction. After taking into account the synergies estimated by CME Holdings’ management, Lehman applied a range of perpetuity growth rates of 3.5% to 4.5% and discounted the unlevered free cash flow and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings, including 50% – 100% of synergies, yielded an implied valuation range of CBOT Holdings common stock of $167.75 to $225.50 per share.

Contribution Analysis

Lehman Brothers analyzed the respective contributions of CME Holdings and CBOT Holdings based on historical financial information for the twelve months ended December 31, 2006 and CME Holdings management estimates for 2007 and 2008 revenues, EBITDA, operating income and net income of CME Holdings and CBOT Holdings.

Based on this analysis, Lehman Brothers derived a range for CBOT Holdings’ contribution of approximately 31% to 38%. By comparison CBOT Holdings Class A stockholders will receive 35% pro forma ownership of the combined entity on a fully diluted basis, assuming an all stock transaction.

Pro Forma Analysis

In order to evaluate the estimated ongoing impact of the merger, Lehman Brothers analyzed the pro forma earnings effect of the merger from the perspective of CME Holdings stockholders. The pro forma earnings effect analysis was performed in order to assess the impact of the merger on earnings per share from the perspective of CME Holdings stockholders. For the purposes of this analysis, Lehman Brothers assumed (i) a $174.28 per share price for CBOT Holdings common stock acquired pursuant to the merger, (ii) a $497.95 per share price for CME Holdings common stock (the closing market price per share on May 10, 2007), (iii) a transaction structure with 100% stock consideration and a $3.5 billion post-closing share repurchase at a fixed price of $560.00 per share, (iv) financial forecasts for each company prepared by the management of CME Holdings, (v) cost savings, revenue enhancements and continuation of CME Holdings’ clearing arrangement with CBOT Holdings, as expected by CME Holdings’ management and (vi) a closing date for the merger of June 30, 2007. Lehman Brothers estimated that, based on the assumptions described above, the pro forma impact of the transaction would be accretive to earnings per share of CME Holdings on a GAAP basis in calendar year 2008. The financial forecasts that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

Returns Analysis

In order to evaluate the estimated return on an investment in CBOT Holdings from the perspective of CME Holdings stockholders, Lehman Brothers calculated the internal rate of return on an investment in CBOT

Holdings. For the purposes of this analysis, Lehman Brothers assumed a transaction value of $8.7 billion based on a $174.28 per share price for CBOT common stock acquired pursuant to the merger plus net debt of CBOT Holdings to arrive at the initial investment value. Lehman Brothers calculated the internal rate of return on an investment in CBOT Holdings, including expense synergies, based on (i) applying a range of terminal EBITDA multiples of 16.0x – 20.0x to the estimated 2017 EBITDA and (ii) applying a range of perpetuity growth rates of 2% – 6% to the estimated 2017 unlevered free cash flow.

The following table sets forth the results of this analysis.

	Range		Return on Investment
Terminal EBITDA Multiple	16.0x – 20.0	x	19.2% – 21.6%
Perpetuity Growth Rate	2.0% – 6.0%		10.5% – 12.8%

General

In connection with the review of the merger by CME Holdings’ board of directors, Lehman Brothers performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Lehman Brothers may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lehman Brothers’ view of the actual value of CME Holdings or CBOT Holdings.

In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry risks associated with reserves, industry performance, general business and economic conditions and other matters, many of which are beyond the control of CME Holdings or CBOT Holdings. Any estimates contained in Lehman Brothers’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Lehman Brothers’ analysis of the fairness from a financial point of view to CME Holdings stockholders of the merger and were prepared in connection with the opinion by Lehman Brothers delivered orally on May 10, 2007 (subsequently confirmed in writing), to CME Holdings’ board of directors. The analyses do not purport to be appraisals or to reflect the prices at which CME Holdings common stock or CBOT Holdings common stock might trade following announcement of the merger or the prices at which CME Group common stock might trade following consummation of the merger.

The terms of the merger were determined through arm’s length negotiations between CME Holdings and CBOT Holdings and were unanimously approved by CME Holdings’ and CBOT Holdings’ boards of directors. Lehman Brothers did not recommend any specific exchange ratio or form of consideration to CME Holdings or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger.

Lehman Brothers’ opinion was one of the many factors taken into consideration by CME Holdings’ board of directors in making its unanimous determination to approve the amended merger agreement. Lehman Brothers’ analyses summarized above should not be viewed as determinative of the opinion of CME Holdings’ board of directors with respect to the value of CME Holdings or CBOT Holdings or of whether CME Holdings’ board of directors would have been willing to agree to a different exchange ratio or form of consideration.

As compensation for its services in connection with the merger, CME Holdings paid Lehman Brothers $3 million upon the delivery of Lehman Brothers’ initial opinion. Compensation of an additional $13 million will be payable on completion of the merger. In addition, CME Holdings has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by CME Holdings and the rendering of the Lehman Brothers’ opinion. CME Holdings has requested and Lehman Brothers is providing a commitment for the funds necessary to finance the proposed post-closing tender offer, and Lehman Brothers will receive customary fees in connection therewith.

Lehman Brothers and certain of its affiliates hold memberships at both CME and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of CME Holdings and CBOT Holdings. Lehman Brothers and its affiliates hold (i) 16 memberships in CBOT, consisting of Class B trading rights and privileges (and in some cases CBOE exercise right privileges) and CBOT Holdings Class A common stock, representing less than 0.5% of the outstanding shares of the CBOT Holdings Class A common stock and (ii) 17 memberships in CME and the associated shares of CME Holdings Class B common stock and CME Holdings Class A common stock, representing less than 0.5% of the outstanding shares of CME Holdings Class A common stock. In addition, in the ordinary course of its business, Lehman Brothers actively trades in the securities of CME Holdings and CBOT Holdings for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

As described above, Lehman Brothers’ opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Lehman Brothers in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Lehman Brothers attached as Annex B to this document.

Opinion of William Blair, Financial Advisor to CME Holdings

William Blair acted as financial advisor to CME Holdings in connection with the merger. As part of its engagement, CME Holdings requested that William Blair render an opinion as to whether the merger consideration to be paid by CME Holdings was fair, from a financial point of view, to CME Holdings. On October 16, 2006, William Blair delivered its oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of October 17, 2006 and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings. On May 10, 2007, William Blair delivered a second oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of May 11, 2007 and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings.

The full text of William Blair’s written opinion, dated May 11, 2007, is attached as Annex C to this document and incorporated into this document by reference. We urge holders of CME Holdings shares to read the entire opinion carefully to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair’s opinion relates only to the fairness, from a financial point of view, to CME Holdings of the consideration to be paid by CME Holdings in the merger, does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the amended merger agreement or the merger. William Blair did not address the merits of the underlying decision by CME Holdings to engage in the merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion.

William Blair provided the opinion described above for the information and assistance of the board of directors of CME Holdings in connection with its consideration of the merger. The terms of the amended merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between CME Holdings and CBOT Holdings, and were unanimously approved by the board of directors of CME Holdings. William Blair provided financial advice to CME Holdings during such negotiations. However,

William Blair did not recommend any specific exchange ratio or other form of consideration to CME Holdings or that any specific exchange ratio or other form of consideration constituted the only appropriate consideration for the proposed merger.

In connection with its opinion, William Blair, among other things:

•	reviewed the merger agreement dated October 17, 2006 as amended as of December 20, 2006 and May 11, 2007;

•	reviewed certain audited historical financial statements of CME Holdings and CBOT Holdings for the three fiscal years ended December 31, 2006, as filed with the SEC;

•	reviewed certain unaudited financial statements of CME Holdings and CBOT Holdings for the three months ended March 31, 2007 as filed with the SEC;

•

reviewed certain internal business, operating and financial information and forecasts of CME Holdings for fiscal years 2007 through 2010 and CBOT Holdings for fiscal years 2007 through 2016 prepared by the senior management of CME Holdings, or the “Forecasts”;

•

reviewed information regarding the strategic, financial and operational benefits anticipated from the merger and the prospects of CME Holdings (with and without the merger) prepared by the senior management of CME Holdings;

•

reviewed information regarding the amount and timing of cost savings and related expenses and synergies which the senior management of CME Holdings expects will result from the merger, or the “Expected Synergies”;

•

reviewed the pro forma impact of the merger on the earnings per share of CME Holdings (before and after taking into consideration each of the following: the Expected Synergies, adjustments for third- party clearing activities, and an anticipated post-closing stock repurchase of $3.5 billion of CME Holdings Class A common stock at a fixed price of $560.00 per share) based on certain pro forma financial information prepared by the senior management of CME Holdings;

•	reviewed information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	reviewed the financial position and operating results of CBOT Holdings compared with those of certain other publicly traded companies William Blair deemed relevant;

•	reviewed current and historical market prices and trading volumes of the common stock of CME Holdings and CBOT Holdings; and

•	performed such other financial analyses and considered such other information as William Blair deemed appropriate for the purposes of its opinion.

William Blair also held discussions with members of the senior management of CME Holdings and CBOT Holdings to discuss the foregoing, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including without limitation the Forecasts provided by the senior management of CME Holdings. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of CME Holdings or CBOT Holdings. William Blair was advised by the senior management of CME Holdings that the Forecasts and Expected Synergies examined by William Blair were reasonably prepared on bases reflecting the best estimates then available and judgments of the senior management of CME Holdings. In that regard, William Blair assumed, with the consent of CME Holdings’ board of directors, that (i) the Forecasts would be achieved in the amounts and at the times contemplated thereby, (ii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CME Holdings, and (iii) all material assets and liabilities (contingent or otherwise) of CME Holdings and CBOT Holdings were as set forth in each company’s respective financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the Forecasts, Expected Synergies, pro forma adjustments, or the estimates and judgments on which they were based. William Blair was not provided with, nor did it otherwise review, any forecasts of CME Holdings for periods after 2010 or CBOT Holdings for periods after fiscal year 2016.

William Blair’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for CME Holdings or the effect of other transactions in which CME Holdings might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, May 10, 2007. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal, accounting and tax matters on advice of advisors to CME Holdings, and assumed that the executed merger agreement would substantially conform to, and the merger would be consummated on, the terms described in the merger agreement reviewed by it, without any amendment or waiver of any material terms or conditions.

William Blair did not express any opinion as to the price at which the common stock of CME Holdings will trade at any future time or as to the effect of the announcement of the merger on the trading price of the common stock of CME Holdings. William Blair noted that the trading price may be affected by a number of factors, including but not limited to:

•	dispositions of the common stock of CME Group by stockholders within a short period of time after the effective date of the merger;

•	changes in prevailing interest rates and other factors which generally influence the price of securities;

•	adverse changes in the capital markets from the date on which the opinion was delivered;

•	the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of CME Holdings or CBOT Holdings or in their respective target markets;

•	any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

•	timely completion of the merger on the terms and conditions that are acceptable to all parties at interest.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with CME Holdings’ board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

Contribution Analysis. William Blair performed an analysis comparing the relative contributions of CME Holdings and CBOT Holdings to the combined pro forma company’s LTM and projected 2007 and 2008 revenue, EBITDA, earnings before interest and taxes, or “EBIT,” and net income. The LTM data for both CME Holdings and CBOT Holdings were based on publicly available information as of March 31, 2007. Fiscal year 2007 and 2008 projections for CME Holdings and CBOT Holdings were based on the Forecasts provided by CME Holdings. These relative contribution percentages for CBOT Holdings ranged from 30% to 38% and were compared to the relative split of the post-transaction common stock shares of CBOT Holdings of 35%, assuming a 100% stock transaction. Such analysis was prepared without regard to synergies and purchase accounting adjustments.

Discounted Cash Flow Analysis. William Blair utilized the Forecasts and Expected Synergies to perform a discounted cash flow analysis of CBOT Holdings’ projected future cash flows for the period commencing on July 1, 2007 and ending December 31, 2016. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for CBOT Holdings. In this analysis, William Blair assumed that CBOT Holdings’ free cash flows would grow in perpetuity beyond 2016 at an annual growth rate ranging from 3.0% to 5.0% reflecting historical and forecasted growth rates for US economic activity. William Blair further assumed an annual discount rate ranging from 10.50% to 12.50%. William Blair determined the appropriate discount range based upon an analysis of the weighted average cost of capital of CBOT Holdings. William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. An equity value was determined by adding back the estimated amount of net cash at July 1, 2007 based on the Forecasts and the estimated value of CBOT Holdings’ building as provided to William Blair by CME Holdings’ management. The implied range of equity values for CBOT Holdings implied by the discounted cash flow analysis ranged from approximately $7.9 billion to $13.4 billion, as compared to the implied equity value for CBOT Holdings of approximately $9.2 billion based on the exchange ratio.

Earnings Accretion/Dilution Analysis. William Blair analyzed certain pro forma effects resulting from the merger, including the potential impact of the merger on projected 2008 and 2009 GAAP and cash earnings per share of CME Group following the merger. All analyses assumed a June 30, 2007 closing. William Blair utilized CBOT Holdings’ and CME Holdings’ earnings for 2008 and 2009 according to the Forecasts provided by CME Holdings. William Blair’s analysis included assumptions regarding, among other matters, various structural considerations, the estimated allocation of purchase price to amortizable intangible assets, pro forma adjustments for third-party clearing activities, the possible $3.5 billion stock buyback at a fixed price of $560.00 per share after the closing of the merger, and Expected Synergies based on discussions with CME Holdings’ management. The analysis indicated that GAAP and cash earnings per share would be dilutive in 2008 and 2009 assuming no synergies and no stock buyback. Furthermore, the analysis indicated that GAAP and cash earnings per share would be accretive in 2008 and 2009 assuming synergies and a stock buyback.

Selected Public Company Analysis. William Blair reviewed and compared certain financial information relating to CBOT Holdings to corresponding financial information, ratios and public market multiples for publicly traded companies with market capitalizations in excess of $1 billion, with operations in the exchange industry and with similar business characteristics. The companies selected by William Blair were:

•	CME Holdings;

•	Deutsche Börse A.G.;

•	Hong Kong Exchanges & Clearing;

•	IntercontinentalExchange;

•	International Securities Exchange;

•	London Stock Exchange;

•	The Nasdaq Stock Market, Inc.;

•	NYSE Euronext, Inc.; and

•	TSX Group.

Among the information William Blair considered were EBITDA, EBIT, and EPS. William Blair considered the enterprise value as a multiple of EBITDA and EBIT for each company for the last twelve months for which results were publicly available and for the respective calendar year EBITDA and EBIT estimates for 2007 and 2008, and the share price as a multiple of EPS for each company for the LTM and for the respective calendar year EPS estimates for 2007 and 2008. The operating results and the corresponding derived multiples for CBOT Holdings and each of the selected companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of May 10, 2007 and consensus Wall Street analysts’ EPS estimates for calendar years 2007 and 2008 where appropriate. William Blair noted that it did not have access to internal forecasts for any of the selected public companies, except CME Holdings. The implied enterprise value of the transaction is based on the equity value implied by the purchase price plus the total debt, less any excess cash and cash equivalents assumed to be included in the merger.

William Blair then compared the implied transaction multiples for CBOT Holdings to the range of trading multiples for the selected companies. Information regarding the range of multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table:

	Selected Public Company Valuation Multiples			Range for CBOT Holdings at 0.3500 Exchange Ratio
	Min	Median	Max
Enterprise Value/LTM EBITDA	11.7x	18.8x	34.9x	20.5x-23.8x
Enterprise Value/2007E EBITDA	10.2x	18.4x	25.5x	16.5x-18.9x
Enterprise Value/2008E EBITDA	9.4x	13.0x	22.3x	14.2x-16.2x

Enterprise Value/LTM EBIT	12.5x	21.3x	37.3x	23.4x-27.8x
Enterprise Value/2007E EBIT	11.6x	16.4x	27.4x	18.2x-21.2x
Enterprise Value/2008E EBIT	10.6x	13.1x	24.6x	15.5x-18.0x

Equity Value/LTM Net Income	22.1x	29.8x	54.6x	40.5x-48.0x
Equity Value/2007E Net Income	19.2x	28.5x	39.8x	30.6x-35.3x
Equity Value/2008E Net Income	17.3x	24.1x	30.7x	25.9x-29.7x

William Blair noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected public companies.

Although William Blair compared the trading multiples of the selected companies to CBOT Holdings at the date of its opinion, none of the selected companies is identical to CBOT Holdings. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis. William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 2001 and focused primarily on the exchange industry and having similar business characteristics. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The 13 transactions examined were (target/acquiror):

•	International Securities Exchange/Deutsche Börse AG;

•	New York Board of Trade/IntercontinentalExchange;

•	Euronext N.V./NYSE Group, Inc.;

•	EBS Group Limited/ICAP plc;

•	London Stock Exchange/The Nasdaq Stock Market, Inc.;

•	SFE Corp. Ltd./Australian Stock Exchange;

•	INET/The Nasdaq Stock Market, Inc.;

•	Archipelago Holdings, Inc./New York Stock Exchange;

•	PCX Holdings Inc./Archipelago Holdings, Inc.;

•	London Clearing House/Clearnet SA;

•	Island ECN/Instinet Group Incorporated;

•	Clearstream International/Deutsche Börse AG; and

•	LIFFE/Euronext N.V.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of EBITDA and EBIT of the target and the equity value as a multiple of net income of the target for the latest twelve months prior to the announcement of these transactions. William Blair compared the resulting range of transaction multiples of EBITDA, EBIT and net income for the selected transactions to the implied transaction multiples for CBOT Holdings. Information regarding the range of multiples from William Blair’s analysis of selected transactions is set forth in the following table:

	Selected Transaction Valuation Multiples			Range for CBOT Holdings at 0.3500 Exchange Ratio
	Min	Median	Max
Enterprise Value/LTM EBITDA	3.5x	15.0x	28.4x	20.5x-23.8x
Enterprise Value/LTM EBIT	8.6x	21.7x	66.9x	23.4x-27.8x
Equity Value/LTM Net Income	11.7x	37.2x	109.6x	40.5x-48.0x

William Blair noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of CBOT Holdings, none of these transactions or associated companies is identical to the merger or CBOT Holdings. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of CBOT Holdings versus the values of the companies in the selected transactions.

General. This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be paid by CME Holdings. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole and in consideration of the process undertaken by CME Holdings. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to CBOT Holdings or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair is familiar with CME Holdings, having provided certain investment banking services to CME Holdings and its board of directors from time to time, including having acted as co-manager for CME Holdings’ $191 million initial public offering of common stock in December 2002, as co-manager on an $85 million follow-on common stock offering in June 2003, as co-manager on a $138 million follow-on common stock offering in November 2003 (for which William Blair received remuneration of approximately $0.4 million, $0.2 million and $0.5 million, respectively) and as a financial advisor to CME Holdings in connection with, and having participated in certain of the negotiations leading to, the amended merger agreement. Furthermore, in the ordinary course of its business, William Blair and its affiliates may beneficially own or actively trade common shares and other securities of CME Holdings or CBOT Holdings for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities. In addition, William Blair provides research coverage for both CME Holdings and CBOT Holdings.

CME Holdings hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated September 11, 2006, William Blair was paid $750,000 upon the delivery of its opinion, dated October 17, 2006, as to the fairness, from a financial point of view, of the merger consideration to be paid by CME Holdings. William Blair did not receive an additional fee in connection with its opinion dated May 11, 2007. Furthermore, under the terms of the September 11, 2006, letter agreement, William Blair will be entitled to receive an additional fee of $1,250,000 upon consummation of the merger. In addition, CME Holdings has agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement.

As described above, William Blair’s opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by William Blair in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of William Blair attached as Annex C to this document.

Opinion of JPMorgan, Financial Advisor to CBOT Holdings

Pursuant to an engagement letter dated October 9, 2006, as amended on May 10, 2007, CBOT Holdings retained JPMorgan as its financial advisor in connection with the proposed merger.

At the meeting of the board of directors of CBOT Holdings on May 11, 2007, JPMorgan rendered its oral opinion, subsequently confirmed in writing, to the board of directors that, as of such date and based upon and subject to the factors, limitations and assumptions set forth in its opinion, the consideration to be received by holders of shares of unrestricted CBOT Holdings Class A common stock in the proposed merger of CBOT Holdings with and into CME Holdings, was fair, from a financial point of view to such holders.

The full text of the written opinion of JPMorgan, dated May 11, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and review undertaken in connection with rendering its opinion, is included as Annex D to this document and is incorporated herein by reference. Holders of CBOT Holdings Class A common stock are urged to read the opinion in its entirety.

JPMorgan’s opinion is addressed to CBOT Holdings’ board of directors, is directed only to the consideration in the proposed merger and does not constitute a recommendation to any stockholder of CBOT Holdings as to how such stockholder should vote with respect to the proposed merger or any other matter. The summary of the opinion of JPMorgan set forth in this document is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed the amended merger agreement;

•	reviewed certain publicly available business and financial information concerning CBOT Holdings and CME Holdings and the industries in which they operate;

•

compared the financial and operating performance of CBOT Holdings and CME Holdings with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of CBOT Holdings Class A common stock and CME Holdings Class A common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of CBOT Holdings relating to its business;

•	reviewed certain limited financial forecasts provided by CME Holdings for itself for 2007 and 2008, as well as certain information with respect to CME Holdings’ outlook beyond 2008;

•	reviewed certain analyses and forecasts prepared by CBOT Holdings relating to CME Holdings’ business;

•

reviewed certain estimates as to the amount and timing of the cost savings and related expenses and synergies expected to result from the proposed merger prepared by CBOT Holdings and CME Holdings, respectively, or the “Synergies”; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of the managements of CBOT Holdings and CME Holdings with respect to certain aspects of the proposed merger, and the past and current business operations of CBOT Holdings and CME Holdings, the financial condition and future prospects and operations of CBOT Holdings and CME Holdings, the effects of the proposed merger on the financial condition and future prospects of CBOT Holdings and CME Holdings, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by CBOT Holdings and CME Holdings or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of CBOT Holdings or CME Holdings under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on analyses and forecasts provided to it, including the Synergies, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of CBOT Holdings and CME Holdings to which such analyses or forecasts related. While JPMorgan did meet with the management of CBOT Holdings to review and discuss the analyses and forecasts provided by management, JPMorgan’s assumption as to the reasonableness of such analyses and forecasts was based on contractual provisions in its engagement letter with CBOT Holdings, pursuant to which JPMorgan was entitled to rely upon the accuracy and completeness of all information furnished to it by CBOT Holdings. Pursuant to this authority, JPMorgan expressed no view as to such analyses or forecasts, including the Synergies, or the assumptions on which they were based. CBOT Holdings’ board of directors reviewed the forecasts and other financial information with JPMorgan and CBOT Holdings’ management and was aware that JPMorgan, in rendering its opinion, had relied upon and assumed the accuracy and completeness of the forecasts and other financial information provided by the parties. JPMorgan also assumed that the proposed merger would qualify as a tax-free reorganization for United States federal income tax purposes and that the other transactions contemplated by the amended merger agreement would be consummated as described therein. JPMorgan indicated that it was not a legal, regulatory or tax expert and indicated that it has relied on the assessments made by advisors to CBOT Holdings with respect to such issues. JPMorgan indicated that it had relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further indicated that it had assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger would be obtained without any adverse effect on CBOT Holdings or CME Holdings, or on the contemplated benefits of the proposed merger.

JPMorgan’s opinion states that it is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. It should be understood that subsequent developments may affect JPMorgan’s opinion. The JPMorgan opinion states that according to CBOT Holdings’ public disclosures certain holders of CBOT Holdings Class A common stock have rights, exercisable under certain circumstances (and subject to certain conditions), referred to as the “Exercise Right,” to become members of CBOE. The opinion states, in addition, that according to CBOT Holdings’ public disclosures ownership of CBOT Holdings Class A common stock may entitle trading firms that are registered as members of CBOT to benefit from reduced transaction fees, referred to as the “Fee Reduction Right.” The JPMorgan opinion states that it does not take into consideration the existence of the Exercise Right, the Fee Reduction Right or any other right arising out of or relating to membership in CBOT and their treatment in connection with the proposed merger and is limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of CBOT Holdings Class A common stock in the proposed merger by virtue solely of their ownership of such CBOT Holdings Class A common stock. JPMorgan has expressed no opinion as to the fairness of the proposed merger to, or any consideration of, the holders of any other class of securities, creditors or constituencies of CBOT Holdings or as to the underlying decision by CBOT Holdings to engage in the proposed merger. JPMorgan expressed no opinion as to the price at which CBOT Holdings Class A common stock or CME Holdings Class A common stock would trade at any future time.

JPMorgan’s opinion notes that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of CBOT Holdings or any other alternative transaction.

Summary of Certain Financial Analyses Conducted by JPMorgan

In connection with rendering its opinion to the board of directors, JPMorgan performed a variety of financial and comparative analyses:

•	historical common stock performance analysis;

•	publicly traded comparable company analysis;

•	discounted cash flow analysis;

•	relative contribution analysis; and

•	value creation analysis.

In the discounted cash flow analysis and value creation analysis JPMorgan determined the implied value of Class A common stock for both CBOT Holdings and CME Holdings based on two alternate cases for each company: a “Base Case” and a “Base Plus Case”. The CBOT Holdings Base Case and Base Plus Case projections were prepared by CBOT Holdings’ management and the CME Holdings Base Case and Base Plus Case were prepared by CME Holdings’ management.

In the publicly traded comparable company analysis and relative contribution analysis, JPMorgan based its analysis for both CBOT Holdings and CME Holdings on the respective Base Cases and Base Plus Cases for CBOT Holdings and CME Holdings, as well as a “Public Research Case” which consisted of consensus equity analyst forecasts for CBOT Holdings and CME Holdings.

The summary set forth below does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth below and its analyses must be considered as a whole and that selecting portions thereof, or focusing on information in tabular format, without considering all of its analyses and the narrative description of the analyses, could create an incomplete view of the processes underlying its analyses and opinion. The order of analyses described does not represent the relative importance or weight given to those analyses by JPMorgan. In arriving at its fairness determination, JPMorgan considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, JPMorgan arrived at its opinion based on the results of all the analyses undertaken by it and assessed as a whole. JPMorgan’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 10, 2007 and is not necessarily indicative of current market conditions.

JPMorgan’s opinion and financial analyses were only one of the many factors considered by CBOT Holdings in its evaluation of the proposed merger and should not be viewed as determinative of the views of CBOT Holdings’ board of directors or management with respect to the proposed merger or the merger consideration.

Historical common stock performance: JPMorgan compared the historical respective trading price performance of CBOT Holdings Class A common stock over the 52-week period from May 11, 2006 to May 10, 2007 and CME Holdings Class A common stock over the same time period. During that period, CBOT Holdings Class A common stock achieved a closing price high of $202.19 per share on May 10, 2007 and a trading low of $85.26 per share on May 24, 2006. During the same time period, CME Holdings Class A common stock achieved a closing price high of $596.30 per share and a closing price low of $417.90 per share on January 24, 2007 and May 24, 2006, respectively. JPMorgan noted that the implied exchange ratio as calculated using the daily closing prices of CBOT Holdings Class A common stock and CME Holdings Class A common stock over these periods ranged from a low of 0.1430 to a high of 0.4838. This implied exchange ratio was compared to the merger exchange ratio of 0.3500.

Publicly traded comparable company analysis: JPMorgan compared the financial and operating performance of CBOT Holdings and CME Holdings with publicly available information of selected publicly traded companies engaged in businesses which JPMorgan deemed relevant to CBOT Holdings’ and CME Holdings’ businesses. All of the companies that JPMorgan deemed relevant were included in its analysis. The companies were as follows:

•	NYMEX Holdings, Inc.;

•	IntercontinentalExchange, Inc.;

•	NYSE Group, Inc.;

•	The Nasdaq Stock Market, Inc.;

•	TSX Group, Inc.;

•	International Securities Exchange Holdings, Inc.;

•	Deutsche Börse Group;

•	Hong Kong Exchanges and Clearing Ltd.;

•	Australian Securities Exchange Ltd.;

•	London Stock Exchange, Plc.;

•	Singapore Exchange Ltd.;

•	Bolsas y Mercados Españoles, S.A.; and

•	OMX AB.

These companies were deemed relevant because they share similar business and financial characteristics to CBOT Holdings and CME Holdings. However, none of the companies selected is identical or directly comparable to CBOT Holdings or CME Holdings. Accordingly, JPMorgan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies. For each of the selected companies and for CBOT Holdings and CME Holdings, JPMorgan divided the company’s closing stock price as of May 10, 2007 by its estimated EPS for the calendar year ending December 31, 2008, referred to as “Price/Earnings multiple.” The estimates of EPS for each of the selected companies and for CBOT Holdings and CME Holdings were based on publicly available estimates of certain securities research analysts.

The following table reflects the results of the analysis:

Trading multiples analysis	2008E Price/EPS
Chicago Mercantile Exchange Holdings	27.4
NYMEX Holdings, Inc.	31.5
CBOT Holdings, Inc.	33.6
IntercontinentalExchange, Inc.	28.1
Derivatives exchanges: median price/projected EPS multiple	29.8
NYSE Group, Inc.	24.4
The Nasdaq Stock Market, Inc.	18.1
TSX Group, Inc.	16.8
International Securities Exchange Holdings, Inc.	30.7
North American diversified exchanges: median price/projected EPS multiple	21.3
Deutsche Börse Group.	18.5
Hong Kong Exchanges and Clearing Ltd.	27.2
Australian Securities Exchange Ltd.	23.1
London Stock Exchange, Plc.	18.6
Singapore Exchange Ltd.	24.6
Bolsas y Mercados Españoles, S.A.	17.9
OMX AB	18.0
Global cash and diversified exchanges: median price/projected EPS multiple	18.6

Based on the Price/Earnings multiples set forth in the table above, a range of 27.0 to 32.0 was applied to CBOT Holdings projected 2008 earnings per share, which implied a valuation for CBOT Holdings Class A common stock of $156.00 to $185.00 per share in the Public Research Case, $157.00 to $187.00 per share in the Base Case, and $196.00 to $232.00 per share in the Base Plus Case. This range applied to CME Holdings projected 2008 earnings per share implied a valuation for CME Holdings Class A common stock of $490.00 to $581.00 per share in the Public Research Case, $540.00 to $640.00 per share in the Base Case and $625.00 to $741.00 in the Base Plus Case. JPMorgan noted that the implied range of exchange ratios given these ranges was 0.2687 to 0.3774 for the Public Research Case, 0.2460 to 0.3455 for the Base Case, and 0.2638 to 0.3705 for the Base Plus Case. JPMorgan also noted that the merger exchange ratio was 0.3500.

Discounted cash flow analysis: JPMorgan calculated ranges of implied equity value per share for both CBOT Holdings Class A common stock and CME Holdings Class A common stock by performing discounted cash flow analysis based on the Base Case and the Base Plus Case of CBOT Holdings and CME Holdings. The discounted cash flow analysis assumed a valuation date of June 30, 2007 and did not take into effect the impact of any synergies as a result of the proposed merger.

A discounted cash flow analysis is a traditional method of evaluating an asset by estimating the future cash flows of an asset and taking into consideration the time value of money with respect to those future cash flows by calculating the “present value” of the estimated future cash flows of the asset. “Present value” refers to the current value of one or more future cash payments, or “cash flows,” from an asset and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions, estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Other financial terms utilized below are “terminal value,” which refers to the value of all future cash flows from an asset at a particular point in time, and “unlevered free cash flows,” which refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs.

In arriving at the estimated equity values per share of CBOT Holdings Class A common stock and CME Holdings Class A common stock, JPMorgan calculated terminal values as of December 31, 2015 by applying a range of perpetual revenue growth rates of 3.5% to 4.5% and a range of discount rates of 11.0% to 13.0%. The unlevered free cash flows from July 1, 2007 through December 31, 2015 and the terminal value were then discounted to present values using a range of discount rates of 11.0% to 13.0% and added together in order to derive the unlevered enterprise values for each of CBOT Holdings and CME Holdings. JPMorgan’s decision to use perpetual revenue growth rates of 3.5% to 4.5% was based on its judgment that the long-term growth prospects of CBOT Holdings, CME Holdings and the industry in which they participate are superior to the long-term growth prospects of the overall economy. The range of discount rates used by JPMorgan in its analysis was estimated using traditional investment banking methodology, including the analysis of selected publicly traded companies engaged in businesses that JPMorgan deemed relevant to CBOT Holdings’ and CME Holdings’ businesses. These publicly traded companies were analyzed to determine the appropriate beta (an estimate of systematic risk) and target debt/total capital ratio to use in calculating the ranges of discount rates described above. The companies analyzed were NYSE Group, Inc., The Nasdaq Stock Market, Inc., Intercontinental Exchange, Inc., NYMEX Holdings, Inc., and International Securities Exchange Holdings, Inc. These North American based companies were selected because they share similar business and financial characteristics to CBOT Holdings and CME Holdings.

In arriving at the estimated equity values per share of CBOT Holdings Class A common stock and CME Holdings Class A common stock, JPMorgan calculated the equity value for both CBOT Holdings and CME Holdings by increasing the unlevered enterprise values of each of CBOT Holdings and CME Holdings by the estimated value of their respective cash, cash equivalents and marketable securities as of March 31, 2007.

Based on the assumptions set forth above, this analysis implied for CBOT Holdings Class A common stock a Base Case range of $112.82 to $156.70 and a Base Plus Case range of $134.79 to $187.95 per share, and for CME Holdings Class A common stock a Base Case range of $389.12 to $544.58 and a Base Plus Case range of

$446.13 to $626.83 per share. JPMorgan noted that the implied range of exchange ratios given these ranges was 0.2072 to 0.4027 for the Base Case and 0.2150 to 0.4213 for the Base Plus Case. JPMorgan noted that the merger exchange ratio was 0.3500.

Relative contribution analysis: JPMorgan reviewed the relative contribution of CBOT Holdings and CME Holdings to the forecasted net income of CME Group (excluding synergies and integration costs) for the calendar years ending December 31, 2007 and 2008. Calendar year 2007 and 2008 forecasted net income were based on the Public Research Case, the Base Case, and the Base Plus Case. The relative contribution analysis did not take into effect the impact of any synergies as a result of the proposed merger.

The relative contribution percentages based on EBITDA and net income were used to determine the implied pro forma ownership percentages of CME Group for the common stockholders of CME Holdings and CBOT Holdings. The following table presents the results of the relative contribution analysis:

	Percentage Implied Pro Forma Ownership of CME Group
Reference Metric	CBOT Holdings Class A Stockholders	CME Holdings Stockholders
EBITDA 2007E
Public Research Case	35%	65%
Base Case	34%	66%
Base Plus Case	34%	66%
EBITDA 2008E
Public Research Case	35%	65%
Base Case	32%	68%
Base Plus Case	34%	66%
Net Income 2007E
Public Research Case	32%	68%
Base Case	32%	68%
Base Plus Case	33%	67%
Net Income 2008E
Public Research Case	31%	69%
Base Case	30%	70%
Base Plus Case	32%	68%

JPMorgan noted that the equity contribution implied by the merger exchange ratio of 0.3500 implies pro forma ownership of approximately 65.6% for CME Holdings stockholders and approximately 34.4% for CBOT Holdings Class A stockholders.

Value creation analysis: JPMorgan estimated the potential impact on the value of CBOT Holdings Class A stockholders’ holdings of Class A common stock due to the transaction. The results were calculated as if the merger closed on June 30, 2007 and were based on the CBOT Holdings Base Case and Base Plus Case for both CBOT Holdings and CME Holdings. JPMorgan calculated the potential increase/(decrease) in the equity value per share of CBOT Holdings Class A common stock by comparing (a) the estimated range of discounted cash flow valuations of CBOT Holdings Class A common stock with (b) the estimated value of the pro forma CME Holdings Class A common stock calculated by adding (i) the estimated range of discounted cash flow valuations for CBOT Holdings Class A common stock, (ii) the estimated range of discounted cash flow valuations for CME Holdings Class A common stock and (iii) the estimated range of discounted cash flow valuations for the estimated synergies (less estimated integration costs), multiplied by a factor of 34.4%, representing CBOT Holdings Class A stockholders’ pro forma ownership of CME Holdings. Based on the assumptions set forth above, this analysis implied value creation for CBOT Holdings Class A common stock of $24.13 per share for the Base Case and $22.75 per share for the Base Plus Case.

Miscellaneous

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

JPMorgan was selected by CBOT Holdings as one of its financial advisors based on JPMorgan’s qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions and its familiarity with CBOT Holdings. CBOT Holdings has agreed to pay JPMorgan a fee for its services as financial advisor, a substantial portion of which is contingent upon the consummation of the merger. The total fee will be calculated as a percentage of the total consideration paid in connection with the merger. Upon delivery of the opinion by JPMorgan, JPMorgan became entitled to a portion of the fee in the amount of $2 million. If the proposed merger is consummated, JPMorgan will receive the balance of the fee which, based on the value of the consideration to be paid in connection with the merger as of May 10, 2007, would be approximately $26 million. In addition, CBOT Holdings has agreed to indemnify JPMorgan for certain liabilities arising out of its engagement, including liabilities under federal securities laws.

In the past, JPMorgan and its affiliates have provided investment banking and other services to CBOT Holdings and CME Holdings, including acting as lead managing underwriter and bookrunner of CBOT Holdings’ initial public offering in October 2005. In addition, JPMorgan and its affiliates hold (i) 15 memberships in CBOT, consisting of Class B membership interests in CBOT (which include trading rights and privileges, associated shares of CBOT Holdings Class A common stock and, in some cases, CBOE exercise rights) and CBOT Holdings Class A common stock holdings representing less than 0.5% of the outstanding shares of the CBOT Holdings Class A common stock and (ii) 29 memberships in CME and the associated shares of Class B common stock and CME Holdings Class A common stock holdings representing less than 0.5% of the outstanding shares of CME Holdings Class A common stock. In addition, in the ordinary course of its businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of CBOT Holdings or CME Holdings for its own account or for the accounts of customers and, accordingly, JPMorgan may at any time hold long or short positions in such securities.

Opinion of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee

Lazard acted as the CBOT Holdings special transaction committee’s investment banker in connection with the merger. The special transaction committee selected Lazard based on Lazard’s qualifications, expertise and reputation. In connection with Lazard’s engagement, the special transaction committee requested that Lazard evaluate the fairness, from a financial point of view, to CBOT Holdings Class A stockholders other than those who have exercise rights at CBOE or have exercised such exercise rights at CBOE, whom we refer to as “covered stockholders,” of the exchange ratio. On May 11, 2007, at a meeting of the special transaction committee held to evaluate the merger, Lazard rendered to the special transaction committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated May 11, 2007, the date of the amendment to the merger agreement, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the covered stockholders.

The full text of the written opinion of Lazard dated May 11, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lazard in connection with the opinion, is attached to this document as Annex E and is incorporated in this document by reference. CBOT Holdings Class A stockholders are urged to, and should, read this opinion carefully and in its entirety.

In connection with its opinion, Lazard:

•

reviewed the financial terms and conditions of the original merger agreement, dated October 17, 2006 (as amended on December 20, 2006), a draft of the amendment to the merger agreement, dated May 11, 2007, and certain related documents;

•	analyzed certain historical publicly available business and financial information relating to CBOT Holdings and CME Holdings;

•

reviewed certain limited financial forecasts and other data provided to Lazard by CME Holdings relating to its businesses and certain limited financial forecasts and other data provided to Lazard by CBOT Holdings relating to its businesses and CME Holdings, and certain information provided to Lazard by the management of CBOT Holdings and the management of CME Holdings relating to estimates of synergies and other estimated benefits of the merger;

•	held discussions with members of the senior management of CBOT Holdings and CME Holdings with respect to the businesses and prospects of CBOT Holdings and CME Holdings;

•	reviewed public information with respect to certain other companies in lines of businesses Lazard believed to be generally comparable to the businesses of CBOT Holdings and CME Holdings;

•	reviewed the financial terms of certain business combinations involving companies in lines of businesses Lazard believed to be generally comparable to those of CBOT Holdings and CME Holdings;

•	reviewed the historical stock prices and trading volumes of CBOT Holdings Class A common stock and CME Holdings Class A common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

In performing its review, Lazard relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of CBOT Holdings or CME Holdings, or concerning the solvency or fair value of CBOT Holdings or CME Holdings. CBOT Holdings provided Lazard with (i) financial forecasts for CBOT Holdings for 2007 and 2008 and (ii) specific guidance for 2009, 2010 and 2011 on average daily volume, rate per contract, market data, building and services revenue and expenses, and CME Holdings provided limited financial forecasts for CME Holdings for 2007 and 2008. Lazard was informed that no other forecasts were available for CBOT Holdings or CME Holdings. Based in part on CME Holdings’ guidance, CBOT Holdings provided supplemental financial forecasts for CME Holdings for 2009 through 2011. With respect to all the foregoing financial forecasts and projections (including projected synergies and other estimated benefits of the merger), Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of CBOT Holdings and CME Holdings as to the future financial performance of CBOT Holdings and CME Holdings, respectively, and with the special transaction committee’s permission, Lazard relied on such forecasts and projections and assumed that they would be realized in the amounts and at the times contemplated thereby. Lazard’s assumption as to the reasonableness of such forecasts and projections was based on contractual provisions in its engagement letter with the special transaction committee, pursuant to which Lazard was entitled to rely upon the accuracy and completeness of all information furnished to it by CBOT Holdings. The special transaction committee reviewed such forecasts and projections with Lazard and, in good faith, permitted Lazard to rely upon such forecasts and projections and assume that such forecasts and projections were accurate, complete and reasonably prepared. Based on information provided to it by CBOT Holdings and CME Holdings, Lazard assumed, for the pro forma combined entity consisting of the combined businesses of CBOT Holdings and CME Holdings, the realization of 50% of anticipated synergies in 2007 and 100% of anticipated synergies in 2008 and beyond (with a 3% per annum growth rate). In addition, with the special transaction committee’s permission, in analyzing the exchange ratio, Lazard used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. In rendering its opinion, Lazard assumed no responsibility for and expressed no view or opinion as to any such forecasts or projections or the assumptions on which they were based.

Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard expressed no opinion as to the price at which shares of CBOT Holdings Class A common stock or CME Holdings Class A common stock would trade either prior or subsequent to the announcement of the merger.

Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters. In rendering its opinion, Lazard was not authorized to solicit, and did not solicit, third parties regarding alternatives to the merger. Lazard did not express any opinion as to any proposed transaction other than as contemplated by the amended merger agreement, nor did Lazard express any opinion as to the relative merits of or consideration offered in any such other proposed transaction as compared to the merger.

In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement and the draft amendment thereto, including, among other things, that the merger would be treated as a tax-free reorganization pursuant to the Code without waiver of any material terms or conditions by CBOT Holdings, and that obtaining the necessary regulatory approvals for the merger would not have an adverse effect on CBOT Holdings, CBOT or CME Holdings or the benefits expected to be realized from the consummation of the merger. Lazard also assumed that the executed amendment to the merger agreement would conform in all material respects to the draft amendment to the merger agreement reviewed by it.

In its analyses, Lazard considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CBOT Holdings and CME Holdings. No company, transaction or business used in Lazard’s analyses as a comparison is identical to CBOT Holdings or CME Holdings or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, transactions or businesses being analyzed.

The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Lazard’s analyses and estimates are inherently subject to substantial uncertainty.

Lazard’s opinion and financial analyses were not the only factors considered by the special transaction committee in its evaluation of the proposed merger and should not be viewed as determinative of the views of the special transaction committee or management with respect to the merger or the exchange ratio.

The following is a summary of the material financial analyses underlying Lazard’s opinion dated May 11, 2007, delivered to the special transaction committee in connection with the merger. In preparing its opinion to the special transaction committee, Lazard performed a variety of financial and comparative analyses, including those described below. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.

The summary data set forth below do not represent and should not be viewed by investors as constituting conclusions reached by Lazard with respect to any of the analyses performed by it in connection with its opinion. Lazard did not present to the special transaction committee summary data in the form set forth below, but, rather, Lazard reviewed and discussed individually with the special transaction committee each of the analyses described below.

Summary of Analyses Performed

In the course of performing its review and rendering its opinion, Lazard performed various financial and valuation analyses with respect to each of CBOT Holdings, CME Holdings and the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings. The analyses and resulting indicative value ranges calculated by Lazard are detailed below. Lazard’s analyses rely in part on base case, base plus case and IBES estimates of the future performance of CBOT Holdings and CME Holdings. CBOT Holdings’ management provided Lazard with base case and base plus case projections for CBOT Holdings for 2007 and 2008, and guidance with respect to average daily volume, rate per contract, market data, building and service revenue, and expenses for 2009 through 2011. With respect to CME Holdings, Lazard used base case and base plus case projections provided by CME Holdings’ management for 2007 and 2008, and base case and base plus case projections provided by CBOT Holdings’ management for 2009 through 2011 relying on guidance provided by CME Holdings’ management.

Market Review. Lazard reviewed share price data for CBOT Holdings for the period commencing with CBOT Holdings’ first day of trading on the NYSE following its initial public offering on October 18, 2005 and ending on May 10, 2007. Lazard also reviewed share price data for CME Holdings for the period commencing on October 18, 2005 and ending on May 10, 2007. Lazard also summarized analyst views on CBOT Holdings and CME Holdings and compared and contrasted earnings per share estimates, share price targets and long-term earnings per share growth estimates.

Transaction Multiple Analysis. Lazard calculated an implied transaction value of CBOT Holdings Class A common stock of $174.28 based on the merger exchange ratio of 0.3500 and the price of CME Holdings Class A common stock on May 10, 2007. The implied value per share represented a discount to the price per share of CBOT Holdings Class A common stock on May 10, 2007 of 10.2%.

Lazard also calculated the implied transaction value per share as a multiple based on IBES estimates, base case estimates, and base plus case estimates of earnings per share for 2007, 2008 and 2009. These calculations resulted in transaction multiples ranging from 32.7 to 35.6 based upon estimates of earnings per share for 2007, ranging from 24.1 to 30.2 based upon estimates of earnings per share for 2008, and ranging from 20.8 to 25.9 based upon estimates of earnings per share for 2009.

Summary Valuation of CBOT Holdings. The table below sets forth summary data with respect to the implied equity value per share of CBOT Holdings Class A common stock derived from the comparable companies analysis, precedent transactions analysis and discounted cash flow analysis performed by Lazard. The market price per share of CBOT Holdings Class A common stock as of May 10, 2007 was $194.00 and the implied value of the merger consideration per share of CBOT Holdings Class A common stock as of May 10, 2007 was $174.28.

Implied CBOT Holdings Share Price Range
IBES
Standalone Comparable Public Companies	$158 – $183
Pro Forma Comparable Public Companies	178 – 206

Base
Standalone Comparable Public Companies	$160 – $185
Pro Forma Comparable Public Companies	188 – 218
Standalone Precedent Transactions	148 – 207
Standalone Discounted Cash Flow	132 – 169
Pro Forma Discounted Cash Flow	146 – 187

Base Plus
Standalone Comparable Public Companies	$198 – $229
Pro Forma Comparable Public Companies	221 – 256
Standalone Precedent Transactions	169 – 254
Standalone Discounted Cash Flow	159 – 203
Pro Forma Discounted Cash Flow	171 – 220

Summary Valuation of CME Holdings. The table below sets forth summary data with respect to the implied equity value per share of CME Holdings Class A common stock derived from the comparable companies analysis and discounted cash flow analysis performed by Lazard. The market price per share of CME Holdings Class A common stock as of May 10, 2007 was $497.95.

Implied CME Holdings Share Price Range
IBES
Standalone Comparable Public Companies	$507 – $587
Pro Forma Comparable Public Companies	509 – 590

Base
Standalone Comparable Public Companies	$547 – $633
Pro Forma Comparable Public Companies	537 – 622
Standalone Discounted Cash Flow	418 – 533
Pro Forma Discounted Cash Flow	417 – 535

Base Plus
Standalone Comparable Public Companies	$634 – $734
Pro Forma Comparable Public Companies	631 – 731
Standalone Discounted Cash Flow	488 – 624
Pro Forma Discounted Cash Flow	489 – 628

Comparable Public Companies. Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to CBOT Holdings and CME Holdings. In performing these analyses, Lazard reviewed and analyzed certain financial data, valuation multiples and market trading data relating to the selected public companies and compared this information to corresponding information for CBOT Holdings and CME Holdings. The selected public companies were: in North America: NYSE Euronext (with data pro forma for the NYSE Group, Inc.’s acquisition of Euronext N.V.); NYMEX Holdings, Inc.; The Nasdaq Stock Market, Inc.; IntercontinentalExchange, Inc.; TSX Group, Inc.; International Securities Exchange Holdings, Inc.; and Montreal Exchange, Inc., in Europe: Deutsche Börse AG; London Stock Exchange Group plc; and Bolsas & Mercados Españoles; and in the rest of the world: Hong Kong Exchanges & Clearing Limited; Singapore Exchange Limited; and Australian Stock Exchange.

Using publicly available research estimates and IBES estimates, Lazard calculated for each of the above companies:

•	its ratio of enterprise value to EBITDA for 2007 and 2008;

•	its price earnings ratio for 2007, 2008 and 2009;

•	its price earnings ratio for 2008 divided by its long-term earnings per share growth rate; and

•	its long-term earnings per share growth rate.

The results of these calculations are set forth in the following tables:

	By Region
	North America				Europe				Rest of World
	Mean		Median		Mean		Median		Mean		Median
Enterprise Value as a Multiple of EBITDA:
2007E	18.9	x	21.5	x	12.3	x	12.7	x	21.2	x	21.2	x
2008E	14.5	x	15.2	x	11.3	x	11.3	x	19.3	x	20.2	x

Price as a Multiple of Earnings:
2007E	32.7	x	35.4	x	20.6	x	20.8	x	27.0	x	27.4	x
2008E	24.8	x	25.9	x	18.3	x	18.5	x	25.6	x	25.6	x
2009E	24.0	x	25.1	x	16.5	x	16.5	x	22.9	x	23.2	x

PEG 2008E	1.7	x	1.6	x	1.0	x	1.0	x	1.7	x	1.7	x

Long-Term Growth Rate	16%		17%		23%		23%		21%		15%

	All Companies
	High		Mean		Median		Low
Enterprise Value as a Multiple of EBITDA:
2007E	27.3	x	17.9	x	20.4	x	9.7	x
2008E	21.0	x	14.9	x	15.2	x	7.8	x

Price as a Multiple of Earnings:
2007E	43.9	x	28.2	x	26.3	x	19.2	x
2008E	31.5	x	23.4	x	24.2	x	16.8	x
2009E	30.5	x	22.2	x	22.6	x	16.4	x

PEG 2008E	2.8	x	1.6	x	1.6	x	0.6	x

Long-Term Growth Rate	38%		18%		15%		9%

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CBOT Holdings’ share price of $158-$183 per share based on IBES estimates, $160-$185 per share based on base case estimates and $198-$229 per share based on base plus case estimates. Lazard also calculated the implied median reference range for CBOT Holdings’ share price at the merger exchange ratio of 0.3500 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CBOT Holdings’ share price of $178-$206 per share based on IBES estimates, $188-$218 per share based on base case estimates and $221-$256 per share based on base plus case estimates.

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CME Holdings’ share price of $507-$587 per share based on IBES estimates, $547-$633 per share based on base case estimates and $634-$734 per share based on base plus case estimates. Lazard also calculated the implied median reference range for CME Holdings’ share price at the merger exchange ratio of 0.3500 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CME Holdings’ share price of $509-$590 per share based on IBES estimates, $537-$622 per share based on base case estimates and $631-$731 per share based on base plus case estimates.

Precedent Transactions. Lazard reviewed and analyzed publicly available financial information for merger and acquisition transactions involving financial exchanges, including completed, pending and failed transactions. The transactions are set forth below:

Announcement Date	Target	Acquiror
Derivatives Exchanges
4/30/2007	International Securities Exchange Holdings, Inc.	Deutsche Börse AG
9/14/2006	The New York Board of Trade	IntercontinentalExchange, Inc.
7/27/2006	U.S. Futures Exchange LLC (Eurex U.S.)	Man Group plc
3/24/2006	SFE Corporation Ltd	Australian Stock Exchange Ltd
10/29/2001	Liffe Holdings plc	Euronext N.V.
5/1/2001	International Petroleum Exchange	IntercontinentalExchange, Inc.

Stock Exchanges (Completed or Pending)
5/22/2006	Euronext N.V.	NYSE Group, Inc.
4/20/2005	Archipelago Holdings, Inc.	NYSE Group, Inc.
12/1/2004	Copenhagen Stock Exchange A/S	OMX AB
5/20/2003	HEX Oyj	OM AB
12/20/2001	Bolsa de Valores de Lisboa	Euronext N.V.
11/29/1997	Stockholms Fondbors AB	OM Gruppen AB

Stock Exchanges (Failed Transactions)
12/12/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
5/19/2006	Euronext N.V.	Deutsche Börse AG
4/12/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
3/9/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
8/15/2005	London Stock Exchange Group plc	Macquarie Bank Ltd
12/13/2004	London Stock Exchange Group plc	Deutsche Börse AG
8/29/2000	London Stock Exchange Group plc	OM Gruppen AB

Using publicly available information, and IBES estimates, Lazard calculated for each of the above transactions:

•	the ratio of enterprise value to the latest twelve months’ revenue, EBITDA and EBIT;

•	the price earnings ratio for the latest twelve months, one year forward and two years forward; and

•	the ratio of enterprise value to EBITDA for one year forward and two years forward.

The results of these calculations are set forth in the following tables:

Mean Summary
	Derivatives Exchanges	Stock Exchanges
Enterprise Value/ LTM Revenue	8.0x	5.4x

LTM EBITDA	17.6x	12.1x
FY 1 EBITDA	21.4x	15.6x
FY 2 EBITDA	18.6x	13.5x

Mean Summary
	Derivatives Exchanges	Stock Exchanges

LTM EBIT	25.2x	15.2x

Price/Earnings
LTM	32.8x	22.4x
FY 1	39.4x	23.9x
FY 2	31.0x	20.6x

All Transactions
	High	Mean	Median	Low
Enterprise Value/ LTM Revenue	14.6x	6.6x	5.3x	1.8x

LTM EBITDA	24.6x	14.7x	13.1x	4.6x
FY 1 EBITDA	21.7x	17.0x	17.0x	12.2x
FY 2 EBITDA	19.2x	14.8x	14.9x	10.7x

LTM EBIT	34.7x	19.1x	20.7x	5.9x

Price/Earnings

LTM	47.6x	26.1x	26.9x	11.6x
FY 1	51.3x	29.7x	26.2x	19.4x
FY 2	35.1x	24.4x	22.5x	16.8x

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CBOT Holdings’ share price of $148-$207 per share based on base case estimates and $169-$254 per share based on base plus case estimates.

Discounted Cash Flow Analysis. Lazard calculated the net present value of projected free cash flows for 2007-2011 and added to this amount the present value of the terminal value in 2011. In each case, present values were calculated using weighted average costs of capital ranging from 11.0% to 14.0% for each of CBOT Holdings, CME Holdings and the pro forma combined company. Lazard calculated the terminal values using a range of terminal year EBITDA exit multiples of 12x to 14x.

Based on this analysis, Lazard calculated for CBOT Holdings a share price of $132-$169 per share based on base case estimates and $159-$203 per share based on base plus case estimates. Based on this analysis, Lazard calculated for CME Holdings a share price of $418-$533 per share based on base case estimates and $488-$624 per share based on base plus case estimates. Based on this analysis, Lazard calculated for the pro forma combined company a share price of $417-$535 based on base case estimates and $489-$628 based on base plus case estimates.

Lazard also calculated the potential increase in the equity value per share of CBOT Holdings Class A common stock based on the discounted cash flow analyses for CBOT Holdings and the pro forma combined company. Lazard divided the implied share prices for CBOT Holdings Class A common stock by the product of the merger exchange ratio of 0.3500 and the implied share prices for the pro forma combined company. Using base case estimates, the potential increase in value of CBOT Holdings Class A common stock is 10.0% to 11.3%. Using base plus case estimates, the potential increase in value of CBOT Holdings Class A common stock is 7.5% to 8.6%.

Exchange Ratio Analysis. Based on the comparable public companies analyses, precedent transaction analyses and discounted cash flow analyses described above, Lazard calculated a range of implied exchange ratios. The “market valuation” exchange ratios reflect the implied value per share of CBOT Holdings divided by CME Holdings’ price per share on May 10, 2007. The “relative valuation” exchange ratios reflect the implied value per share of CBOT Holdings divided by the implied value per share of CME Holdings. The exchange ratio of 0.3896 reflects CBOT Holdings’ price per share on May 10, 2007 divided by CME Holdings’ price per share on May 10, 2007. The merger exchange ratio is 0.3500. The results of these calculations are set forth in the following tables:

Market Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.3180x – 0.3680x

Base
Comparable Public Companies	0.3210x – 0.3710x
Precedent Transactions	0.2970x – 0.4166x
Discounted Cash Flow	0.2659x – 0.3387x

Base Plus
Comparable Public Companies	0.3970x – 0.4597x
Precedent Transactions	0.3396x – 0.5109x
Discounted Cash Flow	0.3193x – 0.4081x

Relative Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.2694x – 0.3614x

Base
Comparable Public Companies	0.2521x – 0.3380x
Discounted Cash Flow	0.2484x – 0.4037x

Base Plus
Comparable Public Companies	0.2692x – 0.3611x
Discounted Cash Flow	0.2546x – 0.4165x

Has/Gets (Contribution Analysis). Lazard analyzed the relative contributions of CBOT Holdings and CME Holdings to the pro forma combined company of estimated 2007, 2008 and 2009 net income based on IBES, base case estimates and base plus case estimates and the implied exchange ratios. The results of these calculations are set forth in the following table:

	Contribution Analysis
	CME	CBOT	Implied Exchange Ratio
IBES
2007	66.7%	33.3%	0.3344	x
2008	67.8%	32.2%	0.3182	x
2009	68.6%	31.4%	0.3059	x

Base
2007	67.8%	32.2%	0.3180	x
2008	69.6%	30.4%	0.2915	x
2009	69.6%	30.4%	0.2923	x

Base Plus
2007	67.5%	32.5%	0.3220	x
2008	68.1%	31.9%	0.3126	x
2009	68.3%	31.7%	0.3109	x

Accretion / Dilution Analysis. Lazard analyzed the potential pro forma effect of the merger on each of CBOT Holdings’ and CME Holdings’ estimated GAAP earnings per share and cash earnings per share (eliminating the potential estimated impact of amortization of intangible assets) for 2007, 2008 and 2009 based on IBES, base case estimates and base plus case estimates assuming a June 30, 2007 closing date. Lazard performed this pro forma analysis both assuming no tender offer following closing and the completion of CME Holdings’ proposed cash tender offer for 6,250,000 shares of CME Holdings Class A common stock at a fixed price of $560 per share following closing. The results of these analyses are set forth in the following tables:

GAAP EPS

Range of GAAP EPS Accretion/(Dilution)
	2007	2008	2009
Without Tender Offer
To CME	1.1% to 2.3%	(1.7)% to 1.3%	(2.0)% to (0.4)%

To CBOT	3.5% to 5.7%	11.4% to 18.0%	11.8% to 17.4%

With Tender Offer
To CME	(0.5)% to 0.1%	(1.4)% to 2.0%	0.0% to 3.0%

To CBOT	2.4% to 4.7%	10.8% to 18.4%	15.8% to 19.8%

Cash EPS
Range of Cash EPS Accretion/(Dilution)
	2007	2008	2009
Without Tender Offer
To CME	4.1% to 5.5%	2.2% to 5.6%	1.4% to 3.2%

To CBOT	5.4% to 7.5%	15.7% to 23.0%	15.3% to 21.7%

With Tender Offer
To CME	2.8 to 3.6%	3.1% to 5.9%	3.9% to 6.3%

To CBOT	4.4% to 6.7%	16.5% to 24.0%	19.9% to 24.6%

General. Lazard is acting as investment banker to the special transaction committee in connection with the merger and a fee of $3.75 million was earned upon rendering its opinion as of October 17, 2006, a fee of $3.75 million was earned upon rendering its opinion as of May 11, 2007, and an additional fee of $2.25 million will be payable to it upon consummation of the merger, plus up to an additional $0.5 million at the discretion of the special transaction committee based on the magnitude and complexity of the work performed relative to the parties’ expectations when Lazard was engaged. Lazard has in the past provided services to another committee of the Board of Directors of CBOT Holdings for which it has received customary fees. In the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly held in large part by managing directors of Lazard) may actively trade securities of CBOT Holdings and CME Holdings for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Lazard’s engagement and opinion are for the benefit of the special transaction committee, and Lazard’s opinion was rendered to the special transaction committee in connection with its consideration of the merger. Lazard’s opinion does not address the underlying decision by CBOT Holdings to engage in the merger or the relative merits of the merger as compared to any other transaction or business strategy that may be available to CBOT Holdings. Further, Lazard’s opinion does not constitute a recommendation to any of the covered stockholders as to how such holder should act with respect to any matter relating to the merger, nor whether such holder should tender any shares of CME Holdings Class A common stock in the tender offer after completion of the merger. Lazard performed no investigation or analysis of the effect of the merger on the members of CBOT in their capacities as holders of certain trading rights and other privileges on CBOT and CBOE. Accordingly, Lazard expressed no opinion on such matters.

Lazard has agreed to permit the non-ER members committee to rely on the fairness opinion delivered by Lazard to the special transaction committee solely for purposes of the non-ER members committee’s evaluation of the exchange ratio. Lazard was not retained to represent or advise, and did not represent or advise, the special transaction committee or the non-ER members committee as to the rights or interests of any person with respect to (i) the potentially differing interests of CBOT Holdings Class A stockholders who have exercise rights at CBOE or have exercised such exercise rights at CBOE and those stockholders who do not have such exercise rights and have not exercised such exercise rights or (ii) the potentially differing interests of CBOT Holdings Class A stockholders who have other rights relating to membership on CBOT and those stockholders who do not have such rights.

General Statement Regarding Certain Analyses of the ICE Proposal

The analyses of JPMorgan and Lazard set forth below that were presented to the CBOT Holdings board of directors and the CBOT Holdings special transaction committee, respectively, were based only on certain limited information provided to JPMorgan and Lazard by CBOT Holdings and ICE described below, as is customary with analyses of this type and nature, and are not related to other material factors considered by the CBOT Holdings board in arriving at the determination that the ICE proposal was not a “Superior Proposal” (within the meaning of the original merger agreement), and separately considered by the CBOT Holdings’ special transaction committee in its evaluation of the ICE proposal. JPMorgan’s analyses were only part of the information considered by the CBOT Holdings board of directors in its evaluation of the ICE proposal, and Lazard’s analyses were only part of the information considered by the CBOT Holdings special transaction committee in its evaluation of the ICE proposal. For a description of the material factors considered by the CBOT Holdings board in determining that the ICE proposal was not a “Superior Proposal,” see “—Conclusions Regarding the ICE Proposal.”

Analyses of JPMorgan, Financial Advisor to CBOT Holdings, with Respect to the ICE Proposal

General

In connection with the CBOT Holdings board of directors’ review of the ICE proposal, at the meeting of the board of directors of CBOT Holdings on May 9, 2007, JPMorgan presented certain analyses to the CBOT Holdings board of directors regarding the ICE proposal. These analyses were prepared solely for the information of the board of directors of CBOT Holdings as of May 9, 2007, were not reviewed or approved by JPMorgan’s internal opinion committee and do not represent, or in any way constitute, an opinion or appraisal of JPMorgan with respect to the ICE proposal. JPMorgan did not express any opinion with respect to the ICE proposal, nor did JPMorgan express any opinion as to the relative merits of or consideration offered in the ICE proposal as compared to any other transaction or business strategy that may be available to CBOT Holdings, including the merger. In addition, the analyses were based on data as of May 8, 2007 and do not permit comparison of the data set forth below with that set forth with respect to the merger in “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings.” JPMorgan’s analyses were only part of the information considered by the board of directors of CBOT Holdings in its evaluation of the ICE proposal and should not be viewed as determinative of the views of the board of directors with respect to the ICE proposal.

In performing its analysis, JPMorgan used certain information provided to it by CBOT Holdings and ICE, including financial forecasts for ICE for 2007 and 2008 as provided by ICE and financial forecasts for ICE for 2009 and beyond as provided by CBOT Holdings following conversations with ICE’s management. We refer to the financial forecasts provided by ICE and CBOT Holdings as the Base Case. JPMorgan was informed that the

Base Case were the only financial forecasts available for ICE. Therefore, for certain of JPMorgan’s analyses of the ICE proposal, the Base Case projections for ICE were compared with both the Base Case and Base Plus Case projections for CBOT Holdings. The synergies estimates used by JPMorgan in connection with its analysis were provided by the management of CBOT Holdings based on management’s diligence and discussions with ICE’s management.

The following sets forth certain material financial analyses performed by JPMorgan with respect to the ICE proposal and presented to the board of directors of CBOT Holdings at its May 9, 2007 meeting. Such analyses includes information presented in tabular format which must be read together with the text accompanying such tables in order to be fully understood. The information set forth below does not represent and should not be viewed by investors as constituting conclusions reached by JPMorgan with respect to any of the analyses performed by it.

Relative contribution analysis: JPMorgan reviewed the relative contribution of CBOT Holdings and ICE to the forecasted EBITDA and net income of a combined entity for the calendar years ending December 31, 2007 and 2008. Calendar year 2007 and 2008 forecasted EBITDA and net income for CBOT Holdings were based on the Public Research Case, the Base Case, and the Base Plus Case. Calendar year 2007 and 2008 forecasted EBITDA and net income for ICE were based on the Public Research Case and the Base Case. The relative contribution analysis did not take into effect the impact of any synergies or integration costs which could result from the merger or the ICE proposal.

The relative contribution percentages based on EBITDA and net income were used to determine the implied pro forma ownership percentages of the combined company for the common stockholders of ICE and CBOT Holdings. The following table presents the results of the relative contribution analysis:

Percentage Implied Pro Forma Ownership of Combined CBOT Holdings & ICE
Reference Metric	CBOT Holdings Class A Stockholders	ICE Stockholders
EBITDA 2007E	54-56%	44-46%
EBITDA 2008E	48-53%	47-52%
Net Income 2007E	51-54%	46-49%
Net Income 2008E	45-51%	49-55%

JPMorgan noted that the equity contribution implied by the proposed exchange ratio of 1.4200 implied pro forma ownership of approximately 48% for ICE stockholders and approximately 52% for CBOT Holdings Class A stockholders.

Accretion/dilution of earnings impact analysis: JPMorgan analyzed the pro forma impact of a merger on estimated earnings per share for CBOT Holdings for the calendar year ending December 31, 2008. JPMorgan analyzed a range of offer values from $170 to $220 per CBOT share. The pro forma results were calculated as if the merger closed on December 31, 2006. Estimates for CBOT Holdings were based on the Base Case and Base Plus Case while all of the estimates for ICE were based on the Base Case. Calendar year 2008 accretion/(dilution) results were pro forma for run-rate synergies, some of which were expected to be realized in 2009.

The GAAP accretion/(dilution) analysis on ICE’s earnings per share for the calendar year ending December 31, 2008 resulted in a range from 7.7% dilution to 5.3% accretion in the Base Case and a range from 1.6% accretion to 16.0% accretion in the Base Plus Case. The cash accretion/(dilution) analysis on ICE’s earnings per share for the same period resulted in a range from 2.3% dilution to 11.6% accretion in the Base Case and 7.0% accretion to 22.2% accretion in the Base Plus Case. In each case, the analysis excluded the impact of one-time restructuring charges.

Value creation analysis: JPMorgan estimated the potential impact on the value of CBOT Holdings Class A stockholders’ holdings of Class A common stock due to a transaction. The results were calculated as if the merger closed on December 31, 2006 and were based on the Base Case for both CBOT Holdings and ICE. JPMorgan calculated the potential increase/(decrease) in the equity value per share of CBOT Holdings Class A common stock using the Base Case by comparing (a) the estimated range of discounted cash flow valuations of CBOT Holdings Class A common stock with (b) the estimated value of the pro forma ICE common stock calculated by adding (i) the estimated range of discounted cash flow valuations for CBOT Holdings Class A common stock, (ii) the estimated range of discounted cash flow valuations for ICE’s common stock and (iii) the estimated range of discounted cash flow valuations for the estimated synergies (less estimated integration costs), multiplied by a factor of approximately 52%, representing CBOT Holdings Class A stockholders’ pro forma ownership of the combined entity. Based on the assumptions set forth above, this analysis implied value creation per share of CBOT Holdings Class A common stock of $22.44 in a transaction with ICE.

Analyses of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee, with Respect to the ICE Proposal

General

In connection with the CBOT Holdings special transaction committee’s review of the ICE proposal, Lazard presented certain analyses to the special transaction committee regarding the ICE proposal. These analyses were prepared solely for the information of the CBOT Holdings special transaction committee as of May 11, 2007 and do not represent, or in any way constitute, an opinion or appraisal by Lazard with respect to the ICE proposal. Lazard did not express any opinion with respect to the ICE proposal, nor did Lazard express any opinion as to the relative merits of or consideration offered in the ICE proposal as compared to any other transactions or business strategy that may be available to CBOT Holdings, including the merger. Lazard’s analyses were only part of the information considered by the special transaction committee in its evaluation of the ICE proposal and should not be viewed as determinative of the views of the special transaction committee or management with respect to the ICE proposal.

In performing its analyses, Lazard used certain information provided to it by CBOT Holdings and ICE, including limited financial forecasts for ICE for 2007 and 2008 as provided by ICE. For 2009 through 2011, CBOT Holdings prepared base case projections for ICE following conversations with ICE’s management. Lazard was informed that no other forecasts, including base plus case projections, were available for ICE. Therefore, for certain of its analyses of the ICE proposal Lazard used base case projections for ICE alongside base plus case projections for CBOT Holdings. In addition, in analyzing the exchange ratio under the ICE proposal, Lazard used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. Based on information provided to it by CBOT Holdings and ICE, Lazard assumed, for the pro forma combined entity consisting of the combined businesses of CBOT Holdings and ICE, no realization of synergies in 2007, the realization of cost synergies of $91 million in 2008 and the realization of cost and clearing synergies of $191 million in 2009 and beyond (with a 3% per annum growth rate).

The following sets forth certain material financial analyses performed by Lazard with respect to the ICE proposal, and includes information presented in tabular format. In order to fully understand these financial analyses, the information in tabular format must be read together with the text accompanying such tables. The information set forth below does not represent and should not be viewed by investors as constituting conclusions reached by Lazard with respect to any of the analyses performed by Lazard.

Analyses Performed

Lazard performed various financial and valuation analyses with respect to ICE and the pro forma entity consisting of the combined businesses of CBOT Holdings and ICE. The analyses and resulting indicative value ranges calculated by Lazard are described below. With respect to ICE, Lazard used base case projections provided by ICE’s management for 2007 and 2008, and base case projections provided by CBOT Holdings’ management for 2009 through 2011 following conversations with ICE’s management. Lazard also used certain IBES estimates in its analyses.

Market Review. Lazard reviewed share price data for ICE for the period commencing on October 18, 2005 and ending on May 10, 2007. Lazard also summarized analyst views on ICE and earnings per share estimates, share price targets and long-term earnings per share growth estimates of ICE.

Transaction Multiple Analysis. Lazard calculated an implied transaction value of CBOT Holdings Class A common stock of $191.49 based on the ICE proposal exchange ratio of 1.4200 and the price of ICE common stock on May 10, 2007. The implied value per share represented a discount to the price per share of CBOT Holdings Class A common stock on May 10, 2007 of 1.3%.

Lazard also calculated the implied transaction value per share as a multiple based on IBES estimates, base case estimates, and base plus case estimates of CBOT Holdings earnings per share for 2007, 2008 and 2009. Based on the ICE proposal exchange ratio of 1.4200 and the price of ICE common stock on May 10, 2007, these calculations resulted in transaction multiples ranging from 35.9 to 39.1 based upon estimates of earnings per share for 2007, ranging from 26.4 to 33.2 based upon estimates of earnings per share for 2008, and ranging from 22.9 to 28.5 based upon estimates of earnings per share for 2009.

Summary Valuation of ICE. The table below sets forth summary data with respect to the implied equity value per share of ICE common stock derived from the comparable companies analysis and discounted cash flow analysis performed by Lazard. The market price per share of ICE common stock as of May 10, 2007 was $134.85.

Implied ICE Share Price Range
IBES
Standalone Comparable Public Companies	$143 – $165
Pro Forma Comparable Public Companies	137 – 159
ICE Base Case
Standalone Comparable Public Companies	$145 – $168
Pro Forma Comparable Public Companies (CBOT Holdings Base Case)	139 – 161
Pro Forma Comparable Public Companies (CBOT Holdings Base Plus Case)	152 – 177
Standalone Discounted Cash Flow	114 – 149
Pro Forma Discounted Cash Flow (CBOT Holdings Base Case)	108 – 141
Pro Forma Discounted Cash Flow (CBOT Holdings Base Plus Case)	118 – 153

Pro Forma Price Earning Multiples Analysis. Lazard calculated the implied median reference range for CBOT Holdings’ share price at the ICE proposal exchange ratio of 1.4200 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CBOT Holdings’ share price of $195-$225 per share based on IBES estimates for both ICE and CBOT Holdings, $197-$228 per share based on base case estimates for both ICE and CBOT Holdings and $217-$251 per share based on base case estimates for ICE and base plus case estimates for CBOT Holdings.

Lazard also calculated the implied median reference range for ICE’s share price at the ICE proposal exchange ratio of 1.4200 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for ICE’s share price of $137-$159 per share based on IBES estimates for both ICE and CBOT Holdings, $139-$161 per share based on base case estimates for both ICE and CBOT Holdings and $152-$177 per share based on base case estimates for ICE and base plus case estimates for CBOT Holdings.

Discounted Cash Flow Analysis. For the discounted cash flow analyses presented in the table above, Lazard calculated the net present value of projected free cash flows for 2007-2011 and added to this amount the present value of the terminal value in 2011. In each case, present values were calculated using weighted average costs of capital ranging from 11.0% to 14.0% for ICE and the pro forma combined company. Lazard calculated the terminal values using a range of terminal year EBITDA exit multiples of 12x to 14x.

Lazard calculated the potential increase in the equity value per share of CBOT Holdings Class A common stock based on the discounted cash flow analyses for the pro forma combined company. Lazard divided the implied share prices for CBOT Holdings Class A common stock by the product of the ICE proposal exchange ratio of 1.4200 and the implied share prices for the pro forma combined company. Using base case estimates for both ICE and CBOT Holdings, Lazard calculated the potential increase in value of CBOT Holdings Class A common stock as 15.9% to 18.6%. Using base case estimates for ICE and base plus case estimates for CBOT Holdings, Lazard calculated the potential increase in value of CBOT Holdings Class A common stock as 5.2% to 7.3%.

Exchange Ratio Analysis. Lazard calculated a range of implied exchange ratios based on certain valuation analyses that it conducted with respect to ICE and the pro forma combined company. The “market valuation” exchange ratios reflect the implied value per share of CBOT Holdings divided by ICE’s price per share on May 10, 2007. The “relative valuation” exchange ratios reflect the implied value per share of CBOT Holdings divided by the implied value per share of ICE. The exchange ratio of 1.4386 reflects CBOT Holdings’ price per share on May 10, 2007 divided by ICE’s price per share on May 10, 2007. The ICE proposal exchange ratio is 1.4200. The results of these calculations are set forth in the following tables:

Market Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	1.1726x – 1.3580x
Base
Comparable Public Companies	1.1839x – 1.3710x
Precedent Transactions	1.0981x – 1.5382x
Discounted Cash Flow	0.9819x – 1.2507x
Base Plus
Comparable Public Companies	1.4658x – 1.6974x
Precedent Transactions	1.2539x – 1.8865x
Discounted Cash Flow	1.1789x – 1.5069x

Relative Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.9571x – 1.2848x
Base
Comparable Public Companies	0.9511x – 1.2764x
Discounted Cash Flow	0.8882x – 1.4749x
Base (ICE)/Base Plus (CBOT)
Comparable Public Companies	1.1777x – 1.5803x
Discounted Cash Flow	1.0664x – 1.7769x

Has/Gets (Contribution Analysis). Lazard analyzed the relative contributions of CBOT Holdings and ICE to the pro forma combined company of estimated 2007, 2008 and 2009 net income based on IBES estimates for both ICE and CBOT Holdings, base case estimates for both ICE and CBOT Holdings and base case estimates for ICE and base plus case estimates for CBOT Holdings, and the implied exchange ratios. The ranges of the results of these calculations are set forth in the following table:

Contribution Analysis
	ICE	CBOT	Implied Exchange Ratio
2007	46.2-48.0%	52.0-53.8%	1.4440-1.5542x
2008	48.1-53.5%	46.5-51.9%	1.1588-1.4390x
2009	50.7-56.5%	43.5-49.3%	1.0260-1.2943x

Accretion / Dilution Analysis. Lazard analyzed the potential pro forma effect of the merger on each of CBOT Holdings’ and ICE’s estimated GAAP earnings per share and cash earnings per share (eliminating the potential estimated impact of amortization of intangible assets) for 2007 and 2008 based on IBES estimates for both ICE and CBOT Holdings, base case estimates for both ICE and CBOT Holdings and base case estimates for ICE and base plus case estimates for CBOT Holdings, assuming a September 30, 2007 closing date. In light of ICE’s indication that it might be willing to consider including cash consideration (although cash consideration was not included in the ICE proposal) and in the event the special transaction committee determined it was advisable to seek a cash election feature from ICE, Lazard performed this pro forma analysis both assuming that CBOT Holdings Class A stockholders elect to receive all stock consideration and that CBOT Holdings Class A stockholders elect to receive stock consideration and $3 billion of cash consideration. The results of these analyses are set forth in the following tables:

GAAP EPS

Range of GAAP EPS Accretion/(Dilution)
	2007	2008	2008 (Run-Rate Synergies)	2009 (Run-Rate Synergies)
All Stock
To ICE	(4.2)% to (2.5)%	(9.5)% to 0.7%	(1.4)% to 8.8%	(7.9)% to 1.9%
To CBOT	(2.7)% to (1.4)%	(0.7)% to 10.9%	7.4% to 20.9%	11.8% to 27.5%
Stock & Cash
To ICE	(6.7)% to (4.9)%	(9.6)% to 2.4%	(0.0)% to 12.0%	(3.9)% to 7.5%
To CBOT	(3.3)% to (2.1)%	1.0% to 10.7%	10.5% to 22.5%	18.0% to 33.0%

Cash EPS

Range of Cash EPS Accretion/(Dilution)
	2007	2008	2008 (Run-Rate Synergies)	2009 (Run-Rate Synergies)
All Stock
To ICE	(0.8)% to 0.8%	(3.9)% to 6.2%	4.2% to 14.3%	(3.6)% to 6.3%
To CBOT	(1.8)% to (0.4)%	5.4% to 18.5%	13.5% to 28.5%	17.1% to 34.1%
Stock & Cash
To ICE	(3.0)% to (1.3)%	(2.9)% to 9.0%	6.7% to 18.6%	1.2% to 12.7%
To CBOT	(2.3)% to (0.9)%	8.2% to 19.7%	17.7% to 31.5%	24.2% to 40.7%

Interests of CME Holdings Executive Officers and Directors in the Merger

CME Holdings stockholders considering the recommendation of the CME Holdings board of directors regarding the merger should be aware that the directors and executive officers of CME Holdings may have interests in the merger that are different from, or in addition to, the interests of CME Holdings stockholders generally. The board of directors of CME Holdings was aware of these potentially conflicting interests when they adopted the amended merger agreement and approved the merger. At the effective time of the merger, the number of directors on the board of directors of CME Group will be 30, and all current members of the CME Holdings board of directors will continue as members of the board of directors of CME Group immediately following the merger. In addition, at the effective time of the merger, the executive chairman of the CME Holdings board of directors will become the executive chairman of CME Group. Also, four CME Directors will be appointed to the executive committee of the CME Group board of directors, including the executive chairman, who will become chairman of the executive committee, and four CME Directors will be appointed to the nominating committee of the CME Group board of directors at the effective time of the merger as the CME Nominating representatives. Such CME Directors will continue to be entitled to receive board compensation under the CME Group board compensation plan. As of May 1, 2007, two directors of CME Holdings, William R. Shepard and David J. Wescott, are affiliated with clearing members who directly or indirectly own memberships at CBOT, and Mr. Shepard also owns 2,000 shares of CBOT Holdings Class A common stock.

Interests of CBOT Holdings Executive Officers and Directors in the Merger

CBOT Holdings Class A stockholders considering the recommendation of the CBOT Holdings board of directors regarding the merger and CBOT members considering the recommendation of the CBOT board of directors regarding the proposals set forth in this document should be aware that the directors and executive officers of CBOT Holdings, who are also the directors and executive officers of CBOT, may have interests in the merger that are different from, or in addition to, the interests of CBOT Holdings Class A stockholders generally or CBOT members generally. The board of directors of CBOT Holdings was aware of these potentially conflicting interests when it adopted the amended merger agreement and approved the merger, and the board of directors of CBOT was aware of these potentially conflicting interests when it approved the repurchase and the amended and restated certificate of incorporation of CBOT that CBOT members are being asked to adopt at the special meeting and the amended and restated bylaws.

Board Seats Following Completion of the Merger

At the effective time of the merger, the number of directors on the boards of directors of CME Group will be 30, and ten current members of the CBOT Holdings board of directors, including the chairman and at least two directors who will be non-industry directors, as defined in the CME Group bylaws, will become members of the board of directors of CME Group immediately following the merger. In addition, at the effective time of the merger, the chairman of the CBOT Holdings board of directors will become the vice chairman of CME Group and is expected to receive compensation consistent with that he received as chairman of CBOT Holdings. Also, of the ten CBOT Directors, three will be appointed to the executive committee of the CME Group board of directors, including the vice chairman, who will become the vice chairman of the executive committee, and two CBOT Directors will be appointed to the nominating committee of the CME Group board of directors at the effective time of the merger as the CBOT nominating representatives. Such CBOT Directors will be entitled to receive board compensation under the CME Group board compensation plan.

Stock Options and Restricted Stock

All outstanding CBOT Holdings stock options granted under or pursuant to CBOT Holdings’ 2005 Long-Term Equity Incentive Plan, whether or not exercisable, will be assumed by CME Group and become options to purchase shares of CME Group Class A common stock. The number of shares of CME Group Class A common stock issuable upon exercise of each such option will be equal to the number of shares of CBOT Holdings Class A common stock subject to the assumed option immediately prior to the effective time of the merger multiplied by 0.3500, rounded down to the nearest whole number. The exercise price of each such option will be equal to the exercise price of the assumed CBOT Holdings option immediately prior to the effective time of the merger divided by 0.3500, rounded up to the nearest whole cent. In addition, each outstanding share of restricted

CBOT Holdings Class A common stock granted under the CBOT Holdings 2005 Long-Term Equity Incentive Plan will be converted into 0.3500 shares of restricted Class A common stock of CME Group, rounded down to the nearest whole number. Except as described below with respect to accelerated vesting of certain stock options and restricted stock held by certain executive officers of CBOT Holdings, each adjusted option and restricted stock grant will be subject to the same terms and conditions, including expiration date, vesting and exercise provisions, as were applicable to the corresponding option or share of restricted stock immediately prior to the effective time of the merger.

Following the effective time of the merger, options granted prior to 2007 to executive officers, other than Bernard W. Dan, the president and chief executive officer of CBOT Holdings and CBOT, and Kevin J.P. O’Hara, the chief administrative officer and chief strategy officer of CBOT Holdings and CBOT, will become fully vested on the earlier of (i) 12 months of employment with CME Group following the merger or (ii) involuntary termination of employment. Options granted in 2007 to executive officers will become fully vested at the effective time of the merger. All options and shares of restricted stock granted to Messrs. Dan and O’Hara will become fully vested at the effective time of the merger. Options generally expire 90 days after termination of employment. However, for any employee that qualifies as an “impacted employee,” the exercise period for options granted in 2007 will be the later of (i) the last day of the 90-day period commencing with the person’s employment termination date or (ii) the last day of the period commencing with the person’s employment termination date and ending on the second anniversary of the closing date of the merger. The term “impacted employee” means an employee (a) whose employment is terminated as a result of the merger within two years after the closing date of the merger or (b) whose base salary is reduced within two years after the closing date of the merger and who elects to terminate his or her employment within 10 days after the effective date of the salary reduction.

The following table sets forth, for each executive officer of CBOT Holdings and CBOT, as of May 20, 2007, the aggregate number of shares subject to outstanding options to purchase shares of CBOT Holdings Class A common stock, the aggregate number of shares of CBOT Holdings Class A common stock subject to vested options, the weighted average exercise price of all outstanding options, and the number of shares of restricted CBOT Holdings Class A common stock.

Name	Aggregate Number of Shares Subject to Outstanding Options	Aggregate Number of Shares Subject to Vested Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares of Restricted Stock
Bernard W. Dan	100,000	62,500	$54.00	26,667
Kevin J.P. O’Hara	10,000	1,250	126.78	11,250
William M. Farrow	30,000	6,250	76.87	—
Bryan T. Durkin	34,000	7,000	80.56	—
Christopher Malo	27,000	6,000	70.72	—
Glen M. Johnson	30,000	6,250	76.87	—

Pursuant to CBOT Holdings’ director compensation policy, non-employee directors are granted shares of restricted stock on an annual basis, all of which are fully vested upon grant.

Employment Agreements, Severance Arrangements and Retention Policy

In connection with the execution of the original merger agreement, CBOT Holdings adopted a retention policy for eligible employees which provided for, among other things, the payment of retention bonuses for the period prior to closing in 2007. In May 2007, CBOT Holdings revised the terms of the retention policy to provide for enhanced retention bonuses for employees in the event the merger does not close by July 31, 2007. The enhanced retention bonuses payable to the executive officers of CBOT Holdings under the revised retention policy in the event the merger does not close by July 31, 2007 are described below.

Bernard W. Dan. As a result of the merger and the termination of Mr. Dan’s employment upon completion of the merger, he will be entitled to a cash severance payment equal to two times the sum of his base salary and performance bonus for the year of termination (calculated as if Mr. Dan achieved target performance levels for 2007). Mr. Dan also will be entitled to receive group health coverage for himself, his spouse and dependents for 12 months after termination and any other benefits to which he is entitled under other CBOT Holdings employee benefit programs. Mr. Dan is also entitled to a retention bonus under a retention policy adopted by CBOT Holdings in connection with the merger equal to the amount of his bonus earned for 2006 and payable in 2007, prorated for the number of months of employment in 2007 at CBOT; provided, however, that under the revised retention policy, if the closing date of the merger is after July 31, 2007, his retention bonus will equal 1.5 times the amount of his 2006 bonus, prorated for the number of months of employment in 2007. In addition, Mr. Dan will be entitled to be reimbursed for any excise tax that Mr. Dan may owe as a result of the merger unless a reduction of 10% or less in the payments to be made to Mr. Dan in connection with the merger would result in the avoidance of such excise tax. The amount of the cash severance payment described above (exclusive of any excise tax gross-up payment) would be approximately $3.2 million, and the amount of the retention bonus would be equal to approximately $133,300 for each month of employment in 2007 (or approximately $200,000 for each month of employment in 2007 under the revised retention policy if the closing date of the merger is after July 31, 2007). Mr. Dan also is expected to serve as a special advisor to CME Group for a period of one year after the effective time of the merger and is expected to be paid $1.0 million for such service.

Kevin J.P. O’Hara. In the event that Mr. O’Hara’s employment is terminated within 12 months following the effective time of the merger by CME Group or CBOT without cause or by Mr. O’Hara for good reason, Mr. O’Hara would be entitled to a cash severance payment equal to two times the sum of his base salary and performance bonus for the year in which his employment is terminated (calculated as if Mr. O’Hara achieved target performance levels for the year). Mr. O’Hara also would be entitled to receive group health coverage for himself, his spouse and dependents for 12 months after termination and any other benefits to which he is entitled under other CBOT Holdings employee benefit programs. Mr. O’Hara is also entitled to a retention bonus under the retention policy adopted by CBOT Holdings in connection with the merger equal to the amount of his bonus earned for 2006 and payable in 2007, prorated for the number of months of employment in 2007 at CBOT. In addition, Mr. O’Hara will be entitled to be reimbursed for any excise tax that Mr. O’Hara may owe as a result of the merger unless a reduction of 10% or less in the payments to be made to Mr. O’Hara in connection with the merger would result in the avoidance of such excise tax. The amount of the cash severance payment described above (exclusive of any excise tax gross-up payment) would be approximately $2.4 million, assuming termination without cause or resignation for good reason immediately after the effective time of the merger, and the amount of the retention bonus would be equal to approximately $75,000 for each month of employment in 2007.

William M. Farrow. In the event that the employment of William M. Farrow III, executive vice president and chief information officer of CBOT Holdings and CBOT, is terminated as a result of the merger other than for cause, Mr. Farrow would be entitled to one year annual salary plus payments for 12 months for benefits under COBRA. In addition, Mr. Farrow will be entitled to a retention bonus under the retention policy adopted by CBOT Holdings in connection with the merger equal to the amount of his bonus earned for 2006 and payable in 2007, prorated for the number of months of employment in 2007 at CBOT; provided, however, that under the revised retention policy, if the closing date of the merger is after July 31, 2007, his retention bonus will equal 1.5 times the amount of his 2006 bonus, prorated for the number of months of employment in 2007. The amount of the cash severance payment described above would be approximately $350,000, assuming termination without cause immediately after the effective time of the merger, plus a retention bonus equal to approximately $30,000 for each month of employment in 2007 (or approximately $45,000 for each month of employment in 2007 under the revised retention policy if the closing date of the merger is after July 31, 2007).

Bryan T. Durkin. Bryan T. Durkin, executive vice president and chief operating officer of CBOT Holdings and CBOT, will be entitled to a retention bonus under the retention policy adopted by CBOT Holdings in connection with the merger equal to the amount of his bonus earned for 2006 and payable in 2007, prorated for the number of months of employment in 2007 at CBOT; provided, however, that under the revised retention policy, if the closing date of the merger is after July 31, 2007, his retention bonus will equal 1.5 times the amount of his 2006 bonus, prorated for the number of months of employment in 2007. In addition, if Mr. Durkin’s employment is terminated as a result of the merger within two years after the closing date of the merger or if his base salary is reduced within two years after the closing date of the merger and he elects to terminate his employment within 10 days after the effective date of the salary reduction, he would be entitled to severance benefits of (i) eight weeks of base pay, plus two weeks of base pay for each full year of service, up to a maximum of 52 weeks, plus an additional four weeks of base pay; (ii) four months of employer-paid COBRA coverage for medical and dental insurance; and (iii) outplacement services. The amount of the cash severance payment described above would be approximately $425,000, assuming termination without cause immediately after the effective time of the merger, plus a retention bonus equal to approximately $35,000 for each month of employment in 2007 (or approximately $53,000 for each month of employment in 2007 under the revised retention policy if the closing date of the merger is after July 31, 2007). Mr. Durkin has been named to serve as Managing Director and Chief Operating Officer of CME Group following completion of the merger.

Christopher Malo. In the event that the employment of Christopher Malo, executive vice president of marketing and business development, is terminated as a result of the merger other than for cause, Mr. Malo would be entitled to one year annual salary plus payments for 12 months for benefits under COBRA. In addition, Mr. Malo will be entitled to a retention bonus under the retention policy adopted by CBOT Holdings in connection with the merger equal to the amount of his bonus earned for 2006 and payable in 2007, prorated for the number of months of employment in 2007 at CBOT; provided, however, that under the revised retention policy, if the closing date of the merger is after July 31, 2007, his retention bonus will equal 1.5 times the amount of his 2006 bonus, prorated for the number of months of employment in 2007. The amount of the cash severance payment described above would be approximately $375,000, assuming termination without cause immediately after the effective time of the merger, plus a retention bonus equal to approximately $31,000 for each month of employment in 2007 (or approximately $47,000 for each month of employment in 2007 under the revised retention policy if the closing date of the merger is after July 31, 2007).

Glen M. Johnson. Glen M. Johnson, senior vice president and chief financial officer of CBOT Holdings and CBOT, will be entitled to a retention bonus under the retention policy adopted by CBOT Holdings in connection with the merger equal to the amount of his bonus earned for 2006 and payable in 2007, prorated for the number of months of employment in 2007 at CBOT; provided, however, that under the revised retention policy, if the closing date of the merger is after July 31, 2007, his retention bonus will equal 1.5 times the amount of his 2006 bonus, prorated for the number of months of employment in 2007. In addition, if Mr. Johnson’s employment is terminated as a result of the merger within two years after the closing date of the merger or if his base salary is reduced within two years after the closing date of the merger and he elects to terminate his employment within 10 days after the effective date of the salary reduction, he would be entitled to severance benefits of (i) eight weeks of base pay, plus two weeks of base pay for each full year of service, up to a maximum of 52 weeks, plus an additional four weeks of base pay; (ii) four months of employer-paid COBRA coverage for medical and dental insurance; and (iii) outplacement services. Mr. Johnson would also be entitled to a payment under CBOT’s frozen sick leave bank. The aggregate amount of the cash severance and frozen sick leave bank payments described above would be approximately $438,000, assuming termination without cause immediately after the effective time of the merger, plus a retention bonus equal to approximately $25,000 for each month of employment in 2007 (or approximately $37,500 for each month of employment in 2007 under the revised retention policy if the closing date of the merger is after July 31, 2007).

Director and Officer Indemnification

Under the amended merger agreement, from and after the effective time of the merger, CME Group shall:

•	indemnify and hold harmless, against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit,

proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of CBOT Holdings and CBOT (in all of their capacities), which are referred to as the indemnified persons to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of the original merger agreement by CBOT Holdings pursuant to CBOT Holdings’ constituent documents and indemnification agreements, if any, in existence on the date thereof with any indemnified persons and to the fullest extent permitted by law;

•

honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in CBOT Holdings’ constituent documents immediately prior to the effective time of the merger; and

•

maintain for a period of six years after the effective time of the merger the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by CBOT Holdings with respect to claims arising from facts or events that occurred on or before the effective time of the merger (including for acts or omissions occurring in connection with the approval of the original merger agreement and the amended merger agreement and the consummation of the transactions contemplated thereby); provided, further, that in no event will CME Group be required to expend in any one year more than 250% of the current annual premium expended by CBOT Holdings and CBOT to maintain or procure such insurance immediately prior to the effective time of the merger.

The rights of any indemnified person under those provisions of the amended merger agreement are in addition to any other rights such person may have under the certificate of incorporation or bylaws of CME Group or any of its subsidiaries, under the DGCL or otherwise. The foregoing provisions of the amended merger agreement will survive the consummation of the merger. In the event CME Group or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, CME Group will cause proper provision to be made so that the successors and assigns of CME Group shall assume the foregoing obligations.

Certain Other Interests. As of May 22, 2007, Mr. Dan beneficially owned approximately 90 shares of CME Holdings Class A common stock. In addition, two members of CBOT Holdings’ board of directors, Mark E. Cermak and Christopher Stewart, hold memberships in CME and related shares of CME Holdings Class B common stock for their respective employers.

Interests of CBOT Holdings Directors Related To Exercise Rights and/or Other CBOT Member Rights

CBOT Holdings Class A stockholders considering the recommendation of the CBOT Holdings board of directors regarding the merger should be aware that a majority of the directors of CBOT Holdings may have interests in the merger that are different from, or in addition to, the interests of other CBOT Holdings Class A stockholders with respect to the CBOE exercise rights and/or other rights of CBOT members. Similar potential conflicts of interest existed in connection with the proposal from ICE. The board of directors of CBOT Holdings was aware of and considered these potentially conflicting interests, and formed the special transaction committee and the non-ER members committee, each comprised of independent and disinterested directors, to address these potentially conflicting interests. The CBOT Holdings special transaction committee acted, with respect to both the potential exercise rights conflict and the potential trading rights conflict, in the interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and who do not otherwise have an exercise right or hold a membership on CBOE pursuant to an exercise right. The CBOT Holdings non-ER members committee acted, with respect to the potential exercise rights conflict, in the interests of CBOT Holdings Class A stockholders (solely in their capacity as CBOT Holdings Class A stockholders) who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right. CBOT Holdings’ board of directors resolved that it would not recommend a transaction with CME Holdings for approval by the CBOT Holdings Class A stockholders without the prior favorable recommendation by each special committee.

Exercise Rights to Become Members of CBOE

Article Fifth(b) of the certificate of incorporation of CBOE provides that members of CBOT who apply for membership at CBOE and who otherwise qualify shall, so long as they remain members of CBOT, be entitled to become members of CBOE without the necessity of acquiring such membership for consideration or value. In 1992, CBOT and CBOE entered into an agreement to resolve a dispute regarding the meaning of certain terms in Article Fifth(b) and the nature and scope of the exercise right. The 1992 agreement between CBOT and CBOE provides that the individuals who are entitled to become members of CBOE pursuant to Article Fifth(b) of CBOE’s certificate of incorporation are (i) full members of CBOT who are in possession of all the parts of a CBOT full membership and all trading rights and privileges appurtenant thereto and (ii) lessees of full members who are in possession of all the parts of a CBOT full membership and all trading rights and privileges appurtenant thereto. The 1992 agreement also provides that if CBOT is acquired by another entity, the exercise right shall continue to apply if the survivor of the acquisition is an exchange that provides a market in commodity futures contracts or options, securities or other financial instruments, the full members of CBOT are granted membership in the survivor and such membership entitles the holder to full trading rights and privileges in all products then or thereafter traded on the survivor (excluding products that, at the time of the merger or acquisition, are traded on the other entity but not CBOT). Immediately following the merger, CBOT will continue to be a futures exchange and the Series B-1 members will continue to be members of CBOT with full trading rights and privileges in all products traded on CBOT.

Subsequent agreements between CBOT, CBOE and, in several instances, CBOT Holdings provide that, in the absence of any other material changes to the structure or ownership of CBOT or to the trading rights and privileges appurtenant to a CBOT full membership not contemplated in CBOT’s 2005 demutualization, upon consummation of CBOT’s demutualization, an individual is an eligible CBOT full member or eligible CBOT full member delegate within the meaning of the 1992 agreement if the individual owns or, in the case of a delegate, is in possession of, the following parts or interests: (i) one Series B-1 membership of CBOT, (ii) 27,338 shares of Class A common stock of CBOT Holdings and (iii) one exercise right privilege. These parts or interests represent all of the parts or interests issued in respect of a CBOT full membership in CBOT’s demutualization. At the time of the negotiation of the original merger agreement, CBOT Holdings directors were aware and considered that CBOE and/or its regular members might take the position that CBOT members were no longer eligible to become members at CBOE pursuant to the exercise of exercise rights under its interpretations of Article Fifth(b) as set forth in these agreements, or that the exercise rights would otherwise terminate as a result of the merger, and that if CBOE and/or its regular members were to take this position and were successful, then the value of the exercise rights might decline or the exercise rights might have no value. Following announcement of the original merger agreement, CBOE filed a proposed rule interpretation with the SEC seeking to terminate the exercise rights after the merger. See “Risk Factors—Additional Risks Relating to CBOT Members” beginning on page 32.

As a result of the interests described above relating to the exercise rights, CBOT Holdings’ directors who hold an exercise right or a membership on CBOE pursuant an exercise right could have had an incentive to negotiate the consideration, transaction structure or other terms and conditions of the merger to increase or protect the value of the exercise rights.

Pursuant to CBOT’s amended and restated certificate of incorporation, the adoption of which is a condition to and which will become effective at the time of the merger, CBOT is obligated use commercially reasonable efforts to preserve the exercise right for the benefit of the Series B-1 members of CBOT, including, among other things, (i) defending any actions, suits or proceedings brought to challenge all or any portion of the exercise right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal and (ii) taking reasonable steps, including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 members and their lessees who have exercised the exercise right the right to receive any dividends or other distributions to be made by CBOE to its members. CBOT is not required under such amended and restated certificate of incorporation to spend in the aggregate in excess of $15.0 million for out-of-pocket costs, including attorneys’ fees, after the date of filing the amended and restated certificate of incorporation in connection with the foregoing obligations.

Rights of Members at CBOT

A majority of the directors of CBOT Holdings are members of CBOT. In connection with the merger, CBOT, CBOT Holdings and CME Holdings negotiated the terms of certain amendments to CBOT’s amended and restated certificate of incorporation and bylaws, and the approval of the amendment of CBOT’s amended and restated certificate of incorporation by the CBOT members is a condition to the merger. As a result of these amendments, certain rights currently held by CBOT members will be expanded, preserved, amended, modified or eliminated. See “Special Meeting of CBOT Members—Proposal 2” for additional information on the impact of the merger and related transactions on the rights of CBOT members. As a result of these interests, directors of CBOT Holdings who are members of CBOT could have had an incentive to negotiate the terms and conditions of the merger to increase or protect their rights as CBOT members.

Amended and Restated Certificate of Incorporation and Bylaws

Upon the completion of the merger, CME Group’s certificate of incorporation and bylaws will be as set forth in the forms attached as Annexes F and G to this document. The certificate of incorporation and bylaws differ from CME Holdings’ current certificate of incorporation and bylaws in several material respects.

Significant differences between the certificates of incorporation and bylaws of CME Holdings and CME Group are:

•

Increase in Authorized Class A Common Stock. CME Group’s authorized shares of Class A common stock will be 1,000,000,000. CME Holdings’ current certificate of incorporation authorizes 138,000,000 shares of Class A common stock;

•

Number and Classification of Directors. The certificate of incorporation and bylaws of CME Group provide for a board of directors composed of 30 members divided into three classes, with one class to be elected each year to serve for a three-year term. CME Holdings’ current certificate of incorporation and bylaws provide for a board of directors composed of 20 members divided into two classes, with one class to be elected each year to serve for a two-year term;

•

Transition Period Governance. The bylaws of CME Group contain the provisions setting forth the arrangements regarding the board of directors and board officers of CME Group during the transition period following the merger. The transition period will begin at the effective time of the merger and will end at the annual meeting of stockholders to be held in 2010. See “—Board of Directors and Board Officers of CME Group After Completion of the Merger.” The provisions of the certificate of incorporation and bylaws of CME Group that otherwise would conflict with the transition period arrangements have been made subject to the bylaw provisions regarding the transition period arrangements; and

•

CME/CBOT Product Trading Requirements. The certificate of incorporation of CME Group requires CME Group to cause each of CME and CBOT to (i) grant to each holder of a Chicago Mercantile Exchange division membership in CME and each holder of a Series B-1 membership in CBOT all trading rights and privileges for all new products first made available after the completion of the merger and traded on the open outcry exchange system of CME or CBOT or any electronic trading system maintained by CME or CBOT; (ii) prohibit CME from trading products that, as of the completion of the merger, are traded on CBOT’s open outcry exchange system or any electronic trading system maintained by CBOT; and (iii) prohibit CBOT from trading products that, as of the completion of the merger, are traded on CME’s open outcry exchange system or any electronic trading system maintained by CME. The board of directors of CME Group must, and must cause CME and CBOT to, enforce these requirements. Other members of CME and CBOT shall have such trading rights and privileges for new products first made available after the completion of the merger and traded on the open outcry exchange system of CME or CBOT or any electronic trading system maintained by CME or CBOT as determined by the board of directors of CME Group in its sole discretion.

Board of Directors and Executive Officers of CME Group After Completion of the Merger

Directors

Upon the completion of the merger, the certificate of incorporation and bylaws of CME Group will provide for a board of directors composed of 30 members. The holders of the Class B-1, Class B-2 and Class B-3 common stock of CME Group will continue to have the right to elect six Class B Directors, of which three are elected by the holders of Class B-1 common stock, two are elected by the holders of Class B-2 common stock and one is elected by the holders of Class B-3 common stock. The remaining 24 directors are the equity directors, who will be elected by the holders of CME Group’s Class A and Class B common stock voting together as a single class.

Upon the completion of the merger, the 30 members of the board of directors of CME Group will consist of the six Class B Directors of CME Holdings as of immediately prior to the merger, the 14 CME Directors and the ten CBOT Directors. The initial CBOT Directors will be designated by CBOT Holdings in writing at least ten business days prior to the completion of the merger. CME Group’s bylaws contain nominating provisions intended to ensure that, until the annual meeting of stockholders to be held in 2010, at least 14 equity directors are CME Directors (or their replacements) and at least ten equity directors are CBOT Directors (or their replacements). At least two of the CBOT Directors must at all times be non-industry directors. For these purposes, a “non-industry director” means any individual who (i) does not possess trading privileges on CME or CBOT, (ii) is not a salaried employee of CME Group, (iii) is not an officer, principal or employee who is involved in operating the futures exchange related business of a firm entitled to members’ rates and (iv) qualifies as an independent director under the applicable listing standards of the NYSE, the Nasdaq Global Select Market and any other securities exchange upon which CME Group’s securities are listed during the transition period.

CME Group’s board of directors will be allocated among three different classes so that each class of directors will have ten directors. The initial designation of the CBOT Directors among the three classes of directors will be agreed to by CME Holdings and CBOT Holdings.

Nominating Committee

During the transition period, the nominating committee of the board of directors of CME Group will be composed of six directors, consisting of (i) four CME nominating representatives designated from time to time by the chairman of CME Group and (ii) two CBOT nominating representatives designated from time to time by the vice chairman of CME Group. Each CME nominating representative and CBOT nominating representative serving on the nominating committee must qualify as an independent director under the applicable listing standards of the NYSE, the Nasdaq Global Select Market and any other securities exchange upon which CME Group’s securities are listed during the transition period. During the transition period, the nominating committee will exercise all power and authority of the board of directors with respect to designation of persons as the nominees of the board of directors for election to, or designating persons to fill vacancies on, the board of directors as equity directors. During the period starting on the date of the completion of the merger and ending on the first business day prior to the annual meeting of stockholders to be held in 2010, the CME nominating representatives have the right to designate any director to be nominated or elected by the board of directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of CME Group during such period) and the CBOT nominating representatives have the same rights with respect to the CBOT Directors.

During the period starting on the date of the completion of the merger and ending on the first business day prior to the annual meeting of stockholders to be held in 2010, prior to each meeting of the stockholders of CME Group at which the term of office of any CME Director is expiring or at which any replacement for a CME Director is to be elected, the CME nominating representatives have the right to designate a nominee for election to such position to the nominating committee, and prior to each meeting of stockholders at which the term of office of any CBOT Director is expiring or at which any replacement for a CBOT Director is to be elected, the CBOT nominating representatives have the right to designate a nominee for election to such position to the nominating committee. At any such meeting, the nominating committee must nominate the nominee(s) designated by the CME nominating representatives or the CBOT nominating representatives, as applicable. At any such meeting, neither the board of directors of CME Group nor any committee thereof (excluding any Class B nominating committee) shall nominate as a director any person not designated as a nominee by either the CME nominating representatives or the CBOT nominating representatives, as applicable.

During the period starting on the date of the completion of the merger and ending on the first business day prior to the annual meeting of stockholders to be held in 2010, if any CME Director is removed from the board of directors, becomes disqualified, resigns, retires, dies or otherwise cannot or will not continue to serve as a member of the board of directors of CME Group, the CME nominating representatives have the exclusive power on behalf of the entire board of directors to designate a person to fill such vacancy, and the CBOT nominating representatives have the same power with respect to the CBOT Directors, in each case, subject to the approval of a majority of the directors then remaining in office.

Class B Nominating Committees

The holders of the Class B-1, Class B-2 and Class B-3 common stock have the right to elect members of nominating committees for their respective class, which are responsible for nominating candidates for election as a Class B Director by their class. The certificate of incorporation of CME Group requires that candidates for election as a Class B Director by a class of Class B common stock own, or be recognized under the rules of CME as a permitted transferee of, at least one share of that class.

Executive Committee

Until the 2010 annual meeting of stockholders, the executive committee of the board of directors of CME Group will be composed of eight directors, consisting of (i) the chairman of CME Group and four CME Directors designated from time to time by the chairman of CME Group and (ii) the vice chairman of CME Group and two CBOT Directors designated from time to time by the vice chairman of CME Group. Until the 2010 annual meeting of stockholders, the board of directors and the executive committee is required to appoint the chairman of CME Group as the chairman of the executive committee and the vice chairman of CME Group as the vice chairman of the executive committee. Until the 2010 annual meeting of stockholders, if any CME Director who is a member of the executive committee is removed from the board of directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the chairman of CME Group, and if any CBOT Director who is a member of the executive committee is removed from the board of directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the vice chairman of CME Group.

Tender Offer Committee

After completion of the merger and until the consummation of the tender offer for up to $3.5 billion, or 6,250,000 shares, of CME Holdings Class A common stock for a fixed cash price of $560.00 per share, as contemplated by the amended merger agreement, there will be a committee of the board of directors of CME Group comprised of the CBOT Directors, or the “tender offer committee.” The tender offer committee will have no authority to take any action on behalf of CME Group unless CME Group has not (i) commenced the tender offer within 30 business days after the effective time of the merger or (ii) consummated the tender offer within 90 days after the effective time of the merger, in either of which events the sole authority of the tender offer committee, exercisable by a majority vote of the members of such committee, shall be to cause CME Group to commence and consummate the tender offer.

Chairman of CME Group

Immediately following the completion of the merger, the executive chairman of the board of directors of CME Holdings will serve as the executive chairman of the board of directors of CME Group until the 2010 annual meeting of stockholders. Terrence A. Duffy currently serves as the executive chairman of CME Holdings. Until that annual meeting of stockholders, any vacancy in the position of chairman of the board of directors of CME Group (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the chairman) shall be filled by a majority vote of CME Directors then in office. During the period ending at the 2010 annual meeting of stockholders, the chairman of the board of directors of CME Group may only be removed from office if such removal is approved by both (i) a majority of the entire board of directors and (ii) a majority of the CME Directors then in office.

Vice Chairman of CME Group

Immediately following the completion of the merger, the chairman of the board of directors of CBOT Holdings will serve as vice chairman of the board of directors of CME Group until the 2010 annual meeting of stockholders. Charles P. Carey currently serves as the chairman of CBOT Holdings. Until that annual meeting of stockholders, any vacancy in the position of vice chairman of the board of directors of CME Group (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the vice chairman) shall be filled by a majority vote of CBOT Directors then in office. During the period ending at the 2010 annual meeting of stockholders, the vice chairman of the board of directors of CME Group may only be removed from office if such removal is approved by both (i) a majority of the entire board of directors and (ii) a majority of the CBOT Directors then in office.

Executive Officers

Upon the completion of the merger, the executive officers of the CME Holdings in office immediately prior to the effective time of the merger will continue in the same positions with CME Group, except that Mr. Phupinder Gill, who currently serves as president and chief operating officer of CME Holdings, will serve as president in the office of the chief executive officer of CME Group. In addition, Bryan Durkin, who currently serves as executive vice president and chief operating officer of CBOT Holdings, will serve as managing director and chief operating officer of CME Group reporting to Mr. Gill. Each of the CME Group executives will serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of CME Group.

Stock Exchange Listing

Listing of CME Holdings Class A Common Stock

It is a condition to the merger that the shares of CME Holdings Class A common stock issuable in connection with the merger, subject to official notice of issuance, be authorized for listing on the NYSE and on the Nasdaq Global Select Market.

Delisting of CBOT Holdings Class A Common Stock

If the merger is completed, CBOT Holdings Class A common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended.

Material Contracts Between the Parties

In April 2003, CME entered into an agreement, or the “clearing agreement,” with CBOT to provide clearing and related services for CBOT futures and options on futures contracts transacted through CBOT’s execution facilities. Pursuant to the clearing agreement, CME began providing clearing services on November 24, 2003 for a subset of CBOT’s products and, as of January 2, 2004, CME began clearing all of CBOT’s remaining products. In providing clearing services to CBOT, CME’s clearing house clears, settles and guarantees all CBOT transactions. In March 2004, the clearing agreement was amended to extend its initial term to January 10, 2009.

Pursuant to the terms of the original merger agreement, the clearing agreement was further amended, upon the execution of the original merger agreement, to provide that CBOT may, in its sole discretion, extend the term of the clearing agreement for an additional one-year term by notifying CME in writing at least six months prior to the expiration of its initial term. If the amended merger agreement is terminated before the completion of the merger, the amendment to the clearing agreement as described in the prior sentence will survive such termination.

Legal Proceedings Regarding the Merger

On March 16, 2007, Louisiana Municipal Police Employees’ Retirement System filed a putative class action complaint in the Delaware Court of Chancery against CBOT Holdings, its directors and CME Holdings. The complaint alleges, among other things, that CBOT Holdings and its directors breached their fiduciary duties related to the CBOT Holdings/CME Holdings merger by failing to fully consider possible alternative transactions, including the March 15, 2007 proposal by ICE; approving allegedly improper deal protection devices including a $240 million termination fee and a no-shop/no-talk provision; and failing to fully disclose material information regarding the process leading to the announcement of the original merger agreement. The complaint further alleges that CME Holdings aided and abetted the alleged breaches of fiduciary duty. The plaintiff seeks to enjoin the CBOT Holdings/CME Holdings merger. On March 19, 2007, the plaintiff filed a motion seeking expedited proceedings. On March 20, 2007, the boards of directors of CBOT Holdings and CBOT determined to postpone the upcoming April 4, 2007 special meetings in order to ensure sufficient time to fully analyze the proposal from ICE. During a March 21, 2007 telephone conference regarding the motion, the plaintiff modified the motion in light of the postponement of the special meetings, and the court ordered that only limited document discovery could proceed on an expedited basis. On April 9, 2007, CBOT Holdings, the director defendants and CME Holdings filed motions to dismiss the complaint. These motions are currently pending before the court. On May 17, 2007, CME Holdings also filed an answer to the complaint and alleged affirmative defenses. On June 4, 2007, the plaintiff filed an amended complaint which included additional allegations regarding alleged breaches by CBOT directors of their fiduciary duties in connection with the original merger agreement, the amended merger agreement and in rejecting the ICE proposal, including favoring the interests of floor traders and themselves over the interests of the putative class, and in connection with the proxy materials for the July 9, 2007 special meeting. We intend to defend vigorously against these allegations and to contest vigorously any attempt to enjoin voting at the special meetings.

Appraisal Rights

Neither CME Holdings stockholders nor CBOT Holdings Class A stockholders have dissenters’ rights in connection with the merger.

THE AMENDED MERGER AGREEMENT

The following is a summary of the material provisions of the amended merger agreement. This summary is qualified in its entirety by reference to the amended merger agreement, a copy of which is attached as Annex A to this document and is incorporated into this document by reference. You should read the amended merger agreement in its entirety, as it is the legal document governing the merger.

The Merger

Each of the CME Holdings board of directors, the CBOT Holdings board of directors and the CBOT board of directors has unanimously approved the amended merger agreement, which provides for the merger of CBOT Holdings with and into CME Holdings. CME Holdings will be the surviving corporation in the merger. At the effective time of the merger, the combined company will be renamed CME Group. Each share of CME Holdings common stock issued and outstanding at the effective time of the merger will remain issued and outstanding as one share of common stock of CME Group, and each share of CBOT Holdings common stock issued and outstanding at the effective time of the merger will be converted into CME Holdings common stock, as described below. See “—Consideration To Be Received in the Merger.”

Effective Time and Completion of the Merger

We currently expect that the merger will be completed in mid-year 2007, subject to CME Holdings and CBOT Holdings stockholders’ adoption of the amended merger agreement, the approval by CBOT members of the repurchase and the amended and restated certificate of incorporation, the expiration of all regulatory waiting periods applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and foreign antitrust merger control laws and, if applicable, the termination of any investigations or actions under such laws, and the receipt of other necessary regulatory approvals, registrations and consents, among other conditions to closing. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by CME Holdings and CBOT Holdings and specified in the certificate of merger. Completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. We cannot assure whether, or when, CME Holdings and CBOT Holdings will obtain the required approvals or complete the merger.

Amended and Restated Certificate of Incorporation and Bylaws

Upon the completion of the merger, CME Group’s certificate of incorporation and bylaws will be as set forth in the forms attached as Annexes F and G to this document. The certificate of incorporation and bylaws differ from CME Holdings’ current certificate of incorporation and bylaws in several material respects, including an increase in the authorized number of shares of Class A common stock from 138,000,000 to 1,000,000,000, an increase in the number of directors from 20 to 30 and provisions to reflect the arrangements regarding the board of directors and board officers of CME Group after completion of the merger. For further information, see “The Merger—Amended and Restated Certificate of Incorporation and Bylaws.”

Board of Directors and Board Officers of CME Group After Completion of the Merger

Upon the completion of the merger, the certificate of incorporation and bylaws of CME Group will provide for a board of directors composed of 30 members, consisting of 20 directors of CME Holdings as of immediately prior to the merger, of which six are Class B Directors and the remaining 14 are CME Directors, and ten CBOT Directors. The initial CBOT Directors will be designated by CBOT Holdings in writing at least ten business days prior to the completion of the merger. CME Group’s bylaws contain nominating provisions that are intended to ensure that, until the annual meeting of stockholders to be held in 2010, at least 14 equity directors are CME Directors (or their replacements) and at least ten equity directors are CBOT Directors. At least two of the CBOT Directors must at all times be non-industry directors. CME Group’s board of directors will be allocated among three different classes so that each class of directors will have ten directors. The initial designation of the CBOT Directors among the three classes of directors will be as agreed by CME Holdings and CBOT Holdings.

Immediately following the completion of the merger, Terrence A. Duffy, executive chairman of the board of directors of CME Holdings, will serve as the executive chairman of the board of directors of CME Group and Charles P. Carey, chairman of the board of directors of CBOT Holdings, will serve as vice chairman of the board of directors of CME Group. For further information, see “The Merger—Board of Directors and Board Officers of CME Group After Completion of the Merger.”

Consideration To Be Received in the Merger

As a result of the merger each CBOT Holdings Class A stockholder will have the right, with respect to each share of CBOT Holdings Class A common stock held, to receive merger consideration consisting of 0.3500 shares of CME Holdings Class A common stock. The value of the merger consideration will fluctuate with the market price of CME Holdings Class A common stock.

Stock Options and Other Equity Rights

Each outstanding option to acquire CBOT Holdings Class A common stock granted under CBOT Holdings’ stock option or other equity-based compensation plans will be converted automatically at the effective time of the merger into an option to purchase CME Group Class A common stock and will continue to be governed by the terms of the CBOT Holdings stock or other equity-based compensation plan and related grant agreements under which it was granted, except that:

•

the number of shares of CME Group Class A common stock subject to the new CME Group stock option will be equal to the product of the number of shares of CBOT Holdings Class A common stock subject to the CBOT Holdings stock option and the exchange ratio, rounded down to the nearest whole share; and

•

the exercise price per share of CME Group Class A common stock subject to the new CME Group stock option will be equal to the exercise price per share of CBOT Holdings Class A common stock under the CBOT Holdings stock option divided by the exchange ratio, rounded up to the nearest whole cent.

Each outstanding equity right, including restricted stock, based on or relating to shares of CBOT Holdings Class A common stock, other than the stock options discussed above, granted under CBOT Holdings’ equity-based compensation plans will be converted automatically at the effective time of the merger into an equity right based on or relating to shares of CME Group Class A common stock and will continue to be governed by the terms of the CBOT Holdings equity-based compensation plan under which it was granted, except that:

•

the number of shares of CME Group Class A common stock subject to the new CME Group equity right will be equal to the product of the number of shares of CBOT Holdings Class A common stock subject to the CBOT Holdings equity right and the exchange ratio, rounded down to the nearest whole share; and

•

the exercise price per share, if applicable, of CME Group Class A common stock subject to the new CME Group equity right will be equal to the exercise price per share of CBOT Holdings Class A common stock under the CBOT Holdings equity-based plan divided by the exchange ratio, rounded up to the nearest whole cent.

The vesting of certain stock options and equity rights held by certain executive officers of CBOT Holdings will be accelerated in connection with the merger, as more fully described in “The Merger – Interests of CBOT Holdings Executive Officers and Directors in the Merger.”

Conversion of Shares; Exchange of Certificates

The conversion of CBOT Holdings Class A common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Promptly after the effective time of the merger, the exchange agent will exchange certificates representing shares of CBOT Holdings Class A common stock for merger consideration to be received in the merger pursuant to the terms of the amended merger agreement. Computershare Investor Services will be the exchange agent in the merger and will exchange certificates for the merger consideration and perform other duties as explained in the amended merger agreement.

Letter of Transmittal

Promptly after the completion of the merger, the exchange agent will send a letter of transmittal to those persons who were CBOT Holdings Class A stockholders of record at the effective time of the merger. This mailing will contain instructions on how to surrender shares of CBOT Holdings Class A common stock in exchange for the merger consideration the holder is entitled to receive under the amended merger agreement.

A letter of transmittal will be properly completed only if accompanied by certificates (or book-entry transfer of uncertificated shares) representing all shares of CBOT Holdings Class A common stock covered by the letter of transmittal (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as will be described in the letter of transmittal).

Dividends and Distributions

Until CBOT Holdings Class A common stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time with respect to CME Holdings Class A common stock into which shares of CBOT Holdings Class A common stock may have been converted will accrue but will not be paid. CME Holdings will pay to former CBOT Holdings Class A stockholders any unpaid dividends or other distributions, without interest, only after such stockholders have duly surrendered their CBOT Holdings stock certificates.

Prior to the effective time of the merger, CBOT Holdings and its subsidiaries may not, without CME Holdings’ consent, declare or pay any dividend or distribution on its capital stock or repurchase any shares of its capital stock, other than dividends paid by any of the subsidiaries of CBOT Holdings to CBOT Holdings or to any of its wholly-owned subsidiaries. However, CBOT Holdings may pay a quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings common stock to holders of record on the applicable record date in each of the three month periods ending September 30, 2007 and December 31, 2007, but CBOT Holdings may not set a record date or pay a dividend in any such three month period in which the completion of the merger occurs or is expected to occur. In the event the completion of the merger has not occurred prior to March 31, 2008, CBOT Holdings may pay a quarterly cash dividend to holders of record on March 31, 2008 of CBOT Holdings common stock in the aggregate amount equal to 30% of (1) the sum of (w) 2007 consolidated net income, plus (x) consolidated depreciation and amortization expense in 2007, plus (y) the after-tax impact on CBOT Holdings and its consolidated subsidiaries of stock-based compensation in 2007, minus (z) the amount of expenditures for property, plant and equipment made by CBOT Holdings and its consolidated subsidiaries in 2007, in each case of clause (w), (x), (y) and (z) as reflected in the CBOT Holdings audited financial statements for fiscal year 2007, multiplied by (2) 25%.

Representations and Warranties

The amended merger agreement contains generally customary representations and warranties of CBOT Holdings, CBOT and CME Holdings relating to their respective businesses.

The representations and warranties of each of CBOT Holdings and CBOT, and of CME Holdings have been made solely for the benefit of the other party or parties and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties:

•

are qualified in their entirety by the information filed by the applicable party with the SEC prior to the date of the original merger agreement, excluding any predictive or forward-looking disclosures in such filings. Accordingly, the representations and warranties should be read with consideration given to the entirety of public disclosure regarding the parties as set forth in their respective SEC filings (which filings are available without charge at the SEC’s website, www.sec.gov );

•

have been further qualified by information set forth in confidential disclosure schedules exchanged by the parties in connection with signing the original merger agreement—the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

•

will not survive consummation of the merger and cannot be the basis for any claims under the amended merger agreement by the other party after termination of the amended merger agreement except if willfully false as of the date of the original merger agreement;

•	are in certain cases subject to the materiality standard described in the amended merger agreement which may differ from what may be viewed as material by you; and

•

were made only as of the date of the original merger agreement or such other date as is specified in the amended merger agreement. To the extent any specific material facts are known to exist that contradict the representations or warranties in the amended merger agreement in any material way, CME Holdings and CBOT Holdings have provided disclosure of those facts.

Each of CBOT Holdings, CBOT and CME Holdings has made representations and warranties regarding, among other things:

•	corporate matters, including due organization and qualification of the parties and their respective subsidiaries and the ownership by the parties of their respective subsidiaries;

•	the capital structure of the parties;

•

authority relative to execution and delivery of the amended merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	the absence of any undisclosed governmental filings and consents necessary to complete the merger;

•	the timely filing of SEC reports, and the compliance of such reports with applicable laws and regulatory rules and regulations;

•	the accuracy of the parties’ respective financial statements and reporting procedures;

•	the absence of undisclosed liabilities;

•	the accuracy of information supplied for inclusion in this document and other similar documents;

•	the absence of certain adverse changes since January 1, 2006;

•	the absence of any undisclosed material litigation and legal proceedings;

•	the compliance with applicable laws and regulations;

•	tax matters affecting the parties;

•	the validity of title to real property owned or leased by the parties and other real property matters;

•	employee and labor matters and benefit plans, including compliance with the Employee Retirement Income Security Act of 1974, as amended;

•	intellectual property and information technology matters;

•	the absence of any undisclosed material contracts and the validity and enforceability of material contracts;

•	the compliance with environmental laws;

•	insurance coverages;

•	the compliance with laws and regulations regarding foreign and international trade practices;

•	the receipt of fairness opinions from financial advisors; and

•	brokers’ fees payable in connection with the merger.

In addition, CBOT Holdings has made other representations and warranties about itself to CME Holdings as to:

•	the inapplicability of state takeover laws;

•	the inapplicability of CBOT Holdings rights plan to the merger; and

•	the fact that CBOT Holdings is a holding company that is engaged in no business operations and owns no properties or assets other than the securities of its subsidiaries.

In addition, CME Holdings made a representation and warranty to CBOT Holdings regarding the absence of ownership of securities in CBOT Holdings and CBOT.

Conduct of Business Pending the Merger

Each of CBOT Holdings and CME Holdings has undertaken certain covenants that place restrictions on it and its respective subsidiaries until the effective time of the merger. In general, each party has agreed to (i) operate its businesses in a commercially reasonable manner consistent with past practice and (ii) use commercially reasonable efforts to preserve its respective business organizations, preserve its relationships with governmental entities, regulatory organizations, providers of order flow, customers and suppliers and to retain officers and key employees. In addition, each of CBOT Holdings and CME Holdings has agreed, with certain exceptions, to certain restrictions limiting its and its respective subsidiaries’ ability, without the consent of the other party, to, among other things:

•	amend organizational documents;

•

declare or pay dividends other than, (i) in the case of CME Holdings, dividends payable in the ordinary course and (ii) in the case of CBOT Holdings, CBOT Holdings may pay a quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings common stock to holders of record on the applicable record date for each of the three month periods ending September 30, 2007 and December 31, 2007, but CBOT Holdings may not set a record date or pay a dividend in any such three month period in which the completion of the merger occurs or is expected to occur. In the event the completion of the merger has not occurred prior to March 31, 2008, CBOT Holdings may pay a quarterly cash dividend to holders of record on March 31, 2008 of CBOT Holdings common stock in the aggregate amount equal to 30% of (1) the sum of (w) 2007 consolidated net income, plus (x) consolidated depreciation and amortization expense in 2007, plus (y) the after-tax impact on CBOT Holdings and its consolidated subsidiaries of stock-based compensation in 2007, minus (z) the amount of expenditures for property, plant and equipment made by CBOT Holdings and its consolidated subsidiaries in 2007, in each case of clause (w), (x), (y) and (z) as reflected in the CBOT Holdings audited financial statements for fiscal year 2007, multiplied by (2) 25%;

•	issue stock or options, other than in connection with the exercise of existing stock-based awards;

•	merge or consolidate with any person or acquire material businesses or assets;

•	dispose of any material assets or property other than in the ordinary course of business consistent with past practice;

•	take any action that would prevent a tax-free merger;

•	enter into any arrangements that limit either party or CME Group from engaging in any line of business or in any geographic area; or

•	liquidate or dissolve its business.

CBOT Holdings further has agreed that, with certain exceptions, CBOT Holdings will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions without the consent of CME Holdings:

•	other than in the ordinary course of business, encumber any material assets or properties;

•	incur indebtedness or assume the indebtedness of another person, except in the ordinary course of business;

•	enter into or amend benefits plans, except in the ordinary course of business consistent with existing policies and practices or in accordance with its written retention policy;

•	with certain exceptions, increase wages, salaries, benefits or incentive compensation;

•	with certain exceptions, enter into or amend any severance, consulting, retention or employment agreement;

•	hire or terminate employees, except in the ordinary course of business consistent with existing policies and practices;

•	settle or compromise any material claim or other proceeding, except in the ordinary course of business consistent with past practice;

•	with certain exceptions, enter into or renegotiate any collective bargaining or similar labor agreement;

•	make or change any material tax election, or settle or compromise any material tax liability;

•	change its accounting methods, other than as required by law;

•	enter into, modify or amend any material contract other than in the ordinary course of business consistent with past practice; or

•	terminate, cancel, amend or modify any material insurance policies.

Subsequent to the execution of the original merger agreement, CBOT Holdings, with CME Holdings’ consent, granted stock options to certain employees that provide for an extended exercise period in the event an employee becomes an “impacted employee.” For any employee that qualifies as an “impacted employee,” the exercise period for options granted in 2007 will be the later of (i) the last day of the 90-day period commencing with the person’s employment termination date or (ii) the last day of the period commencing with the person’s employment termination date and ending on the second anniversary of the closing date of the merger. The term “impacted employee” means an employee (a) whose employment is terminated as a result of the merger within two years after the closing date of the merger or (b) whose base salary is reduced within two years after the closing date of the merger and who elects to terminate his or her employment within 10 days after the effective date of the salary reduction. In addition, CBOT Holdings, with CME Holdings’ consent, amended the terms of its retention policy adopted prior to the execution of the original merger agreement in October 2006. Under the retention policy, employees that do not continue with CME Group after the merger that do not have individual contractual severance arrangements will be entitled to receive certain enhanced severance benefits. The amendment provides that employees that do not have individual contractual severance arrangements will be entitled to the severance benefits set forth in the retention policy if they become an impacted employee. CME Holdings also consented to a waiver by CBOT Holdings of the annual limit on directors fees for the current year. In May 2007, CBOT Holdings, with the consent of CME Holdings, revised the terms of the retention policy to provide for enhanced retention bonuses for employees in the event the merger does not close by July 31, 2007.

The amended merger agreement also contains covenants relating to the preparation of this document and the stockholders and members meetings, access to information of the other company and public announcements with respect to the transactions contemplated by the amended merger agreement.

Efforts to Complete the Merger

CME Holdings and CBOT Holdings have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the merger, including obtaining necessary consents or approvals from governmental entities and self-regulatory organizations and resolving any objections asserted by governmental entities or self-regulatory organizations to the merger. However, neither CME Holdings nor CBOT Holdings is obligated to agree to or take any action that would result in a burdensome condition under the terms of the amended merger agreement. See “Regulatory Approvals” for a detailed discussion of regulatory consents or approvals necessary to complete the merger.

No Solicitation of Alternative Transactions

Each of CME Holdings and CBOT Holdings has agreed that it will not, nor will it permit any of its subsidiaries or any of its or its subsidiaries’ respective officers, directors, employees, agents and representatives to, directly or indirectly:

•	initiate, solicit, facilitate or encourage any inquiry or the making of any “Takeover Proposal” (as defined below);

•	enter into any letter of intent, merger or other agreement or understanding relating to any Takeover Proposal; or

•

continue or otherwise participate in any discussions or negotiations, cooperate or furnish any person with information, or take any other action to facilitate any Takeover Proposal or that requires the party to terminate or fail to consummate the merger.

Notwithstanding the foregoing, each of CME Holdings and CBOT Holdings may, prior to the receipt of its respective stockholder approval of the merger and, in the case of CBOT Holdings, prior to the receipt of the CBOT member approvals, in response to a bona fide, written and unsolicited Takeover Proposal:

•	furnish information to the person making the Takeover Proposal; and

•	participate in discussions or negotiations with such person regarding the Takeover Proposal;

provided, in each case, that the board of directors of CME Holdings or the board of directors or special transaction committee of CBOT Holdings, as the case may be, determines in good faith after consultation with its outside counsel and financial advisor, that (i) the failure to furnish information or participate in discussions could reasonably be expected to result in a breach of its fiduciary duties under applicable law and (ii) the Takeover Proposal is or could reasonably be expected to lead to a “Superior Proposal” (as defined below).

Promptly after the receipt by a party of a Takeover Proposal, and in any case within 24 hours after the receipt thereof, each party has agreed to provide notice to the other party of the Takeover Proposal, the identity of the person making the Takeover Proposal and the material terms and conditions of the Takeover Proposal.

Each party has agreed that its board of directors will not, directly or indirectly, change its recommendation to its stockholders to approve the amended merger agreement, which we refer to as a “change in recommendation,” or approve any alternative agreement. Notwithstanding the previous sentence, at any time prior to the applicable stockholder approval, the applicable board of directors or, in the case of CBOT Holdings, the special transaction committee, as the case may be, may make a change in recommendation if required by its fiduciary duties and may, in response to a Superior Proposal, make a change in recommendation and recommend such Superior Proposal. Notwithstanding the foregoing, such board of directors or special committee, as applicable, may not effect such a change in recommendation or make such recommendation unless (i) such board of directors or the special transaction committee, as the case may be, first provides written notice to the other party that it is prepared to make a change in recommendation and (ii) in the event the change in recommendation is a result of a Superior Proposal, the other party does not make, within five business days after the receipt of such notice, a proposal, referred to as a “matching bid,” that such board of directors or the special transaction committee, as the case may be, determines in good faith, after consultation with a financial advisor, is at least as favorable, in the aggregate, to its stockholders as such Superior Proposal. Each party has agreed that, during the five business day period prior to its making a change in recommendation, it will negotiate in good faith with the other party regarding any revisions to the terms of the amended merger agreement proposed by the other party.

The amended merger agreement requires each party to call, give notice of and hold a meeting of its stockholders or members, as applicable, for the purposes of obtaining the applicable stockholder or member approval. This stockholder meeting requirement does not apply to a party if the other party terminates the amended merger agreement. In addition, this stockholder meeting requirement does not apply to a party if that party makes a change in recommendation in response to a Superior Proposal, unless the other party exercises its option, within five business days after the change in recommendation, to cause the applicable board of directors to submit the amended merger agreement to its stockholders for approval, which we refer to as the “stockholder vote option.” If the other party exercises the stockholder vote option, it will not be entitled to certain termination rights under the amended merger agreement. If the other party does not exercise the stockholder vote option, the party receiving the Takeover Proposal may terminate the amended merger agreement in accordance with its terms. In addition, no party may submit to the vote of its stockholders or members, as applicable, any Takeover Proposal other than the merger.

“Superior Proposal” means any bona fide written proposal to CME Holdings or CBOT Holdings made by a third party for a business combination transaction involving more than 95% of the voting power of its capital stock or more than 95% of the consolidated assets of it and its subsidiaries, which transaction its board of directors determines in good faith, after consultation with its outside counsel and financial advisor, (i) would be, if consummated, more favorable to its stockholders than the merger and (ii) is reasonably capable of being consummated on the terms proposed.

“Takeover Proposal” means any proposal to CME Holdings or CBOT Holdings made by a third party for (i) a merger, consolidation, reorganization, liquidation or similar transaction involving it or any of its subsidiaries which represent, individually or in the aggregate, 20% or more of its consolidated assets (any of the foregoing, a “business combination transaction”) in which such third party or the stockholders of the third party immediately prior to consummation of such business combination transaction will own more than 20% of its outstanding capital stock immediately following such business combination transaction or (ii) any direct or indirect acquisition, whether by tender or exchange offer or otherwise, by any third party of 20% or more of any class of its capital stock or 20% or more of the consolidated assets of it and its subsidiaries, in a single transaction or a series of related transactions.

Employee Matters

CME Holdings has agreed, for any employee of CBOT Holdings or any of its subsidiaries who remains in the employment of CME Group after completion of the merger, to:

•

recognize each employee’s service with CBOT Holdings prior to the completion of the merger for purposes of eligibility to participate in and vesting under CME Group’s benefit plans and for benefit accrual purposes under any CME Group plan that is a vacation or severance plan; and

•

to use commercially reasonable efforts to waive all limitations for pre-existing conditions and exclusions with respect to CME Group’s welfare plans, to the extent such limitation would have been waived or satisfied under a corresponding CBOT Holdings plan in which such employee participated immediately prior to the effective time, and recognize any medical or health expenses incurred in the year in which the merger closes for purposes of applicable deductible and annual out-of-pocket expense requirements under any welfare plan of CME Group.

Indemnification and Insurance

The amended merger agreement provides that, upon the completion of the merger, CME Group will indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of CBOT Holdings and its subsidiaries in their capacities as such against all losses, claims, damages, costs, expenses, and liabilities to the same extent that such persons are indemnified or have the right to advancement of expenses under CBOT Holdings organizational documents as of the date of the original merger agreement and to the fullest extent permitted by law.

The amended merger agreement provides that CME Group will maintain for a period of six years after completion of the merger CBOT Holdings’ current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, subject to specified cost limitations.

Conditions to Complete the Merger

Our respective obligations to complete the merger are subject to the fulfillment or waiver of mutual conditions, including:

•

the adoption of the amended merger agreement by the CME Holdings and CBOT Holdings Class A stockholders and the approval by the CBOT members of (i) the repurchase by CBOT Holdings of the outstanding share of CBOT Holdings Class B common stock from the CBOT Subsidiary Voting Trust and (ii) the adoption of the amended and restated certificate of incorporation of CBOT;

•

the approval of the listing of CME Holdings Class A common stock to be issued in the merger and such other shares to be reserved for issuance in connection with the merger, subject to official notice of issuance, on the NYSE and the Nasdaq Global Select Market;

•

the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar foreign competition laws shall have terminated or expired and the absence of any pending action by the government to enjoin the merger or impose a burdensome condition within the meaning of the amended merger agreement, and all other required filings with or approvals from any governmental entity or self- regulatory organization shall have been made or obtained without any term or condition that would reasonably be expected to result in a burdensome condition;

•

the absence of any rule, regulation, statute, ordinance, order, injunction, judgment or similar action of a court or other governmental entity or self-regulatory organization having the effect of making the merger illegal or otherwise prohibiting the merger; and

•

the effectiveness of the registration statement of which this document forms a part under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose.

Each of CME Holdings’ and CBOT Holdings’ obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions including:

•	the other company’s representations and warranties in the amended merger agreement being true and correct, without regard to qualifications or limitations as to materiality or material adverse effect, except where the failure of such representations and warranties to be true and correct does not have and is not reasonably expected to have a material adverse effect (other than with respect to certain identified representations and warranties which must be true and correct in all material respects);

•	the performance by the other party in all material respects of its obligations under the amended merger agreement; and

•	the receipt by the party of a legal opinion from its counsel with respect to certain federal income tax consequences of the merger.

In addition, the obligation of CME Holdings to complete the merger is subject to the consummation of the repurchase by CBOT Holdings of its outstanding share of Class B common stock from the CBOT Subsidiary Voting Trust and the obligation of CBOT Holdings to complete the merger is subject to the appointment of the CBOT Directors to CME Group’s board of directors, executive committee and nominating committee in accordance with the amended merger agreement.

Subject to the provisions of applicable law, at any time prior to the completion of the merger, the parties may waive any condition and the amended merger agreement may be amended, including to remove a condition, by action taken or authorized by our respective board of directors. However, after any approval of the matters presented in connection with the merger by the CME Holdings stockholders or CBOT Holdings Class A stockholders or the CBOT members, as the case may be, there may not be any amendment of the amended merger agreement that requires further approval of such stockholders or members under applicable law, such as a reduction in the amount or a change in the form of the merger consideration to be received by CBOT Holdings stockholders, without the prior re-solicitation and approval of such stockholders or members, as the case may be.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Amended Merger Agreement

General

The amended merger agreement may be terminated at any time prior to the completion of the merger by our mutual written consent, or by either CME Holdings or CBOT Holdings if:

•

the merger is not completed by October 17, 2007 (other than because of a breach of the amended merger agreement caused by the party seeking termination), provided, that if all conditions to closing, other than the termination or expiration of the required waiting period under Hart-Scott-Rodino Antitrust Improvements Act and the absence of any pending action by the government to enjoin the merger or impose a burdensome condition or the receipt of required regulatory approvals, have been satisfied or waived on that date, such date may be extended by either party up to an aggregate of 120 days;

•

a governmental entity or self-regulatory organization has issued a rule, regulation, statute, ordinance, order, injunction, judgment or similar action of a court or other governmental entity or self-regulatory organization having the effect of making the merger illegal or otherwise prohibiting the merger and such action has become final and non-appealable; or

•

the other party has not obtained its required stockholder approval of the merger and related transactions, and in the case of CBOT Holdings, the required CBOT member approval, at its stockholder or member meeting, as applicable.

A party may also terminate the amended merger agreement if:

•	the other party is in material breach of the amended merger agreement after prior written notice of the breach and such material breach remains uncured or is incapable of being cured;

•	the other party is in breach in any material respect of its obligations regarding solicitation of alternative transaction proposals;

•	subject to a party not exercising its stockholder vote option, the other party’s board of directors:

•	fails to authorize, approve or recommend the amended merger agreement to its stockholders;

•	effects a change in recommendation; or

•

fails to remain silent with respect to a third party tender offer or exchange offer or fails to recommend that its stockholders reject a tender offer or exchange offer within (i) the ten business day period specified in Section 14e-2(a) under the Securities Exchange Act of 1934, as amended, or (ii) if the other party has provided notice of its intent to effect a change in recommendation, within two business days after notice of the party’s determination not to, or expiration of the party’s last opportunity to, submit a matching bid; or

•	such party makes a change in recommendation in response to a superior proposal and the other party does not exercise its stockholder vote option.

Effect of Termination

In the event the amended merger agreement is terminated as described above, the amended merger agreement will become void and neither CME Holdings, CBOT Holdings nor CBOT will have any liability under the amended merger agreement, except that:

•	each party will remain liable for any willful breach of the amended merger agreement; and

•

designated provisions of the amended merger agreement, including the payment of fees and expenses, non-survival of the representations and warranties and confidentiality restrictions will survive the termination.

Termination Fee and Expenses

CBOT Holdings or CME Holdings, as the case may be, must pay a termination fee of $288.0 million to the other party if the amended merger agreement is terminated due to:

•	such party’s breach in any material respect of its obligations regarding solicitation of alternative transaction proposals;

•

subject to the other party not exercising its stockholder vote option, such party’s board of directors (i) failing to authorize, approve or recommend the amended merger agreement to its stockholders, (ii) changing its recommendation to its stockholders or (iii) failing to remain silent with respect to a third party tender offer or exchange offer or failing to recommend that its stockholders reject a tender offer or exchange offer; or

•

such party making a change in recommendation (provided that in connection with a change in recommendation in response to a superior proposal the other party does not exercise its stockholder vote option).

If the amended merger agreement is terminated due to:

•	a party being in uncured willful material breach of the amended merger agreement;

•

a party not obtaining its stockholder approval of the merger and related transactions, and in the case of CBOT Holdings, the required CBOT member approval, at such party’s stockholder or member meeting; or

•

the merger not being completed by October 17, 2007 (as such date may be extended pursuant to the terms of the amended merger agreement) and a party has not obtained its required stockholder approval of the merger and related transactions, and in the case of CBOT Holdings, the required CBOT member approval;

and, in each case, a Takeover Proposal involving 30% or more of the consolidated assets or capital stock of such party has been made or announced; then, if such party enters into or consummates the transactions contemplated by the Takeover Proposal within 12 months of termination of the amended merger agreement, such party must pay a termination fee of $288.0 million to the other party.

If a party is required to pay a termination fee to the other party, such party must also reimburse the other party for its expenses, up to a maximum amount of $6.0 million.

Amendment, Waiver and Extension of the Amended Merger Agreement

Amendment

We may amend the amended merger agreement by action taken or authorized by our boards of directors. However, after any approval of the matters presented in connection with the merger by the CME Holdings or CBOT Holdings Class A stockholders or the CBOT members, as the case may be, there may not be, without further approval of such stockholders or members, any amendment of the amended merger agreement that requires such further approval under applicable law.

Extension; Waiver

At any time prior to the completion of the merger, each of us, by action taken or authorized by our respective board of directors, to the extent legally allowed, may extend the time for performance of, or waive compliance with, any of the obligations of the other parties or waive any inaccuracies in the other parties’ representations and warranties.

Fees and Expenses

In general, all costs and expenses incurred in connection with the amended merger agreement will be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the registration statement and this document, and all fees associated with the HSR Act, will be shared equally by CME Holdings and CBOT Holdings.

Restrictions on Resales by Affiliates

Shares of CME Holdings Class A common stock to be issued to CBOT Holdings Class A stockholders in the merger have been registered under the Securities Act, and may be traded freely and without restriction by those stockholders not deemed to be affiliates (as that term is defined under the Securities Act) of CBOT Holdings at the time the merger is submitted for a vote of the CBOT Holdings Class A stockholders. Any subsequent transfer of shares, however, by any person who is an affiliate of CBOT Holdings at the time the merger is submitted for a vote of the CBOT Holdings Class A stockholders will, under existing law, require either:

•	the further registration under the Securities Act of the CME Holdings Class A common stock to be transferred;

•	compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances; or

•	the availability of another exemption from registration.

An “affiliate” of CBOT Holdings is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, CBOT Holdings. These restrictions are expected to apply to the directors and executive officers of CBOT Holdings and the holders of 10% or more of the outstanding CBOT Holdings Class A common stock. The same restrictions apply to the spouses and certain relatives of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest.

CME Holdings will give stop transfer instructions to the exchange agent with respect to the shares of CME Holdings Class A common stock to be received by persons subject to these restrictions, and certificates for their shares, if any, will be appropriately legended.

CBOT Holdings has agreed in the amended merger agreement to use its commercially reasonable efforts to cause each person who is an affiliate of CBOT Holdings for purposes of Rule 145 under the Securities Act to deliver to CME Holdings a written agreement intended to ensure compliance with the Securities Act.

Tender Offer After Completion of the Merger

After completion of the merger, CME Group will commence and consummate a tender offer for up to $3.5 billion, or 6,250,000 shares, of CME Holdings Class A common stock at a fixed cash price of $560.00 per share.

The tender offer will be open to CBOT Holdings stockholders that receive CME Holdings stock in connection with the merger, as well as existing CME Holdings stockholders.

ACCOUNTING TREATMENT

The merger will be accounted for using the purchase method of accounting with CME Holdings treated as the acquiror. Under this method of accounting, CBOT Holdings’ assets and liabilities will be recorded by CME Holdings at their respective fair values as of the closing date of the merger. Financial statements of CME Group issued after the merger will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of CBOT Holdings.

REGULATORY APPROVALS

To complete the merger, CME Holdings and CBOT Holdings must obtain approvals or consents from, or make filings with, various regulatory authorities, including the United States antitrust authorities. The material regulatory approvals, consents and filings are described below. CME Holdings and CBOT Holdings are not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties’ consummation of the merger other than those described below. If additional approvals, consents and filings are required to complete the merger, it is presently contemplated that such consents, approvals and filings will be sought or made. The parties’ obligation to complete the merger is conditioned upon the termination or expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the absence of any pending action by the government to enjoin the merger or impose a burdensome condition and receipt of required regulatory approvals. See “The Amended Merger Agreement—Conditions to Complete the Merger.”

CME Holdings and CBOT Holdings will seek to consummate the merger by mid-year 2007. CME Holdings and CBOT Holdings believe that the completion of the merger will not violate antitrust laws. However, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, the outcome of any such challenge. Any such challenge may seek to impose a preliminary or permanent injunction, conditions on the completion of the merger or require changes to the terms of the merger. While CME Holdings and CBOT Holdings do not currently expect that any such preliminary or permanent injunction, conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on us or limiting the revenues of CME Group following the merger, any of which might have a material adverse effect on CME Group following the merger. Neither CME Holdings nor CBOT Holdings is obligated to complete the merger if any such conditions, individually or in the aggregate, would result in a burdensome condition under the terms of the amended merger agreement.

United States Antitrust

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by either the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission. Under this statute, CME Holdings and CBOT Holdings are required to make pre-merger notification filings and to await the expiration or early termination of the statutory waiting period prior to completing the merger. CME Holdings and CBOT Holdings made the required pre-merger notification filings on November 1, 2006. On December 1, 2006, CME Holdings and CBOT Holdings each received a Second Request seeking additional information regarding the merger from the Department of Justice. A Second Request extends the initial waiting period under the statute during which the Department of Justice is permitted to review a proposed transaction until 30 days after the parties have substantially complied with the Second Request, unless that period is terminated earlier by the Department of Justice or the parties agree to a voluntary extension of that period. The parties are in substantial compliance with the Second Request and are continuing to cooperate fully with the Department of Justice. If the Department of Justice objects to the merger, it may seek an injunction against the merger from a court. CME Holdings and CBOT Holdings have each agreed to vigorously contest any action or proceeding that would prohibit or delay the completion of the merger.

UK Financial Services Authority

The Financial Services Authority of the United Kingdom has recognized CME and CBOT as recognized overseas investment exchanges. As overseas recognized bodies, CME and CBOT are required to provide the Financial Services Authority, HM Treasury and the Director General of Fair Trading with a report at least once a year which contains, among other things, a statement as to whether any events have occurred which are likely to have any effect on competition, and information regarding the particulars of any changes to their articles of association or any similar or analogous documents. CME Holdings and CBOT Holdings intend to cause each exchange to make all necessary submissions to the Financial Services Authority, HM Treasury and the Director General of Fair Trading.

Commodity Futures Trading Commission

The merger will change the board composition of both CME and CBOT and the process for electing certain directors and impact certain rights of stockholders who own certain trading rights. It is expected that these changes will be filed with the Commodity Futures Trading Commission under provisions of the Commodity Exchange Act that permit designated contract markets to certify that the rule changes are consistent with the requirements of the Commodity Exchange Act. CME Holdings and CBOT Holdings have provided the Commodity Futures Trading Commission with the documentation related to the transaction and certain changes that will take effect upon closing. They intend to cause each exchange to make all necessary formal submissions to the Commodity Futures Trading Commission at the time the merger takes effect.

Other Notices and Approvals

Approvals or authorizations may be required under applicable state securities, or “blue sky,” laws in connection with the issuance of CME Holdings Class A common stock in the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

CME Holdings and CBOT Holdings intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. As described below under “—Tax Consequences of the Merger Generally,” in connection with the filing of the registration statement of which this document forms a part, Skadden, Arps has delivered an opinion to CME Holdings, and Mayer Brown has delivered an opinion to CBOT Holdings, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, whether or not any cash received by CBOT Holdings stockholders in the tender offer is treated as merger consideration. These opinions rely upon certain factual representations made by CME Holdings and CBOT Holdings as of the date of this registration statement and are subject to certain qualifications and limitations as set forth in the opinions.

The following is a summary of the material U.S. federal income tax consequences of the merger applicable to a holder of shares of CBOT Holdings Class A common stock that receives CME Holdings Class A common stock in the merger. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service, or the “IRS,” and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) and non-U.S. holders (as defined below) that hold their shares of CBOT Holdings Class A common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular CBOT Holdings Class A stockholder or to CBOT Holdings Class A stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold CBOT Holdings Class A common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	U.S. holders who acquired their shares of CBOT Holdings Class A common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds CBOT Holdings Class A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

This discussion does not address the tax consequences of the merger under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of CBOT Holdings Class A common stock should consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of CBOT Holdings Class A common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•

a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this section, the term “non-U.S. holder” means a beneficial owner of CBOT Holdings Class A common stock that is not a U.S. holder.

Tax Consequences of the Merger Generally

CME Holdings and CBOT Holdings intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to CME Holdings’ obligation to complete the merger that CME Holdings receive an opinion of its counsel, Skadden, Arps, dated the closing date of the merger, substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to CBOT Holdings’ obligation to complete the merger that CBOT Holdings receive an opinion of its counsel, Mayer Brown, dated the closing date of the merger, substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In connection with the filing of the registration statement of which this document forms a part, Skadden, Arps has delivered an opinion to CME Holdings, and Mayer Brown has delivered an opinion to CBOT Holdings, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering these opinions, counsel may require and rely upon representations contained in letters and certificates to be received from CME Holdings and CBOT Holdings. In addition, the opinions will be subject to certain qualifications and limitations as set forth in the opinions. None of the tax opinions given in connection with the merger or the opinions described below will be binding on the IRS. Neither CME Holdings nor CBOT Holdings intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the merger.

Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which those opinions are based is inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. The discussion below as to the material U.S. federal income tax consequences of the merger is the opinion of Skadden, Arps and Mayer Brown, subject to the qualifications and limitations referenced and summarized above.

Tax Consequences of the Merger for CME Holdings, CME Holdings Stockholders and CBOT Holdings

As a result of the merger qualifying as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by CME Holdings, CME Holdings stockholders, or CBOT Holdings.

Tax Consequences of the Merger for CBOT Holdings Stockholders

CBOT Holdings stockholders who do not participate in the tender offer

For a U.S. holder who exchanges all of its shares of CBOT Holdings Class A common stock for shares of CME Holdings Class A common stock in the merger, and does not participate in the tender offer, no gain or loss will be recognized.

CBOT Holdings stockholders who participate in the tender offer

Although there is no authority directly on point, the parties believe that the former CBOT Holdings stockholders who receive CME Holdings Class A common stock in the merger and tender that CME Holdings

Class A common stock for cash in the tender offer should be viewed as exchanging in the merger CBOT Holdings Class A common stock for (1) cash received in the tender offer and (2) any CME Holdings Class A common stock received in the merger that is not surrendered in the tender offer.

However, it is possible that the IRS could assert that any such cash received in the tender offer should not be treated as merger consideration. If this were the proper treatment, CBOT Holdings stockholders would be treated as exchanging CBOT Holdings Class A common stock for solely the CME Holdings Class A common stock received in the merger and would be subject to tax on the exchange as described under the heading “CBOT Holdings stockholders who do not participate in the tender offer.” Former CBOT Holdings stockholders who then tender their CME Holdings Class A common stock that they received in the merger will, if the exchange satisfies certain tests under Section 302 of the Code and depending on such former CBOT Holdings stockholder’s particular circumstances, be treated as recognizing gain or loss from the disposition of its CME Holdings Class A common stock. Such gain or loss will be equal to the difference between the amount of cash received and the former CBOT Holdings stockholder’s tax basis in the CME Holdings Class A common stock exchanged therefor. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the shares exceeds one year as of the date the exchange. Long-term capital gain of an individual generally is subject to a maximum U.S. federal income tax rate of 15%. Short-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations. In some cases, such as if the former CBOT Holdings stockholder actually or constructively owns CME Holdings Class A common stock immediately after the tender offer, such cash received in the tender offer could be treated as having the effect of the distribution of a dividend, under the tests set forth in Section 302 of the Code, in which case such cash received would be treated as ordinary dividend income. These rules are complex and dependent upon the specific factual circumstances particular to each stockholder. Consequently, former CBOT Holdings stockholders that tender their CME Holdings Class A common stock received in the merger pursuant to the tender offer are advised to consult their tax advisors as to the specific tax consequences to them of tendering such shares. The discussion below assumes, however, that cash received in the tender offer will be treated as consideration received in the merger.

CBOT Holdings stockholders who exchange all of their CME Holdings Class A common stock received in the merger for cash pursuant to the tender offer:

•

For a U.S. holder who tenders all of its shares of CME Holdings Class A common stock received in the merger, capital gain or loss equal to the difference between the amount of cash received and the holder’s tax basis in the CBOT Holdings Class A common stock will generally be recognized.

•

Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held the shares of CBOT Holdings Class A common stock for more than one year at the time the merger is completed. Long-term capital gain of an individual generally is subject to a maximum U.S. federal income tax rate of 15%. Short-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

•

In some cases, such as if the U.S. holder actually or constructively owns CME Holdings Class A common stock immediately after the merger and tender offer, such cash received in the merger and tender offer could be treated as having the effect of the distribution of a dividend, under the tests set forth in Section 302 of the Code, in which case such cash received would be treated as ordinary dividend income. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder. Consequently, each U.S. holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. holder.

CBOT Holdings stockholders who exchange some, but not all of their CME Holdings Class A common stock received in the merger for cash pursuant to the tender offer:

•	For a U.S. holder who exchanges some, but not all of its shares of CME Holdings Class A common stock received in the merger for cash pursuant to the tender offer will be treated as exchanging in the merger shares of CBOT Holdings Class A common stock for (1) cash received in the tender offer and (2) CME Holdings Class A common stock received in the merger that is not exchanged in the tender offer. Any such U.S. holder will recognize gain (but not loss) on the exchange equal to the lesser of (i) the excess, if any, of the amount of cash received in the tender offer plus the fair market value of CME Holdings Class A common stock received in the merger and not exchanged in the tender offer, over such U.S. holder’s tax basis in the shares of CBOT Holdings Class A common stock surrendered by the U.S. holder in the merger, or (ii) the amount of cash received in the tender offer.

•

For a U.S. holder who acquired different blocks of CBOT Holdings Class A common stock at different times and at different prices, realized gain or loss generally must be calculated separately for each identifiable block of shares exchanged in the merger, and a loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares.

•

If a U.S. holder has differing bases or holding periods in respect of shares of CBOT Holdings Class A common stock, the U.S. holder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of CME Holdings Class A common stock received in the merger.

•

Any capital gain generally will be long-term capital gain if the U.S. holder held the shares of CBOT Holdings Class A common stock for more than one year at the time the merger is completed. Long-term capital gain of an individual generally is subject to a maximum U.S. federal income tax rate of 15%. Capital gains on stock held for one year or less my be taxed at regular rates of up to 35% for individuals.

•

In some cases, such as if the U.S. holder actually or constructively owns CME Holdings Class A common stock immediately after the merger and tender offer, such gain could be treated as having the effect of the distribution of a dividend, under the tests set forth in Section 302 of the Code, in which case such gain would be treated as ordinary dividend income. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder. Consequently, each U.S. holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. holder.

Treatment of non-U.S. holders who exchange CBOT Holdings Class A common stock in the merger.

•

For a non-U.S. holder who exchanges its shares of CBOT Holdings Class A common stock in the merger, its tax consequences, including the computation of capital gain or loss, will generally be determined in the same manner as that of a U.S. holder, except as otherwise described below.

•

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized with respect to the merger unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if certain income tax treaties apply, is attributable to a permanent establishment), (ii) CBOT Holdings is a U.S. real property holding corporation (as defined below) at any time within the shorter of the five-year period ending on the date on which the proposed transaction is consummated or such non-U.S. holder’s holding period, (iii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met, or (iv) cash paid to a non-U.S. holder in the merger and tender offer for some or all of such non-U.S. holder’s CBOT Holdings Class A common stock has the effect of a distribution of a dividend for U.S. federal income tax purposes. In the case of (i)-(iii), a non-U.S. holder will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected income.

•

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. CBOT Holdings does not believe that it is or has been a U.S. real property holding corporation within the last five years and does not expect to become a U.S. real property holding corporation prior to the date of closing of the merger.

•

If a non-U.S. holder in the merger and tender offer is treated as receiving a cash payment in exchange for all or some of its CBOT Holdings Class A common stock that has the effect of a distribution of a dividend for U.S. federal income tax purposes, then such cash payment may be subject to 30% withholding unless (i) such non-U.S. holder is eligible for a reduced tax treaty rate with respect to dividend income or (ii) amounts paid to the non-U.S. holder in the merger and tender offer is effectively connected with a U.S. trade or business, in which case no such withholding will be required and such amounts will be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In general, a non-U.S. holder must furnish an IRS Form W-8BEN or IRS Form W-8ECI in order to prove its eligibility for any of the foregoing exemptions or reduced rates.

•

The rules relating to non-U.S. holders are complex and dependent on the specific factual circumstances particular to each non-U.S. holder. Consequently, each non-U.S. holder should consult its tax advisor as to the U.S. federal income tax consequences relevant to such non-U.S. holder.

Tax Basis and Holding Period

A CBOT Holdings stockholder’s aggregate tax basis in the CME Holdings Class A common stock received in the merger will equal its aggregate tax basis in the CBOT Holdings Class A common stock surrendered in the merger, increased by the amount of taxable gain or dividend income, if any, recognized in the merger and tender offer, and decreased by the amount of cash, if any, received in the merger and tender offer. The holding period for the shares of CME Holdings Class A common stock received in the merger generally will include the holding period for the shares of CBOT Holdings Class A common stock exchanged therefor.

Information Reporting and Backup Withholding

Cash payments received in the merger and tender offer by a CBOT Holdings stockholder may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the holder, unless the holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) or provides a certification of foreign status on IRS Form W-8BEN or other appropriate form, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the CBOT Holdings stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

A CBOT Holdings stockholder who receives CME Holdings Class A common stock as a result of the merger will be required to retain records pertaining to the merger. Each holder of CBOT Holdings Class A common stock who is required to file a U.S. tax return and who is a “significant holder” that receives CME Holdings Class A common stock in the merger will be required to file a statement with the holder’s U.S. federal income tax return setting forth such holder’s basis in the CBOT Holdings Class A common stock surrendered and the fair market value of the CME Holdings Class A common stock and cash, if any, received in the merger and tender offer. A “significant holder” is a CBOT Holdings Class A stockholder, who, immediately before the merger owned at least 5% of the outstanding stock of CBOT Holdings.

THE COMPANIES

CME Holdings and CME

CME is the largest futures exchange in the United States for the trading of futures contracts and options on futures contracts, often called derivatives, as measured by 2006 annual trading volume. On September 28, 2006, CME surpassed trading volume of 1.0 billion contracts for the second consecutive year. In 2006, CME customers, who include its members, traded futures contracts and options on futures contracts with an underlying value of $824 trillion, making CME the world’s largest exchange by this measure. CME also has the largest futures and options on futures open interest of any futures exchange in the world. As of December 31, 2006, CME’s open interest record was 52.5 million contracts, excluding TRAKRS and auction-traded products, set on September 14, 2006. Open interest is the number of outstanding contracts at the close of the trading day at the exchange and is a leading indicator of liquidity. Liquidity of markets, or the ability of a market to quickly and efficiently absorb the execution of large purchases or sales, is a key to attracting customers and contributing to a market’s success.

As a marketplace for global risk management, CME’s exchange brings together buyers and sellers of derivatives products, which trade on its CME Globex electronic trading platform, on its trading floors through open outcry and via privately negotiated transactions that it clears. CME offers market participants the opportunity to trade futures contracts and options on futures contracts on interest rates, equities, foreign exchange, commodities and alternative investments. CME’s key products include CME Eurodollar contracts and contracts based on major U.S. stock indexes, including the S&P 500 and the NASDAQ-100. CME also offers contracts for the principal foreign currencies and for a number of commodity products, including cattle, hogs and dairy. CME believes several of its key products serve as global financial benchmarks. For example, its CME Eurodollar futures contract provides a benchmark for measuring the relative value of U.S. dollar-denominated, short-term fixed-income securities. Similarly, its S&P 500 and NASDAQ-100 index contracts are closely linked to the benchmark indexes for U.S. equity market performance.

CME owns its clearing house, which is the largest derivatives clearing operation in the world for futures and options on futures, and CME clears, settles and guarantees every contract traded through its exchange. CME’s systems are scalable and give it the ability to increase its capacity with little lead time. CME’s goal is to design its systems to handle at least one and half times its historical peak transactions. On June 8, 2006, CME processed a record of approximately 3.3 million transactions. CME managed $47.4 billion in performance bond collateral deposits at December 31, 2006, including approximately $6.5 billion in deposits for non-CME products. In 2006, CME moved an average of $1.7 billion of settlement funds through its clearing system each day. In addition, more than 50 exchanges and clearing organizations worldwide have adopted CME’s SPAN risk evaluation system, which is used to determine the appropriate performance bond requirements for trading portfolios.

CME was founded in 1898 as a not-for-profit corporation. In November 2000, it demutualized and became a stockholder-owned corporation. As a consequence, it adopted a for-profit approach to its business, including strategic initiatives aimed at optimizing volume, efficiency and liquidity. In December 2001, CME reorganized into a holding company structure through a merger which resulted in CME becoming a wholly-owned subsidiary of CME Holdings. In December 2002, CME Holdings completed its initial public offering of its Class A common stock and became the first U.S. financial exchange to be publicly traded.

CME Holdings’ principal executive offices are located at 20 South Wacker Drive, Chicago, Illinois 60606, and its telephone number is (312) 930-1000.

CBOT Holdings and CBOT

Founded in 1848, CBOT is the world’s leading marketplace for agriculture, grains and U.S. Treasury futures as well as options on futures. In 2006, 13% of the global listed futures and options on futures contracts traded on

CBOT. In 2006, CBOT’s flagship U.S. Treasury futures and options products traded approximately 608 million contracts and CBOT traded 128 million agricultural futures and options on futures contracts.

From CBOT’s origins as a market for trading cash grain, it has evolved into a major financial center, offering markets in a diverse range of futures and options on futures contracts based on interest rates, agricultural commodities, equity indices, metals, energy and other underlying instruments and risk-based activities. In particular, CBOT offers markets in contracts based upon interest rate products such as U.S. Treasury bonds and notes, Federal Funds Rate and interest rate swaps, and agricultural products such as wheat, corn, soybeans and rough rice. In addition, CBOT’s equity index markets include contracts based upon the Dow Jones Industrial AverageSM. CBOT’s metals markets include full-sized and mini-sized contracts for gold and silver, and CBOT’s energy market includes its ethanol futures.

CBOT offers side-by-side trading of most of its products across both electronic trading and open-auction platforms coupled with a leading technology infrastructure, which CBOT believes provides unique trading opportunities through deep liquidity and transparency affording market participants equal access and the ability to compete openly for outstanding orders. CBOT’s market participants include many of the world’s largest banks, investment firms and commodities producers and users. Other market users include financial institutions, such as public and private pension funds, mutual funds, hedge funds and other managed funds, insurance companies, corporations, commercial banks, professional independent traders and retail customers.

On April 22, 2005, CBOT completed a series of restructuring transactions that changed its organization from a Delaware nonstock, not-for-profit company with members into a Delaware stock, for-profit holding company with stockholders and a Delaware nonstock, for-profit derivatives exchange subsidiary with members. This type of transaction is sometimes called a demutualization. As a result of the restructuring transactions, CBOT members became stockholders of CBOT Holdings and members of CBOT. On October 19, 2005, the Class A common stock of CBOT Holdings began trading on the NYSE in connection with its initial public offering.

CBOT Holdings’ principal executive offices are located at 141 West Jackson Boulevard, Chicago, Illinois 60604, and its telephone number is (312) 435-3500.

MARKET PRICE AND DIVIDEND DATA

CME Holdings

CME Holdings Class A common stock trades on the NYSE and the Nasdaq Global Select Market under the symbol “CME.”

The following table sets forth the high and low sales prices of CME Holdings Class A common stock for the calendar quarters indicated, as reported on the NYSE, and the quarterly cash dividends declared per share of Class A and Class B common stock in the periods indicated:

	High	Low	Declared Dividend
2004
First Quarter	$99.74	$72.50	$0.26
Second Quarter	144.85	96.51	0.26
Third Quarter	162.55	116.61	0.26
Fourth Quarter	229.67	161.00	0.26

2005
First Quarter	$229.50	$183.50	$0.46
Second Quarter	307.75	163.80	0.46
Third Quarter	340.00	264.13	0.46
Fourth Quarter	396.90	287.05	0.46

2006
First Quarter	$457.50	$354.51	$0.63
Second Quarter	503.94	417.90	0.63
Third Quarter	508.78	425.79	0.63
Fourth Quarter	557.97	464.70	0.63

2007
First Quarter	$596.30	$510.00	$0.86
Second Quarter (through June 4, 2007)	565.00	501.10	—

On October 16, 2006, the last full trading day before the public announcement of the original merger agreement, the high and low sale prices of CME Holdings Class A common stock as reported on the NYSE were $506.55 and $498.01, respectively. On June 4, 2007, the last full trading day before the date of this document, the high and low sale prices of CME Holdings Class A common stock as reported on the NYSE were $539.50 and $533.43, respectively.

As of May 29, 2007, the record date for the CME Holdings special meeting, there were approximately 500 registered holders of CME Holdings Class A common stock and 1,945 registered holders of CME Holdings Class B common stock.

CME Holdings pays regular quarterly dividends to holders of its Class A and Class B common stock. Since the fourth quarter of 2003, CME Holdings’ annual dividend target has been approximately 30% of its prior year’s cash earnings. The decision to pay a dividend, however, remains within the discretion of the CME Holdings board of directors and may be affected by various factors, including CME Holdings’ earnings, financial condition, capital requirements, level of indebtedness and other considerations the CME Holdings board of directors deems relevant. CME Holdings’ existing credit facility as well as future credit facilities, other future debt obligations and statutory provisions may limit its ability to pay dividends.

CBOT Holdings

CBOT Holdings Class A common stock trades on the NYSE under the symbol “BOT.”

CBOT Holdings completed its initial public offering in October 2005. The following table sets forth the high and low sales prices of CBOT Holdings Class A common stock for the calendar quarters indicated, as reported on the NYSE.

	High	Low
2005
Fourth Quarter	$134.50	$79.50

2006
First Quarter	$134.00	$85.06
Second Quarter	126.73	85.26
Third Quarter	129.40	109.00
Fourth Quarter	165.27	120.60

2007
First Quarter	$199.70	$152.80
Second Quarter (through June 4, 2007)	203.38	181.11

CBOT Holdings has not paid any cash dividends on its common stock.

On October 16, 2006, the last full trading day before the public announcement of the original merger agreement, the high and low sale prices of CBOT Holdings Class A common stock as reported on the NYSE were $135.20 and $131.83, respectively. On June 4, 2007, the last full trading day before the date of this document, the high and low sale prices of CBOT Holdings Class A common stock as reported on the NYSE were $199.99 and $196.99, respectively.

As of May 29, 2007, the record date for the CBOT Holdings special meeting, there were approximately 1,619 registered holders of CBOT Holdings Class A common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR CME GROUP

The unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by the Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined income statements for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In the combination, CME Holdings and CBOT Holdings will combine their businesses under the name CME Group. Upon the completion of the merger, for each share of CBOT Holdings Class A common stock owned, CBOT Holdings Class A stockholders will receive 0.3500 shares of CME Holdings Class A common stock. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the tender offer after completion of the merger, the use of available funds, or the incurrence of debt related to the tender offer.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change on the closing date of the merger. The final determination of the allocation of the purchase price will be based on the actual tangible assets and liabilities, intangible assets and in-process research and development of CBOT Holdings as of the closing date of the merger, as well as merger-related transaction costs.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented, each of which has been incorporated by reference in this filing.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2007

(amounts in thousands)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,139,793	$187,869		$(111,000)	(A	)	$1,216,662
Collateral from securities lending	2,112,451	—					2,112,451
Marketable securities	219,282	362,366					581,648
Accounts receivable, net of allowance	162,081	79,280		(18,796)	(B	)	222,565
Other current assets	41,884	18,470					60,354
Cash performance bonds and security deposits	926,575	—					926,575

Total current assets	4,602,066	647,985		(129,796)			5,120,255
Property, net of accumulated depreciation	165,506	215,794		24,698	(C	)	405,998
Intangible assets, net of amortization	10,133	—		8,666,750	(D	)	8,676,883
Goodwill	11,565	—		3,739,124	(E	)	3,750,689
Other	97,249	21,618		(35,311)	(F	)	83,556

Total Assets	$4,886,519	$885,397		$12,265,465			$18,037,381

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$30,955	$20,256	$				$51,211
Payable under securities lending agreements	2,112,451	—					2,112,451
Other current liabilities	151,706	84,719		(18,796)	(B	)	229,329
				11,700	(G	)
Cash performance bonds and security deposits	926,575	—					926,575

Total current liabilities	3,221,687	104,975		(7,096)			3,319,566
Deferred income taxes	—	97		3,414,889	(F	)	3,414,986
Other liabilities	39,040	17,110					56,150

Total Liabilities	3,260,727	122,182		3,407,793			6,790,702

Shareholders’ equity	1,625,792	763,215		8,857,672	(H	)	11,246,679

Total liabilities and shareholders’ equity	$4,886,519	$885,397		$12,265,465			$18,037,381

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2006

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$866,089	$481,247	$				$1,347,336
Processing services	90,148	—		(75,409)	(I	)	14,739
Quotation data fees	80,836	98,608					179,444
Access fees	20,154	—					20,154
Communication fees	8,588	6,904					15,492
Building	—	23,139					23,139
Other	24,132	11,193					35,325

Total Revenues	1,089,947	621,091		(75,409)			1,635,629

Expenses
Compensation and benefits	202,966	77,119					280,085
Clearing services	—	75,409		(75,409)	(I	)	—
Communications	31,580	24,648					56,228
Technology support services	31,226	24,700					55,926
Professional fees and outside services	34,290	26,559					60,849
Depreciation and amortization	72,783	54,798		(36)	(C	)	194,775
				67,230	(D	)
Occupancy	29,614	—					29,614
Building	—	24,461					24,461
Licensing and other fee agreements	25,733	7,281					33,014
Marketing, advertising and public relations	16,740	11,735					28,475
Other	24,160	18,344					42,504

Total Expenses	469,092	345,054		(8,215)			805,931

Operating Income	620,855	276,037		(67,194)			829,698

Non-Operating Income and Expense
Investment income	55,792	19,107					74,899
Securities lending interest income	94,028	—					94,028
Securities lending interest expense	(92,103)	—					(92,103)
Interest expense	—	(1,513)					(1,513)
Equity in losses of unconsolidated subsidiaries	(6,915)	(1,710)					(8,625)

Total Non-Operating	50,802	15,884					66,686

Income before Income Taxes	671,657	291,921		(67,194)			896,384
Income tax provision	(264,309)	(119,679)		26,710	(J	)	(357,278)

Net income before nonrecurring charges directly attributable to the transaction	$407,348	$172,242		$(40,484)			$539,106

Earnings Per Common Share:
Basic	$11.74	$3.26					$10.14
Diluted	11.60	3.26					10.05

Weighted Average Number of Common Shares:
Basic	34,696	52,792		(34,315)	(K	)	53,173
Diluted	35,124	52,861		(34,360)	(K	)	53,625

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2007

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$258,241	$151,653	$				$409,894
Processing services	34,759	—		(21,796)	(I	)	12,963
Quotation data fees	25,016	25,082					50,098
Access fees	5,461	—					5,461
Communication fees	2,016	1,637					3,653
Building	—	5,915					5,915
Other	6,838	3,450					10,288

Total Revenues	332,331	187,737		(21,796)			498,272

Expenses
Compensation and benefits	56,400	20,469					76,869
Clearing services	—	21,796		(21,796)	(I	)	—
Communications	9,079	5,679					14,758
Technology support services	8,892	6,093					14,985
Professional fees and outside services	9,172	16,654					25,826
Depreciation and amortization	19,989	11,520		(9)	(C	)	47,783
				16,283	(D	)
Occupancy	8,827	—					8,827
Building	—	6,420					6,420
Licensing and other fee agreements	7,035	2,119					9,154
Marketing, advertising and public relations	5,983	2,991					8,974
Other	6,347	4,477					10,824

Total Expenses	131,724	98,218		(5,522)			224,420

Operating Income	200,607	89,519		(16,274)			273,852

Non-Operating Income and Expense
Investment income	17,305	6,376					23,681
Securities lending interest income	32,890	—					32,890
Securities lending interest expense	(32,425)	—					(32,425)
Interest expense	—	(216)					(216)
Equity in losses of unconsolidated subsidiaries	(3,020)	(697)					(3,717)

Total Non-Operating	14,750	5,463					20,213

Income before Income Taxes	215,357	94,982		(16,274)			294,065
Income tax provision	(85,329)	(39,591)		6,469	(J	)	(118,451)

Net income before nonrecurring charges directly attributable to the transaction	$130,028	$55,391		$(9,805)			$175,614

Earnings Per Common Share:
Basic	$3.73	$1.05					$3.29
Diluted	3.69	1.05					3.27

Weighted Average Number of Common Shares:
Basic	34,851	52,798		(34,319)	(K	)	53,330
Diluted	35,229	52,900		(34,385)	(K	)	53,744

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION FOR CME GROUP

1. Basis of Pro Forma Presentation

The preceding unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In accordance with SFAS No. 141, Business Combinations, the purchase price has been allocated to tangible and identifiable intangible assets acquired and liabilities assumed as well as in-process research and development based on a preliminary estimate of CBOT Holdings’ fair values as of the assumed closing date of March 31, 2007. The excess of the purchase price over the net assets acquired has been recorded as goodwill. Significant assumptions and estimates have been used in determining the preliminary purchase price and preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial information. The final determination of such assumptions and estimates cannot be made until the merger is completed.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified in the statements of income to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications in both the balance sheet and statement of income following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented, each of which has been incorporated by reference in this filing.

2. Purchase Price

On October 17, 2006, CME Holdings and CBOT Holdings entered into a definitive merger agreement, as amended on December 20, 2006 and May 11, 2007. The merger is expected to close in mid-2007, subject to a number of approvals, including CME Holdings and CBOT Holdings stockholder, CBOT member, and regulatory, as well as satisfaction of customary closing conditions.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the merger has not been completed. The actual purchase price will be based on the value of CME Holdings Class A common stock issued to CBOT Holdings’ Class A stockholders, the fair value of CBOT Holdings’ stock options and restricted stock awards that will be exchanged for CME Holdings’ stock options and restricted stock awards, and the actual transaction-related costs of CME Group. The final allocation of the purchase price will be based on the fair value of the assets and liabilities of CBOT Holdings on the date the merger is complete. Any increases or decreases in the fair value of assets and liabilities will result in an adjustment to goodwill.

For purposes of the unaudited pro forma condensed combined financial information, CME Holdings has used CBOT Holdings’ assets and liabilities as of March 31, 2007 as the basis for developing fair value estimates. The final valuation of identifiable intangible assets may change significantly from the preliminary estimates, which could result in a material change in the amortization of intangible assets. The fair value of stock-based payments exchanged and the portion of value associated with unearned stock-based compensation could change based on stock-based payment activity through the merger date, which could materially change the valuation of stock-based payments and the unearned stock-based compensation charges recorded as of the merger date, as well as the associated future stock-based compensation expense. Additionally, changes in the balances of CBOT Holdings’ cash, marketable securities and other tangible assets and liabilities could be substantial from March 31, 2007 to the date of the merger.

The unaudited pro forma condensed combined financial information does not include all of the potential effects of restructuring certain activities of pre-merger CME Holdings’ or CBOT Holdings’ operations, nor does it include any borrowings that may be required to finance any related restructuring activities. These restructuring liabilities, once determined, may be material and may include additional costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. At the closing of the merger, liabilities related to restructuring CBOT Holdings’ operations would be recorded as an adjustment to the purchase price and an increase in goodwill. Liabilities related to restructuring CME Holdings’ operations would be recorded as expenses in CME Holdings’ statements of income in the period that the costs are incurred.

The total preliminary purchase price is estimated at $9.7 billion, including estimated CBOT Holdings’ stock options and restricted stock awards exchanged as well as merger-related transaction costs, and is comprised of (amounts in thousands, except per share data):

Acquisition of the outstanding common stock of CBOT Holdings(i):
In exchange for CME Holdings common stock (52,798 CBOT Holdings shares x 0.3500 x $518.82 per share)	$9,587,393
Estimated fair value of CBOT Holdings stock options and restricted stock awards exchanged(ii)	43,935
Merger-related transaction costs(iii)	111,000

Total preliminary purchase price	$9,742,328

(i)	Pursuant to the amended merger agreement, each share of CBOT Holdings Class A common stock will be converted into the right to receive 0.3500 shares of CME Holdings Class A common stock. The share price of $518.82 used to calculate the value of CME Holdings Class A common stock issued in exchange for CBOT Holdings Class A common stock is based on the average closing price of CME Holdings Class A common stock for the five-day period beginning two days before and ending two days after May 11, 2007 (the most recent amendment date).

(ii)

Under CBOT Holdings’ current equity incentive plan, 301,800 stock options and 41,667 restricted stock awards are outstanding at March 31, 2007. For purposes of preparing pro forma information, the fair value of estimated stock options and restricted stock awards exchanged was determined using a share price of $532.46, the closing price of CME Holdings Class A common stock on March 31, 2007. The final fair value will be calculated using the closing share price on the trading day prior to the merger’s closing date. The fair value of stock options was calculated using a Black-Scholes valuation model with the following assumptions: expected life of 4.3 to 4.9 years; risk-free interest rate of 4.5%; expected volatility of 30.0%; and a dividend yield of 0.7%. The fair value of restricted stock awards was estimated as $532.46 per share, the closing share price on March 31, 2007. The portion of the estimated fair value of unvested CBOT

Holdings stock options related to future service is allocated to unearned stock-based compensation and will be expensed within the first 12 months following the closing date of the merger, the remaining expected vesting period. This stock-based compensation expense, estimated at $6.9 million, is considered a non-recurring charge directly related to the merger, and as such, is not included in the unaudited pro forma condensed combined statements of income.

CME Group intends to retain all of the rights, terms and conditions of the plan under which stock options and restricted stock awards were originally granted by CBOT Holdings, including a provision to provide for accelerated vesting of all unvested restricted stock awards upon a change in control and unvested stock options at the earlier of involuntary termination or one year after the change in control. Until the impact of the restructuring on combined operations has been assessed, management cannot finalize its estimate of stock-based compensation expense that will be recorded during any vesting period occurring after the merger.

(iii)	Merger-related transaction costs include CME Holdings’ estimate of investment banking, legal and accounting fees and other external costs directly related to the merger, including fees paid for fairness opinions. Investment banking fees payable by CBOT Holdings to JPMorgan are variable in nature and are calculated as 0.3% of the total consideration.

The purchase price will be allocated to CBOT Holdings’ tangible and intangible assets acquired, liabilities assumed and in-process research and development based on their estimated fair values as of the merger date. The following is a summary of the preliminary purchase price allocation as reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 (amounts in thousands):

Net tangible assets:
Cash and cash equivalents	$187,869
Property, net	240,492
Other assets and liabilities, net	359,552

787,913
Identifiable intangible assets	8,666,750
Net deferred tax liability	(3,450,200)
Other accrued liabilities	(11,700)
In-process research and development	3,500
Unearned stock-based compensation	6,941
Goodwill	3,739,124

Total preliminary purchase price	$9,742,328

3. Pro Forma Adjustments

(A) To record the estimated effect of transaction costs. For purposes of preparing the pro forma condensed combined balance sheet as of March 31, 2007, all transactions costs have been treated as unpaid. As of March 31, 2007, merger-related transactions costs of $14.1 million and $16.5 million have been paid by CME Holdings and CBOT Holdings, respectively.

(B) To eliminate the effects of open invoices for clearing services provided by CME Holdings to CBOT Holdings.

(C) To adjust the book value of CBOT Holdings property to its preliminary estimated fair value.

(dollars in thousands)	Historical Amount, net	Preliminary Fair Value	Increase (Decrease)	Estimated Useful Life	Annual Depreciation	Three Months Depreciation
Land	$34,234	$60,000	$25,766	n/a	$—	$—
Buildings	101,068	100,000	(1,068)	30 years	(36)	(9)
Other property	80,492	80,492	—	3 to 20 years	—	—

Total pro forma adjustments			$24,698		$(36)	$(9)

Depreciation expense has been calculated using a straight-line method over the estimated useful life.

(D) To record identifiable intangible assets at their preliminary estimated fair values. Fair values for trade name and open interest intangible assets have been estimated using an income approach. Fair values for all other intangible assets were estimated using a multi-period excess earnings method. Amortization expense has been calculated using a straight-line method over the estimated useful life.

(dollars in thousands)	Preliminary Fair Value	Estimated Useful Life (in years)	Annual Amortization	Three Months Amortization
Trade name	$281,000	Indefinite	$—	$—
Market data customer relationships(i)	291,000	30	9,700	2,425
Clearing firm relationships(i)	918,000	30	30,600	7,650
Trading products, excluding metals(ii)	7,050,500	Indefinite	—	—
Metals trading products(iii)	34,000	5	6,800	1,700
Dow Jones products	40,500	5	8,100	2,025
Open interest(iv)	2,100	0.5	2,100	—
Other	49,650	5	9,930	2,483

Total pro forma adjustments	$8,666,750		$67,230	$16,283

(i)	Based on information currently available, the fair values of market data customer relationships and clearing firm relationships, both of which are non-contractual, have been amortized using the straight-line method.
(ii)	An indefinite life was assumed for agricultural, financial, and other trading product families, excluding metals. These products have traded at CBOT for decades (and in some cases, for over 120 years) and authorizations by the CFTC to trade these products are perpetual. Moreover, a historical analysis of the trading volume data demonstrates that these volumes have increased annually for the past few decades and management does not anticipate a decline in volume or a discontinuation of these products.
(iii)	Due to the bifurcated liquidity of the metals products, there is considerable uncertainty regarding the estimated useful life of metals trading products at this time. As a result, the fair value of metals trading products has been amortized over an estimated useful life of 5 years. Further analysis and information available at the merger’s closing may result in a different estimated useful life.
(iv)	The fair value of open interest has been fully amortized in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 due to its estimated useful life of 0.5 years. No amortization expense is recognized in the subsequent three months ended March 31, 2007.

(E) To record the preliminary fair value of goodwill. Goodwill resulting from the merger is not amortized. It will be assessed for impairment at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

(F) To record net deferred tax liabilities related to tangible assets and liabilities and identifiable intangible assets and to reclassify historical net deferred tax assets (dollars in thousands):

Increase in value of property	$24,698
Fair value of identifiable intangible assets	8,666,750
Other accrued liabilities	(11,700)

$8,679,748
Statutory tax rate	39.75%

Net deferred tax liabilities resulting from allocation of purchase price	3,450,200
Reclass of CME Holdings historical non-current net deferred tax assets	(35,311)

Total pro forma adjustments	$3,414,889

(G) To record liabilities for severance-related costs, including the estimated reimbursement of excise taxes owed by terminated employees, due to change in control provisions of certain CBOT Holdings employment contracts.

(H) To record the following adjustments to shareholders’ equity (amounts in thousands):

New CME Holdings common stock issued in exchange for 52,798 shares of CBOT Holdings common stock	$9,587,393
Preliminary value of CBOT Holdings stock options and restricted stock awards exchanged in the merger	43,935
Preliminary fair value of in-process research and development	(3,500)
Unearned stock-based compensation related to unvested CBOT Holdings stock options	(6,941)
Elimination of CBOT Holdings historical shareholders’ equity	(763,215)

Total pro forma adjustments	$8,857,672

The estimated fair value of in-process research and development, which was calculated using a replacement cost approach, relates to incomplete research and development of trading products that has not reached feasibility and has no alternative future use. Expense related to in-process research and development has been charged directly to retained earnings. This expense is considered a one-time non-recurring charge and is not reflected in the unaudited pro forma condensed combined statements of income, although such costs will be expensed in CME Group’s consolidated financial statements as a non-tax deductible charge in the period in which the merger is completed.

(I) To eliminate the effect of clearing services provided by CME Holdings to CBOT Holdings.

(J) To record the federal and state income tax effects on the pro forma adjustments. Income tax effects have been calculated using CME Group’s anticipated statutory rate of 39.75%. The pro forma combined income tax expense does not reflect the amounts that would have resulted had CME Holdings and CBOT Holdings filed consolidated income tax returns during the periods presented.

(K) To adjust the weighted average number of shares outstanding used to determine basic and diluted pro forma earnings per share based upon the exchange of CBOT Holdings Class A common stock for 0.3500 of a share of CME Holdings Class A common stock, as follows (shares in thousands):

		Year Ended December 31, 2006	Three Months Ended March 31, 2007
Basic Computation:
CBOT Holdings historical weighted average shares	[a]	52,792	52,798
Exchange ratio		0.3500	0.3500

CME Holdings new shares issued	[b]	18,477	18,479

Pro forma adjustment	[b] – [a]	(34,315)	(34,319)

Diluted Computation:
CBOT Holdings historical weighted average shares	[a]	52,861	52,900
Exchange ratio		0.3500	0.3500

CME Holdings new shares issued	[b]	18,501	18,515

Pro forma adjustment	[b] – [a]	(34,360)	(34,385)

4. Share Repurchase

Assuming that the parties complete the merger, CME Group intends to repurchase shares of its Class A common stock in a cash tender offer for up to $3.5 billion at a fixed price of $560.00 per share. CME Group intends to use available funds and to incur short-term debt to repurchase the shares. CME Holdings has obtained a commitment from its lenders for up to $2.5 billion of funding. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the anticipated repurchase of shares, the use of available funds, or the incurrence of debt. There is no certainty as to the number of shares that will be tendered by shareholders under this repurchase program or the amount of debt that will be used to fund the repurchase. However, assuming that these anticipated transactions had taken place on January 1, 2006 and that the maximum number shares had been tendered, we believe that adjusting the unaudited pro forma condensed combined financial information would result in the following (amounts in thousands except per share data):

For the Periods Presented
Number of shares tendered	6,250
Cash paid for shares tendered	$3,500,000
Estimated incurrence of short-term debt	2,000,000
Liquidation of cash equivalents and marketable securities	1,500,000

	Year Ended	Three Months Ended
	December 31, 2006	March 31, 2007
Interest expense, pre-tax:
Short-term debt at 5.31%	$106,132	$26,533
Debt financing costs	3,134	784
Interest income lost, pre-tax	74,374	18,645
Net income before nonrecurring charges directly attributable to the transaction	429,428	149,482
Earnings per common share:
Basic	$9.15	$3.18
Diluted	9.06	3.15
Weighted average number of common shares:
Basic	46,923	47,080
Diluted	47,375	47,494

Interest expense on short-term debt was calculated based on the 3-month London Interbank Offered Rate at May 11, 2007. This interest rate is reflective of the interest rate determined under the funding commitment obtained by CME Holdings from its lenders for purposes of completing the share repurchase.

COMPARATIVE RIGHTS OF STOCKHOLDERS OF CBOT HOLDINGS AND CME HOLDINGS PRIOR TO AND AFTER THE MERGER

This section describes the material differences between the rights of holders of CBOT Holdings common stock and holders of CME Holdings common stock prior to the merger, on the one hand, and the rights of holders of common stock of CME Group after the merger, on the other hand.

CBOT Holdings and CME Holdings are both incorporated under Delaware law. Because CME Holdings will be the surviving corporation in the merger and renamed CME Group Inc., CME Group will continue to be incorporated under Delaware law. Any differences, therefore, in the rights of holders of CBOT Holdings common stock and holders of CME Holdings common stock prior to the merger and the rights of holders of common stock of CME Group after the merger arise primarily from differences in their respective certificates of incorporation and bylaws. Upon the completion of the merger, the certificate of incorporation and bylaws of CME Group will be as set forth in the forms attached as Annexes F and G to this document. Consequently, after the effective time of the merger, the rights of former CBOT Holdings Class A stockholders and current CME Holdings stockholders will be determined by reference to the CME Group certificate of incorporation and bylaws. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the governing instruments of CME Holdings and CBOT Holdings and the certificate of incorporation and bylaws of CME Group, to each of which you are referred. The governing instruments are subject to amendment in accordance with their terms. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “Where You Can Find More Information.”

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

Authorized Capital Stock

Authorized Shares. The authorized capital stock of CBOT Holdings consists of:

•      200,000,000 shares of Class A common stock, of which 16,457,138 shares have been designated as Series A-1 common stock, 16,451,412 shares have been designated as Series A-2 common stock and 16,451,412 shares have been designated as Series A-3 common stock;

•      one share of Class B common stock; and

•      20,000,000 shares of preferred stock, of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock.

Authorized Shares. The authorized capital stock of CME Holdings consists of :

•      138,000,000 shares of Class A common stock, of which 9,500,000 shares have been designated as Class A-1 common stock, 9,500,000 shares have been designated as Class A-2 common stock, 9,500,000 shares have been designated as Class A-3 common stock and 9,500,000 shares have been designated as Class A-4 common stock;

•      3,138 shares of Class B common stock, of which 625 shares have been designated as Class B-1 common stock, 813 shares have been designated as Class B-2 common stock, 1,287 shares have been

Authorized Shares. Same as CME Holdings prior to the merger, except that the authorized number of shares of Class A common stock will be increased to 1,000,000,000 shares and no separate series of Class A common stock will be designated. Accordingly, the authorized capital stock of CME Group will consist of:

•      1,000,000,000 shares of Class A common stock;

•      3,138 shares of Class B common stock, of which 625 shares will be designated as Class B-1 common stock, 813 shares will be designated as Class B-2 common stock, 1,287 shares will be designated as Class B-3 common stock and 413 shares will be designated as Class B-4 common stock; and

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

       designated as Class B-3 common stock and 413 shares have been designated as Class B-4 common stock; and

•      10,000,000 shares of preferred stock, of which 140,000 shares have been designated as Series A Junior Participating Preferred Stock.

• 10,000,000 shares of preferred stock, of which 140,000 shares will be designated as Series A Junior Participating Preferred Stock.

Outstanding Shares. As of May 29, 2007, the record date for the special meeting, CBOT Holdings had issued and outstanding:

•      52,843,183 shares of Class A common stock (consisting of 52,843,183 shares of unrestricted Class A common stock, no shares of Series A-1 common stock, no shares of Series A-2 common stock and no shares of Series A-3 common stock);

•      one share of Class B common stock; and

•      no shares of preferred stock.

Outstanding Shares. As of May 29, 2007, the record date for the special meeting, CME Holdings had issued and outstanding:

•      34,896,675 shares of Class A common stock (none of which were shares of Class A-1, Class A-2, Class A-3 or Class A-4 common stock);

•      3,138 shares of Class B common stock (consisting of 625 shares of Class B-1 common stock, 813 shares of Class B-2 common stock, 1,287 shares of Class B-3 common stock and 413 shares of Class B-4 common stock); and

•      no shares of preferred stock.

Outstanding Shares. Based on the number of shares of capital stock of CBOT Holdings and CME Holdings outstanding as of May 29, 2007, the record date for the special meetings, after consummation of the merger and assuming each outstanding share of CBOT Holdings Class A common stock is converted into CME Holdings Class A common stock, it is expected that CME Group will have issued and outstanding:

•      approximately 53,391,789 shares of Class A common stock;

•      3,138 shares of Class B common stock (consisting of 625 shares of Class B-1 common stock, 813 shares of Class B-2 common stock, 1,287 shares of Class B-3 common stock and 413 shares of Class B-4 common stock); and

•      no shares of preferred stock.

Dividends and Other Distributions

Holders of CBOT Holdings Class A common stock are entitled to receive such dividends, if any, as may be declared by the board of directors of CBOT Holdings, subject to any preferential dividend rights of outstanding preferred stock. In the event of any liquidation, dissolution or winding-up of the affairs of CBOT	Holders of CME Holdings Class A and Class B common stock are entitled to receive proportionately such dividends, if any, as may be declared by the board of directors of CME Holdings, subject to any preferential dividend rights of outstanding preferred stock. In the event of any liquidation, dissolution or winding-up of the	Same as CME Holdings prior to the merger.

CBOT HOLDINGS	CME HOLDINGS	CME GROUP
Holdings, and subject to the rights of any outstanding series of preferred stock, holders of CBOT Holdings Class A common stock are entitled to receive a distribution of the remaining assets on a pro rata basis.	affairs of CME Holdings, and subject to the rights of any outstanding series of preferred stock, holders of CME Holdings Class A and Class B common stock are entitled to receive a distribution of the remaining assets on a pro rata basis.

Voting Rights—General

With the exception of the special rights of the holder of the sole share of CBOT Holdings Class B common stock to elect six directors to the board of directors of CBOT Holdings, holders of CBOT Holdings Class A common stock are entitled to one vote per share on all matters for which a vote of common stockholders is required. The special voting rights of the holder of the sole share of CBOT Holdings Class B common stock are described below under “Voting Rights in Election of Directors.” Except with respect to such special rights of the holder of the sole share of Class B common stock, the holder of the sole share of Class B common stock has no other rights to vote.	With the exception of the matters reserved to holders of the CME Holdings Class B common stock, holders of CME Holdings common stock vote together on all matters for which a vote of common stockholders is required. In these votes, each holder of shares of CME Holdings Class A or Class B common stock has one vote per share. Matters reserved to the holders of CME Holdings Class B common stock, votes applicable to each class of such Class B common stock in these matters and certain voting restrictions on holders of such Class B common stock are described below under “Voting Rights in Election of Directors” and “Additional Provisions of CME Holdings Class B Common Stock.”	Same as CME Holdings prior to the merger.

Voting Rights in Election of Directors

The certificate of incorporation of CBOT Holdings provides for a board of directors composed of 17 members. The holder of the sole share of CBOT Holdings Class B common stock has the right to elect six directors, who are referred to as the “subsidiary directors,” to the board of directors of CBOT Holdings. The remaining 11 directors are elected by the holders of CBOT Holdings Class A common stock. The holder of the sole share of Class B common stock	The certificate of incorporation of CME Holdings provides for a board of directors composed of 20 members. The holders of CME Holdings Class B-1, Class B-2 and Class B-3 common stock have the right to elect six Class B Directors to the board of directors of CME Holdings, of which three are elected by Class B-1 stockholders, two are elected by Class B-2 stockholders and one is elected by Class B-3 stockholders. The remaining 14 equity directors are	Same as CME Holdings prior to the merger, except that the size of the board of directors will be increased to include ten additional equity directors. Accordingly, the certificate of incorporation of CME Group provides for a board of directors composed of 30 members, including six Class B Directors elected by the Class B-1, Class B-2 and Class B-3 common stock as described for CME Holdings prior to the merger and 24 equity directors elected by the holders of

CBOT HOLDINGS	CME HOLDINGS	CME GROUP
is a subsidiary voting trust, which is obligated to vote to elect as subsidiary directors to the board of directors of CBOT Holdings the directors who have been elected to serve on the board of directors of CBOT by the Series B-1 and Series B-2 members of CBOT.	elected by the holders of the CME Holdings Class A and Class B common stock, voting together as a class.

the Class A and Class B common stock, voting together as a class.

For information regarding the initial composition of the board of directors at the effective time of the merger and nomination procedures during the transition period, see “The Merger—Board of Directors and Executive Officers of CME Group After Completion of the Merger.”

Voting Rights in Extraordinary Transactions

The holders of Class A common stock have the right to vote on any proposal for a transaction (or series of related transactions) either involving the sale of a significant amount of CBOT Holdings’ assets to a third party or in which CBOT Holdings proposes to acquire, invest in or enter into a business in competition with the then existing business of CBOT (which also includes any business proposed as of such time). Further, the affirmative vote of a majority of the votes cast by the holders of Class A common stock of CBOT Holdings at any annual or special meeting of the stockholders of CBOT Holdings is required for CBOT Holdings, as the holder of the sole Class A membership in CBOT, to vote in favor of any of the following proposals:

•      any merger of CBOT with another entity;

•      any transaction (or series of related transactions) involving the sale of a significant amount of CBOT’s assets to a third party;

•      any transaction (or series of related transactions) in which CBOT proposes to acquire, invest in or enter into a business in competition with the then existing business of CBOT; or

	The Delaware General Corporation Law generally requires that any merger, consolidation or sale of substantially all the assets of a corporation be approved by a vote of a majority of all outstanding shares entitled to vote thereon. Although a Delaware corporation’s certificate of incorporation may provide for a greater vote, the CME Holdings certificate of incorporation does not.	Same as CME Holdings prior to the merger.

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

•      any dissolution or liquidation of CBOT.

For these purposes, a “significant amount” of assets means 10% of the fair market value of the assets, both tangible and intangible, of CBOT Holdings or CBOT, as applicable, as of the time of the board approval of the proposed sale, as determined by the board of directors of CBOT Holdings or CBOT, as applicable, in its sole and absolute discretion. The board of directors of CBOT Holdings or CBOT, as applicable, shall determine, in its sole and absolute discretion, whether any business is in competition with the then existing business of CBOT (which also includes any business proposed as of such time).

Proposals for CBOT Holdings to engage in such transactions or to vote its Class A membership in CBOT in favor of such transactions will be adopted only if a majority of the votes cast by the holders of Class A common stock of CBOT Holdings are voted in favor of the proposal.

Additional Provisions of CME Holdings Class B Common Stock.

	Associated Trading Rights. Each class of CME Holdings Class B common stock is associated with a membership in a specific division of CME. The rules of CME provide members with trading rights and the ability to use or lease these trading rights. Trading rights are maintained at CME and are not part of or evidenced by the Class B common stock of CME Holdings. The CME Holdings Class B common stock is intended only to ensure that the former Class B stockholders of CME retain rights with respect to representation on the board of directors and approval rights with	Associated Trading Rights. Same as CME Holdings prior to the merger.

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

respect to the core rights described below.

Voting on Core Rights. Holders of CME Holdings Class B common stock have the right to approve changes in specified rights relating to the trading privileges associated with those shares. These core rights include allocation of products that a holder of trading rights is permitted to trade through CME; the trading floor access rights and privileges that a member has; the number of memberships in each membership class and the number of authorized and issued shares of Class B common stock associated with that class; and eligibility requirements to exercise trading rights associated with shares of Class B common stock. Votes on changes to these core rights are weighted by class. Each class of CME Holdings Class B common stock has the following number of votes on matters relating to core rights: Class B-1, six votes per share; Class B-2, two votes per share; Class B-3, one vote per share; and Class B-4,

Voting on Core Rights. Same as CME Holdings prior to the merger.
one-sixth of one vote per share. The approval of a majority of the votes cast by the holders of shares of CME Holdings Class B common stock is required in order to approve any changes to core rights. Holders of shares of CME Holdings Class A common stock do not have the right to vote on changes to core rights.

Voting Restrictions. The certificate of incorporation of CME Holdings provides that, with respect to any election of directors or core rights, any person or group that beneficially owns 15% or more ofany class of CME Holdings Class B common stock may, for so long as such person or group

Voting Restrictions. Same as CME Holdings prior to the merger.

CBOT HOLDINGS	CME HOLDINGS	CME GROUP
owns such percentage, vote only the number of shares of that class of CME Holdings Class B common stock for which it owns an equivalent percentage of CME Holdings Class A common stock.

Commitment to Open Outcry. The certificate of incorporation of CME Holdings includes a commitment to maintain open outcry floor trading on CME for a particular traded product as long as the open outcry market is deemed “liquid” pursuant to specified tests set forth in the certificate of incorporation. The commitment requires CME Holdings to maintain a facility for conducting business, for disseminating price information, for clearing and delivery and to provide reasonable financial support for technology, marketing and research for open outcry markets.

If a market is deemed illiquid as a result of a failure to meet any of the specified tests, the board of directors of CME Holdings will determine whether or not that market will be closed.

Commitment to Open Outcry. Same as CME Holdings prior to the merger.

Transfer Restrictions

Class A Common Stock. All shares of CBOT Holdings Class A common stock are identical, except that the shares of Series A-1, Series A-2 and Series A-3 were issued subject to transfer restrictions contained in the certificate of incorporation of CBOT Holdings. The transfer restrictions applicable to shares of CBOT Holdings Series A-1, Series A-2 and Series A-3 expired on April 22, 2006, October 19, 2006 and April 17, 2007, respectively.	Class A Common Stock. None.	Class A Common Stock. Same as CME Holdings prior to the merger.

Class B Common Stock. The sole share of Class B common stock of CBOT Holdings is held by a	Class B Common Stock. Each class of CME Holdings Class B common stock is subject to	Class B Common Stock. Same as CME Holdings prior to the merger.

CBOT HOLDINGS	CME HOLDINGS	CME GROUP
subsidiary voting trust and is generally subject to a complete restriction on transfer. However, the board of directors of CBOT Holdings may authorize the transfer or repurchase of the share of Class B common stock if such transfer or repurchase is approved by a majority of the Series B-1 and Series B-2 members of CBOT. In connection with the merger, the Series B-1 and Series B-2 members of CBOT are being asked to approve the repurchase of the sole share of CBOT Holdings Class B common stock.	transfer restrictions contained in the certificate of incorporation of CME Holdings. These transfer restrictions prohibit the sale or transfer of any shares of CME Holdings Class B common stock separate from the sale of the associated trading rights.

Other Certificate of Incorporation and Bylaw Provisions

Classified Board. The certificate of incorporation of CBOT Holdings provides for a board of directors divided into two classes, with one class to be elected each year to serve a two-year term.	Classified Board. The certificate of incorporation of CME Holdings provides for a board of directors divided into two classes, with one class to be elected each year to serve a two-year term.	Classified Board. The certificate of incorporation of CME Group provides for a board of directors divided into three classes, with one class to be elected each year to serve a three-year term.

Removal. Under Delaware law, the directors of a corporation that has a classified board within the meaning of Delaware law may be removed by the corporation’s stockholders only for cause unless the corporation’s certificate of incorporation provides otherwise. CBOT Holdings believes that it has a classified board within the meaning of Delaware law and that its directors are, under Delaware law, removable by the stockholders only for cause, although the matter is not free from doubt.	Removal. The certificate of incorporation of CME Holdings provides that any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director.	Removal. Same as CME Holdings prior to the merger.

Vacancies. The CBOT Holdings certificate of incorporation provides that any vacancy occurring in a directorship will, unless otherwise required by law or board resolution, be filled only by a majority vote of the directors then in office (and not by stockholders), and any director filling such a vacancy shall have the	Vacancies. The certificate of incorporation of CME Holdings provides that any vacancy occurring in a directorship may be filled by the board of directors and any director filling such a vacancy shall have the remaining term as that of his or her predecessor, provided that any vacancy	Vacancies. Same as CME Holdings prior to the merger, except that during the period ending on the first business day prior to the annual meeting of stockholders to be held in 2010, the CME nominating representatives have the exclusive power on behalf of the entire board of directors to designate a person to

CBOT HOLDINGS	CME HOLDINGS	CME GROUP
remaining term as that of his or her predecessor.	occurring with respect to a Class B Directorship must be filled from the candidates who lost for such position in the most recent election for the directorship, with the candidates being selected to fill the vacancy in the order of the aggregate number of votes received in the previous election.	fill a vacancy in a directorship held by CME Director, and the CBOT nominating representatives have the same power with respect to the CBOT Directors.

Advance Notice Procedures. The bylaws of CBOT Holdings establish advance notice procedures with regard to proposals by holders of CBOT Holdings Class A common stock relating to the nomination of candidates for election as directors or	Advance Notice Procedures. The bylaws of CME Holdings establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought	Advance Notice Procedures. Same as CME Holdings prior to the merger.

new business to be brought before annual meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing prior to the meeting at which the action is to be taken. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

If nominations are made in accordance with the advance notice procedures, CBOT Holdings shall, to the extent it prepares and delivers a proxy statement and form of proxy, at its own expense, include the name of such nominee and all other information related to such nominee that is provided with respect to the board of directors’ nominees in such proxy statement and form of proxy in the event that:

before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing prior to the meeting at which the action is to be taken. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

• a holder of CBOT Class A common stock proposes to nominate an individual for election or reelection as a director of CBOT Holdings or election to the nominating committee of CBOT Holdings;

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

•      such stockholder has satisfied each of the terms and conditions described in the bylaws for the nomination of such nominee; and

•      such stockholder has delivered a written petition, executed by at least 40 persons who are both a Series B-1 member of CBOT and a holder of CBOT Class A common stock, proposing to nominate such nominee.

Special Meeting of Stockholders. The certificate of incorporation and bylaws of CBOT Holdings deny stockholders the right to call a special meeting of stockholders. CBOT Holdings’ certificate of incorporation and bylaws provide that only the chairman of the board or a majority of the board of directors may call special meetings of the stockholders.	Special Meeting of Stockholders. The certificate of incorporation and bylaws of CME Holdings deny stockholders the right to call a special meeting of stockholders. CME Holdings’ certificate of incorporation and bylaws provide that only the chairman of the board or a majority of the board of directors may call special meetings of the stockholders.	Special Meeting of Stockholders. Same as CME Holdings prior to the merger.

Written Consent of Stockholders.

The certificate of incorporation of CBOT Holdings requires that all actions of the holders of Class A common stock must be taken by a vote of the holders of Class A common stock at an annual or special meeting, and such stockholders are not permitted to take action by written consent without a meeting. The holder of the sole share of Class B common stock of CBOT Holdings is permitted to take action by written consent.

Written Consent of Stockholders.

The certificate of incorporation of CME Holdings requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit the stockholders to act by written consent, without a meeting.

Written Consent of Stockholders. Same as CME Holdings prior to the merger.

Amendment of Certificate of Incorporation. Under the Delaware General Corporation Law, an	Amendment of Certificate of Incorporation. The certificate of incorporation of CME Holdings	Amendment of Certificate of Incorporation. Same as CME Holdings prior to the merger, except
amendment to a corporation’s certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote thereon and (iii) the approval of a majority of the outstanding stock of each class entitled to vote thereon as a class.	requires the approval of not less than two-thirds of the voting power of all outstanding shares of common stock entitled to vote to amend the certificate of incorporation provisions regarding removal of directors, special meetings of stockholders and written consents of stockholders	that the approval of not less than two-thirds of the voting power of all outstanding shares of common stock entitled to vote are also required to amend the provisions of the certificate of incorporation of CME Group regarding the CME/CBOT Product Trading Requirements described under “The Merger—

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

The certificate of incorporation of CBOT Holdings provides that CBOT Holdings reserves the right to amend or repeal any provision of the CBOT Holdings certificate of incorporation in the manner prescribed by the laws of the State of Delaware and that all rights conferred upon stockholders are granted subject to such reservation.

The certificate of incorporation of CBOT Holdings contains no further provisions concerning amendment of the certificate of incorporation.

	described in this section as well as provisions regarding the indemnification and personal liability of directors and officers and the board’s authority to issue stock purchase rights and to take action with respect to change in control transactions. Only CME Holdings Class B stockholders may amend provisions of CME Holdings’ certificate of incorporation relating to the core rights described above.	Amended and Restated Certificate of Incorporation and Bylaws.” Furthermore, during the transition period, the approval of a majority of the CME Directors and a majority of the CBOT Directors is required to amend the provisions of the certificate of incorporation of CME Group regarding the number, classification and removal of directors and filling of vacancies and the CME/CBOT Product Trading Requirements.

Amendment of Bylaws. The board of directors of CBOT Holdings has the authority to adopt, amend or repeal the bylaws of CBOT Holdings without the approval of the holders of Class A common stock. However, the holders of Class A common stock have the right to initiate, without the approval of the board of directors of CBOT Holdings, proposals to adopt, amend or repeal the bylaws of CBOT Holdings. The approval of a majority of the votes cast at any annual or special meeting of the holders of Class A common stock is required in order to adopt, repeal or amend the bylaws in response to such stockholder proposals.	Amendment of Bylaws. The certificate of incorporation of CME Holdings provides that the board of directors of CME Holdings has the authority to adopt, amend or repeal the bylaws of CME Holdings without the approval of the holders of CME Holdings common stock. However, the certificate of incorporation of CME Holdings also provides that the bylaws of CME Holdings may also be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding common stock of CME Holdings, voting together as a single class.	Amendment of Bylaws. Same as CME Holdings prior to the merger, except that, during the transition period, the affirmative vote of a majority of the CME Directors and a majority of the CBOT Directors is required to alter or amend or adopt any provision inconsistent with, or repeal, the articles of the bylaws regarding the board of directors, board committees and board and executive officers and the provisions regarding the governance arrangements during the transition period.

COMPARATIVE RIGHTS OF CBOT MEMBERS

PRIOR TO AND AFTER THE MERGER

BEFORE THE MERGER	AFTER THE MERGER

Authorized Memberships

Class A Membership. The authorized memberships of CBOT include one Class A membership held by CBOT Holdings.

Class B Memberships. The authorized Class B memberships include:

•      1,402 Series B-1 memberships;

•      867 Series B-2 memberships;

•      128 Series B-3 memberships;

•      641 Series B-4 memberships; and

•      643 Series B-5 memberships.

Class A Membership. The Class A membership will be held by CME Group following the merger. Class B Memberships. No change.

Dividend Rights

Class B memberships have no right to receive any dividends or other distributions.	No change.

Voting Rights — General

Each holder of a Series B-1 membership is entitled to one vote for each matter Class B members are entitled to vote on, and each holder of a Series B-2 membership is entitled to one-sixth of one vote for each matter Class B members are entitled to vote on. No other holders of Class B memberships have the right to vote under the certificate of incorporation.	No change.

Extraordinary Transactions

The approval of the holder of the Class A membership (which is held by CBOT Holdings before the merger) is required for CBOT to engage in the following (either one transaction or a series of related transactions):

•      any merger or consolidation of CBOT with or into another entity;

•      any purchase by, investment in, or other acquisition or formation by CBOT of any business or assets which are, or are intended to be, competitive, as determined by the board of directors of CBOT in its sole and absolute discretion, with the business conducted or proposed to be conducted at such time by CBOT;

•      any sale (or other transfer) to a third party of assets of CBOT that constitute a significant amount of the total assets of CBOT; or

•      any dissolution or liquidation of CBOT.

No comparable provision. See “Comparative Rights of Stockholders of CBOT Holdings and CME Holdings Prior to and After the Merger—Voting Rights in Extraordinary Transactions.”

BEFORE THE MERGER	AFTER THE MERGER
Amendment of Certificate of Incorporation and Bylaws

Amendment of Certificate of Incorporation. Any amendment of, or repeal of any provision contained in, the certificate of incorporation of CBOT requires the approval of the Series B-1 and B-2 members, voting together as a single class.	Amendment of Certificate of Incorporation. The right of Series B-1 and B-2 members to vote on amendments to the certificate of incorporation is limited to certain provisions, including: Section B(2) (the number of authorized memberships of CBOT), Section C (the relative voting rights of the Series B-1 and B-2 members), Section D (the trading rights, voting rights and core rights of Class B members and certain other covenants) and Section E (the commitment to maintain open outcry markets) of Article IV, the second sentence of Article IX (regarding amendments to the amended and restated certificate of incorporation), and, during the transition period, Article VI (the board of directors of CBOT).

Amendment of Bylaws. Series B-1 and B-2 members of CBOT have the power to adopt, amend and repeal the bylaws of CBOT. In addition, Series B-1 and B-2 members have the right to make non-binding recommendations to CBOT’s board of directors.	Amendment of Bylaws. Class B members have no right to adopt, repeal or amend the bylaws of CBOT or make non-binding recommendations to CBOT’s board of directors, and the Class A member is the only member with the right to adopt, amend or repeal the bylaws.

Rules and Regulations of CBOT

Rules and Regulations. The rules and regulations are considered part of the bylaws of CBOT, and therefore Series B-1 and B-2 members of CBOT have the power to adopt, amend and repeal the rules and regulations of CBOT (except as otherwise provided in the rules and regulations).

Rules and Regulations. Series B-1 and B-2 members will no longer have the power to adopt, amend or repeal the rules and regulations of CBOT.

During the two-year period following the date of filing of the amended and restated certificate of incorporation, CBOT will provide the CBOT directors with five business days’ advance notice of any change to CBOT’s rules and regulations. If a majority of the CBOT directors determine in their sole discretion that the proposed change will materially impair the business of CBOT or materially impair the business opportunities of the holders of the Class B memberships of CBOT, such change will be submitted to a committee of the board of directors of CBOT comprised of three CBOT directors designated by the vice chairman of CBOT and two CME directors designated by the chairman of CBOT for approval. Approval shall require the affirmative vote of a majority of the full committee.

Rights in Election of Directors and Members of Nominating Committee

Right to Elect Directors by Class B Members. The Class B members have the right to elect six directors to the board of directors of CBOT.	Right to Elect Directors by Class B Members. None.

BEFORE THE MERGER	AFTER THE MERGER
Right to Nominate Persons for Election to the Board or the Nominating Committee. Any Series B-1 or B-2 member in good standing may make such nominations, subject to certain notice requirements, and CBOT is obligated to include such nominees in its proxy materials if certain conditions are satisfied.	Right to Nominate Persons for Election to the Board or the Nominating Committee. Series B-1 and B-2 members no longer have the right to nominate persons for election to the board of directors or the nominating committee. At each annual meeting, the Class A member (which will be CME Group after the merger) will elect the board of directors, which shall at all times be comprised of the same directors as those of CME Group.

Other Certificate of Incorporation and Bylaw Provisions

Right to Initiate Proposals by Class B Members. Class B members have the right to initiate proposals at or for any meeting of members.	Right to Initiate Proposals by Class B Members. None.

Right to Call Special Meetings. Special meetings of the members of CBOT may be called by the chairman of the board or the board of directors upon receipt of a written demand of the holders of Series B-1 and B-2 memberships entitled to cast 10% of the voting power of such members.	Right to Call Special Meetings. None. Special meetings may be called only by the chairman of the board of directors of CBOT or a majority of the total number of authorized directors.

Condition to Bring Matters before Member Meeting. None specified.	Condition to Bring Matters before Member Meeting. For business to be brought before the annual meeting of the members of CBOT, it must be (i) authorized by the board of directors and specified in the notice of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by the Class A member (which will be CME Group after the merger).

Trading Rights For New Products After the Merger

Not applicable.	Each holder of a Series B-1 membership of CBOT shall be entitled to all trading rights and privileges for all new products first made available after the filing of the amended and restated certificate of incorporation traded on the open outcry exchange system of CBOT or CME or any electronic trading system maintained by CBOT or CME or any of their respective successors or successors-in-interest.

Commitment to Dual-Trading After the Merger

Not applicable.	CBOT will be prohibited from adopting bylaws or rules that adversely affect the ability of Class B members to engage in dual-trading unless required by applicable law or governmental rule or regulation.

BEFORE THE MERGER	AFTER THE MERGER
Obligation to Preserve Exercise Right After the Merger

Not applicable.

Unless otherwise agreed to by the Series B-1 and Series B-2 members voting together as a single class, CBOT shall use commercially reasonable efforts to preserve the exercise right for the benefit of the Series B-1 members and their lessees, including:

•     defending any actions, suits or proceedings brought to challenge all or any portion of the exercise right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal;

•      taking reasonable steps, including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 members and their lessees that have exercised the exercise right the right to receive any dividends or other distributions to be made by CBOE to its members; and

•     complying with CBOT’s obligations under agreements with CBOE regarding the exercise right, including making available to CBOE the information specified in any such agreements or any surveillance plans with CBOE; provided, that CBOT shall not be required to spend in the aggregate in excess of $15.0 million for out-of-pocket costs, including attorneys’ fees, after the date of filing the amended and restated certificate of incorporation in connection with its obligations under clauses (i) and (ii).

LEGAL MATTERS

Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary of CME Holdings, will pass upon certain legal matters for CME Holdings in connection with the securities offered by this prospectus. As of April 30, 2007, Kathleen M. Cronin beneficially owned 5,028 shares of CME Holdings Class A common stock, including options exercisable within 60 days of April 30, 2007 to purchase 3,208 shares of CME Holdings Class A common stock.

EXPERTS

The consolidated financial statements of CME Holdings incorporated by reference in CME Holdings’ Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedules appearing therein), and CME Holdings management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and management’s assessment of the effectiveness of internal controls over financial reporting of CBOT Holdings incorporated in this prospectus by reference from the CBOT Holdings Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the consolidated financial statements expressed an unqualified opinion and includes an explanatory paragraph regarding the adoption of SFAS 158) which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

CME Holdings

CME Holdings stockholders interested in submitting a proposal for inclusion in the proxy materials at the CME Holdings 2008 annual meeting of stockholders may do so by following the rules prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must have been received by CME Holdings’ corporate secretary at the address listed below no later than November 24, 2007.

Under CME Holdings’ bylaws, if you wish to present other business before the CME Holdings stockholders at the CME Holdings 2008 annual meeting of stockholders, or nominate a director candidate, you must have given proper written notice of any such business to CME Holdings’ corporate secretary not before December 27, 2007 and not after January 26, 2008. Your notice must include the information specified in CME Holdings’ bylaws concerning the business or nominee. CME Holdings’ bylaws set forth the information that must be furnished to the corporate secretary in order for any such notice to be proper. A copy of CME Holdings’ bylaws may be obtained from the CME Holdings corporate secretary at CME Holdings’ address listed below.

CME Holdings stockholder notices should be delivered to Chicago Mercantile Exchange Holdings Inc., 20 South Wacker Drive, Chicago, Illinois 60606, Attention: Corporate Secretary.

CBOT Holdings

The CBOT Holdings’ 2008 Annual Meeting of Stockholders will be held only if the merger is not completed. Proposals that stockholders would like CBOT Holdings to consider including in its proxy materials for presentation at the CBOT Holdings’ 2008 Annual Meeting of Stockholders must have been received by CBOT Holdings’ Secretary by November 30, 2007. In addition, if you obtain a written petition for a nominee for election to CBOT Holdings board of directors that is signed by 40 stockholders of CBOT Holdings that are also Series B-1 members of CBOT, CBOT Holdings will use commercially reasonable efforts to include your nominee in CBOT Holdings proxy materials for CBOT Holdings’ 2007 Annual Meeting of Stockholders but only if CBOT Holdings receives the petition and the information required by CBOT Holdings’ bylaws during the period beginning January 29, 2008 and ending March 9, 2008.

Those proposals and petitions should be sent to the Secretary, CBOT Holdings, Inc., 141 West Jackson Boulevard, Suite 600, Chicago, Illinois 60604, and must comply with rules promulgated by the SEC and CBOT Holdings’ bylaws in order to be eligible for inclusion in CBOT Holdings’ proxy materials for its 2008 Annual Meeting of Stockholders.

Advance notice must be delivered to CBOT Holdings of any business proposed to be brought by stockholders before an annual meeting of stockholders, and of any proposed nominees for election as a director at an annual or special meeting of stockholders. For business to be brought before the 2008 Annual Meeting of Stockholders, such advance notice provisions require that stockholders give written notice to the Secretary of CBOT Holdings, Inc. during the period beginning January 29, 2008 and ending March 9, 2008. In each case, the notice must set forth specific information regarding such stockholder and each proposed director nominee or other business proposed by such stockholder, as applicable. The information that needs to be provided is described in CBOT Holdings’ bylaws.

Except as described in the next sentence, stockholders are not permitted to make proposals, or bring other business, at a special meeting of the stockholders. If directors are to be elected at a special meeting of stockholders, stockholders who wish to propose a nominee for election as a director must give written notice to the Secretary of CBOT Holdings, Inc. not later than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and, if directors are to be elected, of the nominees proposed by CBOT Holdings’ board of directors.

Notices should be sent to the Secretary, CBOT Holdings, Inc., 141 West Jackson Boulevard, Suite 600, Chicago, Illinois 60604, and must comply with CBOT Holdings’ bylaws.

CBOT

Advance notice must be delivered to CBOT of any proposed nominees for election as a director or nominating committee member at an annual meeting of members. For nominations to be made by members at the 2008 Annual Meeting of Members, such advance notice provisions require that members give written notice to the Secretary of CBOT during the period beginning January 29, 2008 and ending March 9, 2008. In each case, the notice must set forth specific information regarding such member and each proposed nominee. In addition, if a member obtains a written petition for a nominee for election to CBOT’s board of directors or nominating committee that is signed by 40 Series B-1 members of CBOT, CBOT will use commercially reasonable efforts to include such nominee in CBOT’s proxy materials for the 2008 Annual Meeting of Members.

Notices should be sent to the Secretary, Board of Trade of the City of Chicago, Inc., 141 West Jackson Boulevard, Suite 600, Chicago, Illinois 60604, and must comply with CBOT’s bylaws.

WHERE YOU CAN FIND MORE INFORMATION

CME Holdings and CBOT Holdings file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. The CME Holdings and CBOT

Holdings filings are also available at the Internet website maintained by the SEC at www.sec.gov. You may also obtain certain of these documents at CME Holdings’ website, “www.cme.com,” by selecting “Investor Relations” and then selecting “SEC Filings” and at CBOT Holdings’ website, “www.cbot.com,” by selecting “About CBOT” and then selecting “SEC Filings.” Information contained on the CME Holdings and CBOT Holdings websites is expressly not incorporated by reference into this document.

CME Holdings has filed a registration statement on Form S-4 to register with the SEC the CME Holdings Class A common stock that CBOT Holdings Class A stockholders will receive in connection with the merger. This document is a part of the registration statement of CME Holdings on Form S-4 and is a prospectus of CME Holdings and a proxy statement of CME Holdings and CBOT Holdings for the CME Holdings special meeting and CBOT Holdings special meeting, respectively.

The SEC permits CME Holdings and CBOT Holdings to “incorporate by reference” information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document or by information contained in documents filed with or furnished to the SEC after the date of this document that is incorporated by reference in this document.

This document incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about CME Holdings and CBOT Holdings and their financial conditions.

CME Holdings SEC Filings (File No. 0-33379)	Period or Filing Date

Annual Report on Form 10-K	Year Ended December 31, 2006
Quarterly Report on Form 10-Q Current Reports on Form 8-K	Quarter ended March 31, 2007 Filed on January 24, 2007, April 30, 2007 and May 11, 2007 (other than the portions of those documents not deemed to be filed)

The description of CME Holdings capital stock set forth in the registration statement on Form 8-A (Commission File No. 1-31553) filed by CME Holdings with the Securities and Exchange Commission on November 29, 2002, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description.

CBOT Holdings SEC Filings (File No. 1-32650)	Period or Filing Date

Annual Report on Form 10-K	Year ended December 31,2006
Quarterly Report on Form 10-Q	Quarter ended March 31, 2007
Current Reports on Form 8-K	Filed on January 8, 2007, January 22, 2007, January 31, 2007, February 8, 2007, March 16, 2007, March 21, 2007, April 19, 2007 and May 11, 2007 (other than the portions of those documents not deemed to be filed).

CME Holdings and CBOT Holdings also incorporate by reference into this document additional documents that either company may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of the CME Holdings special meeting and the CBOT Holdings special meeting. These documents include Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as proxy statements.

You may not have been sent some of the documents incorporated by reference, but you can obtain any of them through CME Holdings and CBOT Holdings as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this document. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing, by telephone or via the Internet from the appropriate company at the following addresses:

Chicago Mercantile Exchange Holdings Inc.	CBOT Holdings, Inc.
20 South Wacker Drive	141 West Jackson Boulevard
Chicago, Illinois 60606	Chicago, Illinois 60604
(312) 930-1000	(312) 435-3500
Attention: Investor Relations	Attention: Investor Relations
www.cme.com/about/invest	www.cbot.com

If you would like to request documents from CME Holdings or CBOT Holdings, please do so by June 29, 2007, to receive them before the CME Holdings special meeting or CBOT Holdings special meeting, as applicable.

You should rely only on the information contained or incorporated by reference into this document to vote on the amended merger agreement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated June 5, 2007. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date. Neither our mailing of this document to CME Holdings stockholders or CBOT Holdings Class A stockholders nor the issuance by CME Holdings of common stock in connection with the merger will create any implication to the contrary.

Annex A

CONFORMED COPY

AGREEMENT AND PLAN OF MERGER

AMONG

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.,

CBOT HOLDINGS, INC.

AND

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

DATED AS OF OCTOBER 17, 2006

AS AMENDED AS OF DECEMBER 20, 2006 AND MAY 11, 2007

A-i

A-ii

LIST OF EXHIBITS

Exhibit	Title
A	Form of Certificate of Incorporation
B	Form of By-Laws
C	Form of Amended and Restated Certificate of Incorporation of CBOT
D	Form of Amended and Restated By-Laws of CBOT
E	Form of Affiliate Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 17, 2006 (this “Agreement”), among CHICAGO MERCANTILE EXCHANGE HOLDINGS INC., a Delaware corporation (“CME Holdings”), CBOT HOLDINGS, INC., a Delaware corporation (“CBOT Holdings”), and BOARD OF TRADE OF THE CITY OF CHICAGO, INC., a Delaware non-stock corporation and subsidiary of CBOT Holdings (“CBOT”). CME Holdings, CBOT Holdings and CBOT are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Boards of Directors of CME Holdings, CBOT Holdings and CBOT have each determined that the transactions described herein are consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies, stockholders and members that CME Holdings and CBOT Holdings engage in a business combination;

WHEREAS, in furtherance thereof, the Boards of Directors of CME Holdings and CBOT Holdings have approved and declared advisable this Agreement and the merger of CBOT Holdings with and into CME Holdings (the “Merger”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINED TERMS; THE MERGER; CERTAIN RELATED MATTERS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Affiliate Agreement” has the meaning set forth in Section 6.12.

“Agreement” has the meaning set forth in the Preamble.

“ALTA” means the American Land Title Association.

“Alternative Agreement” has the meaning set forth in Section 6.5(a).

“Antitrust Division” has the meaning set forth in Section 6.4(a).

“Antitrust Laws” has the meaning set forth in Section 6.4(a)

“Available CBOT Holdings Stock Plan Shares” has the meaning set forth in Section 1.11(d).

“Board of Directors” means the board of directors of any specified Person.

“Book-Entry Shares” has the meaning set forth in Section 2.1(a).

“Burdensome Condition” has the meaning set forth in Section 6.4(c).

“Business Combination Transaction” has the meaning set forth in Section 6.5(e).

“Business Day” means any day except Saturday or Sunday on which commercial banks are not required or authorized to close in the City of Chicago.

“By-Laws” has the meaning set forth in Section 1.5(b).

“Cancelled Shares” has the meaning set forth in Section 1.9(d).

“CBOT” has the meaning set forth in the Preamble.

“CBOT Holdings” has the meaning set forth in the Preamble.

“CBOT Holdings Benefit Plans” has the meaning set forth in Section 3.16(a).

“CBOT Holdings Class A Common Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Class B Common Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Common Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Contracts” has the meaning set forth in Section 3.19(b).

“CBOT Holdings Director Notice” has the meaning set forth in Section 1.7(a).

“CBOT Holdings Directors” has the meaning set forth in Section 1.7(a).

“CBOT Holdings Disclosure Letter” has the meaning set forth in Article III.

“CBOT Holdings Financial Advisor” has the meaning set forth in Section 3.23.

“CBOT Holdings Financial Statements” means the consolidated financial statements of CBOT Holdings and the CBOT Holdings Subsidiaries included in the CBOT Holdings SEC Documents together, in the case of year-end statements, with reports thereon by Deloitte & Touche LLP, the independent auditors of CBOT Holdings, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“CBOT Holdings Identified Representations” means Section 3.3, Section 3.4 and Section 3.5.

“CBOT Holdings Improvements” has the meaning set forth in Section 3.15(b)(ii).

“CBOT Holdings Leased Real Property” means all real property interests leased by CBOT Holdings or any of the CBOT Holdings Subsidiaries pursuant to Leases.

“CBOT Holdings License Agreements” has the meaning set forth in Section 3.19(a)(ix).

“CBOT Holdings Material Leases” has the meaning set forth in Section 3.15(b)(v).

“CBOT Holdings Meetings” has the meaning set forth in Section 6.2(a).

“CBOT Holdings Owned Intellectual Property” has the meaning set forth in Section 3.18(a).

“CBOT Holdings Owned Real Property” means real property, together with all improvements and fixtures presently or hereafter located thereon or attached or appurtenant thereto or owned by CBOT Holdings or any CBOT Holdings Subsidiary, and all easements, licenses, rights and appurtenances relating to the foregoing.

“CBOT Holdings Permits” has the meaning set forth in Section 3.13(a).

“CBOT Holdings Preferred Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Real Property” has the meaning set forth in Section 3.15.

“CBOT Holdings Recommendation” has the meaning set forth in Section 6.2(a).

“CBOT Holdings Rights” means the rights distributed to the holders of CBOT Holdings Class A Common Stock pursuant to the CBOT Holdings Rights Agreement.

“CBOT Holdings Rights Agreement” means the amended and restated rights agreement, dated as of September 14, 2006, between CBOT Holdings and Computershare Investor Services LLC, as rights agent.

“CBOT Holdings SEC Documents” has the meaning set forth in Section 3.8(a).

“CBOT Holdings Special Committee” means the Special Transaction Committee of the Board of Directors of CBOT Holdings that was formed in connection with the transactions contemplated by this Agreement.

“CBOT Holdings Stock Option” has the meaning set forth in Section 1.11(a).

“CBOT Holdings Stock Plan” has the meaning set forth in Section 1.11(a).

“CBOT Holdings Stock-Based Award” has the meaning set forth in Section 1.11(b).

“CBOT Holdings Stockholder Approval” has the meaning set forth in Section 3.4(a).

“CBOT Holdings Stockholders Meeting” has the meaning set forth in Section 6.2(a).

“CBOT Holdings Subsidiary” has the meaning set forth in Section 3.2(a).

“CBOT Membership Approval” means (i) the approval of the Repurchase by the holders of a majority of the outstanding voting power of the Series B-1 and Series B-2 Membership Interests and (ii) the adoption of the Amended and Restated Certificate of Incorporation of CBOT in the form attached hereto as Exhibit C by the affirmative vote of the majority of the votes cast by the holders of the Series B-1 and Series B-2 Membership Interests at the CBOT Membership Meeting; provided that for each such approval, (A) the holders of Series B-1 Memberships and Series B-2 Memberships shall be considered as a single class and (B) the holders of Series B-1 Memberships and Series B-2 Memberships shall have the voting rights provided in Article IV.C. of the certificate of incorporation of CBOT as currently in effect.

“CBOT Membership Meeting” has the meaning set forth in Section 6.2(a).

“Certificate” has the meaning set forth in Section 1.9(b).

“Certificate of Incorporation” has the meaning set forth in Section 1.5(a).

“Certificate of Merger” has the meaning set forth in Section 1.4.

“CFTC” means the Commodity Futures Trading Commission.

“Change” has the meaning set forth in Section 6.2(a).

“Change in Recommendation” has the meaning set forth in Section 6.5(c)(I).

“Change in CBOT Holdings Recommendation” has the meaning set forth in Section 6.2(a).

“Change in CME Holdings Recommendation” has the meaning set forth in Section 6.2(b).

“Class A Membership” means the one (1) Class A Membership in CBOT.

“Class B Memberships” means, collectively, the Series B-1 Memberships, the Series B-2 Memberships, the Series B-3 Memberships, the Series B-4 Memberships and the Series B-5 Memberships in CBOT.

“Clayton Act” means the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder.

“Clearing Agreement” has the meaning set forth in Section 6.17.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“CME” means Chicago Mercantile Exchange Inc., a wholly owned subsidiary of CME Holdings.

“CME Common Stock” has the meaning set forth in Section 4.3(c).

“CME Holdings” has the meaning set forth in the Preamble.

“CME Holdings Benefit Plans” has the meaning set forth in Section 4.14(a).

“CME Holdings Class A Common Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Class B Common Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Common Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Contracts” has the meaning set forth in Section 4.17(b).

“CME Holdings Directors” has the meaning set forth in Section 1.7(a).

“CME Holdings Disclosure Letter” has the meaning set forth in Article IV.

“CME Holdings Financial Advisors” has the meaning set forth in Section 4.21.

“CME Holdings Financial Statements” means the consolidated financial statements of CME Holdings and the CME Holdings Subsidiaries included in the CME Holdings SEC Documents together, in the case of year-end statements, with reports thereon by Ernst & Young LLP, the independent auditors of CME Holdings, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“CME Holdings Identified Representations” means Section 4.3 and Section 4.4.

“CME Holdings Improvements” has the meaning set forth in Section 4.13(a).

“CME Holdings Leased Real Property” means all real property interests leased by CME Holdings or any of the CME Holdings Subsidiaries pursuant to the Leases.

“CME Holdings License Agreements” has the meaning set forth in Section 4.17(a)(ix).

“CME Holdings Material Lease” has the meaning set forth in Section 4.13(a).

“CME Holdings Owned Intellectual Property” has the meaning set forth in Section 4.16(a).

“CME Holdings Permits” has the meaning set forth in Section 4.11(a).

“CME Holdings Preferred Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Recommendation” has the meaning set forth in Section 6.2(b).

“CME Holdings Rights” means the rights distributed to the holders of CME Holdings Class A Common Stock and CME Holdings Class B Common Stock pursuant to the CME Holdings Rights Agreement.

“CME Holdings Rights Agreement” means the rights agreement, dated as of November 30, 2001, as amended, between CME Holdings and Computershare Investor Services LLC, as rights agent.

“CME Holdings SEC Documents” has the meaning set forth in Section 4.6(a).

“CME Holdings Stock Option” has the meaning set forth in Section 1.11(a).

“CME Holdings Stock Plans” has the meaning set forth in Section 4.3(b).

“CME Holdings Stock-Based Award” has the meaning set forth in Section 1.11(b).

“CME Holdings Stockholder Approval” has the meaning set forth in Section 4.4(a).

“CME Holdings Stockholders Meeting” has the meaning set forth in Section 6.2(b).

“CME Holdings Subsidiary” has the meaning set forth in Section 4.2(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commodity Exchange Act” means the Commodity Exchange Act, 7 U.S.C. §§ 1, et seq., as amended, and the rules and regulations promulgated thereunder.

“Confidentiality Agreement” has the meaning set forth in Section 6.3(c).

“Constituent Documents” means with respect to any entity, its certificate or articles of incorporation, by-laws, exchange rules and regulations, as applicable, and any similar charter or other organizational documents of such entity.

“Continuing Employees” has the meaning set forth in Section 6.6(a).

“Copyrights” has the meaning set forth in Section 3.18(k).

“D & O Insurance” has the meaning set forth in Section 6.8.

“DGCL” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in Section 1.4.

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of law (including common law) regulating or relating to the protection of human health, safety (as it relates to Releases of Hazardous Substances), natural resources or the environment, including laws relating to wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, Release, threatened Release of, or exposure to, Hazardous Substances.

“Environmental Permit” means any permit, license, authorization or consent required pursuant to applicable Environmental Laws.

“Equity Rights” means, with respect to any Person, securities, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person, and shall include the CME Holdings Stock Options, CME Holdings Stock-Based Awards, CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards, as applicable, but shall not include the CBOT Holdings Rights.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, any trade or business, whether or not incorporated, that together with such entity and its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.1(a).

“Exchange Ratio” has the meaning set forth in Section 1.9(a)(i).

“Expenses” has the meaning set forth in Section 6.7.

“Foreign Competition Laws” has the meaning set forth in Section 3.7(b).

“Foreign CBOT Holdings Benefit Plan” has the meaning set forth in Section 3.16(r).

“Foreign CME Holdings Benefit Plan” has the meaning set forth in Section 4.14(p).

“Form S-4” has the meaning set forth in Section 3.10.

“FTC” has the meaning set forth in Section 6.4(a).

“GAAP” has the meaning set forth in Section 3.8(b).

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission, including the CFTC, or other governmental authority or instrumentality.

“Hazardous Substances” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or toxic mold, or defined as such by, or regulated as such under, any Environmental Law.

“HSR Act” has the meaning set forth in Section 3.7(b).

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person and its Subsidiaries for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person and its Subsidiaries evidenced by bonds, debentures, notes, mortgages or similar instruments or securities, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (iv) all obligations of such Person and its Subsidiaries under conditional sale or other title retention agreements relating to any property purchased by such Person or any of its Subsidiaries, (v) all obligations of such Person and its Subsidiaries issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person and its Subsidiaries to creditors for inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (vi) all lease obligations of such Person and its Subsidiaries capitalized on the books and records of such Person or any of its Subsidiaries, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person or any of its Subsidiaries, whether or not the obligations secured thereby have been assumed, (viii) all letters of credit or performance bonds issued for the account of such Person or any of its Subsidiaries (excluding (a) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices, (b) standby letters of credit relating to workers’ compensation insurance and surety bonds, (c) surety bonds and customs bonds and (d) clearing house guarantees) and (ix) all guarantees and arrangements having the economic effect of a guarantee of such Person or any of its Subsidiaries of any Indebtedness of any other Person, other than clearing house guarantees. Notwithstanding the foregoing, “Indebtedness” shall not include intercompany indebtedness, obligations or liabilities between either (i) CBOT Holdings or one of the wholly-owned CBOT Holdings Subsidiaries on the one hand, and another wholly-owned CBOT Holdings Subsidiary on the other hand, or (ii) CME Holdings or one of the wholly-owned CME Holdings Subsidiaries on the one hand, and another wholly-owned CME Holdings Subsidiary on the other hand.

“Indemnified Persons” has the meaning set forth in Section 6.8.

“Intellectual Property” has the meaning set forth in Section 3.18(k).

“IRS” means the Internal Revenue Service.

“Joint Proxy Statement/Prospectus” has the meaning set forth in Section 6.1(a).

“known” or “knowledge” means, with respect to any Party, the knowledge of such Party’s executive officers.

“Law” (and with the correlative meaning “Laws”) means any rule, regulation, statute, Order, ordinance or code promulgated by any Governmental Entity, including any common law, state and federal law, securities law and law of any foreign jurisdictions.

“Leases” means leases, subleases, licenses and occupancy agreements.

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Matching Bid” has the meaning set forth in Section 6.5(c).

“Material Adverse Effect” means, with respect to any entity, a material adverse effect on (i) the business, financial condition or results of operations of such entity and its Subsidiaries, taken as a whole, other than any such effect relating to or resulting from (A) changes or conditions generally affecting the economy or the financial, credit or securities markets, (B) political or regulatory conditions (including any changes thereto), to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which such entity and its Subsidiaries operate, (C) changes in, or events or conditions effecting, any of the businesses and industries in which such entity and its Subsidiaries operate, to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in such businesses and industries, (D) changes, after the date hereof, in GAAP or the accounting rules or regulations of the SEC, to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which such entity and its Subsidiaries operate, (E) the announcement of this Agreement, (F) actions expressly permitted by this Agreement or that are taken with the prior informed written consent of the other Party or (G) changes in any Law, to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which such entity and its Subsidiaries operate or (ii) the ability of such entity to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

“Maximum Annual Premium” has the meaning set forth in Section 6.8.

“Members” means the holders of the Membership Interests in CBOT.

“Membership Interests” has the meaning set forth in Section 3.3(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.9(a).

“Multiemployer Plan” has the meaning set forth in Section 3.16(c).

“Nasdaq” means the NASDAQ Global Select Market.

“NYSE” means The New York Stock Exchange.

“Offer Price” has the meaning set forth in Section 6.18.

“Offer Shares” has the meaning set forth in Section 6.18.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” has the meaning set forth in Section 3.18(k).

“Permitted Liens” means (i) any liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (iv) easements, rights-of-way, restrictions and other similar encumbrances, which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto and (v) any Lien reflected in the CME Holdings Financial Statements or the CBOT Holdings Financial Statements (as applicable).

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Proceeding” has the meaning set forth in Section 5.1(k).

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representatives” has the meaning set forth in Section 6.3.

“Repurchase” means the repurchase by CBOT Holdings of the outstanding share of CBOT Holdings Class B Common Stock pursuant to the terms of the Voting Trust and the certificate of incorporation of CBOT Holdings.

“Restraint” has the meaning set forth in Section 7.1(d).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.8(a).

“SEC” has the meaning set forth in Section 3.7(b).

“Securities” means, with respect to any entity, the authorized shares of any series of capital stock of, or other equity interests or membership interests in, such entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means any U.S. or foreign commission, board, agency or body that is not a Governmental Entity but is charged with regulating its own members through the adoption and enforcement of financial, sales practice and other requirements for brokers, dealers, securities underwriting or trading, stock exchanges, commodity exchanges, commodity intermediaries, electronic communications networks, insurance companies or agents, investment companies or investment advisers.

“Sherman Act” means the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder.

“Software” has the meaning set forth in Section 3.18(k).

“Stockholder Approval” has the meaning set forth in Section 6.5(a).

“Stockholder Vote Option” has the meaning set forth in Section 6.5(c)(II).

“Subsidiary” when used with respect to any entity means any corporation or other organization, whether incorporated or unincorporated, (i) of which such entity or any other Subsidiary of such entity is a general partner (excluding partnerships, the general partnership interests of which are held by such entity or any Subsidiary of such entity do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the Securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries, or by such entity and one or more of its Subsidiaries.

“Superior Proposal” has the meaning set forth in Section 6.5(e).

“Surviving Entity” has the meaning set forth in Section 1.2.

“Surviving Entity Chairman” has the meaning set forth in Section 1.7(a).

“Surviving Entity Plans” has the meaning set forth in Section 6.6(a).

“Surviving Entity Vice Chairman” has the meaning set forth in Section 1.7(a).

“Takeover Proposal” has the meaning set forth in Section 6.5(e).

“Tax” (and with the correlative meaning “Taxes”) means (i) any U.S. federal, state, local or foreign net income, franchise, gross income, sales, use, value added, goods and services, ad valorem, turnover, real property, personal property, gross receipts, net proceeds, license, capital stock, payroll, employment, unemployment, disability, customs duties, unclaimed property, withholding, social security (or similar), excise, severance, transfer, alternative or add-on minimum, stamp, estimated, registration, fuel, occupation, premium, environmental, excess profits, windfall profits taxes, or other tax of any kind and similar charges, fees, levies, imposts, duties, tariffs, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority or Governmental Entity, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, transferor liability, successor liability or otherwise through operation of law, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

“Tax Return” means any return, report, declaration, election, estimate, information statement, claim for refund, or other document (including any related or supporting information and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“Termination Fee” has the meaning set forth in Section 8.3(a).

“Third Party” has the meaning set forth in Section 6.5(e).

“Trade Secrets” has the meaning set forth in Section 3.18(k).

“Trademarks” has the meaning set forth in Section 3.18(k).

“U.S.” means the United States of America.

“Voting Trust” means the Subsidiary Voting Trust Agreement, dated as of October 12, 2005, among CBOT Holdings, CBOT and Wilmington Trust Company, a Delaware banking corporation, as trustee, as amended.

“WARN Act” has the meaning set forth in Section 3.17(g).

Section 1.2 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, CBOT Holdings shall be merged with and into CME Holdings and the separate corporate existence of CBOT Holdings shall thereupon cease. CME Holdings shall be the surviving entity in the Merger (with respect to all post-Closing periods, the “Surviving Entity”). At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 1.3 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois, at 9:00 a.m., Chicago time, on the date when the Effective Time is to occur (the “Closing Date”).

Section 1.4 Effective Time. Subject to the provisions of this Agreement, on the Closing Date, CME Holdings and CBOT Holdings shall file a certificate of merger as contemplated by the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State on the Closing Date, or at such other time as CME Holdings and CBOT Holdings shall agree and specify in the Certificate of Merger. Subject to the provisions of this Agreement, unless otherwise mutually agreed upon by CME Holdings and CBOT Holdings, CME Holdings and CBOT Holdings shall cause the Effective Time to occur on the fifth Business Day after all of the conditions set forth in Article VII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). As used herein, the “Effective Time” shall mean the time at which the Merger shall become effective.

Section 1.5 Surviving Entity Constituent Documents.

(a) The certificate of incorporation of the Surviving Entity (the “Certificate of Incorporation”) shall be in the form attached hereto as Exhibit A (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

(b) The by-laws of the Surviving Entity (the “By-Laws”) shall be in the form attached hereto as Exhibit B (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

Section 1.6 CBOT Constituent Documents.

(a) Concurrently with the Effective Time, the Amended and Restated Certificate of Incorporation of CBOT shall be amended and restated in the form attached hereto as Exhibit C (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

(b) Concurrently with the Effective Time, the Amended and Restated Bylaws of CBOT shall be amended and restated in the form attached hereto as Exhibit D (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

Section 1.7 Directors.

(a) At the Effective Time, as reflected in the Certificate of Incorporation and By-Laws, the number of directors of the Surviving Entity shall be thirty (30), consisting of twenty (20) directors of CME Holdings as of immediately prior to the Effective Time (the “CME Holdings Directors”) and ten (10) directors of CBOT Holdings as of immediately prior to the Effective Time (the “CBOT Holdings Directors”). At least ten (10) Business Days prior to the Effective Time, CBOT Holdings shall deliver in writing to CME Holdings (the “CBOT Holdings Director Notice”) the names of the CBOT Holdings Directors (it being understood that one of the CBOT Holdings Directors shall be the Chairman of the Board of Directors of CBOT Holdings immediately prior to the Effective Time and at least two of the CBOT Holdings Directors shall be Non-Industry Directors (as defined in the By-Laws)). The CBOT Holdings Director Notice shall identify (i) which CBOT Holdings Directors shall be members of the Executive Committee of the Board of Directors of the Surviving Entity in accordance with Section 1.7(b) and (ii) which CBOT Holdings Directors shall be members of the Nominating Committee of the Board of Directors of the Surviving Entity in accordance with Section 1.7(c). The CBOT Holdings Directors shall be allocated among the different classes of directors of the Surviving Entity as may be mutually agreed by CBOT Holdings and CME Holdings so that each class of directors has ten (10) directors. Immediately following the Effective Time, the Chairman of the Board of Directors of CME Holdings immediately prior to the Effective Time shall serve as the Chairman of the Board of Directors of the Surviving Entity (the “Surviving Entity Chairman”) and the Chairman of the Board of Directors of CBOT Holdings immediately prior to the Effective Time shall serve as Vice Chairman of the Board of Directors of the Surviving Entity (the “Surviving Entity Vice Chairman”). Subject to Article X of the By-Laws, each director shall hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Certificate of Incorporation, the By-Laws and applicable Law.

(b) At the Effective Time, as reflected in the By-Laws, the Executive Committee of the Board of Directors of the Surviving Entity shall be comprised of eight (8) directors, consisting of five (5) CME

Holdings Directors and the three (3) CBOT Holdings Directors identified in the CBOT Holdings Director Notice. Immediately following the Effective Time, as reflected in the By-Laws, the Surviving Entity Chairman shall serve as the Chairman of the Executive Committee and the Surviving Entity Vice Chairman shall serve as the Vice Chairman of the Executive Committee.

(c) At the Effective Time, as reflected in the By-Laws, the Nominating Committee of the Board of Directors of the Surviving Entity shall be comprised of six (6) directors, consisting of four (4) CME Holdings Directors and the two (2) CBOT Holdings Directors identified in the CBOT Holdings Director Notice.

Section 1.8 Officers. Subject to Section 1.7(a), the officers of CME Holdings immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

Section 1.9 Effect on Capital Stock.

(a) At the Effective Time, subject to the other provisions of Article I and Article II, each share of CBOT Holdings Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CBOT Holdings Class A Common Stock owned by CME Holdings or CBOT Holdings or any of their respective wholly-owned subsidiaries), together with the CBOT Holdings Rights attached thereto or associated therewith, shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive 0.3500 shares (the “Exchange Ratio”) of CME Holdings Class A Common Stock, together with the CME Holdings Rights attached thereto or associated therewith and subject to adjustment in accordance with Section 1.9(c) (the “Merger Consideration”).

(b) From and after the Effective Time, all of the shares of CBOT Holdings Class A Common Stock, and associated CBOT Holdings Rights, converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each a “Certificate”) previously representing any such shares of CBOT Holdings Class A Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.1(f) and (iii) any dividends or other distributions on the CBOT Holdings Class A Common Stock permitted by Section 5.1(b)(i) and which remain unpaid at the Effective Time.

(c) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of CME Holdings or CBOT Holdings shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration, the Exchange Ratio, the Offer Price, the Offer Shares, and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of CBOT Holdings Class A Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(d) At the Effective Time, all shares of CBOT Holdings Class A Common Stock that are owned by CME Holdings or CBOT Holdings or any of their respective wholly-owned Subsidiaries (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist and no stock of CME Holdings, cash or other consideration shall be delivered in exchange therefor.

(e) This Agreement is intended to meet the requirements of Treasury Regulation section 1.368-1T(e)(2).

Section 1.10 [Reserved].

Section 1.11 Treatment of CBOT Holdings Equity-Based Awards.

(a) Each option to purchase shares of CBOT Holdings Class A Common Stock (a “CBOT Holdings Stock Option”) granted under the 2005 Long-Term Equity Incentive Plan or any other equity or equity-based compensation plan of CBOT Holdings (each, a “CBOT Holdings Stock Plan”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall cease, at the Effective Time, to represent a right to acquire shares of CBOT Holdings Class A Common Stock and shall be converted at the Effective Time, without any action on the part of any holder of any CBOT Holdings Stock Option, into an option to purchase a share of CME Holdings Class A Common Stock (a “CME Holdings Stock Option”), together with the CME Holdings Rights attached thereto or associated therewith, on the same terms and conditions as were applicable under such CBOT Holdings Stock Option (but taking into account any changes thereto, including any acceleration or vesting thereof, provided for in the relevant CBOT Holdings Stock Plan, or in the related award document (including any employment agreement and the retention policy set forth in Section 5.1(h) of the CBOT Holdings Disclosure Letter) by reason of the transactions contemplated hereby). The number of shares of CME Holdings Class A Common Stock subject to each such CBOT Holdings Stock Option shall be equal to the number of shares of CBOT Holdings Class A Common Stock subject to each such CBOT Holdings Stock Option multiplied by the Exchange Ratio, rounded down to the nearest whole share of CME Holdings Class A Common Stock, and such CME Holdings Stock Option shall have an exercise price per share (rounded up to the nearest cent) equal to the per share exercise price specified in such CBOT Holdings Stock Option divided by the Exchange Ratio; provided that, in the case of any CBOT Holdings Stock Option to which Section 421 of the Code applies as of the Effective Time (after taking into account the effect of any accelerated vesting thereof, if applicable) by reason of its qualification under Section 422 or Section 423 of the Code, the exercise price, the number of shares of CME Holdings Class A Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code; provided, further, that, in the case of any CBOT Holdings Stock Option to which Section 409A of the Code applies as of the Effective Time, the exercise price, the number of shares of CME Holdings Class A Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(b) At the Effective Time, each Equity Right consisting of, based on or relating to shares of CBOT Holdings Class A Common Stock granted under a CBOT Holdings Stock Plan, other than CBOT Holdings Stock Options (each, a “CBOT Holdings Stock-Based Award”), whether contingent or accrued, which is outstanding immediately prior to the Effective Time shall cease, at the Effective Time, to represent an Equity Right with respect to shares of CBOT Holdings Class A Common Stock and shall be converted without any action on the part of any holder of an Equity Right, at the Effective Time, into an Equity Right consisting of, based on or relating to shares of CME Holdings Class A Common Stock granted under a CME Holdings Stock Plan, other than CME Holdings Stock Options (each, a “CME Holdings Stock-Based Award”), on the same terms and conditions as were applicable under the CBOT Holdings Stock-Based Awards (but taking into account any changes thereto, including any acceleration or vesting thereof, provided for in the relevant CBOT Holdings Stock Plan or in the related award document (including any employment agreement and the retention policy set forth in Section 5.1(h) of the CBOT Holdings Disclosure Letter) by reason of the transactions contemplated hereby). The number of shares of CME Holdings Class A Common Stock subject to each such CME Holdings Stock-Based Award shall be equal to the number of shares of CBOT Holdings Class A Common Stock subject to the CBOT Holdings Stock-Based Award multiplied by the Exchange Ratio, rounded down to the nearest whole share of CME Holdings Class A Common Stock and, if applicable, such CME Holdings Stock-Based Award shall have an exercise price per share (rounded up to the nearest cent) equal to the per share exercise price specified in the CBOT Holdings Stock-Based Award divided by the Exchange Ratio. Any dividend equivalents credited to the account of each holder of a CBOT Holdings Stock-Based Award as of the Effective Time shall remain credited to such holder’s account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

(c) As soon as practicable after the Effective Time, CME Holdings shall deliver to the holders of CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards any required notices setting forth such holders’ rights pursuant to the relevant CBOT Holdings Stock Plans and award documents and stating that such CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards have been assumed by CME Holdings and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger and the terms of the relevant CBOT Holdings Stock Plans).

(d) Following the Effective Time, CME Holdings may maintain the CBOT Holdings Stock Plans for purposes of granting future awards in accordance with NYSE and Nasdaq rules. If any CBOT Holdings Stock Plans are so maintained, the provisions of such CBOT Holdings Stock Plans, including the respective terms of such plans, shall not be changed by the Surviving Entity, except that (i) all Equity Rights issued by CME Holdings pursuant to the CBOT Holdings Stock Plans following the Effective Time shall be Equity Rights in respect of CME Holdings Class A Common Stock, (ii) all references to CBOT Holdings (other than any references relating to a “change in control” of CBOT Holdings) in each CBOT Holdings Stock Plan and in each agreement evidencing any award thereunder shall be deemed to refer to CME Holdings, unless CME Holdings determines otherwise and (iii) the number of shares of CME Holdings Class A Common Stock available for future issuance pursuant to each CBOT Holdings Stock Plan following the Effective Time (the “Available CBOT Holdings Stock Plan Shares”) shall be equal to the number of shares of CBOT Holdings Class A Common Stock so available immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share of CME Holdings Class A Common Stock.

(e) Prior to the Effective Time, CBOT Holdings shall take all necessary action for the adjustment of CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards under this Section 1.11. CME Holdings shall reserve for future issuance a number of shares of CME Holdings Class A Common Stock at least equal to the number of shares of CME Holdings Class A Common Stock that will be subject to CME Holdings Stock Options and CME Holdings Stock-Based Awards as a result of the actions contemplated by this Section 1.11, plus the number of Available CBOT Holdings Stock Plan Shares in the event that CME Holdings maintains the CBOT Holdings Stock Plans as contemplated by this Section 1.11. As soon as practicable following the Effective Time, CME Holdings shall file a registration statement on Form S-8 or S-3, as the case dictates (or any successor form, or if Form S-8 or S-3 is not available, other appropriate forms), with respect to the shares of CME Holdings Class A Common Stock subject to such CME Holdings Stock Options and CME Holdings Stock-Based Awards (and the Available CBOT Holdings Stock Plan Shares, as the case dictates) and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such CME Holdings Stock Options and CME Holdings Stock-Based Awards remain outstanding.

Section 1.12 Appraisal Rights. The parties hereto agree that, in accordance with Section 262 of the DGCL, no appraisal rights will be available to holders of shares of CBOT Holdings Class A Common Stock in connection with the Merger.

Section 1.13 Associated Rights. References in Article I and Article II of this Agreement to CBOT Holdings Class A Common Stock shall include, unless the context requires otherwise, the associated CBOT Holdings Rights.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1 Surrender and Payment.

(a) Prior to the Effective Time, CME Holdings shall appoint an exchange agent reasonably acceptable to CBOT Holdings (the “Exchange Agent”) for the purpose of exchanging Certificates representing shares of CBOT Holdings Class A Common Stock and non-certificated shares represented by book entry (“Book-Entry Shares”) for the Merger Consideration. Promptly after the Effective Time, but in no event more than three (3) Business Days thereafter, the Surviving Entity will send, or will cause the Exchange Agent to send, to each holder of record of shares of CBOT Holdings Class A Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as CBOT Holdings and CME Holdings may reasonably agree, for use in effecting delivery of shares of CBOT Holdings Class A Common Stock to the Exchange Agent. At the Effective Time, CME Holdings shall deposit with the Exchange Agent the number of shares of CME Holdings Class A Common Stock (including fractional shares) to be delivered as Merger Consideration in exchange for shares of CBOT Holdings Class A Common Stock. CME Holdings shall also make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of dividends or other distributions contemplated by Section 2.1(f) and any dividends or other distributions on the CBOT Holdings Class A Common Stock permitted by Section 5.1(b)(i) and which remain unpaid at the Effective Time. Exchange of any Book-Entry Shares shall be effected in accordance with CME Holdings’ customary procedures with respect to securities represented by book entry.

(b) Each holder of shares of CBOT Holdings Class A Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive (A) one or more certificates of CME Holdings Class A Common Stock (which shall be in non-certificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the number of shares of CME Holdings Class A Common Stock, if any, that such holder has the right to receive pursuant to Section 1.9 and (B) a check in the amount equal to the dividends and other distributions payable pursuant to Section 2.1(f) and any dividends or other distributions on the CBOT Holdings Class A Common Stock permitted by Section 5.1(b)(i) and which remain unpaid at the Effective Time. The Merger Consideration shall be paid as promptly as practicable after receipt by the Exchange Agent of the Certificate and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration or on any unpaid dividends and distributions payable to holders of Certificates. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

(c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no further registration of transfers of shares of CBOT Holdings Class A Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent or the Surviving Entity, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article II.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.1(a) that remains unclaimed by the holders of shares of CBOT Holdings Class A Common Stock one year after the Effective Time shall be returned to the Surviving Entity, upon demand, and any such holder who has not exchanged his or her shares of CBOT Holdings Class A Common Stock for the Merger Consideration in accordance with this Section 2.1 prior to that time shall thereafter look only to the Surviving Entity for delivery of the Merger Consideration in respect of such holder’s shares. Notwithstanding the foregoing, the Surviving Entity shall not be liable to any holder of shares for any Merger Consideration properly delivered to a public official pursuant to applicable abandoned property laws. Any Merger Consideration remaining unclaimed by holders of shares of CBOT Holdings Class A Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Entity free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions with respect to shares of CME Holdings Class A Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are surrendered as provided in this Section 2.1. Following such surrender, there shall be paid, without interest, to the record holder of the shares of CME Holdings Class A Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of CME Holdings Class A Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of CME Holdings Class A Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of CME Holdings Class A Common Stock, all shares of CME Holdings Class A Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

Section 2.2 [Reserved.]

Section 2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond, in such reasonable amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of CBOT Holdings Class A Common Stock represented by such Certificate as contemplated by this Article II.

Section 2.4 Withholding Rights. Each of the Exchange Agent and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to Article I and Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Entity or Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CBOT Holdings Class A Common Stock in respect of which such deduction and withholding was made.

Section 2.5 Further Assurances. After the Effective Time, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of CBOT Holdings, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CBOT Holdings, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

Section 2.6 Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by Law, no certificates representing shares of CME Holdings Class A Common Stock or cash shall be delivered to a Person who may be deemed an “affiliate” of CBOT Holdings in accordance with Section 6.12 hereof for purposes of Rule 145 under the Securities Act, until such Person has executed and delivered an Affiliate Agreement to CME Holdings.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CBOT HOLDINGS AND CBOT

Except as otherwise disclosed or identified in the CBOT Holdings SEC Documents filed prior to the date hereof (excluding any disclosures included in such CBOT Holdings SEC Documents that are predictive or forward-looking in nature) or in a letter (the “CBOT Holdings Disclosure Letter”) delivered to CME Holdings by CBOT Holdings prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article III to which the information in such letter relates; provided, that, disclosure in the CBOT Holdings Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), CBOT Holdings and CBOT jointly and severally represent and warrant to CME Holdings as follows:

Section 3.1 Organization. CBOT Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. CBOT Holdings has made available to CME Holdings true, correct and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

Section 3.2 Subsidiaries.

(a) Section 3.2(a) of the CBOT Holdings Disclosure Letter sets forth (i) each Subsidiary of CBOT Holdings (individually, a “CBOT Holdings Subsidiary” and collectively, the “CBOT Holdings Subsidiaries”), (ii) each CBOT Holdings Subsidiary’s jurisdiction of incorporation or organization and (iii) the location of each CBOT Holdings Subsidiary’s principal executive offices. Each CBOT Holdings Subsidiary is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted. CBOT Holdings has made available to CME Holdings true, correct and complete copies of the Constituent Documents of each CBOT Holdings Subsidiary, as amended and in effect on the date of this Agreement.

(b) Except for the Class B Memberships in CBOT, CBOT Holdings is, directly or indirectly, the record and beneficial owner of all of the outstanding Securities of each CBOT Holdings Subsidiary, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). All of such Securities so owned by CBOT Holdings have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights). Except for the Securities of the CBOT Holdings Subsidiaries, CBOT Holdings does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

Section 3.3 Capitalization; Membership Interests.

(a) As of the date of this Agreement, the authorized capital stock of CBOT Holdings consists of (i) 200,000,000 shares of Class A Common Stock, par value $0.001 per share (the “CBOT Holdings Class A Common Stock”), of which 16,457,138 shares have been designated as Series A-1 Class A Common Stock, 16,451,412 shares have been designated as Series A-2 Class A Common Stock and 16,451,412 shares have been designated as Series A-3 Class A Common Stock, (ii) one (1) share of Class B Common Stock, par value $0.001 per share (the “CBOT Holdings Class B Common Stock” and, together with the CBOT Holdings Class A Common Stock, the “CBOT Holdings Common Stock”) and (iii) 20,000,000 shares of Preferred Stock, par value $0.001 per share (the “CBOT Holdings Preferred Stock”), of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock.

(b) At the close of business on October 13, 2006: (i) 52,839,473 shares of CBOT Holdings Class A Common Stock were issued and outstanding as follows: (1) no shares of Series A-1 Class A Common Stock were issued and outstanding, (2) 16,353,172 shares of Series A-2 Class A Common Stock were issued and outstanding and (3) 16,579,159 shares of Series A-3 Class A Common Stock were issued and outstanding; (ii) one (1) share of CBOT Holdings Class B Common Stock was issued and outstanding; (iii) no shares of CBOT Holdings Preferred Stock were issued and outstanding; and (iv) 1,200,000 shares of CBOT Holdings Class A Common Stock were reserved for issuance pursuant to the CBOT Holdings Stock Plans. Except as set forth above, as of October 13, 2006, no shares of capital stock of CBOT Holdings were issued, reserved for issuance or outstanding. All issued and outstanding shares of CBOT Holdings Common Stock and CBOT Holdings Preferred Stock have been, and all shares of CBOT Holdings Class A Common Stock that may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.

(c) As of the date of this Agreement, the authorized membership in CBOT consists of (i) one (1) Class A Membership and (ii) 3,681 Class B Memberships (together with the Class A Membership, the “Membership Interests”), which have been divided into five series as follows: (1) 1,402 Series B-1 Memberships, (2) 867 Series B-2 Memberships, (3) 128 Series B-3 Memberships, (4) 641 Series B-4 Memberships and (5) 643 Series B-5 Memberships.

(d) At the close of business on October 13, 2006: (i) one (1) Class A Membership was issued and outstanding; and (ii) 3,601 Class B Memberships were issued and outstanding as follows: (1) 1,402 Series B-1 Memberships were issued and outstanding, (2) 811 Series B-2 Memberships were issued and outstanding, (3) 104 Series B-3 Memberships were issued and outstanding, (4) 641 Series B-4 Memberships were issued and outstanding and (5) 643 Series B-5 Memberships were issued and outstanding. Except as set forth above, as of October 13, 2006, no Membership Interests were issued or outstanding. As of October 13, 2006, the sole Class A Membership was held by CBOT Holdings. All issued and outstanding Membership Interests in CBOT have been duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights. Except as set forth in the Constituent Documents of CBOT Holdings and CBOT, neither CBOT Holdings nor any CBOT Holdings Subsidiary is a party to any agreements with, or have granted any rights for the benefit of or taken any similar action with respect to, any Members. The only corporate governance rights or entitlements of any Members with respect to CBOT Holdings or the CBOT Holdings Subsidiaries are those corporate governance rights and entitlements provided for in the Constituent Documents of CBOT Holdings and CBOT.

(e) CBOT Holdings has made available to CME Holdings a complete and correct copy of the CBOT Holdings Rights Agreement as in effect on the date hereof.

(f) Section 3.3(f) of the CBOT Holdings Disclosure Letter sets forth each CBOT Holdings Stock Plan and, as of October 13, 2006, the aggregate number of shares of CBOT Holdings Class A Common Stock relating to outstanding and available awards under each CBOT Holdings Stock Plan. CBOT Holdings has made available to CME Holdings the form of agreement related to each such award. No material changes have been made to such form in connection with any award.

(g) There are no preemptive or similar rights on the part of any holder of any class of Securities of CBOT Holdings or any CBOT Holdings Subsidiary. Neither CBOT Holdings nor any CBOT Holdings Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of any class of Securities of CBOT Holdings or any CBOT Holdings Subsidiary on any matter submitted to such holders of Securities. As of the date of this Agreement, there are no options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which CBOT Holdings or any CBOT Holdings Subsidiary is a party or by which any of them is bound (i) obligating CBOT Holdings or any CBOT Holdings Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any Securities of CBOT Holdings or any CBOT Holdings Subsidiary, or any security convertible or exercisable for or exchangeable into any Securities of CBOT Holdings or any CBOT Holdings Subsidiary, (ii) obligating CBOT Holdings or any CBOT Holdings Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Securities of CBOT Holdings or any CBOT Holdings Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of CBOT Holdings or any CBOT Holdings Subsidiary to repurchase, redeem or otherwise acquire any Securities of CBOT Holdings or any CBOT Holdings Subsidiary. Except for the Voting Trust, there are no proxies, voting trusts or other agreements or understandings to which CBOT Holdings or any CBOT Holdings Subsidiary is a party or is bound with respect to the voting of the Securities of CBOT Holdings or CBOT.

Section 3.4 Authorization; Board Approval; Voting Requirements.

(a) Each of CBOT Holdings and CBOT has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to (i) with respect to CBOT Holdings, receipt of approval by the holders of a majority of the outstanding shares of CBOT Holdings Class A Common Stock entitled to vote in accordance with the DGCL and (ii) with respect to CBOT, receipt of the CBOT Membership Approval (collectively, the “CBOT Holdings Stockholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions, and no other corporate proceedings on the part of either CBOT Holdings or CBOT are necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby, except for the adoption of this Agreement and the transactions contemplated hereby by the CBOT Holdings Stockholder Approval. This Agreement has been duly and validly executed and delivered by each of CBOT Holdings and CBOT and, assuming due authorization, execution and delivery by CME Holdings, is a legal, valid and binding obligation of each of CBOT Holdings and CBOT, enforceable against each of CBOT Holdings and CBOT in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The Board of Directors of CBOT Holdings, at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that the terms of the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of CBOT Holdings and its stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) recommending that CBOT Holdings’ stockholders adopt this Agreement and approve the transactions contemplated hereby and (iv) eliminating any transfer restrictions on all Series A-2 and Series A-3 shares of CBOT Holdings Class A Common Stock pursuant to the terms of the certificate of incorporation of CBOT Holdings in order to permit the holders of such shares to exchange such shares in the Merger.

(c) The Board of Directors of CBOT, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the transactions contemplated by this Agreement, (ii) determining that the amendments to the certificate of incorporation of CBOT set forth in the Amended and Restated Certificate of Incorporation of CBOT in the form attached hereto as Exhibit C are advisable, (iii) approving and adopting the Amended and Restated By-Laws of CBOT in the form attached hereto as Exhibit D, such bylaws to become effective concurrently with the Closing and (iv) recommending that the holders of the Series B-1 and Series B-2 Membership Interests vote to (1) approve the Repurchase and (2) adopt the Amended and Restated Certificate of Incorporation of CBOT in the form attached hereto as Exhibit C.

(d) Assuming the accuracy of the representations and warranties of CME Holdings set forth in Section 4.23, the affirmative vote of holders of a majority of the outstanding CBOT Holdings Class A Common Stock at the CBOT Holdings Stockholders Meeting or any adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of Securities of CBOT Holdings necessary to adopt this Agreement and approve the transactions contemplated hereby.

(e) The receipt of the CBOT Membership Approval at the CBOT Membership Meeting or any adjournment or postponement thereof is the only vote of the holders of any class or series of Securities of CBOT necessary to consummate the transactions contemplated hereby.

Section 3.5 Takeover Statute; No Restrictions on the Merger.

(a) No state “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

(b) Assuming the accuracy of the representations and warranties of CME Holdings set forth in Section 4.23, CBOT Holdings has taken all necessary action to render the restrictions on business combinations contained in Section 203 of the DGCL hereby inapplicable to this Agreement and the transactions contemplated hereby.

(c) CBOT Holdings has or caused to be taken all necessary action in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements in the Constituent Documents of CBOT Holdings and the CBOT Holdings Subsidiaries concerning “business combination,” “fair price,” “voting requirement” or other related provisions.

Section 3.6 Rights Agreement. CBOT Holdings has taken all necessary action so that the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the ability of any Person to exercise any rights under the CBOT Holdings Rights Agreement or enable or require the CBOT Holdings Rights to separate from the shares of CBOT Holdings Class A Common Stock to which they are attached or to be triggered or become exercisable or unredeemable. No Distribution Date, as defined in the CBOT Holdings Rights Agreement, has occurred or will occur as a result of the transactions contemplated hereby.

Section 3.7 Consents and Approvals; No Violations.

(a) The execution and delivery of this Agreement by each of CBOT Holdings and CBOT do not and the consummation by each of CBOT Holdings and CBOT of the transactions contemplated hereby will not: (i) conflict with any provisions of the Constituent Documents of CBOT Holdings or any CBOT Holdings Subsidiary, or conflict with any provisions of the Voting Trust; (ii) violate any Law or Order (assuming compliance with the matters set forth in Section 3.7(b)); (iii) result in any violation of or default or loss of a benefit under, or permit the acceleration or termination of any obligation under or require any consent under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license; (iv) result in the creation or imposition of any Lien upon any properties or assets of CBOT Holdings or any CBOT Holdings Subsidiary; or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for CBOT Holdings or any CBOT Holdings Subsidiary to conduct its business as currently conducted, except, in the case of clauses (ii), (iii), (iv) and (v), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings and as would not reasonably be expected to materially delay or impair the consummation of the Merger.

(b) No consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization is required to be made or obtained by CBOT Holdings or any CBOT Holdings Subsidiary in connection with the execution or delivery of this Agreement by CBOT Holdings and CBOT or the consummation by CBOT Holdings and CBOT of the transactions contemplated hereby, except for: (i) compliance by CBOT Holdings with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), any required filings or notifications under any foreign antitrust merger control laws (the “Foreign Competition Laws”); (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (iii) the filings with the Securities and Exchange Commission (the “SEC”) of (A) the Joint Proxy Statement/Prospectus in accordance with Regulation 14A promulgated under the Exchange Act, (B) the registration statement on Form S-4 promulgated under the Securities Act and (C) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby; (iv) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state securities Laws; (v) the filings, notices, approvals and/or consents to be obtained from the CFTC and under the Commodity Exchange Act; and (vi) any consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization (other than any of the foregoing addressed in clauses (i) through (v) above), the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.8 SEC Reports; CBOT Holdings Financial Statements.

(a) CBOT Holdings and each CBOT Holdings Subsidiary has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with or to the SEC since February 14, 2005 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “CBOT Holdings SEC Documents”). As of its respective date, or, if amended, as of the date of the last such amendment, each of the CBOT Holdings SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) applicable to such CBOT Holdings SEC Documents, and did not, and any CBOT Holdings SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the CBOT Holdings Subsidiaries is required to make any filings with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) The CBOT Holdings Financial Statements have been derived from the accounting books and records of CBOT Holdings and the CBOT Holdings Subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented, except as otherwise noted therein. The consolidated balance sheets (including the related notes) included in the CBOT Holdings Financial Statements present fairly in all material respects the financial position of CBOT Holdings and the CBOT Holdings Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows (in each case including the related notes) included in such CBOT Holdings Financial Statements present fairly in all material respects the results of operations, stockholders’ equity and cash flows of CBOT Holdings and the CBOT Holdings Subsidiaries for the respective periods indicated.

(c) There are no amendments or modifications, which are or, to the knowledge of CBOT Holdings, will be required to be filed with the SEC, but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by CBOT Holdings with the SEC pursuant to the Exchange Act or (ii) the CBOT Holdings SEC Documents. CBOT Holdings has timely responded to all comment letters of the staff of the SEC relating to the CBOT Holdings SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. CBOT Holdings has made available to CME Holdings true, correct and complete copies of all material correspondence with the SEC occurring since January 1, 2004. None of the CBOT Holdings SEC Documents is, to the knowledge of CBOT Holdings, the subject of ongoing SEC review.

Section 3.9 Absence of Undisclosed Liabilities. CBOT Holdings and the CBOT Holdings Subsidiaries do not have any liabilities or obligations, whether or not accrued, known or unknown, contingent or otherwise and whether or not required to be disclosed or reflected on or reserved against in the consolidated balance sheet of CBOT Holdings and the CBOT Holdings Subsidiaries, except liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.10 Form S-4; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by CBOT Holdings or CBOT for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by CME Holdings in connection with the issuance of shares of CME Holdings Class A Common Stock in the Merger (the “Form S-4”) will, at the time the Form S-4 is filed with the SEC or at any time it is supplemented or amended or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement/Prospectus will, on the date mailed to the stockholders of CBOT Holdings and CME Holdings and to the Members of CBOT and at the time of the CBOT Holdings Meetings and the CME Holdings Stockholders Meeting, contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.11 Absence of Certain Changes. Since January 1, 2006, (i) CBOT Holdings and the CBOT Holdings Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice; (ii) except as required by GAAP, there has not been any change by CBOT Holdings in its accounting principles, practices or methods and (iii) there has not been any change by CBOT Holdings in its system of internal accounting controls. Since January 1, 2006, there have not been any changes, circumstances or events that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.12 Litigation. There is no material suit, action, proceeding, claim, review or investigation (whether at law or in equity, before or by any Governmental Entity, Self-Regulatory Organization or before any arbitrator) pending, affecting, or to the knowledge of CBOT Holdings, threatened within the three-year period prior to the date of this Agreement against CBOT Holdings or any CBOT Holdings Subsidiary, or their respective properties or rights. There is no material Order of any Governmental Entity, Self-Regulatory Organization or arbitrator outstanding against CBOT Holdings or any CBOT Holdings Subsidiary. There is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of CBOT Holdings, threatened against CBOT Holdings or any CBOT Holdings Subsidiary, which seeks to, or could reasonably be expected to, restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

Section 3.13 Compliance with Laws.

(a) Each of CBOT Holdings and the CBOT Holdings Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities and Self-Regulatory Organizations necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the “CBOT Holdings Permits”). Each of CBOT Holdings and the CBOT Holdings Subsidiaries is, and since January 1, 2004, has been in compliance in all material respects with the terms of the CBOT Holdings Permits. The businesses of CBOT Holdings and each of the CBOT Holdings Subsidiaries are, and since January 1, 2004, have been conducted in compliance in all material respects with all Laws and the applicable rules of any Self-Regulatory Organization. Each of CBOT Holdings and the CBOT Holdings Subsidiaries is in compliance with its Constituent Documents and, as applicable, the Voting Trust. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, (x) no material change is required in CBOT Holdings’ or any CBOT Holdings Subsidiary’s processes, properties or procedures to comply with any Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof and (y) CBOT Holdings has not received any written notice or written communication of any noncompliance with any Laws and no Governmental Entity or Self-Regulatory Organization has otherwise identified any instance in which CBOT Holdings or any CBOT Holdings Subsidiary is or may be in violation of applicable Laws.

(b) Each of the principal executive officer of CBOT Holdings and the principal financial officer of CBOT Holdings (or each former principal executive officer of CBOT Holdings and each former principal financial officer of CBOT Holdings, as applicable) has made all certifications required by Rule 13a-14 or

15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the CBOT Holdings SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither CBOT Holdings nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to any executive officer or director (or equivalent thereof) of CBOT Holdings or any CBOT Holdings Subsidiary.

(c) CBOT Holdings maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) CBOT Holdings’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by CBOT Holdings in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to CBOT Holdings’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of CBOT Holdings required under the Exchange Act with respect to such reports.

(e) CBOT Holdings has made available to CME Holdings copies of any written notifications it has received to date since January 1, 2004 of a (i) “significant deficiency” or (ii) “material weakness” in CBOT Holdings’ internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards No. 60, as in effect on the date hereof.

(f) CBOT has been designated by the CFTC as a “contract market” and is registered with the CFTC as a “derivatives clearing organization” under the Commodity Exchange Act. Other than CBOT, neither CBOT Holdings nor any CBOT Holdings Subsidiary is required to apply to the CFTC for designation as a contract market or to be registered with the CFTC as a derivatives clearing organization.

Section 3.14 Taxes.

(a) CBOT Holdings and each CBOT Holdings Subsidiary have (i) duly and timely filed (or there have been duly and timely filed on its behalf) with the appropriate Governmental Entities or Taxing Authorities all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were true, correct and complete in all material respects, (ii) duly and timely paid in full (or CBOT Holdings has paid on the CBOT Holdings Subsidiaries’ behalf) all Taxes shown as due on such Tax Returns, (iii) duly and timely paid in full or withheld, or established adequate reserves in accordance with GAAP for, all material Taxes that are due and payable by it, (iv) established reserves in accordance with GAAP that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of CBOT Holdings and each CBOT Holdings Subsidiary through the date of this Agreement and (v) complied in all material respects with all laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over to, or, where amounts have not been so withheld, established an adequate reserve under GAAP for the payment to, the respective proper Governmental Entities or Taxing Authorities all material amounts required to be so withheld and paid over.

(b) There (i) is no deficiency, claim, audit, suit, proceeding, request for information or investigation now pending, outstanding or, to the knowledge of CBOT Holdings, threatened against or with respect to CBOT Holdings or any CBOT Holdings Subsidiary in respect of any material Taxes or material Tax Returns and (ii) are no requests for rulings or determinations in respect of any material Taxes or material Tax Returns pending between CBOT Holdings or any CBOT Holdings Subsidiary and any authority responsible for such Taxes or Tax Returns.

(c) No material deficiency for any Tax has been asserted or assessed by any Governmental Entity or Taxing Authority in writing against CBOT Holdings or any CBOT Holdings Subsidiary (or, to the knowledge of CBOT Holdings or any CBOT Holdings Subsidiary, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(d) There are no tax sharing agreements, tax indemnity agreements or other similar agreements with respect to or involving CBOT Holdings or any CBOT Holdings Subsidiary.

(e) None of CBOT Holdings or any CBOT Holdings Subsidiary has any liability for material Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is CBOT Holdings), or has any liability for the Taxes of any Person (other than CBOT Holdings or the CBOT Holdings Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

(f) There are no material adjustments under Section 481 of the Code (or similar or analogous provision of state, local or foreign law) for income tax purposes applicable to or required to be made by CBOT Holdings or any CBOT Holdings Subsidiary as a result of changes in methods of accounting or other events occurring on or before the date hereof.

(g) None of CBOT Holdings or any CBOT Holdings Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date except, in the case of each of the foregoing clauses (i) - (v), for amounts reflected in a reserve for Taxes reflected in the CBOT Holdings Financial Statements.

(h) There are no Liens for Taxes upon any property or assets of CBOT Holdings or any CBOT Holdings Subsidiary, except for Permitted Liens.

(i) Neither CBOT Holdings nor any CBOT Holdings Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) No claim, other than claims defeated or withdrawn, has ever been made by an authority in a jurisdiction where CBOT Holdings or any CBOT Holdings Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

(k) Neither CBOT Holdings nor any CBOT Holdings Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with regard to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(l) None of CBOT Holdings or any CBOT Holdings Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(m) CBOT Holdings is not, and has not been at any time within the last five years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(n) There is no power of attorney given by or binding upon CBOT Holdings or any CBOT Holdings Subsidiary with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

(o) CBOT Holdings and each CBOT Holdings Subsidiary have made (or there has been made on their behalf) all required current estimated Tax payments sufficient to avoid any underpayment penalties.

(p) None of the indebtedness of CBOT Holdings or any CBOT Holdings Subsidiary constitutes (i) “corporate acquisition indebtedness” (as defined in

Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code.

(q) None of CBOT Holdings or any CBOT Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would prevent the Merger from constituting a tax-free reorganization described in Section 368(a) and related provisions of the Code.

(r) None of CBOT Holdings or any CBOT Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would invalidate the rulings received from the IRS in connection with CBOT Holdings’ demutualization transactions.

Section 3.15 Real Property. The CBOT Holdings Owned Real Property and the CBOT Holdings Leased Real Property described in Section 3.15 of the CBOT Holdings Disclosure Letter (collectively, the “CBOT Holdings Real Property”) constitute all the fee and leasehold interests in real property of CBOT Holdings and the CBOT Holdings Subsidiaries.

(a) With respect to the CBOT Holdings Real Property:

(i) no portion of any CBOT Holdings Owned Real Property has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely interfere with the use of the CBOT Holdings Owned Real Property;

(ii) CBOT Holdings has made available to CME Holdings complete and accurate copies of all of the following materials relating to any CBOT Holdings Real Property, to the extent in CBOT Holdings’ or any CBOT Holdings Subsidiary’s possession or control: all Leases of CBOT Holdings Leased Real Property (including any amendments, modifications or supplements thereto); all CBOT Holdings Material Leases (including any amendments, modifications or supplements thereto), and with respect to the CBOT Holdings Owned Real Property, the current rent roll, receivables report, and, to the knowledge of CBOT Holdings, the most recent title insurance policy for the East Building and the most recent Tax appraisals; and

(iii) all of the materials with respect to the CBOT Holdings Real Property that have been made available to CME Holdings, other than those specifically described in Section 3.15(a)(ii) above, are not, to CBOT Holdings’ knowledge, misleading in any material respect.

(b) With respect to the CBOT Holdings Owned Real Property:

(i) CBOT Holdings or the applicable CBOT Holdings Subsidiary has good and marketable title to such CBOT Holdings Owned Real Property, free and clear of all Liens other than Permitted Liens and those Liens set forth in Section 3.15(b)(i) of the CBOT Holdings Disclosure Letter;

(ii) Other than with respect to matters being addressed with the Vaulted Sidewalk and Bollard Project affecting the North Building and with respect to one of the five back-up chillers which is not in working order, all buildings, structures, fixtures and improvements included within the CBOT Holdings Owned Real Property (the “CBOT Holdings Improvements”) are in good repair and operating condition in all material respects, subject only to ordinary wear and tear, and are adequate and suitable in all material respects for the purposes for which they are presently being used or held for use, and to the knowledge of CBOT Holdings, there are no facts or conditions affecting any of the CBOT Holdings Improvements that, in the aggregate, would reasonably be expected to materially and adversely interfere with the current use, occupancy or operation thereof;

(iii) the existing buildings and improvements located on such CBOT Holdings Owned Real Property are located, to the knowledge of CBOT Holdings, entirely within the boundary lines of such CBOT Holdings Owned Real Property or on permanent easements on adjoining land benefiting such CBOT Holdings Owned Real Property and may lawfully be used under applicable zoning and land use laws (either as of right, by special permit or variance, or as a grandfathered use) for their material current uses;

(iv) there are no outstanding purchase agreements, options or rights of first refusal to purchase such CBOT Holdings Owned Real Property, or any material portion thereof or any material interest therein;

(v) other than the Parking Agreement listed on Section 3.15(b)(i) of the CBOT Holdings Disclosure Letter, Section 3.15(b)(v) of the CBOT Holdings Disclosure Letter sets forth all Leases, written or oral, granting to any party (other than CBOT Holdings or any CBOT Holdings Subsidiary) the right of use or occupancy of more than 10,000 square feet of any CBOT Holdings Owned Real Property, whether by one Lease or by more than one Lease to the same party (each, a “CBOT Holdings Material Lease” and collectively, the “CBOT Holdings Material Leases”), and each CBOT Holdings Lease is the legal, valid, binding, and enforceable obligation of CBOT Holdings or the applicable CBOT Holdings Subsidiary that is lessor thereunder, and, with respect to each CBOT Holdings Material Lease:

(1) to the knowledge of CBOT Holdings, each such CBOT Holdings Material Lease is in full force and effect and the binding obligation of the other parties thereto and will continue to be the legal, valid, binding and enforceable obligation of CBOT Holdings or the applicable CBOT Holdings Subsidiary following the consummation of the transactions contemplated by this Agreement;

(2) neither CBOT Holdings nor any CBOT Holdings Subsidiary has received any written notice that it is in default under any such CBOT Holdings Material Lease, nor, to the knowledge of CBOT Holdings, is CBOT Holdings or any CBOT Holdings Subsidiary or any other party to such CBOT Holdings Material Lease in default under any such CBOT Holdings Material Lease, and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CBOT Holdings or any CBOT Holdings Subsidiary or, to the knowledge of CBOT Holdings, any other party under such CBOT Holdings Material Lease; and

(3) there are no material disputes, oral agreements or forbearance programs in effect as to any such CBOT Holdings Material Lease; and

(vi) there is no pending or to the knowledge of CBOT Holdings, threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to CBOT Holdings Owned Real Property which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, and there are no pending or, to the knowledge of CBOT Holdings, threatened condemnation proceedings relating to CBOT Holdings Owned Real Property which, if the condemnation was successful, would reasonably be expected to materially and adversely interfere with, detract from or restrict the current operation, value or use of property subject thereto;

(vii) except in any such case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, such CBOT Holdings Owned Real Property is in compliance with the terms and provision of any restrictive covenants, easements, or agreements affecting such Owned Real Property.

Section 3.16 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 3.16(a) of the CBOT Holdings Disclosure Letter contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement other than any Multiemployer Plan (collectively, the “CBOT Holdings Benefit Plans”) currently maintained or contributed to or required to be contributed to by (i) CBOT Holdings, (ii) any CBOT Holdings Subsidiary or (iii) any ERISA Affiliate, for the benefit of any current or former employee or director of CBOT Holdings or any CBOT Holdings Subsidiary.

(b) With respect to each of the CBOT Holdings Benefit Plans, CBOT Holdings has made available to CME Holdings complete copies of each of the following documents: (i) the CBOT Holdings Benefit Plan (including all amendments thereto); (ii) the annual report and actuarial report, if required under ERISA or the Code, for the last three plan years ending prior to the date hereof; (iii) the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA; (iv) if the CBOT Holdings Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the reporting period ended most recently preceding the date thereof; (v) all contracts with respect to which CBOT Holdings, any CBOT Holdings Subsidiary or any ERISA Affiliate has any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (vi) the most recent determination letter received from the IRS with respect to each CBOT Holdings Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

(c) No liability under Title IV of ERISA has been incurred by CBOT Holdings or any ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to CBOT Holdings or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to CBOT Holdings Benefit Plans but also with respect to any employee CBOT Holdings Benefit Plan, program, agreement or arrangement subject to Title IV of ERISA to which CBOT Holdings or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Closing. No CBOT Holdings Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such CBOT Holdings Benefit Plan ended prior to the date hereof, and all contributions required to be made with respect thereto (whether pursuant to the terms of any such CBOT Holdings Benefit Plan or otherwise) on or prior to the date hereof have been timely made. Any cessation of benefit accruals under a CBOT Holdings Benefit Plan was effected in accordance with any applicable requirements of ERISA and the Code, including (to the extent applicable) Section 204(h) of ERISA. Neither CBOT Holdings nor any ERISA Affiliate has any reasonable expectation of liability with respect to any plan or arrangement that is or was a multiemployer plan within the meaning of Section 3(40) or 4001(a)(3) of ERISA (a “Multiemployer Plan”). With respect to each CBOT Holdings Benefit Plan that is or was a Multiemployer Plan: (i) neither CBOT Holdings nor any ERISA Affiliate (or their predecessors) has incurred or has any reason to believe it has incurred or will incur any withdrawal liability; (ii) neither CBOT Holdings nor any ERISA Affiliate (or their predecessors) has received any notice that such Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become “insolvent” (within the meaning of Section 4241 of ERISA);

(iii) neither CBOT Holdings nor any ERISA Affiliate (or their predecessors) has received any notice that a Multiemployer Plan is a party to any pending merger or asset or liability transfer under Part 2 of Subtitle E of Title IV of ERISA; (iv) neither CBOT Holdings nor any ERISA Affiliate (or their predecessors) has received any notice that the Pension Benefit Guaranty Corporation has instituted proceedings against the Multiemployer Plan; (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA; and (vi) if CBOT Holdings or any ERISA Affiliate were to have a complete or partial withdrawal as of the Effective Time, CBOT Holdings and all ERISA Affiliates would have no obligation to pay withdrawal liability in respect of any Multiemployer Plans.

(d) Each CBOT Holdings Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of CBOT Holdings, no event has occurred that could reasonably be expected to result in disqualification of such CBOT Holdings Benefit Plan.

(e) Each of the CBOT Holdings Benefit Plans has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

(f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of CBOT Holdings or any CBOT Holdings Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such current or former employee or director or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(g) With respect to each CBOT Holdings Benefit Plan that is funded wholly or partially through an insurance policy, neither CBOT Holdings nor any CBOT Holdings Subsidiary has any current liability under any such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(h) There are no pending or, to the knowledge of CBOT Holdings, threatened claims by or on behalf of any of the CBOT Holdings Benefit Plans, by any employee or beneficiary covered under any CBOT Holdings Benefit Plan or otherwise involving any CBOT Holdings Benefit Plan (other than routine claims for benefits).

(i) Neither CBOT Holdings, any CBOT Holdings Subsidiary, ERISA Affiliate, any CBOT Holdings Benefit Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection that could reasonably be expected to give rise to a civil liability under either Section 409 of ERISA or Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(j) Neither CBOT Holdings nor any CBOT Holdings Subsidiary has any formal plan or commitment, whether legally binding or not, to create any additional CBOT Holdings Benefit Plan or modify or change any existing CBOT Holdings Benefit Plan that would affect any employee or terminated employee of CBOT Holdings or any CBOT Holdings Subsidiary.

(k) Neither CBOT Holdings nor any CBOT Holdings Subsidiary is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or in respect of which a deduction has been or could be disallowed pursuant to Section 162(m) of the Code. No current or former employee or director of CBOT Holdings or any CBOT Holdings Subsidiary is entitled to receive any additional payment from CBOT Holdings or any CBOT Holdings Subsidiary or the Surviving Entity by reason of the excise tax required by Section 4999(a) of the Code being imposed on such person by reason of the transactions contemplated by this Agreement.

(l) No “leased employees,” as that term is defined in Section 414(n) of the Code, perform services for CBOT Holdings, any CBOT Holdings Subsidiary or any ERISA Affiliate. Neither CBOT Holdings, any

CBOT Holdings Subsidiary or any ERISA Affiliate has used the services of workers provided by third party contract labor suppliers, temporary employees, such “leased employees,” or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any CBOT Holdings Benefit Plan or the imposition of penalties or excise taxes with respect to any Plan by the IRS, the Department of Labor, or any other Governmental Entity.

(m) Neither CBOT Holdings, any CBOT Holdings Subsidiary nor any ERISA Affiliate is a party to any agreement or understanding, whether written or unwritten, with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

(n) No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any CBOT Holdings Benefit Plan have been made to employees, directors or agents (or any of their representatives or beneficiaries) of CBOT Holdings, any CBOT Holdings Subsidiary or any ERISA Affiliate that are not in accordance with the terms and conditions of CBOT Holdings Benefit Plans.

(o) No CBOT Holdings Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of CBOT Holdings or any CBOT Holdings Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable law, (ii) death benefits or retirement benefits under any “employee pension plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of CBOT Holdings or a CBOT Holdings Subsidiary or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.

(p) With respect to each of CBOT Holdings Benefit Plan, the provisions of Section 4980B(f) of the Code, Section 601 et seq. of ERISA, and any similar local law have been complied with in all material respects.

(q) Each stock option or stock appreciation right issued with respect to CBOT Holdings Class A Common Stock was granted with a per-share exercise or base price, as the case may be, not less than the fair market value of a share of CBOT Holdings Class A Common Stock on the date of grant.

(r) With respect to each CBOT Holdings Benefit Plan established or maintained outside of the U.S. primarily for benefit of employees of CBOT Holdings or any CBOT Holdings Subsidiary residing outside of the U.S. (a “Foreign CBOT Holdings Benefit Plan”): (i) all employer and employee contributions to each Foreign CBOT Holdings Benefit Plan required by law or by the terms of such Foreign CBOT Holdings Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign CBOT Holdings Benefit Plan, the liability of each insurer for any Foreign CBOT Holdings Benefit Plan funded through insurance or the book reserve established for any Foreign CBOT Holdings Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign CBOT Holdings Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign CBOT Holdings Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 3.17 Employees; Labor Matters.

(a) Neither CBOT Holdings nor any CBOT Holdings Subsidiary is party to, bound by, or in the process of negotiating a collective bargaining agreement or similar labor-related agreement or understanding.

(b) None of the employees of CBOT Holdings or any CBOT Holdings Subsidiary is represented by a labor union or other labor organization and, to the knowledge of CBOT Holdings, (i) there is no organizational effort currently being made or threatened by or on behalf of any labor union or labor organization to organize any employees of CBOT Holdings or any CBOT Holdings Subsidiary, (ii) no

demand for recognition of any employees of CBOT Holdings or any CBOT Holdings Subsidiary has been made by or on behalf of any labor union or labor organization in the past three (3) years and (iii) no petition has been filed, nor has any proceeding been instituted by any employee of CBOT Holdings or any CBOT Holdings Subsidiary or group of employees of CBOT Holdings or any CBOT Holdings Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining representative in the past three (3) years.

(c) There is no pending or, to the knowledge of CBOT Holdings, threatened (i) strike, lockout, work stoppage, slowdown, picketing or material labor dispute with respect to or involving any employees of CBOT Holdings or any CBOT Holdings Subsidiary, and there has been no such action or event in the past five (5) years and (ii) arbitration, or material grievance against CBOT Holdings or any CBOT Holdings Subsidiary involving current or former employees, applicants for employment or representatives of employees of CBOT Holdings or any CBOT Holdings Subsidiary.

(d) CBOT Holdings and the CBOT Holdings Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings are in compliance in all material respects with all (i) federal and state laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (ii) obligations of CBOT Holdings or any of the CBOT Holdings Subsidiaries under any employment agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding.

(e) There is no charge or complaint pending or, to the knowledge of CBOT Holdings, threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by CBOT Holdings or any of the CBOT Holdings Subsidiaries.

(f) To the knowledge of CBOT Holdings, no executive officer or other key employee of CBOT Holdings or any CBOT Holdings Subsidiary is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of CBOT Holdings or any CBOT Holdings Subsidiary, except agreements between CBOT Holdings or one of the CBOT Holdings Subsidiaries and its present and former officers or employees.

(g) During the preceding two years, (i) neither CBOT Holdings nor any CBOT Holdings Subsidiary has effectuated a “plant closing” (as defined in the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with CBOT Holdings or any CBOT Holdings Subsidiary affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither CBOT Holdings nor any CBOT Holdings Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law, including, but not limited to, the Illinois Worker Adjustment and Retraining Notification Act. No employee of CBOT Holdings or any of the CBOT Holdings Subsidiaries has experienced an “employment loss,” as defined by the WARN Act or any similar applicable state, local or foreign law, requiring notice to employees in the event of a closing or layoff, within the past ninety days.

Section 3.18 Intellectual Property.

(a) Section 3.18(a) of the CBOT Holdings Disclosure Letter sets forth a complete and accurate list of all of the following throughout the world granted to, applied for or owned by CBOT Holdings or any CBOT Holdings Subsidiary (i) Patents, (ii) registered Trademarks (including Internet domain name registrations) and material unregistered Trademarks, (iii) registered Copyrights and material unregistered Copyrights and (iv) material Software which are owned by CBOT Holdings (collectively, the “CBOT Holdings Owned

Intellectual Property”). Such list includes, where applicable, the record owner, jurisdiction and registration and/or application number, and date issued (or filed) for each of the foregoing.

(b) No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any CBOT Holdings Owned Intellectual Property except pursuant to the CBOT Holdings License Agreements.

(c) CBOT Holdings is the sole and exclusive owner of or has a valid right to use, free and clear of all Liens (except Permitted Liens) all of the Intellectual Property used in or necessary for the conduct of its business as currently conducted or contemplated to be conducted, subject to the terms of any applicable CBOT Holdings License Agreements. The CBOT Holdings Owned Intellectual Property and, to the knowledge of CBOT Holdings, any Intellectual Property used in the business of CBOT Holdings and the CBOT Holdings Subsidiaries, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned.

(d) There are no pending, or to the knowledge of CBOT Holdings, threatened claims, suits, arbitrations or other adversarial proceedings before any court, agency, arbitral tribunal, or registration authority in any jurisdiction alleging that the activities or conduct of the business of CBOT Holdings and the CBOT Holdings Subsidiaries infringe upon, misappropriate, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging CBOT Holdings’ ownership, use, validity, enforceability, or registrability of any CBOT Holdings Owned Intellectual Property.

(e) To the knowledge of CBOT Holdings, the conduct of the business of CBOT Holdings and the CBOT Holdings Subsidiaries by CBOT Holdings as currently conducted or planned to be conducted does not infringe upon, misappropriate, violate or constitute the unauthorized use of (either directly or indirectly, such as through contributory infringement or inducement to infringe) any Intellectual Property of any other Person.

(f) To the knowledge of CBOT Holdings, no third party is misappropriating, infringing, diluting or violating any CBOT Holdings Owned Intellectual Property or Intellectual Property used by CBOT Holdings, except misappropriations, infringements, dilutions or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, and no claims, suits, arbitrations or other adversarial claims have been brought or threatened against any third party by CBOT Holdings.

(g) CBOT Holdings has taken reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of CBOT Holdings, none of its Trade Secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of CBOT Holdings, no third party to any non-disclosure agreement with CBOT Holdings is in breach, violation or default thereof.

(h) With respect to any Intellectual Property, including Software, that is owned by CBOT Holdings, such Intellectual Property was either developed (i) by employees of CBOT Holdings within the scope of their employment or (ii) by independent contractors who have vested all rights in and to such Intellectual Property to CBOT Holdings pursuant to written agreements (such as by assignment or work-made-for-hire provisions).

(i) No current or former partner, director, officer, or employee of CBOT Holdings (or any of its predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the CBOT Holdings Owned Intellectual Property.

(j) CBOT Holdings has established and maintained a commercially reasonable privacy policy and has been in compliance with such policy and all applicable federal, state, local and foreign laws and regulations relating to privacy, data protection, export and the collection and use of personally identifiable information and user information gathered or accessed in the course of the operations of its business.

(k) For purposes of this Agreement, “Intellectual Property” means (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, “Trademarks”); (ii) patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing (collectively, “Patents”); (iii) copyrights (including any registrations and applications for any of the foregoing) (collectively, “Copyrights”); (iv) computer programs (including any and all software implementation of algorithms, models and methodologies, whether in source code or object code), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) relating to any of the foregoing (collectively, “Software”); and (v) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, “Trade Secrets”), in each case used in or necessary for the conduct of the business of the applicable Party and its Subsidiaries as currently conducted or contemplated to be conducted by the holder thereof.

Section 3.19 Contracts.

(a) Except as filed as an exhibit to a CBOT Holdings SEC Document prior to the date of this Agreement, and except for CBOT Holdings Benefit Plans, neither CBOT Holdings nor any CBOT Holdings Subsidiary is a party to or bound by, nor are any of their respective assets, businesses or operations party to, or bound or affected by, or receive benefits under:

(i) any agreement relating to Indebtedness (other than agreements among direct or indirect wholly owned CBOT Holdings Subsidiaries) in excess of $250,000;

(ii) any joint venture, partnership, limited liability company or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any partnership or joint venture material to CBOT Holdings or any of the CBOT Holdings Subsidiaries;

(iii) any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any material business or material real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) any material agreement, other than an agreement with respect to compensation or similar arrangements not involving a director of CBOT Holdings or one of the officers of CBOT Holdings for purposes of Section 16 of the Exchange Act and any agreement entered into in a commercially reasonable manner consistent with industry practice, with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of CBOT Holdings or any CBOT Holdings Subsidiary, (B) any Person 5% or more of the outstanding voting securities of which are directly or indirectly owned, controlled or held with power to vote by CBOT Holdings or any CBOT Holdings Subsidiary or (C) any current or former director or officer of CBOT Holdings or any CBOT Holdings Subsidiary;

(v) any agreement (including any exclusivity agreement) that purports to limit or restrict in any material respect either the type of business in which CBOT Holdings or any CBOT Holdings Subsidiary (or, after the Effective Time, the Surviving Entity or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business including any covenant not to compete or could require the disposition of any material assets or line of business of CBOT Holdings or any CBOT Holdings Subsidiary;

(vi) any agreement under which (A) any Person (other than CBOT Holdings or a CBOT Holdings Subsidiary) has directly or indirectly guaranteed any liabilities or obligations of CBOT Holdings or any CBOT Holdings Subsidiary or (B) CBOT Holdings or any CBOT Holdings Subsidiary has directly or indirectly guaranteed liabilities or obligations of any other Person (other than CBOT Holdings or a CBOT Holdings Subsidiary) (in each case other than endorsements for the purpose of collection in a commercially reasonable manner consistent with industry practice), unless such guarantor obligation is less than $250,000;

(vii) any other agreement or amendment that is required to be filed as an exhibit to a future report, schedule, form or statement required to be filed with or furnished to the SEC (as described in Items

601(b)(4) and 601(b)(10) of Regulation S-K under the Securities Act) that has not been filed as an exhibit to or incorporated by reference in the CBOT Holdings SEC Documents filed prior to the date of this Agreement;

(viii) any agreement that involves expenditures or receipts of CBOT Holdings or any CBOT Holdings Subsidiary in excess of $250,000 per year not entered into in the ordinary course of business consistent with past practice;

(ix) any material agreement granting or obtaining any right to use or practice any rights under any Intellectual Property to which CBOT Holdings is a party or otherwise bound (collectively, the “CBOT Holdings License Agreements”); or

(x) any agreement the termination of which would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

(b) The agreements, commitments, arrangements and plans, whether written or oral, listed or required to be listed in Section 3.19(a) of the CBOT Holdings Disclosure Letter are referred to herein as the “CBOT Holdings Contracts.” Each CBOT Holdings Contract is a valid and binding agreement of CBOT Holdings or a CBOT Holdings Subsidiary, as the case may be, and is in full force and effect, and none of CBOT Holdings, any CBOT Holdings Subsidiary or, to the knowledge of CBOT Holdings, any other party thereto is in default or breach in any material respect under the terms of any such CBOT Holdings Contract; and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CBOT Holdings or any CBOT Holdings Subsidiary or, to the knowledge of CBOT Holdings, any other party under such CBOT Holdings Contract. Since January 1, 2006, neither CBOT Holdings nor any CBOT Holdings Subsidiary has released or waived any material right under any such CBOT Holdings Contract. True, correct and complete copies of (i) each such CBOT Holdings Contract (including all modifications and amendments thereto and waivers thereunder) and (ii) all form contracts, agreements or instruments used in and material to the business of CBOT Holdings and the CBOT Holdings Subsidiaries have been made available to CME Holdings.

Section 3.20 Environmental Laws and Regulations.

(a) Except for matters that CBOT Holdings reasonably believes have been fully resolved, CBOT Holdings and each CBOT Holdings Subsidiary has complied and is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits, except, in either case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

(b) Except for matters that CBOT Holdings reasonably believes have been fully resolved, no notice of violation, notification of liability, demand, request for information, citation, summons or order relating to or arising out of any Environmental Law has been received by CBOT Holdings or any CBOT Holdings Subsidiary. Except for matters that CBOT Holdings reasonably believes have been fully resolved, no complaint has been filed, no penalty or fine has been assessed, and, to the knowledge of CBOT Holdings, no investigation, action, claim, suit or proceeding is pending or threatened by any Person involving CBOT Holdings or any CBOT Holdings Subsidiary, relating to or arising out of any Environmental Law.

(c) No Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or, to the knowledge of CBOT Holdings, formerly owned, leased, operated or used by CBOT Holdings or any CBOT Holdings Subsidiary that, in each case, would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

(d) Except as would not have a Material Adverse Effect on CBOT Holdings, there are no circumstances, actions, activities, conditions, events or incidents that could reasonably be expected to result in liability against CBOT Holdings arising from (i) the environmental conditions at, on, above, under, or about any properties or assets currently or formerly owned, leased, operated or used by CBOT Holdings or any CBOT Holdings Subsidiary or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal, Release or threatened Release of Hazardous Substances.

(e) CBOT Holdings has provided to CME Holdings all material environmental site assessments, audits, investigations and studies in the possession, custody or control of CBOT Holdings or any CBOT Holdings Subsidiary relating to properties or assets currently or formerly owned, leased, operated or used by CBOT Holdings or any CBOT Holdings Subsidiary.

Section 3.21 Insurance Coverage. CBOT Holdings and the CBOT Holdings Subsidiaries maintain policies of insurance in such amounts and against such risks as are customary in the industry in which CBOT Holdings and the CBOT Holdings Subsidiaries operate. Except as would not reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, all such insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, this Agreement or the consummation of any of the transactions contemplated hereby.

Section 3.22 Foreign Corrupt Practices and International Trade Sanctions. Neither CBOT Holdings, nor any CBOT Holdings Subsidiary, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.23 Opinion of Financial Advisor. CBOT Holdings has received the opinion of J.P. Morgan Securities Inc. (the “CBOT Holdings Financial Advisor”), dated as of May 11, 2007, to the effect that, as of the date of such opinion and subject to the procedures followed, and the qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of the CBOT Holdings Class A Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

Section 3.24 Assets and Operations of CBOT Holdings. Except for Securities of the CBOT Holdings Subsidiaries, CBOT Holdings does not own, directly or indirectly, any other properties or assets. CBOT Holdings is a holding company and is engaged in no business operations.

Section 3.25 Brokers. No Person other than the CBOT Holdings Financial Advisor and Lazard Frères & Co. LLC, is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by any Party hereto in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CBOT Holdings or any CBOT Holdings Subsidiary. CBOT Holdings has made available to CME Holdings a true, correct and complete copy of each agreement between CBOT Holdings or any CBOT Holdings Subsidiary and the CBOT Holdings Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CME HOLDINGS

Except as otherwise disclosed or identified in the CME Holdings SEC Documents filed prior to the date hereof (excluding any disclosures included in such CME Holdings SEC Documents that are predictive or forward-looking in nature) or in a letter (the “CME Holdings Disclosure Letter”) delivered to CBOT Holdings by CME Holdings prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article IV to which the information in such letter relates; provided, that, disclosure in the CME Holdings Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), CME Holdings represents and warrants to CBOT Holdings and CBOT as follows:

Section 4.1 Organization. CME Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. CME Holdings has made available to CBOT Holdings true, correct and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

Section 4.2 Subsidiaries.

(a) Section 4.2(a) of the CME Holdings Disclosure Letter sets forth (i) each Subsidiary of CME Holdings (individually, a “CME Holdings Subsidiary” and collectively, the “CME Holdings Subsidiaries”), (ii) each CME Holdings Subsidiary’s jurisdiction of incorporation or organization and (iii) the location of each CME Holdings Subsidiary’s principal executive offices. Each CME Holdings Subsidiary is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted. CME Holdings has made available to CBOT Holdings true, correct and complete copies of the Constituent Documents of each CME Holdings Subsidiary, as amended and in effect on the date of this Agreement.

(b) CME Holdings is, directly or indirectly, the record and beneficial owner of all of the outstanding Securities of each CME Holdings Subsidiary, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). All of such Securities so owned by CME Holdings have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights). Except for the Securities of the CME Holdings Subsidiaries, CME Holdings does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

Section 4.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of CME Holdings consists of (i) 138,000,000 shares of Class A Common Stock, par value $0.01 per share (the “CME Holdings Class A Common Stock”) of which 9,500,000 shares have been designated as Class A-1 Common Stock, 9,500,000 shares have been designated as Class A-2 Common Stock, 9,500,000 shares have been designated as Class A-3 Common Stock and 9,500,000 shares have been designated as Class A-4 Common Stock, (ii) 3,138 shares of Class B Common Stock, par value $0.01 per share (the “CME Holdings Class B Common Stock” and, together with the CME Holdings Class A Common Stock, the “CME Holdings Common Stock”) of which 625 shares have been designated as Class B-1 Common Stock, 813 shares have been designated as Class B-2 Common Stock, 1,287 shares have been designated as Class B-3 Common Stock and 413 shares have been designated as Class B-4 Common Stock, and (iii) 10,000,000 shares of Preferred Stock, par value $ 0.01 per share (the “CME Holdings Preferred Stock”), of which 140,000 shares have been designated as Series A Junior Participating Preferred Stock.

(b) At the close of business on October 13, 2006: (i) 34,807,387 shares of CME Holdings Class A Common Stock were issued and outstanding as follows: (1) 34,807,387 shares of CME Holdings Class A Common Stock were issued and outstanding, (2) no shares of Class A-1 Common Stock were issued and outstanding, (3) no shares of Class A-2 Common Stock were issued and outstanding, (4) no shares of Class A-3 Common Stock were issued and outstanding and (5) no shares of Class A-4 Common Stock were issued and outstanding, (ii) 3,138 shares of CME Holdings Class B Common Stock were issued and outstanding as follows: (1) 625 shares of Class B-1 Common Stock were issued and outstanding, (2) 813 shares of Class B-2 Common Stock were issued and outstanding, (3) 1,287 shares of Class B-3 Common

Stock were issued and outstanding and (4) 413 shares of Class B-4 Common Stock were issued and outstanding; (iii) no shares of CME Holdings Preferred Stock were issued and outstanding; and (iv) 4,110,975 shares of CME Holdings Class A Common Stock were reserved for issuance pursuant to CME Holdings’ equity or equity-based compensation plans (the “CME Holdings Stock Plans”). Except as set forth above, as of October 13, 2006, no shares of capital stock of CME Holdings were issued, reserved for issuance or outstanding. All issued and outstanding shares of CME Holdings Common Stock and CME Holdings Preferred Stock have been, and all shares of CME Holdings Common Stock that may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.

(c) As of the date of this Agreement, the authorized capital stock of CME consists of 1,000 shares of Common Stock, par value $0.01 per share (the “CME Common Stock”).

(d) At the close of business on October 13, 2006, 100 shares of CME Common Stock were issued and outstanding. Except as set forth above, as of October 13, 2006, no shares of capital stock of CME were issued, reserved for issuance or outstanding. All issued and outstanding shares of CME Common Stock have been duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.

(e) There are no preemptive or similar rights on the part of any holder of any class of Securities of CME Holdings or any CME Holdings Subsidiary. Neither CME Holdings nor any CME Holdings Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of any class of Securities of CME Holdings or any CME Holdings Subsidiary on any matter submitted to such holders of Securities. As of the date of this Agreement, there are no options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which CME Holdings or any CME Holdings Subsidiary is a party or by which any of them is bound (i) obligating CME Holdings or any CME Holdings Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any Securities of CME Holdings or any CME Holdings Subsidiary, or any security convertible or exercisable for or exchangeable into any Securities of CME Holdings or any of CME Holdings Subsidiary, (ii) obligating CME Holdings or any CME Holdings Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Securities of CME Holdings or any CME Holdings Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of CME Holdings or any CME Holdings Subsidiary to repurchase, redeem or otherwise acquire any Securities of CME Holdings or any CME Holdings Subsidiary. There are no proxies, voting trusts or other agreements or understandings to which CME Holdings is a party or is bound with respect to the voting of the Securities of CME Holdings.

(f) Section 4.3(f) of the CME Holdings Disclosure Letter sets forth each equity or equity-based compensation plan of CME Holdings and, as of October 13, 2006, the aggregate number of shares of CME Holdings Class A Common Stock relating to outstanding and available awards under each CME Holdings Stock Plan. CME Holdings has made available to CBOT Holdings the form of agreement related to each such award. No material changes have been made to such form in connection with any award.

(g) All shares of CME Holdings Common Stock to be issued in connection with the Merger will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive or similar rights.

Section 4.4 Authorization.

(a) CME Holdings has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of approval by the holders of a majority of the outstanding shares of CME Holdings Common Stock entitled to vote in accordance with the DGCL (the “CME Holdings Stockholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions, and no other corporate proceedings on the part of CME Holdings are necessary for CME Holdings to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CME Holdings and, assuming due authorization, execution and delivery by each of CBOT Holdings and CBOT, is a legal, valid and binding obligation of CME Holdings, enforceable against CME Holdings in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The Board of Directors of CME Holdings, at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that the terms of the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of CME Holdings and its stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) recommending that CME Holdings’ stockholders adopt this Agreement and approve the transactions contemplated hereby.

(c) The affirmative vote of the holders of a majority of the outstanding CME Holdings Common Stock at the CME Holdings Stockholders Meeting or any adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of Securities of CME Holdings necessary to adopt this Agreement and approve the transactions contemplated hereby.

Section 4.5 Consents and Approvals; No Violations.

(a) The execution and delivery of this Agreement by CME Holdings do not and the consummation by CME Holdings of the transactions contemplated hereby will not: (i) conflict with any provisions of the Constituent Documents of CME Holdings; (ii) violate any Law or Order (assuming compliance with the matters set forth in Section 4.5(b)); (iii) result in any violation of or default or loss of a benefit under or require any consent under, or permit the acceleration or termination of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license; (iv) result in the creation or imposition of any Lien upon any properties or assets of CME Holdings or any CME Holdings Subsidiary; or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for CME Holdings to conduct its business as currently conducted, except, in the case of clauses (ii), (iii), (iv) and (v), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings and as would not reasonably be expected to materially delay or impair the consummation of the Merger.

(b) No consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization is required to be made or obtained by CME Holdings or any CME Holdings Subsidiary in connection with the execution or delivery of this Agreement by CME Holdings or the consummation by CME Holdings of the transactions contemplated hereby, except for: (i) compliance by CME Holdings with the HSR Act, and the Foreign Competition Laws; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (iii) the filings with the SEC of (A) the Joint Proxy Statement/Prospectus in accordance with Regulation 14A promulgated under the Exchange Act, (B) the registration statement on Form S-4 promulgated under the Securities Act and (C) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby; (iv) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state securities Laws; (v) the filings, notices, approvals and/or consents to be obtained from the CFTC and under the Commodity Exchange Act; and (vi) any consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization (other than any of the foregoing addressed in clauses (i) through (v) above), the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.6 SEC Reports; CME Holdings Financial Statements.

(a) CME Holdings has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished with or by it to the SEC since January 1, 2005 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “CME Holdings SEC Documents”). As of its respective date, or, if amended, as of the date of the last such amendment, each of the CME Holdings SEC Documents, complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act applicable to such CME Holdings SEC Documents, and did not, and any CME Holdings SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the CME Holdings Subsidiaries is required to make any filings with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) The CME Holdings Financial Statements have been derived from the accounting books and records of CME Holdings and the CME Holdings Subsidiaries and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein. The consolidated balance sheets (including the related notes) included in the CME Holdings Financial Statements present fairly in all material respects the financial position of CME Holdings and the CME Holdings Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows (in each case including the related notes) included in such CME Holdings Financial Statements present fairly in all material respects the results of operations, stockholders’ equity and cash flows of CME Holdings and the CME Holdings Subsidiaries for the respective periods indicated.

(c) There are no amendments or modifications, which are or, to the knowledge of CME Holdings, will be required to be filed with the SEC, but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by CME Holdings with the SEC pursuant to the Exchange Act or (ii) the CME Holdings SEC Documents. CME Holdings has timely responded to all comment letters of the staff of the SEC relating to the CME Holdings SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. CME Holdings has made available to CBOT Holdings true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2004. None of the CME Holdings SEC Documents is, to the knowledge of CME Holdings, the subject of ongoing SEC review.

Section 4.7 Absence of Undisclosed Liabilities. CME Holdings and the CME Holdings Subsidiaries do not have any liabilities or obligations, whether or not accrued, known or unknown, contingent or otherwise and whether or not required to be disclosed or reflected on or reserved against in the consolidated balance sheet of CME Holdings and the CME Holdings Subsidiaries, except liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.8 Form S-4; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by CME Holdings for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC or at any time it is supplemented or amended or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement/Prospectus will, on the date mailed to the stockholders of CME Holdings and CBOT Holdings and to the Members of CBOT and at the time of the CME Holdings Stockholders Meeting and the CBOT Holdings Meetings, contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.9 Absence of Certain Changes. Since January 1, 2006, (i) CME Holdings and the CME Holdings Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice,

(ii) except as required by GAAP, there has not been any change by CME Holdings in its accounting principles, practices or methods and (iii) there has not been any change by CME Holdings in its system of internal accounting controls. Since January 1, 2006, there have not been any changes, circumstances or events that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.10 Litigation. There is no material suit, action, proceeding, claim, review or investigation (whether at law or in equity, before or by any Governmental Entity, Self-Regulatory Organization or before any arbitrator) pending, affecting, or to the knowledge of CME Holdings, threatened within the three-year period prior to the date of this Agreement against CME Holdings or any CME Holdings Subsidiary, or their respective properties or rights. There is no material Order of any Governmental Entity, Self-Regulatory Organization or arbitrator outstanding against CME Holdings or any CME Holdings Subsidiary. There is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of CME Holdings, threatened against CME Holdings or any CME Holdings Subsidiary, which seeks to, or could reasonably be expected to, restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

Section 4.11 Compliance with Laws.

(a) Each of CME Holdings and the CME Holdings Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities and Self-Regulatory Organizations necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the “CME Holdings Permits”). Each of CME Holdings and the CME Holdings Subsidiaries is, and since January 1, 2004, has been in compliance in all material respects with the terms of the CME Holdings Permits. The businesses of CME Holdings and each of the CME Holdings Subsidiaries are, and since January 1, 2004, have been conducted in compliance in all material respects with all Laws and the applicable rules of any Self-Regulatory Organization. Each of CME Holdings and the CME Holdings Subsidiaries is in compliance with its Constituent Documents. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on CME Holdings, (x) no material change is required in CME Holdings’ or any CME Holdings Subsidiary’s processes, properties or procedures to comply with any Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof and (y) CME Holdings has not received any written notice or written communication of any noncompliance with any Laws and no Governmental Entity or Self-Regulatory Organization has otherwise identified any instance in which CME Holdings or any CME Holdings Subsidiary is or may be in violation of applicable Laws.

(b) Each of the principal executive officer of CME Holdings and the principal financial officer of CME Holdings (or each former principal executive officer of CME Holdings and each former principal financial officer of CME Holdings, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the CME Holdings SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither CME Holdings nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to any executive officer or director (or equivalent thereof) of CME Holdings or any CME Holdings Subsidiary.

(c) CME Holdings maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) CME Holdings’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by CME Holdings in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to CME Holdings’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of CME Holdings required under the Exchange Act with respect to such reports.

(e) CME Holdings has made available to CBOT Holdings copies of any written notifications it has received to date since January 1, 2004 of a (i) “significant deficiency” or (ii) “material weakness” in CME Holdings’ internal controls.

Section 4.12 Taxes.

(a) CME Holdings and each CME Holdings Subsidiary have (i) duly and timely filed (or there have been duly and timely filed on its behalf) with the appropriate Governmental Entities or Taxing Authorities all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were true, correct and complete in all material respects, (ii) duly and timely paid in full (or CME Holdings has paid on the CME Holdings Subsidiaries’ behalf) all Taxes shown as due on such Tax Returns, (iii) duly and timely paid in full or withheld, or established adequate reserves in accordance with GAAP for, all material Taxes that are due and payable by it, (iv) established reserves in accordance with GAAP that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of CME Holdings and each CME Holdings Subsidiary through the date of this Agreement and (v) complied in all material respects with all laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over to, or, where amounts have not been so withheld, established an adequate reserve under GAAP for the payment to, the respective proper Governmental Entities or Taxing Authorities all material amounts required to be so withheld and paid over.

(b) There (i) is no deficiency, claim, audit, suit, proceeding, request for information or investigation now pending, outstanding or, to the knowledge of CME Holdings, threatened against or with respect to CME Holdings or any CME Holdings Subsidiary in respect of any material Taxes or material Tax Returns and (ii) are no requests for rulings or determinations in respect of any material Taxes or material Tax Returns pending between CME Holdings or any CME Holdings Subsidiary and any authority responsible for such Taxes or Tax Returns.

(c) No material deficiency for any Tax has been asserted or assessed by any Governmental Entity or Taxing Authority in writing against CME Holdings or any CME Holdings Subsidiary (or, to the knowledge of CME Holdings or any CME Holdings Subsidiary, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(d) There are no tax sharing agreements, tax indemnity agreements or other similar agreements with respect to or involving CME Holdings or any CME Holdings Subsidiary.

(e) None of CME Holdings or any CME Holdings Subsidiary has any liability for material Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is CME Holdings), or has any liability for the Taxes of any Person (other than CME Holdings or the CME Holdings Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

(f) There are no material adjustments under Section 481 of the Code (or similar or analogous provision of state, local or foreign law) for income tax purposes applicable to or required to be made by CME Holdings or any CME Holdings Subsidiary as a result of changes in methods of accounting or other events occurring on or before the date hereof.

(g) None of CME Holdings or any CME Holdings Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date except, in the case of each of the foregoing clauses (i) - (v), for amounts reflected in a reserve for Taxes reflected in the CME Holdings Financial Statements.

(h) There are no Liens for Taxes upon any property or assets of CME Holdings or any CME Holdings Subsidiary, except for Permitted Liens.

(i) Neither CME Holdings nor any CME Holdings Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) No claim, other than claims defeated or withdrawn, has ever been made by an authority in a jurisdiction where CME Holdings or any CME Holdings Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

(k) Neither CME Holdings nor any CME Holdings Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with regard to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(l) None of CME Holdings or any CME Holdings Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(m) CME Holdings is not, and has not been at any time within the last five years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(n) There is no power of attorney given by or binding upon CME Holdings or any CME Holdings Subsidiary with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

(o) CME Holdings and each CME Holdings Subsidiary have made (or there has been made on their behalf) all required current estimated Tax payments sufficient to avoid any underpayment penalties.

(p) None of the indebtedness of CME Holdings or any CME Holdings Subsidiary constitutes (i) “corporate acquisition indebtedness” (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code.

(q) None of CME Holdings or any CME Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would prevent the Merger from constituting a tax-free reorganization described in Section 368(a) and related provisions of the Code.

(r) None of CME Holdings or any CME Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would invalidate the rulings received from the IRS in connection with CME Holdings’ demutualization transactions.

Section 4.13 CME Holdings Leased Real Property.

The CME Holdings Leased Real Property described in Section 4.13 of the CME Holdings Disclosure Letter constitutes all the leasehold interests in real property of CME Holdings and the CME Holdings Subsidiaries.

CME Holdings and the CME Holdings Subsidiaries do not own any real property. With respect to the CME Holdings Leased Real Property:

(a) with respect to the Leases identified as Items No. 1-5 of Section 4.13 of the CME Holdings Disclosure Letter (each, a “CME Holdings Material Lease”), all buildings, structures, fixtures and leasehold improvements required to be maintained or repaired by CME Holdings under each CME Holdings Material Lease (the “CME Holdings Improvements”) are in good repair and operating condition in all material respects, subject only to ordinary wear and tear, and are adequate and suitable in all material respects for the purposes for which they are presently being used or held for use, and to the knowledge of CME Holdings, there are no facts or conditions affecting any of the CME Holdings Improvements that, in the aggregate, would reasonably be expected to materially and adversely interfere with the current use, occupancy or operation thereof;

(b) with respect to each CME Holdings Material Lease, no portion of the CME Holdings Leased Real Property has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely interfere with CME Holdings’ use of such CME Holdings Leased Real Property, or which has not heretofore been completely repaired and restored in all material respects in accordance with the terms of the applicable Lease;

(c) CME Holdings has made available to CBOT Holdings complete and accurate copies of the following materials related to such CME Holdings Leased Real Property, to the extent in CME Holdings’ or any CME Holdings Subsidiary’s possession or control: all Leases of CME Holdings Leased Real Property (including any amendments, modifications or supplements thereto);

(d) with respect to each CME Holdings Material Lease, CME Holdings or the applicable CME Holdings Subsidiary that is party thereto has good and valid leasehold interests in such CME Holdings Material Lease (subject to the terms of the applicable CME Holdings Material Lease governing its interests therein), in each case free and clear of all Liens other than Permitted Liens;

(e) with respect to each CME Holdings Material Lease, each such CME Holdings Material Lease is the legal, valid, binding, and enforceable obligation of CME Holdings or the applicable CME Holdings Subsidiary that is lessee thereunder, and, to the knowledge of CME Holdings, is in full force and effect and the binding obligation of the other parties thereto and will continue to be the legal, valid, binding, and enforceable obligation of CME Holdings or the applicable CME Holdings Subsidiary following the consummation of the transactions contemplated by this Agreement;

(f) with respect to each CME Holdings Material Lease, neither CME Holdings nor any CME Holdings Subsidiary has received any written notice that it is in default under any such CME Holdings Material Lease, nor to the knowledge of CME Holdings, is CME Holdings or any CME Holdings Subsidiary or any other party to such CME Holdings Material Lease in default under any such CME Holdings Material Lease, and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CME Holdings or any CME Holdings Subsidiary or, to the knowledge of CME Holdings, any other party under such CME Holdings Material Lease;

(g) with respect to each CME Holdings Material Lease, there are no material disputes, oral agreements or forbearance programs in effect as to any such CME Holdings Material Lease;

(h) with respect to each CME Holdings Material Lease, neither CME Holdings nor the applicable CME Holdings Subsidiary has assigned, subleased, transferred, conveyed or encumbered any interest in the leasehold or subleasehold created by any such CME Holdings Material Lease;

(i) with respect to each CME Holdings Material Lease, to the knowledge of CME Holdings, there are no threatened or pending condemnation proceedings relating to the CME Holdings Leased Real Property which, if the condemnation was successful, would reasonably be expected to materially and adversely interfere with, detract from or restrict the current operation or use by CME Holdings or the applicable CME Holdings Subsidiary of property subject thereto; and

(j) with respect to each CME Holdings Material Lease, there are no outstanding options or rights of any party (other than CME Holdings or the applicable CME Holdings Subsidiary) to terminate such CME Holdings Material Lease prior to the expiration of the term thereof.

Section 4.14 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 4.14(a) of the CME Holdings Disclosure Letter contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement other than any Multiemployer Plan (collectively, the “CME Holdings Benefit Plans”) currently maintained or contributed to or required to be contributed to by (i) CME Holdings, (ii) any CME Holdings Subsidiary or (iii) any ERISA Affiliate, for the benefit of any current or former employee or director of CME Holdings or any CME Holdings Subsidiary.

(b) With respect to each of the CME Holdings Benefit Plans, CME Holdings has made available to CBOT Holdings complete copies of each of the following documents: (i) the CME Holdings Benefit Plan (including all amendments thereto); (ii) the annual report and actuarial report, if required under ERISA or the Code, for the last three plan years ending prior to the date hereof; (iii) the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA; (iv) if the CME Holdings Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the reporting period ended most recently preceding the date thereof; (v) all contracts with respect to which CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate has any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (vi) the most recent determination letter received from the IRS with respect to each CME Holdings Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

(c) No liability under Title IV of ERISA has been incurred by CME Holdings or any CME Holdings ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to CME Holdings or any CME Holdings ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to CME Holdings Benefit Plans but also with respect to any employee CME Holdings Benefit Plan, program, agreement or arrangement subject to Title IV of ERISA to which CME Holdings or any CME Holdings ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Closing. No CME Holdings Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such CME Holdings Benefit Plan ended prior to the date hereof, and all contributions required to be made with respect thereto (whether pursuant to the terms of any such CME Holdings Benefit Plan or otherwise) on or prior to the date hereof have been timely made. Any cessation of benefit accruals under a CME Holdings Benefit Plan was effected in accordance with any applicable requirements of ERISA and the Code, including (to the extent applicable) Section 204(h) of ERISA. Neither CME Holdings nor any CME Holdings ERISA Affiliate has any reasonable expectation of liability with respect to any Multiemployer Plan.

(d) Each CME Holdings Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of CME Holdings, no event has occurred that could reasonably be expected to result in disqualification of such CME Holdings Benefit Plan.

(e) Each of the CME Holdings Benefit Plans has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

(f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of CME Holdings or any CME Holdings Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such current or former employee or director or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(g) With respect to each CME Holdings Benefit Plan that is funded wholly or partially through an insurance policy, neither CME Holdings nor any CME Holdings Subsidiary has any current liability under any such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(h) There are no pending or, to the knowledge of CME Holdings, threatened claims by or on behalf of any of the CME Holdings Benefit Plans, by any employee or beneficiary covered under any CME Holdings Benefit Plan or otherwise involving any CME Holdings Benefit Plan (other than routine claims for benefits).

(i) Neither CME Holdings nor any CME Holdings Subsidiary is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or in respect of which a deduction has been or could be disallowed pursuant to Section 162(m) of the Code. No current or former employee or director of CME Holdings or any CME Holdings Subsidiary is entitled to receive any additional payment from CME Holdings or any CME Holdings Subsidiary or the Surviving Entity by reason of the excise tax required by Section 4999(a) of the Code being imposed on such person by reason of the transactions contemplated by this Agreement.

(j) Neither CME Holdings, any CME Holdings Subsidiary, CME Holdings ERISA Affiliate, any CME Holdings Benefit Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection that could reasonably be expected to give rise to a civil liability under either Section 409 of ERISA or Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(k) No “leased employees,” as that term is defined in Section 414(n) of the Code, perform services for CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate. Neither CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate has used the services of workers provided by third party contract labor suppliers, temporary employees, such “leased employees,” or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any CME Holdings Benefit Plan or the imposition of penalties or excise taxes with respect to any Plan by the IRS, the Department of Labor, or any other Governmental Entity.

(l) Neither CME Holdings, any CME Holdings Subsidiary nor any CME Holdings ERISA Affiliate is a party to any agreement or understanding, whether written or unwritten, with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

(m) No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any CME Holdings Benefit Plan have been made to employees, directors or agents (or any of their representatives or beneficiaries) of CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate that are not in accordance with the terms and conditions of CME Holdings Benefit Plans.

(n) No CME Holdings Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of CME Holdings or any CME Holdings Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable law, (ii) death benefits or retirement benefits under any “employee pension plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of CME Holdings or a CME Holdings Subsidiary or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.

(o) With respect to each of CME Holdings Benefit Plan, the provisions of Section 4980B(f) of the Code, Section 601 et seq. of ERISA, and any similar local law have been complied with in all material respects.

(p) Each stock option or stock appreciation right issued with respect to CME Holdings Class A Common Stock was granted with a per-share exercise or base price, as the case may be, not less than the fair market value of a share of CME Holdings Class A Common Stock on the date of grant.

(q) With respect to each CME Holdings Benefit Plan established or maintained outside of the U.S. primarily for benefit of employees of CME Holdings or any CME Holdings Subsidiary residing outside of the U.S. (a “Foreign CME Holdings Benefit Plan”): (i) all employer and employee contributions to each Foreign CME Holdings Benefit Plan required by law or by the terms of such Foreign CME Holdings Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign CME Holdings Benefit Plan, the liability of each insurer for any Foreign CME Holdings Benefit Plan funded through insurance or the book reserve established for any Foreign CME Holdings Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign CME Holdings Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign CME Holdings Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 4.15 Employees; Labor Matters.

(a) Neither CME Holdings nor any CME Holdings Subsidiary is party to, bound by, or in the process of negotiating a collective bargaining agreement or similar labor-related agreement or understanding.

(b) None of the employees of CME Holdings or any CME Holdings Subsidiary is represented by a labor union or other labor organization and, to the knowledge of CME Holdings, (i) there is no organizational effort currently being made or threatened by or on behalf of any labor union or labor organization to organize any employees of CME Holdings or any CME Holdings Subsidiary, (ii) no demand for recognition of any employees of CME Holdings or any CME Holdings Subsidiary has been made by or on behalf of any labor union or labor organization in the past three (3) years, and (iii) no petition has been filed, nor has any proceeding been instituted by any employee of CME Holdings or any CME Holdings Subsidiary or group of employees of CME Holdings or any CME Holdings Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining representative in the past three (3) years.

(c) There is no pending or, to the knowledge of CME Holdings, threatened (i) strike, lockout, work stoppage, slowdown, picketing or material labor dispute with respect to or involving any employees of CME Holdings or any CME Holdings Subsidiary, and there has been no such action or event in the past five (5) years, and (ii) arbitration, or material grievance against CME Holdings or any CME Holdings Subsidiary involving current or former employees, applicants for employment or representatives of employees of CME Holdings or any CME Holdings Subsidiary.

(d) CME Holdings and the CME Holdings Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings are in compliance in all material respects with all (i) federal and state laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (ii) obligations of CME Holdings or any of the CME Holdings Subsidiaries under any employment agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding.

(e) There is no charge or complaint pending or, to the knowledge of CME Holdings, threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by CME Holdings or any of the CME Holdings Subsidiaries.

(f) To the knowledge of CME Holdings, no executive officer or other key employee of CME Holdings or any CME Holdings Subsidiary is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of CME Holdings or any CME Holdings Subsidiary, except agreements between CME Holdings or one of the CME Holdings Subsidiaries and its present and former officers or employees.

(g) During the preceding two years, (i) neither CME Holdings nor any CME Holdings Subsidiary has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with CME Holdings or any CME Holdings Subsidiary affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither CME Holdings nor any CME Holdings Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law, including, but not limited to, the Illinois Worker Adjustment and Retraining Notification Act. No employee of CME Holdings or any of the CME Holdings Subsidiaries has experienced an “employment loss,” as defined by the WARN Act or any similar applicable state, local or foreign law, requiring notice to employees in the event of a closing or layoff, within the past ninety days.

Section 4.16 Intellectual Property.

(a) Section 4.16(a) of the CME Holdings Disclosure Letter sets forth a complete and accurate list of all of the following throughout the world granted to, applied for or owned by CME Holdings or any CME Holdings Subsidiary (i) Patents, (ii) registered Trademarks (including Internet domain name registrations) and material unregistered Trademarks, (iii) registered Copyrights and material unregistered Copyrights and (iv) material Software which are owned by CME Holdings (collectively, the “CME Holdings Owned Intellectual Property”). Such list includes, where applicable, the record owner, jurisdiction and registration and/or application number, and date issued (or filed) for each of the foregoing.

(b) No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any CME Holdings Owned Intellectual Property except pursuant to the CME Holdings License Agreements.

(c) CME Holdings is the sole and exclusive owner of or has a valid right to use, free and clear of all Liens (except Permitted Liens) all of the Intellectual Property used in or necessary for the conduct of its business as currently conducted or contemplated to be conducted, subject to the terms of any applicable CME Holdings License Agreements. The CME Holdings Owned Intellectual Property and, to the of knowledge of CME Holdings, any Intellectual Property used in the business of CME Holdings and the CME Holdings Subsidiaries, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned.

(d) There are no pending, or to the knowledge of CME Holdings, threatened claims, suits, arbitrations or other adversarial proceedings before any court, agency, arbitral tribunal, or registration authority in any jurisdiction alleging that the activities or conduct of the business of CME Holdings and the CME Holdings Subsidiaries infringe upon, misappropriate, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging CME Holdings’ ownership, use, validity, enforceability, or registrability of any CME Holdings Owned Intellectual Property.

(e) To the knowledge of CME Holdings, the conduct of the business of CME Holdings and the CME Holdings Subsidiaries by CME Holdings as currently conducted or planned to be conducted does not infringe upon, misappropriate, violate or constitute the unauthorized use of (either directly or indirectly, such as through contributory infringement or inducement to infringe) any Intellectual Property of any other Person.

(f) To the knowledge of CME Holdings, no third party is misappropriating, infringing, diluting or violating any CME Holdings Owned Intellectual Property or Intellectual Property used by CME Holdings,

except misappropriations, infringements, dilutions or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings, and no claims, suits, arbitrations or other adversarial claims have been brought or threatened against any third party by CME Holdings.

(g) CME Holdings has taken reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of CME Holdings, none of its Trade Secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of CME Holdings, no third party to any non-disclosure agreement with CME Holdings is in breach, violation or default thereof.

(h) With respect to any Intellectual Property, including Software, that is owned by CME Holdings, such Intellectual Property was either developed (i) by employees of CME Holdings within the scope of their employment or (ii) by independent contractors who have vested all rights in and to such Intellectual Property to CME Holdings pursuant to written agreements (such as by assignment or work-made-for-hire provisions).

(i) No current or former partner, director, officer, or employee of CME Holdings (or any of its predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the CME Holdings Owned Intellectual Property.

(j) CME Holdings has established and maintained a commercially reasonable privacy policy and has been in compliance with such policy and all applicable federal, state, local and foreign laws and regulations relating to privacy, data protection, export and the collection and use of personally identifiable information and user information gathered or accessed in the course of the operations of its business.

Section 4.17 Contracts.

(a) Except as filed as an exhibit to a CME Holdings SEC Document prior to the date of this Agreement, and except for CME Holdings Benefit Plans, neither CME Holdings nor any CME Holdings Subsidiary is a party to or bound by, nor are any of their respective assets, businesses or operations party to, or bound or affected by, or receive benefits under:

(i) any agreement relating to Indebtedness (other than agreements among direct or indirect wholly owned CME Holdings Subsidiaries) in excess of $750,000;

(ii) any joint venture, partnership, limited liability company or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any partnership or joint venture material to CME Holdings or any CME Holdings Subsidiary;

(iii) any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any material business or material real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) any material agreement other than an agreement, with respect to compensation or similar arrangements not involving a director of CME Holdings or one of the officers of CME Holdings for purposes of Section 16 of the Exchange Act and any agreement entered into in a commercially reasonable manner consistent with industry practice, with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of CME Holdings or any CME Holdings Subsidiary, (B) any Person 5% or more of the outstanding voting securities of which are directly or indirectly owned, controlled or held with power to vote by CME Holdings or any CME Holdings Subsidiary or (C) any current or former director or officer of CME Holdings or any CME Holdings Subsidiary;

(v) any agreement (including any exclusivity agreement) that purports to limit or restrict in any material respect either the type of business in which CME Holdings or any CME Holdings Subsidiary

(or, after the Effective Time, the Surviving Entity or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business including any covenant not to compete or could require the disposition of any material assets or line of business of CME Holdings or any CME Holdings Subsidiary;

(vi) any agreement under which (A) any Person (other than CME Holdings or a CME Holdings Subsidiary) has directly or indirectly guaranteed any liabilities or obligations of CME Holdings or any CME Holdings Subsidiary or (B) CME Holdings or any CME Holdings Subsidiary has directly or indirectly guaranteed liabilities or obligations of any other Person (other than CME Holdings or a CME Holdings Subsidiary) (in each case other than endorsements for the purpose of collection in a commercially reasonable manner consistent with industry practice), unless such guarantor obligation is less than $750,000;

(vii) any other agreement or amendment thereto that is required to be filed as an exhibit to a future report, schedule, form or statement required to be filed with or furnished to the SEC (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K under the Securities Act) that has not been filed as an exhibit to or incorporated by reference in the CME Holdings SEC Documents filed prior to the date of this Agreement;

(viii) any agreement that involves expenditures or receipts of CME Holdings or any CME Holdings Subsidiary in excess of $750,000 per year not entered into in the ordinary course of business consistent with past practice;

(ix) any material agreement granting or obtaining any right to use or practice any rights under any Intellectual Property to which CME Holdings is a party or otherwise bound (collectively, the “CME Holdings License Agreements”); or

(x) any agreement the termination of which would reasonably be expected to result in a Material Adverse Effect on CME Holdings.

(b) The agreements, commitments, arrangements and plans, whether written or oral, listed or required to be listed in Section 4.17(a) of the CME Holdings Disclosure Letter are referred to herein as the “CME Holdings Contracts.” Each CME Holdings Contract is a valid and binding agreement of CME Holdings or a CME Holdings Subsidiary, as the case may be, and is in full force and effect, and none of CME Holdings, any CME Holdings Subsidiary or, to the knowledge of CME Holdings, any other party thereto is in default or breach in any material respect under the terms of any such CME Holdings Contract; and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CME Holdings or any CME Holdings Subsidiary or, to the knowledge of CME Holdings, any other party under such CME Holdings Contract. Since January 1, 2006, neither CME Holdings nor any CME Holdings Subsidiary has released or waived any material right under any such CME Holdings Contract. True, correct and complete copies of (i) each such CME Holdings Contract (including all modifications and amendments thereto and waivers thereunder) and (ii) all form contracts, agreements or instruments used in and material to the business of CME Holdings and the CME Holdings Subsidiaries have been made available to CBOT Holdings.

Section 4.18 Environmental Laws and Regulations.

(a) Except for matters that CME Holdings reasonably believes have been fully resolved, CME Holdings and each CME Holdings Subsidiary has complied and is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits, except, in either case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on CME Holdings.

(b) Except for matters that CME Holdings reasonably believes have been fully resolved, no notice of violation, notification of liability, demand, request for information, citation, summons or order relating to or arising out of any Environmental Law has been received by CME Holdings or any CME Holdings

Subsidiary. Except for matters that CME Holdings reasonably believes have been fully resolved, no complaint has been filed, no penalty or fine has been assessed, and, to the knowledge of CME Holdings, no investigation, action, claim, suit or proceeding is pending or threatened by any Person involving CME Holdings or any CME Holdings Subsidiary, relating to or arising out of any Environmental Law.

(c) No Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or, to the knowledge of CME Holdings, formerly owned, leased, operated or used by CME Holdings or any CME Holdings Subsidiary that, in each case, would reasonably be expected to result in a Material Adverse Effect on CME Holdings.

(d) Except as would not have a Material Adverse Effect on CME Holdings, there are no circumstances, actions, activities, conditions, events or incidents that could reasonably be expected to result in liability against CME Holdings arising from (i) the environmental conditions at, on, above, under, or about any properties or assets currently or formerly owned, leased, operated or used by CME Holdings or any CME Holdings Subsidiary or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal, Release or threatened Release of Hazardous Substances.

(e) CME Holdings has provided to CBOT Holdings all material environmental site assessments, audits, investigations and studies in the possession, custody or control of CME Holdings or any CME Holdings Subsidiary relating to properties or assets currently or formerly owned, leased, operated or used by CME Holdings or any CME Holdings Subsidiary.

Section 4.19 Insurance Coverage. CME Holdings and the CME Holdings Subsidiaries maintain policies of insurance in such amounts and against such risks as are customary in the industry in which CME Holdings and the CME Holdings Subsidiaries operate. Except as would not reasonably be expected to result in a Material Adverse Effect on CME Holdings, all such insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, this Agreement or the consummation of any of the transactions contemplated hereby.

Section 4.20 Foreign Corrupt Practices and International Trade Sanctions. Neither CME Holdings, nor any CME Holdings Subsidiary, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.21 Opinions of Financial Advisors. CME Holdings has received the opinions of Lehman Brothers Inc. and William Blair & Company, L.L.C. (the “CME Holdings Financial Advisors”), each dated as of May 11, 2007, to the effect that, as of the date of such opinion and subject to the procedures followed, and the qualifications and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to CME Holdings.

Section 4.22 Brokers. No Person other than the CME Holdings Financial Advisors is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by CME Holdings in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CME Holdings. CME Holdings has made available to CBOT Holdings a true, correct and complete copy of each agreement between CME Holdings or any CME Holdings Subsidiary and any CME Holdings Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

Section 4.23 Section 203. None of CME Holdings or its “affiliates” or “associates” “owns” or has “owned” (in each case within the meaning of Section 203 of the DGCL) any shares of capital stock of, or membership interests in, CBOT Holdings or CBOT.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1 Covenants of CBOT Holdings. From the date of this Agreement until the Effective Time, unless CME Holdings shall otherwise consent in writing (such consent not to be unreasonably withheld) or except as set forth in Section 5.1 of the CBOT Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement, CBOT Holdings shall, and shall cause each of the CBOT Holdings Subsidiaries to, conduct its business in a commercially reasonable manner consistent with past practice, and shall use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with all Governmental Entities, Self-Regulatory Organizations, providers of order flow, customers, suppliers, business associates, Members and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with industry practice. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 5.1 of the CBOT Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement or as required by applicable Law, from the date hereof until the Effective Time, without the prior written consent of CME Holdings (such consent not to be unreasonably withheld), CBOT Holdings shall not, and shall not permit any CBOT Holdings Subsidiary to:

(a) (i) amend or modify any of the Constituent Documents of CBOT Holdings or CBOT, except for amendments or modifications to the rules and regulations of CBOT in the ordinary course of business that are consistent with past practice, that are not material or that would not become “core rights” subject to the special voting rights set forth in Section D(2)(b) of Article IV of the Amended and Restated Certificate of Incorporation of CBOT, (ii) amend or modify the Voting Trust or (iii) file with the CFTC any notice of such amendment or modification unless, to the extent allowed by applicable Law, it shall have previously provided a written copy of such application to CME Holdings;

(b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions by wholly owned CBOT Holdings Subsidiaries; provided, that CBOT Holdings may pay a quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings Common Stock to holders of record on the applicable record date (as determined in accordance with applicable Law and the rules of the NYSE) in each of the three month periods ending September 30, 2007 and December 31, 2007; provided, however, that no record date shall be set or dividend shall be paid in any such three month period in which the Effective Time occurs or is expected to occur; and provided, further, that in the event the Effective Time has not occurred prior to March 31, 2008, CBOT Holdings may pay a quarterly cash dividend to holders of record on March 31, 2008 of CBOT Holdings Common Stock in the aggregate amount equal to 30% of (A) the sum of (w) 2007 consolidated net income, plus (x) consolidated depreciation and amortization expense in 2007, plus (y) the after-tax impact on CBOT Holdings and its consolidated subsidiaries of stock-based compensation in 2007, minus (z) the amount of expenditures for property, plant and equipment made by CBOT Holdings and its consolidated subsidiaries in 2007, in each case of clause (w), (x), (y) and (z) as reflected in the CBOT Holdings audited financial statements for fiscal year 2007, multiplied by (B) 25%, (ii) split, combine or reclassify any of its Securities or issue or propose or authorize the issuance of any other Securities or any Equity Rights in respect of, in lieu of, or in substitution for, shares of its Securities, other than issuances of CBOT Holdings Class A Common Stock (and the associated CBOT Holdings Rights) in connection with the exercise of CBOT Holdings Stock-Based Awards issued pursuant to a CBOT Holdings Benefit Plan prior to the date of this Agreement or (iii) repurchase, redeem or otherwise acquire any Securities or Equity Rights of CBOT Holdings or any CBOT Holdings Subsidiary, or any other equity interests or any rights, warrants or options to acquire any such Securities;

(c) issue, sell, grant, pledge or otherwise encumber any Securities or Equity Rights, other than issuances of CBOT Holdings Class A Common Stock (and the associated CBOT Holdings Rights) in connection with the exercise of CBOT Holdings Stock-Based Awards issued, and the grant of CBOT Holdings Stock Options under a CBOT Holdings Stock Plan that, effective as of the first Business Day of 2007, shall be made, pursuant to a CBOT Holdings Benefit Plan prior to the date of this Agreement;

(d) merge or consolidate with any Person (other than CBOT Holdings or a wholly owned CBOT Holdings Subsidiary) or acquire an amount of assets or equity of any other Person (other than CBOT Holdings or a CBOT Holdings Subsidiary) with a fair market value in excess of $5.0 million in the aggregate;

(e) other than in the ordinary course of business consistent with past practice, sell, lease, license, subject to a Lien, other than a Permitted Lien, encumber or otherwise surrender, relinquish or dispose of any assets, property or rights (including Securities of a CBOT Holdings Subsidiary) except (i) pursuant to the terms of a CBOT Holdings Contract as of the date of this Agreement (a copy of which has been made available, or the terms of which have been disclosed in writing, to CME Holdings prior to the date hereof) or (ii) in an amount not in excess of $250,000 in the aggregate;

(f) (i) make any loans, advances or capital contributions to, or investments in, any other Person other than (x) by CBOT Holdings or any CBOT Holdings Subsidiary to or in CBOT Holdings or any CBOT Holdings Subsidiary or (y) pursuant to any contract or other legal obligation existing at the date of this Agreement set forth on Section 5.1(f) of the CBOT Holdings Disclosure Letter, (ii) create, incur, guarantee or assume any Indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement, except Indebtedness incurred in the ordinary course of business not to exceed $250,000 in the aggregate, Indebtedness in replacement of existing Indebtedness on customary commercial terms, and guarantees by CBOT Holdings of Indebtedness of wholly owned CBOT Holdings Subsidiaries or guarantees by Subsidiaries of Indebtedness of CBOT Holdings or (iii) make or commit to make any capital expenditure in any three month period which, in the aggregate during such three month period, are in excess of $10.0 million; provided, that clause (iii) shall not limit reasonable long-term capital improvements, in the ordinary course consistent with past practice, in connection with a long-term CBOT Holdings Material Lease;

(g) amend or otherwise modify benefits under any CBOT Holdings Benefit Plan, accelerate the payment or vesting of benefits or amounts payable or to become payable under any CBOT Holdings Benefit Plan as currently in effect on the date hereof, fail to make any required contribution to any CBOT Holdings Benefit Plan, merge or transfer any CBOT Holdings Benefit Plan or the assets or liabilities of any CBOT Holdings Benefit Plan, change the sponsor of any CBOT Holdings Benefit Plan, or terminate or establish any CBOT Holdings Benefit Plan, except (i) as reasonably appropriate to reflect changes in applicable Law or GAAP, (ii) in the ordinary course of business, consistent with existing policies and practices or (iii) in accordance with the retention policy set forth in Section 5.1(h) of the CBOT Holdings Disclosure Letter;

(h) grant any increase in the compensation or benefits of directors, officers, employees or consultants of CBOT Holdings or any CBOT Holdings Subsidiary, provided, however, that CBOT Holdings or any of its Subsidiaries may (i) grant increases in base salaries in the ordinary course of business consistent with existing policies and practices, so long as such increases do not exceed 5% on an individual basis and 3% in the aggregate in any calendar year, (ii) pay bonuses under CBOT Holdings’ Cash Bonus Plan and (iii) adopt and implement a retention policy in accordance with the retention policy set forth on Section 5.1(h) of the CBOT Holdings Disclosure Letter;

(i) enter into or amend or modify any severance, consulting, retention or employment agreement, plan, program or arrangement, other than, in the case of a consulting agreement or arrangement, in the ordinary course of business, consistent with existing policies and practices, including (i) exercising reasonable discretion to increase the annual cap on professional service fee reimbursement in the employment agreement of the CBOT Holdings Chief Executive Officer dated as of September 21, 2005, and subsequently amended as of January 1, 2006, as provided in such employment agreement and (ii) enhancing severance packages under the CBOT Holdings Severance Plan in the ordinary course of business in accordance with the retention policy set forth on Section 5.1(h) of the CBOT Holdings Disclosure Letter;

(j) hire or terminate the employment or contractual relationship of any officer, employee or consultant of CBOT Holdings or any CBOT Holdings Subsidiary, as the case may be, other than hirings or terminations in the ordinary course, consistent with existing policies and practices;

(k) settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy (each, a “Proceeding”) or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any material Proceeding other than (i) such settlements and compromises that (A) relate to Taxes (which are the subject of Section 5.1(m)), (B) are in the ordinary course consistent with past practice or (C) do not require payments by CBOT Holdings in excess of $250,000 and (ii) such consents, decrees, injunctions or similar restraints or forms of equitable relief that, individually or in the aggregate, are not material to CBOT Holdings and the CBOT Holdings Subsidiaries, taken as a whole, or would not reasonably be expected to impede or delay the consummation of the transactions contemplated by this Agreement, including obtaining the CBOT Holdings Stockholder Approval and the CBOT Membership Approval;

(l) enter into a collective bargaining agreement or similar labor agreement with a labor union or labor organization or renew or renegotiate any existing collective bargaining agreement or similar labor agreement with respect to employees of CBOT Holdings or any CBOT Holdings Subsidiary other than negotiations regarding existing collective bargaining agreements expiring in the ordinary course of business, provided that such negotiations are conducted consistent with past practice and that, to the extent not prohibited by applicable Law, CBOT Holdings or the applicable CBOT Holdings Subsidiary keep CME Holdings informed regarding the status of, and consult with CME Holdings regarding such negotiations;

(m) (i) make, revoke or amend any election relating to Taxes, (ii) settle or compromise any Proceeding relating to Taxes, (iii) make a request for a written ruling of a Taxing Authority relating to Taxes, other than any request for a determination concerning qualified status of any CBOT Holdings Benefit Plan intended to be qualified under Section 401(a) of the Code, (iv) enter into a written and legally binding agreement with a Taxing Authority relating to material Taxes or (v) except as required by Law, change any of its methods, policies or practices of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of its U.S. federal income tax returns for the taxable year ending December 31, 2005;

(n) take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken (including any action or failure to act otherwise permitted by this Section 5.1) that would prevent the Merger from constituting a tax-free reorganization under Section 368(a) and related provisions of the Code;

(o) other than in the ordinary course of business consistent with past practice, (i) modify or amend in any material respect or terminate any CBOT Holdings Contract, (ii) enter into any successor agreement to an expiring CBOT Holdings Contract that changes the terms of the expiring CBOT Holdings Contract in a way that is materially adverse to CBOT Holdings or any CBOT Holdings Subsidiary or (iii) enter into any new agreement that would have been considered a CBOT Holdings Contract if it were entered into at or prior to the date hereof;

(p) enter into or renew or extend any agreements or arrangements that limit or restrict CBOT Holdings or any of the CBOT Holdings Subsidiaries or any of their respective Affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict the Surviving Entity or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings or the Surviving Entity;

(q) change any method of accounting or accounting principles or practices by CBOT Holdings or any CBOT Holdings Subsidiary, except for any such change required by a change in GAAP or by a Governmental Entity;

(r) terminate or cancel, or amend or modify in any material respect, any material insurance policies maintained by it covering CBOT Holdings or any CBOT Holdings Subsidiary or their respective properties which is not replaced by a comparable amount of insurance coverage;

(s) adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of CBOT Holdings or any of the CBOT Holdings Subsidiaries; or

(t) agree or commit to do any of the foregoing.

Section 5.2 Covenants of CME Holdings. From the date of this Agreement until the Effective Time, unless CBOT Holdings shall otherwise consent in writing (such consent not to be unreasonably withheld) or except as set forth in Section 5.2 of the CME Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement, CME Holdings shall, and shall cause each of the CME Holdings Subsidiaries to, conduct its business in a commercially reasonable manner consistent with past practice, and shall use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with all Governmental Entities, Self-Regulatory Organizations, providers of order flow, customers, suppliers, business associates, members and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with industry practice. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 5.2 of the CME Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement or as required by applicable Law, from the date hereof until the Effective Time, without the prior written consent of CBOT Holdings (such consent not to be unreasonably withheld), CME Holdings shall not, and shall not permit any CME Holdings Subsidiary to:

(a) (i) amend or modify any of the Constituent Documents of CME Holdings or CME, except (A) in a manner that would not adversely affect the economic benefits of the Merger to CBOT Holdings’ stockholders or (B) for amendments or modifications to the rules and regulations of CME in the ordinary course of business that are consistent with past practice, that are not material or (ii) with respect to those amendments or modifications contemplated by clause (i)(B), file with the CFTC any notice of such amendment or modification unless, to the extent allowed by applicable Law, it shall have previously provided a written copy of such application to CBOT Holdings;

(b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions by wholly owned CME Holdings Subsidiaries or quarterly dividends consistent with past practice, (ii) split, combine or reclassify any of its Securities or issue or propose or authorize the issuance of any other Securities or Equity Rights in respect of, in lieu of, or in substitution for, shares of its Securities, other than issuances of CME Holdings Class A Common Stock (and the associated CME Holdings Rights) in connection with the exercise of CME Holdings Stock-Based Awards issued pursuant to a CME Holdings Benefit Plan consistent with past practice or (iii) repurchase, redeem or otherwise acquire any Securities or Equity Rights of CME Holdings or any CME Holdings Subsidiary, or any other equity interests or any rights, warrants or options to acquire any such Securities;

(c) issue, sell or grant any of its Securities or Equity Rights, other than issuances of CME Holdings Class A Common Stock (and the associated CME Holdings Rights) in connection with (i) the exercise of CME Holdings Stock-Based Awards issued pursuant to a CME Holdings Benefit Plan prior to the date of this Agreement or (ii) a merger or consolidation with, or the acquisition of assets or equity of, a Person (which merger, consolidation or acquisition is not prohibited pursuant to Section 5.2(d) hereof);

(d) merge or consolidate with any Person (other than CME Holdings or a wholly owned CME Holdings Subsidiary) or acquire an amount of assets or equity of any other Person (other than CME Holdings or a CME Holdings Subsidiary) (i) with a fair market value in excess of $300.0 million in the aggregate or (ii) if such merger, consolidation or acquisition would reasonably be expected to have the legal or practical effect of delaying or preventing, or reducing the likelihood of consummation of the Merger or the obtaining of any regulatory or other consent or approval contemplated hereby prior to the Outside Date;

(e) other than in the ordinary course of business consistent with past practice, sell, lease or dispose of any material assets, property or rights (including Securities of a CME Holdings Subsidiary) except pursuant to the terms of a CME Holdings Contract as of the date of this Agreement (a copy of which has been made available, or the terms of which have been disclosed in writing, to CBOT Holdings prior to the date hereof);

(f) take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken (including any action or failure to act otherwise permitted by this Section 5.2) that would prevent the Merger from constituting a tax-free reorganization under Section 368(a) and related provisions of the Code;

(g) enter into any agreements or arrangements that limit or restrict CME Holdings or any of the CME Holdings Subsidiaries or any of their respective Affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict the Surviving Entity or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on CME Holdings or the Surviving Entity;

(h) adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of CME Holdings or any of the CME Holdings Subsidiaries; or

(i) agree or commit to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of Proxy Statement.

(a) As promptly as reasonably practicable following the date hereof, CME Holdings and CBOT Holdings shall prepare and file with the SEC mutually acceptable proxy materials that shall constitute the proxy statement/prospectus relating to the matters to be submitted to the stockholders of CME Holdings at the CME Holdings Stockholders Meeting and to the stockholders and members of CBOT Holdings and CBOT, respectively, at the CBOT Holdings Meetings (such proxy statement/prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”) and CME Holdings shall prepare and file the Form S-4. The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as CME Holdings’ prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

(b) Each of CME Holdings and CBOT Holdings shall use commercially reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after the date hereof and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby.

(c) Each of CME Holdings and CBOT Holdings shall, as promptly as practicable after receipt thereof, provide the other Parties copies of any written comments and advise the other Parties of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. CME Holdings shall provide CBOT Holdings with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 and any communications prior to filing such with the SEC and will promptly provide CBOT Holdings with a copy of all such filings and communications made with the SEC.

(d) Each of CME Holdings, CBOT Holdings and CBOT shall use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders and members as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. CME Holdings shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Merger and each of CME Holdings, CBOT Holdings and CBOT shall furnish all information concerning it and the holders of its capital stock and membership interests, as applicable, as may be reasonably requested in connection with any such action. Each Party will advise the other Parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the CME Holdings Class A Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4.

(e) If at any time prior to the Effective Time any information relating to CME Holdings, CBOT Holdings or CBOT, or any of their respective Affiliates, officers or directors, should be discovered by CME Holdings, CBOT Holdings or CBOT which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders and members of CME Holdings, CBOT Holdings and CBOT.

Section 6.2 Stockholders Meetings; Recommendations.

(a) CBOT Holdings and CBOT shall duly take all lawful and commercially reasonable action to call, give notice of, convene and hold a meeting of the stockholders of CBOT Holdings (the “CBOT Holdings Stockholders Meeting”) and the Members of CBOT (the “CBOT Membership Meeting” and, together with the CBOT Holdings Stockholders Meeting, the “CBOT Holdings Meetings”) on a date as soon as reasonably practicable after the Form S-4 is declared effective for the purpose of obtaining (i) at the CBOT Holdings Stockholders Meeting, the CBOT Holdings Stockholder Approval with respect to the adoption of this Agreement, and shall, subject to Section 6.5, take all lawful and commercially reasonable action to solicit the adoption of this Agreement by the CBOT Holdings Stockholder Approval and (ii) at the CBOT Membership Meeting, the CBOT Membership Approval, and shall, subject to Section 6.5, take all lawful and commercially reasonable action to solicit the CBOT Membership Approval. The Board of Directors of CBOT Holdings shall recommend adoption of this Agreement by the stockholders of CBOT Holdings to the effect as set forth in Section 3.4(b) and the Board of Directors of CBOT shall recommend approval by the holders of CBOT’s Series B-1 and Series B-2 Membership Interests as set forth in Section 3.4(c) (collectively, the “CBOT Holdings Recommendation”), and the respective Boards of Directors of CBOT Holdings and CBOT, subject to Section 6.5, shall not withdraw, modify or qualify (a “Change”) in any manner adverse to CME Holdings such recommendation or make any statement that it is approving or recommending a third party Takeover Proposal with respect to CBOT Holdings or failing to recommend the adoption of this Agreement and the transactions contemplated hereby (collectively, a “Change in CBOT Holdings Recommendation”); provided that the Board of Directors or any committee thereof of CBOT Holdings or CBOT may make a Change in CBOT Holdings Recommendation pursuant to Section 6.5(c).

(b) CME Holdings shall duly take all lawful and commercially reasonable action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable after the Form S-4 is declared effective (the “CME Holdings Stockholders Meeting”) for the purpose of obtaining the CME Holdings Stockholder Approval with respect to the adoption of this Agreement and shall take all lawful and commercially reasonable action to solicit the adoption of this Agreement by the CME Holdings Stockholder Approval. The Board of Directors of CME Holdings shall recommend adoption of this Agreement by the stockholders of CME Holdings to the effect as set forth in Section 4.4(b) (the “CME Holdings Recommendation”), and, subject to Section 6.5, shall not Change in any manner adverse to CBOT Holdings such recommendation or make any statement that it is approving or recommending a third party Takeover Proposal with respect to CME Holdings or failing to recommend the adoption of this Agreement (collectively, a “Change in CME Holdings Recommendation”); provided that the Board of Directors of CME Holdings may make a Change in CME Holdings Recommendation pursuant to Section 6.5(c).

(c) CME Holdings, CBOT Holdings and CBOT shall each use commercially reasonable efforts to cause the CME Holdings Stockholders Meeting and the CBOT Holdings Meetings to be held on the same date (it being understood that if, within five (5) Business Days of the date on which the CME Holdings Stockholder Meeting and the CBOT Holdings Meetings are scheduled to be held, any Board of Directors or the CBOT Holdings Special Committee shall have delivered a Change in Recommendation notice contemplated by Section 6.5(c), then the Parties shall use their reasonable best efforts to delay the meetings for a period of five (5) Business Days).

Section 6.3 Access to Information; Confidentiality.

(a) Upon reasonable notice, CBOT Holdings shall, and shall cause the CBOT Holdings Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources and other advisors or representatives (collectively, “Representatives”) of CME Holdings access during normal business hours to all of CBOT Holdings’ and its Subsidiaries’ properties, books, records, contracts, commitments and personnel and shall furnish, and shall cause to be furnished, as promptly as practicable to CME Holdings (i) a copy of each material report, schedule and other document filed, furnished, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws or a Governmental Entity or Self-Regulatory Organization and (ii) all other information with respect to CBOT Holdings as CME Holdings may reasonably request; provided, that CBOT Holdings may restrict the foregoing access to the extent required by applicable Law; and provided, further, that the foregoing shall not require CBOT Holdings to permit any inspection, or to disclose any information, that in the reasonable judgment of CBOT Holdings would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if CBOT Holdings shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. CBOT Holdings shall keep CME Holdings reasonably informed from time to time as to status and developments regarding any audit, investigation, claim, suit or other proceeding (if any) with respect to Taxes and provide to CME Holdings, when available and prior to filing, drafts of any income Tax Returns relating to CBOT Holdings or any CBOT Holdings Subsidiary. CBOT Holdings shall, and shall cause the CBOT Holdings Subsidiaries to, reasonably cooperate with CME Holdings to provide such information (to the extent in CBOT Holdings’ or any CBOT Holdings Subsidiary’s possession or control) or customary affidavits as may be reasonably necessary for the issuance, at CME Holdings’ sole cost, of an ALTA title policy at Closing, subject, however, to the facts and circumstances existing at the time of delivery of such information or affidavits, as the case may be.

(b) Upon reasonable notice, CME Holdings shall, and shall cause the CME Holdings Subsidiaries to, afford to the Representatives of CBOT Holdings access during normal business hours to CME Holdings’ senior financial management personnel to receive periodic updates on financial information regarding CME Holdings and the CME Holdings Subsidiaries; provided, that CME Holdings may restrict the foregoing access to the extent required by applicable Law; and provided, further, that the foregoing shall not require CME Holdings to permit any inspection, or to disclose any information, that in the reasonable judgment of CME Holdings would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if CME Holdings shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure.

(c) All information furnished pursuant to this Section 6.3 shall be subject to the confidentiality agreement, dated as of March 7, 2006, between CBOT Holdings and CME Holdings (the “Confidentiality Agreement”). No investigation pursuant to this Section 6.3 shall affect the representations, warranties or conditions to the obligations of the Parties contained herein.

Section 6.4 Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement, each of CME Holdings and CBOT Holdings will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities or Self-Regulatory Organizations and the

making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities or Self-Regulatory Organizations, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or Self-Regulatory Organization, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or Self-Regulatory Organization vacated or reversed; (v) the taking of all reasonable acts and efforts, from the date of this Agreement to the Effective Time, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code; and (vi) the execution or delivery of additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In furtherance and not in limitation of the foregoing, each of CME Holdings and CBOT Holdings shall (A) make or cause to be made the filings required of such party under the HSR Act, the Commodity Exchange Act and the Foreign Competition Laws with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the U.S. Federal Trade Commission (“FTC”), the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) or by any other Governmental Entity or Self-Regulatory Organization (including under any Foreign Competition Laws) in respect of such filings or such transactions and (C) act in good faith and reasonably cooperate with the other party in connection with any such filings (including, if requested by the other party, to accept all reasonable additions, deletions or changes suggested by the other party in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity or Self-Regulatory Organization under any of the HSR Act, the Foreign Competition Laws, the Sherman Act, the Clayton Act, the Commodity Exchange Act and any other Laws or Orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”) with respect to any such filing or any such transaction. To the extent not prohibited by applicable Law, CBOT Holdings shall use all commercially reasonable efforts to furnish to CME Holdings all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each Party shall give each other Party reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity or Self-Regulatory Organization regarding any such filings or any such transaction. No Party shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity or Self-Regulatory Organization in respect of any such filings, investigation or other inquiry without giving the other Party prior notice of the meeting or conversation and, unless prohibited by such Governmental Entity or Self-Regulatory Organization, the opportunity to attend or participate. Each Party shall consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act, the Foreign Competition Laws or other Antitrust Laws. CME Holdings and CBOT Holdings shall mutually cooperate in coordinating any filings and obtaining any necessary approvals under the HSR Act, the Foreign Competition Laws, Commodity Exchange Act or any other Antitrust Laws, including the timing of the initial filing, which will be made as promptly as practicable after the date of this Agreement.

(b) Subject to Section 6.4(a), each of CME Holdings and CBOT Holdings shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity or Self-Regulatory Organization with respect to the transactions contemplated by this Agreement. In connection therewith and subject to Section 6.4(a), if any Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as inconsistent with or violative of any Law, each of CME Holdings and CBOT Holdings shall cooperate with the other Party with respect to such objection and use its reasonable best efforts to vigorously contest and resist (by negotiation, litigation or otherwise) any action or proceeding related thereto, including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal. Each of CME Holdings and CBOT Holdings shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act, the Foreign Competition Laws or any other Antitrust Laws with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require CME Holdings or CBOT Holdings or any of their respective Subsidiaries to agree to or take any action that would result in any Burdensome Condition. For purposes of this Agreement, a “Burdensome Condition” shall mean making proposals, executing or carrying out agreements (including consent decrees) or submitting to Laws (i) providing for the license, sale or other disposition or holding separate (through the establishment of trust or otherwise) of any assets or categories of assets of CME Holdings, CBOT Holdings or their respective Subsidiaries or the holding separate of the capital stock of a CBOT Holdings Subsidiary or (ii) imposing or seeking to impose any limitation on the ability of CME Holdings, CBOT Holdings or any of their respective Subsidiaries to conduct their respective businesses (including, with respect to, market practices and structure) or own such assets or to acquire, hold or exercise full rights of ownership of the business of CBOT Holdings, the CBOT Holdings Subsidiaries, CME Holdings or the CME Holdings Subsidiaries that, in the case of (i) and (ii), individually or in the aggregate would reasonably be expected to result in (A) a material adverse effect on the expected benefits from the transactions contemplated by this Agreement; or (B) a Material Adverse Effect on CME Holdings, CBOT Holdings or the Surviving Entity following the Effective Time.

Section 6.5 No Solicitation.

(a) Each of CME Holdings and CBOT Holdings shall not, nor shall it authorize or permit any of its Subsidiaries to, and it shall use all reasonable efforts to cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly (i) initiate or solicit or facilitate or encourage any inquiry or the making of any proposal that constitutes a Takeover Proposal, (ii) enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Takeover Proposal (“Alternative Agreement”) or (iii) continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information or data with respect to, or otherwise cooperate with or take any other action to facilitate any proposal that (A) constitutes any Takeover Proposal or (B) requires such Party to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Notwithstanding the foregoing, each of CME Holdings and CBOT Holdings may, prior to the receipt of, in the case of CME Holdings, the CME Holdings Stockholder Approval or, in the case of CBOT Holdings, the CBOT Holdings Stockholder Approval (each, as applicable, the “Stockholder Approval”) in response to a bona fide written Takeover Proposal (so long as such Takeover Proposal was not initiated, solicited or facilitated, directly or indirectly, by a breach of this Section 6.5 and the Party in receipt of such Takeover Proposal has otherwise complied with the terms of this Section 6.5(a) with respect to such Takeover Proposal), and subject to compliance with Section 6.5(c):

(x) furnish information with respect to it and its Subsidiaries to the Person making such Takeover Proposal and its Representatives pursuant to and in accordance with a confidentiality agreement containing terms and conditions no less restrictive than those contained in the Confidentiality Agreement, provided that such confidentiality agreement shall not contain any provisions that would prevent CME Holdings or CBOT Holdings, as applicable, from complying with its obligation to provide the required disclosure to the other Party pursuant to Section 6.5(b), and provided further that all such information provided to such Person has previously been provided to the other Party or is provided to the other Party prior to or substantially concurrently with the time it is provided to such Person; and

(y) participate in discussions or negotiations with such Person or its Representatives regarding such Takeover Proposal;

provided, in each case, that the Board of Directors of CME Holdings or CBOT Holdings, as the case may be, or in the case of CBOT Holdings, the CBOT Holdings Special Committee, determines in good faith after consultation with its outside counsel and a financial advisor of nationally recognized reputation, that (i) the failure to furnish such information or participate in such discussions or negotiations could reasonably be expected to result in a breach of its fiduciary duties under applicable Law and (ii) such Takeover Proposal is or could reasonably be expected to lead to a Superior Proposal. Each of CME Holdings and CBOT Holdings shall (A) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons or their Representatives conducted prior to the date of this Agreement with respect to any Takeover Proposal and will request the prompt return of any confidential information previously furnished to such Persons that has not been previously returned in connection therewith and (B) use its commercially reasonable efforts promptly to inform its Representatives of the obligations undertaken in this Section 6.5. Without limiting the foregoing, any violation of the restrictions set forth in this Section 6.5 by any Representative of CME Holdings or any of its Subsidiaries shall be deemed to be a breach of this Section 6.5 by CME Holdings and any violation of the restrictions set forth in this Section 6.5 by any Representative of CBOT Holdings or any of its Subsidiaries shall be deemed to be a breach of this Section 6.5 by CBOT Holdings.

(b) As promptly as practicable after the receipt by CME Holdings or CBOT Holdings of any Takeover Proposal, and in any case within 24 hours after the receipt thereof, such Party shall provide oral and written notice to the other Party of (i) such Takeover Proposal, (ii) the identity of the Person making any such Takeover Proposal and (iii) the material terms and conditions of any such Takeover Proposal (including any amendments or material modifications thereto). Each Party shall keep the other Party informed on a timely basis of the status of any such Takeover Proposal (and, in any event, upon the request of the other Party), including any amendments or material modifications to the terms and conditions thereof, and promptly provide the other Party with copies of all Takeover Proposals (and amendments or material modifications thereof) and related agreements, draft agreements exchanged by the Parties and modifications thereof.

(c) (I) Neither the Board of Directors of CME Holdings, CBOT Holdings or CBOT nor any committee of any such Board of Directors shall, directly or indirectly, (i) effect a Change in the CME Holdings Recommendation or a Change in the CBOT Holdings Recommendation (as applicable, a “Change in Recommendation”) or (ii) approve any Alternative Agreement.

(II) Notwithstanding the provisions of Section 6.5(c)(I), at any time prior to the applicable Stockholder Approval, the applicable Board of Directors or, in the case of CBOT Holdings, the CBOT Holdings Special Committee, may, in response to a Superior Proposal, effect a Change in Recommendation and recommend such Superior Proposal. Notwithstanding the foregoing, such Board of Directors or the CBOT Holdings Special Committee, as applicable, may not effect such a Change in Recommendation or make such recommendation unless (i) such Board of Directors or the CBOT Holdings Special Committee, as applicable, shall have first provided prior written notice to the other Party that it is prepared to effect such a Change in Recommendation or make such recommendation in response to a Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal and (ii) the other Party does not make, within five Business Days after the receipt of such notice (or, in the event of a Takeover Proposal that has been materially revised or modified, within two Business Days of such modification, if later), a proposal that such Board of Directors or the CBOT Holdings Special Committee, as applicable, determines in good faith, after consultation with a financial advisor of nationally recognized reputation, is at least as favorable, in the aggregate (taking into account all of the factors and other aspects of such proposal included in the definition of Superior Proposal), to its stockholders as such Superior Proposal (“Matching Bid”). Each of CME Holdings and CBOT Holdings agrees that, during the five Business Day period prior to its effecting a Change in Recommendation, it and its Representatives shall negotiate in good faith with the other Party and its Representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by the other Party.

(III) If pursuant to Section 6.5(c)(II) either Party effects a Change in Recommendation, the other Party shall have the option (the “Stockholder Vote Option”), exercisable within five Business Days after such Change in Recommendation, to cause the applicable Board of Directors to submit this Agreement to its stockholders for the purpose of adopting this Agreement and approving the Merger; and, in the case of a Change in CBOT Holdings Recommendation, CME Holdings shall also have the option, exercisable within five Business Days after such Change in CBOT Holdings Recommendation, to cause the CBOT Board of Directors to submit the approvals necessary to obtain the CBOT Membership Approval to the holders of the B-1 and the B-2 Membership Interests. If the other Party exercises the Stockholder Vote Option, it shall not be entitled to terminate this Agreement pursuant to Section 8.1(c)(iii) or Section 8.1(d)(iii), as applicable. If the other Party fails to exercise the Stockholder Vote Option, the Party receiving the Takeover Proposal may terminate this Agreement pursuant to and in accordance with Section 8.1(c)(iv) or Section 8.1(d)(iv), as applicable. In addition to the foregoing, none of CME Holdings, CBOT Holdings or CBOT shall submit to the vote of its stockholders or Members, as applicable, any Takeover Proposal other than the Merger.

(IV) Notwithstanding the provisions of Section 6.5(c)(I), in circumstances other than as provided in Section 6.5(c)(II), at any time prior to the applicable Stockholder Approval, the applicable Board of Directors or, in the case of CBOT Holdings, the CBOT Holdings Special Committee may effect a Change in Recommendation if it determines in good faith, after consultation with outside counsel, that such action is required for such Board of Directors or the CBOT Holdings Special Committee, as applicable, to comply with its fiduciary duties under applicable Law, but only after (A) providing written notice to CME Holdings or CBOT Holdings, as applicable, that it is prepared to make the determination permitted by this Section 6.5(c)(IV) and setting forth the reasons therefore and (B) for a period of five Business Days after providing such notice (or such shorter period (not less than two Business Days) as set forth in such notice) that such Board of Directors or committee determines in good faith, after consultation with outside counsel, is required under applicable Law in light of the circumstances surrounding such proposed Change in Recommendation), the Party whose Board of Directors or committee is proposing to effect a Change in Recommendation negotiates with the other Party in good faith to make such adjustments to the terms and conditions of this Agreement as would enable its Board of Directors or committee to proceed with its recommendation of this Agreement, and at the end of such period the applicable Board of Directors or committee maintains its determination permitted by this Section 6.5(c)(IV) (after taking into account the proposed adjustments).

(d) Nothing contained in this Agreement shall prohibit CME Holdings, CBOT Holdings or CBOT from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act in respect of any Takeover Proposal or making any disclosure to the stockholders or Members (as applicable) of CME Holdings, CBOT Holdings or CBOT if its Board of Directors or, with respect to CBOT Holdings, the CBOT Holdings Special Committee determines in good faith, after consultation with its outside counsel, that such disclosure is required for such Board of Directors or the CBOT Holdings Special Committee, as applicable, to comply with its obligations under applicable Law, provided, however that neither the Board of Directors of CME Holdings, CBOT Holdings or CBOT nor any committee of such Board of Directors shall, except as expressly permitted by Section 6.5(c), effect a Change in Recommendation or approve or recommend, or publicly propose to approve or recommend, a Takeover Proposal.

(e) For purposes of this Agreement:

“Superior Proposal” means any bona fide written proposal or offer to CME Holdings or CBOT Holdings made by a Third Party in respect of a Business Combination Transaction involving, or any transaction involving the purchase or acquisition of, (i) more than 95% of the voting power of its capital stock or (ii) more than 95% of the consolidated assets of it and its Subsidiaries, which transaction its Board of Directors determines in good faith, after consultation with its outside counsel and a financial advisor of nationally recognized reputation, (x) would be, if consummated, more favorable to its stockholders than the Merger, taking into account all of the terms and conditions of such proposal and of this Agreement (including any proposal by the other Party to amend the terms of this Agreement) as well as any other factors deemed relevant by the applicable Board of Directors and (y) is reasonably capable of being consummated on the terms so proposed, taking into account all relevant financial, regulatory, legal and other aspects of such proposal.

“Takeover Proposal” means any proposal or offer to CME Holdings or CBOT Holdings, as the case may be, in respect of (i) a merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving it or any of its Subsidiaries which represent, individually or in the aggregate, 20% or more of its consolidated assets (any of the foregoing, a “Business Combination Transaction”) with any Person other than CME Holdings, CBOT Holdings or any Affiliate thereof (a “Third Party”) in which such Third Party or the stockholders of the Third Party immediately prior to consummation of such Business Combination Transaction will own more than 20% of its outstanding capital stock immediately following such Business Combination Transaction, including the issuance by it of more than 20% of any class of its voting equity securities as consideration for assets or securities of a Third Party or (ii) any direct or indirect acquisition, whether by tender or exchange offer or otherwise, by any Third Party of 20% or more of any class of its capital stock or 20% or more of the consolidated assets of it and its Subsidiaries, in a single transaction or a series of related transactions.

(f) Nothing contained in the Confidentiality Agreement shall impair or restrict the rights of CBOT Holdings or CME Holdings under this Section 6.5.

Section 6.6 Employee Matters.

(a) Except to the extent necessary to avoid the duplication of benefits, the Surviving Entity shall recognize the service of each employee of CBOT Holdings and any CBOT Holdings Subsidiary who remains in the employment of the Surviving Entity and its Subsidiaries (each, a “Continuing Employee”) with CBOT Holdings or its Affiliates before the Effective Time as if such service had been performed with CME Holdings or its Affiliates (i) for all purposes under the CBOT Holdings Benefit Plans maintained by the Surviving Entity or its Affiliates after the Effective Time (to the extent such plans, programs, or agreements are made available to Continuing Employees), (ii) for purposes of eligibility and vesting under any employee benefit plans and programs of the Surviving Entity or its ERISA Affiliates other than the CBOT Holdings Benefit Plans (the “Surviving Entity Plans”) in which the Continuing Employee participates after the Effective Time, and (iii) for benefit accrual purposes under any Surviving Entity Plan that is a vacation or severance plan in which the Continuing Employee participates after the Effective Time.

(b) With respect to any welfare plan maintained by the Surviving Entity or its Affiliates in which Continuing Employees are eligible to participate after the Effective Time, the Surviving Entity and its Affiliates shall use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by CBOT Holdings or its Affiliates prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(c) The Surviving Entity shall honor in accordance with their terms the CBOT Holdings Benefit Plans listed on Section 6.6(c) of the CBOT Holdings Disclosure Letter. CME Holdings acknowledges and agrees that the transactions contemplated by this Agreement will constitute a “change in control” within the meaning of such CBOT Holdings Benefit Plans which include a definition of such (or substantially similar) concept.

(d) From the date of this Agreement until the Effective Time or the termination of this Agreement, neither CBOT Holdings nor CME Holdings shall solicit for hire in any capacity other than as an employee of the Surviving Entity any employees who are members of management of the other Party or any of its Subsidiaries so long as such employees are employed by the other Party or any such Subsidiary. Notwithstanding the foregoing, the provisions of this Section 6.6(d) shall in no way prohibit any Party from engaging in the general trade solicitation of employees so long as such solicitation is not directed specifically at employees of the other Party or any of its Subsidiaries.

Section 6.7 Fees and Expenses. Subject to Section 8.3, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses, except with respect to Expenses of printing and mailing the Joint Proxy Statement/Prospectus, all filing and other fees paid to the SEC in connection with the Merger and all fees associated with the HSR Act, which shall be borne equally by CME Holdings and CBOT Holdings. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing, as the case may be, of the Joint Proxy Statement/Prospectus and the Form S-4 and any amendments or supplements thereto, and the solicitation of the CBOT Holdings Stockholder Approval and the CME Holdings Stockholder Approval and all other matters related to the transactions contemplated hereby.

Section 6.8 Directors’ and Officers’ Indemnification and Insurance. From and after the Effective Time, the Surviving Entity shall (i) indemnify and hold harmless, against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of CBOT Holdings and the CBOT Holdings Subsidiaries (in all of their capacities) (the “Indemnified Persons”) (A) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by CBOT Holdings pursuant to CBOT Holdings’ Constituent Documents and indemnification agreements, if any, in existence on the date hereof with any Indemnified Persons and (B) without limitation to clause (A), to the fullest extent permitted by Law, (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in CBOT Holdings’ Constituent Documents immediately prior to the Effective Time and (iii) maintain for a period of six years after the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (“D & O Insurance”) maintained by CBOT Holdings (provided that the Surviving Entity (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); and provided, further, that in no event shall the Surviving Entity be required to expend in any one year more than 250% of the current annual premium expended by CBOT Holdings and the CBOT Holdings Subsidiaries to maintain or procure such D & O Insurance immediately prior to the Effective Time (such 250% amount, the “Maximum Annual Premium”); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Entity shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. The obligations of the Surviving Entity under this Section 6.8 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.8 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.8 applies shall be third party beneficiaries of this Section 6.8). The rights of any Indemnified Person under this Section 6.8 shall be in addition to any other rights such Indemnified Person may have under the Certificate of Incorporation or Bylaws of the Surviving Entity or any of its Subsidiaries, under the DGCL, or otherwise. The provisions of this Section 6.8 shall survive the consummation of the Merger. In the event the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or Surviving Entity or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, the Surviving Entity shall cause proper provision to be made so that the successors and assigns of the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 6.8.

Section 6.9 Public Announcements. CME Holdings and CBOT Holdings shall develop a joint communications plan and each Party shall (i) ensure that all press releases and other public statements or communications with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, consult with each other before issuing any press release or, to the extent practicable, otherwise making any public statement or communication with respect to this

Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither CME Holdings nor CBOT Holdings shall issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party’s business, financial condition or results of operations without the consent of the other Party, which consent shall not be unreasonably withheld or delayed.

Section 6.10 Notification of Certain Matters. CBOT Holdings and CBOT shall use all reasonable efforts to give prompt notice to CME Holdings, and CME Holdings shall use all reasonable efforts to give prompt notice to CBOT Holdings and CBOT, to the extent that either acquires actual knowledge of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate as of the date hereof or as of the Closing Date and (ii) any failure of CME Holdings, CBOT Holdings or CBOT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 6.11 Listing of Shares of CME Holdings Common Stock. CME Holdings shall use its commercially reasonable efforts to cause the shares of CME Holdings Class A Common Stock to be issued in the Merger to be approved for listing on the NYSE and the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

Section 6.12 Affiliates. Not later than 45 days prior to the Effective Time, CBOT Holdings shall deliver to CME Holdings a letter identifying all persons who, in the judgment of CBOT Holdings, may be deemed at the time this Agreement is submitted to the stockholders of CBOT Holdings for CBOT Holdings Stockholder Approval, “affiliates” of CBOT Holdings for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. CBOT Holdings shall use commercially reasonable efforts to cause each person identified on such list to deliver to CME Holdings not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit E (an “Affiliate Agreement”). CME Holdings will give stop transfer instructions to its transfer agent with respect to any CME Holdings Class A Common Stock received pursuant to the Merger by any stockholder of CBOT Holdings who may reasonably be deemed to be an affiliate of CBOT Holdings for purposes of Rule 145 under the Securities Act and there will be placed on the certificates representing such CME Holdings Class A Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to CME Holdings in form and substance, that such transfer is exempt from registration under the Securities Act.

Section 6.13 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or shall become applicable to the transactions contemplated hereby, CME Holdings, CBOT Holdings and their respective Boards of Directors shall use all reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby. CBOT Holdings shall take all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to the terms hereof, that no Person shall become able to exercise any rights under the CBOT Holdings Rights Agreement or enable or require the CBOT Holdings Rights to separate from the share of the CBOT Holdings Class A Common Stock to which they are attached or to be triggered or become exercisable or unredeemable as a result of entering into this Agreement or consummating the transactions contemplated hereby.

Section 6.14 Section 16 of the Exchange Act. Prior to the Effective Time, each of CME Holdings and CBOT Holdings shall take all such steps as may be required to cause any dispositions of CBOT Holdings Class A Common Stock (including derivative securities with respect to CBOT Holdings Class A Common Stock) or acquisitions of CME Holdings Class A Common Stock (including derivative securities with respect to CME

Holdings Class A Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the guidance provided by the SEC.

Section 6.15 Repurchase. Prior to the Effective Time, CBOT Holdings and CBOT shall take all such steps as may be required to effectuate the Repurchase.

Section 6.16 Stockholder or Member Litigation. CBOT Holdings and CBOT shall provide to CME Holdings the reasonable opportunity to consult with it concerning the defenses to or conduct of any stockholder or Member litigation against CBOT Holdings, or CBOT, or any of their respective directors relating to the transactions contemplated by this Agreement.

Section 6.17 Clearing Agreement. Each of CME Holdings and CBOT Holdings agrees that upon the signing of this Agreement, the Clearing Services Agreement between CBOT and CME, effective April 16, 2003 and as amended on March 1, 2004 (the “Clearing Agreement”) shall be amended without any further action on the part of any party thereto by deleting Section 2 thereof in its entirety and replaced with the following: “This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with its terms, shall terminate on January 10, 2009 (the “Initial Term”). CBOT may, in its sole discretion, extend this Agreement for an additional one-year term by notifying CME in writing at least six (6) months prior to the expiration of the Initial Term of its decision to extend. Except as otherwise expressly modified or amended by this Section 6.17 all terms and conditions contained in the Clearing Agreement shall remain in full force and effect and are not altered by this Section 6.17.

Section 6.18 Tender Offer. As promptly as practicable after the Effective Time, CME Holdings shall commence and consummate a tender offer for 6,250,000 shares of CME Holdings Class A Common Stock (the “Offer Shares”) (or such lesser number of shares that are tendered in the tender offer) at a fixed cash price of $560.00 per share (the “Offer Price”). For the sake of clarity, nothing in this paragraph and no action contemplated by this paragraph, shall give rise to any adjustment to the Exchange Ratio pursuant to Section 1.9(a) or give rise to a breach of any of the covenants in Section 5.2.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of CBOT Holdings and CME Holdings to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. CBOT Holdings and CBOT shall have obtained the CBOT Holdings Stockholder Approval and CME Holdings shall have obtained the CME Holdings Stockholder Approval.

(b) Stock Exchange Listing. The shares of CME Holdings Class A Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, and Nasdaq.

(c) Regulatory Approval. (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and the Foreign Competition Laws shall have been terminated or shall have expired, any investigation opened by means of a second request for additional information or otherwise shall have been terminated or closed and no action shall have been instituted by the Department of Justice or the FTC or under any Foreign Competition Laws challenging or seeking to enjoin the consummation of this transaction or impose a Burdensome Condition, which action shall not have been withdrawn, terminated or finally resolved and (ii) all other notices, reports, filings, consents, registrations, approvals, permits or authorizations required to be made prior to the Effective Time by CBOT Holdings or CME Holdings or any of their respective Subsidiaries with, or obtained prior to the Effective Time by CBOT Holdings or CME Holdings or any of their respective Subsidiaries from, any Governmental Entity or Self-Regulatory Organization in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, the failure of which to make or obtain would, individually or in the aggregate, provide a reasonable basis to conclude that CME Holdings, CBOT Holdings or CBOT or their respective directors and officers would be subject to the risk of criminal liability, shall have been so made or obtained; and such notices, reports, filings, consents, registrations, approvals, permits and authorizations shall not be subject to any term or condition that would reasonably be expected to result in a Burdensome Condition.

(d) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other Order, judgment, decision, opinion or decree shall have been issued and remain in effect issued by a court or other Governmental Entity or Self-Regulatory Organization of competent jurisdiction having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger (collectively, “Restraints”).

(e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 7.2 Conditions to Obligations of CME Holdings. The obligations of CME Holdings to effect the Merger are subject to the satisfaction of, or waiver by CME Holdings, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of CBOT Holdings set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or Material Adverse Effect, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect on CBOT Holdings; provided, however, that, notwithstanding the foregoing, each of the CBOT Holdings Identified Representations shall be true and correct in all material respects. CME Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CBOT Holdings to such effect.

(b) Performance of Obligations of CBOT Holdings. CBOT Holdings shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and CME Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CBOT Holdings to such effect.

(c) Repurchase. The Repurchase shall have been consummated.

(d) Tax Opinion. CME Holdings shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to CME Holdings, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) both of CME Holdings and CBOT Holdings will be a party to such reorganization. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of CME Holdings, CBOT Holdings and others.

Section 7.3 Conditions to Obligations of CBOT Holdings. The obligations of CBOT Holdings to effect the Merger are subject to the satisfaction of, or waiver by CBOT Holdings, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of CME Holdings set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or Material Adverse Effect, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect on CME Holdings; provided, however, that, notwithstanding the foregoing, each of the CME Holdings Identified Representations shall be true and correct in all material respects. CBOT Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CME Holdings to such effect.

(b) Performance of Obligations of CME Holdings. CME Holdings shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and CBOT Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CME Holdings to such effect.

(c) Tax Opinion. CBOT Holdings shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, in form and substance reasonably satisfactory to CBOT Holdings, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) both of CBOT Holdings and CME Holdings will be a party to such reorganization. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of CBOT Holdings, CME Holdings and others.

(d) CBOT Holdings Directors. The CBOT Holdings Directors shall have been duly elected and appointed to the Board of Directors of the Surviving Entity, the Executive Committee of the Board of Directors of the Surviving Entity and the Nominating Committee of the Board of Directors of the Surviving Entity, in each case in accordance with Section 1.7, subject only to the filing of the Certificate of Incorporation, the adoption of the By-Laws and applicable Law.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of CBOT Holdings Stockholder Approval or CME Holdings Stockholder Approval:

(a) by mutual written consent of CME Holdings and CBOT Holdings;

(b) by either CME Holdings or CBOT Holdings, if:

(i) the Merger shall not have been consummated by October 17, 2007, whether such date is before or after the date of the CBOT Holdings Stockholder Approval and the CME Holdings Stockholder Approval; provided, that in the event that, as of October 17, 2007, all conditions to Closing set forth in Article VII have been satisfied or waived (other than such conditions that say their terms are satisfied at the Closing) other than the condition set forth in Section 7.1(c), the termination date may be extended from time to time by either CME Holdings or CBOT Holdings by up to an aggregate of 120 days (such date, including any such permitted extensions thereof, the “Outside Date”) and provided, further, that the right to terminate the Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of the Merger to be consummated by such time;

(ii) any Restraint having any of the effects set forth in Section 7.1(d) shall be in effect and shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have otherwise complied in all material respects with the terms of Section 6.4; or

(iii) (A) the CBOT Holdings Stockholder Approval shall not have been obtained at the CBOT Holdings Meetings or any adjournment or postponement thereof; or (B) the CME Holdings Stockholder Approval shall not have been obtained at the CME Holdings Stockholders Meeting or any adjournment or postponement thereof; provided that the right to terminate the Agreement pursuant to this Section 8.1(b)(iii) shall not be available to CBOT Holdings or CME Holdings if such Party has not complied with its obligations under Section 6.5 (other than in any immaterial respect).

(c) by CME Holdings, if:

(i) CBOT Holdings or CBOT shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by CBOT Holdings or CBOT prior to the Outside Date or is not cured by the earlier of (x) 30 Business Days following written notice to CBOT Holdings or CBOT by CME Holdings of such breach or (y) the Outside Date and (B) would result in a failure of any condition set forth in Sections 7.2(a) or (b);

(ii) CBOT Holdings or any of the CBOT Holdings Subsidiaries or their respective Representatives shall have breached in any material respect any of their respective obligations under Section 6.5;

(iii) except if CME Holdings has exercised the Stockholder Vote Option pursuant to Section 6.5(c)(III), the Board of Directors of CBOT Holdings shall (A) fail to authorize, approve or recommend the Merger, (B) effect a Change in CBOT Holdings Recommendation or (C) in the case of a Takeover Proposal made by way of a tender offer or exchange offer, fail to remain silent (except for issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) under the Exchange Act) or fail to recommend that CBOT Holdings’ stockholders reject such tender offer or exchange offer within the ten Business Day period specified in Section 14e-2(a) under the Exchange Act or, if a Change in Recommendation notice has been provided pursuant to Section 6.5(c), within two Business Days after notice of CME Holdings’ determination not to, or expiration of CME Holdings’ last opportunity to, submit a Matching Bid pursuant to Section 6.5(c)(II); or

(iv) if CBOT Holdings determines not to exercise the Stockholder Vote Option when permitted to do so pursuant to Section 6.5(c)(III).

(d) by CBOT Holdings, if:

(i) CME Holdings shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by CME Holdings prior to the Outside Date or is not cured by the earlier of (x) 30 Business Days following written notice to CME Holdings by CBOT Holdings of such breach or (y) the Outside Date and (B) would result in a failure of any condition set forth in Sections 7.3(a) or (b); or

(ii) CME Holdings or any of the CME Holdings Subsidiaries or their respective Representatives shall have breached in any material respect any of their respective obligations under Section 6.5;

(iii) except if CBOT Holdings has exercised the Stockholder Vote Option pursuant to Section 6.5(c)(III), the Board of Directors of CME Holdings shall (A) fail to authorize, approve or recommend the Merger, (B) effect a Change in CME Holdings Recommendation or (C) in the case of a Takeover Proposal made by way of a tender offer or exchange offer, fail to remain silent (except for issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) under the Exchange Act) or fail to recommend that CME Holdings’ stockholders reject such tender offer or exchange offer within the ten Business Day period specified in Section 14e-2(a) under the Exchange Act or, if a Change in Recommendation notice has been provided pursuant to Section 6.5(c), within two Business Days after notice of CBOT Holdings’ determination not to, or expiration of CBOT Holdings’ last opportunity to, submit a Matching Bid pursuant to Section 6.5(c)(II); or

(iv) if CME Holdings determines not to exercise the Stockholder Vote Option when permitted to do so pursuant to Section 6.5(c)(III).

Section 8.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the Parties hereunder shall terminate and there shall be no liability on the part of any Party hereto with respect thereto, except for the confidentiality provisions of Section 6.3 and the provisions of Section 6.17, this Section 8.2, Section 8.3 (which, subject to the proviso of this sentence, shall constitute the sole and exclusive remedy of the Party receiving payment thereunder) and Article IX, each of which shall remain in full force and effect; provided, however, that no Party hereto shall be relieved or released from any liability or damages arising from a willful breach of any provision of this Agreement. For purposes of clarification, it is understood and agreed that the payment of the Termination Fee pursuant to Section 8.3 shall not preclude the party receiving such Termination Fee in the case of a willful breach of this Agreement by the other Party from seeking additional damages from such other Party on account of such willful breach.

Section 8.3 Termination Fee.

(a) CBOT Holdings shall pay to CME Holdings, by wire transfer of immediately available funds, the sum of $288.0 million (the “Termination Fee”) if this Agreement is terminated as follows:

(i) if this Agreement is terminated pursuant to Section 8.1(c)(ii), Section 8.1(c)(iii) or Section 8.1(d)(iv), then CBOT Holdings shall pay the entire Termination Fee (to the extent not previously paid) on the second Business Day following such termination; and

(ii) (x) if this Agreement is terminated (A) pursuant to Section 8.1(c)(i) if the breach giving rise to such termination was willful, (B) pursuant to Section 8.1(b)(iii)(A) or (C) pursuant to Section 8.1(b)(i) without a vote of the stockholders of CBOT Holdings or the Members of CBOT contemplated by this Agreement at the CBOT Holdings Meetings having occurred, and in any such case a Takeover Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of CBOT Holdings (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Takeover Proposal) at any time after the date of this Agreement and prior to the date of the taking of the vote of the stockholders of CBOT Holdings and the Members of CBOT contemplated by this Agreement at the CBOT Holdings Meetings, in the case of clause (B), or the date of termination, in the case of clauses (A) or (C), and (y) if within twelve (12) months after the date of such termination, CBOT Holdings enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then CBOT Holdings shall pay the Termination Fee on the second Business Day following the date CBOT Holdings enters into a definitive agreement or consummates such transaction; provided, that, solely for purposes of this Section 8.3(a)(ii), the term “Takeover Proposal” shall have the meaning ascribed thereto in Section 6.5(e), except that all references to 20% shall be changed to 30%.

(b) CME Holdings shall pay to CBOT Holdings, by wire transfer of immediately available funds, the Termination Fee if this Agreement is terminated as follows:

(i) if this Agreement is terminated pursuant to Section 8.1(d)(ii), Section 8.1(d)(iii) or Section 8.1(c)(iv), then CME Holdings shall pay the entire Termination Fee (to the extent not previously paid) on the second Business Day following such termination; and

(ii) (x) if this Agreement is terminated (A) pursuant to Section 8.1(d)(i) if the breach giving rise to such termination was willful, (B) pursuant to Section 8.1(b)(iii)(B) or (C) pursuant to Section 8.1(b)(i) without a vote of the stockholders of CME Holdings contemplated by this Agreement at the CME Holdings Stockholders Meeting having occurred, and in any such case a Takeover Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of CME Holdings (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Takeover Proposal) at any time after the date of this Agreement and prior to the date of the taking of the vote of the stockholders of CME Holdings contemplated by this Agreement at the CME Holdings Stockholders Meeting, in the case of clause (B), or the date of termination, in the case of clauses (A) or (C), and (y) if within twelve (12) months after the date of such termination, CME Holdings enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then CME Holdings shall pay the Termination fee on the second Business Day following the date CME Holdings enters into a definitive agreement or consummates such transaction; provided, that, solely for purposes of this Section 8.3(a)(ii), the term “Takeover Proposal” shall have the meaning ascribed thereto in Section 6.5(e), except that all references to 20% shall be changed to 30%.

(c) If a Party is required to pay a Termination Fee, such Party shall, in addition to any Termination Fee that may be payable, reimburse CME Holdings or CBOT Holdings, as the case may be, for all of its Expenses, up to a maximum amount of Six Million Dollars ($6,000,000), within one Business Day of receipt of written notice from such other Party requesting payment thereof.

(d) The Parties each agree that the agreements contained in this Section 8.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if a Party fails promptly to pay any amounts due under this Section 8.3 and, in order to obtain such payment, CME Holdings or CBOT Holdings, as the case may be, commences a suit that results in a judgment against such Party for such amounts, such Party shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the prime rate of the Bank of New York in effect on the date such payment was due, together with the costs and expenses of the other Party (including reasonable legal fees and expenses) in connection with such suit.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 6.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to CME Holdings, to:

Chicago Mercantile Exchange Holdings Inc.

20 S. Wacker Drive

Chicago, IL 60606

Telecopier: (312) 930-4556

Attention: Kathleen M. Cronin, General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, IL 60606

Telecopier: (312) 407-0411

Attention: Rodd M. Schreiber, Esq.

                 Susan S. Hassan, Esq.

If to CBOT Holdings, to:

CBOT Holdings, Inc.

141 W. Jackson Blvd

Chicago, IL 60604

Telecopier: (312) 347-4259

Attention: Bernard W. Dan, President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, IL 60606

Telecopier: (312) 706-8122

Attention: Scott J. Davis, Esq.

                 Marc F. Sperber, Esq.

and

Latham & Watkins LLP

Sears Tower, Suite 5800

233 S. Wacker Drive

Chicago, IL 60606

Telecopier: (312) 993-9767

Attention: Mark D. Gerstein, Esq.

Section 9.3 Interpretation.

When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 9.4 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Parties hereto.

Section 9.5 Entire Agreement; Third Party Beneficiaries.

(a) This Agreement (including the Exhibits and the Parties’ disclosure letters hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

(b) This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any rights, benefits or remedies of any nature whatsoever, other than Section 6.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.8 Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of CBOT Holdings, the members of CBOT or the stockholders of CME Holdings, but, after such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 9.9 Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.10 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of all matters arising out of or relating to this Agreement the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(b).

Section 9.11 Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature Page Follows.]

IN WITNESS WHEREOF, Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ Terrence A. Duffy
Name:	Terrence A. Duffy
Title:	Chairman

By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer

CBOT HOLDINGS, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

Annex B

OPINION OF LEHMAN BROTHERS INC.

May 11, 2007

Board of Directors

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, IL 60606

Members of the Board:

We understand that Chicago Mercantile Exchange Holdings Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with CBOT Holdings, Inc. (“CBOT”) pursuant to which (i) CBOT shall be merged with and into the Company with the Company surviving the merger and (ii) upon effectiveness of the merger, each issued and outstanding share of Class A common stock of CBOT (the “CBOT Common Stock”), other than the CBOT Common Stock held by the Company or CBOT or any of their respective wholly owned subsidiaries, will be converted into the right to receive 0.3500 shares (the “Exchange Ratio”) of Class A common stock of the Company (“Company Common Stock”), together with certain rights attached thereto, and subject to adjustment as set forth in the Agreement (as defined below) (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of October 17, 2006 and as amended on May 11, 2007, among the Company, CBOT and Board of Trade of the City of Chicago, Inc. (the “Agreement”) In addition, we understand that following the effective time of the merger, the Company will effect a cash tender offer pursuant to which the Company will increase its funded debt by up to $2.0 billion and repurchase up to 6.25 million shares of its outstanding common stock by means of a fixed price tender at $560.00 per share (the “Share Buyback”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the Share Buyback.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including the Share Buyback, (2) publicly available information concerning the Company and CBOT that we believe to be relevant to our analysis, including the Annual Reports on Form 10-K for the year ended December 31, 2006 and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 for each of the Company and CBOT, (3) financial and operating information with respect to the businesses, operations and prospects of CBOT furnished to us by CBOT and the Company, including (i) financial projections of CBOT prepared by the management of CBOT (the “CBOT Projections”) and (ii) financial projections of CBOT prepared by the management of the Company (the “Company’s CBOT Projections”), (4) financial and operating information with respect to the businesses, operations and prospects of the Company furnished to us by the Company, including (i) financial projections of the Company prepared by the management of the Company (the “Company Projections”) and (ii) the amounts and timing of certain cost savings synergies and revenue synergies expected by the management of the Company to result from the Proposed Transaction (the “Expected Synergies”), (5) the trading history of the Company’s and CBOT’s common stock from October 18, 2005 to May 10, 2007 and a comparison of these trading histories with each other and with those of other companies that we deemed relevant, (6) the relative contributions of the Company, on the one hand, and CBOT, on the other hand, to the current and future financial performance of the combined company on a pro forma basis, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other

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transactions that we deemed relevant, (8) the potential pro forma financial impact of the Proposed Transaction on the future financial performance of the Company, including the Expected Synergies and the Share Buyback, (9) the potential financial impact of the Company’s loss of its Common Clearing Link arrangement with CBOT, (10) a comparison of the historical financial results and present financial condition of the Company and CBOT with each other and with those of other companies that we deemed relevant, and (11) published estimates by independent equity research analysts with respect to the future financial performance of the Company and CBOT. In addition, we have had discussions with the management of the Company and CBOT concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and CBOT that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company’s CBOT Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of CBOT and that the Company’s CBOT Projections are a reasonable basis upon which to evaluate the future financial performance of CBOT, and we have primarily relied on the Company’s CBOT Projections in performing our analysis. With respect to the Company Projections, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. With respect to the Expected Synergies estimated by the management of the Company to result from the Proposed Transaction, we have assumed that the timing and amount of such Expected Synergies are reasonable and that they will be realized substantially in accordance with such estimates. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

In addition, we express no opinion as to the prices at which shares of (i) Company Common Stock or CBOT Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Company Common Stock will trade at any time following the consummation of the Proposed Transaction.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion or in connection with our engagement. We also have performed various investment banking services for the Company in the past, and expect to provide such services in the future, and have received, and expect to receive, customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and CBOT for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Lehman Brothers and certain of its affiliates hold memberships at both the Company and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of the Company and CBOT. In addition, the Company has requested and we are providing a commitment for the funds necessary to finance the Proposed Transaction the proceeds of which will be used to finance the Proposed Transaction, and we will receive customary fees in connection therewith.

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This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ LEHMAN BROTHERS
LEHMAN BROTHERS

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Annex C

OPINION OF WILLIAM BLAIR & COMPANY, L.L.C.

May 11, 2007

To the Board of Directors

Chicago Mercantile Exchange Holdings, Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Chicago Mercantile Exchange Holdings, Inc. (the “Company”) of the proposed Merger Consideration (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated October 17, 2006, as amended as of December 20, 2006 and May 11, 2007 (the “Merger Agreement”) by and among the Company, CBOT Holdings, Inc. (“CBOT”) and Board of Trade of the City of Chicago, Inc. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, CBOT will be merged with and into the Company (the “Merger”) and each issued and outstanding share of Class A common stock of CBOT shall be converted into the right to receive 0.3500 shares of Class A Common Stock of the Company (the “Merger Consideration”).

We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including with respect to: (i) an initial public offering in December 2002; (ii) a follow-on equity offering in June 2003; and (iii) a follow-on equity offering in November 2003. We have also provided certain investment banking services to CBOT from time to time.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement ; (b) certain audited historical financial statements of the Company and of CBOT for the three years ended December 31, 2006 as filed with the SEC; (c) certain unaudited financial statements of the Company and of CBOT for the three months ended March 31, 2007 as filed with the SEC; (d) certain internal business, operating and financial information and forecasts of the Company and CBOT (the “Forecasts”), prepared by the senior management of the Company; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of the Company (with and without the Merger) prepared by the senior management of the Company (including pro forma adjustments related to the Company’s third-party clearing activities); (f) information regarding the amount and timing of cost savings and related expenses and synergies which senior management of the Company expect will result from the Merger (the “Expected Synergies”); (g) the pro forma impact of the Merger on the earnings per share of the Company (before and after taking into consideration any Expected Synergies, adjustments for third-party clearing activities, an anticipated post-closing stock repurchase, and intangible amortization created as a result of the Merger, all of which are based on certain pro forma financial information prepared by the senior management of the Company); (h) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (i) the financial position and operating results of CBOT compared with those of certain other publicly traded companies we deemed relevant; (j) current and historical market prices and trading volumes of the common stock of the Company and CBOT; and (k) certain other publicly available information on the Company and CBOT. We have also held discussions with members of the senior management of the Company and CBOT to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

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In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information provided or publicly available to us or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or CBOT. We have been advised by the senior management of the Company that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that: (i) the Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby; (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us; (iii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, and (iv) all material assets and liabilities (contingent or otherwise) of CBOT are as set forth in CBOT’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or CBOT for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. In addition, we provide equity research coverage of the Company and CBOT. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We are expressing no opinion herein as to the price at which the common stock of the Company and CBOT will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company or CBOT. Such trading price may be affected by a number of factors, including but not limited to: (i) dispositions of the common stock of the Company by stockholders within a short period of time after the effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of CBOT or in their respective target markets; (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger. We express no opinion as to the fairness of the Merger Consideration to CBOT or its stockholders and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be summarized, described, disclosed or furnished to any party or otherwise referred to without our

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prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ WILLIAM BLAIR & COMPANY, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

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Annex D

OPINION OF J.P. MORGAN SECURITIES INC.

May 11, 2007

The Board of Directors

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of unrestricted Series A-1 Class A Common Stock, Series A-2 Class A Common Stock and Series A-3 Class A Common Stock, each with the respective par value of $0.001 per share (collectively the “Class A Company Common Stock”), of CBOT Holdings, Inc., a Delaware corporation (the “Company”) of the consideration to be received by such holders of Class A Company Common Stock in the proposed merger (the “Merger”) of the Company with and into Chicago Mercantile Exchange Inc., a Delaware corporation (the “Merger Partner”) as described in the following sentence. Pursuant to the Agreement and Plan of Merger dated as of October 17, 2006, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of December 20, 2006, and as further amended by that certain Amendment No. 2 to Agreement and Plan of Merger dated as of the date hereof (as so amended, the “Agreement”), among the Company, the Board of Trade of the City of Chicago, Inc., a Delaware nonstock corporation (the “Company Subsidiary”) and the Merger Partner, the Company will merge with and into the Merger Partner, and each outstanding share of Class A Company Common Stock, other than shares of Class A Company Common Stock owned by the Merger Partner or the Company or their respective wholly-owned subsidiaries, will be converted into the right to receive consideration equal to .3500 shares of the Merger Partner’s Class A Common Stock, par value $0.01 per share (the “Merger Partner Class A Common Stock”) (together with the associated rights to acquire Merger Partner Class A Common Stock pursuant to that certain Rights Agreement between the Merger Partner and Mellon Investor Services, dated as of November 30, 2001) (the consideration described in this sentence is referred to as the “Merger Consideration”).

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Class A Company Common Stock and the Merger Partner Class A Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain updated internal financial analyses and forecasts prepared by the management of the Company relating to its business; (v) reviewed certain updated limited financial forecasts provided by the Merger Partner for itself for 2007 and 2008, as well as certain information with respect to the Merger Partner’s outlook beyond 2008; (vi) reviewed certain internal analyses and forecasts prepared by the Company relating to the Merger Partner’s business; (vii) reviewed certain estimates as to the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger prepared by the Company and the Merger Partner, respectively (the “Synergies”); and (viii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company

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and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Merger Partner or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion. According to the Company’s public disclosures certain holders of Class A Company Common Stock have rights, exercisable under certain circumstances (and subject to certain conditions) (the “Exercise Right”), to become members of the Chicago Board of Options Exchange, Incorporated. In addition, according to the Company’s public disclosures ownership of Class A Company Common Stock may entitle trading firms that are registered as members of the Company Subsidiary to benefit from reduced transaction fees (the “Fee Reduction Right”). Our opinion does not take into consideration the existence of the Exercise Right, the Fee Reduction Right or any other right arising out of or relating to membership in the Company Subsidiary and their treatment in connection with the Merger and is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Class A Company Common Stock in the proposed Merger by virtue solely of their ownership of such Class A Company Common Stock. We express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Class A Company Common Stock or the Merger Partner Class A Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, we and our affiliates have provided investment banking and other services to the Company and the Merger Partner, including our acting as lead managing underwriter and bookrunner of the Company’s initial public offering in October 2005. In addition, we and our affiliates hold (i) 15 memberships in the Company Subsidiary, consisting of Class B membership interests in the Company Subsidiary (which include Class B common stock of the Company and associated trading rights and privileges) and Class A Company Common Stock holdings representing less than one-half of 1% of the outstanding shares of the Class A Company Common Stock, and (ii) 29 memberships in a subsidiary of the Merger Partner, consisting of Class B membership interests in the subsidiary (which include Class B common stock of the Merger Partner and associated trading rights and privileges) and Merger Partner Class A Common Stock holdings representing less

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than one-half of 1% of the outstanding shares of the Merger Partner Class A Common Stock. In addition, in the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Merger Consideration to be received by the holders of the Class A Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any prospectus and proxy or information statement mailed to shareholders of the Company and/or members of the Company Subsidiary but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES INC.
J.P. MORGAN SECURITIES INC.

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Annex E

OPINION OF LAZARD FRÈRES & CO. LLC

May 11, 2007

The Special Transaction Committee of the Board of Directors

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Dear Members of the Special Transaction Committee of the Board of Directors:

You have informed us that CBOT Holdings, Inc. (the “Company”), Board of Trade of the City of Chicago, Inc. (the “CBOT”) and Chicago Mercantile Exchange Holdings Inc. (“CME”) propose to enter into an Amended Agreement and Plan of Merger (the “Agreement”) in connection with a possible merger of the Company into CME (the “Merger”). In furtherance thereof, you have informed us that the matters summarized below (each of which is further specified and detailed in the Agreement and other definitive documentation (the “Definitive Documentation”) to be executed as of the date hereof) will occur. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

(1) Prior to or concurrently with the Effective Time, the Company will repurchase one share of Class B common stock, par value $0.001 per share (the “Class B Share”), from the holder thereof for $1.00 (the “Repurchase”);

(2) At the Effective Time, the Company will be merged with and into CME and the separate corporate existence of the Company will cease; and

(3) At the Effective Time, each share of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), will be converted into the right to receive .3500 shares (the “Exchange Ratio”) of CME’s Class A common stock, par value $0.01 per share (the “CME Class A Common Stock”) and the rights associated therewith pursuant to the Rights Agreement dated as of November 30, 2001 between CME and Computershare Investor Services LLC.

(4) As promptly as practicable after the Effective Time, CME will commence and consummate a tender offer for 6,250,000 shares of CME Class A Common Stock (or such lesser number of shares that are tendered in the tender offer), at a fixed cash price of $560.00 per share (the “Tender Offer”).

The transaction specified in the Definitive Documentation, including the matters summarized above in clauses (1) - (4), is referred to herein as the “Transaction”.

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of the Company other than stockholders of the Company who have so-called exercise right privileges at the Chicago Board Options Exchange (the “CBOE”) or have exercised such exercise right privileges at the CBOE (such stockholders, the “Covered Stockholders”), as of the date hereof, of the Exchange Ratio pursuant to the Agreement. In connection with this opinion, we have:

(A) Reviewed the Definitive Documentation;

(B) Analyzed certain historical publicly available business and financial information relating to the Company and CME;

(C) Reviewed certain limited financial forecasts and other data provided to us by CME relating to its businesses and certain limited financial forecasts and other data provided to us by the Company relating to its businesses and CME, and certain information provided to us by the management of the Company and the management of CME relating to estimates of synergies and other estimated benefits of the Transaction;

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(D) Held discussions with members of the senior management of the Company and CME with respect to the businesses and prospects of the Company and CME;

(E) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and CME;

(F) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and CME;

(G) Reviewed the historical stock prices and trading volumes of the Class A Common Stock and the CME Class A Common Stock; and

(H) Conducted such other financial studies, analyses and investigations as we deemed appropriate

We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or CME, or concerning the solvency or fair value of the Company or CME. As you know, the Company provided (x) financial forecasts for the Company for 2007 and 2008 and (y) specific guidance for 2009, 2010 and 2011 on average daily volume, rate per contract, market data, building and services revenue and expenses, and CME provided limited financial forecasts for CME for 2007 and 2008. We were informed that no other forecasts were available for the Company or CME. Based in part on CME’s guidance, the Company provided supplemental financial forecasts for CME for 2009 through 2011. With respect to all the foregoing financial forecasts and projections (including projected synergies and other estimated benefits of the Transaction), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of the Company and CME as to the future financial performance of the Company and CME, respectively, and with your permission, we have relied on such forecasts and projections and assumed that they will be realized in the amounts and at the times contemplated thereby. In addition, with your permission, in analyzing the Exchange Ratio, we have used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. We assume no responsibility for and express no view or opinion as to any such forecasts or projections or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof. We express no opinion as to the price at which any shares of capital stock of the Company or CME will trade either prior or subsequent to the announcement of the Transaction.

We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. In rendering our opinion, we were not authorized to solicit, and did not solicit, third parties regarding alternatives to the Transaction. We do not express any opinion herein as to any proposed transaction other than as contemplated by the Agreement, nor do we express any opinion herein as to the relative merits of or consideration offered in any such other proposed transaction as compared to the Transaction.

In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Definitive Documentation, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, without waiver of any material terms or conditions by the Company, and that obtaining the necessary regulatory approvals for the Transaction will not have an adverse effect on the Company, the CBOT, CME or the benefits expected to be realized from consummation of the Transaction. We have also assumed that the executed Definitive Documentation will conform in all material respects to the draft Definitive Documentation reviewed by us.

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We understand that it is a condition to the Merger that the holders of the Class B Membership Interests in the CBOT (the “CBOT Members”) approve the Repurchase. We also understand that certain CBOT Members are currently entitled to certain rights, including, among other things, certain trading and other privileges on the CBOT and the CBOE. Because our opinion is limited to the Exchange Ratio pursuant to the Agreement, we have performed no investigation or analysis of the effect of the Transaction on the CBOT Members in their capacities as holders of such rights. Accordingly, we express no opinion on such matters.

Lazard Frères & Co. LLC (“Lazard”) is acting as investment banker to the Special Transaction Committee of the Board of Directors in connection with the Transaction and a fee for our services will be earned upon rendering this opinion and an additional fee will be payable to us upon consummation of the Merger. We have in the past provided services to another committee of the Board of Directors of the Company for which we have received customary fees. In the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly held in large part by managing directors of Lazard) may actively trade securities of the CBOT and CME for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of the Special Transaction Committee of the Board of Directors, and our opinion is rendered to the Special Transaction Committee of the Board of Directors in connection with its consideration of the Transaction. This opinion does not address the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any other transaction or business strategy that may be available to the Company. Further, this opinion does not constitute a recommendation to any of the Covered Stockholders as to how such holder should act with respect to any matter relating to the Transaction, nor whether such holder should tender shares of CME Class A Common Stock in the Tender Offer. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, other than disclosure to the Non-ER Members Committee in accordance with the terms of the letter to us from the Special Transaction Committee dated as of May 11, 2007.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Covered Stockholders.

Very truly yours,

/s/ LAZARD FRÈRES & CO. LLC
LAZARD FRÈRES & CO. LLC

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Annex F

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CME GROUP INC.

ARTICLE ONE: The name of the corporation is CME Group Inc.

ARTICLE TWO: The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE FOUR: The total number of shares of all classes of capital stock that the corporation is authorized to issue is 1,010,003,138 shares, of which:

10,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), including 140,000 authorized shares of Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”);

1,000,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”);

625 shares shall be shares of Class B-1 Common Stock, par value $.01 per share (the “Class B-1 Common Stock”);

813 shares shall be shares of Class B-2 Common Stock, par value $.01 per share (the “Class B-2 Common Stock”);

1,287 shares shall be shares of Class B-3 Common Stock, par value $.01 per share (the “Class B-3 Common Stock”); and

413 shares shall be shares of Class B-4 Common Stock, par value $.01 per share (the “Class B-4 Common Stock”).

The term “Class B Common Stock” shall mean, collectively, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock. The term “Common Stock” shall mean, collectively, the Class A Common Stock and the Class B Common Stock. The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

DIVISION A

PREFERRED STOCK

The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of Preferred Stock of the corporation shall be as set forth below in this Division A.

Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the board of directors shall determine. The board of directors is hereby authorized to fix, state and establish, in the resolution or resolutions providing for the issuance of any wholly

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unissued series of Preferred Stock, the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of such series in relation to any other series of Preferred Stock at the time outstanding. The board of directors is also expressly authorized to fix the number of shares of each such series, but not below the number of shares thereof then outstanding. The authority of the board of directors with respect to each series of Preferred Stock shall include (without limitation) the determination of the following:

(a) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, with respect to the payment of dividends on the shares of such series relative to other series of Preferred Stock or classes of stock;

(b) whether the shares of such series shall have voting rights (other than the voting rights provided by law) and, if so, the terms and extent of such voting rights;

(c) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors may prescribe;

(d) whether the shares of such series shall be subject to redemption by the corporation or at the request of the holder(s) thereof, and, if so, the terms and conditions of any such redemption;

(e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the rights of priority, if any, with respect to the distribution of assets on the shares of such series relative to other series of Preferred Stock or classes of stock; and

(f) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation, as the same may be amended from time to time.

* * * *

Pursuant to the above stated authority, the board of directors has designated the following series of Preferred Stock:

SECTION 1. DESIGNATION AND AMOUNT.

The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 140,000.

SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

(a) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $.01 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the date of consummation of the merger of CME Merger Subsidiary Inc. with and into the Exchange (as defined

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below) (the “Rights Declaration Date”) (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

SECTION 3. VOTING RIGHTS.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

(c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the

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beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (c)(iii) of this Section 3 or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, any Managing Director or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

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(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4. CERTAIN RESTRICTIONS.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. REACQUIRED SHARES.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

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SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Paragraph (c) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

(c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 7. CONSOLIDATION, MERGER, ETC.

In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

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SECTION 8. NO REDEMPTION.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

SECTION 9. AMENDMENT.

The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

SECTION 10. FRACTIONAL SHARES.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

* * * *

DIVISION B

COMMON STOCK

SUBDIVISION 1: GENERAL PROVISIONS

The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the classes of Common Stock shall be as set forth in this Division B.

SECTION 1. DEFINITIONS.

In addition to the terms defined elsewhere, the following terms shall have the respective meanings set forth below:

“Core Rights” shall mean:

(1) the divisional product allocation rules applicable to each membership class as set forth in the rules of the Exchange;

(2) the trading floor access rights and privileges granted to members of the Exchange;

(3) the number of authorized and issued shares of any class of Class B Common Stock; or

(4) the eligibility requirements for any Person to exercise any of the trading rights or privileges of members in the Exchange.

“Exchange” shall mean Chicago Mercantile Exchange Inc., a subsidiary of the corporation.

“Person” shall mean any individual, corporation, partnership, trust or other entity.

“CBOT” shall mean Board of Trade of the City of Chicago, Inc., a subsidiary of the corporation.

A “Transfer” (and the related term “Transferred”) shall mean any sale, pledge, gift, assignment or other transfer of any ownership in any share of Class B Common Stock.

SECTION 2. GENERAL.

Except as otherwise set forth in this Division B, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

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SECTION 3. DIVIDENDS.

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefore, and shall share equally on a per share basis in all such dividends and other distributions.

SECTION 4. VOTING RIGHTS.

Subject to the rights of holders of Class B Common Stock set forth in this Division B, at every meeting of the shareholders of the corporation in connection with the election of Equity Directors (as defined below) and all other matters submitted to a vote of shareholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock registered in his or her name on the transfer books of the corporation. Except as otherwise required by law or by this Division B, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of shareholders of the corporation.

SECTION 5. LIQUIDATION RIGHTS.

Upon the liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive any amounts available for distribution to holders of Common Stock after the payment of, or provision for, obligations of the corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

SUBDIVISION 2: CLASS B COMMON STOCK

In addition to the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation as set forth in Subdivision 1 of this Division B, the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation shall be as set forth in this Subdivision 2 of this Division B.

SECTION 1. SPECIAL VOTING RIGHTS.

In addition to the voting rights set forth in Subdivision 1 of this Division B, the holders of shares of Class B Common Stock shall, subject to Paragraph (c) of this Section 1, have the following additional voting rights:

(a) ELECTION OF CLASS B DIRECTORS. Subject to and in accordance with Article Five, Holders of shares of Class B-1 Common Stock shall have the sole right to elect three directors to the corporation’s board of directors (the “Class B-1 Directors”), and each holder of Class B-1 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-2 Common Stock shall have the sole right to elect two directors to the corporation’s board of directors (the “Class B- 2 Directors”), and each holder of Class B-2 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-3 Common Stock shall have the sole right to elect one director to the corporation’s board of directors (the “Class B-3 Director” and together with the Class B-1 Directors and Class B-2 Directors, the “Class B Directors”), and each holder of Class B-3 Common Stock shall have one vote per share in any such election.

(b) CORE RIGHTS. Any change, amendment or modification of the Core Rights or of the terms of Section 3 of this Subdivision 2 shall be submitted to a vote of the holders of the Class B Common Stock for their consideration and approval. In any such vote, holders of Class B-1 Common Stock shall be entitled to six votes for each share of Class B-1 Common Stock held, holders of Class B-2 Common Stock shall be entitled to two votes for each share of Class B-2 Common Stock held, holders of Class B-3 Common Stock shall be entitled to one vote for each share of Class B-3 Common Stock held and holders of Class B-4 Common Stock shall be entitled to one-sixth of one vote for each share of Class B-4 Common Stock held.

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Any such change, amendment or modification must be approved by a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting at the meeting of holders of Class B Common Stock called for the purpose of voting on the proposed change, amendment or modification; provided that holders of at least a majority of the aggregate number of votes entitled to vote on the matter shall be present, in person or by proxy, at such meeting. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class B Common Stock of the voting rights granted pursuant to this Paragraph (b).

(c) LIMITATION ON VOTING RIGHTS. Notwithstanding anything to the contrary contained in this Section 1 of this Subdivision 2, for so long as any Person or group of Persons acting in concert beneficially own (as defined below) 15% or more of the outstanding shares of any class of Class B Common Stock, then in any election of directors elected by that class or other exercise of voting rights with respect to Core Rights or with respect to the election or removal of directors elected by that class, such Person or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of that class of Class B Common Stock that constitutes a percentage of the total number of shares of that class of Class B Common Stock then outstanding which is less than or equal to such Person or group’s Entitled Voting Percentage (as defined below). For the purposes hereof, a Person or group’s “Entitled Voting Percentage” at any time shall mean the percentage of the then outstanding shares of Class A Common Stock in the aggregate, beneficially owned by such Person or group at such time. For purposes of this Paragraph (c), a “beneficial owner” of Common Stock includes any Person or group of Persons who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

SECTION 2. LIMITATION ON OWNERSHIP AND TRANSFER RESTRICTIONS.

(a) Shares of Class B Common Stock may not be Transferred at any time except as follows and subject to the following limitations:

(i) No person may own a share of Class B-1 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of a CME Division membership (“CME Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-1 Common Stock for each CME Membership;

(ii) No person may own a share of Class B-2 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an International Monetary Market Division membership (“IMM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-2 Common Stock for each IMM Membership;

(iii) No person may own a share of Class B-3 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an Index and Option Market Division membership (“IOM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-3 Common Stock for each IOM Membership;

(iv) No person may own a share of Class B-4 Common Stock unless that person is recognized on the books and records of the Exchange as an owner of a Growth and Emerging Markets Division membership (“GEM Membership”) as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-4 Common Stock for each GEM Membership;

(b) No share of Class B-1 Common Stock may be Transferred other than in connection with the Transfer of a CME Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-1 Common Stock may be Transferred with a CME Membership;

(c) No share of Class B-2 Common Stock may be Transferred other than in connection with the Transfer of an IMM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-2 Common Stock may be Transferred with an IMM Membership;

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(d) No share of Class B-3 Common Stock may be Transferred other than in connection with the Transfer of an IOM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-3 Common Stock may be Transferred with an IOM Membership;

(e) No share of Class B-4 Common Stock may be Transferred other than in connection with the Transfer of a GEM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-4 Common Stock may be Transferred with a GEM Membership;

(f) Every certificate for shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock shall bear a legend on its face reading as follows:

“The shares of Common Stock represented by this certificate may not be Transferred to any person in connection with a Transfer that does not meet the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation until the transfer restrictions applicable to the shares represented by this certificate expire, and no person who receives the shares represented by this certificate in connection with a Transfer that does not satisfy the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation prior to such time is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.”

(g) Except as permitted by this Section 2 of this Subdivision 2, any proposed Transfer of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock or Class B-4 Common Stock shall be void.

SECTION 3. COMMITMENT TO MAINTAIN FLOOR TRADING.

The corporation shall cause the Exchange, (i) as long as an open outcry market is liquid (as defined below), to maintain for such open outcry market a facility for conducting business, for the dissemination of price information, for clearing and delivery and (ii) to provide reasonable financial support (consistent with the calendar year 1999 budget levels established by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange) for technology, marketing and research for open outcry markets. If an open outcry market is not liquid, as determined by the board of directors, the board may determine, in its sole discretion, whether such obligations will continue, and for how long, in respect of such market. For purposes of this Section, an open outcry market will be deemed “liquid” if it meets any of the following tests on a quarterly basis:

(a) if a comparable exchange-traded product exists, including electronic trading at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the average daily volume of such comparable product (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(b) if a comparable exchange-traded product exists and the product trades exclusively by open outcry at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the open interest of such comparable product; or

(c) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40% of the average quarterly volume in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(d) if no comparable exchange-traded product exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 40% of the average open interest in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange.

ARTICLE FIVE:

(A) As of the time of acceptance by the Delaware Secretary of State of the filing of this Certificate of Incorporation (the “Effective Time”), the board of directors of the corporation shall consist of 30 members,

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including 24 directors that are not Class B Directors (the “Equity Directors”), three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors. During the period starting on the Effective Time and ending on the first business day prior to the 2010 Annual Meeting (i) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CME Nominating Representatives and (ii) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CBOT Nominating Representatives. For purposes of this certificate of incorporation, the terms “CME Director,” “CME Nominating Representatives,” “CBOT Director” and “CBOT Nominating Representatives” shall have the respective meanings set forth in the corporation’s bylaws as in effect at the Effective Time.

(B) The board of directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the corporation. At the Effective Time, the board of directors shall consist of the members appointed to the various classes as provided in Article X of the bylaws of the corporation. The terms of the initial Class I directors shall expire at the first annual meeting of shareholders to be held after the Effective Time; the terms of the initial Class II directors shall expire at the second annual meeting of shareholders to be held after the Effective Time; and the terms of the initial Class III directors shall expire at the third annual meeting of shareholders to be held after the Effective Time.

(C) At each annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term.

(D) A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Subject to the provisions of Article X of the bylaws of the corporation during the Transition Period (as such term is defined in the bylaws in effect as of the Effective Time) and Paragraph (A) of this Article Five, any vacancy on the board of directors of the corporation may be filled by a majority of the board of directors then in office and any director elected to fill such a vacancy shall have the same remaining term as that of his or her predecessor; PROVIDED, HOWEVER, that any vacancy occurring with respect to a Class B-1 Director, a Class B-2 Director or a Class B-3 Director shall be filled from the candidates who lost for such position from the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election.

(F) No person shall be eligible for election as a Class B-1 Director, a Class B-2 Director or a Class B-3 Director unless he or she shall own, or be recognized as the owner for the purposes of the Exchange of, at least one share of the class of Class B Common Stock entitled to elect such director.

(G) Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director.

(H) During the period starting on the Effective Time and ending on the first business day prior to the 2010 Annual Meeting, the corporation shall not amend, modify or repeal any provision contained in this Article Five or Article Fifteen unless such amendment, modification or repeal is approved by (i) a majority of the CME Directors, and (ii) a majority of the CBOT Directors.

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ARTICLE SIX: The board of directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of Preferred Stock, Class A Common Stock or securities of any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the board of directors and set forth in the contracts or instruments that evidence such rights. The authority of the board of directors with respect to such rights shall include, without limitation, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the corporation;

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the corporation, a change in ownership of the corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the corporation or any stock of the corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the corporation under such rights;

(D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(E) Provisions which permit the corporation to redeem or to exchange such rights; and

(F) The appointment of a rights agent with respect to such rights.

ARTICLE SEVEN:

(A) In furtherance of and not in limitation of the powers conferred by law, subject to the provisions of Article X of the bylaws of the corporation, the board of directors is expressly authorized and empowered to adopt, amend or repeal the bylaws; PROVIDED, HOWEVER, that the bylaws may also be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class.

(B) Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE EIGHT: No shareholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation’s capital stock or to any securities of the corporation convertible into such stock.

ARTICLE NINE: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Paragraph (G) of Article Five or Articles Six, Nine, Ten, Eleven, Twelve, Thirteen, Fourteen or Fifteen of this Certificate of Incorporation.

ARTICLE TEN: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the shareholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

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ARTICLE ELEVEN: The corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Article Eleven shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article Eleven to directors and officers of the corporation.

The rights to indemnification and to the advance of expenses conferred in this Article Eleven shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws of the corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of this Article Eleven by the shareholders of the corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE TWELVE: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the board of directors (and any committee of the board of directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the board of directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the board of directors and management of the corporation with respect to any transaction which may result in a change in control of the corporation which is proposed or initiated by such Person or (B) contest or oppose any such transaction which the board of directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the corporation and its business, assets or properties or the shareholders of the corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the board of directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the board of directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

ARTICLE THIRTEEN: No action required to, or which may, be taken at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders of the corporation to act by written consent, whether pursuant to Section 228 of the DGCL or otherwise, is specifically denied.

ARTICLE FOURTEEN: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office. Any such written request shall state the purpose or purposes of the proposed meeting.

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ARTICLE FIFTEEN: The corporation shall, and shall cause each of the Exchange and CBOT and their respective successors and successors-in-interest to, (i) grant to each holder of a CME Membership and each holder of a Series B-1 membership in CBOT all trading rights and privileges for all new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interest; (ii) prohibit the Exchange and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on CBOT’s open outcry exchange system or any electronic trading system maintained by CBOT; and (iii) prohibit CBOT and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on the Exchange’s open outcry exchange system or any electronic trading system maintained by the Exchange. The board of directors of the corporation shall, and shall cause the Exchange and CBOT to, enforce these requirements. Other members of CBOT shall have such trading rights and privileges for new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interests as determined by the board of directors of the corporation in its sole discretion.

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Annex G

FOURTH AMENDED AND RESTATED BYLAWS

OF

CME GROUP INC.

ARTICLE I

Shareholders’ Meetings

Section 1.1 Annual Meetings. (a) The annual meetings of shareholders shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.

(b) At the annual meetings the shareholders shall elect the Board of Directors, and transact such other business as may properly be brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (2) the name and address, as they appear on the Corporation’s records, of the shareholder proposing such business, (3) the class, and series if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 1.2 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized Directors. The business transacted at a special meeting of shareholders shall be limited to the purpose or purposes for which such meeting is called.

Section 1.3 Notice of Meetings. A written notice of each annual or special meeting of shareholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as

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it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.4 Adjournments. Any annual or special meeting of shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3 of these Bylaws.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having not less than one-third of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of shareholders. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) the shareholders may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

Section 1.6 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 1.7 Voting. (a) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.10 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation or in these Bylaws, or as may be otherwise required by applicable law: (i) in all matters other than the election of Directors, the affirmative vote of the holders of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; (ii) each Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director; and (iii) where a separate vote by a class or series is required, other than with respect to the election of Directors, the affirmative vote of the holders of shares of such class or series representing a majority of the votes present in person or represented by proxy at the meeting shall be the act of such class or series.

(c) Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.9 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or represented by proxy at such meeting.

(d) Stock of the Corporation belonging to the Corporation, or to another Corporation, a majority of the shares entitled to vote in the election of Directors of which are held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

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Section 1.8 (a) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder’s authorized officer, Director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder.

(c) Any inspector or inspectors appointed pursuant to Section 1.9 of these Bylaws shall examine each Transmission to determine whether it is valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.9 Voting Procedures and Inspectors of Elections. (a) Unless otherwise provided in the Certificate of Incorporation or required by law, the following provisions of this Section 1.9 shall apply only if and when the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 shareholders.

(b) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election (individually an “inspector,” and collectively the “inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

(c) The inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(d) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any

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revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any shareholder shall determine otherwise.

(e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to paragraph (c) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.10 Fixing Date of Determination of Shareholders of Record. (a) In order that the Corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11 List of Shareholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of shareholders.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of the number of Directors as provided in the Certificate of Incorporation, and no person shall serve as a Director unless he or she meets the requirements, if any, provided in the Certificate of Incorporation for service on the Board of Directors.

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Section 2.2 Election; Resignation; Vacancies. (a) Subject to the provisions of the Certificate of Incorporation and the provisions of Article X, at each annual meeting of shareholders, the shareholders shall elect, pursuant to the terms of the Certificate of Incorporation, the successors to the Directors whose terms expire at that meeting, and each Director shall hold office until the annual meeting at which such Director’s term expires and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. Any Director may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(b) Subject to the provisions of Article X, only persons who are nominated in accordance with the following procedures shall be eligible for election as Equity Directors (as defined in the Certificate of Incorporation). Subject to the provisions of Article X, nominations of persons for election as Equity Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2(b) and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.2(b).

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which notice of the meeting was made, or if earlier, the day on which such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the person (for purposes of the regulations under Sections 13 and 14 of the Exchange Act) and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the shareholder giving the notice (i) the name and address, as they appear in the Corporation’s records, of the shareholder proposing such nomination, (ii) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Exchange Act), (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as an Equity Director if elected.

No person shall be eligible for election as an Equity Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(b). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

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(c) Nominees for election as Class B-1 Directors, Class B-2 Directors and Class B-3 Directors (as such terms are defined in the Certificate of Incorporation) shall be selected by the respective Class B Nominating Committees as provided in IV.

(d) Subject to the provisions of Article X, a vacancy, howsoever occurring, in a directorship shall be filled in the manner specified in the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without the state of Delaware, as shall be fixed by resolution of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6 Quorum; Vote Required for Action. (a) Subject to the provisions of Article X, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

(b) If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(c) Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.7 Telephonic Meetings. Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference

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telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.9 Reliance Upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.10 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or their votes are counted for such purpose if (i) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director or committee member. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Director who is present at a meeting of the Board of Directors or of a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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ARTICLE III

Committees of the Board of Directors

Section 3.1 Committees. Subject to the provisions of Article X, the Board of Directors shall have an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any additional committees it may designate from time to time by resolution passed by a majority of the whole Board of Directors, with each committee to consist of one or more of the Directors of the Corporation.

Section 3.2 Executive Committee. Subject to the provisions of Article X, the Executive Committee shall consist of such number of Directors as may be elected from time to time by the Board. Whenever the Board is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and exercise the authority of the Board in the management of the Corporation. A majority of the Executive Committee shall constitute a quorum necessary to transact business.

Section 3.3 Audit Committee. The Audit Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Board of Directors shall adopt a charter setting forth the responsibilities of the Audit Committee. A majority of the Audit Committee shall constitute a quorum necessary to transact business.

Section 3.4 Compensation Committee. The Compensation Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Compensation Committee shall oversee the compensation and benefits of the employees and management of the Corporation. A majority of the Compensation Committee shall constitute a quorum necessary to transact business.

Section 3.5 Nominating Committee. Subject to the provisions of Article X, the Nominating Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be determined from time to time by the Board. Subject to the provisions of Article X, the Committee shall review the qualifications of potential candidates for the Equity Directors and shall propose nominees for the Equity Directors who are nominated by the Board. Subject to the provisions of Article X, in making their nominations, the Nominating Committee and the Board of Directors shall take into consideration that (i) the Board of Directors shall have meaningful representation of a diversity of interests, including floor brokers, floor traders, futures commission merchants, producers, consumers, processors, distributors and merchandisers of commodities traded on Chicago Mercantile Exchange Inc. (the “Exchange”) or Board of Trade of the City of Chicago, Inc. (the “CBOT”), participants in a variety of pits or principal groups of commodities traded on the Exchange or the CBOT and other market users or participants; (ii) at least 10% of the members of Board of Directors shall be composed of persons representing farmers, producers, merchants or exporters of principal commodities traded on the Exchange or the CBOT; and (iii) at least 20% of the members of the Board of Directors shall be composed of persons who do not possess trading privileges on either the Exchange or the CBOT, are not salaried employees of the Corporation and are not officers, principals or employees who are involved in operating the futures exchange related business of a firm entitled to members’ rates on either the Exchange or the CBOT. Notwithstanding the foregoing, the Nominating Committee shall include the Chief Executive Officer of the Corporation as a nominee for an Equity Director at any annual meeting of shareholders at which his or her term is scheduled to expire; provided, that if such term expiration occurs during the Transition Period, the Chief Executive Officer shall be nominated as a CME Director. Subject to the provisions of Article X, a majority of the Nominating Committee shall constitute a quorum necessary to transact business.

Section 3.6 Committee Governance. Subject to the provisions of Article X, the Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the provisions of Article X, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member

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of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of law and subject to the provisions of Article X, any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may adopt rules for its governance not inconsistent with the provisions of these Bylaws.

ARTICLE IV

Class B Nominating Committees

Section 4.1 Class B Nominating Committees. The holders of shares of Class B-1 Common Stock; Class B-2 Common Stock; and Class B-3 Common Stock, shall each elect a nominating committee for their respective class (each, a “Class B Nominating Committee”). Each Class B Nominating Committee shall be composed of five members.

Section 4.2 Election. Each Class B Nominating Committee shall nominate, by letter directed to the Chairman of the Board not later than 90 days prior to an annual meeting, candidates for election to such Committee at such annual meeting. Each Class B Nominating Committee shall nominate up to 10 candidates. Such nominations shall include, as part of or in addition to such candidates, (i) any candidate who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any candidate who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any candidate who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The five nominees receiving the greatest number of votes for a particular Class B Nominating Committee shall be elected to such Committee. In the event of a vacancy, howsoever occurring, in a committee position, the candidate in the most recent election for such position who received the next highest number of votes to the last person currently serving shall be named to fill such vacancy.

Section 4.3 Director Nominations. Each Class B Nominating Committee shall be responsible for assessing the qualifications of candidates to serve as Directors to be elected by the particular class. Not less than 90 days but not more than 120 days prior to an annual meeting of shareholders at which a Class B-1 Director, a Class B-2 Director or a Class B-3 Director is to be elected, the applicable Class B Nominating Committee(s) shall select nominees for election to such directorship. Such Class B Nominating Committee(s) shall select, subject to the provisions of the Certificate of Incorporation, up to two nominees for each directorship to be filled by the applicable class of Class B Common Stock at such meeting. In addition to such nominee(s), the nominations in the proxy statement mailed to shareholders in conjunction with the annual meeting of shareholders shall include, as part of or in addition to such nominee(s), (i) any nominee who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any nominee who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any nominee who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee and is submitted to the Corporate Secretary no later than ten days from the date of the announcement of the Class B nominees. All nominees shall meet the requirements, if any, in the Certificate of Incorporation, in these Bylaws or in the Consolidated Rules of the Exchange for service on the Board of Directors. No nominee shall be a candidate for more than one directorship. If a nominee withdraws, dies, becomes incapacitated or disqualified to serve, the applicable Class B

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Nominating Committee shall, as quickly as practicable, submit a new nominee to the Chairman of the Board. Each Class B Nominating Committee shall submit its nominee(s) in writing to the Chairman of the Board. Such writing shall set forth as to each nominee for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are owned (or, under the rules of the Corporation, would be recognized as a permitted transferee), and (4) such person’s written consent to serving as a Director if elected. A nominee may be disqualified if the nominee does not abide by the proxy rules and regulations under Section 14(a) of the Securities Exchange Act of 1934 and the rules established by the Corporation.

ARTICLE V

Board Officers; Executive Officers

Section 5.1 Board Officers; Executive Officers; Election; Qualification; Term of Office. Subject to the provisions of Article X, the Board of Directors shall elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors shall also elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Subject to the provisions of Article X, any number of offices may be held by the same person. Subject to the provisions of Article X, each Board officer and executive officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 5.2 Resignation; Removal; Vacancies. Any Board officer or executive officer of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the Board officer or executive officer to whom it is directed, without any need for its acceptance. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Subject to the provisions of Article X, the Board of Directors may remove any Board officer or executive officer with or without cause at any time by an affirmative vote of the majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. Subject to the provisions of Article X, a vacancy occurring in any Board or executive office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 5.3 Powers and Duties of Board Officers and Executive Officers. Subject to the provisions of Article X, the Board officers and executive officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

Stock Certificates and Transfers

Section 6.1 Certificates; Uncertificated Shares. The shares of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, if authorized by the Board of Directors, or by certificates signed by, or in the name of the Corporation by its Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, its President or a Managing Director, and may be countersigned by its Secretary or an Assistant Secretary, certifying the number of shares owned by such shareholder in the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent

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or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. Upon the request of the registered owner of uncertificated shares, the Chief Executive Officer or his designee shall send to the registered owner a certificate representing such shares.

In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Chief Executive Officer or his designee shall send to the registered owner of shares of Common Stock of the Corporation a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the Corporation is organized under the laws of the State of Delaware; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares, in accordance with Section 202 of the Delaware General Corporation Law. The notice referred to in the preceding sentence shall also contain the following statement: “This notice is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this statement, of itself, confers no rights on the recipient. This notice is neither a negotiable instrument nor a security.”

Section 6.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such shareholder’s legal representative, to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with the transfer restrictions applicable to such shares under the Certificate of Incorporation, these Bylaws or rules of the Corporation and any other applicable transfer restrictions of which the Corporation shall have notice, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.4 Transfers of Uncertificated Stock. Except as otherwise required by law, uncertificated shares of the Corporation’s stock shall be transferable in the manner prescribed in these Bylaws. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing the following information: (i) the class of shares, and the designation of the series, if any, to which such notice applies; (ii) the number of shares transferred; and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.5 Special Designation on Certificates. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or

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restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications limitations or restrictions of such preferences and/or rights.

Section 6.6 Stock Transfer Agreements. Subject to the provisions of the Certificate of Incorporation, the Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes, or series thereof, of stock of the Corporation to restrict the transfer of such shares owned by such shareholders in any manner not prohibited by the General Corporation Law of Delaware.

Section 6.7 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.8 Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

Section 7.1 Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any shareholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by transmitting it via telecopier, to such shareholder, Director or member, either at the address of such shareholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 7.2 Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be

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required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 7.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1 Right to Indemnification. In addition and subject to the indemnification provisions contained in the Certificate of Incorporation, and subject to applicable law, the following Sections of this Article VIII shall apply with respect to any person subject to the indemnification provisions of the Corporation.

Section 8.2 Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may require security for any such undertaking.

Section 8.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

General

Section 9.1 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of,

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magnetic tape, diskette, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any Section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 9.5 Dividends. The Board of Directors, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid only in cash or in property. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE X

Transition Period Matters

Section 10.1 General. The provisions of this Article X are intended to reflect certain transitional matters set forth in that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended (the “Merger Agreement”), among the Corporation, CBOT Holdings, Inc., a Delaware corporation, and the CBOT.

Section 10.2 Directors.

(a) As of the Effective Time (as defined in the Merger Agreement), the Board of Directors of the Corporation shall consist of 30 members, including 24 Equity Directors, three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors.

(b) At the Effective Time, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The terms of the initial Class I Directors shall expire at the first annual meeting of shareholders of the Corporation to be held after the Effective Time; the terms of the initial Class II Directors shall expire at the second annual meeting of shareholders of the Corporation to be

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held after the Effective Time; and the terms of the initial Class III Directors shall expire at the third annual meeting of shareholders of the Corporation to be held after the Effective Time. At the Effective Time, the Board of Directors shall initially consist of the following members appointed to the following classes (each of which, in the case of the CME Directors (as defined below) and the CBOT Directors (as defined below) shall have been designated as set forth in Section 1.7 of the Merger Agreement): (i) [CME Designee 1] (Class I), [CME Designee 2] (Class I), [CME Designee 3] (Class I), [CME Designee 4] (Class I), [CME Designee 5] (Class I), [CME Designee 6] (Class II), [CME Designee 7] (Class II), [CME Designee 8] (Class II), [CME Designee 9] (Class II), [CME Designee 10] (Class II), [CME Designee 11] (Class III), [CME Designee 12] (Class III), [CME Designee 13] (Class III) and [CME Designee 14] (Class III) (collectively, the “CME Directors,” which term shall also be deemed to refer to any replacement for a CME Director elected in accordance with the applicable provisions of this Article X); (ii) [CBOT Designee 1] (Class I), [CBOT Designee 2] (Class I), [CBOT Designee 3] (Class I), [CBOT Designee 4] (Class II), [CBOT Designee 5] (Class II), [CBOT Designee 6] (Class II), [CBOT Designee 7] (Class III), [CBOT Designee 8] (Class III), [CBOT Designee 9] (Class III) and [CBOT Designee 10] (Class III) (collectively, the “CBOT Directors,” which term shall also be deemed to refer to any replacement for a CBOT Director elected in accordance with the applicable provisions of this Article X); and (iii) [Class B Designee 1] (Class I), [Class B Designee 2] (Class I), [Class B Designee 3] (Class II), [Class B Designee 4] (Class II), [Class B Designee 5] (Class III) and [Class B Designee 6] (Class III). Notwithstanding any other provision hereof, during the period starting on the date of the adoption of these Bylaws and ending on the first business day prior to the 2010 Annual Meeting (the “Election Period”) (i) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CME Nominating Representatives (as defined below) and (ii) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CBOT Nominating Representatives (as defined below). During the period starting on the date of the adoption of these Bylaws and ending on the first business day following the 2010 Annual Meeting (the “Transition Period”), at least two CBOT Directors shall at all times be Non-Industry Directors. For purposes of these Bylaws, “Non-Industry Director” means any individual who (i) does not possess trading privileges on the Exchange or the CBOT, (ii) is not a salaried employee of the Corporation, (iii) is not an officer, principal or employee who is involved in operating the futures exchange related business of a firm entitled to members’ rates on the Exchange or CBOT and (iv) who qualifies as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period.

(c) During the Transition Period, the Nominating Committee of the Board of Directors shall be composed of six Directors, consisting of (i) four CME Directors (the “CME Nominating Representatives”) designated from time to time by the Transition Period Chairman (as defined below) and (ii) two CBOT Directors (the “CBOT Nominating Representatives”) designated from time to time by the Transition Period Vice Chairman (as defined below). Each CME Nominating Representative and CBOT Nominating Representative serving on the Nominating Committee shall qualify as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period. During the Transition Period, the Nominating Committee shall exercise all power and authority of the Board of Directors with respect to designation of persons as the nominees of the Board of Directors for election to, or designating persons to fill vacancies on, the Board of Directors as set forth in this Article X.

(d) Prior to each meeting of the shareholders during the Election Period at which the term of office of any CME Director is expiring or at which any replacement for a CME Director is to be elected, the CME Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee, and prior to each meeting of the shareholders at which the term of office of any CBOT Director is expiring or at which any replacement for a CBOT Director is to be elected, the CBOT Nominating

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Representatives shall designate a nominee for election to such position to the Nominating Committee. At any meeting of the shareholders during the Election Period at which Directors are to be elected, the Nominating Committee shall nominate, or cause to be nominated, before the nominations are closed and the vote taken, the nominee(s) designated by the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing. At any meeting of the shareholders at which Directors are to be elected during the Election Period, neither the Board of Directors nor any committee thereof (excluding, for the avoidance of doubt, any Class B Nominating Committee) shall nominate (or cause there to be nominated) as a Director any person not designated as a nominee by either the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing.

(e) Notwithstanding Article Five E. or G. of the Corporation’s Certificate of Incorporation, during the Election Period, if any CME Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CME Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, and if any CBOT Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies, or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CBOT Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, in each case, subject to the approval of a majority of the Directors then remaining in office.

Section 10.3 Executive Committee. Until the 2010 Annual Meeting, the Executive Committee of the Board of Directors shall be composed of eight Directors, consisting of (i) the Transition Period Chairman and four CME Directors designated from time to time by the Transition Period Chairman and (ii) the Transition Period Vice Chairman and two CBOT Directors designated from time to time by the Transition Period Vice Chairman. Until the 2010 Annual Meeting, the Board of Directors and the Executive Committee shall cause the Transition Period Chairman to be appointed as the Chairman of the Executive Committee and the Transition Period Vice Chairman as the Vice Chairman of the Executive Committee. Until the 2010 Annual Meeting, if any CME Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Transition Period Chairman, and if any CBOT Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Transition Period Vice Chairman.

Section 10.4 Transition Period Chairman. The Chairman of the Board of Directors of the Corporation immediately prior to the Effective Time shall hold the position of Chairman of the Board of the Directors immediately after the Effective Time until the 2010 Annual Meeting. Until the 2010 Annual Meeting, any vacancy in the position of Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Chairman) shall be filled by a majority vote of CME Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the period ending at the 2010 Annual Meeting, the Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CME Directors then in office. The individual serving as the Chairman of the Board of Directors at any time during the period starting as of the date of the adoption of these Bylaws and ending at the 2010 Annual Meeting pursuant to this Section 10.4 is referred to as the “Transition Period Chairman”.

Section 10.5 Transition Period Vice Chairman. The Chairman of the Board of Directors of CBOT Holdings, Inc. immediately prior to the Effective Time shall hold the position of Vice Chairman of the Board of Directors immediately after the Effective Time until the 2010 Annual Meeting. Until the 2010 Annual Meeting, any vacancy in the position of Vice Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Vice Chairman) shall be filled by a majority vote of CBOT Directors then in office. Notwithstanding anything to the contrary contained herein or in the

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Corporation’s Certificate of Incorporation, during the period ending at the 2010 Annual Meeting, the Vice Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CBOT Directors then in office. The individual serving as the Vice Chairman of the Board of Directors at any time during the period starting as of the date of the adoption of these Bylaws and ending at the 2010 Annual Meeting pursuant to this Section 10.5 is referred to as the “Transition Period Vice Chairman”.

Section 10.6 Tender Offer. Until the consummation of the tender offer contemplated by Section 6.18 of the Merger Agreement (the “Tender Offer”), there shall be a committee of the board comprised of the CBOT Directors (the “Tender Offer Committee”). The Tender Offer Committee shall have no authority to take any action on behalf of the Corporation unless the Corporation shall not have (i) commenced the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 30 business days after the Effective Time or (ii) consummated the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 90 days after the Effective Time, in either of which events the sole authority of the Tender Offer Committee, exercisable by a majority vote of the members of such committee, shall be to cause the Corporation to commence and consummate the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement.

Section 10.7 Amendments. During the Transition Period, the affirmative vote of a majority of the CME Directors and a majority of the CBOT Directors shall be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, Article II, Article III, Article V or Article X of these Bylaws.

Section 10.8 Actions of the Board. During the Transition Period, the affirmative vote of at least a majority of the entire Board of Directors shall be required to constitute Board action, except as otherwise specifically provided in Section 10.2 of this Article X.

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Annex H

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOARD OF TRADE OF THE

CITY OF CHICAGO, INC.

(ORIGINALLY INCORPORATED IN THE STATE OF DELAWARE UNDER THE

NAME DELAWARE CBOT, INC. ON MAY 12, 2000)

ARTICLE I

NAME

The name of the corporation is Board of Trade of the City of Chicago, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

CORPORATE PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE IV

MEMBERSHIP

A. General.

The Corporation shall have no authority to issue capital stock. The terms and conditions of membership in the Corporation shall be as provided in or pursuant to this Certificate of Incorporation, the Bylaws of the Corporation (the “Bylaws”) and the Rules and Regulations of the Corporation as in effect from time to time (the “Rules”).

B. Classes and Series of Membership.

Membership in the Corporation shall be divided into classes and series as set forth in this Article IV.

1. Class A Membership.

There shall be one Class A Membership in the Corporation (the “Class A Membership” and the holder thereof, the “Class A Member”), which Class A Membership shall be held by CME Group Inc., a Delaware

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corporation (“CME Group”). It shall be a term and condition of such Class A Membership that such membership may not be transferred to or held by any person or entity other than CME Group unless authorized by an amendment to this Section B(1) of Article IV. Except to the extent (if any) expressly provided herein or required by law, the Class A Member shall have the right to vote on any matter to be voted on by the members of the Corporation other than on those matters expressly reserved to the vote of the holders of Series B-1 Memberships and Series B-2 Memberships (each as defined in Section B(2) of this Article IV) and shall have the exclusive right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation, and no other member of or class or series of membership in the Corporation shall be entitled to vote on any matter except as set forth in Section D(2) or Section E of this Article IV or Article IX of this Certificate of Incorporation, or to receive any such dividend or other distribution.

2. Class B Membership.

(a) Class B Memberships in the Corporation (each a “Class B Membership” and the holder thereof, a “Class B Member”) shall represent the right to trade on and otherwise utilize the facilities of the Corporation in accordance with and to the extent permitted by this Certificate of Incorporation, the Bylaws and, to the extent not inconsistent with this Certificate of Incorporation, the Bylaws or the Rules. There shall be authorized three thousand six hundred eighty-one (3,681) Class B Memberships, which shall be divided into five (5) series (“Series”) as follows:

1,402 Series B-1 Memberships (each, a “Series B-1 Membership” and the holder thereof, a “Series B-1 Member”);

867 Series B-2 Memberships (each, a “Series B-2 Membership” and the holder thereof, a “Series B-2 Member”);

128 Series B-3 Memberships (each, a “Series B-3 Membership” and the holder thereof, a “Series B-3 Member”);

641 Series B-4 Memberships (each, a “Series B-4 Membership” and the holder thereof, a “Series B-4 Member”); and

643 Series B-5 Memberships (each, a “Series B-5 Membership” and the holder thereof, a “Series B-5 Member”);

(b) Notwithstanding Section B(2)(a) of this Article IV, the Corporation may issue additional authorized but unissued Series B-2 Memberships only in connection with the conversion of Series B-3 Memberships into Series B-2 Memberships pursuant to Section D(3) of this Article IV and no person may become or qualify as a Series B-2 Member at any time by acquiring a theretofore authorized but unissued Series B-2 Membership except as a result of such a conversion.

(c) Class B Memberships shall have no right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation. The respective rights and privileges of each Series of Class B Membership shall be as provided in or pursuant to this Certificate of Incorporation and the Bylaws.

C. Class B Voting Rights.

Except as otherwise expressly provided in this Certificate of Incorporation, the holders of Class B Memberships shall not be entitled to vote on any matter. On any matter on which the holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote together as a single class pursuant to this Certificate of Incorporation, each holder of Series B-1 Memberships shall be entitled to one (1) vote per such membership and each holder of Series B-2 Memberships shall be entitled to one-sixth (1/6) of one (1) vote per such membership.

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D. Special Rights of Class B Membership.

The holders of each Series of Class B Membership shall have the trading rights and other rights and privileges, and shall be subject to the restrictions, terms and conditions, set forth below.

1. Series Trading Rights.

(a) Series B-1 Memberships. Each holder of a Series B-1 Membership who satisfies the qualifications for and requirements of Full Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a Full Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules. Each holder of a Series B-1 Membership shall also be entitled to all trading rights and privileges for all new products first made available after the filing of this Certificate of Incorporation traded on the open outcry exchange system of the Corporation or Chicago Mercantile Exchange Inc. (“CME Exchange”) or any electronic trading system maintained by the Corporation or CME Exchange or any of their respective successors or successors-in-interest, and the Board of Directors of the Corporation shall enforce this requirement.

(b) Series B-2 Memberships. Each holder of a Series B-2 Membership who satisfies the qualifications for and requirements of Associate Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, an Associate Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(c) Series B-3 Memberships. (1) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a one-half Associate Membership as set forth in clause (2) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and subject to the restrictions, conditions and limitations on, a holder of a one-half Associate Membership as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(2) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a GIM Membership Interest in the Corporation as set forth in clause (1) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a GIM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(d) Series B-4 Memberships. Each holder of a Series B-4 Membership who satisfies the qualifications for and requirements of being a holder of an IDEM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of an IDEM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(e) Series B-5 Memberships. Each holder of a Series B-5 Membership who satisfies the qualifications for and requirements of being a holder of a COM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a COM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(f) In addition to the rights and privileges set forth above, except as otherwise provided in the Certificate of Incorporation, the Bylaws or the Rules, each holder of a Class B Membership of any Series shall be entitled to all trading rights and privileges with respect to those products that such holder is entitled to trade on the open outcry exchange system of the Corporation or any electronic trading system maintained by the Corporation or any of its successors or successors-in-interest.

2. Series B-1 Membership and B-2 Membership Voting Rights; Certain Covenants.

(a) In addition to any approval of the Board of Directors required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast by the holders of Series B-1 Memberships and Series B-2 Memberships, voting together as a class based on their

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respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt (subject to the immediately following sentence, by merger or otherwise) any amendment of, or any modification or repeal of any provisions contained in, Section B(2), Section C, Section D or Section E of Article IV or the second sentence of Article IX of this Certificate of Incorporation or, during the Transition Period (as defined in the bylaws of CME Group) Article VI. Notwithstanding the foregoing, the holders of Series B-1 Memberships and Series B-2 Memberships shall not be entitled to a vote on any merger, consolidation or reorganization of the Corporation that results, by operation of law or otherwise, in an amendment, modification or repeal of this Certificate of Incorporation so long as the rights and privileges of the holders of Series B-1 Memberships and Series B-2 Memberships set forth in Section B(2), Section C, Section D and Section E of Article IV and the second sentence of Article IX and, during the Transition Period, Article VI of this Certificate of Incorporation are preserved in the Certificate of Incorporation or other governing document of the surviving corporation of such transaction.

(b) In addition to any approval of the Board of Directors required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast, except in the case of paragraph (4) below, by the holders of Series B-1 Memberships and Series B-2 Memberships, voting together as a class based on their respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt any amendment to this Certificate of Incorporation or the Bylaws or the Rules that, in the sole and absolute determination of the Board of Directors, adversely affects:

(1) the allocation of products that a holder of a specific Series of Class B Membership is permitted to trade on the exchange facilities of the Corporation (including both the open outcry trading system and the electronic trading system),

(2) the requirement that, except as provided in that certain Agreement, dated August 7, 2001, between the Corporation and the Chicago Board Options Exchange (the “CBOE”), as modified by that certain Letter Agreement, dated October 7, 2004, between the Corporation, CBOT Holdings, Inc. and the CBOE, in each case, as may be amended from time to time in accordance with their respective terms, holders of Class B Memberships who meet the applicable membership and eligibility requirements will be charged transaction fees for trades of the Corporation’s products for their accounts that are lower than the transaction fees charged to any participant who is not a holder of Class B Membership for the same products, whether trading utilizing the open outcry trading system or the electronic trading system,

(3) the membership qualifications or eligibility requirements for holding any Series of Class B Membership or exercising any of the membership rights and privileges associated with such Series,

(4) the commitment to maintain open outcry markets set forth in Section E of Article IV of this Certificate of Incorporation, which must be approved by a majority of the voting power of the outstanding Series B-1 Memberships and Series B-2 Memberships, voting together as a class, or

(5) the ability of a Class B Member to engage in dual-trading, unless such amendment to the Bylaws or Rules is required, in the opinion of counsel, by applicable law or governmental rule or regulation.

For purposes of Section D(2)(b)(1) of Article IV, the allocation of products that the holders of any Series of Class B Membership are permitted to trade on the exchange facilities of the Corporation shall be deemed to be adversely affected only if a product is eliminated from the allocation of products the holders of a particular Series of Class B Memberships are permitted to trade.

(c) Following the date of filing of this Certificate of Incorporation, and unless otherwise agreed to by the Series B-1 Members and the Series B-2 Members voting together as a single class in accordance with Section C of this Article IV, the Corporation shall use commercially reasonable efforts to preserve the Exercise Right for the benefit of the Series B-1 Members and their delegates, including (i) defending any actions, suits or proceedings brought to challenge all or any portion of the Exercise Right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal, (ii) taking reasonable steps,

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including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 Members and their delegates that have exercised the Exercise Right the right to receive any dividends or other distributions to be made by the CBOE to its members, and (iii) complying with the Corporation’s obligations under agreements with the CBOE regarding the Exercise Right, including making available to the CBOE the information specified in any such agreements or any surveillance plans with the CBOE; provided, that the Corporation shall not be required to spend in the aggregate in excess of fifteen million dollars ($15,000,000) for out-of-pocket costs, including attorneys’ fees, after the date of filing this Certificate of Incorporation in connection with its obligations under clauses (i) and (ii) of Section D(2)(c) of Article IV of this Certificate of Incorporation.

(d) On any matter on which holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote pursuant to paragraphs (a) and (b) of this Section D(2) of Article IV, such holders of Series B-1 Memberships and Series B-2 Memberships shall be the only members of the Corporation entitled to vote thereon. Holders of Series B-1 Memberships and Series B-2 Memberships shall have no other voting rights except as expressly set forth herein and shall not have the right to take action by written consent in lieu of a meeting and shall have no right to initiate any proposal, at or for any meeting of members. One-third of the total voting power of the Series B-1 Memberships and Series B-2 Memberships present in person or by proxy shall constitute a quorum at any meeting to take action on the matters as to which such holders are entitled to vote pursuant to paragraphs (a) and (b) of Section D(2) of this Article IV. Series B-3 Memberships, Series B-4 Memberships and Series B-5 Memberships shall have no right to vote on any matters or to initiate any proposals at or for any meeting of members. For purposes of any vote of the holders of Series B-1 Memberships and Series B-2 Memberships permitted by this Certificate of Incorporation, the Board of Directors shall be entitled to fix a record date, and only holders of record as of such record date shall be entitled to vote on the matter to be voted on.

(e) During the two year period following the date of filing of this Certificate of Incorporation, the Corporation will provide the CBOT Directors (as defined in the bylaws of CME Group) with five business days advance notice of any change to the Rules. If a majority of the CBOT Directors determine in their sole discretion that the proposed change will materially impair the business of the Corporation or materially impair the business opportunities of the holders of the Class B Memberships, such change will be submitted to a committee of the Board comprised of three CBOT Directors designated by the Vice Chairman of the Corporation and two CME Directors designated by the Chairman of the Corporation for approval. Approval shall required the affirmative vote of a majority of the full committee.

3. Conversion Rights of Series B-3 Memberships.

(a) Conversion. Subject to, and upon compliance with, the provisions of this Section D(3) of Article IV, any two (2) Series B-3 Memberships shall be convertible at the option of the holder into one (1) Series B-2 Membership.

(b) Mechanics of Conversion. A holder of Series B-3 Memberships may exercise the conversion right specified in Section D(3)(a) of Article IV by delivering to the Corporation or any transfer agent of the Corporation written notice stating that the holder elects to convert such memberships, accompanied by the certificates or other instruments, if any, representing the memberships to be converted. Conversion shall be deemed to have been effected on the date when delivery of such written notice, accompanied by such certificate or other instrument, if any, is made, and such date is referred to herein as the Conversion Date. As promptly as practicable after the Conversion Date, the Corporation may issue and deliver to or upon the written order of such holder a certificate or other instrument, if any, representing the number of Series B-2 Memberships to which such holder is entitled as a result of the exercise of such conversion right. The person in whose name the certificates or other instruments representing Series B-2 Memberships are to be issued shall be deemed to have become the holder of record of such Series B-2 Memberships on the applicable Conversion Date.

(c) Memberships Reserved for Issuance. The Corporation shall take all actions necessary to reserve and make available at all times for issuance upon the conversion of Series B-3 Memberships, such number of Series B-2 Memberships as are issuable upon the conversion of all outstanding Series B-3 Memberships.

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E. Commitment to Maintain Open Outcry Markets. Subject to the terms and conditions of this Section E of Article IV, the Corporation shall maintain open outcry markets operating as of April 22, 2005 (the “Effective Date”) and provide financial support to each such market for technology, marketing and research, which the Board of Directors determines, in its sole and absolute discretion, is reasonably necessary to maintain each such open outcry market.

Notwithstanding the foregoing or any other provision of this Certificate of Incorporation, the Board of Directors may discontinue any open outcry market at such time and in such manner as it may determine if (1) the Board of Directors determines, in its sole and absolute discretion, that a market is no longer “liquid” or (2) the holders of a majority of the voting power of the then outstanding Series B-1 Memberships and Series B-2 Memberships, voting together as a single class based on their respective voting rights, approve the discontinuance of such open outcry market.

For purposes of the foregoing, an open outcry market will be deemed “liquid” for so long as it meets either of the following tests, in each case as measured on a quarterly basis:

(a) if a comparable exchange-traded product exists, the open outcry market has maintained at least 30 percent (30%) of the average daily volume of such comparable product (including for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market); or

(b) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40 percent (40%) of the average quarterly volume in that market as maintained by the Corporation in 2001 (including, for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market).

The commitment to maintain open outcry markets set forth in this Section E of Article IV will not apply to markets introduced after the Effective Date.

ARTICLE V

MANAGEMENT OF AFFAIRS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and members:

A. In accordance with Sections 141(a) and 141(j) of the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the Class A Member; provided, however, that no Bylaws hereafter adopted by a member of the Corporation shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

B. A special meeting of members shall be called by the Chairman of the Board or the Board of Directors upon receipt by the Chairman of the Board or the Secretary of the Corporation of a written demand of a majority of the directors then holding office.

C. Any action required or permitted to be taken by the members of the Corporation must be effected at a duly called annual or special meeting of members of the Corporation and may not be effected by any consent in writing by such members, provided that the Class A Member shall have the right to effect by consent in writing any action which would require the approval of the Class A Member at a duly called annual or special meeting of the members of the Corporation.

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ARTICLE VI

BOARD OF DIRECTORS

The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide. The Board of Directors of the Corporation shall at all times be comprised of the same directors as those of CME Group.

ARTICLE VII

AMENDMENT OF BYLAWS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Class A Member shall also have power to adopt, amend or repeal the Bylaws. The only member of the Corporation with any power to adopt, amend or repeal the Bylaws of the Corporation shall be the Class A Member, and no other member of, or class or series of membership in, the Corporation shall have any such power. Except as specifically provided in the Rules, no member of, or class or series of membership in, the Corporation shall have any power to adopt, amend or repeal the Rules.

ARTICLE VIII

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Corporation or its members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. For purposes of this Article VIII, the term “director” shall, to the fullest extent permitted by the DGCL, include any person who, pursuant to this Certificate of Incorporation, is authorized to exercise or perform any of the powers or duties otherwise conferred upon a board of directors by the DGCL.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, modify or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon the members of the Corporation are granted subject to this reservation. Any amendment of, or modification or repeal of any provision contained in, Section B(2), Section C, Section D or Section E of Article IV or this sentence of this Article IX or, during the Transition Period, Article VI of this Certificate of Incorporation (subject to the last sentence of Section D(2)(a) of Article IV, by merger or otherwise) shall require, first, the approval of the Board of Directors and, second, the approval of a majority of the votes cast by the Series B-1 Members and Series B-2 Members, voting together as a single class in accordance with Section C of Article IV. Except as provided in the immediately preceding sentence, any amendment of, or modification or repeal of any provision contained in, this Certificate of Incorporation shall require, first, the approval of the Board of Directors and, second, the approval of the Class A Member and no other member or series or class of membership shall have the right to vote on any such amendment or repeal.

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ANNEX I

AMENDED AND RESTATED BYLAWS

OF

BOARD OF TRADE OF THE

CITY OF CHICAGO, INC.

Capitalized terms used but not otherwise defined herein (including the Rules) shall have the meaning given to such terms in the Certificate of Incorporation of the Corporation.

ARTICLE I—RULES AND REGULATIONS

Section 1. Incorporation of Rules and Regulations. The affairs and operations of the Corporation, in addition to being governed by the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation and these Bylaws, shall also be governed by the Rules. Where there exists any inconsistency between the Rules and the DGCL, the Certificate of Incorporation or these Bylaws, the DGCL, the Certificate of Incorporation or these Bylaws shall govern to the extent of the inconsistency.

Section 2. Member Consent to Be Bound. Applicants for membership and any person or entity holding any membership in the Corporation shall be required to sign a written agreement to observe and be bound by the Certificate of Incorporation, these Bylaws and the Rules, as each may be amended from time to time. In addition, the Board of Directors may adopt interpretations of the Certificate of Incorporation, these Bylaws and the Rules (“Interpretations”), which shall be incorporated into and deemed to be Rules.

ARTICLE II—MEMBERSHIP

Section 1. Terms and Conditions. The terms and conditions of membership in the Corporation, including, without limitation, the rights and obligations of members, member firms and delegates, in addition to being governed by the DGCL, the Certificate of Incorporation and these Bylaws, shall also be governed by the Rules. Without limiting the foregoing, requirements with respect to, and restrictions and limitations on, the ownership, use, purchase, sale, transfer or other disposition of any membership or interest therein, or any other interest of or relating to the Corporation or membership therein, including the payment of proceeds from the sale, transfer or other disposition of any membership or interest therein, shall be as provided herein, in the Certificate of Incorporation and in the Rules, or as otherwise provided in accordance with applicable law.

Section 2. Voting Rights. Members shall have such voting rights as are specified in the Certificate of Incorporation. To the extent authorized by the Certificate of Incorporation, the Board of Directors shall be entitled to fix a record date for purposes of determining the members entitled to vote on any matter. Except as expressly provided in the Certificate of Incorporation of the Corporation, on any matter upon which the holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote, such members shall have the authority to authorize such proposal on the affirmative vote of a majority of votes cast at any annual or special meeting of the members of the Corporation.

Section 3. Annual and Special Meetings. 1. The Annual Meetings of members shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2. At the Annual Meetings the Class A Member shall elect the Board of Directors, which directors shall at all times be comprised of the same directors as those of CME Group Inc. (“CME Group”), the sole Class A Member of the Corporation, and transact such other business as may properly be brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by the Class A Member. No other business may be brought before or conducted at the meeting.

3. Special meetings of members for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized directors. The business transacted at a special meeting of members shall be limited to the purpose or purposes for which such meeting is called.

Section 4. Notice of Meetings. Written notice of the place, date, and time of all meetings of the members shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each member entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the Corporation). The notice of any special meeting of members shall also state the purpose or purposes for which such meeting is called.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which members and proxy holders may be deemed to be present in person and vote at such adjourned meeting is announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which members and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting without regard to the presence of a quorum at such adjournment.

Section 5. Quorum. The presence of the holder of the Class A Membership, in person or by proxy, shall constitute a quorum with respect to any matter on which the holder of the Class A Membership is entitled to vote pursuant to the Certificate of Incorporation, or any meeting called to vote on such matters.

With respect to any matter on which the holders of Class B Memberships are entitled to vote pursuant to the Certificate of Incorporation, or any meeting called to vote on such matters, the presence of holders of Class B Memberships, in person or by proxy, representing one-third of the votes entitled to be cast on such matters, shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or, in his or her absence, the Chairman of the Board of Directors or the President may adjourn the meeting to another place, if any, date or time.

Section 6. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of Directors or, in his or her absence, such person as may be chosen by the holder of the Class A Membership, shall call to order any meeting of the members and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 7. Conduct of Business. The chairman of any meeting of members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 8. Proxies and Voting. At any meeting of the members, every member entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

ARTICLE III—BOARD OF DIRECTORS

Section 1. General. The Board of Directors shall consist of the number of Directors as from time to time may be fixed by the Board of Directors, provided that the Board of Directors shall at all times be comprised of the same directors as those of CME Group, the sole Class A Member of the Corporation.

Section 2. Quorum. A majority of the total number of directors then in office shall constitute a quorum of the Board of Directors.

Section 3. Attendance at Board Meetings. Members of the Board of Directors or any committee who are physically present at a meeting of the Board of Directors or any committee may adopt as the procedure of such meeting that, for quorum purposes or otherwise, any member not physically present but in continuous communication with such meeting shall be deemed to be present. Continuous communication shall exist only when, by conference telephone or similar communications equipment, a member not physically present is able to hear and be heard by each other member deemed present, and to participate in the proceedings of the meeting.

Section 4. Regular Meetings. The Board of Directors shall hold regular meetings at such times as the Board of Directors may determine from time to time.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary upon the written request of three Directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 6. Certain Rights and Restrictions. The right of any person to vote, participate or take any action in any capacity as a member of the Board of Directors or any committee, panel or other body shall be subject to such requirements and restrictions as may be provided herein, in the Certificate of Incorporation and in the Rules.

ARTICLE IV—COMMITTEES AND DEPARTMENTS

Section 1. General. To the fullest extent permitted by law and the Certificate of Incorporation, the Board of Directors shall have the power to appoint, and to delegate authority to, such committees of the Board of Directors as it determines to be appropriate from time to time.

Section 2. Additional and Standing Committees. In addition to such committees as may be authorized by the Board of Directors from time to time, the Corporation shall have such additional and standing committees, which shall be composed of such persons having such powers and duties, as provided in the Rules. Any person may be disqualified from serving on or participating in the affairs of any committee to the extent provided in the Rules.

Section 3. Departments. The Corporation shall have such departments as are authorized in or in accordance with the Rules.

ARTICLE V—OFFICERS

Section 1. General. The Corporation shall have such officers, with such powers and duties, as provided herein and in the Certificate of Incorporation.

Section 2. Chairman and Vice Chairman of the Board. The Chairman of the Board of Directors of CME Group shall, whenever he or she is serving as a member of the Board of Directors of the Corporation, be the Chairman of the Board of Directors of the Corporation, and the Vice Chairman of the Board of Directors of CME Group shall, whenever he or she is serving as a member of the Board of Directors of the Corporation, be the Vice Chairman of the Board of Directors of the Corporation.

Section 3. President. The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility to carry on the day to day activities of the Corporation, subject to the Board’s authority to review the activities of the President and determine the policies of the Corporation, and for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive and which are delegated to him or her from time to time by the Board of Directors.

Section 4. Officers Other Than President. The Board of Directors shall appoint such Vice Presidents as it may deem necessary or desirable for the efficient management and operation of the Corporation. The Executive Vice President and any other Vice Presidents shall be responsible to the President. The Board of Directors shall also appoint such other officers as may be necessary. The Board of Directors may prescribe the duties and fix the compensation of all such officers and they shall hold office during the will of the Board of Directors.

Section 5. Bonding of Employees. The President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer shall be placed under bond of $50,000 each, premiums to be paid out of the general funds of the Corporation; and such other employees of the Office of the Secretary, who handle funds of the Corporation, shall be bonded in the sum of $5,000 each, premiums to be paid out of the general funds of the Corporation.

Section 6. Secretary. The Secretary shall perform such duties as may be delegated to him or her by the Board of Directors or the President. In addition he or she shall be charged with the following specific duties:

(a) To take charge of the books, papers, and corporate seal of the Corporation;

(b) To attend all meetings of the Corporation and the Board of Directors, and to keep official records thereof;

(c) To give notices when required of all Board of Directors and membership meetings;

(d) To conduct the correspondence of the Corporation under the direction of the proper officers;

(e) To furnish to the Chairman of every Special Committee a copy of the resolution whereby such Committee was created;

(f) To post all notices which may be required to be posted upon the bulletin board;

(g) To keep his or her office open during usual business hours;

(h) To see that the rooms and property of the Corporation are kept in good order;

(i) To attest, upon behalf of the Corporation, all contracts and other documents requiring authentication;

(j) To permit members to examine the records of the Corporation upon reasonable request; and

(k) To post on the bulletin board from time to time the names of all warehouses, the receipts of which are declared regular for delivery, and also, upon direction of the Board of Directors, to post any fact tending to impair the value of receipts issued by such warehouses.

Section 7. Assistant Secretaries. Assistant Secretaries shall perform such duties as the Secretary or the Board of Directors may require, and shall act as Secretary in the absence or disability of the Secretary.

Section 8. Treasurer. The Treasurer (or, in the absence of a Treasurer, the Chief Financial Officer) shall have general charge of all funds belonging to the Corporation, and shall be charged with the following specific duties:

(a) He or she shall receive and deposit funds belonging to the Corporation. Checks in amounts over $10,000 shall be signed by either the President and Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or the Secretary;

(b) To make an annual report to the Corporation of all receipts and disbursements; and

(c) To keep all of his or her accounts in permanent books of account belonging to the Corporation, which books shall at all times be open to the examination of the Board of Directors or any committee thereof.

Section 9. Assistant Treasurer. The Assistant Treasurer shall perform such duties as the Treasurer or the Board of Directors may require, and shall act as Treasurer in the absence or disability of the Treasurer.

ARTICLE VI—NOTICES

Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any member, director, committee member, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such member, director, committee member, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

Section 2. Waivers. A written waiver of any notice, signed by a member, director, committee member, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such member, director, committee member, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII—MISCELLANEOUS

Section 1. Facsimile Signatures. Facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors from time to time.

Section 5. Time Periods. Except as otherwise specifically provided, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director, officer, committee member or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer, trustee, committee member or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, trustee, committee member or employee or in any other capacity while serving as a Director, officer, trustee, committee member or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer, committee member or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its members) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its members) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of members or disinterested Directors or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, committee member, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Corporation Defense Expenses. Any member or member firm who fails to prevail in a lawsuit or any other type of legal proceeding instituted by that member or member firm against the Corporation or any of its officers, Directors, committee members, employees or agents must pay to the Corporation all reasonable expenses, including attorney’s fees, incurred by the Corporation in the defense of such proceeding. Any member or member firm required to compensate the Corporation pursuant to this section shall be assessed interest on such amount at the rate of Prime plus one percent (1%), which interest shall accrue from the date such amount was demanded in writing after the member or member firm failed to prevail in a lawsuit or any other type of legal proceeding against the Corporation.

ARTICLE IX—AMENDMENTS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Class A Member, acting pursuant to a resolution adopted by its Board of Directors, shall also have power to adopt, amend or repeal the Bylaws. The only member of the Corporation with any power to adopt, amend or repeal the Bylaws of the Corporation shall be the Class A Member, and no other member of, or class or series of membership in, the Corporation shall have any such power.

* * * *

FIRST SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS, DATED AS OF JUNE 17, 2007

S-41

Exhibit 99.1

SUPPLEMENT, DATED JUNE 17, 2007

(To Joint Proxy Statement/Prospectus, Dated June 5, 2007)

Dear Stockholders and Members:

The boards of directors of Chicago Mercantile Exchange Holdings Inc., or “CME Holdings,” and CBOT Holdings, Inc., or “CBOT Holdings,” have approved revised terms of a merger between our two companies. Upon consummation of the merger, the combined company will be renamed CME Group Inc., or “CME Group.” We also propose to make changes to the constituent documents of Board of Trade of the City of Chicago, Inc., or “CBOT,” in connection with the merger. CBOT will become a subsidiary of CME Group following the merger.

This supplement to the joint proxy statement/prospectus supplements and updates certain information in the joint proxy statement/prospectus sent to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007, for the special stockholder and member meetings to be held on July 9, 2007.

The terms of the amendment to the merger agreement are summarized in this supplement, and a copy of the amendment to the merger agreement is attached as Annex A. You should read this document together with the joint proxy statement/prospectus, which, except as revised or supplemented by this document, remains in full force and effect.

CME Holdings and CBOT Holdings will each hold a special meeting of its stockholders to consider and vote on the merger, and CBOT will hold a special meeting of its members to obtain approval for certain matters related to the merger.

If you are a CBOT Holdings Class A stockholder and do not vote in favor of adoption of the amended merger agreement and approval of the merger and instead perfect your appraisal rights under Delaware law, you will have the right to a judicial appraisal of the “fair value” of your shares of CBOT Holdings Class A common stock in connection with the merger. See “Update to the Merger—Appraisal Rights” beginning on page S-53 of this supplement and the relevant section of Delaware law regarding appraisal rights, which is reproduced and attached as Annex I to this supplement.

Every vote is important. Whether or not you plan to attend your company’s special meeting, please take the time to vote by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members). If you previously submitted a proxy for the meetings on July 9, 2007, you do not need to complete and submit the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members) unless you desire to revoke your previous vote. If you previously submitted a proxy for the meetings on July 9, 2007, and you wish to change your vote, you may do so by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members).

The places, dates and times of the stockholder and member meetings are as follows:

For CME Holdings stockholders:	For CBOT Holdings Class A stockholders:	For CBOT members:
UBS Tower - The Conference Center One North Wacker Drive Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 2:30 p.m., Chicago time

We enthusiastically support this combination of our companies and join with our boards in recommending that our stockholders vote “FOR” the adoption of the agreement and plan of merger, and that CBOT members vote “FOR” the matters related to the merger as described in the joint proxy statement/prospectus and this supplement.

Sincerely,	Sincerely,

Terrence A. Duffy	Charles P. Carey
Executive Chairman Chicago Mercantile Exchange Holdings Inc.	Chairman CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.

This supplement is dated June 17, 2007, and is being first mailed to CME Holdings stockholders, CBOT Holdings Class A stockholders and CBOT members on or about June 18, 2007.

UPDATE TO CERTAIN FREQUENTLY USED TERMS

Unless otherwise specified or if the context so requires:

•

“amended merger agreement” refers to the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006, May 11, 2007 and June 14, 2007, and as it may be further amended from time to time.

•

“joint proxy statement/prospectus” refers to the joint proxy statement/prospectus included in the Registration Statement on Form S-4, File No. 333-143282, filed by CME Holdings with the Securities and Exchange Commission, or the “SEC,” and declared effective by the SEC on June 5, 2007, and mailed to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007.

IMPORTANT INFORMATION

The joint proxy statement/prospectus and other documents filed by CME Holdings and CBOT Holdings with the SEC are available for you to review at the public reference room of the SEC located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain documents filed by CME Holdings and CBOT Holdings, excluding exhibits to those documents, without charge by requesting them from the appropriate company in writing or by telephone at the following addresses and telephone numbers:

Chicago Mercantile Exchange Holdings Inc. 20 South Wacker Drive Chicago, Illinois 60606 (312) 930-1000 Attention: Investor Relations www.cme.com/about/invest	CBOT Holdings, Inc. 141 West Jackson Boulevard Chicago, Illinois 60604 (312) 435-3500 Attention: Investor Relations www.cbot.com

SUMMARY

The information contained in this supplement is incorporated by reference into the joint proxy statement/prospectus. To the extent information in this supplement differs from, updates or conflicts with information contained in the joint proxy statement/prospectus, the information in this supplement governs. You should carefully read this entire supplement and the joint proxy statement/prospectus to fully understand the merger and the related transactions.

Update to Questions and Answers About the Merger

Q:	Why am I receiving this supplement to the joint proxy statement/prospectus?

A:	We are delivering this supplement to you because on June 14, 2007, CME Holdings, CBOT Holdings and CBOT entered into an amendment, referred to in this supplement as the “third amendment,” to the merger agreement that the parties entered into on October 17, 2006, as amended on December 20, 2006 and May 11, 2007. This supplement to the joint proxy statement/prospectus supplements and updates certain information in the joint proxy statement/prospectus mailed to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007. The terms of the third amendment are summarized in this supplement and a copy of the third amendment is attached as Annex A.

Q:	What terms of the merger and related governance documents changed in the third amendment?

A:	Special Dividend

CBOT Holdings will declare a one-time, special cash dividend to holders of record of CBOT Holdings Class A common stock in the amount of $9.14 per share of CBOT Holdings Class A common stock, referred to in this supplement as the “special dividend.” CBOT Holdings will declare the special dividend prior to the special meeting of CBOT Holdings stockholders on July 9, 2007, with a record date to be set by the CBOT Holdings board of directors (or a committee thereof) prior to the closing of the merger. The special dividend will only become payable upon, and the payment of the special dividend will be conditioned upon, the satisfaction or waiver of all conditions set forth in the amended merger agreement and will be paid immediately prior to the effective time of the merger. For additional information on the special dividend, see “The Amendment to the Merger Agreement—The Special Dividend” on page S-57 of this supplement.

Exercise Right Privilege Payment

For eligible CBOT members who hold “exercise rights” to become a member of Chicago Board Options Exchange, Inc., or “CBOE,” contingent upon the effectiveness of the merger:

•

Purchase Offer. Each holder of record as of May 29, 2007 on the official books and records of CBOT of (1) a CBOT Series B-1 membership in respect of which an “exercise right privilege,” as defined in Rule 210(b) of CBOT’s Rules and Regulations, referred to in this supplement as the “CBOT rules,” is issuable but has not been issued or (2) both (a) one or more exercise right privileges and (b) a CBOT Series B-1 membership will have the right, exercisable during the forty-five (45) day period immediately following the effective time of the merger, to sell any such exercise right privilege to CBOT for an amount in cash equal to $250,000, referred to in this supplement as the “ERP payment.”

•

Guarantee. With respect to the litigation captioned CBOT Holdings, Inc., et al. v. Chicago Board Options Exchange, Inc., et al., Civil Action No. 2369-VCN (Del. Ch. Ct.), referred to in this supplement as the “CBOE litigation,” in the event of a final resolution of the claims made in that litigation pursuant to which the class members in the CBOE litigation receive an amount valued at less than the ERP payment with respect to each exercise right privilege held by such class members, CBOT will pay to each eligible class member in respect of each such exercise right privilege an amount equal to the difference between the ERP payment and the value so received.

If final resolution of the claims made in the CBOE litigation results in no recovery or retained value for the class members, CBOT will pay each eligible class member $250,000 for each exercise right privilege held by such class member.

In this supplement, we refer to the foregoing payments upon final resolution of the claims in the CBOE litigation as the “guarantee.”

In no event will CBOT pay any amount in excess of $250,000 for any single exercise right privilege.

To qualify for the ERP payment, a holder of an exercise right privilege must complete an assignment form (the form of which is included on pages H-11 to H-12 of this supplement) and submit it to CBOT within forty-five (45) days after the closing of the merger.

To qualify for the guarantee, a holder of an exercise right privilege must provide CBOT evidence reasonably satisfactory to CBOT that the holder meets the requirements of a class member and has received such member’s portion of the recovery, if any. The class is currently defined in the amended complaint as persons who own or possess by delegation as of a class certification date (1) 27,338 shares of CBOT Holdings Class A common stock, or, if the certification date is after the merger, 9,568.3 shares of CME Group Class A common stock, (2) one CBOT Series B-1 membership and (3) one exercise right privilege. The court in the CBOE litigation has not yet certified a class.

The amended and restated certificate of incorporation of CBOT to become effective upon completion of the merger was revised to eliminate the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation and defend against any other proceedings brought to challenge the exercise rights and to take reasonable steps to secure for the exerciser members the right to receive any dividends or other distributions to be made by the CBOE to its members.

For additional information on payments for CBOE exercise rights, see “The Amendment to the Merger Agreement—Exercise Rights” beginning on page S-57 of this supplement. The ERP payment and guarantee are set forth in the amended and restated certificate of incorporation of CBOT to become effective upon completion of the merger beginning on page H-6 of this supplement.

CBOT Directors

The CME Group certificate of incorporation and by-laws were revised to extend by two years the period of time during which the CBOT directors, who will be the CME Group directors who formerly were CBOT Holdings directors or their successors chosen by such former CBOT Holdings directors, are designated to serve on the CME Group board of directors. The CBOT directors will be designated for nomination or election to the CME Group board of directors until the CME Group annual meeting of stockholders in 2012 and will serve until the end of their elected term.

CBOT Rule Changes

The amended and restated certificate of incorporation of CBOT was revised to extend the period of time the CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT member from two years to the period of time ending with the CME Group annual meeting of stockholders in 2012.

Q:	How does my board of directors recommend that I vote?

A:

CME Holdings’ board of directors has unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to, and in the best interests of, CME Holdings and its stockholders, and unanimously recommends that CME Holdings stockholders vote “FOR” the proposal to adopt the amended merger agreement. In arriving at its determination, the CME Holdings board of directors also considered the factors described under “The Merger—CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors” beginning on page 78 of the joint proxy statement/prospectus and beginning on page S-14 of this supplement.

CBOT Holdings’ board of directors has unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to and in the best interests of, CBOT Holdings and its stockholders, and unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the proposal to adopt the amended merger agreement. In arriving at its determination, the CBOT Holdings board of directors also considered the factors described under “The Merger—CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page 81 of the joint proxy statement/prospectus and beginning on page S-15 of this supplement.

CBOT’s board of directors has unanimously determined that the repurchase and the proposed amendments to its certificate of incorporation are advisable and unanimously recommends that CBOT members vote “FOR” approval of the repurchase and adoption of the amended and restated certificate of incorporation. In arriving at its determination, the CBOT board of directors also considered the factors described under “The Merger—CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page 81 of the joint proxy statement/prospectus and beginning on page S-15 of this supplement.

Q:	Has there been any change to the date or locations of the special meetings?

A:	No, each of the CME Holdings, CBOT Holdings and CBOT special meetings will still be held on July 9, 2007 as detailed below.

The CME Holdings special meeting will be held at UBS Tower—The Conference Center, One North Wacker Drive, Chicago, Illinois, on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CME Holdings Class A and Class B common stock at the close of business on May 29, 2007, the record date for the CME Holdings special meeting, are invited to attend the special meeting.

The CBOT Holdings special meeting will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CBOT Holdings Class A common stock at the close of business on May 29, 2007, the record date for the CBOT Holdings special meeting, are invited to attend the special meeting.

The CBOT special meeting of members will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 2:30 p.m., Chicago time. Although only holders of Series B-1 and Series B-2 memberships in CBOT at the close of business on May 29, 2007, the record date for the special meeting, are entitled to vote at the special meeting, all holders of memberships in CBOT as of the record date are invited to attend the special meeting.

Q:	Are there risks associated with the merger and the related transactions that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the merger of CME Holdings and CBOT Holdings and the related transactions that are discussed in this supplement and the joint proxy statement/prospectus. A description of risks associated with the merger is included on pages 26 through 35 of the joint proxy statement/prospectus.

Q:	When do the parties currently expect to complete the merger?

A:	We currently expect the transaction to close shortly after the July 9, 2007 stockholder and member meetings, if we obtain the approval of CME Holdings stockholders and CBOT Holdings Class A stockholders at the stockholder meetings and the CBOT membership approvals at the member meeting, among other closing conditions.

Q:	Are there any remaining regulatory approvals required to complete the merger?

A:	No. On June 11, 2007, the Antitrust Division of the U.S. Department of Justice closed its investigation into the proposed merger of CBOT Holdings with CME Holdings without conditions. We have now received all regulatory approvals necessary to complete the merger. See “Update to Regulatory Approvals—United States Antitrust” on page S-60 of this supplement.

Q:	If I have not already voted, what do I need to do now in order to vote?

A:	After you have carefully read this supplement and the joint proxy statement/prospectus, please respond as soon as possible so that your shares or membership interests, as the case may be, will be represented and voted at your special meeting:

•

by completing, signing and dating the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members) and returning it in the postage-paid envelope; or

•	by submitting your proxy by the other methods described in this supplement and the joint proxy statement/prospectus.

Q:	What if I already voted? Do I need to vote again?

A:	If you previously submitted a proxy for the meetings on July 9, 2007, you do not need to complete and submit the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members) unless you desire to revoke your previous vote. If you previously submitted a proxy for the meetings on July 9, 2007, and you wish to change your vote, you may do so by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members).

If you previously submitted a proxy for the meetings that were scheduled for April 4, 2007, we do not intend to vote those proxies at the rescheduled meetings on July 9, 2007 and you must vote again by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members).

Q:	Can I dissent and require appraisal of my CBOT Holdings shares?

A:

Yes. If you are a CBOT Holdings Class A stockholder and do not vote in favor of adoption of the amended merger agreement and approval of the merger and instead perfect your appraisal rights under Delaware law, you will have the right to a judicial appraisal of the “fair value” of your shares of CBOT Holdings Class A common stock in connection with the merger. This value could be more than, less than, or the same as the merger consideration for your shares of CBOT Holdings Class A common stock, and will be determined as of the effective time of the merger (which will be after payment of the special dividend). Appraisal rights do not apply to your CBOT membership or exercise right privileges. In order to preserve your appraisal rights, you must take all the steps provided under Delaware law within the appropriate time periods. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. See “Update to the Merger—Appraisal Rights” beginning on page S-53 of this supplement and the relevant section of Delaware law regarding appraisal rights, which is reproduced and attached as Annex I to this supplement. We encourage you to read these provisions carefully and in their entirety.

ANY CBOT HOLDINGS CLASS A STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX I CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

A VOTE IN FAVOR OF THE MERGER BY A CBOT HOLDINGS CLASS A STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY FOR THE SPECIAL MEETING OF CBOT HOLDINGS CLASS A STOCKHOLDERS ON JULY 9, 2007 VOTING IN FAVOR OF THE MERGER AND WISH TO EXERCISE APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY EXERCISE APPRAISAL RIGHTS.

CME Holdings stockholders do not have appraisal rights in connection with the merger. In addition, CBOT members do not have appraisal rights with respect to their Series B memberships in connection with the merger.

Q:	What are the U.S. federal income tax consequences of the special dividend, the ERP payment and the guarantee?

A:	Special Dividend

Although the tax treatment of the special dividend is unclear, CBOT Holdings and CME Holdings intend to report the special dividend as a distribution with respect to CBOT Holdings Class A common stock for U.S. federal income tax purposes. It is possible, however, the Internal Revenue Service, or the “IRS,” may take a contrary position, and to the extent the IRS were to prevail, the amount paid as the special dividend would be treated as additional cash received in connection with the merger, and not treated as a distribution for U.S. federal income tax purposes.

ERP Payment

If a permitted exercise right privilege holder accepts the offer to purchase during the forty-five (45) day period immediately following the effective time of the merger, such holder will recognize gain or loss on the difference between the $250,000 received and the holder’s tax basis in the exercise right privilege exchanged. Any gain or loss recognized will generally be capital gain or loss and will be a long-term capital gain or loss if the holder’s holding period for the exercise right privilege exchanged is more than one year ending on the date of the exchange.

Guarantee

Although the tax treatment of the guarantee for an exercise right privilege holder is uncertain, such holder may recognize ordinary income at the closing of the merger based on the fair market value of the deemed “put right” associated with the guarantee received for U.S. federal income tax purposes.

Holders of CBOT Holdings Class A common stock and holders of exercise right privileges should consult with their own tax advisors as to the tax consequences of the special dividend and the ERP payment in their particular circumstances.

See “Material U.S. Federal Income Tax Consequences of the Special Dividend and the Exercise Right Privilege Payment” beginning on page S-60.

Update to Summary Unaudited Pro Forma Condensed Combined Financial Data

The following summary unaudited pro forma condensed combined financial data gives effect to the merger based on the assumption that the merger occurred as of or at the beginning of the earliest period presented. The summary unaudited pro forma condensed combined financial data is presented for illustrative purposes only and should not be read for any other purpose. In compliance with SEC requirements, the summary unaudited pro forma condensed combined financial data does not give effect to the anticipated tender offer after completion of the merger, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt related to the tender offer, the ERP payment or the guarantee. CME Holdings and CBOT Holdings may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that CME Group will experience after the merger. The summary unaudited pro forma condensed combined financial data (i) has been derived from and should be read in conjunction with the CME Group Unaudited Pro Forma Condensed Combined Financial Information and the related notes beginning on page S-63 of this document and (ii) should be read in conjunction with the historical consolidated financial statements of CME Holdings and CBOT Holdings incorporated by reference in the joint proxy statement/prospectus.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	(in thousands, except per share data)
Income Statement Data:
Total revenues	$1,635,629	$498,272
Operating income	829,698	273,852
Non-operating income and expense	66,686	20,213
Income before income taxes	896,384	294,065
Net income before non-recurring charges directly attributable to the transaction	539,106	175,614
Earnings per share:(1)
Basic	$10.14	$3.29
Diluted	10.05	3.27
Cash dividends per share(2)	2.52	0.86

		As of March 31, 2007
Balance Sheet Data:
Cash and cash equivalents		$1,096,454
Marketable securities		219,282
Total assets		18,037,381
Shareholders’ equity		11,246,679

(1)	The table above combines CME Holdings’ results of operations for the year ended December 31, 2006 and the results of operations for the three months ended March 31, 2007 with CBOT Holdings’ results of operations for the same periods. The pro forma combined diluted earnings per share is based on the combined weighted average number of shares of common stock and common stock equivalents. Common stock equivalents consist of common stock issuable upon the exercise of outstanding stock options and vesting of restricted stock awards.
(2)	Excludes the CBOT Holdings special dividend to be paid immediately prior to the closing of the merger. CME Group pro forma combined cash dividends per share are the same as the historical amount of cash dividends per share for the year ended December 31, 2006 and the three months ended March 31, 2007 under CME Holdings’ current dividend policy since no change in dividend policy is expected as a result of the merger. Under CME Holdings’ current dividend policy, current year dividends are a function of the prior year’s cash earnings, calculated as net income plus depreciation and amortization expense, plus stock-based compensation, net of its tax effect, and less capital expenditures. The decision to pay a dividend, however, remains at the discretion of the board of directors.

Update to Comparative Per Share Data

The following table sets forth historical per share information of CME Holdings and CBOT Holdings and unaudited pro forma condensed combined per share information after giving effect to the merger under the purchase method of accounting. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that CME Group will experience after the merger. The unaudited pro forma condensed combined per share data have been derived from and should be read in conjunction with the CME Group Unaudited Pro Forma Condensed Combined Financial Information and the related notes included in this document beginning on page S-63. The historical per share data have been derived from the historical consolidated financial statements as of and for the periods indicated of CME Holdings and CBOT Holdings incorporated by reference in the joint proxy statement/prospectus.

	Historical CME Holdings	Historical CBOT Holdings	CME Group Pro Forma Combined		Pro Forma Equivalent of One CBOT Holdings Share(1)
Basic earnings per share(2)
Year ended December 31, 2006	$11.74	$3.26		$10.14		$3.55
Three months ended March 31, 2007	3.73	1.05		3.29		1.15
Diluted earnings per share(2)
Year ended December 31, 2006	$11.60	$3.26		$10.05		$3.52
Three months ended March 31, 2007	3.69	1.05		3.27		1.14
Book value per share(3)
December 31, 2006	$43.61	$13.42	$	n/a	$	n/a
March 31, 2007	46.64	14.46		210.84		73.80
Cash dividends per share(4)
Year ended December 31, 2006	$2.52	—		$2.52		$0.88
Three months ended March 31, 2007	0.86	—		0.86		0.30
Outstanding shares (in thousands)
December 31, 2006	34,836	52,798		53,315		n/a
March 31, 2007	34,862	52,798		53,341		n/a

(1)	The pro forma CBOT Holdings equivalent per share amounts were calculated by applying the exchange ratio of 0.3500 to the pro forma combined basic and diluted earnings per share, book value per share, and cash dividends per share.
(2)	The table above combines CME Holdings’ results of operations for the year ended December 31, 2006 and the results of operations for the three months ended March 31, 2007 with CBOT Holdings’ results of operations for the same periods. The pro forma combined diluted earnings per share is based on the combined weighted average number of shares of common stock and common stock equivalents. Common stock equivalents consist of common stock issuable upon the exercise of outstanding stock options and vesting of restricted stock awards.
(3)	We computed historical book value per share by dividing CME Holdings’ total stockholders’ equity as of March 31, 2007 and December 31, 2006 by the number of common shares outstanding as of those dates and CBOT Holdings’ total stockholders’ equity as of March 31, 2007 and December 31, 2006 by the number of common shares outstanding as of those dates. We computed the CME Group pro forma combined book value per share amounts by dividing pro forma stockholders’ equity by the pro forma number of shares of CME Group common stock outstanding as of March 31, 2007 (without including outstanding options). See “Unaudited Pro Forma Condensed Combined Balance Sheet” on page S-64. The pro forma number of shares of CME Group common stock was calculated as the sum of total shares of CME Holdings common stock outstanding plus the shares expected to be issued in the merger.
(4)	Excludes the CBOT Holdings special dividend to be paid immediately prior to the closing of the merger. The historical amount represents cash dividends per share for the year ended December 31, 2006 and the three months ended March 31, 2007 under CME Holdings’ current dividend policy. CME Group pro forma combined cash dividends per share are the same as historical since no change in dividend policy is expected as a result of the merger. Under CME Holdings’ current dividend policy, current year dividends are a function of the prior year’s cash earnings, calculated as net income plus depreciation and amortization expense, plus stock-based compensation, net of its tax effect, and less capital expenditures. The decision to pay a dividend, however, remains at the discretion of the board of directors.

FORWARD-LOOKING STATEMENTS

This document contains a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook, and business prospects of CME Holdings, CBOT Holdings and CME Group and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of either CME Holdings or CBOT Holdings to predict results or actual effects of its plans and strategies, or those of CME Group, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” in this supplement and the joint proxy statement/prospectus and those discussed under “Forward-Looking Statements” in the joint proxy statement/prospectus.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to CME Holdings or CBOT Holdings or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, CME Holdings and CBOT Holdings undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

UPDATE TO THE MERGER

Update to Background of the Merger

In connection with the review by the boards of directors of CBOT Holdings and CBOT of the March 15, 2007 unsolicited proposal from ICE, the boards determined that the engagement letter with JPMorgan would provide for the payment of a fee in connection with the amended merger agreement with CME Holdings but would not provide for the payment of a fee in connection with the transaction proposed by ICE because CBOT Holdings stockholders would own more than 50% of the combined ICE/CBOT Holdings. To ensure that JPMorgan would not have a financial incentive to favor a combination with CME Holdings over a combination with ICE, CBOT Holdings and JPMorgan amended the terms of the engagement letter on May 10, 2007 to provide for the payment of a fee in connection with either transaction. In both cases the fee would be equal to 0.30% of the total consideration paid in the transaction.

On May 30, 2007 and May 31, 2007, the CME Holdings transaction committee held meetings, together with its legal and financial advisors and management, to discuss the ICE/CBOE agreement and its implications. The transaction committee also discussed potential enhancements and modifications with respect to the amended merger agreement.

On June 6, 2007, CME Holdings and its legal advisors began negotiating with the plaintiffs in the LAMPERS litigation in an effort to reach a settlement with respect to the claims of such litigation.

On June 6, 2007, the CME Holdings board of directors held a meeting, together with its legal and financial advisors and management, during which it discussed strategic and financial considerations relating to the ICE/CBOE agreement and the status of the Department of Justice review. The board discussed potential strategies for addressing the ICE/CBOE agreement and potential alternatives for improving the financial and governance terms of its agreement with CBOT Holdings and the implications of such alternatives. Management and representatives of Lehman Brothers and William Blair presented detailed financial analysis on potential alternatives and representatives of Skadden, Arps reviewed the legal terms of the ICE/CBOE agreement. The board further discussed the parameters of any enhancement to the terms of the amended merger agreement.

On June 8, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to further discuss potential enhancements to the terms of the amended merger agreement within the parameters set by the CME Holdings board of directors. The CME Holdings transaction committee then authorized Messrs. Duffy and Donohue to present certain enhancements, including a special dividend and options with respect to the ERP payment, to the CBOT Holdings board of directors, with such enhancements subject to the approval of the CME Holdings board of directors.

On June 9, 2007, CME Holdings sent Messrs. Carey and Dan a letter outlining the proposed enhancements to the amended merger agreement. The proposed enhancements included the payment by CBOT Holdings of a special dividend of $5.49 to $9.14 per share of CBOT Holdings Class A common stock, with the exact amount to be determined by the CME Holdings transaction committee, the ERP payment and guarantee relating to the exercise rights, an elimination of the $15 million cap on litigation expenses in the CBOE litigation in Delaware, and an extension of the period during which certain CBOT rule changes were required to be presented to a committee with a majority of CBOT directors until the CME Group annual meeting of stockholders in 2010.

On June 10, 2007, the boards of directors of CBOT Holdings and CBOT held a meeting at which Messrs. Duffy and Donohue and other members of management of CME Holdings, along with legal advisors to CME Holdings, made a presentation to the boards regarding the proposed enhancements to the amended merger agreement. Also present at the meeting were the legal and financial advisors to CBOT Holdings and its special transaction committee and CBOT. Following the presentation, the representatives of CME Holdings and its advisors left the meeting and the boards of CBOT Holdings and CBOT and the advisors discussed the terms of the proposed enhancements presented by CME Holdings, including the proposed special dividend, the proposals related to the exercise rights and the fact that CBOT Holdings stockholders would likely have appraisal rights under the CME Holdings proposal. The boards concluded not to take action until CME Holdings had proposed an exact amount of the special dividend.

On June 11, 2007, the Antitrust Division of the Department of Justice closed its investigation into the proposed merger of CBOT Holdings with CME Holdings without conditions. Later in the day on June 11, 2007, Skadden, Arps provided Mayer Brown with a draft third amendment to the amended merger agreement and a revised CBOT certificate of incorporation to reflect the proposed enhancements previously proposed by CME Holdings.

In the morning and in the evening of June 11, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held joint meetings, together with their financial and respective legal advisors, to review and discuss CME Holdings’ proposed enhancements to the amended merger agreement. Representatives of Lazard provided an analysis of the net value impact of the proposed enhancements to CBOT Holdings Class A stockholders that do not hold an exercise right and methods to assess the cost of the proposals regarding the exercise rights to CBOT Holdings Class A stockholders. The legal advisors discussed the legal aspects of the proposed enhancements. The special transaction committee and the non-ER members committee also received an update from the legal advisors to CBOT Holdings regarding the status of the litigation with CBOE regarding the exercise rights and the relative position of the parties to that litigation. The special committees also considered financial and other information indicative of the value of the exercise rights.

On June 12, 2007, Messrs. Carey, Dan, Gerdes and Duffy, together with representatives of their respective legal advisors, spoke by phone. Mr. Gerdes conveyed to Mr. Duffy the special committees request that the merger agreement expressly provide appraisal rights for CBOT Holdings Class A stockholders and urged Mr. Duffy to establish the special dividend of $9.14 per share of CBOT Holdings Class A common stock.

Also on June 12, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to discuss potential enhancements to the terms of the amended merger agreement, including discussions with respect to the amount of the special dividend and the ERP payment and changes to the governance terms.

Also on June 12, 2007, ICE submitted a revised unsolicited, non-binding proposal to CBOT Holdings, including a draft merger agreement and related exhibits and a redacted version of the agreement between ICE and CBOE relating to the exercise rights. ICE stated that it intended to deliver a signed copy of the draft merger agreement prior to the July 9, 2007 special meetings and pay the termination fee in the amended merger agreement with CME, subject to reimbursement in certain circumstances. The revised ICE proposal, among other things:

•	reconfirmed its prior proposed exchange ratio of 1.42 shares of ICE common stock for each share of CBOT Holdings Class A common stock;

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included an option for holders of CBOT Holdings Class A common stock to elect to receive cash consideration equal to the value of 1.42 shares of ICE common stock at the time an ICE/CBOT Holdings merger closes, subject to a maximum cash consideration of $2.5 billion;

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permitted CBOT Holdings to pay pre-closing quarterly dividends of $0.29 per share for the third and fourth quarters of 2007 and a dividend of the first quarter of 2008 based on earnings during that period if a merger with ICE had not closed;

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provided that ICE’s board of directors would consist of 16 members, with 11 members from ICE’s board of directors, two non-industry directors currently on CBOT Holdings board, Mr. Gerdes and Ms. Clegg, and three other individuals mutually agreed by ICE and CBOT Holdings (Mr. Gerdes, Ms. Clegg and the three individuals mutually agreed by ICE and CBOT Holdings referred to collectively as the “CBOT Holdings Directors”);

•	provided that, unless approved by a pricing committee consisting of three CBOT Holdings Directors, including one non-industry director, and two ICE directors, until ICE’s 2011 annual meeting of stockholders, CBOT would not increase any exchange fees (excluding clearing and other fees) for executing transactions on CBOT payable by CBOT Series B-1 or Series B-2 members to CBOT;

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provided that, unless approved by the pricing committee described above, until ICE’s 2014 annual meeting of stockholders, the exchange fees (excluding clearing and other fees) payable on any trading day by Series B-1 and B-2 members would be no more than 50% of the lowest exchange fees (other than exchange fees payable in connection with bona fide market making programs) payable by non-members on such trading day for the same contracts executed on the same platform (electronic or open outcry);

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provided that, subject to (1) completion of a merger with ICE, (2) final settlement of the Delaware exercise right litigation in accordance with the ICE/CBOE agreement, (3) CBOE member approval, (4) approval by the SEC of a CBOE rule change eliminating the exercise rights, and (5) the registration statements to be filed by CBOE and ICE relating to the convertible debentures described below having been declared effective by the SEC, holders of a Series B-1 membership, 27,338 shares of CBOT Holdings Class A common stock and an exercise right privilege, which were referred to as “Full Members,” as of a record date to be established by CBOT Holdings to vote on a merger agreement with ICE would be entitled to receive an amount equal to $665.5 million divided by the number of such Full Members as of the record date, half of which would be paid by ICE and half of which would be paid by CBOE, and that current exerciser members would receive trading permits at the CBOE upon payment of the standard fee established for such trading permits;

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provided that the consideration to be paid by CBOE for the exercise rights described above would be payable, at the holder’s election, in either cash or convertible debentures with a five-year term that bear interest at 1% per annum and, following any event in which CBOE regular transferable memberships are converted into stock, would be convertible into a number of shares of common stock of CBOE equal to the product of (I) the number of shares into which a CBOE regular transferable membership is converted multiplied by (II) the product of (x) 0.10, multiplied by (y) a fraction, the numerator of which is the face value of the debenture and the denominator of which is 250,000; and the convertible debentures would be redeemable by CBOE at par at any time following the CBOE’s demutualization upon 30 days notice to the holders; and

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provided that the consideration to be paid by ICE for the exercise rights described above would be payable, at the holder’s election, in either cash or convertible debentures with a five-year term that bear interest at not less than 1% per annum and would be convertible at any time into a number of shares of ICE common stock at a conversion price to be determined by the ICE board of directors such that the convertible debentures would trade at par.

In the evening of June 12, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to discuss a preliminary analysis of the revised ICE proposal to CBOT Holdings and strategic and financial considerations relating to the revised ICE proposal.

Later in the evening of June 12, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to further discuss potential enhancements to the terms of the amended merger agreement, including the amount of the special dividend, the ERP payment and the guarantee, and changes to the governance terms, and recommendations to present to the CME Holdings board of directors regarding such enhancements.

In the morning of June 13, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which management and the legal and financial advisors to CBOT Holdings and CBOT reviewed the terms of the revised ICE proposal. The boards and their legal and financial advisors discussed the terms of the revised ICE proposal and the differences from the prior proposal, including the cash election feature, the changes regarding governance of the combined company and the proposal regarding exercise rights. The boards and management also reviewed the integration risks previously identified with respect to a combination with ICE.

The legal advisors reviewed the impact of the exercise right litigation on the revised ICE proposal. The boards also discussed the impact of the revised ICE proposal on negotiations with CME Holdings regarding its proposed enhancements to the amended merger agreement.

Later in the day on June 13, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting to review the terms of the revised ICE proposal and the proposed enhancements to the amended merger agreement. Representatives of JPMorgan provided an analysis of the revised ICE proposal and the proposed enhancements to the amended merger agreement reflected in the third amendment. Representatives of Mayer Brown compared the terms of the revised ICE proposal and the proposed enhancements to the amended merger agreement reflected in the third amendment. Peter B. Carey updated the boards on discussions between counsel to LAMPERS and counsel to CME Holdings regarding a possible settlement of LAMPERS’ lawsuit by CME Holdings.

In the evening of June 13, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their financial and respective legal advisors, to review and discuss the revised ICE proposal and the proposed enhancements to the amended merger agreement set forth in the third amendment. The legal advisors reviewed and discussed the differences between the revised ICE proposal and the previous ICE proposal and the special committees evaluated the impact of such differences. The special committees discussed the factors set forth in “The Merger—Recommendation of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” of the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” beginning on page S-17 of this supplement. Representatives of Lazard provided a review and financial analyses of the proposed enhancements to the amended merger agreement and the revised ICE proposal. In addition, the non-ER members committee held a separate meeting, together with its legal advisors, to review and discuss the proposed enhancements to the amended merger agreement and the revised ICE proposal and the potential impact on CBOT Holdings Class A stockholders.

Early in the morning of June 14, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their legal and financial advisors, to consider the revised ICE proposal and the proposed enhancements to the amended merger agreement. The legal advisors reviewed and discussed the form of the third amendment. The special committees discussed the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” of the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-17 of this supplement. Representatives of Lazard rendered the firm’s oral opinion to the special transaction committee (subsequently confirmed in writing) to the effect that, as of June 14, 2007 and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings, other than those who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE. Representatives of Lazard confirmed that the non-ER members committee was entitled to rely on Lazard’s opinion. The special committees adjourned the meeting so that each special committee could meet separately to consider the revised ICE proposal and the proposed enhancements to the amended merger agreement.

The CBOT Holdings special transaction committee convened a separate meeting, together with its legal and financial advisors. The special transaction committee discussed the terms of the revised ICE proposal and unanimously determined that the revised ICE proposal could not reasonably be expected to result in a “Superior Proposal” (within the meaning of the amended merger agreement). In addition, the special transaction committee discussed the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth in the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth beginning on page S-17 of this supplement, and following those discussions, unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right. Such stockholders are believed to be a minority of all CBOT Holdings Class A stockholders.

The non-ER members committee convened a separate meeting, together with its legal advisor. The non-ER members committee considered the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth in the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth beginning on page S-17 of this supplement, and (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Later in the morning on June 14, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting to consider the revised ICE proposal and the third amendment to the amended merger agreement. Representatives of Mayer Brown reviewed the requirements under Delaware law regarding the payment of dividends. They also reviewed the provisions of the amended merger agreement pertaining to takeover proposals, and presented a comparison of the terms of the revised ICE proposal and the third amendment to the amended merger agreement that reflected changes that had occurred since the board meeting on the afternoon of June 13, 2007. Representatives of JPMorgan provided an updated analysis of the proposed enhancements reflected in the third amendment to the amended merger agreement. Representatives of JPMorgan also rendered their oral opinion (subsequently confirmed in writing) that as of June 14, 2007, and based on and subject to the matters described in its opinion, the consideration to be received by the holders of CBOT Holdings Class A common stock in the merger of CBOT Holdings with and into CME Holdings was fair, from a financial point of view, to such holders. For a description of the terms and limitations of such opinion, see “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings” beginning on page S-33.

Following additional discussion with CBOT Holdings’ management and the boards’ legal and financial advisors, CBOT’s board unanimously approved the third amendment to the amended merger agreement and the transactions contemplated thereby, including the merger.

At the June 14, 2007 meeting, CBOT Holdings’ board also unanimously (i) approved the amended merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the amended merger agreement and the transactions contemplated thereby were advisable and fair to and in the best interest of CBOT Holdings and its stockholders, (iii) resolved to submit the amended merger agreement to CBOT Holdings Class A stockholders for their approval, and (iv) recommended that CBOT Holdings Class A stockholders adopt the amended merger agreement and the transactions contemplated thereby. CBOT Holdings’ board also authorized the appropriate officers to finalize the third amendment to the amended merger agreement and related documentation.

Also at the June 14, 2007 meeting, following discussion with CBOT Holdings’ management and the boards’ legal and financial advisors, CBOT’s board unanimously (i) approved the amended merger agreement and the transactions contemplated thereby, including the merger, (ii) approved the amended and restated certificate of incorporation, the form of which is included as an exhibit to the amended merger agreement, (iv) resolved to submit the amended and restated certificate of incorporation to the Series B-1 and Series B-2 members for their approval, and (v) recommended that the Series B-1 and Series B-2 members approve the repurchase of the share of Class B common stock and the amended and restated certificate of incorporation.

In addition, at the June 14, 2007 meeting the CBOT Holdings board unanimously determined that the revised ICE proposal was not a “Superior Proposal” (within the meaning of the amended merger agreement) and could not reasonably be expected to lead to a “Superior Proposal.” For a discussion of factors considered by the board in reaching this determination, see “—Conclusions Regarding the ICE Proposal” beginning on page 89 of the joint proxy statement/prospectus and “—Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page S-15 of this supplement.

In the morning of June 14, 2007, the CME Holdings board of directors held a special meeting at which Mr. Duffy updated the board on the negotiations that had taken place with CBOT Holdings regarding the enhancements to the amended merger agreement. Representatives of Skadden, Arps reviewed for the board the specific terms of the proposed amendment to the amended merger agreement, including the special dividend, the extension of the terms of the CBOT directors on the board of CME Group, the ERP payment, the guarantee and the extension of the period of time that CBOT directors can veto certain changes to the CBOT rules. Representatives from Lehman Brothers and William Blair each provided their respective analyses of the revised proposal and verbally stated their opinions (subsequently confirmed in writing) that based upon and subject to the assumptions, conditions, limitations and other matters discussed and ultimately set forth in the written opinion, the consideration to be paid by CME Holdings in the merger, giving effect to the special dividend, the ERP payment and the guarantee, was fair from a financial point of view to CME Holdings. The board considered and discussed the various presentations made at the meeting and at prior meetings. Following deliberations and reviewing all aspects of the third amendment to the amended merger agreement, the CME Holdings board of directors determined by unanimous vote of the directors present that the merger agreement as amended and the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of CME Holdings and its stockholders and then approved and adopted the third amendment to the merger agreement, authorized management to enter into the third amendment to the merger agreement, resolved to submit the merger agreement as amended to CME Holdings stockholders for approval and recommended that CME Holdings stockholders adopt the merger agreement as amended and the transactions contemplated thereby. Mr. Duffy and representatives of Skadden, Arps reviewed with the board the status of the negotiations to settle the LAMPERS litigation and the memorandum of understanding with the plaintiffs’ attorneys with respect to the substantive claims of the litigation. After discussion, the CME Holdings board of directors authorized settlement of the litigation.

Representatives of CME Holdings and CBOT Holdings executed the third amendment to the merger agreement and announced the enhanced terms of the transaction through the issuance of a joint press release prior to the open of the U.S. financial markets on June 14, 2007.

Update to CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors

On June 14, 2007, CME Holdings’ board of directors approved the third amendment and determined that the amended merger agreement and the merger were advisable, fair to and in the best interests of CME Holdings and its stockholders. CME Holdings’ board of directors unanimously recommends that CME Holdings stockholders vote “FOR” the adoption of the amended merger agreement at the CME Holdings special meeting of stockholders.

In reaching its decision to approve the third amendment and recommend that its stockholders adopt the amended merger agreement, CME Holdings’ board of directors considered a number of factors, including the factors discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CME Holdings’ board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, CME Holdings’ board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by or at the direction of, CME Holdings’ board. In addition, individual directors may have given different weight to different factors. This explanation of CME Holdings’ reasons for the proposed merger with CBOT Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CME Holdings’ board of directors consulted with CME Holdings’ management and its financial and legal advisors and considered a number of factors, including the material factors discussed beginning on page 79 of the joint proxy statement/prospectus and the following material factors, which CME Holdings’ board viewed as generally supporting its determination:

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the financial analyses presented by Lehman Brothers and William Blair, CME Holdings’ financial advisors, to the CME Holdings board of directors, and their respective opinions, each delivered orally to the CME Holdings board of directors on June 14, 2007 and subsequently confirmed in writing on June 14, 2007, to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in their respective opinions, the consideration to be paid by CME Holdings in the merger, giving effect to special dividend and the ERP payment, was fair, from a financial point of view, to CME Holdings (see the sections entitled “—Opinion of Lehman Brothers, Financial Advisor to CME Holdings” and “—Opinion of William Blair, Financial Advisor to CME Holdings”);

•	the Department of Justice closing its investigation into the merger without conditions; and

•	the belief that the terms of the third amendment are reasonable.

In addition to the factors described above, the CME Holdings board of directors identified and considered a variety of risks and potentially negative factors in its deliberations concerning the merger, including the factors discussed beginning on page 80 of the joint proxy statement/prospectus, and the costs and potential risks related to the special dividend, the ERP payment and the guarantee for the exercise rights, and the elimination of the $15 million cap on out-of-pocket costs with respect to CBOT’s obligation to prosecute the CBOE litigation.

The foregoing discussion of the material factors considered by the CME Holdings board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the CME Holdings board of directors.

Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors

On June 14, 2007, CBOT Holdings’ board of directors, by unanimous vote, approved the third amendment and determined that the amended merger agreement and the merger are advisable and fair to and in the best interests of CBOT Holdings and its stockholders. CBOT Holdings’ board of directors unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the adoption of the amended merger agreement at CBOT Holdings’ special meeting of stockholders.

In reaching its decision to approve the third amendment and recommend that its stockholders adopt the amended merger agreement, CBOT Holdings’ board of directors considered a number of factors, including the factors discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CBOT Holdings’ board of directors did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the CBOT Holdings board of directors made its recommendation based on the totality of information presented to, and the investigations conducted by or at the direction of, CBOT Holdings’ board of directors. In addition, individual directors may have given different weight to different factors. This explanation of CBOT Holdings’ reasons for the proposed merger with CME Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CBOT Holdings’ board of directors consulted with CBOT Holdings’ management and its financial and legal advisors and considered a number of factors, including the material factors discussed beginning on page 81 of the joint proxy statement/prospectus and the following material factors, which CBOT Holdings’ board viewed as generally supporting its determination:

•	the special dividend provided significant value to all holders of CBOT Holdings Class A common stock;

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the ERP payment and guarantee for the exercise rights, the elimination of the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation and the extension of the period of time the CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT members until the CME Group annual meeting of stockholders in 2012 each provided significant value to CBOT members, including a substantial number of CBOT Holdings Class A stockholders who are also CBOT members, thereby improving the chances of a favorable vote on the amended merger agreement and the matters to be voted on by CBOT members;

•	the third amendment extended the representation of CBOT directors on the CME Group’s board of directors to 2012;

•	the third amendment did not include an increase in the termination fee or a change in other deal protection measures;

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the opinion of JPMorgan to the effect that, as of June 14, 2007 and based upon and subject to the factors, limitations and assumptions set forth therein, the consideration to be received by CBOT Holdings Class A stockholders in the merger was fair, from a financial point of view, to CBOT Holdings Class A stockholders. See “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings;”

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that the special transaction committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOT exercise right or own a membership on CBOE pursuant to such exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

•

that the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

•

the absence of any additional information from, or action by, ICE which in the board’s judgment would mitigate the integration and execution risks previously identified in the section entitled “The Merger—Conclusions Regarding the ICE Proposal” beginning on page 89 in the joint proxy statement/prospectus; and

•	the belief that the terms of the third amendment are reasonable.

Also, CBOT’s board of directors, by unanimous vote, approved on June 14, 2007 the third amendment, the amended and restated certificate of incorporation of CBOT to become effective concurrently with the completion of the merger, and had previously approved the repurchase by CBOT Holdings of the outstanding share of Class B common stock of CBOT Holdings held by the CBOT Subsidiary Voting Trust and the amended and restated

bylaws of CBOT to become effective concurrently with the completion of the merger. CBOT’s board of directors unanimously recommends that CBOT’s Series B-1 members and Series B-2 members vote “FOR” the repurchase of the Class B common stock by CBOT Holdings and “FOR” the amended and restated certificate of incorporation of CBOT.

CBOT’s board of directors, in approving the third amendment and the amended and restated certificate of incorporation, considered, among other factors, many of the factors described above as well as the factors discussed beginning on page 83 of the joint proxy statement/prospectus and the following additional factors:

•

the extension of the period of time CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT members until the CME Group annual meeting of stockholders in 2012 provided significant value to all CBOT members;

•

the ERP payment and guarantee for the exercise rights and the elimination of the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation provided significant value for CBOT members that hold or may acquire an exercise right; and

•

the revised ICE proposal regarding the exercise rights would eliminate the ability of exercise right holders to achieve a higher value and was conditioned upon execution of a settlement agreement in accordance with the terms of the ICE/CBOE agreement and final approval of the court in the exercise right litigation, making it uncertain if or when payment could be made.

The foregoing discussion of the material factors considered by CBOT Holdings’ board of directors and CBOT’s board of directors is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ board and CBOT’s board.

Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee

On June 14, 2007, the special transaction committee unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right. On June 14, 2007, the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Each of the special committees considered a number of factors in reaching its recommendation, including the factors set forth in “—Recommendation of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” in the joint proxy statement/prospectus and those discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with their evaluation of the transaction, the special committees did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations. The special committees viewed their recommendations as being based on all of the information available and the factors presented to and considered by them. In addition, individual directors serving on the special committees may have given different weight to different factors. This explanation of the reasons for the recommendations of the special committees and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

Third Amendment. The third amendment provides that CBOT Holdings shall declare a special cash dividend, payable immediately prior to the completion of the merger, to all holders of CBOT Holdings Class A common stock, in an amount of $9.14 per share. The special committees believe that this special dividend provides significant value to CBOT Holdings Class A stockholders because it is payable equally to all stockholders. At the request of the special committees, Lazard calculated the net value impact of the special dividend proposed by CME Holdings for each share of CBOT Holdings Class A common stock, giving effect to the maximum potential net value impact of the ERP payment and guarantee related to the exercise rights. The calculation showed that the special cash dividend represented a net increase in nominal per share value of the merger even if CME Holdings were to become liable for the maximum possible amount of the ERP payment and guarantee. The special committees also considered the likelihood of whether CME Holdings would be liable for the maximum possible guarantee, in light of the status of the litigation with CBOE related to the exercise rights.

The special committees also considered and evaluated the impact of the ERP payment and guarantee on the CBOT Holdings Class A stockholders, relative to the persons who hold exercise rights and determined that the ERP payment and guarantee did not, in their judgment, adversely affect CBOT Holdings Class A stockholders who do not hold an exercise right. Among other considerations, the special committees concluded that CBOT Holdings Class A stockholders who do not hold an exercise right would not be adversely affected by the ERP payment and guarantee, relative to the persons who hold exercise rights, so long as the amount of ERP payment and guarantee did not exceed the fair value of the exercise rights. The special committees considered financial and other information indicative of the fair value of the exercise rights. Although the special committees did not reach a conclusion on the fair value of the exercise rights, based on the information available, the special committees concluded that the ERP payment and guarantee did not, in their judgment, exceed the fair value of the exercise rights. Because the special committees recognized their analysis in this regard was approximate, the special committees noted that the third amendment provides that CBOT Holdings Class A stockholders shall be entitled to appraisal rights in connection with the merger. The special committees concluded that the opportunity for CBOT Holdings Class A stockholders to seek a judicial appraisal of the fair value of their shares provides significant value to CBOT Holdings Class A stockholders.

The special committees considered the opinion of the financial advisor to the special transaction committee, Lazard, to the effect that, as of June 14, 2007 and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings other than those stockholders who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE. The non-ER members committee requested, and Lazard consented to, the non-ER members committee’s reliance on Lazard’s opinion.

Independent Evaluation of Revised ICE Proposal. The special committees and their advisors completed a comprehensive and independent evaluation of the revised ICE proposal. In addition to the factors set forth in the subsection entitled “—Independent Evaluation of ICE Proposal” in the joint proxy statement/prospectus, the special committees noted, in particular, that:

•

they had considered and evaluated the financial and dilutive impact of the ICE/CBOE Agreement to the CBOT Holdings Class A stockholders that do not hold an exercise right. In addition, at the request of the special transaction committee, Lazard calculated the financial impact to CBOT Holdings Class A stockholders assuming full payment for the exercise rights by ICE pursuant to the ICE/CBOE Agreement. The calculation showed a reduction in the nominal value of the ICE proposal of $3.24 per share of CBOT Holdings Class A common stock;

•

they had considered and evaluated the financial benefits to the CBOT Holdings Class A stockholders provided by the right of such stockholders to elect to receive cash in lieu of ICE shares as merger consideration, up to a total of $2.5 billion in the aggregate; and

•

the absence of any additional information from, or action by, ICE which in the special committees’ judgment would mitigate the integration risks previously identified in the section entitled “The Merger—Conclusions Regarding the ICE Proposal—Technology Assessment and Integration Analysis” in the joint proxy statement/prospectus.

In reaching their recommendations, the special committees consulted with CBOT Holdings’ board of directors, including the transaction committee and individual members of CBOT Holdings’ board of directors, CBOT Holdings’ management and CBOT Holdings’ legal advisors, as well as the special committees’ respective legal and financial advisors. The special committees independently considered, in consultation with their legal and financial advisors, the factors described in “Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Board of Directors.” Please see “Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” in this supplement for a description of these factors.

The foregoing discussion of the material factors considered by the CBOT Holdings’ special transaction committee and non-ER members committee is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ special transaction committee and non-ER members committee.

Update to Conclusions Regarding the ICE Proposal

The CBOT Holdings special transaction committee engaged CSC Consulting, Inc. as an independent technology consultant to perform an evaluation of the technology offered by ICE with a view towards the ability to support the business needs of CBOT Holdings, and the perceived risks, benefits and potential associated with merging the technologies of CBOT Holdings and ICE. CSC was not engaged to perform any analysis with respect to CME Holdings and/or its technological capabilities.

In connection with its due diligence review of ICE’s technology, CSC concluded that based on the information available, it was not possible to determine with certainty the appropriate timeline for the transition of CBOT Holdings electronic trading and clearing to ICE’s platforms. However, CSC indicated its belief that the 24-month timeframe proposed by CBOT Holdings management was aggressive and carried risk.

Opinion of Lehman Brothers, Financial Advisor to CME Holdings

In August 2006, the CME Holdings board of directors engaged Lehman Brothers to act as its financial advisor with respect to pursuing a strategic combination with CBOT Holdings. On each of October 16, 2006 and May 10, 2007, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid by CME Holdings to the stockholders of CBOT Holdings in the merger was fair to CME Holdings. Thereafter, at the request of the CME Holdings board of directors, in connection with the board of directors’ review of the amended terms of the transaction, on June 14, 2007, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid in the merger was fair to CME Holdings.

The full text of Lehman Brothers’ written opinion, dated June 14, 2007, is attached as Annex B to this document. Stockholders are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matters described in this document. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the CME Holdings board of directors in connection with its consideration of the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, CME Holdings’ underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things:

•	the amended merger agreement and the specific terms of the merger, including the special dividend, the ERP payment, the guarantee and the post-closing tender offer;

•

publicly available information concerning CME Holdings and CBOT Holdings that Lehman Brothers believed to be relevant to its analysis, including certain periodic reports filed by CME Holdings and CBOT Holdings, including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

•

financial and operating information with respect to the business, operations and prospects of CBOT Holdings furnished to Lehman Brothers by CBOT Holdings and CME Holdings, including (i) financial projections of CBOT Holdings prepared by the management of CBOT Holdings and (ii) financial projections of CBOT Holdings prepared by the management of the CME Holdings;

•

financial and operating information with respect to the businesses, operations and prospects of CME Holdings furnished to Lehman Brothers by CME Holdings, including (i) financial projections of CME Holdings prepared by the management of CME Holdings and (ii) the amounts and timing of certain cost savings and revenue synergies expected by the management of CME Holdings to result from the proposed transaction;

•

trading histories of CME Holdings common stock and of CBOT Holdings common stock from October 18, 2005 to June 13, 2007 and a comparison of each of their trading histories with those of other companies that Lehman Brothers deemed relevant;

•	the relative contributions of CME Holdings, on the one hand, and CBOT Holdings, on the other hand, to the current and future financial performance of CME Group on a pro forma basis;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•

the potential pro forma financial impact of the proposed transaction on the future financial performance of CME Holdings, including the expected synergies, the special dividend, the ERP payment, the guarantee and the post-closing tender offer;

•

a comparison of the historical financial results and present financial condition of CME Holdings and CBOT Holdings with each other and with those of other companies that Lehman Brothers deemed relevant; and

•	published estimates by independent equity research analysts with respect to the future financial performance of CME Holdings and CBOT Holdings.

In addition, Lehman Brothers had discussions with the managements of CME Holdings and CBOT Holdings concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of CME Holdings that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of CME Holdings and CBOT Holdings prepared by the management of CME Holdings, upon advice of CME Holdings, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CME Holdings as to their respective future financial performance and that they would perform substantially in accordance with such projections. With respect to the operating synergies and strategic benefits expected by the management of CME Holdings to result from a combination of the businesses of CME Holdings and CBOT Holdings, upon advice of CME Holdings, Lehman Brothers assumed that such estimated operating synergies and strategic benefits will be achieved substantially in accordance with such expectations. In arriving at its opinion, Lehman Brothers did not conduct or obtain any evaluations or appraisals of the assets or liabilities of CME Holdings or CBOT Holdings, nor did it conduct a physical inspection of the properties and facilities of CME Holdings and CBOT Holdings. Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 14, 2007.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The CME Holdings board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with CME Holdings and the exchange industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the CME Holdings board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ opinion.

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers, based on its experience with companies in the exchange industry, reviewed and compared specific financial and operating data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including:

•	Australian Stock Exchange;
•	Bolsas y Mercados Españoles;
•	Bursa Malaysia;
•	CME Holdings;
•	Deutsche Börse Group;
•	Hong Kong Exchanges & Clearing;
•	IntercontinentalExchange;
•	London Stock Exchange;
•	The Nasdaq Stock Market, Inc.;
•	NYMEX Holdings, Inc.;

•	NYSE Euronext, Inc.;
•	Singapore Exchange Limited; and
•	TSX Group.

As part of its comparable company analysis, Lehman Brothers calculated and analyzed CBOT Holdings’ and each comparable company’s ratio of current stock price to its projected earnings per share, commonly referred to as a “price earnings ratio.” Lehman Brothers also calculated and analyzed various financial multiples, including CBOT Holdings’ and each comparable company’s enterprise value to certain historical financial criteria such as revenue and earnings before interest, taxes, depreciation and amortization, or “EBITDA.” The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, and subtracting its cash and cash equivalents. For the comparable companies, these calculations were performed, and based on publicly available financial data (including Wall Street consensus estimates per the Institutional Broker Estimate System, or “IBES,” database) and closing prices, as of June 13, 2007, the last trading date prior to the delivery of Lehman Brothers’ opinion. For the CBOT Holdings implied share price, the calculations were based on financial projections prepared by CME Holdings’ management.

The following table sets forth the results of this analysis.

Comparable Companies at June 13, 2007 Closing Prices
	Range	Median
Ratio of Price to:
Calendar Year 2007 Estimated Earnings	19.7x – 49.7x	27.2x
Calendar Year 2008 Estimated Earnings	17.3x – 36.0x	24.1x

Ratio of Firm Value to:
Calendar Year 2007 Estimated Revenue	6.7x – 18.7x	12.8x
Calendar Year 2008 Estimated Revenue	6.1x – 17.2x	11.6x

Ratio of Firm Value to:
Calendar Year 2007 Estimated EBITDA	11.0x – 26.9x	17.7x
Calendar Year 2008 Estimated EBITDA	9.5x – 24.5x	15.7x

Lehman Brothers selected the comparable companies above because their businesses and operating profiles are reasonably similar to those of CBOT Holdings. However, because of the inherent differences between the business, operations and prospects of CBOT Holdings and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as CBOT Holdings. Therefore, Lehman Brothers believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the comparable company analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of CBOT Holdings and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between CME Holdings and CBOT Holdings and the companies included in the comparable company analysis. Lehman Brothers’ qualitative judgments resulted in the selection of a set of firms that most closely matched the financial and operating characteristics of CBOT Holdings used in determining the appropriate reference range for the implied share price of CBOT Holdings; namely, CME Holdings, Deutsche Börse, IntercontinentalExchange, NYSE Euronext, and NYMEX Holdings. The reference range for the implied share price of CBOT Holdings was calculated by Lehman Brothers solely by reference to these three companies.

Based on this analysis, Lehman Brothers derived a reference range for the implied share price of CBOT Holdings of approximately $169.75 to $196.00 per share.

Comparable Transaction Analysis

Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and financial multiples paid in nineteen acquisitions or strategic mergers of companies that Lehman Brothers, based on its experience with merger and acquisition transactions, deemed relevant to arriving at its opinion. Lehman Brothers chose the transactions used in the comparable transaction analysis based on the similarity of the target companies in the transactions to CBOT Holdings in the size, mix, margins and other characteristics of their businesses. Lehman Brothers referenced the following transactions:

•	Nasdaq Stock Market Inc. / OMX AB;

•	Eurex / International Securities Exchange;

•	State Street Corporation / Currenex;

•	IntercontinentalExchange / New York Board of Trade;

•	NYSE Group, Inc. / Euronext N.V.;

•	ICAP PLC / EBS;

•	Australian Stock Exchange / SFE;

•	The Nasdaq Stock Market, Inc. / INET ECN;

•	New York Stock Exchange, Inc. / Archipelago;
•	OMHEX AB / Copenhagen Stock Exchange;
•	Thomas H. Lee / Refco;
•	The Nasdaq Stock Market, Inc. / Brut, LLC;
•	Clearnet / The London Clearing House;
•	Bank of New York / Pershing;
•	ICAP PLC / BrokerTec;
•	Instinet Corp / Island ECN;
•	Deutsche Börse / Clearstream;
•	Euronext / Liffe; and
•	IntercontinentalExchange / International Petroleum Exchange.

Lehman Brothers selected an equity value per share multiple range of 37.5x to 48.0x the estimated earnings per share, or “EPS,” for the last 12 months ended June 30, 2007, referred to as “LTM,” which is based on average price earnings ratio multiples, consideration type and judgmental impact of cycle timing. However, no company or transaction utilized in the precedent transaction analyses is identical to CBOT Holdings or the combination. In determining the appropriate reference range for equity value per share, Lehman Brothers applied qualitative judgments to select a set of transactions that most closely matched the characteristics of the acquisition of CBOT Holdings; namely, Nasdaq Stock Market Inc. / OMX AB, Eurex / International Securities Exchange, State Street Corporation / Currenex, IntercontinentalExchange / New York Board of Trade, NYSE Group, Inc. / Euronext N.V., ICAP PLC / EBS, Australian Stock Exchange / SFE, New York Stock Exchange, Inc. / Archipelago, and Euronext / Liffe. Following the selection of the above transactions, Lehman Brothers calculated the mean and median LTM Net Income and applied a rounding adjustment to arrive at the appropriate reference range. Based on the range of equity value per share multiples and using the financial projections of CBOT Holdings prepared by CME Holdings’ management, the implied share prices of CBOT Holdings on June 13, 2007 were $153.50 to $196.50 per share.

CBOT Discounted Cash Flow Analysis

As part of its analysis, and in order to estimate the present value of CBOT Holdings common stock on a standalone basis, Lehman Brothers also prepared a ten-year discounted cash flow analysis, or “DCF,” for CBOT Holdings, calculated as of July 1, 2007, of after-tax unlevered free cash flows for fiscal years 2007 through 2016 based upon estimated financial data for CBOT Holdings prepared by CME Holdings’ management.

Based upon projected financial results for CBOT Holdings prepared by CME Holdings’ management, Lehman Brothers estimated a range of terminal values by applying perpetuity growth rates of 3.5% to 4.5% to 2017 estimated unlevered free cash flow. The perpetuity growth rate change was selected by Lehman Brothers based on historical and expected growth rates for the U.S. economy. Lehman Brothers discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%. The discount rates utilized in this analysis were chosen by Lehman Brothers based on an analysis of the weighted average cost of capital of CBOT Holdings. In recognition of the fact that CBOT Holdings had been trading as a public company for less than two years at the time the analysis was performed, and therefore had a relatively limited set of market data available for determining its market volatility, Lehman Brothers also considered the market volatility of an appropriate set of comparable public companies to provide a broader measure of expected future market volatility used in determining the weighted average cost of capital of CBOT Holdings. In selecting a set of comparable public companies for this purpose, Lehman Brothers, based on its experience with companies in the exchange industry, reviewed and compared specific financial, operating and market data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including.

•	CME Holdings;

•	NYSE Euronext, Inc.;

•	Deutsche Börse Group;

•	IntercontinentalExchange;

•	London Stock Exchange; and

•	The Nasdaq Stock Market, Inc.

Lehman Brothers calculated per share equity values by first determining a range of enterprise values of CBOT Holdings by adding the present values of the after-tax unlevered free cash flows and perpetuity growth rates and discount rate scenario, and then subtracting from the enterprise values the net debt (which is total debt minus cash) and non-operating assets of CBOT Holdings, and dividing those amounts by the number of fully diluted shares of CBOT Holdings.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings yielded an implied valuation range of CBOT Holdings common stock on a standalone basis of $130.00 to $150.00 per share.

In addition, Lehman Brothers performed a discounted cash flow analysis to calculate an implied valuation range of the unlevered, after-tax free cash flows that CBOT Holdings, including the potential expense and revenue synergies, resulting from the transaction. After taking into account the synergies estimated by CME Holdings’ management, Lehman applied a range of perpetuity growth rates of 3.5% to 4.5% and discounted the unlevered free cash flow and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings, including 50% – 100% of synergies, yielded an implied valuation range of CBOT Holdings common stock of $167.75 to $225.50 per share.

Contribution Analysis

Lehman Brothers analyzed the respective contributions of CME Holdings and CBOT Holdings based on historical financial information for the twelve months ended December 31, 2006 and CME Holdings management estimates for 2007 and 2008 revenues, EBITDA, operating income and net income of CME Holdings and CBOT Holdings.

Based on this analysis, Lehman Brothers derived a range for CBOT Holdings’ contribution of approximately 31% to 38%. By comparison CBOT Holdings Class A stockholders will receive 35% pro forma ownership of the combined entity on a fully diluted basis.

Pro Forma Analysis

In order to evaluate the estimated ongoing impact of the merger, Lehman Brothers analyzed the pro forma earnings effect of the merger from the perspective of CME Holdings stockholders. The pro forma earnings effect analysis was performed in order to assess the impact of the merger on earnings per share from the perspective of CME Holdings stockholders. For the purposes of this analysis, Lehman Brothers assumed (i) a $201.50 per share price for CBOT Holdings common stock acquired pursuant to the merger (the closing market price per share on June 13, 2007), (ii) a $551.25 per share price for CME Holdings common stock (the closing market price per share on June 13, 2007), (iii) a transaction structure with equity consideration in the amount of 0.3500 CME Holdings shares for each CBOT Holdings share held, a $9.14 per share conditional special cash dividend to all CBOT Holdings common stockholders, the ERP payment, the guarantee, and a $3.5 billion post-closing tender offer, (iv) financial forecasts for each company prepared by the management of CME Holdings, (v) cost savings, revenue enhancements and continuation of CME Holdings’ clearing arrangement with CBOT Holdings, as expected by CME Holdings’ management and (vi) a closing date for the merger of June 30, 2007. Lehman Brothers estimated that, based on the assumptions described above, the pro forma impact of the transaction would be accretive to earnings per share of CME Holdings on a GAAP basis in calendar year 2008. The financial forecasts that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

Returns Analysis

In order to evaluate the estimated return on an investment in CBOT Holdings from the perspective of CME Holdings stockholders, Lehman Brothers calculated the internal rate of return on an investment in CBOT Holdings. For the purposes of this analysis, Lehman Brothers assumed a transaction value of $10.5 billion based on a $208.35 ($201.50 plus the maximum assumed cost of the ERP payment and the guarantee) total maximum per share cost for CBOT Holdings common stock acquired pursuant to the merger plus net debt of CBOT Holdings to arrive at the initial investment value. Lehman Brothers calculated the internal rate of return on an investment in CBOT Holdings, including expense synergies, based on (i) applying a range of terminal EBITDA multiples of 16.0x – 20.0x to the estimated 2017 EBITDA and (ii) applying a range of perpetuity growth rates of 2% – 6% to the estimated 2017 unlevered free cash flow.

The following table sets forth the results of this analysis.

	Range	Return on Investment
Terminal EBITDA Multiple	16.0x – 20.0x	16.4% – 18.8%
Perpetuity Growth Rate	2.0% – 6.0%	9.2% – 11.7%

General

In connection with the review of the merger by CME Holdings’ board of directors, Lehman Brothers performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Lehman Brothers may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lehman Brothers’ view of the actual value of CME Holdings or CBOT Holdings.

In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry risks associated with reserves, industry performance, general business and economic conditions and other matters, many of which are beyond the control of CME Holdings or CBOT Holdings. Any estimates contained in Lehman Brothers’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Lehman Brothers’ analysis of the fairness from a financial point of view to CME Holdings stockholders of the merger and were prepared in connection with the opinion by Lehman Brothers delivered orally on June 14, 2007 (subsequently confirmed in writing), to CME Holdings’ board of directors. The analyses do not purport to be appraisals or to reflect the prices at which CME Holdings common stock or CBOT Holdings common stock might trade following announcement of the merger or the prices at which CME Group common stock might trade following consummation of the merger.

The terms of the merger were determined through arm’s length negotiations between CME Holdings and CBOT Holdings and were unanimously approved by CME Holdings’ and CBOT Holdings’ boards of directors. Lehman Brothers did not recommend any specific exchange ratio or form of consideration to CME Holdings or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger.

Lehman Brothers’ opinion was one of the many factors taken into consideration by CME Holdings’ board of directors in making its unanimous determination to approve the merger agreement. Lehman Brothers’ analyses summarized above should not be viewed as determinative of the opinion of CME Holdings’ board of directors with respect to the value of CME Holdings or CBOT Holdings or of whether CME Holdings’ board of directors would have been willing to agree to a different exchange ratio or form of consideration.

As compensation for its services in connection with the merger, CME Holdings paid Lehman Brothers $3 million upon the delivery of Lehman Brothers’ initial opinion. Compensation of an additional $13 million will be payable on completion of the merger. In addition, CME Holdings has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by CME Holdings and the rendering of the Lehman Brothers’ opinion. CME Holdings has requested and we are providing a commitment for the funds necessary to finance the proposed transaction, and Lehman Brothers will receive customary fees in connection therewith.

Lehman Brothers and certain of its affiliates hold memberships at both CME and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of CME Holdings and CBOT Holdings. Lehman Brothers and its affiliates hold (i) 16 memberships in CBOT, consisting of Class B trading rights and privileges (and in some cases CBOE exercise right privileges) and CBOT Holdings Class A common stock, representing less than 0.5% of the outstanding shares of the CBOT Holdings Class A common stock and (ii) 17 memberships in CME and the associated shares of CME Holdings Class B common stock and CME Holdings Class A common stock, representing less than 0.5% of the outstanding shares of CME Holdings Class A common stock. In addition, in the ordinary course of its business, Lehman Brothers actively trades in the securities of CME Holdings and CBOT Holdings for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

As described above, Lehman Brothers’ opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Lehman Brothers in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Lehman Brothers attached as Annex B to this document.

Opinion of William Blair, Financial Advisor to CME Holdings

William Blair acted as financial advisor to CME Holdings in connection with the merger. As part of its engagement, CME Holdings requested that William Blair render an opinion as to whether the merger consideration to be paid by CME Holdings was fair, from a financial point of view, to CME Holdings. On each of October 16, 2006 and May 10, 2007, William Blair delivered its oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of such date and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings. On June 14, 2007, William Blair delivered its oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of such date and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings, after giving effect to the special dividend to be paid to CBOT stockholders, and the ERP payment and the guarantee, which William Blair assumed, based on discussions with CME Holdings management, has a cost of $333 million.

The full text of William Blair’s written opinion, dated June 14, 2007, is attached as Annex C to this document and incorporated into this document by reference. We urge holders of CME Holdings shares to read the entire opinion carefully to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair’s opinion relates only to the fairness, from a financial point of view, to CME Holdings of the consideration to be paid by CME Holdings in the merger, does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the amended merger agreement or the merger. William Blair did not address the merits of the underlying decision by CME Holdings to engage in the merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion.

William Blair provided the opinion described above for the information and assistance of the board of directors of CME Holdings in connection with its consideration of the merger. The terms of the amended merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between CME Holdings and CBOT Holdings, and were unanimously approved by the board of directors of CME Holdings. William Blair provided financial advice to CME Holdings during such negotiations. However, William Blair did not recommend any specific exchange ratio or other form of consideration to CME Holdings or that any specific exchange ratio or other form of consideration constituted the only appropriate consideration for the proposed merger.

In connection with its opinion, William Blair, among other things:

•	reviewed the merger agreement dated October 17, 2006 as amended as of December 20, 2006, May 11, 2007, and June 14, 2007;

•	reviewed certain audited historical financial statements of CME Holdings and CBOT Holdings for the three fiscal years ended December 31, 2006, as filed with the SEC;

•	reviewed certain unaudited financial statements of CME Holdings and CBOT Holdings for the three months ended March 31, 2007 as filed with the SEC;

•

reviewed certain internal business, operating and financial information and forecasts of CME Holdings for fiscal years 2007 through 2010 and CBOT Holdings for fiscal years 2007 through 2016 prepared by the senior management of CME Holdings, or the “Forecasts;”

•

reviewed information regarding the strategic, financial and operational benefits anticipated from the merger and the prospects of CME Holdings (with and without the merger) prepared by the senior management of CME Holdings;

•

reviewed information regarding the amount and timing of cost savings and related expenses and synergies which the senior management of CME Holdings expects will result from the merger, or the “Expected Synergies”;

•

reviewed the pro forma impact of the merger on the earnings per share of CME Holdings (before and after taking into consideration each of the following: the Expected Synergies, adjustments for third-party clearing activities, and a proposed post-closing stock repurchase of $3.5 billion of CME Holdings Class A common stock at a fixed price of $560.00 per share) based on certain pro forma financial information prepared by the senior management of CME Holdings;

•

reviewed the financial impact of a special dividend to be paid to CBOT stockholders, and the ERP payment and the guarantee, which William Blair assumed, based on discussions with CME Holdings management, has a cost of $333 million;

•	reviewed information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	reviewed the financial position and operating results of CBOT Holdings compared with those of certain other publicly traded companies William Blair deemed relevant;

•	reviewed current and historical market prices and trading volumes of the common stock of CME Holdings and CBOT Holdings; and

•	performed such other financial analyses and considered such other information as William Blair deemed appropriate for the purposes of its opinion.

William Blair also held discussions with members of the senior management of CME Holdings and CBOT Holdings to discuss the foregoing, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including without limitation the Forecasts provided by the senior management of CME Holdings. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of CME Holdings or CBOT Holdings. William Blair was advised by the senior management of CME Holdings that the Forecasts and Expected Synergies examined by William Blair were reasonably prepared on bases reflecting the best estimates then available and judgments of the senior management of CME Holdings. In that regard, William Blair assumed, with the consent of CME Holdings’ board of directors, that (i) the Forecasts would be achieved in the amounts and at the times contemplated thereby, (ii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CME Holdings, and (iii) all material assets and liabilities (contingent or otherwise) of CME Holdings and CBOT Holdings were as set forth in each company’s respective financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the Forecasts, Expected Synergies, pro forma adjustments, or the estimates and judgments on which they were based. William Blair was not provided with, nor did it otherwise review, any forecasts of CME Holdings for periods after 2010 or CBOT Holdings for periods after fiscal year 2016.

William Blair’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for CME Holdings or the effect of other transactions in which CME Holdings might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, June 13, 2007. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal, accounting and tax matters on advice of advisors to CME Holdings, and assumed that the executed merger agreement would substantially conform to, and the merger would be consummated on, the terms described in the merger agreement reviewed by it, without any amendment or waiver of any material terms or conditions.

William Blair did not express any opinion as to the price at which the common stock of CME Holdings will trade at any future time or as to the effect of the announcement of the merger on the trading price of the common stock of CME Holdings. William Blair noted that the trading price may be affected by a number of factors, including but not limited to:

•	dispositions of the common stock of CME Group by stockholders within a short period of time after the effective date of the merger;

•	changes in prevailing interest rates and other factors which generally influence the price of securities;

•	adverse changes in the capital markets from the date on which the opinion was delivered;

•	the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of CME Holdings or CBOT Holdings or in their respective target markets;

•	any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

•	timely completion of the merger on the terms and conditions that are acceptable to all parties at interest.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with CME Holdings’ board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

Contribution Analysis. William Blair performed an analysis comparing the relative contributions of CME Holdings and CBOT Holdings to the combined pro forma company’s LTM and projected 2007 and 2008 revenue, EBITDA, earnings before interest and taxes, or “EBIT,” and net income. The LTM data for both CME Holdings and CBOT Holdings were based on publicly available information as of March 31, 2007. Fiscal year 2007 and 2008 projections for CME Holdings and CBOT Holdings were based on the Forecasts provided by CME Holdings. These relative contribution percentages for CBOT Holdings ranged from 30% to 38% and were compared to the relative split of the post-transaction common stock shares of CBOT Holdings of 35%, or 36% after giving effect to the special dividend to be paid to CBOT stockholders and the ERP payment, as if paid in CME Holdings stock. Such analysis was prepared without regard to synergies and purchase accounting adjustments.

Discounted Cash Flow Analysis. William Blair utilized the Forecasts and Expected Synergies to perform a discounted cash flow analysis of CBOT Holdings’ projected future cash flows for the period commencing on July 1, 2007 and ending December 31, 2016. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for CBOT Holdings. In this analysis, William Blair assumed that CBOT Holdings’ free cash flows would grow in perpetuity beyond 2016 at an annual growth rate ranging from 3.0% to 5.0% reflecting historical and forecasted growth rates for US economic activity. William Blair further assumed an annual discount rate ranging from 10.50% to 12.50%. William Blair determined the appropriate discount range based upon an analysis of the weighted average cost of capital of CBOT Holdings.

William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. An equity value was determined by adding back the estimated amount of net cash at July 1, 2007 based on the Forecasts and the estimated value of CBOT Holdings’ building as provided to William Blair by CME Holdings’ management. The implied range of equity values for CBOT Holdings implied by the discounted cash flow analysis ranged from approximately $7.9 billion to $13.4 billion, as compared to the implied equity value for CBOT Holdings of approximately $10.2 billion based on the exchange ratio.

Earnings Accretion/Dilution Analysis. William Blair analyzed certain pro forma effects resulting from the merger, including the potential impact of the merger on projected 2008 and 2009 GAAP and cash earnings per share of CME Group following the merger. All analyses assumed a June 30, 2007 closing. William Blair utilized CBOT Holdings’ and CME Holdings’ earnings for 2008 and 2009 according to the Forecasts provided by CME Holdings. William Blair’s analysis included assumptions regarding, among other matters, various structural considerations, the special dividend to be paid to CBOT stockholders and the ERP payment, the estimated allocation of purchase price to amortizable intangible assets, pro forma adjustments for third-party clearing activities, the possible $3.5 billion stock repurchase at a fixed price of $560.00 per share after the closing of the merger, and Expected Synergies based on discussions with CME Holdings’ management. The analysis indicated that GAAP and cash earnings per share would generally be dilutive in 2008 and 2009 assuming no synergies and no stock buyback. Furthermore, the analysis indicated that GAAP and cash earnings per share would generally be accretive in 2008 and 2009 assuming synergies and a stock repurchase.

Selected Public Company Analysis. William Blair reviewed and compared certain financial information relating to CBOT Holdings to corresponding financial information, ratios and public market multiples for publicly traded companies with market capitalizations in excess of $1 billion, with operations in the exchange industry and with similar business characteristics. The companies selected by William Blair were:

•	CME Holdings;

•	Deutsche Börse A.G.;

•	Hong Kong Exchanges & Clearing;

•	IntercontinentalExchange;

•	International Securities Exchange;

•	London Stock Exchange;

•	The Nasdaq Stock Market, Inc.;

•	NYSE Euronext, Inc.; and

•	TSX Group.

Among the information William Blair considered were EBITDA, EBIT, and EPS. William Blair considered the enterprise value as a multiple of EBITDA and EBIT for each company for the last twelve months for which results were publicly available and for the respective calendar year EBITDA and EBIT estimates for 2007 and 2008, and the share price as a multiple of EPS for each company for the LTM and for the respective calendar year EPS estimates for 2007 and 2008. The operating results and the corresponding derived multiples for CBOT Holdings and each of the selected companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of May 10, 2007 and consensus Wall Street analysts’ EPS estimates for calendar years 2007 and 2008 where appropriate. William Blair noted that it did not have access to internal forecasts for any of the selected public companies, except CME Holdings. The implied enterprise value of the transaction is based on the equity value implied by the purchase price plus the total debt, less any excess cash and cash equivalents assumed to be included in the merger.

William Blair then compared the implied transaction multiples for CBOT Holdings to the range of trading multiples for the selected companies. Information regarding the range of multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table:

	Selected Public Company Valuation Multiples			Range for CBOT Holdings at 0.3500 Exchange Ratio
	Min	Median	Max
Enterprise Value/LTM EBITDA	12.6x	20.1x	38.3x	24.8x-28.8x
Enterprise Value/2007E EBITDA	11.0x	19.8x	26.4x	19.9x-22.8x
Enterprise Value/2008E EBITDA	9.5x	13.1x	20.5x	17.2x-19.6x

Enterprise Value/LTM EBIT	13.5x	23.5x	40.8x	28.3x-33.7x
Enterprise Value/2007E EBIT	12.5x	17.1x	26.6x	22.0x-25.6x
Enterprise Value/2008E EBIT	10.5x	13.1x	22.9x	18.8x-21.8x

Equity Value/LTM Net Income	23.7x	29.4x	59.9x	44.8x-53.2x
Equity Value/2007E Net Income	19.7x	28.8x	43.4x	33.9x-39.1x
Equity Value/2008E Net Income	17.8x	23.8x	30.7x	28.7x-32.9x

William Blair noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected public companies.

Although William Blair compared the trading multiples of the selected companies to CBOT Holdings at the date of its opinion, none of the selected companies is identical to CBOT Holdings. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis. William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 2001 and focused primarily on the exchange industry and having similar business characteristics. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The 13 transactions examined were (target/acquiror):

•	International Securities Exchange/Deutsche Börse AG;

•	New York Board of Trade/IntercontinentalExchange;

•	Euronext N.V./NYSE Group, Inc.;

•	EBS Group Limited/ICAP plc;

•	London Stock Exchange/The Nasdaq Stock Market, Inc.;

•	SFE Corp. Ltd./Australian Stock Exchange;

•	INET/The Nasdaq Stock Market, Inc.;

•	Archipelago Holdings, Inc./New York Stock Exchange;

•	PCX Holdings Inc./Archipelago Holdings, Inc.;

•	London Clearing House/Clearnet SA;

•	Island ECN/Instinet Group Incorporated;

•	Clearstream International/Deutsche Börse AG; and

•	LIFFE/Euronext N.V.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of EBITDA and EBIT of the target and the equity value as a multiple of net income of the target for the latest twelve months prior to the announcement of these transactions. William Blair compared the resulting range of transaction multiples of EBITDA, EBIT and net income for the selected transactions to the implied transaction multiples for CBOT Holdings. Information regarding the range of multiples from William Blair’s analysis of selected transactions is set forth in the following table:

	Selected Transaction Valuation Multiples			Range for CBOT Holdings at 0.3500 Exchange Ratio
	Min	Median	Max
Enterprise Value/LTM EBITDA	3.5x	15.0x	28.4x	24.8x-28.8x
Enterprise Value/LTM EBIT	8.6x	21.7x	66.9x	28.3x-33.7x
Equity Value/LTM Net Income	11.7x	37.2x	109.6x	44.8x-53.2x

William Blair noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of CBOT Holdings, none of these transactions or associated companies is identical to the merger or CBOT Holdings. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of CBOT Holdings versus the values of the companies in the selected transactions.

General. This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be paid by CME Holdings. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole and in consideration of the process undertaken by CME Holdings. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to CBOT Holdings or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair is familiar with CME Holdings, having provided certain investment banking services to CME Holdings and its board of directors from time to time, including having acted as co-manager for CME Holdings’ $191 million initial public offering of common stock in December 2002, as co-manager on an $85 million follow-on common stock offering in June 2003, as co-manager on a $138 million follow-on common stock offering in November 2003 (for which William Blair received remuneration of approximately $0.4 million, $0.2 million and $0.5 million, respectively) and as a financial advisor to CME Holdings in connection with, and having participated in certain of the negotiations leading to, the amended merger agreement. Furthermore, in the ordinary course of its business, William Blair and its affiliates may beneficially own or actively trade common shares and other securities of CME Holdings or CBOT Holdings for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities. In addition, William Blair provides research coverage for both CME Holdings and CBOT Holdings.

CME Holdings hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated September 11, 2006, William Blair was paid $750,000 upon the delivery of its opinion, dated October 17, 2006, as to the fairness, from a financial point of view, of the merger consideration to be paid by CME Holdings. William Blair did not receive an additional fee in connection with its opinions dated May 11, 2007 and June 14, 2007. Furthermore, under the terms of the September 11, 2006, letter agreement, William Blair will be entitled to receive an additional fee of $1,250,000 upon consummation of the merger. In addition, CME Holdings has agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement.

As described above, William Blair’s opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by William Blair in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of William Blair attached as Annex C to this document.

Opinion of JPMorgan, Financial Advisor to CBOT Holdings

Pursuant to an engagement letter dated October 9, 2006, as amended on May 10, 2007, CBOT Holdings retained JPMorgan as its financial advisor in connection with the proposed merger.

At the meeting of the board of directors of CBOT Holdings on June 14, 2007, JPMorgan rendered its oral opinion, subsequently confirmed in writing, to the board of directors that, as of such date and based upon and subject to the factors, limitations and assumptions set forth in its opinion, the consideration (which includes the special dividend) to be received by holders of shares of unrestricted CBOT Holdings Class A common stock in the proposed merger of CBOT Holdings with and into CME Holdings, was fair, from a financial point of view to such holders.

The full text of the written opinion of JPMorgan, dated June 14, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and review undertaken in connection with rendering its opinion, is included as Annex D to this document and is incorporated herein by reference. Holders of CBOT Holdings Class A common stock are urged to read the opinion in its entirety.

JPMorgan’s opinion is addressed to CBOT Holdings’ board of directors, is directed only to the consideration in the proposed merger (which includes the special dividend) and does not constitute a recommendation to any stockholder of CBOT Holdings as to how such stockholder should vote with respect to the proposed merger or any other matter. The summary of the opinion of JPMorgan set forth in this document is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•

reviewed the merger agreement, dated as of October 17, 2006, amendments to the merger agreement, dated as of December 20, 2006 and May 11, 2007 and a draft of an amendment to the merger agreement, dated as of June 13, 2007 (collectively, the “proposed merger agreement”);

•	reviewed certain publicly available business and financial information concerning CBOT Holdings and CME Holdings and the industries in which they operate;

•

compared the financial and operating performance of CBOT Holdings and CME Holdings with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of CBOT Holdings Class A common stock and CME Holdings Class A common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of CBOT Holdings relating to its business;

•	reviewed certain limited financial forecasts provided by CME Holdings for itself for 2007 and 2008, as well as certain information with respect to CME Holdings’ outlook beyond 2008;

•	reviewed certain analyses and forecasts prepared by CBOT Holdings relating to CME Holdings’ business;

•

reviewed certain estimates as to the amount and timing of the cost savings and related expenses and synergies expected to result from the proposed merger prepared by CBOT Holdings and CME Holdings, respectively, or the “Synergies;” and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of the managements of CBOT Holdings and CME Holdings with respect to certain aspects of the proposed merger, and the past and current business operations of CBOT Holdings and CME Holdings, the financial condition and future prospects and operations of CBOT Holdings and CME Holdings, the effects of the proposed merger on the financial condition and future prospects of CBOT Holdings and CME Holdings, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by CBOT Holdings and CME Holdings or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of CBOT Holdings or CME Holdings under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on analyses and forecasts provided to it, including the Synergies, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of CBOT Holdings and CME Holdings to which such analyses or forecasts related. While JPMorgan did meet with the management of CBOT Holdings to review and discuss the analyses and forecasts provided by management, JPMorgan’s assumption as to the reasonableness of such analyses and forecasts was based on contractual provisions in its engagement letter with CBOT Holdings, pursuant to which JPMorgan was entitled to rely upon the accuracy and completeness of all information furnished to it by CBOT Holdings. Pursuant to this authority, JPMorgan expressed no view as to such analyses or forecasts, including the Synergies, or the assumptions on which they were based. CBOT Holdings’ board of directors reviewed the forecasts and other financial information with JPMorgan and CBOT Holdings’ management and was aware that JPMorgan, in rendering its opinion, had relied upon and assumed the accuracy and completeness of the forecasts and other financial information provided by the parties. JPMorgan also assumed that the proposed merger would qualify as a tax-free reorganization for United States federal income tax purposes and that the other transactions contemplated by the proposed merger agreement would be consummated as described therein. JPMorgan indicated that it was not a legal, regulatory or tax expert and indicated that it has relied on the assessments made by advisors to CBOT Holdings with respect to such issues. JPMorgan indicated that it had relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further indicated that it had assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger would be obtained without any adverse effect on CBOT Holdings or CME Holdings, or on the contemplated benefits of the proposed merger.

JPMorgan’s opinion states that it is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. It should be understood that subsequent developments may affect JPMorgan’s opinion. The JPMorgan opinion states that according to CBOT Holdings’ public disclosures certain holders of CBOT Holdings Class A common stock have rights, exercisable under certain circumstances (and subject to certain conditions), referred to as the “Exercise Right,” to become members of CBOE. The opinion states, in addition, that according to CBOT Holdings’ public disclosures ownership of CBOT Holdings Class A common stock may entitle trading firms that are registered as members of CBOT to benefit from reduced transaction fees, referred to as the “Fee Reduction Right.” Furthermore, the JPMorgan opinion states that according to the amended and restated certificate of incorporation of CBOT that was proposed to form part of the proposed merger agreement, each holder of an Exercise Right will be entitled to receive a payment from CBOT in exchange for the Exercise Right, and CBOT made certain undertakings with respect to certain enumerated litigation, which are referred to together as the “ERP Right.” The JPMorgan opinion does not take into consideration the existence of the Exercise Right, the Fee Reduction Right, the ERP Right or any other right arising out of or relating to membership in CBOT and their treatment in connection with the proposed merger and is limited to the fairness, from a financial point of view, of the merger consideration (which includes the special dividend) to be received by the holders of CBOT Holdings Class A common stock in the proposed merger by virtue solely of their ownership of such CBOT Holdings Class A common stock. JPMorgan has expressed no opinion as to the fairness of the proposed merger to, or any consideration of, the holders of any other class of securities, creditors or constituencies of CBOT Holdings or as to the underlying decision by CBOT Holdings to engage in the proposed merger. JPMorgan expressed no opinion as to the price at which CBOT Holdings Class A common stock or CME Holdings Class A common stock would trade at any future time.

JPMorgan’s opinion notes that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of CBOT Holdings or any other alternative transaction.

Summary of Certain Financial Analyses Conducted by JPMorgan

In connection with rendering its opinion to the board of directors, JPMorgan performed the following financial and comparative analyses:

•	relative contribution analysis; and

•	value creation analysis.

In the value creation analysis JPMorgan determined the implied value of Class A common stock for both CBOT Holdings and CME Holdings based on two alternate cases for each company: a “Base Case” and a “Base Plus Case.” The CBOT Holdings Base Case and Base Plus Case projections were prepared by CBOT Holdings’ management and the CME Holdings Base Case and Base Plus Case were prepared by CME Holdings’ management.

The summary set forth below does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth below and its analyses must be considered as a whole and that selecting portions thereof, or focusing on information in tabular format, without considering all of its analyses and the narrative description of the analyses, could create an incomplete view of the processes underlying its analyses and opinion. The order of analyses described does not represent the relative importance or weight given to those analyses by JPMorgan. In arriving at its fairness determination, JPMorgan considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, JPMorgan arrived at its opinion based on the results of all the analyses undertaken by it and assessed as a whole. JPMorgan’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 13, 2007 and is not necessarily indicative of current market conditions.

JPMorgan’s opinion and financial analyses were only one of the many factors considered by CBOT Holdings in its evaluation of the proposed merger and should not be viewed as determinative of the views of CBOT Holdings’ board of directors or management with respect to the proposed merger or the merger consideration.

Relative contribution analysis: JPMorgan reviewed the relative contribution of CBOT Holdings and CME Holdings to the forecasted EBITDA and net income of CME Group (excluding synergies and integration costs) for the calendar years ending December 31, 2007 and 2008. Calendar year 2007 and 2008 forecasted EBITDA and net income were based on the Public Research Case, the Base Case, and the Base Plus Case. The relative contribution analysis did not take into effect the impact of any synergies as a result of the proposed merger.

The relative contribution percentages based on EBITDA and net income were used to determine the implied pro forma ownership percentages of CME Group for the common stockholders of CME Holdings and CBOT Holdings. The following table presents the results of the relative contribution analysis:

	Percentage Implied Pro Forma Ownership of CME Group
Reference Metric	CBOT Holdings Class A Stockholders	CME Holdings Stockholders
EBITDA 2007E
Public Research Case	34%	66%
Base Case	34%	66%
Base Plus Case	34%	66%
EBITDA 2008E
Public Research Case	34%	66%
Base Case	32%	68%
Base Plus Case	34%	66%
Net Income 2007E
Public Research Case	33%	67%
Base Case	32%	68%
Base Plus Case	33%	67%
Net Income 2008E
Public Research Case	31%	69%
Base Case	30%	70%
Base Plus Case	32%	68%

JPMorgan noted that the equity contribution implied by the merger exchange ratio of 0.3500 implies pro forma ownership of approximately 65.7% for CME Holdings stockholders and approximately 34.3% for CBOT Holdings Class A stockholders.

Value creation analysis: JPMorgan estimated the potential impact on the value of CBOT Holdings Class A stockholders’ holdings of Class A common stock due to the transaction. The results were calculated as if the merger closed on June 30, 2007 and were based on the CBOT Holdings Base Case and Base Plus Case for both

CBOT Holdings and CME Holdings. JPMorgan calculated the potential increase/(decrease) in the equity value per share of CBOT Holdings Class A common stock by comparing (i) the estimated discounted cash flow valuation of CBOT Holdings Class A common stock with (ii) the estimated value of the pro forma CME Holdings Class A common stock calculated by adding (a) the estimated discounted cash flow valuation for CBOT Holdings Class A common stock, (b) the estimated discounted cash flow valuation for CME Holdings Class A common stock and (c) the estimated discounted cash flow valuation for the estimated synergies (less estimated integration costs) and subtracting (x) the cost of the special dividend and (y) the cost of the ERP payment, assuming that each holder of an Exercise Right elects to receive the ERP payment, multiplied by a factor of 34.3%, representing CBOT Holdings Class A stockholders’ pro forma ownership of CME Holdings. The full amount of the special dividend received by CBOT Class A shareholders was added to this amount. Based on the assumptions set forth above, this analysis implied value creation for CBOT Holdings Class A common stock of $32.80 per share for the Base Case and $31.41 per share for the Base Plus Case.

Miscellaneous

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

JPMorgan was selected by CBOT Holdings as one of its financial advisors based on JPMorgan’s qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions and its familiarity with CBOT Holdings. CBOT Holdings has agreed to pay JPMorgan a fee for its services as financial advisor, a substantial portion of which is contingent upon the consummation of the merger. The total fee will be calculated as a percentage of the total consideration paid in connection with the merger (which includes the special dividend). Upon delivery of the opinion by JPMorgan, JPMorgan became entitled to a portion of the fee in the amount of $2 million. If the proposed merger is consummated, JPMorgan will receive the balance of the fee which, based on the value of the consideration to be paid in connection with the merger as of June 13, 2007, would be approximately $30 million. In addition, CBOT Holdings has agreed to indemnify JPMorgan for certain liabilities arising out of its engagement, including liabilities under federal securities laws.

In the past, JPMorgan and its affiliates have provided investment banking and other services to CBOT Holdings and CME Holdings, including acting as lead managing underwriter and bookrunner of CBOT Holdings’ initial public offering in October 2005. In addition, JPMorgan and its affiliates hold (i) 15 memberships in CBOT, consisting of Class B membership interests in CBOT (which include trading rights and privileges, associated shares of CBOT Holdings Class A common stock and, in some cases, CBOE exercise rights) and CBOT Holdings Class A common stock holdings representing less than 0.5% of the outstanding shares of the CBOT Holdings Class A common stock and (ii) 29 memberships in CME and the associated shares of Class B common stock and CME Holdings Class A common stock holdings representing less than 0.5% of the outstanding shares of CME Holdings Class A common stock. In addition, in the ordinary course of its businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of CBOT Holdings or CME Holdings for its own account or for the accounts of customers and, accordingly, JPMorgan may at any time hold long or short positions in such securities.

Opinion of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee

Lazard acted as the CBOT Holdings special transaction committee’s investment banker in connection with the merger. The special transaction committee selected Lazard based on Lazard’s qualifications, expertise and reputation. In connection with Lazard’s engagement, the special transaction committee requested that Lazard evaluate the fairness, from a financial point of view, to CBOT Holdings Class A stockholders other than those who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE, whom we refer to as “covered stockholders,” of the exchange ratio. In the early morning of June 14, 2007, at a meeting of the special transaction committee held to evaluate the merger, Lazard rendered to the special transaction committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 14, 2007, the date of the amendment to the merger agreement, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the covered stockholders.

The full text of the written opinion of Lazard dated June 14, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lazard in connection with the opinion, is attached to this document as Annex E and is incorporated in this document by reference. CBOT Holdings Class A stockholders are urged to, and should, read this opinion carefully and in its entirety.

In connection with its opinion, Lazard:

•

reviewed the financial terms and conditions of the original merger agreement, dated October 17, 2006 (as amended on December 20, 2006 and May 11, 2007), a draft of the third amendment to the merger agreement, dated June 13, 2007, and certain related documents;

•	analyzed certain historical publicly available business and financial information relating to CBOT Holdings and CME Holdings;

•

reviewed certain limited financial forecasts and other data provided to Lazard by CME Holdings relating to its businesses and certain limited financial forecasts and other data provided to Lazard by CBOT Holdings relating to its businesses and CME Holdings, and certain information provided to Lazard by the management of CBOT Holdings and the management of CME Holdings relating to estimates of synergies and other estimated benefits of the merger;

•	held discussions with members of the senior management of CBOT Holdings and CME Holdings with respect to the businesses and prospects of CBOT Holdings and CME Holdings;

•	reviewed public information with respect to certain other companies in lines of businesses Lazard believed to be generally comparable to the businesses of CBOT Holdings and CME Holdings;

•	reviewed the financial terms of certain business combinations involving companies in lines of businesses Lazard believed to be generally comparable to those of CBOT Holdings and CME Holdings;

•	reviewed the historical stock prices and trading volumes of CBOT Holdings Class A common stock and CME Holdings Class A common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

In performing its review, Lazard relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of CBOT Holdings or CME Holdings, or concerning the solvency or fair value of CBOT Holdings or CME Holdings. CBOT Holdings provided Lazard with (i) financial forecasts for CBOT Holdings for 2007 and 2008 and (ii) specific guidance for 2009, 2010 and 2011 on average daily volume, rate per contract, market data, building and services revenue and expenses, and CME Holdings provided limited financial forecasts for CME Holdings for 2007 and 2008. Lazard was informed that no other forecasts were available for CBOT Holdings or CME Holdings. Based in part on CME Holdings’ guidance, CBOT Holdings provided supplemental financial forecasts for CME Holdings for 2009 through 2011. With respect to all the foregoing financial forecasts and projections (including projected synergies and other estimated benefits of the merger), Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of CBOT Holdings and CME Holdings as to the future financial performance of CBOT Holdings and CME Holdings, respectively, and with the special transaction committee’s permission, Lazard relied on such forecasts and projections and assumed that they would be realized in the amounts and at the times contemplated thereby. Lazard’s assumption as to the reasonableness of such forecasts and projections was based on contractual provisions in its engagement letter with the special transaction committee, pursuant to which Lazard was entitled to rely upon the accuracy and completeness of all information furnished to it by CBOT Holdings. The special transaction committee reviewed such forecasts and projections with Lazard and, in good faith, permitted Lazard to rely upon such forecasts and projections and assume that such forecasts and projections were accurate, complete and reasonably prepared. Based on information provided to it by CBOT Holdings and CME Holdings, Lazard assumed, for the pro forma combined entity consisting of the combined businesses of CBOT Holdings and CME Holdings, anticipated cost synergies of $154 million, 50% of which would be realized in 2007 and 100% of which would be realized in 2008 (with a 4% per annum growth rate thereafter), and anticipated revenue synergies of $44 million in 2008, $73 million in 2009, $96 million in 2010 and a 10.5% growth rate in 2011 (with a 4% per annum growth rate thereafter). In addition, with the special transaction committee’s permission, in analyzing the exchange ratio, Lazard used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. In rendering its opinion, Lazard assumed no responsibility for and expressed no view or opinion as to any such forecasts or projections or the assumptions on which they were based.

Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard expressed no opinion as to the price at which shares of CBOT Holdings Class A common stock or CME Holdings Class A common stock would trade either prior or subsequent to the announcement of the merger.

Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters. In rendering its opinion, Lazard was not authorized to solicit, and did not solicit, third parties regarding alternatives to the merger. Lazard did not express any opinion as to any proposed transaction other than as contemplated by the amended merger agreement, nor did Lazard express any opinion as to the relative merits of or consideration offered in any such other proposed transaction as compared to the merger.

In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement and the draft third amendment thereto, including, among other things, that the merger would be treated as a tax-free reorganization pursuant to the Code without waiver of any material terms or conditions by CBOT Holdings, and that obtaining the necessary regulatory approvals for the merger would not have an adverse effect on CBOT Holdings, CBOT or CME Holdings or the benefits expected to be realized from the consummation of the merger. Lazard also assumed that the executed third amendment to the merger agreement would conform in all material respects to the draft third amendment to the merger agreement reviewed by it. Lazard further assumed that the special dividend will be paid upon the effectiveness of the merger, and that the ERP payment will be paid to all holders of exercise right privileges immediately following the effectiveness of the merger.

Because Lazard’s opinion was limited only to the exchange ratio to the covered stockholders pursuant to the amended merger agreement, Lazard performed no investigation or analysis of (x) the effect of the transaction contemplated by the amended merger agreement on holders of the Class B membership interests in the CBOT in their capacities as holders of certain rights or (y) the value, and effect on the exchange ratio, of any consideration to be received by CBOT Holdings stockholders other than the covered stockholders in connection with the transaction contemplated by the amended merger agreement. Accordingly, Lazard expressed no opinion on such matters.

In its analyses, Lazard considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CBOT Holdings and CME Holdings. No company, transaction or business used in Lazard’s analyses as a comparison is identical to CBOT Holdings or CME Holdings or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, transactions or businesses being analyzed.

The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Lazard’s analyses and estimates are inherently subject to substantial uncertainty.

Lazard’s opinion and financial analyses were not the only factors considered by the special transaction committee in its evaluation of the proposed merger and should not be viewed as determinative of the views of the special transaction committee or management with respect to the merger or the exchange ratio.

The following is a summary of the material financial analyses underlying Lazard’s opinion dated June 14, 2007, delivered to the special transaction committee in connection with the merger. In preparing its opinion to the special transaction committee, Lazard performed a variety of financial and comparative analyses, including those described below. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.

The summary data set forth below do not represent and should not be viewed by investors as constituting conclusions reached by Lazard with respect to any of the analyses performed by it in connection with its opinion. Lazard did not present to the special transaction committee summary data in the form set forth below, but, rather, Lazard reviewed and discussed individually with the special transaction committee each of the analyses described below.

Summary of Analyses Performed

In the course of performing its review and rendering its opinion, Lazard performed various financial and valuation analyses with respect to each of CBOT Holdings, CME Holdings and the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings. The analyses and resulting indicative value ranges calculated by Lazard are detailed below. Lazard’s analyses rely in part on base case, base plus case and IBES estimates of the future performance of CBOT Holdings and CME Holdings. CBOT Holdings’ management provided Lazard with base case and base plus case projections for CBOT Holdings for 2007 and 2008, and guidance with respect to average daily volume, rate per contract, market data, building and service revenue, and expenses for 2009 through 2011. With respect to CME Holdings, Lazard used base case and base plus case projections provided by CME Holdings’ management for 2007 and 2008, and base case and base plus case projections provided by CBOT Holdings’ management for 2009 through 2011 relying on guidance provided by CME Holdings’ management.

Transaction Multiple Analysis. Lazard calculated an implied transaction value per share of CBOT Holdings Class A common stock (without giving effect to the special dividend) of $192.94 based on the merger exchange ratio of 0.3500 and the price of CME Holdings Class A common stock on June 13, 2007 . The implied value per share represented a discount to the price per share of CBOT Holdings Class A common stock on June 13, 2007 of 4.2%.

Summary Valuation of CBOT Holdings. The table below sets forth summary data with respect to the implied equity value per share of CBOT Holdings Class A common stock derived from the comparable companies analysis, precedent transactions analysis and discounted cash flow analysis performed by Lazard. The market price per share of CBOT Holdings Class A common stock as of June 13, 2007 was $201.50. The standalone valuation analyses of CBOT Holdings do not reflect the reduction of cash due to the payment of the special dividend. The pro forma analyses were calculated as the exchange ratio of 0.3500 times the implied ranges of the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings (which reflect the payment of the special dividend and the ERP payment) plus the special dividend.

Implied CBOT Holdings Share Price Range
IBES
Standalone Comparable Public Companies	$161 – $186
Pro Forma Comparable Public Companies	193 – 221

Base
Standalone Comparable Public Companies	$163 – $188
Pro Forma Comparable Public Companies	202 – 232
Standalone Precedent Transactions	148 – 208
Standalone Discounted Cash Flow	133 – 169
Pro Forma Discounted Cash Flow	157 – 201

Base Plus
Standalone Comparable Public Companies	$201 – $233
Pro Forma Comparable Public Companies	236 – 271
Standalone Precedent Transactions	169 – 255
Standalone Discounted Cash Flow	160 – 204
Pro Forma Discounted Cash Flow	180 – 231

Summary Valuation of CME Holdings. The table below sets forth summary data with respect to the implied equity value per share of CME Holdings Class A common stock derived from the comparable companies analysis and discounted cash flow analysis performed by Lazard. The market price per share of CME Holdings Class A common stock as of June 13, 2007 was $551.25. The standalone valuation analyses of CME Holdings do not reflect the reduction of cash due to the payment of the special dividend or the ERP payment. The pro forma analyses were calculated to reflect payment of the special dividend and the ERP payment.

Implied CME Holdings Share Price Range
IBES
Standalone Comparable Public Companies	$519 – $599
Pro Forma Comparable Public Companies	524 – 606

Base
Standalone Comparable Public Companies	$557 – $643
Pro Forma Comparable Public Companies	551 – 636
Standalone Discounted Cash Flow	436 – 554
Pro Forma Discounted Cash Flow	424 – 549

Base Plus
Standalone Comparable Public Companies	$646 – $746
Pro Forma Comparable Public Companies	647 – 747
Standalone Discounted Cash Flow	496 – 632
Pro Forma Discounted Cash Flow	489 – 634

Comparable Public Companies. Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to CBOT Holdings and CME Holdings. In performing these analyses, Lazard reviewed and analyzed certain financial data, valuation multiples and market trading data relating to the selected public companies and compared this information to corresponding information for CBOT Holdings and CME Holdings.

The selected public companies were: in North America: NYSE Euronext (with data pro forma for the NYSE Group, Inc.’s acquisition of Euronext N.V.); NYMEX Holdings, Inc.; The Nasdaq Stock Market, Inc.; IntercontinentalExchange, Inc.; TSX Group, Inc.; International Securities Exchange Holdings, Inc.; and Montreal Exchange, Inc., in Europe: Deutsche Börse AG; London Stock Exchange Group plc; and Bolsas & Mercados Españoles; and in the rest of the world: Hong Kong Exchanges & Clearing Limited; Singapore Exchange Limited; and Australian Stock Exchange.

Using publicly available research estimates and IBES estimates, Lazard calculated for each of the above companies:

•	its ratio of enterprise value to EBITDA for 2007 and 2008;

•	its price earnings ratio for 2007, 2008 and 2009;

•	its price earnings ratio for 2008 divided by its long-term earnings per share growth rate; and

•	its long-term earnings per share growth rate.

The results of these calculations are set forth in the following tables:

	By Region
	North America				Europe				Rest of World
	Mean		Median		Mean		Median		Mean		Median
Enterprise Value as a Multiple of EBITDA:
2007E	20.7	x	22.0	x	12.3	x	12.5	x	23.2	x	24.3	x
2008E	15.1	x	17.7	x	11.4	x	11.6	x	20.5	x	21.3	x

Price as a Multiple of Earnings:
2007E	35.2	x	37.1	x	21.1	x	21.0	x	29.1	x	28.9	x
2008E	26.2	x	27.1	x	18.7	x	18.7	x	27.8	x	27.5	x
2009E	24.0	x	23.6	x	17.2	x	17.1	x	25.5	x	24.5	x

PEG 2008E	1.7	x	1.7	x	1.0	x	1.0	x	2.0	x	1.6	x

Long-Term Growth Rate	17%		18%		23%		23%		21%		15%

	All Companies
	High		Mean		Median		Low
Enterprise Value as a Multiple of EBITDA:
2007E	27.9	x	19.3	x	21.3	x	10.0	x
2008E	22.2	x	15.5	x	17.7	x	8.0	x

Price as a Multiple of Earnings:
2007E	49.7	x	30.5	x	28.9	x	19.7	x
2008E	36.0	x	24.8	x	24.1	x	17.3	x
2009E	30.3	x	22.7	x	21.9	x	16.3	x

PEG 2008E	3.5	x	1.6	x	1.5	x	0.6	x

Long-Term Growth Rate	38%		19%		17%		9%

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CBOT Holdings’ share price of $161-$186 per share based on IBES estimates, $163-$188 per share based on base case estimates and $201-$233 per share based on base plus case estimates. Lazard also calculated the implied median reference range for CBOT Holdings’ share price at the merger exchange ratio of 0.3500 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CBOT Holdings’ share price of $193-$221 per share based on IBES estimates, $202-$232 per share based on base case estimates and $236-$271 per share based on base plus case estimates.

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CME Holdings’ share price of $519-$599 per share based on IBES estimates, $557-$643 per share based on base case estimates and $646-$746 per share based on base plus case estimates. Lazard also calculated the implied median reference range for CME Holdings’ share price at the merger exchange ratio of 0.3500 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CME Holdings’ share price of $524-$606 per share based on IBES estimates, $551-$636 per share based on base case estimates and $647-$747 per share based on base plus case estimates.

Precedent Transactions. Lazard reviewed and analyzed publicly available financial information for merger and acquisition transactions involving financial exchanges, including completed, pending and failed transactions. The transactions are set forth below:

Announcement Date	Target	Acquiror
Derivatives Exchanges
5/25/2007	OMX	NASDAQ
4/30/2007	International Securities Exchange Holdings, Inc.	Deutsche Börse AG
9/14/2006	The New York Board of Trade	IntercontinentalExchange, Inc.
7/27/2006	U.S. Futures Exchange LLC (Eurex U.S.)	Man Group plc
3/24/2006	SFE Corporation Ltd	Australian Stock Exchange Ltd
10/29/2001	Liffe Holdings plc	Euronext N.V.
5/1/2001	International Petroleum Exchange	IntercontinentalExchange, Inc.

Stock Exchanges (Completed or Pending)
5/22/2006	Euronext N.V.	NYSE Group, Inc.
4/20/2005	Archipelago Holdings, Inc.	NYSE Group, Inc.
12/1/2004	Copenhagen Stock Exchange A/S	OMX AB
5/20/2003	HEX Oyj	OM AB
12/20/2001	Bolsa de Valores de Lisboa	Euronext N.V.
11/29/1997	Stockholms Fondbors AB	OM Gruppen AB

Stock Exchanges (Failed Transactions)
12/12/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
5/19/2006	Euronext N.V.	Deutsche Börse AG
4/12/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
3/9/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
8/15/2005	London Stock Exchange Group plc	Macquarie Bank Ltd
12/13/2004	London Stock Exchange Group plc	Deutsche Börse AG
8/29/2000	London Stock Exchange Group plc	OM Gruppen AB

Using publicly available information, and IBES estimates, Lazard calculated for each of the above transactions:

•	the ratio of enterprise value to the latest twelve months’ revenue, EBITDA and EBIT;

•	the price earnings ratio for the latest twelve months, one year forward and two years forward; and

•	the ratio of enterprise value to EBITDA for one year forward and two years forward.

The results of these calculations are set forth in the following tables:

Mean Summary
	Derivatives Exchanges	Stock Exchanges
Enterprise Value/ LTM Revenue	8.0x	5.4x

LTM EBITDA	17.6x	12.1x
FY 1 EBITDA	19.9x	15.6x
FY 2 EBITDA	17.6x	13.5x
LTM EBIT	24.4x	15.2x

Price/Earnings
LTM	31.3x	22.4x
FY 1	35.9x	23.9x
FY 2	29.3x	20.6x

All Transactions
	High	Mean	Median	Low
Enterprise Value/ LTM Revenue	14.6x	6.6x	6.5x	1.8x

LTM EBITDA	24.6x	14.9x	14.4x	4.6x
FY 1 EBITDA	21.7x	17.0x	16.9x	12.2x
FY 2 EBITDA	19.2x	14.9x	15.3x	10.7x
LTM EBIT	34.7x	19.2x	20.9x	5.9x

Price/Earnings

LTM	47.6x	26.1x	26.8x	11.6x
FY 1	51.3x	29.2x	25.5x	19.4x
FY 2	35.1x	24.4x	23.9x	16.8x

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CBOT Holdings’ share price of $148-$208 per share based on base case estimates and $169-$255 per share based on base plus case estimates.

Discounted Cash Flow Analysis. Lazard calculated the net present value of projected free cash flows for 2007-2011 and added to this amount the present value of the terminal value in 2011. In each case, present values were calculated using weighted average costs of capital ranging from 11.0% to 14.0% for each of CBOT Holdings, CME Holdings and the pro forma combined company. Lazard calculated the terminal values using a range of terminal year EBITDA exit multiples of 12x to 14x. Implied share prices for CBOT Holdings were calculated as the exchange ratio of 0.3500 times the implied ranges of the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings (which reflect the payment of the special dividend and the ERP payment) plus the special dividend. Implied share prices for CME Holdings and for the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings were calculated to reflect payment of the special dividend and the ERP payment.

Based on this analysis, Lazard calculated for CBOT Holdings a share price of $133-$169 per share based on base case estimates and $160-$204 per share based on base plus case estimates. Based on this analysis, Lazard calculated for CME Holdings a share price of $436-$554 per share based on base case estimates and $496-$632 per share based on base plus case estimates. Based on this analysis, Lazard calculated for the pro forma combined company a share price of $424-$549 based on base case estimates and $489-$634 based on base plus case estimates.

Lazard also calculated the potential increase in the equity value per share of CBOT Holdings Class A common stock based on the discounted cash flow analyses for CBOT Holdings and the pro forma combined company. Lazard divided the implied share prices for CBOT Holdings Class A common stock by the product of the merger exchange ratio of 0.3500 and the implied share prices for the pro forma combined company. Using base case estimates, the potential increase in value of CBOT Holdings Class A common stock is 17.5% to 20.1%. Using base plus case estimates, the potential increase in value of CBOT Holdings Class A common stock is 12.3% to 14.5%.

Exchange Ratio Analysis. Based on the comparable public companies analyses, precedent transaction analyses and discounted cash flow analyses described above, Lazard calculated a range of implied exchange ratios. The “market valuation” exchange ratios reflect the implied value per share of CBOT Holdings (less the value of the special dividend) divided by CME Holdings’ price per share on June 13, 2007. The “relative valuation” exchange ratios reflect the implied value per share of CBOT Holdings (less the value of the special dividend) divided by the implied value per share of CME Holdings. The exchange ratio of 0.3655 reflects CBOT Holdings’ price per share on June 13, 2007 divided by CME Holdings’ price per share on June 13, 2007. The merger exchange ratio is 0.3500. The results of these calculations are set forth in the following tables:

Market Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.2755x – 0.3208x
Base
Comparable Public Companies	0.2783x – 0.3241x
Precedent Transactions	0.2525x – 0.3607x
Discounted Cash Flow	0.2245x – 0.2903x
Base Plus
Comparable Public Companies	0.3486x – 0.4052x
Precedent Transactions	0.2906x – 0.4454x
Discounted Cash Flow	0.2728x – 0.3530x

Relative Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.2534x – 0.3410x
Base
Comparable Public Companies	0.2385x – 0.3208x
Discounted Cash Flow	0.2234x – 0.3673x
Base Plus
Comparable Public Companies	0.2577x – 0.3460x
Discounted Cash Flow	0.2378x – 0.3924x

Accretion / Dilution Analysis. Lazard analyzed the potential pro forma effect of the merger on each of CBOT Holdings’ and CME Holdings’ estimated GAAP earnings per share and cash earnings per share (eliminating the potential estimated impact of amortization of intangible assets) for 2007, 2008 and 2009 based on IBES, base case estimates and base plus case estimates assuming a June 30, 2007 closing date. Lazard performed this pro forma analysis both assuming no tender offer following closing and the completion of CME Holdings’ proposed cash tender offer for 6,250,000 shares of CME Holdings Class A common stock at a fixed price of $560 per share following closing. The results of these analyses are set forth in the following tables:

GAAP EPS

Range of GAAP EPS Accretion/(Dilution)
	2007	2008	Run Rate Synergies 2008	2009
Without Tender Offer
To CME	(0.5)% to 0.5%	(1.7)% to 1.2%	(0.1)% to 3.0%	(0.5)% to 0.9%
To CBOT	2.7% to 4.8%	11.7% to 18.0%	13.3% to 20.0%	13.3% to 19.2%
With Tender Offer
To CME	(2.3)% to (1.6)%	(1.4)% to 2.1%	0.4% to 3.6%	1.7% to 4.5%
To CBOT	1.5% to 3.8%	11.1% to 18.4%	13.3% to 20.6%	17.6% to 21.8%

Cash EPS

Range of Cash EPS Accretion/(Dilution)
	2007	2008	Run-Rate Synergies 2008	2009
Without Tender Offer
To CME	2.3% to 3.5%	2.0% to 5.2%	3.6% to 7.0%	2.7% to 4.2%
To CBOT	4.4% to 6.5%	15.5% to 22.7%	17.1% to 24.6%	16.5% to 23.2%
With Tender Offer
To CME	0.8 to 1.5%	2.8% to 5.6%	4.6% to 7.2%	5.3% to 7.5%
To CBOT	3.4% to 5.6%	16.4% to 23.7%	18.6% to 25.8%	21.2% to 26.3%

General. Lazard is acting as investment banker to the special transaction committee in connection with the merger and a fee of $3.75 million was earned upon rendering its opinion as of October 17, 2006, a fee of $3.75 million was earned upon rendering its opinion as of May 11, 2007, and an additional fee of $2.25 million will be payable to it upon consummation of the merger, plus up to an additional $0.5 million at the discretion of the special transaction committee based on the magnitude and complexity of the work performed relative to the parties’ expectations when Lazard was engaged. Lazard has in the past provided services to another committee of the Board of Directors of CBOT Holdings for which it has received customary fees. In the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly held in large part by managing directors of Lazard) may actively trade securities of CBOT Holdings and CME Holdings for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Lazard’s engagement and opinion are for the benefit of the special transaction committee, and Lazard’s opinion was rendered to the special transaction committee in connection with its consideration of the merger. Lazard’s opinion does not address the underlying decision by CBOT Holdings to engage in the merger or the relative merits of the merger as compared to any other transaction or business strategy that may be available to CBOT Holdings. Further, Lazard’s opinion does not constitute a recommendation to any of the covered stockholders as to how such holder should act with respect to any matter relating to the merger, nor whether such holder should tender any shares of CME Holdings Class A common stock in the tender offer after completion of the merger. Lazard performed no investigation or analysis of the effect of the merger on the members of CBOT in their capacities as holders of certain trading rights and other privileges on CBOT and CBOE. Accordingly, Lazard expressed no opinion on such matters.

Lazard has agreed to permit the non-ER members committee to rely on the fairness opinion delivered by Lazard to the special transaction committee solely for purposes of the non-ER members committee’s evaluation of the exchange ratio. Lazard was not retained to represent or advise, and did not represent or advise, the special transaction committee or the non-ER members committee as to the rights or interests of any person with respect to (i) the potentially differing interests of CBOT Holdings Class A stockholders who have exercise rights at CBOE or have exercised such exercise rights at CBOE and those stockholders who do not have such exercise rights and have not exercised such exercise rights or (ii) the potentially differing interests of CBOT Holdings Class A stockholders who have other rights relating to membership on CBOT and those stockholders who do not have such rights.

Update to General Statement Regarding Certain Analyses of the ICE Proposal

The analyses of JPMorgan and Lazard set forth below that were presented to the CBOT Holdings board of directors and the CBOT Holdings special transaction committee, respectively, were based only on certain limited information provided to JPMorgan and Lazard by CBOT Holdings and ICE described below, as is customary with analyses of this type and nature, and are not related to other material factors considered by the CBOT Holdings board in arriving at the determination that the revised ICE proposal was not a “Superior Proposal” (within the meaning of the amended merger agreement), and separately considered by the CBOT Holdings special transaction committee in its evaluation of the revised ICE proposal. JPMorgan’s analyses were only part of the information considered by the CBOT Holdings board of directors in its evaluation of the revised ICE proposal, and Lazard’s analyses were only part of the information considered by the CBOT Holdings special transaction committee in its evaluation of the revised ICE proposal. For a description of the material factors considered by the CBOT Holdings board in determining that the ICE proposal was not a “Superior Proposal,” see “—Conclusions Regarding the ICE Proposal” in the joint proxy statement/prospectus.

Update to Analyses of JPMorgan, Financial Advisor to CBOT Holdings, with Respect to the ICE Proposal

General

In connection with the CBOT Holdings board of directors’ review of the ICE proposal, at the meeting of the board of directors of CBOT Holdings on June 13, 2007, JPMorgan presented certain analyses to the CBOT Holdings board of directors regarding the ICE proposal. These analyses were prepared solely for the information of the board of directors of CBOT Holdings as of June 13, 2007, were not reviewed or approved by JPMorgan’s internal opinion committee and do not represent, or in any way constitute, an opinion or appraisal of JPMorgan with respect to the ICE proposal. JPMorgan did not express any opinion with respect to the ICE proposal, nor did JPMorgan express any opinion as to the relative merits of or consideration offered in the ICE proposal as compared to any other transaction or business strategy that may be available to CBOT Holdings, including the merger. In addition, the analyses were based on data as of June 12, 2007 and do not permit comparison of the data set forth below with that set forth with respect to the merger in “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings.” JPMorgan’s analyses were only part of the information considered by the board of directors of CBOT Holdings in its evaluation of the ICE proposal and should not be viewed as determinative of the views of the board of directors with respect to the ICE proposal.

In performing its analysis, JPMorgan used certain information provided to it by CBOT Holdings and ICE, including financial forecasts for ICE for 2007 and 2008 as provided by ICE and financial forecasts for ICE for 2009 and beyond as provided by CBOT Holdings following conversations with ICE’s management. We refer to the financial forecasts provided by ICE and CBOT Holdings as the Base Case. JPMorgan was informed that the Base Case were the only financial forecasts available for ICE. Therefore, for certain of JPMorgan’s analyses of the ICE proposal, the Base Case projections for ICE were compared with both the Base Case and Base Plus Case projections for CBOT Holdings. The synergies estimates used by JPMorgan in connection with its analysis were provided by the management of CBOT Holdings based on management’s diligence and discussions with ICE’s management.

The following sets forth certain material financial analyses performed by JPMorgan with respect to the ICE proposal and presented to the board of directors of CBOT Holdings at its June 13, 2007 meeting. Such analyses includes information presented in tabular format which must be read together with the text accompanying such tables in order to be fully understood. The information set forth below does not represent and should not be viewed by investors as constituting conclusions reached by JPMorgan with respect to any of the analyses performed by it.

Accretion/dilution of earnings impact analysis: JPMorgan analyzed the pro forma impact of a merger on estimated earnings per share for CBOT Holdings for the calendar year ending December 31, 2008. JPMorgan analyzed a range of offer values from approximately $212 to approximately $238 per CBOT share. The pro forma results were calculated as if the merger closed on December 31, 2006. Estimates for CBOT Holdings were based on the Base Case and Base Plus Case while all of the estimates for ICE were based on the Base Case. Calendar year 2008 accretion/(dilution) results assumed a $2.5 billion cash election and were pro forma for run-rate synergies, some of which were expected to be realized in 2009.

The GAAP accretion/(dilution) analysis on ICE’s earnings per share for the calendar year ending December 31, 2008 resulted in a range from 5.7% dilution to 1.2% accretion in the Base Case and a range from 4.9% accretion to 12.6% accretion in the Base Plus Case. The cash accretion/(dilution) analysis on ICE’s earnings per share for the same period resulted in a range from 0.0% dilution to 7.3% accretion in the Base Case and 10.6% accretion to 18.7% accretion in the Base Plus Case. In each case, the analysis excluded the impact of one-time restructuring charges.

Value creation analysis: JPMorgan estimated the potential impact on the value of CBOT Holdings Class A stockholders’ holdings of Class A common stock due to a transaction. The results were calculated as if the merger closed on June 30, 2007 and were based on the Base Case for both CBOT Holdings and ICE. JPMorgan calculated the potential increase/(decrease) in the equity value per share of CBOT Holdings Class A common stock using the Base Case by comparing (i) the estimated discounted cash flow valuation of CBOT Holdings Class A common stock with (ii) the estimated value of the pro forma ICE common stock calculated by adding (a) the estimated discounted cash flow valuation for CBOT Holdings Class A common stock, (b) the estimated discounted cash flow valuation for ICE’s common stock and (c) the estimated discounted cash flow valuation for the estimated synergies (less estimated integration costs) and subtracting (x) the cost of the break-up fee which would be paid by ICE pursuant to the terms of the proposed merger agreement and (y) the cost of the proposed payment by ICE with respect to the exercise rights, multiplied by a factor of approximately 52%, representing CBOT Holdings Class A stockholders’ pro forma ownership of the combined entity. Based on the assumptions set forth above, this analysis implied value creation per share of CBOT Holdings Class A common stock of $26.16 in a transaction with ICE.

Update to Analyses of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee, with Respect to the ICE Proposal

General

In connection with the CBOT Holdings special transaction committee’s review of the ICE proposal, Lazard presented certain analyses to the special transaction committee regarding the ICE proposal. These analyses were prepared solely for the information of the CBOT Holdings special transaction committee as of June 13, 2007 and do not represent, or in any way constitute, an opinion or appraisal by Lazard with respect to the ICE proposal. Lazard did not express any opinion with respect to the ICE proposal, nor did Lazard express any opinion as to the relative merits of or consideration offered in the ICE proposal as compared to any other transactions or business strategy that may be available to CBOT Holdings, including the merger. Lazard’s analyses were only part of the information considered by the special transaction committee in its evaluation of the ICE proposal and should not be viewed as determinative of the views of the special transaction committee or management with respect to the ICE proposal.

In performing its analyses, Lazard used certain information provided to it by CBOT Holdings and ICE, including limited financial forecasts for ICE for 2007 and 2008 as provided by ICE. For 2009 through 2011, CBOT Holdings prepared base case projections for ICE following conversations with ICE’s management. Lazard was informed that no other forecasts, including base plus case projections, were available for ICE. Therefore, for certain of its analyses of the ICE proposal Lazard used base case projections for ICE alongside base plus case projections for CBOT Holdings. In addition, in analyzing the exchange ratio under the ICE proposal, Lazard used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. Based on information provided to it by CBOT Holdings and/or ICE, Lazard assumed, for the pro forma entity consisting of the combined businesses of CBOT Holdings and ICE, cost synergies of $91 million in 2008 (with a 4% per annum growth rate thereafter), clearing synergies of $100 million in 2009 (with a 4% per annum growth rate thereafter) and revenue synergies of $60 million in 2008 (and applying growth rate assumptions to revenue synergies of 10.5% per annum from 2009 through 2011 and 4.0% per annum thereafter). Lazard further assumed that the payment by ICE of an aggregate amount of $333 million for the exercise right privileges as announced in the agreement between ICE and CBOE will be paid upon the consummation of the ICE proposal, and adjusted the cash of the pro forma entity consisting of the combined businesses of CBOT Holdings and ICE to reflect such payment for the exercise right privileges.

The following sets forth certain material financial analyses performed by Lazard with respect to the ICE proposal, and includes information presented in tabular format. In order to fully understand these financial analyses, the information in tabular format must be read together with the text accompanying such tables. The information set forth below does not represent and should not be viewed by investors as constituting conclusions reached by Lazard with respect to any of the analyses performed by Lazard.

Analyses Performed

Lazard performed various financial and valuation analyses with respect to ICE and the pro forma entity consisting of the combined businesses of CBOT Holdings and ICE. The analyses and resulting indicative value ranges calculated by Lazard are described below. With respect to ICE, Lazard used base case projections provided by ICE’s management for 2007 and 2008, and base case projections provided by CBOT Holdings’ management for 2009 through 2011 following conversations with ICE’s management. Lazard also used certain IBES estimates in its analyses.

Transaction Multiple Analysis. Lazard calculated an implied transaction value of CBOT Holdings Class A common stock of $209.85 based on the ICE proposal exchange ratio of 1.4200 and the price of ICE common stock on June 13, 2007. The implied value per share represented a premium to the price per share of CBOT Holdings Class A common stock on June 13, 2007 of 4.1%.

Summary Valuation of ICE. The table below sets forth summary data with respect to the implied equity value per share of ICE common stock derived from the comparable companies analysis and discounted cash flow analysis performed by Lazard. The market price per share of ICE common stock as of June 13, 2007 was $147.78.

Implied ICE Share Price Range
IBES
Standalone Comparable Public Companies	$149 – $172
Pro Forma Comparable Public Companies	146 – 168
ICE Base Case
Standalone Comparable Public Companies	$147 – $170
Pro Forma Comparable Public Companies (CBOT Holdings Base Case)	145 – 168
Pro Forma Comparable Public Companies (CBOT Holdings Base Plus Case)	159 – 184
Standalone Discounted Cash Flow	114 – 149
Pro Forma Discounted Cash Flow (CBOT Holdings Base Case)	109 – 143
Pro Forma Discounted Cash Flow (CBOT Holdings Base Plus Case)	119 – 156

Pro Forma Price Earning Multiples Analysis. Lazard calculated the implied median reference range for CBOT Holdings’ share price at the ICE proposal exchange ratio of 1.4200 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CBOT Holdings’ share price of $207-$239 per share based on IBES estimates for both ICE and CBOT Holdings, $206-$239 per share based on base case estimates for both ICE and CBOT Holdings and $226-$262 per share based on base case estimates for ICE and base plus case estimates for CBOT Holdings.

Lazard also calculated the implied median reference range for ICE’s share price at the ICE proposal exchange ratio of 1.4200 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for ICE’s share price of $146-$168 per share based on IBES estimates for both ICE and CBOT Holdings, $145-$168 per share based on base case estimates for both ICE and CBOT Holdings and $159-$184 per share based on base case estimates for ICE and base plus case estimates for CBOT Holdings.

Discounted Cash Flow Analysis. For the discounted cash flow analyses presented in the table above, Lazard calculated the net present value of projected free cash flows for 2007-2011 and added to this amount the present value of the terminal value in 2011. In each case, present values were calculated using weighted average costs of capital ranging from 11.0% to 14.0% for ICE and the pro forma combined company. Lazard calculated the terminal values using a range of terminal year EBITDA exit multiples of 12x to 14x.

Lazard calculated the potential increase in the equity value per share of CBOT Holdings Class A common stock based on the discounted cash flow analyses for the pro forma combined company. Lazard divided the implied share prices for CBOT Holdings Class A common stock by the product of the ICE proposal exchange ratio of 1.4200 and the implied share prices for the pro forma combined company. Using base case estimates for both ICE and CBOT Holdings, Lazard calculated the potential increase in value of CBOT Holdings Class A common stock as 16.4% to 20.7%. Using base case estimates for ICE and base plus case estimates for CBOT Holdings, Lazard calculated the potential increase in value of CBOT Holdings Class A common stock as 5.6% to 9.1%.

Exchange Ratio Analysis. Lazard calculated a range of implied exchange ratios based on certain valuation analyses that it conducted with respect to ICE and the pro forma combined company. The “market valuation”

exchange ratios reflect the implied value per share of CBOT Holdings divided by ICE’s price per share on June 13, 2007. The “relative valuation” exchange ratios reflect the implied value per share of CBOT Holdings divided by the implied value per share of ICE. The exchange ratio of 1.3635 reflects CBOT Holdings’ price per share on June 13, 2007 divided by ICE’s price per share on June 13, 2007. The ICE proposal exchange ratio is 1.4200. The results of these calculations are set forth in the following tables:

Market Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	1.0896x – 1.2587x
Base
Comparable Public Companies	1.1000x – 1.2708x
Precedent Transactions	1.0038x – 1.4072x
Discounted Cash Flow	0.8994x – 1.1447x
Base Plus
Comparable Public Companies	1.3621x – 1.5734x
Precedent Transactions	1.1460x – 1.7232x
Discounted Cash Flow	1.0794x – 1.3786x

Relative Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.9335x – 1.2472x
Base
Comparable Public Companies	0.9542x – 1.2744x
Discounted Cash Flow	0.8910x – 1.4780x
Base (ICE)/Base Plus (CBOT)
Comparable Public Companies	1.1815x – 1.5779x
Discounted Cash Flow	1.0693x – 1.7800x

Accretion/Dilution Analysis. Lazard analyzed the potential pro forma effect of the merger on each of CBOT Holdings’ and ICE’s estimated GAAP earnings per share and cash earnings per share (eliminating the potential estimated impact of amortization of intangible assets) for 2007 and 2008 based on IBES estimates for both ICE and CBOT Holdings, base case estimates for both ICE and CBOT Holdings and base case estimates for ICE and base plus case estimates for CBOT Holdings, assuming a September 30, 2007 closing date. Lazard performed this pro forma analysis both assuming that CBOT Holdings Class A stockholders elect to receive all stock consideration and that CBOT Holdings Class A stockholders elect to receive stock consideration and $2.5 billion of cash consideration. The results of these analyses are set forth in the following tables:

GAAP EPS

Range of GAAP EPS Accretion/(Dilution)
	2007	2008	2008 (Run-Rate Synergies)	2009 (Run-Rate Synergies)
All Stock
To ICE	(5.2)% to (3.5)%	(6.6)% to 3.6%	1.6% to 11.8%	(6.1)% to 4.7%
To CBOT	(3.0)% to (1.7)%	2.2% to 14.5%	10.3% to 24.6%	14.9% to 32.7%
Stock & Cash
To ICE	(7.8)% to (5.9)%	(7.3)% to 4.3%	2.0% to 13.5%	(3.6)% to 8.4%
To CBOT	(3.5)% to (2.3)%	2.9% to 13.7%	12.0% to 25.0%	18.9% to 36.3%

Cash EPS

Range of Cash EPS Accretion/(Dilution)
	2007	2008	2008 (Run-Rate Synergies)	2009 (Run-Rate Synergies)
All Stock
To ICE	(2.0)% to (0.4)%	(1.4)% to 8.7%	6.7% to 16.9%	(2.2)% to 8.7%
To CBOT	(2.1)% to (0.7)%	7.9% to 21.6%	16.0% to 31.7%	19.8% to 38.8%
Stock & Cash
To ICE	(4.4)% to (2.6)%	(1.3)% to 10.1%	7.9% to 19.3%	0.9% to 12.9%
To CBOT	(2.6)% to (1.3)%	9.3% to 21.7%	18.4% to 33.0%	24.5% to 43.3%

Update Regarding Interests of CBOT Holdings Executive Officers and Directors in the Merger

On June 13, 2007, CME Holdings and Bernard W. Dan, President and Chief Executive Officer of CBOT Holdings, entered into a letter agreement providing for Mr. Dan’s services as a special advisor to CME Group for one year following the closing of the merger, as discussed on page 136 of the joint proxy statement/prospectus. Mr. Dan will be paid $1.0 million for such service and will be reimbursed for up to $20,000 in professional fees incurred in connection with the letter agreement. The letter agreement provides that Mr. Dan will not assist or provide services to competitors of CME Group during the one-year term of the letter agreement.

Update to Legal Proceedings Regarding the Merger

Based on the revisions to the merger providing for the special dividend and granting appraisal rights to holders of shares of CBOT Holdings Class A common stock who do not vote in favor of the adoption of the amended merger agreement and perfect their appraisal rights under Delaware law as described in this supplement, CME Holdings and LAMPERS have reached a memorandum of understanding for settlement of the stockholder litigation in Delaware challenging the transaction, subject to final approval by the court. The plaintiff, LAMPERS, has agreed to drop its opposition to the merger, as its legal and financial advisors have determined that the proposed transaction is fair and in the best interests of CBOT Holdings stockholders. CME Holdings, on behalf of all defendants, has agreed to pay the fees and expenses of plaintiff’s counsel approved by the court, in an amount not to exceed $7.4 million. Neither CBOT Holdings nor its directors were a party to the memorandum of understanding.

Appraisal Rights

Holders of CBOT Holdings Class A common stock who dissent and do not approve the merger are entitled to certain appraisal rights in connection with the merger, as described below and in Annex I hereto. Such holders who perfect their appraisal rights and strictly follow certain procedures in the manner prescribed by Section 262 of the Delaware General Corporation Law, or “DGCL,” will be entitled to receive payment of the fair value of their shares, valued as of the effective time of the merger (which will be after payment of the special dividend), in cash from CME Group, as the surviving corporation in the merger.

SECTION 262 OF THE DGCL IS REPRINTED IN ITS ENTIRETY AS ANNEX I TO THIS SUPPLEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX I. ANY CBOT HOLDINGS CLASS A STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX I CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

The record holders of the shares of CBOT Holdings Class A common stock that elect to exercise their appraisal rights with respect to the merger are referred to herein as “Dissenting Stockholders,” and the shares of CBOT Holdings Class A common stock with respect to which they exercise appraisal rights are referred to herein as “Dissenting Shares.” If a CBOT Holdings Class A stockholder has a beneficial interest in shares of CBOT Holdings Class A common stock that are held of record in the name of another person, such as a broker or nominee, and such CBOT Holdings Class A stockholder desires to perfect whatever appraisal rights such beneficial CBOT Holdings Class A stockholder may have, such beneficial CBOT Holdings Class A stockholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below. Beneficial CBOT Holdings Class A stockholders with shares held in a brokerage account or in other nominee form that wish to exercise appraisal rights should promptly consult their broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

A VOTE IN FAVOR OF THE MERGER BY A CBOT HOLDINGS CLASS A STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY FOR THE SPECIAL MEETING OF CBOT HOLDINGS CLASS A STOCKHOLDERS ON JULY 9, 2007 VOTING IN FAVOR OF THE MERGER AND WISH TO EXERCISE APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY EXERCISE APPRAISAL RIGHTS.

When the merger becomes effective, CBOT Holdings Class A stockholders who strictly comply with the procedures prescribed in Section 262 of the DGCL will be entitled to a judicial appraisal of the fair value of their shares as of the effective time of the merger (which will be after payment of the special dividend), exclusive of any element of value arising from the accomplishment or expectation of the merger, in cash from CME Group, as the surviving corporation in the merger. We advise any CBOT Holdings Class A stockholder considering demanding appraisal to consult legal counsel.

In order to exercise appraisal rights under Delaware law, a stockholder must be the stockholder of record of the shares of CBOT Holdings Class A common stock as to which CBOT Holdings Class A appraisal rights are to be exercised on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold such shares through the effective date of the merger.

While CBOT Holdings Class A stockholders electing to exercise their appraisal rights under Section 262 of the DGCL are not required to vote against the approval of the merger, a vote in favor of approval of the merger will result in a waiver of the holder’s right to appraisal rights. CBOT Holdings Class A stockholders electing to demand the appraisal of such stockholder’s shares shall deliver to CBOT Holdings, before the taking of the vote on the merger at the special meeting of CBOT Holding Class A stockholders on July 9, 2007, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs CBOT Holdings of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger shall not constitute such a demand. Please see the discussion below under the heading “Written Demand” for additional information regarding written demand requirements.

Within ten (10) days after the effective time of the merger, CME Group, as the surviving corporation, must provide notice of the date of effectiveness of the merger to all CBOT Holdings Class A stockholders who have not voted for approval of the merger agreement and who have otherwise complied with the requirements of Section 262 of the DGCL.

A CBOT Holdings Class A stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Telephone: (312) 435-3500

Attn: Secretary

Within 120 days after the effective date of the merger, any Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL will be entitled, upon written request, to receive from CME Group, as the surviving corporation, a statement of the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received by CBOT Holdings, and the aggregate number of holders of those shares. This statement must be mailed to the Dissenting Stockholder within ten (10) days after the Dissenting Stockholder’s written request has been received by CME Group, as the surviving corporation, or within ten (10) days after the date of the effective date of the merger, whichever is later.

Within 120 days after the effective date of the merger, either CME Group, as the surviving corporation, or any Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of each share of CBOT Holdings Class A common stock of all Dissenting Stockholders. If a petition for an appraisal is timely filed, then after a hearing on the petition, the Delaware Court of Chancery will determine which of the CBOT Holdings Class A stockholders are entitled to appraisal rights and then will appraise the shares of CBOT Holdings Class A common stock owned by those stockholders by determining the fair value of the shares as of the effective time of the merger (which will be after payment of the special dividend), exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the fair rate of interest to be paid, if any, on the amount determined to be the fair value. If no petition for appraisal is filed with the Delaware Court of Chancery by CME Group, as the surviving corporation, or any Dissenting Stockholder within 120 days after the effective time of the merger, then the Dissenting Stockholders’ rights to appraisal will cease and they will be entitled only to receive merger consideration paid in the merger on the same basis as other CBOT Holdings Class A stockholders. Inasmuch as CME Group, as the surviving corporation, has no obligation to file a petition, any CBOT Holdings Class A stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any CBOT Holdings Class A stockholder, however, without the approval of the Delaware Court of Chancery, which may be conditioned on any terms the Delaware Court of Chancery deems just.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and imposed upon the parties as the court deems equitable in the circumstances. Upon application of a Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL, the court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses. A Dissenting Stockholder who has timely demanded appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote the CBOT Holdings Class A common stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the CBOT Holdings Class A common stock, except for dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger, including the special dividend.

At any time within sixty (60) days after the effective time of the merger, any Dissenting Stockholder will have the right to withdraw the stockholder’s demand for appraisal and to accept the right to receive merger consideration in the merger on the same basis on which CBOT Holdings Class A common stock is converted in the merger. After this sixty (60) day period, a Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL may withdraw his or her demand for appraisal only with the written consent of CME Group and the approval of the Delaware Court of Chancery.

Written Demands

To be valid, written demands for appraisal must be made by record holders of shares. Beneficial owners who do not hold shares of record may not directly make appraisal demands. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares.

The written demand for appraisal must reasonably inform CBOT Holdings of the identity of the stockholder of record making the demand and indicate that the stockholder intends to demand appraisal of the stockholder’s shares. A demand for appraisal should be executed by or for the CBOT Holdings Class A stockholder of record, fully and correctly, as that stockholder’s name appears on the stockholder’s stock certificate. If CBOT Holdings Class A common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If CBOT Holdings Class A common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

A record owner who holds CBOT Holdings Class A common stock as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the CBOT Holdings Class A common stock held for all or less than all beneficial owners of the CBOT Holdings Class A stock for which the holder is the record owner. In that case, the written demand must state the number of shares of CBOT Holdings Class A common stock covered by the demand. Where the number of shares of CBOT Holdings Class A common stock is not expressly stated, the demand will be presumed to cover all shares of CBOT Holdings Class A common stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should promptly consult the record owner to determine the appropriate procedures for making a written demand for appraisal rights and should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the merger.

CBOT Holdings Class A stockholders considering whether to seek appraisal should bear in mind that the fair value of their CBOT Holdings Class A common stock determined under Section 262 of the DGCL could be more than, the same as or less than the value of the right to receive merger consideration in the merger. Also, CBOT Holdings and CME Holdings reserve the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of the CBOT Holdings Class A common stock is less than the value of the merger consideration to be issued in the merger.

The process of dissenting and exercising appraisal rights requires strict compliance with technical prerequisites. CBOT Holdings Class A stockholders wishing to dissent and to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.

Any stockholder who fails to strictly comply with the requirements of Section 262 of the DGCL, attached as Annex I to this supplement will forfeit his, her or its rights to exercise appraisal rights and will receive merger consideration on the same basis as all other stockholders.

THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO DISSENT AND TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL CONTROL.

CME Holdings stockholders do not have appraisal rights in connection with the merger. In addition, CBOT members do not have appraisal rights with respect to their Series B memberships in connection with the merger.

THE AMENDMENT TO THE MERGER AGREEMENT

The following is a summary of the material provisions of the third amendment. This summary is qualified in its entirety by reference to the third amendment, a copy of which is attached as Annex A to this supplement and is incorporated into this document by reference. You should read the third amendment along with the amended merger agreement, a copy of which is attached as Annex A to the joint proxy statement/prospectus, in their entireties, as they are the legal documents governing the merger.

The Special Dividend

CBOT Holdings will declare a one-time, special cash dividend to holders of record on the applicable record date of CBOT Holdings Class A common stock in the amount of $9.14 per share of CBOT Holdings Class A common stock. CBOT Holdings will declare the special dividend prior to the special meeting of CBOT Holdings stockholders on July 9, 2007, with a record date to be set by the CBOT Holdings board of directors (or a committee thereof) prior to the closing of the merger.

The special dividend will only become payable upon, and the payment of the special dividend will be conditioned upon, the satisfaction or waiver of all conditions set forth in the amended merger agreement and will be paid immediately prior to the effective time of the merger.

CME Holdings and CBOT Holdings agree that the relevant record date holders of CBOT Holdings Class A common stock will be entitled to receive the special dividend in addition to any merger consideration that such relevant record date holders are entitled to receive for each share of CBOT Holdings Class A common stock pursuant to the amended merger agreement.

The special dividend is in addition to the quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings Class A common stock that CBOT Holdings may pay to holders of record on the applicable record date in each of the three month periods ending September 30, 2007 and December 31, 2007, except that CBOT Holdings may not set a record date or pay the quarterly cash dividend in any such three month period in which the completion of the merger occurs or is expected to occur.

Exercise Rights

Contingent upon the effectiveness of the merger:

•

Each holder of record as of May 29, 2007 on the official books and records of CBOT of (1) a CBOT Series B-1 membership in respect of which an exercise right privilege is issuable but has not been issued or (2) both (a) one or more exercise right privileges and (b) a CBOT Series B-1 membership will have the right, exercisable during the forty five (45) day period immediately following the effective time of the merger, referred to as the “offer period,” to sell any such exercise right privilege to CBOT for the ERP payment of $250,000, referred to as a “purchase offer.” In order to exercise the purchase offer, such holder must deliver to CBOT prior to the expiration of the offer period (i) the exercise right privilege and (ii) a duly executed assignment agreement in the form attached to the amended and restated certificate of incorporation of CBOT. CBOT will make payment to a holder who makes the required delivery of the exercise right privilege and the assignment agreement within thirty (30) days after the expiration of the offer period.

•

With respect to the CBOE litigation, in the event of a final, non-appealable resolution of all claims of the class members set forth in the complaint on file with the court setting forth the claims in the CBOE litigation as of the time of the final resolution that is binding on all class members, which may include, without limitation (i) a judgment of the court resolving the CBOE litigation, (ii) a settlement resolving the CBOE litigation confirmed by an order of the court and (iii) if the CBOE litigation is dismissed other than on its merits, a decision or order of, or settlement with, a governmental authority or third party arbitrator with respect to all claims of the class members set forth in the complaint; provided, however, in the case of clauses (i) and (ii) that such settlement, decision or order does not prevent the exercise right privileges purchased by CBOT pursuant to this paragraph from being used by a member of the class to participate in a final resolution, referred to, in each case, as a “final resolution,” pursuant to which the members of the class as certified by the court in the CBOE litigation receive a recovery of cash, marketable securities or other property or rights with respect to each exercise right privilege held by a class member and/or retain or are declared to have property or rights with respect to each exercise right privilege held by a class member, collectively referred to as a “per ERP recovery,” with an aggregate fair market value less than the ERP payment, CBOT will pay to each such class member with respect to each such exercise right privilege held by such class member an amount equal to the difference between the ERP payment and the fair market value of the per ERP recovery so received or retained, as applicable, by such class member with respect to such exercise right privilege held by such class member, referred to as a “balance payment.”

•

In order for a class member to receive a balance payment with respect to an exercise right privilege, such class member must provide evidence satisfactory to CBOT that such class member received the per ERP recovery pursuant to the settlement or judgment with respect to such exercise right privilege. CBOT will make payment to such holder prior to the later of (i) thirty (30) days after delivery of the sufficient evidence contemplated by the immediately preceding sentence or (ii) thirty (30) days after the date the fair market value of the per ERP recovery is determined in accordance with the terms of the amended and restated certificate of incorporation of CBOT.

•

In the event of the entry of a final resolution pursuant to which the class members do not receive or retain, as applicable, any per ERP recovery, referred to as a “zero judgment,” CBOT will pay to each person who provides evidence reasonably satisfactory to CBOT that such person meets the requirements of a class member, referred to as a “non-recovery class member,” the ERP payment for each exercise right privilege held by such non-recovery class member. CBOT will make payment to a non-recovery class member within thirty (30) days after the date such person’s status as a non-recovery class member is determined in accordance with the amended and restated certificate of incorporation of CBOT.

•

If a final resolution results in recovery in anything other than cash, including, for example, a settlement that includes the continuation of trading privileges for exerciser members at the CBOE, an independent investment banking firm selected by the CBOT directors, as defined in the amended merger agreement, and approved by the full CBOT board of directors will determine the value of the payment received.

In no event will CBOT pay any amount in excess of $250,000 for any single exercise right privilege.

The amended and restated certificate of incorporation of CBOT was amended to remove the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation and defend against any other proceedings brought to challenge the exercise rights and to take reasonable steps to secure for the exerciser members the right to receive any dividends or other distributions to be made by the CBOE to its members.

A copy of the Amended and Restated Certificate of Incorporation of CBOT is attached to this supplement as Annex H.

CBOT Directors

The CME Group certificate of incorporation and by-laws were revised to extend by two years the period of time during which the CBOT directors, who will be the CME Group directors who formerly were CBOT Holdings directors or their successors chosen by such former CBOT Holdings directors, are designated to serve on the CME Group board of directors. The CBOT directors will be designated for nomination or election to the CME Group board of directors until the CME Group annual meeting of stockholders in 2012 and will serve until the end of their elected term.

The vice chairman of CME Group and two (2) CBOT directors designated by the vice chairman of CME Group will continue to serve as members of the executive committee of the board of directors of CME Group until the 2010 annual meeting of stockholders. The chairman of the board of directors of CBOT Holdings will continue to serve as vice chairman of the board of directors of CME Group until the 2010 annual meeting of stockholders.

A copy of the CME Group Certificate of Incorporation and By-Laws are attached to this supplement as Annexes F and G, respectively.

CBOT Rule Changes

The amended and restated certificate of incorporation of CBOT was revised to extend the period of time the CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT members from two years to the period of time ending with the CME Group annual meeting of stockholders in 2012.

A copy of the Amended and Restated Certificate of Incorporation of CBOT is attached to this supplement as Annex H.

Appraisal Rights

Shares of CBOT Holdings Class a common stock which are issued and outstanding immediately prior to the effective time and held by a holder who has not voted such shares in favor of the merger and who has demanded appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law will not be converted into the right to receive the merger consideration, unless such holder fails to perfect, withdraws or loses the right to appraisal.

If, after the effective time, such holder fails to perfect, withdraws or loses the right to appraisal, such shares of CBOT Holdings will be treated as if they had been converted as of the effective time into the right to receive the merger consideration. CBOT Holdings will give CME Holdings reasonably prompt notice of any demands received by CBOT Holdings for appraisal of shares of CBOT Holdings Class A Common Stock, and CME Holdings will have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of CME Holdings or if ordered to do so by a court of competent jurisdiction, CBOT Holdings will not make any payment with respect to, or offer to settle or settle, any such demands.

ANY CBOT HOLDINGS CLASS A STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX I CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

A VOTE IN FAVOR OF THE MERGER BY A CBOT HOLDINGS CLASS A STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY FOR THE SPECIAL MEETING OF CBOT HOLDINGS CLASS A STOCKHOLDERS ON JULY 9, 2007 VOTING IN FAVOR OF THE MERGER AND WISH TO EXERCISE APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY EXERCISE APPRAISAL RIGHTS.

Tax Free Reorganization

If, in the opinion of either counsel to CME Holdings or counsel to CBOT Holdings, it is highly likely that the merger could fail to qualify as a tax free reorganization described in Section 368 of the Code due to the exercise of appraisal rights or otherwise, then the parties will negotiate in good faith to restructure the merger in order that it shall otherwise qualify as a transaction that is in whole or in part tax-free under the Code, including as a Section 351 exchange under the Code; provided, that in no way shall such restructuring result in any change in the exchange ratio, the merger consideration or in the economics or other material terms of the transactions contemplated by the amended merger agreement to CME Holdings or its stockholders, or CBOT Holdings, CBOT or their respective stockholders and members.

UPDATE TO REGULATORY APPROVALS

United States Antitrust

On June 11, 2007, the Antitrust Division of the U.S. Department of Justice closed its investigation into the proposed merger of CBOT Holdings with CME Holdings without conditions. The Antitrust Division determined that the evidence did not indicate that either the merger or the clearing agreement between CME Holdings and CBOT Holdings was likely to reduce competition substantially.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPECIAL DIVIDEND AND THE EXERCISE RIGHT PRIVILEGE PAYMENT

Special Dividend

Although the tax treatment of the special dividend is unclear, CBOT Holdings and CME Holdings intend to report the special dividend as a distribution with respect to CBOT Holdings Class A common stock for U.S. federal income tax purposes. It is possible, however, the IRS may take a contrary position, and to the extent the IRS were to prevail, the amount paid as the special dividend would be treated as additional cash received in connection with the merger, and not treated as a distribution for U.S. federal income tax purposes.

If the special dividend is treated as a distribution with respect to CBOT Holdings common stock, the gross amount paid to holders of CBOT Holdings common stock will be characterized as dividend income to the extent that the CBOT Holdings special dividend does not exceed CBOT Holding’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). In the event that the amount of the special dividend exceeds CBOT Holding’s current and accumulated earnings and profits, the excess should be treated as non-taxable return of capital to the extent of the holder’s adjusted tax basis in its common stock, calculated on a share-by-share basis, and thereafter as gain from the sale or exchange of CBOT Holdings common stock. This gain would be capital gain provided that such stockholder holds the CBOT Holdings common stock as a capital asset as of the time of the CBOT Holdings special dividend. The determination of CBOT Holdings’ earnings and profits entails complex factual and legal analysis which will not be completed until after the effective time of the merger.

Treatment of U.S. Holders of CBOT Holdings Class A common stock

Dividend income will be includible in the gross income of a holder of CBOT Holdings common stock on the day received. Under current law this income will generally be taxed to non-corporate stockholders at the rates applicable to long-term capital gains (currently a 15% maximum U.S. federal rate), provided that a minimum holding period (generally, ownership of the stock for more than 60 days during the 121-day period surrounding the ex-dividend date) and other requirements are satisfied. Corporate U.S. holders may be entitled to a dividends-received deduction with respect to distributions treated as dividend income for U.S. federal income tax purposes, subject to limitations and conditions. U.S. holders should consult their tax advisors regarding their ability to satisfy the minimum holding period and other requirements for favorable tax treatment of dividend income and the potential application of the “extraordinary dividend” provisions of the Code.

If the special dividend were treated as cash received in connection with the merger, the gross amount paid to holders of CBOT Holdings common stock will generally cause any U.S. holder to recognize capital gain (but not loss) on the exchange equal to the lesser of (i) the excess, if any, of the sum of (a) the amount of cash received pursuant to the special dividend (b) the amount of cash received pursuant to the tender offer (if the cash received in the tender offer is treated as consideration received in the merger, see “Material U.S. Federal Tax Income Consequences of the Merger—Tax Consequences of the Merger for CBOT Holdings Stockholders” in the joint proxy statement/prospectus), and (c) the fair market value of CME Holdings Class A common stock received in the merger and not surrendered in the tender offer (if cash received in the tender offer is treated as consideration received in the merger), over such U.S. holder’s tax basis in the shares of CBOT Holdings Class A common stock surrendered by the U.S. holder in the merger, or (ii) the sum of the amount of cash received pursuant to the special dividend and the amount of cash received pursuant to the tender offer (if cash received in the tender offer is treated as consideration received in the merger). U.S. holders should consult their tax advisors regarding the treatment of the special dividend as merger consideration.

Treatment of non-U.S. holders of CBOT Holdings Class A common stock

Dividend income generally will be subject to withholding at a 30% rate if such dividend income is not effectively connected with a U.S. trade or business of the non-U.S. holder. The 30% rate may be reduced under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. holder resides or is organized. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding.

Income of non-U.S. holders that is treated as effectively connected with a U.S. trade or business (and attributable to a U.S. permanent establishment or fixed base in the case of non-U.S. holders subject to an applicable income tax treaty) is subject to U.S. federal income tax at the graduated rates applicable to U.S. holders. Such income generally must be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. holder. Corporate non-U.S. holders may also be subject to a branch profits tax on such effectively connected income at a rate of 30% or such lower rate as an applicable income tax treaty may provide. In general, a non-U.S. holder must furnish an IRS Form W-8BEN or IRS Form W-8ECI, as applicable, in order to prove its eligibility for any of the foregoing reduced rates.

Distributions in excess of CBOT Holding’s current and accumulated earnings and profits will be treated as non-taxable return of capital to the extent of the holder’s adjusted tax basis in its common stock, calculated on a share-by-share basis, and thereafter as gain from the sale or exchange of CBOT Holdings common stock. This gain would be capital gain provided that such stockholder holds the CBOT Holdings common stock as a capital asset as of the time of the CBOT Holdings special dividend. Any such capital gain will generally not be subject to U.S. federal income tax, subject to the exceptions discussed below in the treatment of the special dividend as cash received in connection with the merger.

If the special dividend were treated as cash received in connection with the merger, the gross amount paid to holders of CBOT Holdings common stock will generally not be subject to U.S. federal income tax by a non-U.S. holder unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if certain income tax treaties apply, is attributable to a permanent establishment), (ii) CBOT Holdings is a “U.S. real property holding corporation” at any time within the shorter of the five-year period ending on the date on which the proposed transaction is consummated or such non-U.S. holder’s holding period, or (iii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met. In the case of (i)-(iii), a non-U.S. holder will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder.

The rules relating to non-U.S. holders are complex and dependent on the specific factual circumstances particular to each non-U.S. holder. Consequently, each non-U.S. holder should consult its tax advisor as to the U.S. federal income tax consequences relevant to such non-U.S. holder.

Exercise Right Privilege Payments

Forty-Five Day Offer to Purchase

If a permitted exercise right privilege holder (a holder of record as of May 29, 2007 on the official books and records of CBOT of (I) a Series B-1 Membership in respect of which an exercise right privilege is issuable but has not been issued or (II) both (a) an exercise right privilege and (b) a Series B-1 Membership) accepts the offer to purchase during the forty-five day period immediately following the effective time of the merger, such holder will recognize gain or loss on the difference between the $250,000 received and the holder’s tax basis in the exercise right privilege exchanged. Any gain or loss recognized will generally be capital gain or loss and will be a long-term capital gain or loss if the holder’s holding period for the exercise right privilege exchanged is more than one year ending on the date of the exchange.

Receipt of Put Right Associated with the Guarantee

Although the tax treatment for an exercise right privilege holder is uncertain, such holder may recognize ordinary income at the closing of the merger based on the fair market value of the deemed “put right” associated with the guarantee received for U.S. federal income tax purposes.

The requirement in the amended and restated CBOT charter that CBOT will guarantee each class member in the CBOE litigation that receives a recovery (e.g. cash, marketable securities, retention of property rights with respect to an exercise right privilege, or other property), the fair market value of which is less than $250,000, an amount equal to the difference between $250,000 and the fair market value of the recovery received (or if no recovery is received the difference between $250,000 and zero) will be treated by CBOT as a put right granted to each exercise right privilege holder for U.S. federal income tax purposes. The receipt of the “put right” by an exercise right privilege holder may result in ordinary income based on the valuation of the put option. An exercise right privilege holder who recognizes such income will be treated as if the exercise right privilege holder paid an equivalent amount as a premium in exchange for the put option.

If the exercise right privilege holder receives a payment pursuant to the right described in the preceding paragraph, gain or loss will be recognized taking into account, as added basis in the exercise right privilege, the amount of ordinary income recognized in connection with the receipt of such right. Any gain or loss should be treated as a capital gain or loss and generally will be long-term capital gain or loss if the exercise right privilege holder held the exercise right privilege for more than one year at the time the payment is received.

If CBOT is no longer obligated to make a payment pursuant to the above right (i.e. the deemed “put right” lapses because the recovery in the CBOE litigation exceeds $250,000 or the exercise right privilege holder is not a class member as certified by the court in the CBOE litigation) the exercise right privilege holder will realize a capital loss in the amount of the basis attributable to the income recognized on the receipt of the “put right.”

Treatment of non-U.S. holders of an Exercise Right Privilege

A non-U.S. exercise right privilege holder generally will not be subject to U.S. federal income tax on any cash received by accepting the forty-five day offer to purchase, any imputed ordinary income upon receipt of the “put right,” or any cash settlement received in the exercise of a put right, unless (i) such income or gain is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if certain income tax treaties apply, is attributable to a permanent establishment) or (ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met. In the case of (i) and (ii), a non-U.S. holder will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder.

The rules relating to non-U.S. holders are complex and dependent on the specific factual circumstances particular to each non-U.S. holder. Consequently, each non-U.S. holder should consult its tax advisor as to the U.S. federal income tax consequences relevant to such non-U.S. holder.

Holders of CBOT Holdings Class A common stock and holders of exercise right privileges should consult with their own tax advisors as to the tax consequences of the special dividend and the ERP payment in their particular circumstances.

UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR CME GROUP

The unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by the Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined income statements for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In the combination, CME Holdings and CBOT Holdings will combine their businesses under the name CME Group. Upon the completion of the merger, for each share of CBOT Holdings Class A common stock owned, CBOT Holdings Class A stockholders will receive 0.3500 shares of CME Holdings Class A common stock. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the tender offer after completion of the merger, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt related to the tender offer, the ERP payment or the guarantee.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change on the closing date of the merger. The final determination of the allocation of the purchase price will be based on the actual tangible assets and liabilities, intangible assets and in-process research and development of CBOT Holdings as of the closing date of the merger, as well as merger-related transaction costs.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2007

(amounts in thousands)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,139,793	$187,869		$(231,208)	(A	)(B)	$1,096,454
Collateral from securities lending	2,112,451	—					2,112,451
Marketable securities	219,282	362,366		(362,366)		(B)	219,282
Accounts receivable, net of allowance	162,081	79,280		(18,796)		(C)	222,565
Other current assets	41,884	18,470					60,354
Cash performance bonds and security deposits	926,575	—					926,575

Total current assets	4,602,066	647,985		(612,370)			4,637,681
Property, net of accumulated depreciation	165,506	215,794		24,698		(D)	405,998
Intangible assets, net of amortization	10,133	—		8,666,750		(E)	8,676,883
Goodwill	11,565	—		4,221,698		(F)	4,233,263
Other	97,249	21,618		(35,311)		(G)	83,556

Total Assets	$4,886,519	$885,397		$12,265,465			$18,037,381

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$30,955	$20,26	$				$51,211
Payable under securities lending agreements	2,112,451	—					2,112,451
Other current liabilities	151,706	84,719		(18,796)		(C)	229,329
				11,700		(H)
Cash performance bonds and security deposits	926,575	—					926,575

Total current liabilities	3,221,687	104,975		(7,096)			3,319,566
Deferred income taxes	—	97		3,414,889		(G)	3,414,986
Other liabilities	39,040	17,110					56,150

Total Liabilities	3,260,727	122,182		3,407,793			6,790,702

Shareholders’ equity	1,625,792	763,215		8,857,672		(I)	11,246,679

Total liabilities and shareholders’ equity	$4,886,519	$885,397		$12,265,465			$18,037,381

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2006

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$866,089	$481,247	$				$1,347,336
Processing services	90,148	—		(75,409)	(J	)	14,739
Quotation data fees	80,836	98,608					179,444
Access fees	20,154	—					20,154
Communication fees	8,588	6,904					15,492
Building	—	23,139					23,139
Other	24,132	11,193					35,325

Total Revenues	1,089,947	621,091		(75,409)			1,635,629

Expenses
Compensation and benefits	202,966	77,119					280,085
Clearing services	—	75,409		(75,409)	(J	)	—
Communications	31,580	24,648					56,228
Technology support services	31,226	24,700					55,926
Professional fees and outside services	34,290	26,559					60,849
Depreciation and amortization	72,783	54,798		(36)	(D	)	194,775
				67,230	(E	)
Occupancy	29,614	—					29,614
Building	—	24,461					24,461
Licensing and other fee agreements	25,733	7,281					33,014
Marketing, advertising and public relations	16,740	11,735					28,475
Other	24,160	18,344					42,504

Total Expenses	469,092	345,054		(8,215)			805,931

Operating Income	620,855	276,037		(67,194)			829,698

Non-Operating Income and Expense
Investment income	55,792	19,107					74,899
Securities lending interest income	94,028	—					94,028
Securities lending interest expense	(92,103)	—					(92,103)
Interest expense	—	(1,513)					(1,513)
Equity in losses of unconsolidated subsidiaries	(6,915)	(1,710)					(8,625)

Total Non-Operating	50,802	15,884					66,686

Income before Income Taxes	671,657	291,921		(67,194)			896,384
Income tax provision	(264,309)	(119,679)		26,710	(K	)	(357,278)

Net income before nonrecurring charges directly attributable to the transaction	$407,348	$172,242		$(40,484)			$539,106

Earnings Per Common Share:
Basic	$11.74	$3.26					$10.14
Diluted	11.60	3.26					10.05

Weighted Average Number of Common Shares:
Basic	34,696	52,792		(34,315)	(L	)	53,173
Diluted	35,124	52,861		(34,360)	(L	)	53,625
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2007

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$258,241	$151,653	$				$409,894
Processing services	34,759	—		(21,796)	(J	)	12,963
Quotation data fees	25,016	25,082					50,098
Access fees	5,461	—					5,461
Communication fees	2,016	1,637					3,653
Building	—	5,915					5,915
Other	6,838	3,450					10,288

Total Revenues	332,331	187,737		(21,796)			498,272

Expenses
Compensation and benefits	56,400	20,469					76,869
Clearing services	—	21,796		(21,796)	(J	)	—
Communications	9,079	5,679					14,758
Technology support services	8,892	6,093					14,985
Professional fees and outside services	9,172	16,654					25,826
Depreciation and amortization	19,989	11,520		(9)	(D	)	47,783
				16,283	(E	)
Occupancy	8,827	—					8,827
Building	—	6,420					6,420
Licensing and other fee agreements	7,035	2,119					9,154
Marketing, advertising and public relations	5,983	2,991					8,974
Other	6,347	4,477					10,824

Total Expenses	131,724	98,218		(5,522)			224,420

Operating Income	200,607	89,519		(16,274)			273,852

Non-Operating Income and Expense
Investment income	17,305	6,376					23,681
Securities lending interest income	32,890	—					32,890
Securities lending interest expense	(32,425)	—					(32,425)
Interest expense	—	(216)					(216)
Equity in losses of unconsolidated subsidiaries	(3,020)	(697)					(3,717)

Total Non-Operating	14,750	5,463					20,213

Income before Income Taxes	215,357	94,982		(16,274)			294,065
Income tax provision	(85,329)	(39,591)		6,469	(K	)	(118,451)

Net income before nonrecurring charges directly attributable to the transaction	$130,028	$55,391		$(9,805)			$175,614

Earnings Per Common Share:
Basic	$3.73	$1.05					$3.29
Diluted	3.69	1.05					3.27

Weighted Average Number of Common Shares:
Basic	34,851	52,798		(34,319)	(L	)	53,330
Diluted	35,229	52,900		(34,385)	(L	)	53,744

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION FOR CME GROUP

1. Basis of Pro Forma Presentation

The preceding unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In accordance with SFAS No. 141, Business Combinations, the purchase price has been allocated to tangible and identifiable intangible assets acquired and liabilities assumed as well as in-process research and development based on a preliminary estimate of CBOT Holdings’ fair values as of the assumed closing date of March 31, 2007. The excess of the purchase price over the net assets acquired has been recorded as goodwill. Significant assumptions and estimates have been used in determining the preliminary purchase price and preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial information. The final determination of such assumptions and estimates cannot be made until the merger is completed.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified in the statements of income to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications in both the balance sheet and statement of income following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented.

2. Purchase Price

On October 17, 2006, CME Holdings and CBOT Holdings entered into a definitive merger agreement, as amended on December 20, 2006, May 11, 2007 and June 14, 2007. The merger is expected to close in mid-2007, subject to a number of approvals, including the approval of CME Holdings stockholders and CBOT Holdings stockholders at the stockholder meetings and the CBOT membership approvals at the member meeting, as well as satisfaction of customary closing conditions.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the merger has not been completed. The actual purchase price will be based on the value of CME Holdings Class A common stock issued to CBOT Holdings’ Class A stockholders, the fair value of CBOT Holdings’ stock options and restricted stock awards that will be exchanged for CME Holdings’ stock options and restricted stock awards, and the actual transaction-related costs of CME Group. The final allocation of the purchase price will be based on the fair value of the assets and liabilities of CBOT Holdings on the date the merger is complete, including the reduction in cash and marketable securities as a result of the special dividend. Any increases or decreases in the fair value of assets and liabilities will result in an adjustment to goodwill.

For purposes of the unaudited pro forma condensed combined financial information, CME Holdings has used CBOT Holdings’ assets and liabilities as of March 31, 2007 as the basis for developing fair value estimates. The final valuation of identifiable intangible assets may change significantly from the preliminary estimates, which could result in a material change in the amortization of intangible assets. The fair value of stock-based payments exchanged and the portion of value associated with unearned stock-based compensation could change based on stock-based payment activity through the merger date, which could materially change the valuation of stock-based payments and the unearned stock-based compensation charges recorded as of the merger date, as well as the associated future stock-based compensation expense. Additionally, changes in the balances of CBOT Holdings’ cash, marketable securities and other tangible assets and liabilities could be substantial from March 31, 2007 to the date of the merger.

The unaudited pro forma condensed combined financial information does not include all of the potential effects of restructuring certain activities of pre-merger CME Holdings’ or CBOT Holdings’ operations, nor does it include any borrowings that may be required to finance any related restructuring activities. These restructuring liabilities, once determined, may be material and may include additional costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. At the closing of the merger, liabilities related to restructuring CBOT Holdings’ operations would be recorded as an adjustment to the purchase price and an increase in goodwill. Liabilities related to restructuring CME Holdings’ operations would be recorded as expenses in CME Holdings’ statements of income in the period that the costs are incurred.

For purposes of the unaudited pro forma condensed combined financial information, the total preliminary purchase price is estimated at $10.2 billion and is comprised of (amounts in thousands, except per share data):

Acquisition of the outstanding common stock of CBOT Holdings(i):
In exchange for CME Holdings common stock (52,798 CBOT Holdings shares x 0.3500 x $518.82 per share)	$9,587,393
Estimated fair value of CBOT Holdings stock options and restricted stock awards exchanged(ii)	43,935
Merger-related transaction costs(iii)	111,000
CBOT Holdings special dividend (52,798 CBOT Holdings shares x $9.14 per share)	482,574

Total preliminary purchase price	$10,224,902

(i)	Pursuant to the amended merger agreement, each share of CBOT Holdings Class A common stock will be converted into the right to receive 0.3500 shares of CME Holdings Class A common stock. The share price of $518.82 used to calculate the value of CME Holdings Class A common stock issued in exchange for CBOT Holdings Class A common stock is based on the average closing price of CME Holdings Class A common stock for the five-day period beginning two days before and ending two days after May 11, 2007 (the prior amendment date).
(ii)

Under CBOT Holdings’ current equity incentive plan, 301,800 stock options and 41,667 restricted stock awards are outstanding at March 31, 2007. For purposes of preparing pro forma information, the fair value of estimated stock options and restricted stock awards exchanged was determined using a share price of $532.46, the closing price of CME Holdings Class A common stock on March 31, 2007. The final fair value will be calculated using the closing share price on the trading day prior to the merger’s closing date. The fair value of stock options was calculated using a Black-Scholes valuation model with the following assumptions: expected life of 4.3 to 4.9 years; risk-free interest rate of 4.5%; expected volatility of 30.0%; and a dividend yield of 0.7%. The fair value of restricted stock awards was estimated as $532.46 per share, the closing share price on March 31, 2007. The portion of the estimated fair value of unvested CBOT

Holdings stock options related to future service is allocated to unearned stock-based compensation and will be expensed within the first 12 months following the closing date of the merger, the remaining expected vesting period. This stock-based compensation expense, estimated at $6.9 million, is considered a non-recurring charge directly related to the merger, and as such, is not included in the unaudited pro forma condensed combined statements of income.

CME Group intends to retain all of the rights, terms and conditions of the plan under which stock options and restricted stock awards were originally granted by CBOT Holdings, including a provision to provide for accelerated vesting of all unvested restricted stock awards upon a change in control and unvested stock options at the earlier of involuntary termination or one year after the change in control. Until the impact of the restructuring on combined operations has been assessed, management cannot finalize its estimate of stock-based compensation expense that will be recorded during any vesting period occurring after the merger.
(iii)	Merger-related transaction costs include CME Holdings’ estimate of investment banking, legal and accounting fees and other external costs directly related to the merger, including fees paid for fairness opinions. Investment banking fees payable by CBOT Holdings to JPMorgan are variable in nature and are calculated as 0.3% of the total consideration.

The purchase price will be allocated to CBOT Holdings’ tangible and intangible assets acquired, liabilities assumed and in-process research and development based on their estimated fair values as of the merger date. The following is a summary of the preliminary purchase price allocation as reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 (amounts in thousands):

Net tangible assets:
Cash and cash equivalents	$187,869
Property, net	240,492
Other assets and liabilities, net	359,552

787,913
Identifiable intangible assets	8,666,750
Net deferred tax liability	(3,450,200)
Other accrued liabilities	(11,700)
In-process research and development	3,500
Unearned stock-based compensation	6,941
Goodwill	4,221,698

Total preliminary purchase price	$10,224,902

3. Pro Forma Adjustments

(A) To record the estimated effect of transaction costs. For purposes of preparing the pro forma condensed combined balance sheet as of March 31, 2007, all transactions costs have been treated as unpaid. As of March 31, 2007, merger-related transactions costs of $14.1 million and $16.5 million have been paid by CME Holdings and CBOT Holdings, respectively.

(B) To record the special dividend paid to CBOT Holdings stockholders prior to, but contingent upon, the satisfaction or waiver of all conditions set forth in the amended merger agreement and immediately prior to the effective time of the merger. Cash and marketable securities of CBOT Holdings in the amount of $120,208 and $362,366, respectively, were assumed to be liquidated in payment of the special dividend.

(C) To eliminate the effects of open invoices for clearing services provided by CME Holdings to CBOT Holdings.

(D) To adjust the book value of CBOT Holdings property to its preliminary estimated fair value.

(dollars in thousands)	Historical Amount, net	Preliminary Fair Value	Increase (Decrease)	Estimated Useful Life	Annual Depreciation	Three Months Depreciation
Land	$34,234	$60,000	$25,766	n/a	$—	$—
Buildings	101,068	100,000	(1,068)	30 years	(36)	(9)
Other property	80,492	80,492	—	3 to 20 years	—	—

Total pro forma adjustments			$24,698		$(36)	$(9)

Depreciation expense has been calculated using a straight-line method over the estimated useful life.

(E) To record identifiable intangible assets at their preliminary estimated fair values. Fair values for trade name and open interest intangible assets have been estimated using an income approach. Fair values for all other intangible assets were estimated using a multi-period excess earnings method. Amortization expense has been calculated using a straight-line method over the estimated useful life.

(dollars in thousands)	Preliminary Fair Value	Estimated Useful Life (in years)	Annual Amortization	Three Months Amortization
Trade name	$281,000	Indefinite	$—	$—
Market data customer relationships(i)	291,000	30	9,700	2,425
Clearing firm relationships(i)	918,000	30	30,600	7,650
Trading products, excluding metals(ii)	7,050,500	Indefinite	—	—
Metals trading products(iii)	34,000	5	6,800	1,700
Dow Jones products	40,500	5	8,100	2,025
Open interest(iv)	2,100	0.5	2,100	—
Other	49,650	5	9,930	2,483

Total pro forma adjustments	$8,666,750		$67,230	$16,283

(i)	Based on information currently available, the fair values of market data customer relationships and clearing firm relationships, both of which are non-contractual, have been amortized using the straight-line method.
(ii)	An indefinite life was assumed for agricultural, financial, and other trading product families, excluding metals. These products have traded at CBOT for decades (and in some cases, for over 120 years) and authorizations by the CFTC to trade these products are perpetual. Moreover, a historical analysis of the trading volume data demonstrates that these volumes have increased annually for the past few decades and management does not anticipate a decline in volume or a discontinuation of these products.
(iii)	Due to the bifurcated liquidity of the metals products, there is considerable uncertainty regarding the estimated useful life of metals trading products at this time. As a result, the fair value of metals trading products has been amortized over an estimated useful life of 5 years. Further analysis and information available at the merger’s closing may result in a different estimated useful life.
(iv)	The fair value of open interest has been fully amortized in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 due to its estimated useful life of 0.5 years. No amortization expense is recognized in the subsequent three months ended March 31, 2007.

(F) To record the preliminary fair value of goodwill. Goodwill resulting from the merger is not amortized. It will be assessed for impairment at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

(G) To record net deferred tax liabilities related to tangible assets and liabilities and identifiable intangible assets and to reclassify historical net deferred tax assets (dollars in thousands):

Increase in value of property	$24,698
Fair value of identifiable intangible assets	8,666,750
Other accrued liabilities	(11,700)

$8,679,748
Statutory tax rate	39.75%

Net deferred tax liabilities resulting from allocation of purchase price	3,450,200
Reclass of CME Holdings historical non-current net deferred tax assets	(35,311)

Total pro forma adjustments	$3,414,889

(H) To record liabilities for severance-related costs, including the estimated reimbursement of excise taxes owed by terminated employees, due to change in control provisions of certain CBOT Holdings employment contracts.

(I) To record the following adjustments to shareholders’ equity (amounts in thousands):

New CME Holdings common stock issued in exchange for 52,798 shares of CBOT Holdings common stock	$9,587,393
Preliminary value of CBOT Holdings stock options and restricted stock awards exchanged in the merger	43,935
Preliminary fair value of in-process research and development	(3,500)
Unearned stock-based compensation related to unvested CBOT Holdings stock options	(6,941)
Elimination of CBOT Holdings historical shareholders’ equity	(763,215)

Total pro forma adjustments	$8,857,672

The estimated fair value of in-process research and development, which was calculated using a replacement cost approach, relates to incomplete research and development of trading products that has not reached feasibility and has no alternative future use. Expense related to in-process research and development has been charged directly to retained earnings. This expense is considered a one-time non-recurring charge and is not reflected in the unaudited pro forma condensed combined statements of income, although such costs will be expensed in CME Group’s consolidated financial statements as a non-tax deductible charge in the period in which the merger is completed.

(J) To eliminate the effect of clearing services provided by CME Holdings to CBOT Holdings.

(K) To record the federal and state income tax effects on the pro forma adjustments. Income tax effects have been calculated using CME Group’s anticipated statutory rate of 39.75%. The pro forma combined income tax expense does not reflect the amounts that would have resulted had CME Holdings and CBOT Holdings filed consolidated income tax returns during the periods presented.

(L) To adjust the weighted average number of shares outstanding used to determine basic and diluted pro forma earnings per share based upon the exchange of CBOT Holdings Class A common stock for 0.3500 of a share of CME Holdings Class A common stock, as follows (shares in thousands):

		Year Ended December 31, 2006	Three Months Ended March 31, 2007
Basic Computation:
CBOT Holdings historical weighted average shares	[a]	52,792	52,798
Exchange ratio		0.3500	0.3500

CME Holdings new shares issued	[b]	18,477	18,479

Pro forma adjustment	[b] – [a]	(34,315)	(34,319)

Diluted Computation:
CBOT Holdings historical weighted average shares	[a]	52,861	52,900
Exchange ratio		0.3500	0.3500

CME Holdings new shares issued	[b]	18,501	18,515

Pro forma adjustment	[b] – [a]	(34,360)	(34,385)

4. Share Repurchase

Assuming that the parties complete the merger, CME Group intends to repurchase shares of its Class A common stock in a cash tender offer for up to $3.5 billion at a fixed price of $560.00 per share. CME Group intends to use available funds and to incur short-term debt to repurchase the shares. CME Holdings has obtained a commitment from its lenders for up to $3.0 billion of funding. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the anticipated repurchase of shares, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt. There is no certainty as to the number of shares that will be tendered by shareholders under this repurchase program or the amount of debt that will be used to fund the repurchase. However, assuming that these anticipated transactions had taken place on January 1, 2006 and that the maximum number shares had been tendered, we believe that adjusting the unaudited pro forma condensed combined financial information would result in the following (amounts in thousands except per share data):

For the Periods Presented
Number of shares tendered	6,250
Cash paid for shares tendered	$3,500,000
Estimated incurrence of short-term debt	2,500,000
Liquidation of cash equivalents and marketable securities	1,000,000

	Year Ended	Three Months Ended
	December 31, 2006	March 31, 2007
Interest expense, pre-tax (1):
Short-term debt at 5.31%	$132,665	$33,166
Debt financing costs	3,709	927
Interest income lost, pre-tax (2)	50,789	12,997
Net income before nonrecurring charges directly attributable to the transaction	427,306	148,802
Earnings per common share:
Basic	$9.11	$3.16
Diluted	9.02	3.13
Weighted average number of common shares:
Basic	46,923	47,080
Diluted	47,375	47,494

(1)	Interest expense on short-term debt was calculated based on the 3-month London Interbank Offered Rate at June 11, 2007. This interest rate is reflective of the interest rate determined under the funding commitment obtained by CME Holdings from its lenders for purposes of completing the share repurchase.
(2)	Interest income lost does not reflect the impact of the special dividend to be paid by CBOT Holdings immediately prior to the effective time of the merger.

UPDATE TO COMPARATIVE RIGHTS OF STOCKHOLDERS OF CBOT HOLDINGS AND CME HOLDINGS PRIOR TO AND AFTER THE MERGER

This section updates the material differences between the rights of holders of CBOT Holdings common stock and holders of CME Holdings common stock prior to the merger, on the one hand, and the rights of holders of common stock of CME Group after the merger, on the other hand.

Upon the completion of the merger, the certificate of incorporation and bylaws of CME Group will be as set forth in the forms attached as Annexes F and G, respectively, to this supplement.

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

Composition of Board of Directors

The certificate of incorporation of CBOT Holdings provides for a board of directors composed of 17 members. The holder of the sole share of CBOT Holdings Class B common stock has the right to elect six directors, who are referred to as the “subsidiary directors,” to the board of directors of CBOT Holdings. The remaining 11 directors are elected by the holders of CBOT Holdings Class A common stock. The holder of the sole share of Class B common stock is a subsidiary voting trust, which is obligated to vote to elect as subsidiary directors to the board of directors of CBOT Holdings the directors who have been elected to serve on the board of directors of CBOT by the Series B-1 and Series B-2 members of CBOT.	The certificate of incorporation of CME Holdings provides for a board of directors composed of 20 members. The holders of CME Holdings Class B-1, Class B-2 and Class B-3 common stock have the right to elect six Class B Directors to the board of directors of CME Holdings, of which three are elected by Class B-1 stockholders, two are elected by Class B-2 stockholders and one is elected by Class B-3 stockholders. The remaining 14 equity directors are elected by the holders of the CME Holdings Class A and Class B common stock, voting together as a class.

Same as CME Holdings prior to the merger, except that the size of the board of directors will be increased to include ten additional equity directors. Accordingly, the certificate of incorporation of CME Group provides for a board of directors composed of 30 members, including six Class B Directors elected by the Class B-1, Class B-2 and Class B-3 common stock as described for CME Holdings prior to the merger and 24 equity directors elected by the holders of the Class A and Class B common stock, voting together as a class.

Until the annual meeting of stockholders to be held in 2012, at least 14 equity directors are designated CME Directors (or their replacements) and at least ten equity directors are designated CBOT Directors (or their replacements).

UPDATE TO COMPARATIVE RIGHTS OF CBOT MEMBERS

PRIOR TO AND AFTER THE MERGER

Upon the completion of the merger, the certificate of incorporation of CBOT will be as set forth in the form attached as Annex H to this supplement.

BEFORE THE MERGER	AFTER THE MERGER

Rules and Regulations of CBOT

The rules and regulations are considered part of the bylaws of CBOT, and therefore Series B-1 and B-2 members of CBOT have the power to adopt, amend and repeal the rules and regulations of CBOT (except as otherwise provided in the rules and regulations).

Series B-1 and B-2 members will no longer have the power to adopt, amend or repeal the rules and regulations of CBOT.

During the period ending at the annual meeting of shareholders of CME Group to be held in 2012, CBOT will provide the CBOT directors with advance notice, referred to as a “rule change notice,” of any proposed change to the CBOT rules, referred to as a “proposed rule change.” If a majority of the CBOT directors provide written notice to CBOT, referred to as an “initial rejection notice,” within five (5) business days after delivery of the rule change notice, referred to as the “initial rejection notice period,” that they have determined in their sole discretion that any such proposed rule change will materially impair the business of CBOT or materially impair the business opportunities of the holders of the Class B memberships, such proposed rule change will be submitted to a committee of the CBOT board of directors, referred to as the “rule change committee,” comprised of three CBOT directors designated by the vice chairman of CBOT and two CME directors designated by the chairman of CBOT for approval. Approval shall require the affirmative vote of a majority of the full rule change committee. CBOT shall not effect any proposed rule change unless and until either (a) the initial rejection notice period terminates without the CBOT directors providing an initial rejection notice with respect to such proposed rule change or (b) the rule change committee approves such proposed rule change.

Obligation to Preserve Exercise Right After the Merger

Not applicable.

Unless otherwise agreed to by the Series B-1 and Series B-2 members voting together as a single class, CBOT shall use commercially reasonable efforts to preserve the exercise right for the benefit of the Series B-1 members and their lessees, including:

•      defending any actions, suits or proceedings brought to challenge all or any portion of the exercise right and, in the event of an adverse
ruling or determination, pursuing reasonable
grounds for appeal;

•      taking reasonable steps, including instituting
actions, suits and proceedings and pursuing
reasonable grounds for appeal, to secure for
the Series B-1 members and their lessees that
have exercised the exercise right the right to
receive any dividends or other distributions
to be made by CBOE to its members; and

•      complying with CBOT’s obligations under
agreements with CBOE regarding the
exercise right, including making available to
CBOE the information specified in any such
agreements or any surveillance plans with
CBOE; provided, that CBOT shall not be
required to contribute to any settlement or
satisfy the obligation of any third party.

Exercise Right Privileges

Not applicable.

Each holder of record as of May 29, 2007 on the official books and records of CBOT of (1) a CBOT Series B-1 membership in respect of which an exercise right privilege is issuable but has not been issued or (2) both (a) one or more exercise right privileges and (b) a CBOT Series B-1 membership will have the right, exercisable during the forty five (45) day period immediately following the effective time of the merger, referred to as the “offer period,” to sell any such exercise right privilege to CBOT for the ERP payment of $250,000, referred to as a “purchase offer.” In order to exercise the purchase offer, such holder must deliver to CBOT prior to the expiration of the offer period (i) the exercise right privilege and (ii) a duly executed assignment agreement in the form attached to the amended and restated certificate of incorporation of CBOT. CBOT will make payment to a holder who makes the required delivery of the exercise right privilege and the assignment agreement within thirty (30) days after the expiration of the offer period.

In the event of a final, non-appealable resolution of all claims of the class members set forth in the complaint on file with the court setting forth the claims in the CBOE litigation as of the time of the final resolution that is binding on all class members, which may include, without limitation (i) a judgment of the court resolving the CBOE litigation, (ii) a settlement resolving the CBOE litigation confirmed by an order of the court and (iii) if the CBOE litigation is dismissed other than on its merits, a decision or order of, or settlement with, a governmental authority or third party arbitrator with respect to all claims of the class members set forth in the complaint; provided, however, in the case of clauses (i) and (ii) that such settlement, decision or order does not prevent the exercise right privileges purchased by CBOT pursuant to this paragraph from being used by a member of the class to participate in a final resolution, referred to, in each case, as a “final resolution,” pursuant to which the members of the class as certified by the court in the CBOE litigation receive a recovery of cash, marketable securities or other property or rights with respect to each exercise right privilege held by a class member and/or retain or are declared to have property or rights with respect to each exercise right privilege held by a class member, collectively referred to as a “per ERP recovery,” with an aggregate fair market value less than the ERP payment, CBOT will pay to each such class member with respect to each such exercise right privilege held by such class member an amount equal to the difference between the ERP payment and the fair market value of the per ERP recovery so received or retained, as applicable, by such class member with respect to such exercise right privilege held by such class member, referred to as a “balance payment.” In order for a class member to receive a balance payment with respect to an exercise right privilege, such class member must provide evidence reasonably satisfactory to CBOT that such class member received the per ERP recovery pursuant to the final resolution with respect to such exercise right privilege. CBOT will make payment to such holder prior to the later of (i) thirty (30) days after delivery of the sufficient evidence contemplated by the immediately preceding sentence or (ii) thirty (30) days after the date the fair market value of the per ERP recovery is determined in accordance with the terms of the amended and restated certificate of incorporation of CBOT.

In the event of the entry of a final resolution pursuant to which the class members do not receive or retain, as applicable, any per ERP recovery, referred to as a “zero judgment,” CBOT will pay to each person who provides evidence reasonably satisfactory to CBOT that such person meets the requirements of a class member, referred to as a “non-recovery class member,” the ERP payment for each exercise right privilege held by such non-recovery class member. CBOT will make payment to a non-recovery class member within thirty (30) days after the date such person’s status as a non-recovery class member is determined in accordance with the amended and restated certificate of incorporation of CBOT. In no event will CBOT pay any amount in excess of the ERP payment for any single exercise right privilege.

If final resolution in the CBOE litigation results in recovery in anything other than cash, including, for example, a settlement that includes the continuation of trading privileges for exerciser members at the CBOE, an independent investment banking firm selected by the CBOT directors, as defined in the amended merger agreement, and approved by the full CBOT board of directors will determine the value of the payment received.

The CBOT board of directors will be authorized to adopt, change or waive any CBOT rule or regulation as it deems necessary or advisable to enable CBOT to acquire or dispose of exercise right privileges in order to satisfy its obligations under this section on exercise right privileges. Nothing in this section on exercise right privileges shall be interpreted to permit CBOT to impose fees, costs or expenses on CBOT Class B members in order to acquire exercise right privileges.

Annex A

AMENDMENT NO. 3

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 3, dated as of June 14, 2007 (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 17, 2006 and amended as of December 20, 2006 and May 11, 2007 (the “Agreement”), is by and among Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”), CBOT Holdings, Inc., a Delaware corporation (“CBOT Holdings”), and Board of Trade of the City of Chicago, Inc., a Delaware non-stock corporation and subsidiary of CBOT Holdings (“CBOT”).

RECITALS

WHEREAS, CME Holdings, CBOT Holdings and CBOT desire to amend and supplement certain terms of the Agreement as described in this Amendment;

WHEREAS, the Boards of Directors of CME Holdings, CBOT Holdings and CBOT have each determined that the Amendment is consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies, stockholders and members that CME Holdings and CBOT Holdings engage in a business combination; and

WHEREAS, all capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

1. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended to add the following definitions:

“‘Conditional Dividend Record Date’ has the meaning set forth in Section 6.19.”

“‘Conditional Special Dividend’ has the meaning set forth in Section 6.19.”

“‘Dissenting CBOT Holdings Shares’ has the meaning set forth in Section 1.12.”

“‘Relevant Record Holders’ has the meaning set forth in Section 6.19.”

2. Amendment to Section 1.9(a). Section 1.9(a) of the Agreement is hereby amended to add the phrase “and other than Dissenting CBOT Holdings Shares” within the parenthetical after the word “subsidiaries”.

3. Amendment to Section 1.12. Section 1.12 of the Agreement is hereby amended and restated as follows:

“The Parties agree that appraisal rights shall be available to holders of shares of CBOT Holdings Class A Common Stock in connection with the Merger in accordance with Section 262 of the DGCL (regardless of whether Section 262(b) of the DGCL is applicable). Notwithstanding Section 1.9, shares of CBOT Holdings Class A Common Stock which are issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted such shares of CBOT Holdings Class A Common Stock in favor of the Merger and who has demanded appraisal for such shares of CBOT Holdings Class A Common Stock in accordance with Section 262 of the DGCL (the “Dissenting CBOT Holdings Shares”) shall not be converted into the right to receive the Merger Consideration and the holder thereof shall be entitled to appraisal rights, unless such holder fails to perfect, withdraws or loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses

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the right to appraisal, such Dissenting CBOT Holdings Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. CBOT Holdings shall give CME Holdings reasonably prompt notice of any written demands received by CBOT Holdings for appraisal of shares of CBOT Holdings Class A Common Stock, and CME Holdings shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of CME Holdings or if ordered to do so by a court of competent jurisdiction, CBOT Holdings shall not make any payment with respect to, or offer to settle or settle, any such demands.”

4. Amendment to Section 3.23. Section 3.23 of the Agreement is hereby amended by deleting the phrase “May 11, 2007” and replacing it with the phrase “June 14, 2007”.

5. Amendment to Section 4.21. Section 4.21 of the Agreement is hereby amended by deleting the phrase “May 11, 2007” and replacing it with the phrase “June 14, 2007”.

6. Amendment to Section 5.1(b). Section 5.1(b)(i) of the Agreement is hereby amended by deleting the comma after the phrase “25%” and adding the following phrase in its place:

“; and provided, further, that (A) CBOT Holdings shall be permitted to declare and pay the Conditional Special Dividend as required pursuant to Section 6.19, and (B) CBOT shall be permitted to declare and pay to CBOT Holdings a dividend in an amount up to the amount of the Conditional Special Dividend in connection with the payment by CBOT Holdings of the Conditional Special Dividend,”

7. Amendment to Article VI. Article VI of the Agreement is hereby amended to add a new Section 6.19 as follows:

“Section 6.19. Conditional Special Dividend. CBOT Holdings agrees to declare, and CBOT Holdings shall declare, at such time as determined by the CBOT Holdings Board of Directors (or a committee thereof), but in all events before the CBOT Holdings Stockholders Meeting, a one-time, special cash dividend to holders of record (collectively, the “Relevant Record Holders”) of CBOT Holdings Class A Common Stock in the amount of $9.14 per share of CBOT Holdings Class A Common Stock (the “Conditional Special Dividend”) held by Relevant Record Holders on the record date for such Conditional Special Dividend that is established by the CBOT Holdings Board of Directors (or a committee thereof) in accordance with applicable law and the rules of the New York Stock Exchange (which record date shall be before the Effective Time) (the “Conditional Dividend Record Date”); provided, that the Conditional Special Dividend shall only become payable, and such payment shall be conditioned, upon the satisfaction or waiver of all conditions set forth in Article VII and immediately prior to the occurrence of the Effective Time. CME Holdings and CBOT Holdings agree that, immediately prior to the Effective Time, (a) CBOT Holdings shall cause to be deposited with its transfer agent an amount sufficient to pay the Conditional Special Dividend in full and shall take all steps necessary to cause the transfer agent to pay the Conditional Special Dividend and (b) each Relevant Record Holder shall be entitled to receive the Conditional Special Dividend in respect of each share of CBOT Holdings Class A Common Stock held by each such holder on the Conditional Dividend Record Date, in addition to any Merger Consideration that such Relevant Record Holder shall be entitled to receive in respect of each such share of CBOT Holdings Class A Common Stock under this Agreement. For the sake of clarity, nothing in this Section 6.19 and no action taken pursuant to this Section 6.19, shall give rise to any adjustment to the Exchange Ratio.”

8. Amendment to Section 9.8. Section 9.8 of the Agreement is hereby amended to add the following sentence at the end of such Section:

“If, in the opinion of either counsel to CME Holdings or counsel to CBOT Holdings, it is highly likely that the Merger could fail to qualify as a tax free reorganization described in Section 368 of the Code due to the exercise of appraisal rights or otherwise, then the parties hereto agree to negotiate in good faith to restructure the Merger in order that it shall otherwise qualify as a transaction that is in

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whole or in part tax-free under the Code, including as a Section 351 exchange under the Code; provided, that in no way shall such restructuring result in any change in the Exchange Ratio, the Merger Consideration or in the economics or other material terms of the transactions contemplated by this Agreement to CME Holdings or its stockholders, or CBOT Holdings, CBOT or their respective stockholders and members.”

9. Amendment of Certificate of Incorporation of CME Group. The form of Certificate of Incorporation of the Surviving Corporation attached to the Agreement as Exhibit A is hereby replaced in its entirety with the form of Certificate of Incorporation attached hereto as Exhibit A.

10. Amendment of By-Laws of CME Group. The form of By-Laws of the Surviving Corporation attached to the Agreement as Exhibit B is hereby replaced in its entirety with the form of By-Laws attached hereto as Exhibit B.

11. Amendment of Certificate of Incorporation of CBOT. The form of Amended and Restated Certificate of Incorporation of CBOT attached to the Agreement as Exhibit C is hereby replaced in its entirety with the form of Amended and Restated Certificate of Incorporation attached hereto as Exhibit C.

12. Interpretation. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Sections 1 through 11 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

13. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and any reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by this Amendment.

14. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Parties hereto.

15. Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to its rules of conflicts of law.

[remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ Terrence A. Duffy
Name:	Terrence A. Duffy
Title:	Chairman

By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer

CBOT HOLDINGS, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

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Annex B

OPINION OF LEHMAN BROTHERS INC.

June 14, 2007

Board of Directors

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, IL 60606

Members of the Board:

We understand that Chicago Mercantile Exchange Holdings Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with CBOT Holdings, Inc. (“CBOT”) pursuant to which (i) CBOT shall be merged with and into the Company with the Company surviving the merger, (ii) upon effectiveness of the merger, each issued and outstanding share of Class A common stock of CBOT (the “CBOT Common Stock”), other than the CBOT Common Stock held by the Company or CBOT or any of their respective wholly owned subsidiaries, will be converted into the right to receive 0.3500 shares (the “Exchange Ratio”) of Class A common stock of the Company (“Company Common Stock”), together with certain rights attached thereto, and subject to adjustment as set forth in the Agreement (as defined below) and (iii) CBOT will declare a conditional extraordinary cash dividend of $9.14 per share CBOT Common Stock payable immediately prior to the effective time of the Proposed Transaction (the “Conditional Extraordinary Dividend”). We further understand that contingent upon the effectiveness of the Proposed Transaction, each holder of record as of May 29, 2007 of (i) a Series B-1 Membership of CBOT in respect of which an Exercise Right Privilege (“ERP”) is issuable but has not been issued or (ii) both (a) an ERP and (b) a Series B-1 Membership of CBOT, will have the right, exercisable during the 45-day period immediately following the effective time of the Proposed Transaction, to sell such ERP to the combined company for an amount in cash equal to $250,000. In addition, in the event that upon a final judgment or settlement of the ongoing ERP litigation, eligible ERP holders do not receive or retain at least $250,000 of value, the combined company will pay to such holders an amount equal to $250,000 less the value received or retained (this obligation, together with the right described in the immediately preceding sentence is referred to as the “ERP Offer”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of October 17, 2006 and as amended as of December 20, 2006, May 11, 2007 and June 14, 2007, among the Company, CBOT and Board of Trade of the City of Chicago, Inc. (the “Agreement”). In addition, we understand that following the effective time of the merger, the Company will effect a cash tender offer pursuant to which the Company will increase its funded debt by up to $3.0 billion and repurchase up to 6.25 million shares of its outstanding common stock by means of a fixed price tender at $560.00 per share (the “Share Buyback”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid by the Company in the Proposed Transaction, after giving effect to the Conditional Extraordinary Dividend and the ERP Offer. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction, the ERP Offer or the Share Buyback.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including ERP Purchase Offer and the Share Buyback, (2) publicly available information concerning the Company and CBOT that we believe to be relevant to our analysis, including the Annual Reports on Form 10-K for the year ended December 31, 2006 and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 for each of the Company and CBOT, (3) financial and operating information with respect to the businesses, operations and prospects of CBOT furnished to us by CBOT and the Company, including

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(i) financial projections of CBOT prepared by the management of CBOT (the “CBOT Projections”) and (ii) financial projections of CBOT prepared by the management of the Company (the “Company’s CBOT Projections”), (4) financial and operating information with respect to the businesses, operations and prospects of the Company furnished to us by the Company, including (i) financial projections of the Company prepared by the management of the Company (the “Company Projections”) and (ii) the amounts and timing of certain cost savings synergies and revenue synergies expected by the management of the Company to result from the Proposed Transaction (the “Expected Synergies”), (5) the trading history of the Company’s and CBOT’s common stock from October 18, 2005 to June 13, 2007 and a comparison of these trading histories with each other and with those of other companies that we deemed relevant, (6) the relative contributions of the Company, on the one hand, and CBOT, on the other hand, to the current and future financial performance of the combined company on a pro forma basis, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (8) the potential pro forma financial impact of the Proposed Transaction on the future financial performance of the Company, including the Expected Synergies, the ERP Purchase Offer and the Share Buyback, (9) the potential financial impact of the Company’s loss of its Common Clearing Link arrangement with CBOT, (10) a comparison of the historical financial results and present financial condition of the Company and CBOT with each other and with those of other companies that we deemed relevant, (11) published estimates by independent equity research analysts with respect to the future financial performance of the Company and CBOT, and (12) the most recent offer to acquire CBOT received by CBOT from IntercontinentalExchange. In addition, we have had discussions with the management of the Company and CBOT concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and CBOT that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company’s CBOT Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of CBOT and that the Company’s CBOT Projections are a reasonable basis upon which to evaluate the future financial performance of CBOT, and we have primarily relied on the Company’s CBOT Projections in performing our analysis. With respect to the Company Projections, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. With respect to the Expected Synergies estimated by the management of the Company to result from the Proposed Transaction, we have assumed that the timing and amount of such Expected Synergies are reasonable and that they will be realized substantially in accordance with such estimates. In addition, in arriving at our opinion and based upon advice of the Company, we have assumed a cost of approximately $333 million to the combined company in connection with the ERP Offer. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

In addition, we express no opinion as to the prices at which shares of (i) Company Common Stock or CBOT Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Company Common Stock will trade at any time following the consummation of the Proposed Transaction.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio, after giving effect to the Conditional Extraordinary Dividend and the ERP Offer, to be paid by the Company in the Proposed Transaction is fair to the Company.

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We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion or in connection with our engagement. We also have performed various investment banking services for the Company in the past, and expect to provide such services in the future, and have received, and expect to receive, customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and CBOT for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Lehman Brothers and certain of its affiliates hold memberships at both the Company and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of the Company and CBOT. In addition, the Company has requested and we are providing a commitment for the funds necessary to finance the Proposed Transaction and we will receive customary fees in connection therewith.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ LEHMAN BROTHERS
LEHMAN BROTHERS

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Annex C

OPINION OF WILLIAM BLAIR & COMPANY, L.L.C.

June 14, 2007

To the Board of Directors

Chicago Mercantile Exchange Holdings, Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Chicago Mercantile Exchange Holdings Inc. (the “Company”) of the proposed Merger Consideration (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated October 17, 2006, as amended as of December 20, 2006, May 11, 2007, and June 14, 2007 (the “Merger Agreement”) by and among the Company, CBOT Holdings, Inc. (“CBOT”) and Board of Trade of the City of Chicago, Inc., after giving effect to, among other things, the Conditional Extraordinary Dividend (as defined in the Merger Agreement) and payments made with respect to certain exercise right privileges. Pursuant to the terms of, and subject to, the conditions set forth in the Merger Agreement, CBOT will be merged with and into the Company (the “Merger”) and each issued and outstanding share of Class A common stock of CBOT shall be converted into the right to receive 0.3500 shares of Class A Common Stock of the Company, the “Merger Consideration”).

We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including with respect to: (i) an initial public offering in December 2002; (ii) a follow-on equity offering in June 2003; and (iii) a follow-on equity offering in November 2003. We have also provided certain investment banking services to CBOT from time to time.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement ; (b) certain audited historical financial statements of the Company and of CBOT for the three years ended December 31, 2006 as filed with the SEC; (c) certain unaudited financial statements of the Company and of CBOT for the three months ended March 31, 2007 as filed with the SEC; (d) certain internal business, operating and financial information and forecasts of the Company and CBOT (the “Forecasts”), prepared by the senior management of the Company; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of the Company (with and without the Merger) prepared by the senior management of the Company (including pro forma adjustments related to the Company’s third-party clearing activities); (f) information regarding the amount and timing of cost savings and related expenses and synergies which senior management of the Company expect will result from the Merger (the “Expected Synergies”); (g) the pro forma impact of the Merger on the earnings per share of the Company (before and after taking into consideration any Expected Synergies, adjustments for third-party clearing activities, a proposed post-closing stock repurchase, and intangible amortization created as a result of the Merger, all of which are based on certain pro forma financial information prepared by the senior management of the Company); (h) the financial impact of the Conditional Extraordinary Dividend and possible payments to be made with respect to exercise right privileges under certain circumstances (which the Company has asked us to assume has a cost of $333 million) (the “Assumed ERP Payments”), all of which information was provided by the senior management of the Company; (i) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (j) the financial position and operating results of CBOT compared with those of certain other publicly traded companies we deemed relevant; (k) current and historical

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market prices and trading volumes of the common stock of the Company and CBOT; and (l) certain other publicly available information on the Company and CBOT. We have also held discussions with members of the senior management of the Company and CBOT to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information provided or publicly available to us or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or CBOT. We have been advised by the senior management of the Company that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that: (i) the Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby; (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us; (iii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, and (iv) all material assets and liabilities (contingent or otherwise) of CBOT are as set forth in CBOT’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or CBOT for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. In addition, we provide equity research coverage of the Company and CBOT. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We are expressing no opinion herein as to the price at which the common stock of the Company and CBOT will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company or CBOT. Such trading price may be affected by a number of factors, including but not limited to: (i) dispositions of the common stock of the Company by stockholders within a short period of time after the effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of CBOT or in their respective target markets; (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger

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Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger. We express no opinion as to the fairness of the Merger Consideration to CBOT or its stockholders and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be summarized, described, disclosed or furnished to any party or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company, after giving effect to, among other things, the Conditional Extraordinary Dividend and the Assumed ERP Payments.

Very truly yours,

/s/ WILLIAM BLAIR & COMPANY, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

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Annex D

OPINION OF J.P. MORGAN SECURITIES INC.

June 14, 2007

The Board of Directors

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of unrestricted Class A Common Stock, par value of $0.001 per share (the “Class A Company Common Stock”), of CBOT Holdings, Inc., a Delaware corporation (the “Company”) of the consideration to be received by such holders of Class A Company Common Stock in the proposed merger (the “Merger”) of the Company with and into Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the “Merger Partner”) as described in the following sentence. Pursuant to the Agreement and Plan of Merger dated as of October 17, 2006, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of December 20, 2006, and as further amended by that certain Amendment No. 2 to Agreement and Plan of Merger, dated as of May 11, 2007 and a draft dated June 13, 2007 of a certain Amendment No. 3 to the Agreement and Plan of Merger (as so proposed to be amended, the “Agreement”), among the Company, the Board of Trade of the City of Chicago, Inc., a Delaware nonstock corporation (the “Company Subsidiary”) and the Merger Partner, each holder of Class A Company Common Stock on the Conditional Dividend Record Date (as defined in the Agreement) will be entitled to receive a cash dividend of $9.14 per share of Class A Company Common Stock and the Company will merge with and into the Merger Partner, and each outstanding share of Class A Company Common Stock, other than shares of Class A Company Common Stock owned by the Merger Partner or the Company or their respective wholly-owned subsidiaries, will be converted into the right to receive consideration equal to .3500 shares of the Merger Partner’s Class A Common Stock, par value $0.01 per share (the “Merger Partner Class A Common Stock”) (together with the associated rights to acquire Merger Partner Class A Common Stock pursuant to that certain Rights Agreement between the Merger Partner and Mellon Investor Services, dated as of November 30, 2001) (the consideration described in this sentence, including the cash dividend, e is referred to as the “Merger Consideration”).

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Class A Company Common Stock and the Merger Partner Class A Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain updated internal financial analyses and forecasts prepared by the management of the Company relating to its business; (v) reviewed certain updated limited financial forecasts provided by the Merger Partner for itself for 2007 and 2008, as well as certain information with respect to the Merger Partner’s outlook beyond 2008; (vi) reviewed certain internal analyses and forecasts prepared by the Company relating to the Merger Partner’s business; (vii) reviewed certain estimates as to the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger prepared by the Company and the Merger Partner, respectively (the “Synergies”); and (viii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Merger Partner or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion. According to the Company’s public disclosures certain holders of Class A Company Common Stock have rights, exercisable under certain circumstances (and subject to certain conditions) (the “Exercise Right”), to become members of the Chicago Board of Options Exchange, Incorporated. In addition, according to the Company’s public disclosures, ownership of Class A Company Common Stock may entitle trading firms that are registered as members of the Company Subsidiary to benefit from reduced transaction fees (the “Fee Reduction Right”). Furthermore, according to the amended and restated certificate of incorporation of the Company Subsidiary that is proposed to form part of the Agreement, each holder of an Exercise Right will be entitled to receive a payment from the Company Subsidiary in exchange for the Exercise Right, and the Company Subsidiary made certain undertakings with respect to certain enumerated litigation (together, the “ERP Right”). Our opinion does not take into consideration the existence of the Exercise Right, the Fee Reduction Right, the ERP Right or any other right arising out of or relating to membership in the Company Subsidiary and their treatment in connection with the Merger and is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Class A Company Common Stock in the proposed Merger by virtue solely of their ownership of such Class A Company Common Stock. We express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Class A Company Common Stock or the Merger Partner Class A Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, we and our affiliates have provided investment banking and other services to the Company and the Merger Partner, including our acting as lead managing underwriter and bookrunner of the

Company’s initial public offering in October 2005. In addition, we and our affiliates hold (i) 15 memberships in the Company Subsidiary, consisting of Class B membership interests in the Company Subsidiary (which include Class B common stock of the Company and associated trading rights and privileges) and Class A Company Common Stock holdings representing less than one-half of 1% of the outstanding shares of the Class A Company Common Stock, and (ii) 29 memberships in a subsidiary of the Merger Partner, consisting of Class B membership interests in the subsidiary (which include Class B common stock of the Merger Partner and associated trading rights and privileges) and Merger Partner Class A Common Stock holdings representing less than one-half of 1% of the outstanding shares of the Merger Partner Class A Common Stock. In addition, in the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Merger Consideration to be received by the holders of the Class A Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any prospectus and proxy or information statement mailed to shareholders of the Company and/or members of the Company Subsidiary but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES INC.
J.P. MORGAN SECURITIES INC.

Annex E

OPINION OF LAZARD FRÈRES & CO. LLC

June 14, 2007

The Special Transaction Committee of the Board of Directors

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Dear Members of the Special Transaction Committee of the Board of Directors:

You have informed us that CBOT Holdings, Inc. (the “Company”), Board of Trade of the City of Chicago, Inc. (the “CBOT”) and Chicago Mercantile Exchange Holdings Inc. (“CME”) propose to enter into an Amended Agreement and Plan of Merger (the “Agreement”) in connection with a possible merger of the Company into CME (the “Merger”). In furtherance thereof, you have informed us that the matters summarized below (each of which is further specified and detailed in the Agreement and other definitive documentation (the “Definitive Documentation”) to be executed as of the date hereof) will occur. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

(1) Prior to or concurrently with the Effective Time, the Company will repurchase one share of Class B common stock, par value $0.001 per share (the “Class B Share”), from the holder thereof for $1.00 (the “Repurchase”);

(2) Prior to the special meeting of stockholders of the Company, the Company will declare a one-time, extraordinary cash dividend (the “Special Cash Dividend”) to holders of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), in an amount per share of Class A Common Stock equal to $9.14 and payable only upon or after the effectiveness of the Merger;

(3) At the Effective Time, the Company will be merged with and into CME and the separate corporate existence of the Company will cease;

(4) At the Effective Time, each share of Class A Common Stock will be converted into the right to receive .3500 shares (the “Exchange Ratio”) of CME’s Class A common stock, par value $0.01 per share (the “CME Class A Common Stock”) and the rights associated therewith pursuant to the Rights Agreement dated as of November 30, 2001 between CME and Computershare Investor Services LLC;

(5) As promptly as practicable after the Effective Time, CME will commence and consummate a tender offer for 6,250,000 shares of CME Class A Common Stock (or such lesser number of shares that are tendered in the tender offer), at a fixed cash price of $560.00 per share (the “Tender Offer”);

(6) Upon the effectiveness of the Merger, each holder of record as of May 29, 2007 of both (i) an Exercise Right Privilege (“ERP”), as defined in Rule 210(b) of the CBOT rules and regulations and (ii) a CBOT Class B-1 membership (each such holder of record, a “Qualified ERP Holder”) shall have the right, exercisable during the 30-day period immediately following the closing of the Merger, to sell such ERP to CME for an amount in cash (the “ERP Payment”) equal to $250,130.68; and

(7) With respect to the litigation captioned CBOT Holdings, Inc., et al. v. Chicago Board Options Exchange, Inc., et al., Civil Action No. 2369-VCN (Del. Ch. Ct.) (the “Litigation”), in the event of the entry of a final order (not subject to appeal) setting forth a settlement, which has been agreed to by CME, or a final judgment (not subject to appeal), in which the class members entitled to recovery in the Litigation receive an amount valued at less than the ERP Payment with respect to each ERP held by such class members, CME will pay to each such class member in respect of each such ERP an amount equal to the difference between the ERP Payment and the value so received. In no event will CME pay any amount in excess of the ERP Payment for any ERP.

The transaction specified in the Definitive Documentation, including the matters summarized above in clauses (1)—(7), is referred to herein as the “Transaction”.

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of the Company other than stockholders of the Company who have ERPs at the Chicago Board Options Exchange (the “CBOE”) or have exercised such ERPs at the CBOE (such stockholders, the “Covered Stockholders”), as of the date hereof, of the Exchange Ratio pursuant to the Agreement. In connection with this opinion, we have:

(A) Reviewed the Definitive Documentation;

(B) Analyzed certain historical publicly available business and financial information relating to the Company and CME;

(C) Reviewed certain limited financial forecasts and other data provided to us by CME relating to its businesses and certain limited financial forecasts and other data provided to us by the Company relating to its businesses and CME, and certain information provided to us by the management of the Company and the management of CME relating to estimates of synergies and other estimated benefits of the Transaction;

(D) Held discussions with members of the senior management of the Company and CME with respect to the businesses and prospects of the Company and CME;

(E) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and CME;

(F) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and CME;

(G) Reviewed the historical stock prices and trading volumes of the Class A Common Stock and the CME Class A Common Stock; and

(H) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or CME, or concerning the solvency or fair value of the Company or CME. As you know, the Company provided (x) financial forecasts for the Company for 2007 and 2008 and (y) specific guidance for 2009, 2010 and 2011 on average daily volume, rate per contract, market data, building and services revenue and expenses, and CME provided limited financial forecasts for CME for 2007 and 2008. We were informed that no other forecasts were available for the Company or CME. Based in part on CME’s guidance, the Company provided supplemental financial forecasts for CME for 2009 through 2011. With respect to all the foregoing financial forecasts and projections (including projected synergies and other estimated benefits of the Transaction), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of the Company and CME as to the future financial performance of the Company and CME, respectively, and with your permission, we have relied on such forecasts and projections and assumed that they will be realized in the amounts and at the times contemplated thereby. In addition, with your permission, in analyzing the Exchange Ratio, we have used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. We assume no responsibility for and express no view or opinion as to any such forecasts or projections or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof. We express no opinion as to the price at which any shares of capital stock of the Company or CME will trade either prior or subsequent to the announcement of the Transaction.

We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. In rendering our opinion, we were not authorized to solicit, and did not solicit, third parties regarding alternatives to the Transaction. We do not express any opinion herein as to any proposed transaction other than as contemplated by the Agreement, nor do we express any opinion herein as to the relative merits of or consideration offered in any such other proposed transaction as compared to the Transaction.

In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Definitive Documentation, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, without waiver of any material terms or conditions by the Company, and that obtaining the necessary regulatory approvals for the Transaction will not have an adverse effect on the Company, the CBOT, CME or the benefits expected to be realized from consummation of the Transaction. We have also assumed that the executed Definitive Documentation will conform in all material respects to the draft Definitive Documentation reviewed by us. We have further assumed that the Special Cash Dividend will be paid upon the effectiveness of the Merger, and that ERP Payments will be paid to all Qualified ERP Holders immediately following the effectiveness of the Merger.

We understand that it is a condition to the Merger that the holders of the Class B Membership Interests in the CBOT (the “CBOT Members”) approve the Repurchase. We also understand that certain CBOT Members are currently entitled to certain rights, including, among other things, certain trading and other privileges on the CBOT and the CBOE, and may receive other consideration (including an ERP Payment) in connection with the Transaction as a result of such rights. Because our opinion is limited only to the Exchange Ratio to the Covered Stockholders pursuant to the Agreement, we have performed no investigation or analysis of (x) the effect of the Transaction on the CBOT Members in their capacities as holders of such rights or (y) the value, and effect on the Exchange Ratio, of any consideration to be received by stockholders of the Company other than the Covered Stockholders in connection with the Transaction. Accordingly, we express no opinion on such matters.

Lazard Frères & Co. LLC (“Lazard”) is acting as investment banker to the Special Transaction Committee of the Board of Directors in connection with the Transaction and a fee for our services will be earned upon rendering this opinion and an additional fee will be payable to us upon consummation of the Merger. We have in the past provided services to another committee of the Board of Directors of the Company for which we have received customary fees. In the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly held in large part by managing directors of Lazard) may actively trade securities of the CBOT and CME for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of the Special Transaction Committee of the Board of Directors, and our opinion is rendered to the Special Transaction Committee of the Board of Directors in connection with its consideration of the Transaction. This opinion does not address the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any other transaction or business strategy that may be available to the Company. Further, this opinion does not constitute a recommendation to any of the Covered Stockholders as to how such holder should act with respect to any matter relating to the Transaction, nor whether such holder should tender shares of CME Class A Common Stock in the Tender Offer. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, other than disclosure to the Non-ER Members Committee in accordance with the terms of the letter to us from the Special Transaction Committee dated as of June 14, 2007.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Covered Stockholders.

Very truly yours,

/s/ LAZARD FRÈRES & CO. LLC
LAZARD FRÈRES & CO. LLC

Annex F

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CME GROUP INC.

ARTICLE ONE: The name of the corporation is CME Group Inc.

ARTICLE TWO: The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE FOUR: The total number of shares of all classes of capital stock that the corporation is authorized to issue is 1,010,003,138 shares, of which:

10,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), including 140,000 authorized shares of Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”);

1,000,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”);

625 shares shall be shares of Class B-1 Common Stock, par value $.01 per share (the “Class B-1 Common Stock”);

813 shares shall be shares of Class B-2 Common Stock, par value $.01 per share (the “Class B-2 Common Stock”);

1,287 shares shall be shares of Class B-3 Common Stock, par value $.01 per share (the “Class B-3 Common Stock”); and

413 shares shall be shares of Class B-4 Common Stock, par value $.01 per share (the “Class B-4 Common Stock”).

The term “Class B Common Stock” shall mean, collectively, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock. The term “Common Stock” shall mean, collectively, the Class A Common Stock and the Class B Common Stock. The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

DIVISION A

PREFERRED STOCK

The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of Preferred Stock of the corporation shall be as set forth below in this Division A.

Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the board of directors shall determine. The board of directors is hereby authorized to fix, state and establish, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of such series in relation to any other series of Preferred Stock at the time outstanding. The board of directors is also expressly authorized to fix the number of shares of each such series, but not below the number of shares thereof then outstanding. The authority of the board of directors with respect to each series of Preferred Stock shall include (without limitation) the determination of the following:

(a) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, with respect to the payment of dividends on the shares of such series relative to other series of Preferred Stock or classes of stock;

(b) whether the shares of such series shall have voting rights (other than the voting rights provided by law) and, if so, the terms and extent of such voting rights;

(c) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors may prescribe;

(d) whether the shares of such series shall be subject to redemption by the corporation or at the request of the holder(s) thereof, and, if so, the terms and conditions of any such redemption;

(e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the rights of priority, if any, with respect to the distribution of assets on the shares of such series relative to other series of Preferred Stock or classes of stock; and

(f) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation, as the same may be amended from time to time.

* * * *

Pursuant to the above stated authority, the board of directors has designated the following series of Preferred Stock:

SECTION 2. DESIGNATION AND AMOUNT.

The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 140,000.

SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

(a) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $.01 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the date of consummation of the merger of CME Merger Subsidiary Inc. with and into the Exchange (as defined below) (the “Rights Declaration Date”) (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

SECTION 4. VOTING RIGHTS.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

(c)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (c)(iii) of this Section 3 or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, any Managing Director or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 5. CERTAIN RESTRICTIONS.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 6. REACQUIRED SHARES.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 7. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Paragraph (c) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

(c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 8. CONSOLIDATION, MERGER, ETC.

In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 9. NO REDEMPTION.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

SECTION 10. AMENDMENT.

The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

SECTION 11. FRACTIONAL SHARES.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

* * * *

DIVISION B

COMMON STOCK

SUBDIVISION 1: GENERAL PROVISIONS

The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the classes of Common Stock shall be as set forth in this Division B.

SECTION 1. DEFINITIONS.

In addition to the terms defined elsewhere, the following terms shall have the respective meanings set forth below:

“Core Rights” shall mean:

(1) the divisional product allocation rules applicable to each membership class as set forth in the rules of the Exchange;

(2) the trading floor access rights and privileges granted to members of the Exchange;

(3) the number of authorized and issued shares of any class of Class B Common Stock; or

(4) the eligibility requirements for any Person to exercise any of the trading rights or privileges of members in the Exchange.

“Exchange” shall mean Chicago Mercantile Exchange Inc., a subsidiary of the corporation.

“Person” shall mean any individual, corporation, partnership, trust or other entity.

“CBOT” shall mean Board of Trade of the City of Chicago, Inc., a subsidiary of the corporation.

A “Transfer” (and the related term “Transferred”) shall mean any sale, pledge, gift, assignment or other transfer of any ownership in any share of Class B Common Stock.

SECTION 2. GENERAL.

Except as otherwise set forth in this Division B, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

SECTION 3. DIVIDENDS.

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefore, and shall share equally on a per share basis in all such dividends and other distributions.

SECTION 4. VOTING RIGHTS.

Subject to the rights of holders of Class B Common Stock set forth in this Division B, at every meeting of the shareholders of the corporation in connection with the election of Equity Directors (as defined below) and all other matters submitted to a vote of shareholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock registered in his or her name on the transfer books of the corporation. Except as otherwise required by law or by this Division B, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of shareholders of the corporation.

SECTION 5. LIQUIDATION RIGHTS.

Upon the liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive any amounts available for distribution to holders of Common Stock after the payment of, or provision for, obligations of the corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

SUBDIVISION 2: CLASS B COMMON STOCK

In addition to the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation as set forth in Subdivision 1 of this Division B, the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation shall be as set forth in this Subdivision 2 of this Division B.

SECTION 1. SPECIAL VOTING RIGHTS.

In addition to the voting rights set forth in Subdivision 1 of this Division B, the holders of shares of Class B Common Stock shall, subject to Paragraph (c) of this Section 1, have the following additional voting rights:

(a) ELECTION OF CLASS B DIRECTORS. Subject to and in accordance with Article Five, Holders of shares of Class B-1 Common Stock shall have the sole right to elect three directors to the corporation’s board of directors (the “Class B-1 Directors”), and each holder of Class B-1 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-2 Common Stock shall have the sole right to elect two directors to the corporation’s board of directors (the “Class B-2 Directors”), and each holder of Class B-2 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-3 Common Stock shall have the sole right to elect one director to the corporation’s board of directors (the “Class B-3 Director” and together with the Class B-1 Directors and Class B-2 Directors, the “Class B Directors”), and each holder of Class B-3 Common Stock shall have one vote per share in any such election.

(b) CORE RIGHTS. Any change, amendment or modification of the Core Rights or of the terms of Section 3 of this Subdivision 2 shall be submitted to a vote of the holders of the Class B Common Stock for their consideration and approval. In any such vote, holders of Class B-1 Common Stock shall be entitled to six votes for each share of Class B-1 Common Stock held, holders of Class B-2 Common Stock shall be entitled to two votes for each share of Class B-2 Common Stock held, holders of Class B-3 Common Stock shall be entitled to one vote for each share of Class B-3 Common Stock held and holders of Class B-4 Common Stock shall be entitled to one-sixth of one vote for each share of Class B-4 Common Stock held.

Any such change, amendment or modification must be approved by a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting at the meeting of holders of Class B Common Stock called for the purpose of voting on the proposed change, amendment or modification; provided that holders of at least a majority of the aggregate number of votes entitled to vote on the matter shall be present, in person or by proxy, at such meeting. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class B Common Stock of the voting rights granted pursuant to this Paragraph (b).

(c) LIMITATION ON VOTING RIGHTS. Notwithstanding anything to the contrary contained in this Section 1 of this Subdivision 2, for so long as any Person or group of Persons acting in concert beneficially own (as defined below) 15% or more of the outstanding shares of any class of Class B Common Stock, then in any election of directors elected by that class or other exercise of voting rights with respect to Core Rights or with respect to the election or removal of directors elected by that class, such Person or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of that class of Class B Common Stock that constitutes a percentage of the total number of shares of that class of Class B Common Stock then outstanding which is less than or equal to such Person or group’s Entitled Voting Percentage (as defined below). For the purposes hereof, a Person or group’s “Entitled Voting Percentage” at any time shall mean the percentage of the then outstanding shares of Class A Common Stock in the aggregate, beneficially owned by such Person or group at such time. For purposes of this Paragraph (c), a “beneficial owner” of Common Stock includes any Person or group of Persons who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

SECTION 2. LIMITATION ON OWNERSHIP AND TRANSFER RESTRICTIONS.

(a) Shares of Class B Common Stock may not be Transferred at any time except as follows and subject to the following limitations:

(i) No person may own a share of Class B-1 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of a CME Division membership (“CME Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-1 Common Stock for each CME Membership;

(ii) No person may own a share of Class B-2 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an International Monetary Market Division membership (“IMM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-2 Common Stock for each IMM Membership;

(iii) No person may own a share of Class B-3 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an Index and Option Market Division membership (“IOM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-3 Common Stock for each IOM Membership;

(iv) No person may own a share of Class B-4 Common Stock unless that person is recognized on the books and records of the Exchange as an owner of a Growth and Emerging Markets Division membership (“GEM Membership”) as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-4 Common Stock for each GEM Membership;

(b) No share of Class B-1 Common Stock may be Transferred other than in connection with the Transfer of a CME Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-1 Common Stock may be Transferred with a CME Membership;

(c) No share of Class B-2 Common Stock may be Transferred other than in connection with the Transfer of an IMM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-2 Common Stock may be Transferred with an IMM Membership;

(d) No share of Class B-3 Common Stock may be Transferred other than in connection with the Transfer of an IOM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-3 Common Stock may be Transferred with an IOM Membership;

(e) No share of Class B-4 Common Stock may be Transferred other than in connection with the Transfer of a GEM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-4 Common Stock may be Transferred with a GEM Membership;

(f) Every certificate for shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock shall bear a legend on its face reading as follows:

“The shares of Common Stock represented by this certificate may not be Transferred to any person in connection with a Transfer that does not meet the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation until the transfer restrictions applicable to the shares represented by this certificate expire, and no person who receives the shares represented by this certificate in connection with a Transfer that does not satisfy the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation prior to such time is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.”

(g) Except as permitted by this Section 2 of this Subdivision 2, any proposed Transfer of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock or Class B-4 Common Stock shall be void.

SECTION 3. COMMITMENT TO MAINTAIN FLOOR TRADING.

The corporation shall cause the Exchange, (i) as long as an open outcry market is liquid (as defined below), to maintain for such open outcry market a facility for conducting business, for the dissemination of price information, for clearing and delivery and (ii) to provide reasonable financial support (consistent with the calendar year 1999 budget levels established by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange) for technology, marketing and research for open outcry markets. If an open outcry market is not liquid, as determined by the board of directors, the board may determine, in its sole discretion, whether such obligations will continue, and for how long, in respect of such market. For purposes of this Section, an open outcry market will be deemed “liquid” if it meets any of the following tests on a quarterly basis:

(a) if a comparable exchange-traded product exists, including electronic trading at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the average daily volume of such comparable product (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(b) if a comparable exchange-traded product exists and the product trades exclusively by open outcry at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the open interest of such comparable product; or

(c) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40% of the average quarterly volume in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(d) if no comparable exchange-traded product exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 40% of the average open interest in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange.

ARTICLE FIVE:

(A) As of the time of acceptance by the Delaware Secretary of State of the filing of this Certificate of Incorporation (the “Effective Time”), the board of directors of the corporation shall consist of 30 members, including 24 directors that are not Class B Directors (the “Equity Directors”), three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2012 (the “2012 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors. During the period starting on the Effective Time and ending on the first business day prior to the 2012 Annual Meeting (i) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CME Nominating Representatives and (ii) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CBOT Nominating Representatives. For purposes of this certificate of incorporation, the terms “CME Director,” “CME Nominating Representatives,” “CBOT Director” and “CBOT Nominating Representatives” shall have the respective meanings set forth in the corporation’s bylaws as in effect at the Effective Time.

(B) The board of directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the corporation. At the Effective Time, the board of directors shall consist of the members appointed to the various classes as provided in Article X of the bylaws of the corporation. The terms of the initial Class I directors shall expire at the first annual meeting of shareholders to be held after the Effective Time; the terms of the initial Class II directors shall expire at the second annual meeting of shareholders to be held after the Effective Time; and the terms of the initial Class III directors shall expire at the third annual meeting of shareholders to be held after the Effective Time.

(C) At each annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term.

(D) A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Subject to the provisions of Article X of the bylaws of the corporation during the Transition Period (as such term is defined in the bylaws in effect as of the Effective Time) and Paragraph (A) of this Article Five, any vacancy on the board of directors of the corporation may be filled by a majority of the board of directors then in office and any director elected to fill such a vacancy shall have the same remaining term as that of his or her predecessor; PROVIDED, HOWEVER, that any vacancy occurring with respect to a Class B-1 Director, a Class B-2 Director or a Class B-3 Director shall be filled from the candidates who lost for such position from the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election.

(F) No person shall be eligible for election as a Class B-1 Director, a Class B-2 Director or a Class B-3 Director unless he or she shall own, or be recognized as the owner for the purposes of the Exchange of, at least one share of the class of Class B Common Stock entitled to elect such director.

(G) Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director.

(H) During the period starting on the Effective Time and ending on the first business day prior to the 2012 Annual Meeting, the corporation shall not amend, modify or repeal, by merger or otherwise, any provision contained in this Article Five or Article Fifteen unless such amendment, modification or repeal is approved by (i) a majority of the CME Directors, and (ii) a majority of the CBOT Directors.

ARTICLE SIX: The board of directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of Preferred Stock, Class A Common Stock or securities of any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the board of directors and set forth in the contracts or instruments that evidence such rights. The authority of the board of directors with respect to such rights shall include, without limitation, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the corporation;

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the corporation, a change in ownership of the corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the corporation or any stock of the corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the corporation under such rights;

(D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(E) Provisions which permit the corporation to redeem or to exchange such rights; and

(F) The appointment of a rights agent with respect to such rights.

ARTICLE SEVEN:

(A) In furtherance of and not in limitation of the powers conferred by law, subject to the provisions of Article X of the bylaws of the corporation, the board of directors is expressly authorized and empowered to adopt, amend or repeal the bylaws; PROVIDED, HOWEVER, that the bylaws may also be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class.

(B) Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE EIGHT: No shareholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation’s capital stock or to any securities of the corporation convertible into such stock.

ARTICLE NINE: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Paragraph (G) of Article Five or Articles Six, Nine, Ten, Eleven, Twelve, Thirteen, Fourteen or Fifteen of this Certificate of Incorporation.

ARTICLE TEN: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the shareholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE ELEVEN: The corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Article Eleven shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article Eleven to directors and officers of the corporation.

The rights to indemnification and to the advance of expenses conferred in this Article Eleven shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws of the corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of this Article Eleven by the shareholders of the corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE TWELVE: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the board of directors (and any committee of the board of directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the board of directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the board of directors and management of the corporation with respect to any transaction which may result in a change in control of the corporation which is proposed or initiated by such Person or (B) contest or oppose any such transaction which the board of directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the corporation and its business, assets or properties or the shareholders of the corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the board of directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the board of directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

ARTICLE THIRTEEN: No action required to, or which may, be taken at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders of the corporation to act by written consent, whether pursuant to Section 228 of the DGCL or otherwise, is specifically denied.

ARTICLE FOURTEEN: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office. Any such written request shall state the purpose or purposes of the proposed meeting.

ARTICLE FIFTEEN: The corporation shall, and shall cause each of the Exchange and CBOT and their respective successors and successors-in-interest to, (i) grant to each holder of a CME Membership and each holder of a Series B-1 membership in CBOT all trading rights and privileges for all new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interest; (ii) prohibit the Exchange and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on CBOT’s open outcry exchange system or any electronic trading system maintained by CBOT; and (iii) prohibit CBOT and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on the Exchange’s open outcry exchange system or any electronic trading system maintained by the Exchange. The board of directors of the corporation shall, and shall cause the Exchange and CBOT to, enforce these requirements. Other members of CBOT shall have such trading rights and privileges for new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interests as determined by the board of directors of the corporation in its sole discretion.

Annex G

FOURTH AMENDED AND RESTATED BYLAWS

OF

CME GROUP INC.

ARTICLE I

Shareholders’ Meetings

Section 1.1 Annual Meetings. (a) The annual meetings of shareholders shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.

(b) At the annual meetings the shareholders shall elect the Board of Directors, and transact such other business as may properly be brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (2) the name and address, as they appear on the Corporation’s records, of the shareholder proposing such business, (3) the class, and series if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 1.2 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized Directors. The business transacted at a special meeting of shareholders shall be limited to the purpose or purposes for which such meeting is called.

Section 1.3 Notice of Meetings. A written notice of each annual or special meeting of shareholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.4 Adjournments. Any annual or special meeting of shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3 of these Bylaws.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having not less than one-third of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of shareholders. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) the shareholders may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

Section 1.6 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 1.7 Voting. (a) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.10 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation or in these Bylaws, or as may be otherwise required by applicable law: (i) in all matters other than the election of Directors, the affirmative vote of the holders of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; (ii) each Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director; and (iii) where a separate vote by a class or series is required, other than with respect to the election of Directors, the affirmative vote of the holders of shares of such class or series representing a majority of the votes present in person or represented by proxy at the meeting shall be the act of such class or series.

(c) Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.9 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or represented by proxy at such meeting.

(d) Stock of the Corporation belonging to the Corporation, or to another Corporation, a majority of the shares entitled to vote in the election of Directors of which are held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.8 (a) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder’s authorized officer, Director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder.

(c) Any inspector or inspectors appointed pursuant to Section 1.9 of these Bylaws shall examine each Transmission to determine whether it is valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.9 Voting Procedures and Inspectors of Elections. (a) Unless otherwise provided in the Certificate of Incorporation or required by law, the following provisions of this Section 1.9 shall apply only if and when the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 shareholders.

(b) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election (individually an “inspector,” and collectively the “inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

(c) The inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(d) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any shareholder shall determine otherwise.

(e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to paragraph (c) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.10 Fixing Date of Determination of Shareholders of Record. (a) In order that the Corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11 List of Shareholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of shareholders.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of the number of Directors as provided in the Certificate of Incorporation, and no person shall serve as a Director unless he or she meets the requirements, if any, provided in the Certificate of Incorporation for service on the Board of Directors.

Section 2.2 Election; Resignation; Vacancies. (a) Subject to the provisions of the Certificate of Incorporation and the provisions of Article X, at each annual meeting of shareholders, the shareholders shall elect, pursuant to the terms of the Certificate of Incorporation, the successors to the Directors whose terms expire at that meeting, and each Director shall hold office until the annual meeting at which such Director’s term expires and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. Any Director may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(b) Subject to the provisions of Article X, only persons who are nominated in accordance with the following procedures shall be eligible for election as Equity Directors (as defined in the Certificate of Incorporation). Subject to the provisions of Article X, nominations of persons for election as Equity Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2(b) and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.2(b).

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which notice of the meeting was made, or if earlier, the day on which such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the person (for purposes of the regulations under Sections 13 and 14 of the Exchange Act) and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the shareholder giving the notice (i) the name and address, as they appear in the Corporation’s records, of the shareholder proposing such nomination, (ii) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Exchange Act), (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as an Equity Director if elected.

No person shall be eligible for election as an Equity Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(b). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(c) Nominees for election as Class B-1 Directors, Class B-2 Directors and Class B-3 Directors (as such terms are defined in the Certificate of Incorporation) shall be selected by the respective Class B Nominating Committees as provided in IV.

(d) Subject to the provisions of Article X, a vacancy, howsoever occurring, in a directorship shall be filled in the manner specified in the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without the state of Delaware, as shall be fixed by resolution of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, the Vice Chairman of the Board, or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6 Quorum; Vote Required for Action. (a) Subject to the provisions of Article X, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

(b) If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(c) Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.7 Telephonic Meetings. Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.9 Reliance Upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.10 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or their votes are counted for such purpose if (i) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director or committee member. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Director who is present at a meeting of the Board of Directors or of a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE III

Committees of the Board of Directors

Section 3.1 Committees. Subject to the provisions of Article X, the Board of Directors shall have an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any additional committees it may designate from time to time by resolution passed by a majority of the whole Board of Directors, with each committee to consist of one or more of the Directors of the Corporation.

Section 3.2 Executive Committee. Subject to the provisions of Article X, the Executive Committee shall consist of such number of Directors as may be elected from time to time by the Board. Whenever the Board is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and exercise the authority of the Board in the management of the Corporation. A majority of the Executive Committee shall constitute a quorum necessary to transact business.

Section 3.3 Audit Committee. The Audit Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Board of Directors shall adopt a charter setting forth the responsibilities of the Audit Committee. A majority of the Audit Committee shall constitute a quorum necessary to transact business.

Section 3.4 Compensation Committee. The Compensation Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Compensation Committee shall oversee the compensation and benefits of the employees and management of the Corporation. A majority of the Compensation Committee shall constitute a quorum necessary to transact business.

Section 3.5 Nominating Committee. Subject to the provisions of Article X, the Nominating Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be determined from time to time by the Board. Subject to the provisions of Article X, the Committee shall review the qualifications of potential candidates for the Equity Directors and shall propose nominees for the Equity Directors who are nominated by the Board. Subject to the provisions of Article X, in making their nominations, the Nominating Committee and the Board of Directors shall take into consideration that (i) the Board of Directors shall have meaningful representation of a diversity of interests, including floor brokers, floor traders, futures commission merchants, producers, consumers, processors, distributors and merchandisers of commodities traded on Chicago Mercantile Exchange Inc. (the “Exchange”) or Board of Trade of the City of Chicago, Inc. (the “CBOT”), participants in a variety of pits or principal groups of commodities traded on the Exchange or the CBOT and other market users or participants; (ii) at least 10% of the members of Board of Directors shall be composed of persons representing farmers, producers, merchants or exporters of principal commodities traded on the Exchange or the CBOT; and (iii) at least 20% of the members of the Board of Directors shall be composed of persons who do not possess trading privileges on either the Exchange or the CBOT, are not salaried employees of the Corporation and are not officers, principals or employees who are involved in operating the futures exchange related business of a firm entitled to members’ rates on either the Exchange or the CBOT. Notwithstanding the foregoing, the Nominating Committee shall include the Chief Executive Officer of the Corporation as a nominee for an Equity Director at any annual meeting of shareholders at which his or her term is scheduled to expire;

provided, that if such term expiration occurs during the Transition Period, the Chief Executive Officer shall be nominated as a CME Director. Subject to the provisions of Article X, a majority of the Nominating Committee shall constitute a quorum necessary to transact business.

Section 3.6 Committee Governance. Subject to the provisions of Article X, the Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the provisions of Article X, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of law and subject to the provisions of Article X, any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may adopt rules for its governance not inconsistent with the provisions of these Bylaws.

ARTICLE IV

Class B Nominating Committees

Section 4.1 Class B Nominating Committees. The holders of shares of Class B-1 Common Stock; Class B-2 Common Stock; and Class B-3 Common Stock, shall each elect a nominating committee for their respective class (each, a “Class B Nominating Committee”). Each Class B Nominating Committee shall be composed of five members.

Section 4.2 Election. Each Class B Nominating Committee shall nominate, by letter directed to the Chairman of the Board not later than 90 days prior to an annual meeting, candidates for election to such Committee at such annual meeting. Each Class B Nominating Committee shall nominate up to 10 candidates. Such nominations shall include, as part of or in addition to such candidates, (i) any candidate who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any candidate who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any candidate who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The five nominees receiving the greatest number of votes for a particular Class B Nominating Committee shall be elected to such Committee. In the event of a vacancy, howsoever occurring, in a committee position, the candidate in the most recent election for such position who received the next highest number of votes to the last person currently serving shall be named to fill such vacancy.

Section 4.3 Director Nominations. Each Class B Nominating Committee shall be responsible for assessing the qualifications of candidates to serve as Directors to be elected by the particular class. Not less than 90 days but not more than 120 days prior to an annual meeting of shareholders at which a Class B-1 Director, a Class B-2 Director or a Class B-3 Director is to be elected, the applicable Class B Nominating Committee(s) shall select nominees for election to such directorship. Such Class B Nominating Committee(s) shall select, subject to the provisions of the Certificate of Incorporation, up to two nominees for each directorship to be filled by the applicable class of Class B Common Stock at such meeting. In addition to such nominee(s), the nominations in the proxy statement mailed to shareholders in conjunction with the annual meeting of shareholders shall include, as part of or in addition to such nominee(s), (i) any nominee who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any nominee who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any nominee who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee and is submitted to the Corporate Secretary no later than ten days from the date of the announcement of the Class B nominees. All nominees shall meet the requirements, if any, in the Certificate of Incorporation, in these Bylaws or in the Consolidated Rules of the Exchange for service on the Board of Directors. No nominee shall be a candidate for more than one directorship. If a nominee withdraws, dies, becomes incapacitated or disqualified to serve, the applicable Class B Nominating Committee shall, as quickly as practicable, submit a new nominee to the Chairman of the Board. Each Class B Nominating Committee shall submit its nominee(s) in writing to the Chairman of the Board. Such writing shall set forth as to each nominee for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are owned (or, under the rules of the Corporation, would be recognized as a permitted transferee), and (4) such person’s written consent to serving as a Director if elected. A nominee may be disqualified if the nominee does not abide by the proxy rules and regulations under Section 14(a) of the Securities Exchange Act of 1934 and the rules established by the Corporation.

ARTICLE V

Board Officers; Executive Officers

Section 5.1 Board Officers; Executive Officers; Election; Qualification; Term of Office. Subject to the provisions of Article X, the Board of Directors shall elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors shall also elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Subject to the provisions of Article X, any number of offices may be held by the same person. Subject to the provisions of Article X, each Board officer and executive officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 5.2 Resignation; Removal; Vacancies. Any Board officer or executive officer of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the Board officer or executive officer to whom it is directed, without any need for its acceptance. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Subject to the provisions of Article X, the Board of Directors may remove any Board officer or executive officer with or without cause at any time by an affirmative vote of the majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. Subject to the provisions of Article X, a vacancy occurring in any Board or executive office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 5.3 Powers and Duties of Board Officers and Executive Officers. Subject to the provisions of Article X, the Board officers and executive officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

Stock Certificates and Transfers

Section 6.1 Certificates; Uncertificated Shares. The shares of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, if authorized by the Board of Directors, or by certificates signed by, or in the name of the Corporation by its Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, its President or a Managing Director, and may be countersigned by its Secretary or an Assistant Secretary, certifying the number of shares owned by such shareholder in the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. Upon the request of the registered owner of uncertificated shares, the Chief Executive Officer or his designee shall send to the registered owner a certificate representing such shares.

In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Chief Executive Officer or his designee shall send to the registered owner of shares of Common Stock of the Corporation a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the Corporation is organized under the laws of the State of Delaware; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares, in accordance with Section 202 of the Delaware General Corporation Law. The notice referred to in the preceding sentence shall also contain the following statement: “This notice is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this statement, of itself, confers no rights on the recipient. This notice is neither a negotiable instrument nor a security.”

Section 6.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such shareholder’s legal representative, to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with the transfer restrictions applicable to such shares under the Certificate of Incorporation, these Bylaws or rules of the Corporation and any other applicable transfer restrictions of which the Corporation shall have notice, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.4 Transfers of Uncertificated Stock. Except as otherwise required by law, uncertificated shares of the Corporation’s stock shall be transferable in the manner prescribed in these Bylaws. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing the following information: (i) the class of shares, and the designation of the series, if any, to which such notice applies; (ii) the number of shares transferred; and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.5 Special Designation on Certificates. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications limitations or restrictions of such preferences and/or rights.

Section 6.6 Stock Transfer Agreements. Subject to the provisions of the Certificate of Incorporation, the Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes, or series thereof, of stock of the Corporation to restrict the transfer of such shares owned by such shareholders in any manner not prohibited by the General Corporation Law of Delaware.

Section 6.7 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.8 Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

Section 7.1 Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any shareholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by transmitting it via telecopier, to such shareholder, Director or member, either at the address of such shareholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 7.2 Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 7.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1 Right to Indemnification. In addition and subject to the indemnification provisions contained in the Certificate of Incorporation, and subject to applicable law, the following Sections of this Article VIII shall apply with respect to any person subject to the indemnification provisions of the Corporation.

Section 8.2 Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may require security for any such undertaking.

Section 8.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

General

Section 9.1 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, diskette, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any Section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 9.5 Dividends. The Board of Directors, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid only in cash or in property. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE X

Transition Period Matters

Section 10.1 General. The provisions of this Article X are intended to reflect certain transitional matters set forth in that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended (the “Merger Agreement”), among the Corporation, CBOT Holdings, Inc., a Delaware corporation, and the CBOT.

Section 10.2 Directors.

(a) As of the Effective Time (as defined in the Merger Agreement), the Board of Directors of the Corporation shall consist of 30 members, including 24 Equity Directors, three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2012 (the “2012 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors.

(b) At the Effective Time, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The terms of the initial Class I Directors shall expire at the first annual meeting of shareholders of the Corporation to be held after the Effective Time; the terms of the initial Class II Directors shall expire at the second annual meeting of shareholders of the Corporation to be held after the Effective Time; and the terms of the initial Class III Directors shall expire at the third annual meeting of shareholders of the Corporation to be held after the Effective Time. At the Effective Time, the Board of Directors shall initially consist of the following members appointed to the following classes (each of which, in the case of the CME Directors (as defined below) and the CBOT Directors (as defined below) shall have been designated as set forth in Section 1.7 of the Merger Agreement): (i) [CME Designee 1] (Class I), [CME Designee 2] (Class I), [CME Designee 3] (Class I), [CME Designee 4] (Class I), [CME Designee 5] (Class I), [CME Designee 6] (Class II), [CME Designee 7] (Class II), [CME Designee 8] (Class II), [CME Designee 9] (Class II), [CME Designee 10] (Class II), [CME Designee 11] (Class III), [CME Designee 12] (Class III), [CME Designee 13] (Class III) and [CME Designee 14] (Class III) (collectively, the “CME Directors,” which term shall also be deemed to refer to any replacement for a CME Director elected in accordance with the applicable provisions of this Article X); (ii) [CBOT Designee 1] (Class I), [CBOT Designee 2] (Class I), [CBOT Designee 3] (Class I), [CBOT Designee 4] (Class II), [CBOT Designee 5] (Class II), [CBOT Designee 6] (Class II), [CBOT Designee 7] (Class III), [CBOT Designee 8] (Class III), [CBOT Designee 9] (Class III) and [CBOT Designee 10] (Class III) (collectively, the “CBOT Directors,” which term shall also be deemed to refer to any replacement for a CBOT Director elected in accordance with the applicable provisions of this Article X); and (iii) [Class B Designee 1] (Class I), [Class B Designee 2] (Class I), [Class B Designee 3] (Class II), [Class B Designee 4] (Class II), [Class B Designee 5] (Class III) and [Class B Designee 6] (Class III). Notwithstanding any other provision hereof, during the period starting on the date of the adoption of these Bylaws and ending on the first business day prior to the 2012 Annual Meeting (the “Election Period”) (i) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CME Nominating Representatives (as defined below) and (ii) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CBOT Nominating Representatives (as defined below). During the period starting on the date of the adoption of these Bylaws and ending on the first business day following 2012 Annual Meeting (the “Transition Period”), at least two CBOT Directors shall at all times be Non-Industry Directors. For purposes of these Bylaws, “Non-Industry Director” means any individual who (i) does not possess trading privileges on the Exchange or the CBOT, (ii) is not a salaried employee of the Corporation, (iii) is not an officer, principal or employee who is involved in operating the futures exchange related business of a firm entitled to members’ rates on the Exchange or CBOT and (iv) who qualifies as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period.

(c) During the Transition Period, the Nominating Committee of the Board of Directors shall be composed of six Directors, consisting of (i) four CME Directors (the “CME Nominating Representatives”) designated from time to time during the Initial Transition Period (as defined below) by the Initial Transition Period Chairman (as defined below) and, following the Initial Transition Period, by a majority of the CME Directors, and (ii) two CBOT Directors (the “CBOT Nominating Representatives”) designated from time to time during the Initial Transition Period by the Initial Transition Period Vice Chairman (as defined below) and, following the Initial Transition Period, by a majority of the CBOT Directors. Each CME Nominating Representative and CBOT Nominating Representative serving on the Nominating Committee shall qualify as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period. During the Transition Period, the Nominating Committee shall exercise all power and authority of the Board of Directors with respect to designation of persons as the nominees of the Board of Directors for election to, or designating persons to fill vacancies on, the Board of Directors as set forth in this Article X.

(d) Prior to each meeting of the shareholders during the Election Period at which the term of office of any CME Director is expiring or at which any replacement for a CME Director is to be elected, the CME Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee, and prior to each meeting of the shareholders at which the term of office of any CBOT Director is expiring or at which any replacement for a CBOT Director is to be elected, the CBOT Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee. At any meeting of the shareholders during the Election Period at which Directors are to be elected, the Nominating Committee shall nominate, or cause to be nominated, before the nominations are closed and the vote taken, the nominee(s) designated by the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing. At any meeting of the shareholders at which Directors are to be elected during the Election Period, neither the Board of Directors nor any committee thereof (excluding, for the avoidance of doubt, any Class B Nominating Committee) shall nominate (or cause there to be nominated) as a Director any person not designated as a nominee by either the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing.

(e) Notwithstanding Article Five E. or G. of the Corporation’s Certificate of Incorporation, during the Election Period, if any CME Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CME Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, and if any CBOT Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies, or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CBOT Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, in each case, subject to the approval of a majority of the Directors then remaining in office.

Section 10.3 Executive Committee. During the period (the “Initial Transition Period”) starting immediately after the Effective Time and ending at the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”), the Executive Committee of the Board of Directors shall be composed of eight Directors, consisting of (i) the Initial Transition Period Chairman and four CME Directors designated from time to time by the Initial Transition Period Chairman and (ii) the Initial Transition Period Vice Chairman and two CBOT Directors designated from time to time by the Initial Transition Period Vice Chairman. During the Initial Transition Period, the Board of Directors and the Executive Committee shall cause the Initial Transition Period Chairman to be appointed as the Chairman of the Executive Committee and the Initial Transition Period Vice Chairman as the Vice Chairman of the Executive Committee. During the Initial Transition Period, if any CME Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Initial Transition Period Chairman, and if any CBOT Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Initial Transition Period Vice Chairman.

Section 10.4 Initial Transition Period Chairman. The Chairman of the Board of Directors of the Corporation immediately prior to the Effective Time shall hold the position of Chairman of the Board of the Directors immediately after the Effective Time until the 2010 Annual Meeting. During the Initial Transition Period, any vacancy in the position of Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Chairman) shall be filled by a majority vote of CME Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the Initial Transition Period, the Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CME Directors then in office. The individual serving as the Chairman of the Board of Directors at any time during the Initial Transition Period pursuant to this Section 10.4 is referred to as the “Initial Transition Period Chairman”.

Section 10.5 Initial Transition Period Vice Chairman. The Chairman of the Board of Directors of CBOT Holdings, Inc. immediately prior to the Effective Time shall hold the position of Vice Chairman of the Board of Directors immediately after the Effective Time until the 2010 Annual Meeting. During the Initial Transition Period, any vacancy in the position of Vice Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Vice Chairman) shall be filled by a majority vote of CBOT Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the Initial Transition Period, the Vice Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CBOT Directors then in office. The individual serving as the Vice Chairman of the Board of Directors at any time during the Initial Transition Period pursuant to this Section 10.5 is referred to as the “Initial Transition Period Vice Chairman”.

Section 10.6 Tender Offer. Until the consummation of the tender offer contemplated by Section 6.18 of the Merger Agreement (the “Tender Offer”), there shall be a committee of the board comprised of the CBOT Directors (the “Tender Offer Committee”). The Tender Offer Committee shall have no authority to take any action on behalf of the Corporation unless the Corporation shall not have (i) commenced the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 30 business days after the Effective Time or (ii) consummated the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 90 days after the Effective Time, in either of which events the sole authority of the Tender Offer Committee, exercisable by a majority vote of the members of such committee, shall be to cause the Corporation to commence and consummate the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement.

Section 10.7 Amendments. During the Transition Period, the affirmative vote of a majority of the CME Directors and a majority of the CBOT Directors shall be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, Article II, Article III, Article V or Article X of these Bylaws.

Section 10.8 Actions of the Board. During the Transition Period, the affirmative vote of at least a majority of the entire Board of Directors shall be required to constitute Board action, except as otherwise specifically provided in Section 10.2 of this Article X.

Annex H

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOARD OF TRADE OF THE

CITY OF CHICAGO, INC.

(ORIGINALLY INCORPORATED IN THE STATE OF DELAWARE UNDER THE NAME DELAWARE CBOT, INC. ON MAY 12, 2000)

ARTICLE I

NAME

The name of the corporation is Board of Trade of the City of Chicago, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

CORPORATE PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE IV

MEMBERSHIP

A. General.

The Corporation shall have no authority to issue capital stock. The terms and conditions of membership in the Corporation shall be as provided in or pursuant to this Certificate of Incorporation, the Bylaws of the Corporation (the “Bylaws”) and the Rules and Regulations of the Corporation as in effect from time to time (the “Rules”).

B. Classes and Series of Membership.

Membership in the Corporation shall be divided into classes and series as set forth in this Article IV.

1. Class A Membership.

There shall be one Class A Membership in the Corporation (the “Class A Membership” and the holder thereof, the “Class A Member”), which Class A Membership shall be held by CME Group Inc., a Delaware corporation (“CME Group”). It shall be a term and condition of such Class A Membership that such membership may not be transferred to or held by any person or entity other than CME Group unless authorized by an amendment to this Section B(1) of Article IV. Except to the extent (if any) expressly provided herein or required by law, the Class A Member shall have the right to vote on any matter to be voted on by the members of the Corporation other than on those matters expressly reserved to the vote of the holders of Series B-1 Memberships and Series B-2 Memberships (each as defined in Section B(2) of this Article IV) and shall have the exclusive right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation, and no other member of or class or series of membership in the Corporation shall be entitled to vote on any matter except as set forth in Section D(2) or Section E of this Article IV or Article IX of this Certificate of Incorporation, or to receive any such dividend or other distribution.

2. Class B Membership.

(a) Class B Memberships in the Corporation (each a “Class B Membership” and the holder thereof, a “Class B Member”) shall represent the right to trade on and otherwise utilize the facilities of the Corporation in accordance with and to the extent permitted by this Certificate of Incorporation, the Bylaws and, to the extent not inconsistent with this Certificate of Incorporation, the Bylaws or the Rules. There shall be authorized three thousand six hundred eighty-one (3,681) Class B Memberships, which shall be divided into five (5) series (“Series”) as follows:

1,402 Series B-1 Memberships (each, a “Series B-1 Membership” and the holder thereof, a “Series B-1 Member”);

867 Series B-2 Memberships (each, a “Series B-2 Membership” and the holder thereof, a “Series B-2 Member”);

128 Series B-3 Memberships (each, a “Series B-3 Membership” and the holder thereof, a “Series B-3 Member”);

641 Series B-4 Memberships (each, a “Series B-4 Membership” and the holder thereof, a “Series B-4 Member”); and

643 Series B-5 Memberships (each, a “Series B-5 Membership” and the holder thereof, a “Series B-5 Member”);

(b) Notwithstanding Section B(2)(a) of this Article IV, the Corporation may issue additional authorized but unissued Series B-2 Memberships only in connection with the conversion of Series B-3 Memberships into Series B-2 Memberships pursuant to Section D(3) of this Article IV and no person may become or qualify as a Series B-2 Member at any time by acquiring a theretofore authorized but unissued Series B-2 Membership except as a result of such a conversion.

(c) Class B Memberships shall have no right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation. The respective rights and privileges of each Series of Class B Membership shall be as provided in or pursuant to this Certificate of Incorporation and the Bylaws.

C. Class B Voting Rights.

Except as otherwise expressly provided in this Certificate of Incorporation, the holders of Class B Memberships shall not be entitled to vote on any matter. On any matter on which the holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote together as a single class pursuant to this Certificate of Incorporation, each holder of Series B-1 Memberships shall be entitled to one (1) vote per such membership and each holder of Series B-2 Memberships shall be entitled to one-sixth (1/6) of one (1) vote per such membership.

D. Special Rights of Class B Membership.

The holders of each Series of Class B Membership shall have the trading rights and other rights and privileges, and shall be subject to the restrictions, terms and conditions, set forth below.

1. Series Trading Rights.

(a) Series B-1 Memberships. Each holder of a Series B-1 Membership who satisfies the qualifications for and requirements of Full Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a Full Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules. Each holder of a Series B-1 Membership shall also be entitled to all trading rights and privileges for all new products first made available after the filing of this Certificate of Incorporation traded on the open outcry exchange system of the Corporation or Chicago Mercantile Exchange Inc. (“CME Exchange”) or any electronic trading system maintained by the Corporation or CME Exchange or any of their respective successors or successors-in-interest, and the Board of Directors of the Corporation shall enforce this requirement.

(b) Series B-2 Memberships. Each holder of a Series B-2 Membership who satisfies the qualifications for and requirements of Associate Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, an Associate Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(c) Series B-3 Memberships.

(1) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a one-half Associate Membership as set forth in clause (2) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and subject to the restrictions, conditions and limitations on, a holder of a one-half Associate Membership as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(2) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a GIM Membership Interest in the Corporation as set forth in clause (1) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a GIM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(d) Series B-4 Memberships. Each holder of a Series B-4 Membership who satisfies the qualifications for and requirements of being a holder of an IDEM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of an IDEM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(e) Series B-5 Memberships. Each holder of a Series B-5 Membership who satisfies the qualifications for and requirements of being a holder of a COM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a COM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(f) In addition to the rights and privileges set forth above, except as otherwise provided in the Certificate of Incorporation, the Bylaws or the Rules, each holder of a Class B Membership of any Series shall be entitled to all trading rights and privileges with respect to those products that such holder is entitled to trade on the open outcry exchange system of the Corporation or any electronic trading system maintained by the Corporation or any of its successors or successors-in-interest.

2. Series B-1 Membership and B-2 Membership Voting Rights; Certain Covenants.

(a) In addition to any approval of the Board of Directors of the Corporation required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast by the holders of Series B-1 Memberships and Series B-2 Memberships, voting together as a class based on their respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt (subject to the immediately following sentence, by merger or otherwise) any amendment of, or any modification or repeal of any provisions contained in, Section B(2), Section C, Section D, Section E or Section F of Article IV or the second sentence of Article IX of this Certificate of Incorporation or, during the Transition Period (as defined in the bylaws of CME Group) Article VI. Notwithstanding the foregoing, the holders of Series B-1 Memberships and Series B-2 Memberships shall not be entitled to a vote on any merger, consolidation or reorganization of the Corporation that results, by operation of law or otherwise, in an amendment, modification or repeal of this Certificate of Incorporation so long as the rights and privileges of the holders of Series B-1 Memberships and Series B-2 Memberships set forth in Section B(2), Section C, Section D, Section E and Section F of Article IV and the second sentence of Article IX and, during the Transition Period, Article VI of this Certificate of Incorporation are preserved in the Certificate of Incorporation or other governing document of the surviving corporation of such transaction.

(b) In addition to any approval of the Board of Directors of the Corporation required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast, except in the case of paragraph (4) below, by the holders of Series B-1 Memberships and Series B-2 Memberships, voting together as a class based on their respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt any amendment to this Certificate of Incorporation or the Bylaws or the Rules that, in the sole and absolute determination of the Board of Directors of the Corporation, adversely affects:

(1) the allocation of products that a holder of a specific Series of Class B Membership is permitted to trade on the exchange facilities of the Corporation (including both the open outcry trading system and the electronic trading system),

(2) the requirement that, except as provided in that certain Agreement, dated August 7, 2001, between the Corporation and the Chicago Board Options Exchange (the “CBOE”), as modified by that certain Letter Agreement, dated October 7, 2004, between the Corporation, CBOT Holdings, Inc. and the CBOE, in each case, as may be amended from time to time in accordance with their respective terms, holders of Class B Memberships who meet the applicable membership and eligibility requirements will be charged transaction fees for trades of the Corporation’s products for their accounts that are lower than the transaction fees charged to any participant who is not a holder of Class B Membership for the same products, whether trading utilizing the open outcry trading system or the electronic trading system,

(3) the membership qualifications or eligibility requirements for holding any Series of Class B Membership or exercising any of the membership rights and privileges associated with such Series,

(4) the commitment to maintain open outcry markets set forth in Section E of Article IV of this Certificate of Incorporation, which must be approved by a majority of the voting power of the outstanding Series B-1 Memberships and Series B-2 Memberships, voting together as a class, or

(5) the ability of a Class B Member to engage in dual-trading, unless such amendment to the Bylaws or Rules is required, in the opinion of counsel, by applicable law or governmental rule or regulation.

For purposes of Section D(2)(b)(1) of Article IV, the allocation of products that the holders of any Series of Class B Membership are permitted to trade on the exchange facilities of the Corporation shall be deemed to be adversely affected only if a product is eliminated from the allocation of products the holders of a particular Series of Class B Memberships are permitted to trade.

(c) Following the date of filing of this Certificate of Incorporation, and unless otherwise agreed to by the Series B-1 Members and the Series B-2 Members voting together as a single class in accordance with Section C of this Article IV, the Corporation shall use commercially reasonable efforts to preserve the Exercise Right for the benefit of the Series B-1 Members and their delegates, including (i) defending any actions, suits or proceedings brought to challenge all or any portion of the Exercise Right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal, (ii) taking reasonable steps, including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 Members and their delegates that have exercised the Exercise Right the right to receive any dividends or other distributions to be made by the CBOE to its members and (iii) complying with the Corporation’s obligations under agreements with the CBOE regarding the Exercise Right, including making available to the CBOE the information specified in any such agreements or any surveillance plans with the CBOE; provided that the Corporation shall not be required in connection with its obligations under the foregoing clauses (i) and (ii) of this Section D(2)(c) of this Article IV of this Certificate of Incorporation to contribute to any settlement or satisfy the obligation of any third party.

(d) On any matter on which holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote pursuant to paragraphs (a) and (b) of this Section D(2) of Article IV, such holders of Series B-1 Memberships and Series B-2 Memberships shall be the only members of the Corporation entitled to vote thereon. Holders of Series B-1 Memberships and Series B-2 Memberships shall have no other voting rights except as expressly set forth herein and shall not have the right to take action by written consent in lieu of a meeting and shall have no right to initiate any proposal, at or for any meeting of members. One-third of the total voting power of the Series B-1 Memberships and Series B-2 Memberships present in person or by proxy shall constitute a quorum at any meeting to take action on the matters as to which such holders are entitled to vote pursuant to paragraphs (a) and (b) of Section D(2) of this Article IV. Series B-3 Memberships, Series B-4 Memberships and Series B-5 Memberships shall have no right to vote on any matters or to initiate any proposals at or for any meeting of members. For purposes of any vote of the holders of Series B-1 Memberships and Series B-2 Memberships permitted by this Certificate of Incorporation, the Board of Directors of the Corporation shall be entitled to fix a record date, and only holders of record as of such record date shall be entitled to vote on the matter to be voted on.

(e) During the period ending at the annual meeting of shareholders of CME Group to be held in 2012, the Corporation will provide the CBOT Directors (as defined in the bylaws of CME Group) with advance notice (a “Rule Change Notice”) of any proposed change to the Rules (a “Proposed Rule Change”). If a majority of the CBOT Directors provide written notice to the Corporation (an “Initial Rejection Notice”) within five (5) business days after delivery of the Rule Change Notice (the “Initial Rejection Notice Period”) that they have determined in their sole discretion that any such Proposed Rule Change will materially impair the business of the Corporation or materially impair the business opportunities of the holders of the Class B Memberships, such Proposed Rule Change will be submitted to a committee of the Board of Directors of the Corporation (the “Rule Change Committee”) comprised of three CBOT Directors designated by the Vice Chairman of the Corporation and two CME Directors designated by the Chairman of the Corporation for approval. Approval shall require the affirmative vote of a majority of the full Rule Change Committee. The Corporation shall not effect any Proposed Rule Change unless and until either (a) the Initial Rejection Notice Period terminates without the CBOT Directors providing an Initial Rejection Notice with respect to such Proposed Rule Change or (b) the Rule Change Committee approves such Proposed Rule Change.

3. Conversion Rights of Series B-3 Memberships.

(a) Conversion. Subject to, and upon compliance with, the provisions of this Section D(3) of Article IV, any two (2) Series B-3 Memberships shall be convertible at the option of the holder into one (1) Series B-2 Membership.

(b) Mechanics of Conversion. A holder of Series B-3 Memberships may exercise the conversion right specified in Section D(3)(a) of Article IV by delivering to the Corporation or any transfer agent of the Corporation written notice stating that the holder elects to convert such memberships, accompanied by the certificates or other instruments, if any, representing the memberships to be converted. Conversion shall be deemed to have been effected on the date when delivery of such written notice, accompanied by such certificate or other instrument, if any, is made, and such date is referred to herein as the Conversion Date.

As promptly as practicable after the Conversion Date, the Corporation may issue and deliver to or upon the written order of such holder a certificate or other instrument, if any, representing the number of Series B-2 Memberships to which such holder is entitled as a result of the exercise of such conversion right. The person in whose name the certificates or other instruments representing Series B-2 Memberships are to be issued shall be deemed to have become the holder of record of such Series B-2 Memberships on the applicable Conversion Date.

(c) Memberships Reserved for Issuance. The Corporation shall take all actions necessary to reserve and make available at all times for issuance upon the conversion of Series B-3 Memberships, such number of Series B-2 Memberships as are issuable upon the conversion of all outstanding Series B-3 Memberships.

E. Commitment to Maintain Open Outcry Markets. Subject to the terms and conditions of this Section E of Article IV, the Corporation shall maintain open outcry markets operating as of April 22, 2005 (the “Effective Date”) and provide financial support to each such market for technology, marketing and research, which the Board of Directors of the Corporation determines, in its sole and absolute discretion, is reasonably necessary to maintain each such open outcry market.

Notwithstanding the foregoing or any other provision of this Certificate of Incorporation, the Board of Directors of the Corporation may discontinue any open outcry market at such time and in such manner as it may determine if (1) the Board of Directors determines, in its sole and absolute discretion, that a market is no longer “liquid” or (2) the holders of a majority of the voting power of the then outstanding Series B-1 Memberships and Series B-2 Memberships, voting together as a single class based on their respective voting rights, approve the discontinuance of such open outcry market.

For purposes of the foregoing, an open outcry market will be deemed “liquid” for so long as it meets either of the following tests, in each case as measured on a quarterly basis:

(a) if a comparable exchange-traded product exists, the open outcry market has maintained at least 30 percent (30%) of the average daily volume of such comparable product (including for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market); or

(b) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40 percent (40%) of the average quarterly volume in that market as maintained by the Corporation in 2001 (including, for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market).

The commitment to maintain open outcry markets set forth in this Section E of Article IV will not apply to markets introduced after the Effective Date.

F. Exercise Rights. Subject to the terms and conditions of this Section F of Article IV of this Certificate of Incorporation:

1. Each holder of record on the official books and records of the Corporation as of May 29, 2007 of (I) a Series B-1 Membership in respect of which an Exercise Right Privilege (as defined in Rule 210(b) of the Rules) is issuable but has not been issued or (II) both (a) one or more Exercise Right Privileges and (b) a Series B-1 Membership shall have the right, exercisable during the forty five (45) day period (the “Offer Period”) immediately following the effective time of the merger of CBOT Holdings, Inc. (“CBOT Holdings”) with and into Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended, among the Corporation, CBOT Holdings and CME Holdings, to sell any such Exercise Right Privilege to the Corporation for an amount equal to $250,000 in cash (a “Purchase Offer”). In order to exercise the Purchase Offer, such holder must deliver to the Corporation prior to the expiration of the Offer Period (i) the Exercise Right Privilege and (ii) a duly executed assignment agreement in the form attached to this Certificate of Incorporation as Annex A (the “Assignment Agreement”). The Corporation shall make payment as provided in this Section F.1 to a holder who makes the required delivery of the Exercise Right Privilege and Assignment Agreement within thirty (30) days after the expiration of the Offer Period.

2. In the event of a Final Resolution (as defined below) pursuant to which the Class Members (as defined below) receive a recovery of cash, marketable securities or other property or rights with respect to each Exercise Right Privilege held by a Class Member and/or retain or are declared to have property or rights with respect to each Exercise Right Privilege held by a Class Member (collectively, a “Per ERP Recovery”) with an aggregate Fair Market Value (as defined below) less than $250,000, the Corporation shall pay to each such Class Member with respect to each such Exercise Right Privilege held by such Class Member an amount equal to the difference between $250,000 and the Fair Market Value of the Per ERP Recovery so received or retained, as applicable, by such Class Member with respect to such Exercise Right Privilege held by such Class Member (a “Balance Payment”). In order for a Class Member to receive a Balance Payment with respect to an Exercise Right Privilege, such Class Member must provide evidence reasonably satisfactory to the Corporation that such Class Member received the Per ERP Recovery pursuant to the Final Resolution with respect to such Exercise Right Privilege. The Corporation shall make payment to such holder prior to the later of (i) thirty (30) days after delivery of the sufficient evidence contemplated by the immediately preceding sentence or (ii) thirty (30) days after the date the Fair Market Value of the Per ERP Recovery is determined in accordance with the terms of Section 5(e) of this Section F of Article IV of this Certificate of Incorporation.

3. In the event of the entry of a Zero Judgment (as defined below), the Corporation will pay to each Non-Recovery Class Member (as defined below) $250,000 for each Exercise Right Privilege held by such Non-Recovery Class Member. The Corporation shall make payment to a Non-Recovery Class Member within thirty (30) days after the date the such person’s status as a Non-Recovery Class Member is determined in accordance with the terms of Section 5(g) of this Section F of Article IV of this Certificate of Incorporation.

4. Notwithstanding anything to the contrary contained in this Section F of this Article IV of this Certificate of Incorporation, in no event shall the Corporation be required to pay in excess of $250,000 in respect of any single Exercise Right Privilege.

5. For purposes of this Section F of Article IV of this Certificate of Incorporation, the term:

(a) “CBOE Litigation” means that litigation captioned CBOT Holdings, Inc., et al. v. Chicago Board Options Exchange, Inc., et al., Civil Action No. 2369-VCN (Del. Ch. Ct.);

(b) “Class Member” means (i) if a class is certified by the Court in the CBOE Litigation, any member of such class or (ii) if a class is not certified by the Court in the CBOE Litigation, any person or entity who satisfies the definition of a member of the class as set forth in the Complaint, so long as the Exercise Right Privileges purchased by the Corporation pursuant to this Section may be used by a member of the class to participate in a Final Resolution (provided, however, that in no event shall CBOE or any direct or indirect transferee of an Exercise Right Privilege from CBOE be considered a “Class Member” for purposes of this Section F of this Article IV of this Certificate of Incorporation);

(c) “Court” means the Delaware Chancery Court presiding over the CBOE Litigation;

(d) “Complaint” means the complaint on file with the Court setting forth the claims in the CBOE Litigation as of the time of the Final Resolution;

(e) “Date of Determination” means the date of the Final Resolution giving rise to the need to determine Fair Market Value;

(f) “Fair Market Value” means, with respect to the components of any Per ERP Recovery, the sum of (1) the amount of cash received plus (2) the value of any marketable securities received, which shall be deemed to have a per security value equal to the average of the closing prices of such marketable security for the ten trading days ending on the day immediately proceeding the Date of Determination on the principal national securities exchange or inter- dealer quotation system on which such marketable securities are listed or admitted to trading plus (3) the value of any other property or rights received or retained, the value of such property or right being determined on the basis of an arm’s length transaction between a willing buyer and a willing seller based on then prevailing market conditions and taking into account all circumstances determined to be relevant to the establishment of such price at such time but disregarding any liquidity, minority, transferability or other discounts by an independent investment banking firm with a national reputation that is recognized to have expertise in valuations of such other property or rights selected by the CBOT Directors (or, if no CBOT Directors exist at such time, their successors) and approved by the full Board of Directors of the Corporation;

(g) “Final Resolution” means a final, non-appealable resolution of all claims of the Class Members set forth in the Complaint that is binding on all Class Members, which may include, without limitation (i) a judgment of the Court resolving the CBOE Litigation, (ii) a settlement resolving the CBOE Litigation confirmed by an order of the Court and (iii) if the CBOE Litigation is dismissed other than on its merits, a decision or order of, or settlement with, a governmental authority or third party arbitrator with respect to all claims of the Class Members set forth in the Complaint; provided, however, in the case of clauses (i) and (ii) that such settlement, decision or order does not prevent the Exercise Right Privileges purchased by the Corporation pursuant to this Section F of this Article IV of this Certificate of Incorporation from being used by a member of the class to participate in a Final Resolution;

(h) “Non-Recovery Class Member” means any person who provides evidence reasonably satisfactory to the Corporation that such person meets the requirements of a Class Member; and

(i) “Zero Judgment” means a Final Resolution pursuant to which the Class Members do not receive or retain, as applicable, any Per ERP Recovery.

6. The Board of Directors of the Corporation shall be authorized to adopt, change or waive any Rule as it deems necessary or advisable to enable the Corporation to acquire or dispose of Exercise Right Privileges in order to satisfy its obligations under this Section F of this Article IV of this Certificate of Incorporation and to realize the value of the Exercise Right Privileges acquired pursuant to paragraph 1 of this Section F of this Article IV of this Certificate of Incorporation. The provisions of Section D(2)(e) of this Article IV of this Certificate of Incorporation shall not apply to any adoption, change or waiver of a Rule pursuant to this paragraph 6 of this Section F of this Article IV of this Certificate of Incorporation; provided, that nothing in this paragraph 6 of this Section F of this Article IV of this Certificate of Incorporation shall be interpreted to permit the Corporation to impose fees, costs or expenses on Class B Members in order to acquire the Exercise Right Privileges.

ARTICLE V

MANAGEMENT OF AFFAIRS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and members:

A. In accordance with Sections 141(a) and 141(j) of the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the Class A Member; provided, however, that no Bylaws hereafter adopted by a member of the Corporation shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

B. A special meeting of members shall be called by the Chairman of the Board or the Board of Directors of the Corporation upon receipt by the Chairman of the Board or the Secretary of the Corporation of a written demand of a majority of the directors then holding office.

C. Any action required or permitted to be taken by the members of the Corporation must be effected at a duly called annual or special meeting of members of the Corporation and may not be effected by any consent in writing by such members, provided that the Class A Member shall have the right to effect by consent in writing any action which would require the approval of the Class A Member at a duly called annual or special meeting of the members of the Corporation.

ARTICLE VI

BOARD OF DIRECTORS

The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide. The Board of Directors of the Corporation shall at all times be comprised of the same directors as those of CME Group.

ARTICLE VII

AMENDMENT OF BYLAWS

The Board of Directors of the Corporation is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Class A Member shall also have power to adopt, amend or repeal the Bylaws. The only member of the Corporation with any power to adopt, amend or repeal the Bylaws of the Corporation shall be the Class A Member, and no other member of, or class or series of membership in, the Corporation shall have any such power. Except as specifically provided in the Rules, no member of, or class or series of membership in, the Corporation shall have any power to adopt, amend or repeal the Rules.

ARTICLE VIII

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Corporation or its members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. For purposes of this Article VIII, the term “director” shall, to the fullest extent permitted by the DGCL, include any person who, pursuant to this Certificate of Incorporation, is authorized to exercise or perform any of the powers or duties otherwise conferred upon a board of directors by the DGCL.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, modify or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon the members of the Corporation are granted subject to this reservation. Any amendment of, or modification or repeal of any provision contained in, Section B(2), Section C, Section D, Section E or Section F of Article IV or this sentence of this Article IX or, during the Transition Period, Article VI of this Certificate of Incorporation (subject to the last sentence of Section D(2)(a) of Article IV, by merger or otherwise) shall require, first, the approval of the Board of Directors of the Corporation and, second, the approval of a majority of the votes cast by the Series B-1 Members and Series B-2 Members, voting together as a single class in accordance with Section C of Article IV. Except as provided in the immediately preceding sentence, any amendment of, or modification or repeal of any provision contained in, this Certificate of Incorporation shall require, first, the approval of the Board of Directors of the Corporation and, second, the approval of the Class A Member and no other member or series or class of membership shall have the right to vote on any such amendment or repeal.

* * * *

[Form of Assignment Agreement for the sale of Exercise Right Privilege]

The undersigned (the “Selling ERP Holder”) is the holder of record on the official books and records of the Board of Trade of the City of Chicago (“CBOT”) as of May 29, 2007 of (I) a Series B-1 Membership (as defined in the Amended and Restated Certificate of Incorporation of CBOT (the “Certificate of Incorporation”)) in respect of which an Exercise Right Privilege (as defined in Rule 210(b) of the Rules and Regulations of CBOT) (referred to hereinafter as an “ERP”) is issuable but has not been issued or (II) both (a) an ERP and (b) a Series B-1 Membership and proposes to sell such ERP to CBOT for an amount equal to $250,000 in cash pursuant to Section F of Article IV of the Certificate of Incorporation.

The Selling ERP Holder understands that CBOT only has a commitment to purchase an ERP for which delivery of the ERP together with this Assignment Agreement, duly executed by the Selling ERP Holder, is made to CBOT during the forty-five (45) day period immediately following the effective time of the merger of CBOT Holdings, Inc. (“CBOT Holdings”) with and into Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended, among the CBOT, CBOT Holdings and CME Holdings.

1. The Selling ERP Holder represents and warrants to CBOT that:

a. The Selling ERP Holder has valid title to the ERP, free and clear of all security interests, claims, liens, equities or other encumbrances (“Liens”), and has the legal right and power, and all authorization and approval required by law or the certificate of incorporation or by-laws (or equivalent organizational documents) of the Selling ERP Holder (if the Selling ERP Holder is not a natural person), to enter into this Assignment Agreement and to sell, transfer and deliver the ERP to be sold by such Selling ERP Holder. When the ERP is delivered to and paid for by CBOT in accordance with the terms of this Assignment Agreement and the Certificate of Incorporation, CBOT will have valid title to the ERP, free and clear of all Liens.

b. The execution and delivery by the Selling ERP Holder of, and the performance by the Selling ERP Holding of its obligations under, this Assignment Agreement will not contravene any provisions of applicable law, or the certificate of incorporation or by-laws (or equivalent organizational documents) of the Selling ERP Holder (if the Selling ERP Holder is not a natural person), or any agreement or other instrument binding upon the Selling ERP Holder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling ERP Holder, and no consent, approval authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling ERP Holder of its obligations under this Assignment Agreement.

c. The Selling ERP Holder did not acquire the ERP in a transfer directly or indirectly from the Chicago Board Options Exchange, Inc.

2. CBOT shall make payment to the Selling ERP Holder in accordance with Section F of Article IV of the Certificate of Incorporation to the account set forth on the signature page hereto.

3. This Assignment Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles.

In witness whereof, the undersigned has duly executed this Assignment Agreement this      day of                     , 2007.

Signature of Selling ERP Holder

Selling ERP Holder:

Name:

Address:

Phone:

Selling ERP Holder hereby authorizes CBOT to remit the proceeds from the sale of the ERP to CBOT to the following account:

Bank Name:

Bank Address:

ABA#:

Account#:

Account Name:

[Signature Page to Assignement Agreement for the Sale of Exercise Right Privilege]

Annex I

GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

§ 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title) §252, §254, §257, §258, §263 or §264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

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(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than

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10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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Annex A

AMENDMENT NO. 4

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 4, dated as of July 6, 2007 (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 17, 2006 and amended as of December 20, 2006, May 11, 2007 and June 14, 2007 (the “Agreement”), is by and among Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”), CBOT Holdings, Inc., a Delaware corporation (“CBOT Holdings”), and Board of Trade of the City of Chicago, Inc., a Delaware non-stock corporation and subsidiary of CBOT Holdings (“CBOT”).

RECITALS

WHEREAS, CME Holdings, CBOT Holdings and CBOT desire to amend and supplement certain terms of the Agreement as described in this Amendment; and

WHEREAS, the Boards of Directors of CME Holdings, CBOT Holdings and CBOT have each determined that the Amendment is consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies, stockholders and members that CME Holdings and CBOT Holdings engage in a business combination; and

WHEREAS, all capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

1. Amendment to Section 1.9(a). Section 1.9(a) of the Agreement is hereby amended by deleting the phrase “0.3500 shares” and replacing it with the phrase “0.3750 shares”.

2. Amendment to Section 4.21. Section 4.21 of the Agreement is hereby amended by deleting the phrase “June 14, 2007” and replacing it with the phrase “July 6, 2007”.

3. Interpretation. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Sections 1 and 2 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

4. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and any reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by this Amendment.

5. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Parties hereto.

6. Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to its rules of conflicts of law.

[remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ Terrence A. Duffy
Name:	Terrence A. Duffy
Title:	Chairman

By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer

CBOT HOLDINGS, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

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Annex B

OPINION OF LEHMAN BROTHERS INC.

July 6, 2007

Board of Directors

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, IL 60606

Members of the Board:

We understand that Chicago Mercantile Exchange Holdings Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with CBOT Holdings, Inc. (“CBOT”) pursuant to which (i) CBOT shall be merged with and into the Company with the Company surviving the merger, (ii) upon effectiveness of the merger, each issued and outstanding share of Class A common stock of CBOT (the “CBOT Common Stock”), other than the CBOT Common Stock held by the Company or CBOT or any of their respective wholly owned subsidiaries, will be converted into the right to receive 0.3750 shares (the “Exchange Ratio”) of Class A common stock of the Company (“Company Common Stock”), together with certain rights attached thereto, and subject to adjustment as set forth in the Agreement (as defined below) and (iii) CBOT will declare a conditional extraordinary cash dividend of $9.14 per share CBOT Common Stock payable immediately prior to the effective time of the Proposed Transaction (the “Conditional Extraordinary Dividend”). We further understand that contingent upon the effectiveness of the Proposed Transaction, each holder of record as of May 29, 2007 of (i) a Series B-1 Membership of CBOT in respect of which an Exercise Right Privilege (“ERP”) is issuable but has not been issued or (ii) both (a) an ERP and (b) a Series B-1 Membership of CBOT, will have the right, exercisable during the 45-day period immediately following the effective time of the Proposed Transaction, to sell such ERP to the combined company for an amount in cash equal to $250,000. In addition, in the event that upon a final judgment or settlement of the ongoing ERP litigation, eligible ERP holders do not receive or retain at least $250,000 of value, the combined company will pay to such holders an amount equal to $250,000 less the value received or retained (this obligation, together with the right described in the immediately preceding sentence is referred to as the “ERP Offer”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of October 17, 2006 and as amended as of December 20, 2006, May 11, 2007, June 14, 2007 and July 6, 2007 among the Company, CBOT and Board of Trade of the City of Chicago, Inc. (the “Agreement”). In addition, we understand that following the effective time of the merger, the Company will effect a cash tender offer pursuant to which the Company will increase its funded debt by up to $3.0 billion and repurchase up to 6.25 million shares of its outstanding common stock by means of a fixed price tender at $560.00 per share (the “Share Buyback”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid by the Company in the Proposed Transaction, after giving effect to the Conditional Extraordinary Dividend and the ERP Offer. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction, the ERP Offer or the Share Buyback.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including ERP Purchase Offer and the Share Buyback, (2) publicly available information concerning the Company and CBOT that we believe to be relevant to our analysis, including the Annual Reports on Form 10-K for the year ended December 31, 2006 and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 for each of the Company and CBOT, (3) financial and operating information with respect to the businesses, operations and prospects of CBOT furnished to us by CBOT and the Company, including

(i) financial projections of CBOT prepared by the management of CBOT (the “CBOT Projections”) and (ii) financial projections of CBOT prepared by the management of the Company (the “Company’s CBOT Projections”), (4) financial and operating information with respect to the businesses, operations and prospects of the Company furnished to us by the Company, including (i) financial projections of the Company prepared by the management of the Company (the “Company Projections”) and (ii) the amounts and timing of certain cost savings synergies and revenue synergies expected by the management of the Company to result from the Proposed Transaction (the “Expected Synergies”), (5) the trading history of the Company’s and CBOT’s common stock from October 18, 2005 to July 5, 2007 and a comparison of these trading histories with each other and with those of other companies that we deemed relevant, (6) the relative contributions of the Company, on the one hand, and CBOT, on the other hand, to the current and future financial performance of the combined company on a pro forma basis, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (8) the potential pro forma financial impact of the Proposed Transaction on the future financial performance of the Company, including the Expected Synergies, the ERP Purchase Offer and the Share Buyback, (9) the potential financial impact of the Company’s loss of its Common Clearing Link arrangement with CBOT, (10) a comparison of the historical financial results and present financial condition of the Company and CBOT with each other and with those of other companies that we deemed relevant, (11) published estimates by independent equity research analysts with respect to the future financial performance of the Company and CBOT, and (12) the most recent offer to acquire CBOT received by CBOT from IntercontinentalExchange. In addition, we have had discussions with the management of the Company and CBOT concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and CBOT that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company’s CBOT Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of CBOT and that the Company’s CBOT Projections are a reasonable basis upon which to evaluate the future financial performance of CBOT, and we have primarily relied on the Company’s CBOT Projections in performing our analysis. With respect to the Company Projections, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. With respect to the Expected Synergies estimated by the management of the Company to result from the Proposed Transaction, we have assumed at the direction of the Company that the timing and amount of such Expected Synergies are reasonable and that they will be realized substantially in accordance with such estimates. In addition, in arriving at our opinion and based upon advice of the Company, we have assumed a cost of approximately $333 million to the combined company in connection with the ERP Offer. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

In addition, we express no opinion as to the prices at which shares of (i) Company Common Stock or CBOT Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Company Common Stock will trade at any time following the consummation of the Proposed Transaction.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio, after giving effect to the Conditional Extraordinary Dividend and the ERP Offer, to be paid by the Company in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion or in connection with our engagement. We also have performed various investment banking services for the Company in the past, and expect to provide such services in the future, and have received, and expect to receive, customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and CBOT for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Lehman Brothers and certain of its affiliates hold memberships at both the Company and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of the Company and CBOT. In addition, the Company has requested and we are providing a commitment for the funds necessary to finance the Proposed Transaction and we will receive customary fees in connection therewith.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ LEHMAN BROTHERS
LEHMAN BROTHERS

Annex C

OPINION OF WILLIAM BLAIR & COMPANY, L.L.C.

July 6, 2007

To the Board of Directors

Chicago Mercantile Exchange Holdings, Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Chicago Mercantile Exchange Holdings Inc. (the “Company”) of the proposed Merger Consideration (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated October 17, 2006, as amended as of December 20, 2006, May 11, 2007, June 14, 2007, and July 6, 2007 (the “Merger Agreement”) by and among the Company, CBOT Holdings, Inc. (“CBOT”) and Board of Trade of the City of Chicago, Inc., after giving effect to, among other things, the Conditional Extraordinary Dividend (as defined in the Merger Agreement) and payments made with respect to certain exercise right privileges. Pursuant to the terms of, and subject to, the conditions set forth in the Merger Agreement, CBOT will be merged with and into the Company (the “Merger”) and each issued and outstanding share of Class A common stock of CBOT shall be converted into the right to receive 0.3750 shares of Class A Common Stock of the Company, the “Merger Consideration”).

We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including with respect to: (i) an initial public offering in December 2002; (ii) a follow-on equity offering in June 2003; and (iii) a follow-on equity offering in November 2003. We have also provided certain investment banking services to CBOT from time to time.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement ; (b) certain audited historical financial statements of the Company and of CBOT for the three years ended December 31, 2006 as filed with the SEC; (c) certain unaudited financial statements of the Company and of CBOT for the three months ended March 31, 2007 as filed with the SEC; (d) certain internal business, operating and financial information and forecasts of the Company and CBOT (the “Forecasts”), prepared by the senior management of the Company; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of the Company (with and without the Merger) prepared by the senior management of the Company (including pro forma adjustments related to the Company’s third-party clearing activities); (f) information regarding the amount and timing of cost savings and related expenses and synergies which senior management of the Company expect will result from the Merger (the “Expected Synergies”); (g) the pro forma impact of the Merger on the earnings per share of the Company (before and after taking into consideration any Expected Synergies, adjustments for third-party clearing activities, a proposed post-closing stock repurchase, and intangible amortization created as a result of the Merger, all of which are based on certain pro forma financial information prepared by the senior management of the Company); (h) the financial impact of the Conditional Extraordinary Dividend and possible payments to be made with respect to exercise right privileges under certain circumstances (which, based upon the advice of the Company, we have assumed has a cost of $333 million) (the “Assumed ERP Payments”), all of which information was provided by the senior management of the Company; (i) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (j) the financial position and operating results of CBOT compared with those of certain other publicly traded companies we deemed relevant; (k) current and historical market prices and trading volumes of the common stock of the Company and CBOT; and (l) certain other publicly available information on the Company and CBOT. We have also held discussions with members of the senior management of the Company and CBOT to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information provided or publicly available to us or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or CBOT. We have been advised by the senior management of the Company that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that: (i) the Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby; (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us; (iii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, and (iv) all material assets and liabilities (contingent or otherwise) of CBOT are as set forth in CBOT’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or CBOT for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. In addition, we provide equity research coverage of the Company and CBOT. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We are expressing no opinion herein as to the price at which the common stock of the Company and CBOT will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company or CBOT. Such trading price may be affected by a number of factors, including but not limited to: (i) dispositions of the common stock of the Company by stockholders within a short period of time after the effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of CBOT or in their respective target markets; (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger. We express no opinion as to the fairness of the Merger Consideration to CBOT or its stockholders and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be summarized, described, disclosed or furnished to any party or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company, after giving effect to, among other things, the Conditional Extraordinary Dividend and the Assumed ERP Payments.

Very truly yours,

/s/ WILLIAM BLAIR & COMPANY, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act of 1933 and to provide for the reimbursement of expenses incurred.

As permitted by the Delaware law, Article XI of CME Holdings’ current certificate of incorporation and Article VIII of CME Holdings’ current bylaws provide that (i) it is permitted to indemnify its directors, officers and other employees and agents to the fullest extent permitted by Delaware law; (ii) it is permitted to advance expenses, as incurred, to its directors, officers and other employees and agents in connection with defending a legal proceeding if it has received in advance an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by CME Holdings; and (iii) the rights conferred in the bylaws are not exclusive. As permitted by the Delaware General Corporation Law, CME Holdings’ current certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to it or its stockholders; (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (regarding payments of dividends; stock purchases or redemptions which are unlawful); or (iv) for any transaction from which the director derived an improper personal benefit. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to CME Holdings for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Upon completion of the transactions contemplated by the merger agreement (which is included as Exhibit 2.1 of this registration statement), the certificate of incorporation and bylaws of CME Group will contain the same indemnification and personal liability provisions contained in CME Holdings’ current certificate of incorporation and bylaws as described above.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law, the full text of CME Holdings’ current certificate of incorporation and bylaws and the full text of CME Group’s certificate of incorporation and bylaws that will be in effect upon completion of the transactions contemplated by the merger agreement. Copies of CME Holdings’ current certificate of incorporation and bylaws and forms of CME Group’s certificate of incorporation and bylaws that will be in effect upon completion of the transactions contemplated by the merger agreement have been filed as exhibits to this registration statement.

Item 21. Exhibits and Financial Statement Schedules

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Exhibit Description
2.1.1

Agreement and Plan of Merger, dated as of October 17, 2006, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc., as amended as of December 20, 2006 and May 11, 2007 (attached as Annex A to the joint proxy statement prospectus that forms a part of Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).

2.1.2

Amendment No. 3 to the Agreement and Plan of Merger, dated as of June 14, 2007, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago (incorporated by reference to Annex A to the first supplement to the joint proxy statement/prospectus filed as Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on June 18, 2007, File No. 000-33379).

2.1.3

Amendment No. 4 to the Agreement and Plan of Merger, dated as of July 6, 2007, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago (attached as Annex A to the second supplement to the joint proxy statement/prospectus that forms a part of this registration statement).

3.1.1

Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 333-66988).

3.1.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 000-33379).

3.1.3

Form of Second Amended and Restated Certificate of Incorporation of CME Group Inc. to become effective as of the effective time of the merger (incorporated by reference to Annex F to the first supplement to the joint proxy statement/prospectus filed as Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on June 18, 2007, File No. 000-33379).

3.2.1

Third Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended March 2, 2005 (incorporated by reference to Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on March 4, 2005, File No. 001-31553).

3.2.2

Form of Fourth Amended and Restated Bylaws of CME Group Inc. to become effective as of the effective time of the merger (incorporated by reference to Annex G to the first supplement to the joint proxy statement/prospectus filed as Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on June 18, 2007, File No. 000-33379).

5.1	Opinion of Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary regarding the legality of the securities being issued.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to tax matters.

8.2	Opinion of Mayer, Brown, Rowe & Maw LLP relating to tax matters.

23.1	Consent of Ernst & Young LLP relating to CME Holdings’ consolidated financial statements.

23.2	Consent of Deloitte & Touche LLP relating to CBOT Holdings’ consolidated financial statements.

23.3	Consent of Kathleen M. Cronin (included in Exhibit 5.1).

Exhibit Number	Exhibit Description
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

23.5	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 8.2).

24.1	Power of Attorney (included on signature page).

99.1

Form of CME Holdings Proxy Card (incorporated by reference to Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).

99.2

Form of CBOT Holdings Proxy Card (incorporated by reference to Exhibit 99.2 to Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).

99.3

Form of CBOT Proxy Card (incorporated by reference to Exhibit 99.3 to Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Chicago Mercantile Exchange Holdings Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Chicago, Illinois, on July 6, 2007.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ KATHLEEN M. CRONIN
Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Donohue, James E. Parisi and Kathleen M. Cronin, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated below on July 6, 2007:

Signature	Title

/s/ TERRENCE A. DUFFY Terrence A. Duffy	Executive Chairman of the Board and Director

/s/ CRAIG S. DONOHUE Craig S. Donohue	Chief Executive Officer and Director

/s/ JAMES E. PARISI James E. Parisi	Managing Director and Chief Financial Officer

/s/ NANCY W. GOBLE Nancy W. Goble	Managing Director and Chief Accounting Officer

/s/ DENNIS H. CHOOKASZIAN Dennis H. Chookaszian	Director

/s/ MARTIN J. GEPSMAN Martin J. Gepsman	Director

Signature	Title

/s/ DANIEL R. GLICKMAN Daniel R. Glickman	Director

Elizabeth Harrington	Director

Bruce F. Johnson	Director

/s/ GARY M. KATLER Gary M. Katler	Director

Patrick B. Lynch	Director

/s/ LEO MELAMED Leo Melamed	Director

/S/ WILLIAM P. MILLER II William P. Miller II	Director

/s/ JAMES E. OLIFF James E. Oliff	Director

/s/ ALEX J. POLLOCK Alex J. Pollock	Director

/S/ WILLIAM G. SALATICH, JR. William G. Salatich, Jr.	Director

/s/ JOHN F. SANDNER John F. Sandner	Director

/S/ TERRY L. SAVAGE Terry L. Savage	Director

/s/ MYRON S. SCHOLES Myron S. Scholes	Director

/s/ WILLIAM R. SHEPARD William R. Shepard	Director

/s/ HOWARD J. SIEGEL Howard J. Siegel	Director

David J. Wescott	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1.1

Agreement and Plan of Merger, dated as of October 17, 2006, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc., as amended as of December 20, 2006 and May 11, 2007 (attached as Annex A to the joint proxy statement/prospectus that forms a part of Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).

2.1.2

Amendment No. 3 to the Agreement and Plan of Merger, dated as of June 14, 2007, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago (incorporated by reference to Annex A to the first supplement to the joint proxy statement/prospectus filed as Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on June 18, 2007, File No. 000-33379).

2.1.3

Amendment No. 4 to the Agreement and Plan of Merger, dated as of July 6, 2007, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago (attached as Annex A to the second supplement to the joint proxy statement/prospectus that forms a part of this registration statement).

3.1.1

Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 333-66988).

3.1.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 000-33379).

3.1.3

Form of Second Amended and Restated Certificate of Incorporation of CME Group Inc. to become effective as of the effective time of the merger (incorporated by reference to Annex F to the first supplement to the joint proxy statement/prospectus filed as Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on June 18, 2007, File No. 000-33379).

3.2.1

Third Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended March 2, 2005 (incorporated by reference to Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on March 4, 2005, File No. 001-31553).

3.2.2

Form of Fourth Amended and Restated Bylaws of CME Group Inc. to become effective as of the effective time of the merger (incorporated by reference to Annex G to the first supplement to the joint proxy statement/prospectus filed as Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on June 18, 2007, File No. 000-33379).

5.1	Opinion of Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary regarding the legality of the securities being issued.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to tax matters.

8.2	Opinion of Mayer, Brown, Rowe & Maw LLP relating to tax matters.

23.1	Consent of Ernst & Young LLP relating to CME Holdings’ consolidated financial statements.

23.2	Consent of Deloitte & Touche LLP relating to CBOT Holdings’ consolidated financial statements.

23.3	Consent of Kathleen M. Cronin (included in Exhibit 5.1).

Exhibit Number	Exhibit Description
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

23.5	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 8.2).

24.1	Power of Attorney (included on signature page).

99.1

Form of CME Holdings Proxy Card (incorporated by reference to Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).

99.2

Form of CBOT Holdings Proxy Card (incorporated by reference to Exhibit 99.2 to Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).

99.3

Form of CBOT Proxy Card (incorporated by reference to Exhibit 99.3 to Chicago Mercantile Exchange Holdings Inc.’s registration statement on Form S-4, initially filed with the SEC on May 25, 2007, File No. 333-143282).